UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.)

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☒ Definitive Proxy Statement.

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☐ Soliciting Material Pursuant to §240.14a-12.

ADMA BIOLOGICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ADMA BIOLOGICS, INC.
465 State Route 17 South
Ramsey, New Jersey 07446

Dear Stockholder:

You are cordially invited to the annual meeting of stockholders (the “Annual Meeting”) of ADMA Biologics, Inc. (the “Company”), which will be held at 9:00 a.m. Eastern Time on May 25, 2017 at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP at 1285 Avenue of the Americas, New York, NY 10019.

As previously announced, on January 21, 2017, the Company and its wholly-owned subsidiary, ADMA BioManufacturing, LLC, a Delaware limited liability company (“Buyer”), entered into a definitive Master Purchase and Sale Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”) with Biotest Pharmaceuticals Corporation, a Delaware corporation (“Seller”), and for certain limited purposes set forth in the Purchase Agreement, Biotest AG, a company organized under the laws of Germany and the ultimate parent company of Seller (“Biotest”), and Biotest US Corporation, a Delaware corporation and subsidiary of Biotest (together with Biotest, the “Biotest Guarantors”), pursuant to which Buyer has agreed to acquire certain assets and assume certain liabilities constituting the therapy business of Seller (the “BPC Therapy Business Unit”). We refer to the foregoing transactions and the other transactions contemplated by the Purchase Agreement collectively in this proxy statement as the “Transaction.”

In connection with the Annual Meeting, you will also be asked to consider and vote on several stockholder proposals, certain of which are necessary in order to complete the Transaction. The proposed Transaction, each of the related stockholder proposals and the other stockholder proposals for the Annual Meeting are more fully described in the accompanying proxy statement. Whether or not you plan to attend the Annual Meeting, we urge you to read the proxy statement (and any documents incorporated into the proxy statement by reference) and consider such information carefully before voting. In particular, you should carefully consider the risks that are described in the “Risk Factors” section beginning on page 17 of the proxy statement.

The Board of Directors unanimously recommends that our stockholders vote “FOR” all of the proposals presented in the proxy statement, including the proposal related to the Transaction and the proposal related to the election of each Class I director nominee named therein.

Your vote is very important. Even if you plan to attend the Annual Meeting, please submit your proxy in person at the Annual Meeting or by mail as soon as possible to make sure that your shares are represented at the Annual Meeting. If you hold your shares of common stock in “street name” through a broker, trustee or other nominee, you must vote in accordance with the voting instructions provided to you by such broker, trustee or other nominee.

On behalf of the Board of Directors, I thank you for your continued support and look forward to the successful completion of the Transaction.

Yours sincerely, /s/ Adam S. Grossman Adam S. Grossman President, Chief Executive Officer and Director

This proxy statement is dated April 26, 2017 and is first being mailed to stockholders of the Company on or about April 26, 2017.  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Transaction or determined that this proxy statement is accurate or complete. Any representation to the contrary is a criminal offense.

ADMA BIOLOGICS, INC.
465 State Route 17 South
Ramsey, New Jersey 07446

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF ADMA BIOLOGICS, INC.
To Be Held On May 25, 2017

To the Stockholders of ADMA Biologics, Inc. (the “Company”):

NOTICE IS HEREBY GIVEN that an annual meeting (the “Annual Meeting”) of stockholders of the Company will be held at 9:00 a.m. Eastern Time on May 25, 2017 at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP at 1285 Avenue of the Americas, New York, New York 10019. At the Annual Meeting, you will be asked to consider and vote upon the following stockholder proposals:

1.
A proposal to approve the Master Purchase and Sale Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”) by and among the Company, the Company’s wholly-owned subsidiary, ADMA BioManufacturing, LLC, a Delaware limited liability company (“Buyer”), Biotest Pharmaceuticals Corporation, a Delaware corporation ( “Seller”), and for certain limited purposes set forth in the Purchase Agreement, Biotest AG, a company organized under the laws of Germany and the ultimate parent company of Seller (“Biotest”), and Biotest US Corporation, a Delaware corporation and subsidiary of Biotest (together with Biotest, the “Biotest Guarantors”), pursuant to which Buyer has agreed to acquire certain assets and assume certain liabilities constituting the therapy business of Seller (the “BPC Therapy Business Unit”). We refer to the foregoing transactions and the other transactions contemplated by the Purchase Agreement collectively in this proxy statement as the “Transaction,” including the issuance to Seller of, as part of the consideration for the Transaction, an aggregate equity interest in ADMA equal to fifty (50%), less one (1) share, of the issued and outstanding ADMA capital stock (calculated as of immediately following the closing of the Transaction and on a post-closing issuance basis) (the “Biotest Equity Interest”), consisting of (x) 4,295,580 shares of ADMA common stock representing twenty-five percent (25%) of the issued and outstanding common stock of ADMA and (y) 8,591,160 shares of ADMA non-voting common stock representing the balance of the Biotest Equity Interest, which is convertible into common stock of ADMA upon the occurrence of certain specified events as further described in “The Charter Proposal” (the “Stock Issuance” and, collectively with the Transaction, the “Transaction Proposal”);

2.	A proposal to approve the adoption of an amended and restated certificate of incorporation (the “Charter”) of the Company (the “Charter Proposal”);

3.	A proposal to approve the adoption of an amendment and restatement of the ADMA Biologics, Inc. 2014 Omnibus Incentive Compensation Plan (the “2014 Plan Proposal”);

4.
A proposal to elect two Class I directors to serve on the Company’s Board of Directors (the “Board”) for a term expiring at our 2020 annual meeting of stockholders and until their successors are duly elected and qualified, or until such director’s earlier resignation, removal or death (the “Class I Director Election Proposal”);

5.	A proposal to ratify the appointment of CohnReznick LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017 (the “Auditor Ratification Proposal”); and

6.
A proposal to adjourn the Annual Meeting, if necessary, to solicit additional proxies, in the event that there are not sufficient votes at the time of the Annual Meeting to approve any of the other proposals presented (the “Adjournment Proposal”).

We will also transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. The foregoing proposals are more fully described in the accompanying proxy statement, which you should read in its entirety (including any documents incorporated into the proxy statement by reference) and carefully consider prior to casting any votes in connection with such proposals. The Board has set the close of business on April 26, 2017 as the record date (the “Record Date”) for determining stockholders entitled to notice of, and to vote at, the Annual Meeting. A list of the stockholders as of the Record Date will be available for inspection by stockholders, for any purpose germane to the Annual Meeting, at the Company’s offices and at the offices of Continental Stock Transfer & Trust Company, the Company’s independent stock transfer agent, during normal business hours for a period of 10 days prior to the Annual Meeting. The list will also be available for inspection by stockholders at the Annual Meeting.

All stockholders are invited to attend the Annual Meeting in person. Regardless of whether you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote in person at the Annual Meeting or by mail by following the instructions on the enclosed proxy card or voting instruction card. Voting by written proxy or voting instruction card will ensure your representation at the Annual Meeting regardless of whether you attend in person. If you hold your shares of common stock in “street name” through a broker, trustee or other nominee, you must vote in accordance with the voting instructions provided to you by such broker, trustee or other nominee.

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting to be Held on May 25, 2017:

The proxy statement and annual report to stockholders are available at:     www.admabiologics.com.

By Order of the Board of Directors /s/ Adam S. Grossman Adam S. Grossman President and Chief Executive Officer

April 26, 2017
Ramsey, New Jersey

TABLE OF CONTENTS

QUESTIONS AND ANSWERS	2
SUMMARY	8
RISK FACTORS	17
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	45
INFORMATION ABOUT THE PARTIES TO THE TRANSACTION	47
UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS	48
THE TRANSACTION	56
NO DISSENTERS’ RIGHTS OR APPRAISAL RIGHTS	83
THE BPC THERAPY BUSINESS UNIT	84
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF THE BPC THERAPY BUSINESS UNIT	88
THE TRANSACTION PROPOSAL	95
THE CHARTER PROPOSAL	96
THE 2014 PLAN PROPOSAL	99
THE CLASS I DIRECTOR ELECTION PROPOSAL	108
THE AUDITOR RATIFICATION PROPOSAL	111
ADMA CORPORATE GOVERNANCE	114
THE ADJOURNMENT PROPOSAL	119
MARKET PRICE AND DIVIDEND INFORMATION OF SECURITIES	120
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	121
ADMA SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS	122
ADMA EXECUTIVE OFFICERS AND DIRECTOR AND OFFICER COMPENSATION	125
CERTAIN ADMA RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE	132
INDEPENDENT AUDITORS	133
DELIVERY OF DOCUMENTS TO STOCKHOLDERS	134
STOCKHOLDER PROPOSALS AND OTHER INFORMATION	135
ANNUAL REPORT	136
HOUSEHOLDING OF MEETING MATERIALS	136
EXPENSES AND SOLICITATION	137
OTHER MATTERS	138
WHERE YOU CAN FIND ADDITIONAL INFORMATION AND INCORPORATION BY REFERENCE	139
INDEX TO THE BPC THERAPY BUSINESS UNIT HISTORICAL FINANCIAL STATEMENTS	140
ANNEX A: PURCHASE AGREEMENT	A-1
ANNEX B: FORM OF AMENDED AND RESTATED CHARTER	B-1
ANNEX C: FORM OF STOCKHOLDERS AGREEMENT	C-1
ANNEX D: FORM OF REGISTRATION RIGHTS AGREEMENT	D-1
ANNEX E: FORM OF VOTING AGREEMENT	E-1
ANNEX F: OPINION AND CONSENT OF RAYMOND JAMES & ASSOCIATES, INC., FINANCIAL ADVISOR TO ADMA	F-1
ANNEX G: FORM OF AMENDED AND RESTATED ADMA BIOLOGICS, INC. 2014 OMNIBUS INCENTIVE COMPENSATION PLAN	G-1
ANNEX H: CONSENT OF COHNREZNICK LLP	H-1
ANNEX I: CONSENT OF RÖDL LANGFORD DE KOCK LLP	I-1
ANNEX J: CONSENT OF COHNREZNICK LLP	J-1

i

QUESTIONS AND ANSWERS

The following section addresses certain questions about this proxy statement and the proposals described herein, which are to be presented at the annual meeting of stockholders (the “Annual Meeting”) of ADMA Biologics, Inc. (“ADMA,” “we,” “us,” “our” or the “Company”), as further described herein.

The Annual Meeting will be held at 9:00 a.m. Eastern Time on May 25, 2017 at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP at 1285 Avenue of the Americas, New York, New York 10019.

The following questions and answers may not include all of the information that is important to you as a stockholder of the Company. We urge our stockholders to read this entire proxy statement (including the documents incorporated by reference herein) and carefully consider such information before casting any votes with respect to the proposals presented herein.

What is the purpose of this document?

We are soliciting stockholder votes with respect to the following proposals:

1.
A proposal to approve the Master Purchase and Sale Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”) by and among the Company, the Company’s wholly-owned subsidiary, ADMA BioManufacturing, LLC, a Delaware limited liability company (“Buyer”), Biotest Pharmaceuticals Corporation, a Delaware corporation ( “Seller”), and for certain limited purposes set forth in the Purchase Agreement, Biotest AG, a company organized under the laws of Germany and the ultimate parent company of Seller (“Biotest”), and Biotest US Corporation, a Delaware corporation and subsidiary of Biotest (together with Biotest, the “Biotest Guarantors”), pursuant to which Buyer has agreed to acquire certain assets and assume certain liabilities constituting the therapy business of Seller (the “BPC Therapy Business Unit”). We refer to the foregoing transactions and the other transactions contemplated by the Purchase Agreement collectively in this proxy statement as the “Transaction,” including the issuance to Seller of, as part of the consideration for the Transaction, an aggregate equity interest in ADMA equal to fifty (50%), less one (1) share, of the issued and outstanding ADMA capital stock (calculated as of immediately following the closing of the Transaction and on a post-closing issuance basis) (the “Biotest Equity Interest”), consisting of (x) 4,295,580 shares of ADMA common stock representing twenty-five percent (25%) of the issued and outstanding common stock of ADMA and (y) 8,591,160 shares of ADMA non-voting common stock representing the balance of the Biotest Equity Interest, which is convertible into common stock of ADMA upon the occurrence of certain specified events as further described in “The Charter Proposal” (the “Stock Issuance” and, collectively with the Transaction, the “Transaction Proposal”);

2.	A proposal to approve the adoption of an amended and restated certificate of incorporation (the “Charter”) of the Company (the “Charter Proposal”);

3.	A proposal to approve the adoption of an amendment and restatement of the ADMA Biologics, Inc. 2014 Omnibus Incentive Compensation Plan (the “2014 Plan”, and such proposal, the “2014 Plan Proposal”);

4.
A proposal to elect two Class I directors to serve on the Company’s Board of Directors (the “Board”) for a term expiring at our 2020 annual meeting of stockholders and until their successors are duly elected and qualified, or until such director’s earlier resignation, removal or death (the “Class I Director Election Proposal”);

5.	A proposal to ratify the appointment of CohnReznick LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017 (the “Auditor Ratification Proposal”); and

6.
A proposal to adjourn the Annual Meeting, if necessary, to solicit additional proxies, in the event that there are not sufficient votes at the time of the Annual Meeting to approve any of the other proposals presented (the “Adjournment Proposal”).

For more information about these proposals, please see the sections entitled “The Transaction Proposal,” “The Charter Proposal,” “The 2014 Plan Proposal,” “The Class I Director Election Proposal,” “The Auditor Ratification Proposal” and “The Adjournment Proposal.”

Who is entitled to vote at and attend the Annual Meeting?

Only stockholders of record and beneficial owners of the Company’s common stock at the close of business on April 26, 2017 (the “Record Date”) are entitled to receive notice of, vote at and attend the Annual Meeting. Each outstanding share of the Company’s common stock as of the Record Date entitles its holder to cast one vote on each matter to be voted upon.

What is the difference between holding shares of common stock as a holder of record and as a beneficial owner?

Certain of our stockholders hold or may in the future hold their shares of common stock beneficially through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares owned beneficially and those held of record.

Beneficial Owner: If your shares of common stock are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you together with a voting instruction card by your broker, trustee or other nominee, as the case may be. As the beneficial owner, you have the right to direct your broker, trustee or other nominee how to vote. The voting instruction card from your broker, trustee or other nominee contains voting instructions for you to use in directing the broker, trustee or other nominee how to vote your shares.

Because a beneficial owner is not the stockholder of record, you may not vote your shares of common stock in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, trustee or other nominee that holds your shares giving you the right to vote the shares at the Annual Meeting.

Stockholder of Record: If your shares of common stock are registered directly in your name with us or our stock transfer agent, Continental Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares and these proxy materials are being sent directly to you by the Company. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting. We have enclosed or sent a proxy card for you to use.

What do I need to do to attend the Annual Meeting?

In order to be admitted to the Annual Meeting, stockholders must present proof of ownership of their shares of common stock as of the Record Date. Any holder of a proxy from a stockholder must present a properly executed proxy to be admitted. Stockholders and proxyholders must also present a form of valid, government-issued photo identification, such as a driver’s license or passport. These items must be presented in order to be admitted to the Annual Meeting. Expired forms of identification will not be accepted.

If you do not bring proof of ownership of common stock as of the Record Date, you will not be admitted to the Annual Meeting. If you are a beneficial owner of common stock and your shares are held in the name of a broker, trustee or other nominee, a brokerage statement or letter from a bank or broker detailing ownership of the common stock as of the Record Date is an example of proof of ownership.

What constitutes a quorum?

The presence of a quorum is required for business to be conducted at the Annual Meeting. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding as of the Record Date and entitled to vote shall constitute a quorum. As of the Record Date, 12,886,741 shares of common stock were outstanding and entitled to vote. If you submit a properly executed proxy card, regardless of whether you abstain from voting, your shares represented by such proxy card will be considered in determining the presence of a quorum.

How do I vote?

You may vote in person at the Annual Meeting or by mail. If you hold your shares of common stock in “street name” through a broker, trustee or other nominee, you must vote in accordance with the voting instructions provided to you by such broker, trustee or other nominee.

Voting by Mail: If you are a holder of record of common stock and choose to vote by mail, simply complete, sign and date your proxy card and mail it in the accompanying pre-addressed envelope. Proxy cards submitted by mail must be received by our Office of the Secretary prior to the Annual Meeting in order for shares represented by such proxy cards to be voted. If you hold common stock beneficially in street name and choose to vote by mail, you must complete, sign and date the voting instruction card provided by your broker, trustee or other nominee and mail it in the accompanying pre-addressed envelope within the specified time period.

Voting in Person at the Annual Meeting: If you are a record holder of common stock, you may attend and vote in person at the Annual Meeting. If you are a beneficial owner of common stock held in the name of a broker, trustee or other nominee, you must obtain a “legal proxy,” executed in your favor, from such broker, trustee or other nominee to be able to vote in person at the Annual Meeting. You should allow yourself enough time prior to the Annual Meeting to obtain this “legal proxy” from the holder of record.

Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy or voting instructions in advance, as described above, so that your vote will be counted if you later decide not to attend the Annual Meeting. Any vote properly cast at the Annual Meeting will supersede any previously submitted proxy or voting instructions. For additional information, please see “Can I change my vote or revoke my proxy after I return my proxy card?” below.

How does the Board of Directors recommend I vote on the proposals?

The recommendations of the Company’s Board of Directors (the “Board”) are set forth after the description of each proposal in this proxy statement. In summary, the Board recommends a vote:

•	“FOR” the Transaction Proposal;

•	“FOR” the Charter Proposal;

•	“FOR” the 2014 Plan Proposal;

•	“FOR” the election of each director nominee named in the Class I Director Election Proposal;

•	“FOR” the Auditor Ratification Proposal; and

•	“FOR” the Adjournment Proposal.

How will my shares of common stock be voted if I do not indicate a vote on my proxy card?

Your shares will be voted as you indicate on the proxy card or voting instruction form, as applicable. If you return your signed proxy card but do not mark the boxes indicating how you wish to vote, your shares will be voted as recommended by the Board on those items. See the question above entitled “How does the Board of Directors recommend I vote on the proposals?” Your shares will be voted in accordance with the discretion of the proxyholders as to any other matter that is properly presented at the Annual Meeting.

Will my shares be voted if I do not provide my proxy?

For shareholders of record: If you are the shareholder of record and you do not vote by proxy card, by telephone or in person at the Annual Meeting, your shares will not be voted at the Annual Meeting.

For holders in street name: If your shares are held in street name, your shares may be voted even if you do not provide the brokerage firm with voting instructions. Subject to applicable NASDAQ Stock Market LLC (“NASDAQ”) and Securities Exchange Commission (“SEC”) rules, brokers or other nominees who hold shares for a beneficial owner have the discretion to vote on routine proposals (such as the Auditor Ratification Proposal) when they have not received voting instructions.

When a proposal is not a routine matter, such as the Transaction Proposal, the Charter Proposal, the Stock Option Plan Amendment Proposal, the Class I Director Election Proposal and the Adjournment Proposal, and you have not provided voting instructions to the brokerage firm with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. The missing votes for these non-routine matters are called “broker non-votes.” Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting, but will not be counted for purposes of determining the number of votes present or represented by proxy and entitled to vote with respect to the proposals presented in this proxy statement. Accordingly, a broker non-vote will not impact the outcome of voting on the proposals presented herein.

Can I change my vote or revoke my proxy after I return my proxy card?

Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised at the Annual Meeting. If you are a stockholder of record as of the Record Date, regardless of the way in which you submitted your original proxy, you may change it by:

•	Returning a later-dated signed proxy card to us prior to the Annual Meeting at 465 State Route 17 South, Ramsey, New Jersey 07446, Attention: Office of the Secretary;

•	Delivering a later-dated written notice of revocation to us prior to the Annual Meeting at 465 State Route 17 South, Ramsey, New Jersey 07446, Attention: Office of the Secretary; or

•	Attending the Annual Meeting and properly voting in person.

Alternatively, you may hand deliver a later-dated written notice of revocation or later-dated signed proxy to the Secretary at the Annual Meeting before we begin voting. If your shares of common stock are held through a broker, trustee or other nominee, you will need to contact that nominee if you wish to change your voting instructions. You may also vote in person at the Annual Meeting if you obtain a “legal proxy” as described in the answer to the question above entitled “How do I vote? – Voting in Person at the Annual Meeting.” Mere attendance at the Annual Meeting will not cause your previously granted proxy to be revoked.

What vote is required to approve each proposal?

Proposal	Vote Required	What Are My Voting Choices?	Broker Discretionary Voting Allowed?
Transaction Proposal (including the Transaction, the Stock Issuance and the sale of the Transferred ADMA Biocenters)	Majority of the outstanding shares of ADMA’s common stock	“FOR”, “AGAINST” or “ABSTAIN”	No
Charter Proposal	Majority of the outstanding shares of ADMA’s common stock	“FOR”, “AGAINST” or “ABSTAIN”	No
2014 Plan Proposal	Majority of the shares of ADMA’s common stock present in person, by remote communication, or represented by proxy at the Annual Meeting and entitled to vote thereon	“FOR”, “AGAINST” or “ABSTAIN”	No
Class I Director Election Proposal	Plurality of the shares of ADMA’s common stock present in person, by remote communication, or represented by proxy and entitled to vote thereon	“FOR” or “WITHHOLD”	No
Auditor Ratification Proposal	Majority of the shares of ADMA’s common stock present in person, by remote communication, or represented by proxy at the Annual Meeting and entitled to vote thereon	“FOR”, “AGAINST” or “ABSTAIN”	Yes
Adjournment Proposal	Majority of the shares of ADMA’s common stock present in person, by remote communication, or represented by proxy at the Annual Meeting and entitled to vote thereon	“FOR”, “AGAINST” or “ABSTAIN”	No

Adoption of the Transaction Proposal, which includes the Transaction and the Stock Issuance, requires approval by the affirmative vote of the holders of a majority of the outstanding shares of ADMA’s common stock, pursuant to the Purchase Agreement and to satisfy the applicable rules of NASDAQ (as defined below). The sale of the Transferred ADMA Biocenters (as defined below) in connection with the Transaction Proposal requires approval by the affirmative vote of the holders of a majority of the outstanding shares of ADMA’s common stock, pursuant to Section 271(a) of the Delaware General Corporation Law, as amended (“DGCL”).

 Adoption of the Charter Proposal requires approval by the affirmative vote of a majority of the outstanding shares of ADMA’s common stock, pursuant to Section 242(b)(1) of the DGCL and the Purchase Agreement.

Adoption of the 2014 Plan Proposal require the affirmative vote of the holders of a majority of the shares of ADMA’s common stock present in person, by remote communication, or represented by proxy at the Annual Meeting and entitled to vote thereon, in order for each such proposal to be approved. This means that the number of votes cast “FOR” must exceed the combined number of votes “AGAINST” and abstentions (which will each have the same effect as an “AGAINST” vote).

Election of a Class I director requires the affirmative vote of a plurality of the shares of ADMA’s common stock present in person, by remote communication, or represented by proxy and entitled to vote, assuming the presence of a quorum at the Annual Meeting. This means that the two nominees with the greatest number of votes will be elected.

Adoption of the Auditor Ratification Proposal requires the affirmative vote of the holders of a majority of the shares of ADMA’s common stock present in person, by remote communication, or represented by proxy at the Annual Meeting and entitled to vote thereon, in order for each such proposal to be approved. This means that the number of votes cast “FOR” must exceed the combined number of votes “AGAINST” and abstentions (which will each have the same effect as an “AGAINST” vote).

Adoption of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares of ADMA’s common stock present in person, by remote communication, or represented by proxy at the Annual Meeting and entitled to vote thereon, in order for each such proposal to be approved. This means that the number of votes cast “FOR” must exceed the combined number of votes “AGAINST” and abstentions (which will each have the same effect as an “AGAINST” vote).

Notwithstanding the vote standards described herein, please be advised that the Auditor Ratification Proposal is advisory only and will not be binding on the Company or the Board and will not create or imply any change in the fiduciary duties of, nor impose any additional fiduciary duty on, the Company or the Board. However, the Board and/or the Audit Committee, as the case may be, will take into account the outcome of the votes when considering what action, if any, should be taken in response to the advisory vote by stockholders.

What happens if additional matters are presented at the Annual Meeting?

Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxyholders will have the discretion to vote your shares of common stock on any additional matters properly presented for a vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Who will pay for the cost of this proxy solicitation?

We will pay the cost of soliciting proxies. Our directors, officers and other employees, without additional compensation, may solicit proxies personally or in writing, by telephone, e-mail, or otherwise. We are required to request that any brokers, trustees and other nominees who hold shares in their names furnish our proxy materials to the beneficial owners of the shares, and we must reimburse these brokers, trustees and other nominees for the expenses of doing so in accordance with statutory fee schedules. We do not plan to engage a proxy solicitor in connection with the Annual Meeting.

ADMA and its directors and certain executive officers; ADMA BioManufacturing, LLC; Aisling Capital II, LP; Biomark Capital Management Co. LLC; Maggro, LLC; The Genesis Foundation; Hariden, LLC; Biotest AG; Biotest Pharmaceuticals Corporation; and Biotest U.S. Corporation may be deemed to be participants in the solicitation of proxies in respect of the proposed Transaction described herein.

SUMMARY

This summary highlights selected information in this proxy statement and may not contain all of the information about the Transaction and the proposals being considered at the Annual Meeting that is important to you. We have included page references in parentheses to direct you to more complete descriptions of the topics presented in this summary. You should carefully read this proxy statement in its entirety, including the annexes hereto and the other documents to which we have referred you, for a more complete understanding of the matters being considered at the Annual Meeting. You may obtain, without charge, copies of documents incorporated by reference into this proxy statement by following the instructions under the section of this proxy statement entitled “Where You Can Find Additional Information” beginning on page 139 of this proxy statement.

The Annual Meeting

The Annual Meeting of Stockholders of ADMA will be held at 9:00 a.m. Eastern Time on May 25, 2017 at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP at 1285 Avenue of the Americas, New York, NY 10019. At the Annual Meeting, you will be asked to consider and vote upon:

1.	the Transaction Proposal;

2.	the Charter Proposal;

3.	the 2014 Plan Proposal;

4.	the Class I Director Election Proposal;

5.	the Auditor Ratification Proposal; and

6.	the Adjournment Proposal.

We will also transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Only stockholders at the close of business on April 26, 2017 (the “Record Date”) are entitled to notice of, and to vote at, the 2017 Annual Meeting and any adjournment or postponement thereof. Each stockholder is entitled to one vote on each matter submitted to the stockholders at the Annual Meeting for each share of our common stock held by such stockholder as of the Record Date. At the close of business on the Record Date, there were 12,886,741 shares of our common stock issued and outstanding and entitled to vote at the Annual Meeting, held by seven holders of record.

Risk Factors

(Page 17)

Before voting at the Annual Meeting, you should carefully consider all of the information contained in, or incorporated by reference into, this proxy statement, including the specific factors under the heading “Risk Factors.”

Parties to the Transaction

(Page 47)

ADMA Biologics, Inc. (“ADMA,” “we,” “us,” “our” or the “Company”) is a late-stage biopharmaceutical company that develops, manufactures, and intends to market specialty plasma-based biologics for the treatment and prevention of certain infectious diseases. Our targeted patient populations include immune-compromised individuals who suffer from an underlying immune deficiency disorder or who may be immune-suppressed for medical reasons. In order to produce plasma-derived therapeutics that can be administered to patients, raw material plasma is collected from healthy donors at plasma collection facilities licensed by the U.S. Food and Drug Administration (the “FDA”). ADMA operates two source plasma collection facilities located in Norcross and Marietta, Georgia, which facilities provide us with a portion of our plasma requirements. These facilities are licensed by the FDA and certain foreign regulators. Our lead product candidate, RI-002, is intended for the treatment of Primary Immune Deficiency Disease (“PIDD”), and has completed a pivotal Phase III clinical study. In the third quarter of 2015, we submitted and the FDA accepted for review, a Biologics License Application (“BLA”), for RI-002 for the treatment of PIDD. RI-002 is enriched with standardized high levels of naturally occurring polyclonal antibodies as well as high levels of antibodies targeted to Respiratory Syncytial Virus (“RSV”). ADMA’s common stock is listed on the NASDAQ Capital Market, under our trading symbol “ADMA.” ADMA’s principal executive office is located at 465 State Route 17 South, Ramsey, New Jersey 07446 and its telephone number is (201) 478-5552.

Biotest Pharmaceuticals Corporation (“Seller”) is a U.S. subsidiary of Biotest AG (“Biotest”), a German-based global provider of plasma protein therapies worldwide. Seller researches and manufactures biotherapeutic products with a specialization in immunology and hematology. Seller employs approximately 900 people.  Seller operates a state-of-the-art manufacturing facility in Boca Raton, Florida (the “Boca Facility”), where it manufactures two proprietary immune globulin products, Nabi-HB® and BIVIGAM®, as well as performs contract manufacturing services for certain third parties. Seller has in its pipeline hepatitis C immune globulin. Seller is also one of the top global providers of source and specialty plasma. It owns and operates a number of plasmapheresis (and plasma collection) centers in the United States. Seller’s principal executive office is located at 5800 Park of Commerce Blvd., N.W., Boca Raton, Florida 33487.

ADMA, Biotest and Seller have an established relationship. Long-term manufacturing and licensing agreements currently provide for the exclusive manufacture of RI-002 by Seller at the Boca Facility. Biotest has a license to market and sell RSV antibody-enriched intravenous immune globulin in certain foreign territories. In June 2012, ADMA entered into a Plasma Supply Agreement with Biotest for the purchase of normal source plasma from ADMA’s plasma collection facility in Norcross, Georgia to be used in Biotest’s proprietary products manufacturing. On April 7, 2017, Biotest and Creat Group Corporation, a Chinese investment group that invests in the plasma industry, entered into a Business Combination Agreement under which Creat has agreed to make a voluntary public takeover offer for all outstanding publicly-traded ordinary and preference shares of Biotest.

The Transaction

(Page 56)

On January 21, 2017, the Company and its wholly-owned subsidiary, ADMA BioManufacturing, LLC, a Delaware limited liability company (“Buyer”), entered into a definitive Master Purchase and Sale Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”) with Seller, and for certain limited purposes set forth in the Purchase Agreement, Biotest and Biotest US Corporation, a Delaware corporation and subsidiary of Biotest (together with Biotest, the “Biotest Guarantors”), pursuant to which Buyer has agreed to acquire certain assets and assume certain liabilities constituting the therapy business of Seller (the “BPC Therapy Business Unit”). We refer to the foregoing transactions and the other transactions contemplated by the Purchase Agreement collectively in this proxy statement as the “Transaction.”

The Transaction will include the issuance to Seller, as part of the consideration for the Transaction, an aggregate equity interest in ADMA equal to fifty (50%), less one (1) share, of the issued and outstanding ADMA capital stock (calculated as of immediately following the closing of the Transaction and on a post-closing issuance basis) (the “Biotest Equity Interest”), consisting of (x) 4,295,580 shares of ADMA common stock representing twenty-five percent (25%) of the issued and outstanding common stock of ADMA and (y) 8,591,160 shares of ADMA non-voting common stock representing the balance of the Biotest Equity Interest, which is convertible into common stock of ADMA upon the occurrence of certain specified events as further described in “The Charter Proposal” (the “Stock Issuance”).

Please see “Background of the Transaction,” beginning on page 56  for a description of the background of the Transaction.

ADMA’s Reasons for the Transaction

(Page 61)

At a meeting held on January 21, 2017, the Board unanimously determined that it was advisable, expedient and in the best interests of ADMA, its stockholders and Buyer that ADMA and Buyer each enter into the Purchase Agreement and consummate the Transaction.

The various factors the Board considered that weighed positively in favor of the Purchase Agreement and the Transaction are further described in “The Transaction—ADMA’s Reasons for the Transaction.”

Description of the Purchase Agreement

(Page 64)

The Purchase Agreement is attached to this proxy statement as Annex A. We urge you to read the Purchase Agreement in its entirety because the Purchase Agreement, and not this proxy statement, governs the Transaction.

Pursuant to the terms of the Purchase Agreement, it is anticipated that we will issue shares of our common stock to Biotest stockholders representing approximately 50% less one share of the outstanding shares of capital stock of the combined company as of immediately following completion of the Transaction.  Accordingly, the issuance of shares of our common stock (representing 25% of our common stock and additional shares of our non-voting common stock representing the balance of such 50% less one share  issuance) to Biotest, in connection with the Transaction will reduce significantly the relative voting power of each share of our common stock held by our current stockholders. Consequently, our stockholders as a group will have significantly less influence over the management and policies of the combined company after the completion of the Transaction than prior to completion of the Transaction.

Transaction Structure

Subject to certain excluded assets and liabilities, Buyer will (i) acquire certain assets related to the BPC Therapy Business Unit including (a) an FDA-licensed immune globulin manufacturing and plasma products production facility consisting of two buildings of approximately 126,000 square feet located on approximately 15 acres of land in Boca Raton, Florida (the “Boca Facility”), and the associated real property (other than certain vacant and undeveloped land further described in “The Transaction–Description of the Purchase Agreement–Transaction Structure–Excluded Assets” below), (b) the exclusive rights to biologics products Nabi-HB® and BIVIGAM® and the investigational product CIVACIR®, (c) in-process inventory with an agreed-upon value of at least $5 million (the “Included Inventory”), (d) certain other properties and assets used exclusively in the BPC Therapy Business Unit and (e) certain additional assets that relate to both the BPC Therapy Business Unit and Seller’s plasma business, the arrangement with respect to which will be documented in a transition services agreement to be mutually agreed by the parties prior to the closing of the Transaction (each, a “Purchased Asset” and, collectively, the “Purchased Assets”) and (ii) assume certain liabilities, in exchange for, among other things, (x) the issuance to Seller of the Biotest Equity Interest and that number of warrants, if any, necessary to acquire additional shares of capital stock of ADMA equal to the number of options or warrants in excess of 184,000 issued by ADMA between September 12, 2016 and the closing of the Transaction, (y) the right granted to the Biotest stockholders to purchase their pro rata portion of any new preferred shares that ADMA proposes to issue or sell to any third party, and (z) two of ADMA’s existing plasma collection facilities to be delivered to Seller on January 1, 2019.

Additionally, on the closing date, Seller has agreed to (i) deliver to ADMA a capital contribution of $12,500,000 in respect of the Biotest Equity Interest, which will immediately be contributed by ADMA to Buyer and (ii) fund a $15,000,000 unsecured subordinated loan to Buyer, which (a) will bear interest at a rate of 6% per annum, payable semiannually in arrears, (b) have a term of five years and (c) will not be subject to any prepayment penalty or other breakage costs. Such loan will be subordinated to ADMA’s and Buyer’s existing indebtedness as of the signing of the Purchase Agreement (subject to increases in such indebtedness) and any additional indebtedness approved by ADMA’s board of directors (the “Board”) that is secured only by a mortgage on the owned real property acquired by ADMA in connection with the Transaction. Such loan will rank pari passu with all additional indebtedness approved by the Board that is not secured only by a mortgage on such owned real property and if such additional indebtedness is secured, the loan from the Seller will be secured on a pari passu basis with such additional indebtedness. At any time after the closing of the Transaction, if ADMA undertakes an underwritten equity financing or a private investment in public equity (“PIPE”) offering involving at least one unrelated third party, Biotest and/or the Seller have agreed to participate in all such financings or offerings on a  pro rata basis in accordance with the Biotest Equity Interest up to an aggregate amount equal to $12,500,000; provided, that at the time of such financing or offering, no “event of default” exists under the Company’s loan agreement with Oxford Finance LLC (or any other definitive loan agreement entered into in connection with the refinancing of the Company’s indebtedness under such loan agreement) or would exist thereunder immediately after giving effect to such financing or offering.

Upon the closing of the Transaction, the parties will also enter into a ten-year plasma supply agreement, pursuant to which (x) Seller will sell to ADMA high titer Hepatitis B plasma at a specified price (indexed by inflation), and (y) ADMA will purchase from Seller all Hepatitis B plasma necessary to produce Nabi-HB® unless ADMA requires more than a specified amount, in which case ADMA may use alternative sources for the excess quantity.  Additionally, the parties have agreed to a mutual release with respect to any claims relating to or arising from any breach or default under the existing manufacturing supply and license agreement and master services agreement between ADMA and Seller. The mutual release is effective as of the signing of the Purchase Agreement, and is conditioned on the closing of the Transaction, at which time the manufacturing supply and license agreement and master services agreement will terminate and the mutual release will no longer be conditional. In addition, ADMA and Seller will amend (i) the license agreement to market and sell RSV antibody-enriched intravenous immune globulin in certain foreign territories to delete the right previously granted to ADMA to market, sell and distribute Seller’s Varicella Zoster Immune Globulin in the U.S. or Canada and (ii) the parties’ existing plasma purchase agreement, dated as of November 17, 2011, to extend the term to ten years from the closing date of the Transaction.

Representations and Warranties; Covenants; Conditions to Closing

The Purchase Agreement contains certain customary representations, warranties and covenants.  The consummation of the Transaction is subject to the satisfaction of certain conditions, including approval of the Transaction Proposal and the Charter Proposal. The Transaction is not subject to any financing conditions. There can be no assurance as to when the closing conditions will be satisfied, if at all.

Termination of the Purchase Agreement and Termination Fee

In addition to customary termination provisions, subject to certain limitations, either ADMA or Seller may terminate the Purchase Agreement if the Transaction has not been consummated by September 30, 2017. In addition, a termination of the Purchase Agreement under certain customary circumstances relating to (i) the Board exercising its “fiduciary out” right will entitle Seller to receive from ADMA a termination fee in an amount equal to $2,500,000 or (ii) ADMA’s failure to obtain the requisite stockholder approval will entitle Seller to receive expense reimbursement in an amount up to $2,500,000. In no event is Seller entitled to both a termination fee and expense reimbursement.

The Stockholders Agreement

(Page 72)

Upon the closing of the Transaction, ADMA and Seller will also enter into a Stockholders Agreement (the “Stockholders Agreement”) pursuant to which Seller will be (i) subject to lock-up restrictions, contractual volume limitations on resales and certain standstill provisions, (ii) granted the right to nominate one director for election to the Board, designate one observer to the Board and, under certain circumstances, nominate an additional director to the Board, as described below and (iii) granted certain contractual rights to participate in certain issuances of preferred shares by the Company and rights to nominate candidates to replace Adam Grossman as the chief executive officer (“CEO”) of ADMA (in the event of the death or permanent disability of Adam Grossman), from which the Board will select such replacement, subject to the Board's  fiduciary duties, as further described below.

Lock-Up Period; Volume Limitations

Subject to certain limited exceptions, sales by Seller of any equity interests of ADMA will be subject to a lock-up for six months after the closing of the Transaction. For three years after the end of such six-month period, subject to certain limited exceptions, under the Stockholders Agreement, sales by Seller of equity interests of ADMA may not exceed 15% of the issued and outstanding common stock of ADMA in any twelve-month period; provided, however, that if the market capitalization of ADMA increases to double the market capitalization of ADMA immediately following the closing of the Transaction, then Seller may sell common stock of ADMA of up to 20% of the issued and outstanding common stock of ADMA in any twelve-month period; provided, further, that (x) if the market capitalization of ADMA increases to triple the market capitalization of ADMA immediately following the closing of the Transaction, or (y) upon the one-year anniversary of Seller holding less than a 25% economic interest in ADMA, then Seller may sell equity interests of ADMA at any time (subject to applicable securities laws).

Standstill

Seller will be subject to a customary standstill for the shorter of (x) five years after the FDA terminates or rescinds the warning letter issued by the FDA to Seller on November 25, 2014 in connection with outstanding issues at the manufacturing facility in Boca Raton, Florida (the “FDA Warning Letter”), and (y) seven years after the closing of the Transaction, or until the standstill is earlier terminated as described below (the “Standstill Period”). During the standstill period, (a) Seller will not, directly or indirectly, acquire any capital stock of ADMA which would result in Seller owning in excess of (i) 50%, less one share, of the total issued and outstanding shares of capital stock of ADMA or (ii) 30% of the total issued and outstanding shares of common stock of ADMA, in each case, on a pro forma basis after giving effect to such transaction, and (b) Seller will be subject to other customary standstill restrictions against gaining control of ADMA. The standstill will terminate early upon occurrence of any of the following: (A) any “person” (as such term is defined in the Stockholders Agreement) or “group” (as such term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (other than Biotest and its affiliates) acquires equity interests of ADMA equal to 20% or more of the outstanding capital stock of ADMA (other than the Grossman family, any trusts or affiliates of the Grossman family, Aisling Capital II LP,  Biomark Capital Fund IV LP or any of the affiliates of the foregoing in connection with an equity financing in which Biotest has a right to participate but elects not to participate with respect to at least one-half of its pro rata portion of such financing); (B) six months after Seller holds less than 25% of the issued and outstanding capital stock of ADMA; (C) Adam Grossman voluntarily leaves the employ of ADMA (other than for “good reason” or, except as described in “Governance – Replacement of CEO” below, as a result of death or permanent disability) or is terminated for “cause” or (D) ADMA ceases to be a reporting company under the Exchange Act.

Contractual Right to Purchase Preferred Shares

Until the termination of the Standstill Period, Seller will have the right to purchase its pro rata (determined based on Biotest’s beneficial ownership of all outstanding equity securities of ADMA as of the applicable date of determination) portion of any new preferred shares that ADMA proposes to issue or sell to any party.

Board Nominee(s) and Board Observer

Seller will have the right to nominate one board member and designate one board observer in its reasonable discretion, each of whom will be accepted by the Board absent a good faith objection for a reasonable and compelling reason. Seller will retain such rights until such time as Seller (and its affiliates) no longer holds 10% of the issued and outstanding capital stock of ADMA, at which time Seller will cause their director designee to resign. For so long as Seller holds such rights, if (a) the Board is expanded to nine directors or more or (b) Seller participates in one or more equity financings in which Seller contributes to ADMA aggregate gross proceeds of at least $15,000,000, then Seller may nominate a second director to the Board in their reasonable discretion, who will be accepted by the Board absent a good faith objection for a reasonable and compelling reason. ADMA may either procure the resignation of an existing director or increase the size of the board to accommodate the Seller designee(s).

Replacement of CEO

During the Standstill Period, (a) in the event of the death or permanent disability of Adam Grossman, Seller will have the right to nominate three qualified candidates as the replacement CEO of ADMA and the Board will appoint one of such three candidates as the new CEO of ADMA, upon customary terms and conditions for a CEO of a similarly situated company, and (b) Seller will have a similar right to nominate candidates as a successor CEO to the initial replacement CEO. The standstill will not terminate in the event of the death or permanent disability of Adam Grossman provided that ADMA and the Board comply with these procedures. In no event will Seller’s failure to nominate qualified candidates or otherwise act in accordance with these procedures result in the termination of the standstill.

A copy of the form of Stockholders Agreement is attached to this proxy statement as Annex C.

The Registration Rights Agreement

(Page 74)

At the closing of the Transaction, we will enter into a registration rights agreement (the “Registration Rights Agreement”) with Seller and/or certain of its affiliates, pursuant to which Seller and/or its affiliate(s), as applicable, will have the right to (among other things and subject to certain terms and conditions) demand (up to a maximum of three times) that we file a registration statement for the resale of its shares of ADMA common stock or request that the resale of its shares of ADMA common stock be covered by a registration statement that we are otherwise filing, in each case, to the extent its shares of our common stock were: (i) issued previously and owned by Seller; (ii) issued or issuable (directly or indirectly) upon conversion and/or exercise of any of our capital stock (which may include, for the avoidance of doubt, non-voting common stock, warrants and options) as part of the consideration paid to Seller in connection with the Transaction; (iii) issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clauses (i) and (ii) above); and (iv) otherwise acquired by Seller pursuant to the terms of the Stockholders Agreement or the Purchase Agreement, the shares described in clauses (i) through (iv) being referred to herein as “registrable securities,” provided, however, that any such registrable securities shall cease to be registrable securities upon the earliest to occur of: (a) the date on which such securities are disposed of pursuant to an effective registration statement; (b) the date on which such securities are disposed of in reliance on Rule 144 under the Securities Act; or (c) the date on which such securities become eligible for resale without volume or manner-of-sale restrictions pursuant to Rule 144 under the Securities Act, as reasonably determined by ADMA. The Registration Rights Agreement will also provide for rights for Seller and/or its affiliate(s) to participate as selling stockholders in certain underwritten public offerings of ADMA common stock under certain circumstances.

The foregoing registration rights will be subject to certain cut-back provisions and further restrictions contained in the Registration Rights Agreement. A copy of the form of the Registration Rights Agreement is attached to this proxy statement as Annex D.

Voting Agreements

(Page 75)

On January 21, 2017, in connection with the execution and delivery of the Purchase Agreement, Seller, ADMA and the following stockholders: Aisling Capital II, LP, Biomark Capital Fund IV LP, Jerrold Grossman, Adam Grossman, Maggro LLC, The Genesis Foundation, Hariden LLC and Areth II LLC (the “Voting Agreement Stockholders”) entered into separate voting agreements (collectively, the “Voting Agreements,” and together with the Purchase Agreement, the Registration Rights Agreement and the Stockholders Agreement described below, the “Agreements”). The shares subject to the Voting Agreements represent approximately 50.59% of the issued and outstanding voting securities of ADMA as of the date of execution of such agreements. The Voting Agreements generally require that the Voting Agreement Stockholders: (i) vote all of their shares of ADMA voting stock (the “Voting Agreement Shares”) in favor of the Purchase Agreement and all transactions contemplated by the Purchase Agreement; (ii) vote against any alternative transaction; (iii) not transfer their Voting Agreement Shares during the term of the Voting Agreements or enter into any other voting agreement, voting trust or similar agreement with respect to any of their Voting Agreement Shares; and (iv) not take any action that would constitute a violation of the non-solicitation provisions of the Purchase Agreement if taken by ADMA, its representatives or affiliates, with the limitations and exceptions to such provisions of the Purchase Agreement that are applicable to ADMA, its representatives or affiliates being similarly applicable to the Voting Agreement Stockholders.

A copy of the form of Voting Agreement is attached to this proxy statement as Annex E.

Projected Financial Information

(Page 75)

We have summarized certain Company financial projections to give the Company’s stockholders access to certain non-public information provided to our financial advisors for purposes of considering and evaluating the Transaction and not to influence the Company’s stockholders’ decision whether to vote for or against any proposals presented herein.

Opinion of Raymond James & Associates, Inc., Financial Advisor to ADMA

(Page 77)

At the January 21, 2017 meeting of the ADMA Board, representatives of Raymond James & Associates, Inc. (“Raymond James”) rendered Raymond James’ oral opinion, which was subsequently confirmed by delivery of a written opinion to the Board dated January 21, 2017, as to the fairness, as of such date, from a financial point of view, to ADMA of the consideration to be paid by ADMA in the Transaction pursuant to the Purchase Agreement, based upon and subject to the assumptions made, procedures followed, matters considered, limitations of the review undertaken and qualifications contained in such opinion.

The full text of the written opinion of Raymond James, dated January 21, 2017, which sets forth, among other things, the assumptions made, procedures followed, matters considered, limitations of the review undertaken and qualifications contained in such opinion, is attached as Annex F to this proxy statement.  The summary of Raymond James’ opinion contained in this document is qualified in its entirety by reference to the full text of Raymond James’ opinion.  ADMA’s stockholders are encouraged to read Raymond James’ opinion carefully and in its entirety for a discussion of the procedures followed, assumptions made, other matters considered and limits of the review undertaken by Raymond James in connection with Raymond James’ opinion.  Raymond James provided its opinion for the information and assistance of the ADMA Board (solely in its capacity as such) in connection with, and for purposes of, the Board’s consideration of the Transaction and its opinion only addresses whether the consideration to be paid by ADMA in the Transaction pursuant to the Purchase Agreement was fair, from a financial point of view, to ADMA.  The opinion of Raymond James did not address any other aspect or implication of the Transaction or any voting, support or other agreement, arrangement or understanding entered into in connection with the Transaction or otherwise, including without limitation the Commercial Agreements, Equity Documents and Other Agreements (each as defined in the Purchase Agreement).  The Raymond James opinion does not constitute a recommendation to (a) the Board or any stockholder regarding how the Board, such stockholder or any other person should vote or otherwise act on the Transaction, if required, and (b) whether or not any stockholder should enter into a voting, stockholders’ or affiliates’ agreement with respect to the Transaction or any other matter.

Anticipated Accounting Treatment of the Transaction

(Page 82)

The Transaction will be accounted for using the acquisition method of accounting in accordance with ASC 805. United States generally accepted accounting principles (“GAAP”) require that one of the two parties in the Transaction be designated as the acquirer for accounting purposes based on the evidence available. ADMA will be treated as the acquiring entity for accounting purposes. In identifying ADMA as the acquiring entity, the parties to the Transaction took into account a variety of factors, including, but not limited to, the assets to be acquired, the benefits and synergies of the combined operations, the structure of the Transaction and the other transactions contemplated by the Purchase Agreement relative to the outstanding share ownership of ADMA.

The allocation of the purchase price to the assets acquired reflected in the unaudited pro forma combined financial statements is based on preliminary estimates using assumptions ADMA management believes are reasonable based on currently available information and an analysis performed by an independent third-party valuation firm in conjunction with ADMA’s management to assess such asset values as of the date of filing. Due to the preliminary nature of this valuation, certain asset values are based on a preliminary assessment using data available to ADMA management at the time of this filing for purposes of the unaudited pro forma combined financial statements. Upon consummation of the purchase transaction, such valuation will be finalized, with the final purchase price and fair value assessment of assets and liabilities based on a detailed analysis that has not yet been consummated.

Regulatory Approvals

(Page 82)

The consummation of the Transaction does not require compliance with any material federal or state regulatory requirements or any other special regulatory approvals.

Federal Securities Law Consequences

(Page 82)

The securities to be issued in the Transaction will be issued in reliance on the registration exemption contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), on the basis that the offer and sale of such securities does not involve a public offering.

No Dissenters’ Rights or Appraisal Rights

(Page 83)

Holders of our common stock will not be entitled to any dissenters’ rights or appraisal rights with respect to any of the proposals to be voted on at the Annual Meeting.

Dilution to Existing ADMA Stockholders

Upon consummation of the Transaction, the Stock Issuance contemplated thereby will significantly dilute the voting power of our existing stockholders. Also, to the extent that the non-voting capital stock to be issued to Biotest or its affiliate in the Stock Issuance may convert into common stock in the future, such conversion will result in significant additional dilution to the voting power of our existing stockholders.

Upon consummation of the Transaction, ADMA’s pre-Transaction stockholders (which, for the avoidance of doubt, excludes Biotest and its affiliates) will own common stock representing approximately 75% of the total voting power of the combined company.

Assuming the full conversion into ADMA common stock of the non-voting capital stock to be issued to Biotest or its affiliate in the Stock Issuance, ADMA’s pre-Transaction stockholders would then own common stock representing approximately 50.01% of the total voting power of the combined company.

Proposals to be Voted Upon at the Annual Meeting

The Transaction Proposal

(Page 95)

ADMA’s stockholders are being asked to approve the Transaction. Pursuant to Section 271(a) of the DGCL, the adoption the Transaction Proposal relating to the sale of the Transferred ADMA Biocenters (as defined below), and pursuant to the Purchase Agreement, the adoption of the Transaction Proposal, in each case, requires approval by the affirmative vote of the holders of a majority of the outstanding shares of ADMA’s common stock. Approval of the Transaction Proposal is a condition to the consummation of the Transaction. If the Transaction Proposal is not approved, the Transaction will not occur.

The Board unanimously recommends that you vote “FOR” the Transaction Proposal.

The Charter Proposal

(Page 96)

In connection with the Transaction, we are proposing to adopt an amended and restated certificate of incorporation (the “Charter”), as further described in The Charter Proposal. Assuming that the requisite stockholder approval is obtained, the Company plans to adopt the Charter even if the Transaction is not successfully consummated. The form of amended and restated Charter is attached as Annex B and is incorporated into this proxy statement by reference. You are encouraged to read the form of amended and restated Charter in its entirety.

The Board unanimously recommends that you vote “FOR” the Charter Proposal.

The 2014 Plan Proposal

(Page 99)

We are proposing to amend and restate our 2014 Plan to authorize additional shares for issuance under the 2014 Plan, as further described in “The 2014 Plan Proposal,” as well as increase the additional shares to be authorized under the “evergreen” provision of our 2014 Plan. The form of amended and restated 2014 Plan is attached as Annex G and is incorporated into this proxy statement by reference. You are encouraged to read the form of amended and restated 2014 Plan in its entirety.

The Board recommends that you vote “FOR” the 2014 Plan Proposal.

The Class I Director Election Proposal

(Page 108)

We are proposing to elect our existing directors, Dov A. Goldstein, M.D. and Bryant E. Fong, to serve as Class I directors for three-year terms expiring at ADMA’s 2020 annual meeting of stockholders.

The Board unanimously recommends that you vote “FOR” the election of each nominee named above.

The Auditor Ratification Proposal

(Page 111)

We are proposing to ratify the appointment of CohnReznick LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017.

The Board unanimously recommends that you vote “FOR” the ratification of the appointment of CohnReznick LLP as our independent registered public accounting firm for the year ending December 31, 2017.

The Adjournment Proposal

(Page 119)

We are proposing to approve the adjournment of the Annual Meeting to a later date or dates to solicit additional proxies, in the event that there are not sufficient votes at the time of the Annual Meeting to approve any of the other proposals presented.

The Board unanimously recommends that you vote “FOR” the Adjournment Proposal.

Where You Can Find Additional Information

(Page 139)

You can find more information about ADMA in the periodic reports and other information we file with the SEC. The information is available at the SEC’s public reference facilities and at the website maintained by the SEC at www.sec.gov. See “Where You Can Find Additional Information” beginning on page 139.

RISK FACTORS

You should consider carefully the following risk factors, along with the risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2016, as well as the other information set forth in, and incorporated by reference into, this proxy statement, before making a decision on any of the proposals presented.

Risks Related to the Transaction

We may not realize the strategic and financial benefits currently anticipated from the Transaction.

We may not realize all of the strategic and financial benefits currently anticipated from the Transaction, such as those described under “The Transaction—ADMA’s Reasons for the Transaction.” For example, we may not realize the anticipated benefits of acquiring control of all aspects of RI-002 drug manufacturing, regulatory affairs and business operations.  In addition, we may not be able to resolve the outstanding issues at the Boca Facility that resulted in the warning letter issued by the FDA to Seller on November 25, 2014 (the “FDA Warning Letter”).  As part of the remediation of the FDA Warning Letter, in December 2016, the BPC Therapy Business Unit temporarily suspended the production of BIVIGAM® in order to focus on the completion of planned improvements to the process, and it is uncertain when production of BIVIGAM® will resume. As a result, it was communicated to customers that BIVIGAM® will not be available for sale or distribution at least through the end of 2017. If we are unable to address the underlying concerns at the Boca Facility that resulted in the FDA Warning Letter and the Complete Response Letter (“CRL”) in July 2016 that identified deficiencies and inspection issues related to certain of our third-party contract manufacturers, including Seller, and requested documentation of corrections for a number of those issues, we will not be able to resume the manufacturing of BIVIGAM® or reapply for FDA approval to market and sell RI-002, which could have a material adverse effect on our Company. Failure to resolve any outstanding issues or any administrative actions taken or changes made by the FDA toward our contract manufacturers, vendors or us could impact our ability to receive approval for RI-002, including the timing thereof, disrupt our business operations and the timing of our commercialization efforts and may have a material adverse effect on our financial condition and operating results.

In addition, on December 20, 2016, the BPC Therapy Business Unit received notice from one of its contract fillers stating that the manufacturing services agreement with such contract filler had expired and will need to be renegotiated prior to April 1, 2017 to avoid any interruption in the services provided under the agreement. The services provided under this agreement relate to the filling and packaging of Nabi-HB® and BIVIGAM®, two of the revenue-generating plasma-derived products for which we have agreed to acquire all associated commercial rights in connection with the Transaction. This vendor is the only provider of this service currently approved by the FDA to fill and package these products. The BPC Therapy Business Unit disagrees with the vendor’s interpretation of the expiration of the contract and believes that the agreement remains in effect. However, in the event that we or the BPC Therapy Business Unit are required to negotiate a new agreement, the terms of such new agreement may not be as favorable to ADMA as the current agreement and there can be no assurances that a new agreement will be reached, which, in each case, could have a material adverse effect on our Company.

The BPC Therapy Business Unit also has a contract manufacturing agreement related to the fractionation of plasma provided by one of its customers that includes certain minimum production requirements. If the BPC Therapy Business Unit is unable to meet its contractual obligations under this agreement, it may be liable for the payment of liquidated damages.  If we are unable to resolve these issues, such failure could have a material adverse effect on our Company.

There is also uncertainty as to whether the BPC Therapy Business Unit will be able to operate at a profitable level in the future given the relatively small size of the BPC Therapy Business Unit and competitive environment in which it operates. Furthermore, there is no assurance and no definitive timeline as to when or if the FDA Warning Letter will be resolved by the FDA. These factors could have a material adverse effect on our Company.

We may not be successful in integrating the BPC Therapy Business Unit into our business.

The Transaction involves the integration of two businesses that previously have operated independently with principal offices in two distinct locations. Significant management attention and resources will be required to integrate the two companies after completion of the Transaction. The failure to integrate successfully and to manage successfully the challenges presented by the integration process may result in the combined company’s failure to achieve some or all of the anticipated benefits of the Transaction.

Potential difficulties that may be encountered in the integration process include, but are not limited to, the following:

•	using our cash and other assets efficiently to develop the business on a post-Transaction basis;

•	appropriately managing the liabilities of our Company on a post-Transaction basis;

•	potential unknown or currently unquantifiable liabilities associated with the Transaction and the operations of our Company on a post-Transaction basis;

•	potential unknown and unforeseen expenses, delays or regulatory conditions associated with the Transaction; and

•	performance shortfalls in one or both of the businesses as a result of the diversion of the applicable management’s attention caused by completing the Transaction and integrating the businesses.

Delays in the integration process could adversely affect the combined company’s business, financial results, financial condition and stock price following the Transaction. Even if the combined company were able to integrate the business operations successfully, there can be no assurance that this integration will result in the realization of the full benefits of synergies, innovation and operational efficiencies that may be possible from this integration or that these benefits will be achieved within a reasonable period of time.

By completing the Transaction, we will be agreeing to transfer assets that have historically generated substantially all of our revenue.

Assuming consummation of the Transaction, and without additional consideration, on January 1, 2019, our wholly-owned subsidiary will transfer to Seller the leases for our two existing plasma collection facilities in Norcross, Georgia and Marietta, Georgia and certain related assets and liabilities (the “Transferred ADMA Biocenters”). The Transferred ADMA Biocenters have historically been the source of substantially all of our revenue. Although we are currently contemplating developing a new plasma collection facility located in Kennesaw, Georgia, are acquiring two new plasma-derived products in connection with the Transaction and expect to begin generating revenue in connection with our main product candidate, RI-002, following the anticipated approval of our BLA by the FDA, there is no guarantee that we will be able to do so. We currently do not generate any significant revenues and may not be able to commercialize RI-002. Commercialization of RI-002 depends in large part on obtaining FDA approval of our BLA. The combined company may not be profitable even if it or any of its future development partners succeeds in commercializing any of its product candidates. Accordingly, we are unable to predict the extent of any future losses or when we could become profitable, if at all.

Failure to complete the Transaction could negatively impact our business, financial condition, results of operations and stock price.

The consummation of the Transaction is subject to the satisfaction of certain conditions, including approval of the Transaction Proposal and the Charter Proposal. The Transaction is not subject to any financing conditions. There can be no assurance as to when the closing conditions will be satisfied, if at all. Many of the conditions to closing are not within our control and we cannot predict when or if these conditions will be satisfied. If any condition to the Transaction is not satisfied or waived, it is possible that the Transaction will not be consummated in the expected time frame or at all.

In addition to customary termination provisions, subject to certain limitations, either ADMA or Seller may terminate the Purchase Agreement if the Transaction has not been consummated by September 30, 2017. If the Transaction is not completed for any reason, the ongoing business of ADMA may be adversely affected and ADMA will be subject to several risks, including the following:

•	having to pay, under certain circumstances, a termination fee or expense reimbursement of up to $2,500,000;

•
focusing ADMA’s management on the proposed Transaction instead of on pursuing other opportunities that could be beneficial to ADMA, without realizing any of the benefits of having the proposed Transaction completed;

•
certain of our executive officers and/or directors may seek other employment opportunities, and the departure of any of our executive officers and the possibility that the Company would be unable to recruit and hire an executive could impact negatively our business and operating result;

•	we have incurred and are expected to continue to incur substantial costs in connection with the Transaction whether or not the Transaction is completed; and/or

•
pursuant to the Purchase Agreement, we are subject to certain restrictions on the conduct of our business prior to completion of the Transaction, which restrictions could adversely affect our ability to realize certain of our business strategies or to take advantage of certain business opportunities.

Failure to complete the Transaction could result in a decrease in the market price of ADMA’s common stock to the extent that the current market price of those shares reflects a market assumption that the Transaction will be completed. Further, failure to complete the Transaction could result in substantial damage to our reputation and business relationships.

While the Transaction is pending, we will be subject to business uncertainties that could adversely affect our businesses.

                  Uncertainty about the effect of the Transaction on employees, customers, suppliers and other third parties with whom we interact may have an adverse effect on us. These uncertainties may impair our ability to attract, retain and motivate key personnel until the Transaction is completed and for a period of time thereafter, and could cause customers, suppliers and others who deal with us to seek to change existing business relationships with us. Employee retention may be challenging during the pendency of the Transaction, as certain employees may experience uncertainty about their future roles. If key employees depart because of issues related to the uncertainty and difficulty of integration or a desire not to remain with the business, our business, and the acquired business from Biotest and its related entities, as the case may be, could be materially adversely affected. In addition, the Transaction includes restrictions on our ability to take specified actions until the consummation of the Transaction, without the consent of the other party. These restrictions may prevent us from pursuing attractive business opportunities that may arise prior to the completion of the Transaction.

Even if the Transaction is consummated, we expect to continue to incur losses for the foreseeable future and might never achieve profitability.

Even if the Transaction is consummated, we expect to continue to incur losses for the foreseeable future. We intend to continue to conduct our research and development, clinical testing and regulatory compliance activities and, if our main product candidate, RI-002, is approved, we will also conduct sales and marketing activities that, together with anticipated general administrative expenses, will likely result in our incurring significant losses for the next several years.

We currently do not generate any significant revenues and may never be able to commercialize RI-002. Commercialization of RI-002 depends in large part on obtaining FDA approval of our BLA. The combined company may not be profitable even if it or any of its future development partners succeeds in commercializing any of its product candidates. Accordingly, we are unable to predict the extent of any future losses or when the combined company could become profitable, if at all.

The Purchase Agreement will expose us to liabilities, a release of claims and competition that could have a material adverse effect on our business, financial condition, results of operations and stock price.

As part of the consideration for the Transaction, we have agreed to assume the liabilities of Seller related to the BPC Therapy Business Unit that are further described in “The Transaction–Description of the Purchase Agreement–Transaction Structure–Assumed Liabilities” below. Because we have agreed to assume liabilities related to products for which we do not yet have exclusive rights, we are exposed to liabilities that are not within our control and we cannot predict the extent to which these liabilities will arise. Any liabilities that may arise could have a material adverse effect on our business, financial condition, results of operations and stock price.

The Purchase Agreement contains indemnification undertakings by the parties thereto for certain losses, including, among other things, indemnification for any losses arising from breaches of its representations, warranties, covenants and agreements in the Purchase Agreement. In addition, we have agreed to indemnify Seller after the closing for any assumed liability, and Seller has agreed to indemnify us after the closing for any excluded asset or excluded liability. The parties' representations and warranties (other than fundamental representations and representations) survive for 15 months following the closing of the Transaction, fundamental representations survive indefinitely, tax representations survive until the date that is 30 days following the applicable statute of limitations, covenants to be performed on or prior to the closing of the Transaction survive for 15 months following the closing of the Transaction, and post-closing covenants survive in accordance with their terms or if no term is specified, indefinitely. Each party’s indemnification obligations with respect to (a) its representations and warranties (other than its fundamental representations) are subject to a $25,000 mini-basket and $750,000 true deductible and (b) its representations, warranties and pre-closing covenants are subject to a $25,000,000 cap. Significant indemnification claims by Seller or its affiliates or a breach by Seller or its affiliates of any indemnity obligations owed to ADMA under the Purchase Agreement could have a material adverse effect on our business, financial condition, results of operations and stock price.

As part of the consideration for the Transaction, the parties also agreed to a mutual release, pursuant to which the parties agreed not to bring any suit, action or claim for any breach or default under the existing manufacturing and supply agreement or master services agreement prior to the closing of the Transaction. This release will remain effective from and after the closing of the Transaction. Without this release, we would have otherwise been permitted to bring a claim against Biotest related to the FDA Warning Letter that could have possibly entitled us to remedies in the event that we are unable to resolve the FDA Warning Letter. The inability to seek these remedies could have a material adverse effect on our business, financial condition, results of operations and stock price.

In addition, while the Purchase Agreement contains certain non-compete clauses, such clauses do not prohibit either the Biotest Guarantors or their other affiliates from directly or indirectly (other than through Seller) competing with the BPC Therapy Business Unit after the closing of the Transaction. Such competition could result in the loss of existing or new customers, price reductions, reduced operating margins and loss of market share, which could have a material adverse effect on our business, financial condition, results of operations and stock price.

If our due diligence investigation for the Transaction was inadequate, then it could result in a material adverse effect on our business.

Even though we believe that we conducted a reasonable and customary due diligence investigation of the BPC Therapy Business Unit, we cannot be sure that our due diligence investigation uncovered all material issues that may be present, or that it would be possible to uncover all material issues through customary due diligence, or that issues outside of our control will not later arise. If we failed to identify any important issues, it could result in a material adverse effect on our business, financial condition, results of operations and stock price.

We may waive one or more of the conditions to the closing of the Transaction without resoliciting stockholder approval for the Transaction.

We may agree to waive, in whole or in part, some of the conditions to our obligations to complete the Transaction, to the extent permitted by applicable laws. The Board will evaluate the materiality of any waiver to determine whether an amendment or supplement to this proxy statement and re-solicitation of proxies is warranted. In some instances, if the Board determines that a waiver is not sufficiently material, we have the discretion to complete the Transaction without seeking further stockholder approval, subject to applicable law.

We have incurred and will continue to incur significant costs in connection with the Transaction, some of which will be required to be paid even if the Transaction is not completed.

We have incurred and will continue to incur significant costs in connection with the Transaction.  These costs are primarily associated with the fees of our attorneys, accountants and financial advisors, but also include the diversion of our resources and the attention of our management team from the operation of our business.  We will be required to pay most of these costs even if the Transaction is not completed.  In addition, if the Purchase Agreement is terminated due to certain triggering events specified in the Purchase Agreement, we may be required to pay Biotest AG a termination fee of $2,500,000.

The opinion of our financial advisor does not reflect changes in circumstances between the date of such opinion and completion of the Transaction.

We have not obtained an updated opinion from our financial advisor as of the date of this proxy statement and do not expect to receive an updated opinion prior to completion of the Transaction. Changes in our operations and prospects (or those of the BPC Therapy Business Unit), general market and economic conditions and other factors that may be beyond our control may significantly alter the value of the BPC Therapy Business Unit or our common stock by the time the Transaction is completed. The opinion does not speak as of the time the Transaction will be completed or as of any date other than the date of such opinion. Because our financial advisor will not be updating its opinion, the opinion will not address the fairness of the Transaction consideration from a financial point of view at the time the Transaction is completed. Our Board recommendation that the ADMA stockholders vote “FOR” the proposals being submitted to the ADMA stockholders, however, is made as of the date of this proxy statement. A copy of the opinion is attached to this proxy statement as Annex F. For additional information, see “The Transaction—Opinion of Raymond James & Associates, Inc., Financial Advisor to ADMA.”

We will incur substantial additional indebtedness in connection with the Transaction and may need to incur more in the future.

We will incur substantial additional indebtedness in connection with the Transaction, which could have material adverse consequences for the Company, including (i) raising its borrowing costs, (ii) hindering the Company’s ability to adjust to changing market, industry or economic conditions, (iii) limiting the Company’s ability to access the capital markets to refinance maturing debt or to fund acquisitions or other investments, (iv) limiting the amount of free cash flow available for future operations, acquisitions, dividends, stock repurchases or other uses, (v) making the Company more vulnerable to economic or industry downturns, including interest rate increases and (vi) placing the Company at a competitive disadvantage compared to less leveraged competitors.

Additionally, the agreements that will govern the terms of the indebtedness incurred in connection with the Transaction may contain a number of restrictive covenants that impose significant operating and financial restrictions on the Company and may limit its ability to engage in acts that may be in its long-term best interest. Moreover, the Company’s ability to satisfy any covenants may be affected by events beyond its control and, as a result, there can be no assurance that it will be able to satisfy any such covenants.

A breach of the covenants under the agreements that govern the terms of any of the Company’s indebtedness could result in an event of default under the applicable agreement(s). Such an event of default may allow the applicable creditors (including Biotest and/or its affiliate) to accelerate the related debt and/or terminate any related commitments to extend further credit and may result in the acceleration of any other debt to which a cross-acceleration or cross-default provision applies. In the event debtholders accelerate the repayment of the Company’s indebtedness, the Company may not have sufficient resources to repay such indebtedness.

Moreover, the Company may be required to raise substantial additional capital. The Company’s ability to arrange additional financing will depend on, among other factors, our financial position and performance, as well as prevailing market conditions and other factors beyond our control. If we are able to obtain additional financing, the risks related to our indebtedness could intensify.

The unaudited pro forma combined financial statements contained in this proxy statement are presented for illustrative purposes only and may not be an indication of the combined company’s financial condition or results of operations following the Transaction.

The unaudited pro forma financial statements have been derived from the historical financial statements of ADMA and the BPC Therapy Business Unit, and adjustments and assumptions have been made regarding the combined company after giving effect to the Transaction. The information upon which these adjustments and assumptions have been made is preliminary, and these kinds of adjustments and assumptions are difficult to make with accuracy. Moreover, the unaudited pro forma financial statements do not reflect all costs that are expected to be incurred by the combined company in connection with the Transaction. For example, the impact of any incremental costs incurred in integrating the two businesses is not reflected in the unaudited pro forma financial statements. As a result, the actual financial condition of the combined company following the Transaction may not be consistent with, or evident from, these unaudited pro forma financial statements. The assumptions used in preparing the unaudited pro forma financial statements may not prove to be accurate, and other factors may affect the combined company’s financial condition following the Transaction. See the section entitled “Unaudited Pro Forma Combined Financial Statements” for more information.

Third-party lawsuits may be filed against us in connection with the Transaction which may be frivolous but costly to defend.

Third parties may assert claims against us alleging that the terms of the Transaction are somehow unfair or inappropriate. Although the Board and management team may disagree with such claims, any claims against us, with or without merit, as well as claims initiated by us against third parties, can be time-consuming and expensive to defend or prosecute and resolve. We cannot assure you that litigation asserting claims against us will not be initiated or that we will prevail in any litigation. We cannot assure you that the Transaction will close if and to the extent a claim or claims are filed against us in this regard.

Risks Related to our Business

To date, we have generated limited product revenues, we have a history of losses and will need to raise additional capital to operate our business, which may not be available on favorable terms, if at all

To date, we have generated nearly all of our revenues from our plasma collection facilities derived from the sale of plasma, as well as our other plasma inventory sales. Unless and until we receive approval from the FDA and other regulatory authorities for our RI-002 product candidate, we do not expect to sell and generate revenue from the commercialization of RI-002 and we will be required to raise additional funds through the sale of equity and/or debt securities or otherwise to, among others, establish a commercial salesforce and infrastructure and recognize any significant sales.

Our long-term liquidity will depend upon our ability to raise additional capital, fund our research and development and commercial programs, establish and build out a commercial sales force and commercial infrastructure and meet our ongoing obligations.  If we are unable to successfully raise additional capital during the second half of 2017, we will likely not have sufficient cash flow and liquidity to fund our business operations as we currently operate, forcing us to curtail our activities and potentially significantly reduce, or cease, operations. To the extent we are able to raise additional capital, such financing may only be available on unattractive terms, resulting in a significant dilution of stockholders' interests, and, in such event, the value and potential future market price of our common stock may decline. In addition, if we raise additional funds through license arrangements or through the disposition of any of our assets, it may be necessary to relinquish potentially valuable rights to our product candidates or assets or grant licenses on terms that are not favorable to us.

Based upon our projected revenue and expenditures for 2017, including regulatory and consulting fees for RI-002 associated with third-party manufacturers and ongoing discussions with the FDA, continuing implementation of our commercialization and expansion activities and certain other assumptions, management currently believes that its cash, cash equivalents, short-term investments, projected revenue and accounts receivable are sufficient to fund our operations, as currently conducted, into the second half of 2017.  These estimates may change based upon whether or when the FDA approves RI-002, the timing of any required commercial manufacturing scale up activities or if any of our other assumptions change.  These estimates may also change based upon the timing of the completion of the Transaction, which is anticipated during the first half of 2017.  Upon the closing of the Transaction, Biotest had agreed to provide funds to us consisting of:  $12.5 million in funding, $15.0 million in debt financing and an additional $12.5 million commitment towards a future equity financing. This future equity financing (if consummated) is expected to be sufficient to fund operations into the first quarter of 2018.  There is no assurance that we will be able to successfully close on the Transaction.  Other than the funding to be provided by Biotest, we currently do not have arrangements to obtain additional financing. Any such financing could be difficult to obtain or only available on unattractive terms and could result in significant dilution to stockholders. Failure to secure necessary financing in a timely manner and on favorable terms could have a material adverse effect on our business plan and financial performance and could delay, discontinue or prevent product development, clinical trial or commercialization activities, or the approval of any of our potential products. In addition, we could be forced to reduce or forego sales and marketing efforts and forego attractive business opportunities. Although our financial statements have been prepared on a going-concern basis, we must raise additional capital during the second half of 2017 to fund our operations in order to continue as a going concern.

We have a limited operating history upon which to base an investment decision.

We have not demonstrated an ability to perform the functions necessary for the successful commercialization of RI-002. The successful development and commercialization of any product candidate will require us or our collaborators to perform a variety of functions, including:

•	undertaking product development and clinical trials;
•	participating in regulatory approval processes;
•	formulating and manufacturing products; and
•	conducting sales and marketing activities once authorized.

Our operations thus far provide a limited basis for you to assess our ability to commercialize our product candidates and the advisability of investing in our securities.

We are not currently profitable and may never become profitable.

We have a history of losses and expect to incur substantial losses and negative operating cash flow for the foreseeable future, and we may never achieve or maintain profitability. For the years ended December 31, 2016 and  2015, we incurred net losses of $19.5 million and $18.0 million, respectively, and from our inception in 2004 through December 31, 2016, we have incurred an accumulated net deficit of $106.9 million. Even if we succeed in developing and commercializing one or more of our product candidates, we expect to incur substantial losses for the foreseeable future and may never become profitable. We also expect to continue to incur significant operating and capital expenditures and anticipate that our operating expenses will increase substantially in the foreseeable future as we:

•	seek regulatory approval(s);
•	initiate commercialization and marketing efforts;
•	implement additional internal systems, controls and infrastructure;
•	hire additional personnel;
•	expand and build out our plasma center network; and
•	integrate the assets which we intend to acquire in the Transaction into our business after closing of the Transaction.

We also expect to experience negative cash flow for the foreseeable future as we fund our operating losses and capital expenditures. As a result, we will need to generate significant revenues in order to achieve and maintain profitability. We may not be able to generate these revenues or achieve profitability in the future. Our failure to achieve or maintain profitability could negatively impact the value of our securities.

Historically, we have relied on third-party contractors for certain processes that are critical to the manufacture and commercialization of our product candidates. To the extent that we continue to rely on third parties, such reliance may expose us to risks that may delay testing, development, regulatory approval, commercialization and overall manufacturing of our product candidates.

Historically, we have relied on third-party contractors for certain processes that are critical to the manufacture and commercialization of our product candidates. To the extent that we continue to rely on third parties, such reliance may expose us to risks that may delay testing, development, regulatory approval, commercialization and overall manufacturing of our product candidates. Our anticipated future reliance on third-party manufacturers exposes us to the following risks:

•
we may be unable to identify third-party manufacturers on acceptable terms or at all because the number of potential manufacturers is limited and the FDA must approve any replacement contractor. This approval would require new testing and compliance inspections. In addition, a new manufacturer would have to be educated in, or develop substantially equivalent processes for, production of applicable products after receipt of any required FDA approval;

•	third-party manufacturers might be unable to manufacture our products in the volume and of the quality required to meet our clinical and commercial needs, if any;
•
contract manufacturers may not perform as agreed, and operate their business independently from ADMA.  Contract manufacturers are directly responsible for their own FDA cGMP interactions and ADMA may not be privy to all ongoing discussions and information concerning products or process unrelated to ADMA.  Additionally, contract manufacturers may not remain in the contract manufacturing business for the time required to successfully produce, store and distribute our products;

•
product manufacturers are subject to ongoing periodic unannounced inspection by the FDA, the Drug Enforcement Administration and corresponding state agencies to ensure strict compliance with cGMP and other government regulations and corresponding foreign standards. We do not have control over third-party manufacturers' compliance with these regulations and standards, and our manufacturers may be found to be in noncompliance with certain regulations, which may impact our ability to manufacture our drug product candidates and may impact the regulatory status of ADMA and its product candidates; and

•
if any third-party manufacturer makes improvements in the manufacturing process for our products, we may not own, or may have to share, the intellectual property rights to the innovation. We may be required to pay fees or other costs for access to such improvements, and additional clinical trials or other studies may be required.

Each of these risks could delay any approval of our product candidates by the FDA or the commercialization of our product candidates or result in higher costs or deprive us of potential product revenues.

A single customer accounts for a significant amount of our revenues and, together with a second customer represent greater than 95% of our total revenues, and, therefore, the loss of such single customer could have a material adverse effect on our business, results of operations and financial condition.

A significant amount of our revenues are attributed to a single customer, Biotest.  For the fiscal year ended December 31, 2016, two of our customers, SK Plasma Co., Ltd. (“SK”) and Biotest, represented greater than 95% of our total revenues, with Biotest representing approximately 82% of our total revenues and SK representing approximately 14% of our total revenues. We believe SK will represent approximately less than 10% of our total revenues for 2017.

These commercial relationships with Biotest and SK have historically been arm’s length commercial relationships. The loss of either or both of Biotest and SK as a customer or a material change in the revenue generated by either or both of Biotest and SK could have a material adverse effect on our business, results of operations and financial condition. Factors that could influence our relationships with our customers include, among other things:

•	our ability to sell our products at prices that are competitive with our competitors;
•	our ability to maintain features and quality standards for our products sufficient to meet the expectations of our customers; and
•	our ability to produce and deliver a sufficient quantity of our products in a timely manner to meet our customers’ requirements.

Additionally, an adverse change in the financial condition of either or both of Biotest and SK could have a material adverse effect on our business and results of operations.

Our lead product candidate, RI-002, requires extensive clinical data analysis and regulatory review and may require additional testing. Clinical trials and data analysis can be very expensive, time-consuming and difficult to design and implement. If we are unsuccessful in obtaining regulatory approval for RI-002, or any of our product candidates do not provide positive results, we may be required to delay or abandon development of such product, which would have a material adverse impact on our business.

Continuing product development requires additional and extensive clinical testing. Human clinical trials are very expensive and difficult to design and implement, in part because they are subject to rigorous regulatory requirements. The clinical trial process is also time-consuming. We cannot provide any assurance or certainty regarding when we might complete the clinical trial process or receive regulatory approval for our BLA for RI-002. Furthermore, failure can occur at any stage of the process, and we could encounter problems that cause us to abandon or repeat clinical trials. The commencement and completion of clinical trials may be delayed by several factors, including:

•	unforeseen safety issues;
•	determination of dosing issues;
•	lack of effectiveness during clinical trials;
•	slower than expected rates of patient recruitment;
•	inability to monitor patients adequately during or after treatment; and
•	inability or unwillingness of medical investigators to follow our clinical protocols.

In addition, the FDA or an Institutional Review Board may suspend our clinical trials at any time if it appears that we are exposing participants to unacceptable health risks or if the FDA finds deficiencies in our Investigational New Drug submissions or the conduct of these trials. Therefore, we cannot provide any assurance or predict with certainty the schedule for future clinical trials. In the event we do not ultimately receive regulatory approval for RI-002, we may be required to terminate development of our only product candidate. Unless we acquire or develop other product candidates that are saleable, our business will be limited to plasma collection and sales.

If the results of our clinical trials do not support our product candidate claims, completing the development of such product candidate may be significantly delayed or we may be forced to abandon development of such product candidate altogether.

Even though our clinical trials have been completed as planned, we cannot be certain that their results will support our product candidate claims. Success in preclinical testing and early clinical trials does not ensure that later clinical trials will be successful, and we cannot be sure that the results of later clinical trials will replicate the results of prior clinical trials and preclinical testing. The clinical trial process may fail to demonstrate that our product candidates are safe for humans and effective for indicated uses. This failure would cause us to abandon a product candidate and may delay development of other product candidates. Any delay in, or termination of, our clinical trials will delay our ability to commercialize our product candidates and generate product revenues. In addition, our clinical trials involve a relatively small patient population. Because of the small sample size, the results of these clinical trials may not be indicative of future results. In addition, certain portions of the clinical trial and product testing for RI-002 were performed outside of the United States, and therefore, may not have been performed in accordance with standards normally required by the FDA and other regulatory agencies.

Currently, our only viable product candidate is RI-002. If we do not obtain the necessary U.S. or worldwide regulatory approvals to commercialize RI-002, we will not be able to sell RI-002.

At the present time, our entire focus is obtaining regulatory approval for RI-002, our only product candidate. If we cannot obtain regulatory approval for RI-002, our only source of revenue will be plasma collection and sales. We cannot assure you that we will receive the approvals necessary to commercialize RI-002 or any other product candidate we may acquire or develop in the future. In order to obtain FDA approval of RI-002 or any other product candidate requiring FDA approval, our clinical development must demonstrate that the product candidate is safe for humans and effective for its intended use, and we must submit a BLA. To obtain required FDA approval of any other product candidate generally requires significant research and testing, referred to as preclinical studies, as well as human tests, referred to as clinical trials. Satisfaction of the FDA's regulatory requirements typically takes many years, depends upon the type, complexity and novelty of the product candidate and requires substantial resources for research, development and testing. We cannot predict whether our research and clinical approaches will result in products that the FDA considers safe for humans and effective for indicated uses. The FDA has substantial discretion in the product approval process and may require us to conduct additional preclinical and clinical testing or to perform post-marketing studies. The approval process may also be delayed by changes in government regulation, future legislation or administrative action or changes in FDA policy that occur prior to or during our regulatory review. Delays in obtaining regulatory approvals may:

•	delay commercialization of, and our ability to derive product revenues from, our product candidate;
•	impose costly procedures on us; and
•	diminish any competitive advantages that we may otherwise enjoy.

Even if we comply with all FDA requests, the FDA may ultimately reject our BLA. Our BLA is dependent upon our third party manufacturer continuing operations and maintaining compliance with rules and regulations.  In addition, the FDA could determine that we must test additional subjects and/or require that we conduct further studies with more subjects. We may never obtain regulatory approval for RI-002, or any other potential product candidate. Failure to obtain FDA approval of any of our product candidates will severely undermine our business by leaving us without a saleable product beyond the plasma collected by ADMA BioCenters, and therefore without any source of additional revenues if and until another product candidate can be developed and commercialized. There is no guarantee that we will ever be able to develop or acquire another product candidate. In foreign jurisdictions, we must receive approval from the appropriate regulatory authorities before we can commercialize any products. Foreign regulatory approval processes generally include all of the risks associated with the FDA approval procedures described above. We cannot assure you that we will receive the approvals necessary to commercialize any product candidate for sale outside the United States.

Even if we receive approval from the FDA to market RI-002, our ability to market RI-002 for alternative applications could be limited.

The FDA strictly regulates marketing, labeling, advertising and promotion of prescription drugs. These regulations include standards and restrictions for direct-to-consumer advertising, industry-sponsored scientific and educational activities, promotional activities involving the Internet and off-label promotion. The FDA generally does not allow drugs to be promoted for “off-label” uses — that is, uses that are not described in the product’s labeling and that differ from those that were approved by the FDA. Generally, the FDA limits approved uses to those studied by a company in its clinical trials. In addition to the FDA approval required for new formulations, any new indication for an approved product also requires FDA approval. We have sought approval from FDA to market RI-002 for the treatment of PIDD and, even if approved, we cannot be sure whether we will be able to obtain FDA approval for any desired future indications for RI-002.

While physicians in the United States may choose, and are generally permitted to prescribe drugs for uses that are not described in the product’s labeling, and for uses that differ from those tested in clinical studies and approved by the regulatory authorities, our ability to promote our products is narrowly limited to those indications that are specifically approved by the FDA. “Off-label” uses are common across medical specialties and may constitute an appropriate treatment for some patients in varied circumstances. Regulatory authorities in the United States generally do not regulate the behavior of physicians in their choice of treatments. Regulatory authorities do, however, restrict communications by pharmaceutical companies on the subject of off-label use. Although recent court decisions suggest that certain off-label promotional activities may be protected under the First Amendment, the scope of any such protection is unclear. Moreover, while we intend to promote our products consistent with what we believe to be the approved indication for our drugs, the FDA may disagree. If the FDA determines that our promotional activities fail to comply with the FDA’s regulations or guidelines, we may be subject to warnings from, or enforcement action by, these authorities. In addition, our failure to follow FDA rules and guidelines relating to promotion and advertising may cause the FDA to issue warning letters or untitled letters, bring an enforcement action against us, suspend or withdraw an approved product from the market, require a recall or institute fines or civil fines, or could result in disgorgement of money, operating restrictions, injunctions or criminal prosecution, any of which could harm our reputation and our business.

We depend on third-party researchers, developers and vendors to develop RI-002, and such parties are, to some extent, outside of our control.

We depend on independent investigators and collaborators, such as universities and medical institutions, contract laboratories, clinical research organizations and consultants to conduct our preclinical and clinical trials under agreements with us. These collaborators are not our employees and we cannot control the amount or timing of resources that they devote to our programs. These investigators may not assign as great a priority to our programs or pursue them as diligently as we would if we were undertaking such programs ourselves. If outside collaborators fail to devote sufficient time and resources to our product-development programs, or if their performance is substandard, the approval of our FDA application(s), if any, and our introduction of new products, if any, will be delayed. These collaborators may also have relationships with other commercial entities, some of whom may compete with us. If our collaborators assist our competitors at our expense, our competitive position would be harmed.

If physicians and patients do not accept and use our product, our ability to generate revenue from sales will be materially impaired.

Even if the FDA approves RI-002, physicians and patients may not accept and use it. Acceptance and use of our product will depend on a number of factors including:

•	perceptions by members of the health care community, including physicians, about the safety and effectiveness of our product;
•	cost-effectiveness of our product relative to competing products;
•	availability of reimbursement for our product from government or other healthcare payers; and
•	effectiveness of marketing and distribution efforts by us and our licensees and distributors, if any.

Because we expect sales of RI-002, if approved, to generate substantially all of our product revenues other than the revenue attainable from the sale of plasma collected by ADMA BioCenters, the failure of this product to find market acceptance would harm our business and could require us to seek additional financing or make such financing difficult to obtain on favorable terms, if at all.

Industry and other market data used in this proxy statement and our annual report on Form 10-K, which is incorporated herein by reference, and our other materials, including those undertaken by us or our engaged consultants, may not prove to be representative of current and future market conditions or future results.

           This proxy statement and our annual report on Form 10-K, which is incorporated herein by reference, and our other materials, include statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties, and surveys and studies we commissioned, regarding the market potential for RI-002. Although we believe that such information has been obtained from sources believed to be reliable, neither the sources of such data, nor we, can guarantee the accuracy or completeness of such information. While we believe these industry publications and third party research, surveys and studies are reliable, we have not independently verified such data. With respect to the information from third party consultants, the results of that study represent the independent consultants’ own methodologies, assumptions, research, analysis, projections, estimations, composition of respondent pool, presentation of data, and adjustments, each of which may ultimately prove to be incorrect, and cause actual results and market viability to differ materially from those presented in such report.  Readers should not place undue reliance on this information.

Our long-term success may depend on our ability to supplement our existing RI-002 product candidate through new product development or the in-license or acquisition of other new products, and if our business development efforts are not successful, our ability to achieve profitability may be negatively impacted.

Our current product development portfolio consists primarily of RI-002. We intend to seek to expand our current portfolio through new product development efforts or to in-license or acquire additional products. If we are not successful in developing or acquiring additional products, we will have to depend on our ability to raise capital for, and the successful development and commercialization of, RI-002 and the revenue we may generate from the sale of plasma attributable to the operations of ADMA BioCenters.

Developments by competitors may render our products or technologies obsolete or non-competitive.

The biotechnology and pharmaceutical industries are intensely competitive and subject to rapid and significant technological change. Should we obtain regulatory approval for RI-002 or any future product we may develop, we will have to compete with existing therapies. In addition, other companies may pursue the development of pharmaceuticals that target the same diseases and conditions that we are targeting. We face competition from pharmaceutical and biotechnology companies in the United States and abroad. In addition, companies pursuing different but related fields represent substantial competition. Many of these organizations competing with us have substantially greater capital resources, larger research and development staffs and facilities, longer product development history in obtaining regulatory approvals and greater manufacturing and marketing capabilities than we do. These organizations also compete with us to attract qualified personnel and parties for acquisitions, joint ventures or other collaborations.

If we are unable to protect our patents, trade secrets or other proprietary rights, if our patents are challenged or if our provisional patent applications do not get approved, our competitiveness and business prospects may be materially damaged.

As we move forward in clinical development we are also uncovering novel aspects of our product and are drafting patents to cover our inventions.  We rely on a combination of patent rights, trade secrets and nondisclosure and non-competition agreements to protect our proprietary intellectual property, and we will continue to do so. There can be no assurance that our patent, trade secret policies and practices or other agreements will adequately protect our intellectual property. Our issued patent may be challenged, found to be over-broad or otherwise invalidated in subsequent proceedings before courts or the United States Patent and Trademark Office. Even if enforceable, we cannot provide any assurances that it will provide significant protection from competition.  The processes, systems, and/or security measures we use to preserve the integrity and confidentiality of our data and trade secrets may be breached, and we may not have adequate remedies as a result of any such breaches. In addition, our trade secrets may otherwise become known or be independently discovered by competitors. There can be no assurance that the confidentiality, nondisclosure and non-competition agreements with employees, consultants and other parties with access to our proprietary information to protect our trade secrets, proprietary technology, processes and other proprietary rights, or any other security measures relating to such trade secrets, proprietary technology, processes and proprietary rights, will be adequate, will not be breached, that we will have adequate remedies for any breach, that others will not independently develop substantially equivalent proprietary information or that third parties will not otherwise gain access to our trade secrets or proprietary knowledge. To the extent that our consultants, contractors or collaborators use intellectual property owned by others in their work for us, disputes may arise as to the rights in related or resulting know-how and inventions.

The combined company may incur significant costs to comply with environmental, health and safety laws, regulations and permits, and failure to comply with these laws, regulations and permits could expose the combined company to significant liabilities and have a material adverse effect on the combined company’s financial condition and operating results.

The Boca Facility uses hazardous chemicals and biological materials in its business and is subject to a variety of federal, state and local laws and regulations governing, among other matters, handling, transportation and disposal of medical specimens and infectious and hazardous waste materials, handling and storage of hazardous materials, and air emissions and wastewater discharges, as well as regulations relating to the safety and health of laboratory employees. This includes regulation by federal governmental regulatory agencies, such as the Occupational Safety and Health Administration and the U.S. Environmental Protection Agency, as well as state and local regulatory agencies.  Some of these laws and regulations require the Boca Facility to operate under permits that are subject to renewal or modification. These laws, regulations and permits can often require expensive pollution control equipment or operational changes to limit actual or potential impacts to the environment.  The BPC Therapy Business Unit has incurred, and the combined company will continue to incur, capital and operating expenditures and other costs in the ordinary course of its business in complying with these laws and regulations as well as obtaining, complying with and maintaining environmental permits required for its operations.

Over time, environmental regulations have become increasingly more stringent, and the trend is towards increasing restrictions on activities that may impact the environment. Changes in these laws and regulations may result in more stringent and costly requirements for matters including but not limited to handling, storage, transport, or disposal of hazardous materials or hazardous, medical or infectious wastes; control of air emissions, wastewater discharges or storm water discharges; or remediation requirements.  As environmental regulations and standards evolve, and if new regulations or standards are implemented, we may be required to modify the Boca Facility and its processes or develop and support new processes or control equipment, and this will increase our costs. Any failure to comply, or delays in compliance, with the various existing and evolving industry regulations and standards could prevent or delay our production of the combined company’s products. A violation of these laws and regulations or permit conditions can result in substantial fines, natural resource damages, criminal sanctions, permit revocations and/or facility shutdowns. Any inability to address these requirements and any regulatory changes could have a material adverse effect on the combined company’s financial condition and operating results.

We could lose market exclusivity of a product earlier than expected.

In the pharmaceutical and biotechnology industries, the majority of an innovative product’s commercial value is realized during its market exclusivity period. In the U.S. and in some other countries, when market exclusivity expires and generic versions are approved and marketed or when biosimilars are introduced (even if only for a competing product), there are usually very substantial and rapid declines in a product’s revenues.

Market exclusivity for our products is based upon patent rights and certain regulatory forms of exclusivity. The scope of our patent rights may vary from country to country and may also be dependent on the availability of meaningful legal remedies in a country. The failure to obtain patent and other intellectual property rights, or limitations on the use or loss of such rights, could be material to us. In some countries, basic patent protections for our products may not exist because certain countries did not historically offer the right to obtain specific types of patents and/or we (or our licensors) did not file in those markets. In addition, the patent environment can be unpredictable, and the validity and enforceability of patents cannot be predicted with certainty. Absent relevant patent protection for a product, once the data exclusivity period expires, generic versions can be approved and marketed.

Patent rights covering our only product, RI-002, may become subject to patent litigation. In some cases, manufacturers may seek regulatory approval by submitting their own clinical trial data to obtain marketing approval or choose to launch a generic product “at risk” before the expiration of our patent rights/or before the final resolution of related patent litigation. Enforcement of claims in patent litigation can be very costly and no assurance can be given that we will prevail. There is no assurance that RI-002, or any other of our products for which we are issued a patent, will enjoy market exclusivity for the full time period of the respective patent.

Third parties could obtain patents that may require us to negotiate licenses to conduct our business, and there can be no assurance that the required licenses would be available on reasonable terms or at all.

We may not be able to operate our business without infringing third-party patents. Numerous United States and foreign patents and pending patent applications owned by third parties exist in fields that relate to the development and commercialization of immune globulins. In addition, many companies have employed intellectual property litigation as a way to gain a competitive advantage. It is possible that infringement claims may occur as the number of products and competitors in our market increases. In addition, to the extent that we gain greater visibility and market exposure as a public company, we face a greater risk of being the subject of intellectual property infringement claims. We cannot be certain that the conduct of our business does not and will not infringe intellectual property or other proprietary rights of others in the United States and in foreign jurisdictions. If our products, methods, processes and other technologies are found to infringe third party patent rights, we could be prohibited from manufacturing and commercializing the infringing technology, process or product unless we obtain a license under the applicable third party patent and pay royalties or are able to design around such patent. We may be unable to obtain a license on terms acceptable to us, or at all, and we may not be able to redesign our products or processes to avoid infringement. Even if we are able to redesign our products or processes to avoid an infringement claim, our efforts to design around the patent could require significant time, effort and expense and ultimately may lead to an inferior or more costly product and/or process. Any claim of infringement by a third party, even those without merit, could cause us to incur substantial costs defending against the claim and could distract our management from our business. Furthermore, if any such claim is successful, a court could order us to pay substantial damages, including compensatory damages for any infringement, plus prejudgment interest and could, in certain circumstances, treble the compensatory damages and award attorney fees. These damages could be substantial and could harm our reputation, business, financial condition and operating results. A court also could enter orders that temporarily, preliminarily or permanently prohibit us, our licensees, if any, and our customers from making, using, selling, offering to sell or importing one or more of our products or practicing our proprietary technologies or processes, or could enter an order mandating that we undertake certain remedial activities. Any of these events could seriously harm our business, operating results and financial condition.

Continued instability in the credit and financial markets may negatively impact our business, results of operations and financial condition.

Financial markets in the United States, Canada, Europe and Asia continue to experience disruption, including, among other things, significant volatility in security prices, declining valuations of certain investments, as well as severely diminished liquidity and credit availability. Business activity across a wide range of industries and regions continues to be greatly reduced and local governments and many businesses are still suffering from the lack of consumer spending and the lack of liquidity in the credit markets. As a clinical-stage biotechnology company, we rely on third parties for several important aspects of our business, including contract manufacturing of drug product, plasma collection supplies, transportation and storage of plasma, and conduct of our clinical trials. These third parties may be unable to satisfy their commitments to us due to tightening of global credit from time to time, which would adversely affect our business. The continued instability in the credit and financial market conditions may also negatively impact our ability to access capital and credit markets and our ability to manage our cash balance. While we are unable to predict the continued duration and severity of the adverse conditions in the United States and other countries, any of the circumstances mentioned above could adversely affect our business, financial condition, operating results and cash flow or cash position.

If we are unable to successfully manage our growth, our business may be harmed.

Our success will depend on the expansion of our commercial, manufacturing, supply of plasma and overall operations and the effective management of our growth, which will place a significant strain on our management and on our administrative, operational and financial resources. To manage this growth, we must expand our facilities, augment our operational, financial and management systems and hire and train additional qualified personnel. If we are unable to manage our growth effectively, our business could be harmed.

The loss of one or more key members of our management team could adversely affect our business.

Our performance is substantially dependent on the continued service and performance of our management team, who have extensive experience and specialized expertise in our business. In particular, the loss of Adam S. Grossman, our President and Chief Executive Officer, could adversely affect our business and operating results. We do not have "key person" life insurance policies for any members of our management team. We have employment agreements with each of our executive officers; however, the existence of an employment agreement does not guarantee retention of members of our management team and we may not be able to retain those individuals for the duration of or beyond the end of their respective terms.  The loss of services of key personnel, or the inability to attract and retain additional qualified personnel, could result in delays in development or approval of our product candidates and diversion of management resources.

If we are unable to hire additional qualified personnel, our ability to grow our business may be harmed.

We will need to hire additional qualified personnel with expertise in commercialization, sales, marketing, medical affairs, reimbursement, government regulation, formulation and manufacturing and finance and accounting. In particular, over the next 12-24 months, we expect to hire several new employees devoted to commercialization, sales, marketing, medical and scientific affairs, regulatory affairs, quality control, financial, general and operational management, particularly if we close and consummate the Transaction. We compete for qualified individuals with numerous biopharmaceutical companies, universities and other research institutions. Competition for such individuals is intense, and we cannot assure you that our search for such personnel will be successful. Attracting and retaining qualified personnel will be critical to our success and any failure to do so successfully may have a material adverse effect on us.

We currently collect human blood plasma at our ADMA BioCenters facilities located in  Norcross and Marietta, Georgia, and if we cannot maintain FDA approval for these locations we may be adversely affected and potentially may not be able to sell and use this human blood plasma for future commercial purposes.

We intend to maintain FDA and other governmental and regulatory approvals of our ADMA BioCenters collection facilities for the collection of human blood plasma. These facilities are subject to FDA and other governmental and regulatory inspections and extensive regulation, including compliance with cGMP, FDA and other government approvals. Failure to comply may result in enforcement action, which may significantly delay or suspend our operations for these locations.

We may incur substantial liabilities and may be required to limit commercialization of our products in response to product liability lawsuits.

The testing and marketing of medical products entail an inherent risk of product liability. If we cannot successfully defend ourselves against product liability claims, we may incur substantial liabilities or be required to limit commercialization of our products. Our inability to obtain sufficient product liability insurance at an acceptable cost to protect against potential product liability claims could prevent or inhibit the commercialization of pharmaceutical products we develop, alone or with collaborators.

Many of our business practices are subject to scrutiny by regulatory authorities, as well as to lawsuits brought by private citizens under federal and state laws. Failure to comply with applicable law or an adverse decision in lawsuits may result in adverse consequences to us.

The laws governing our conduct in the United States are enforceable by criminal, civil and administrative penalties. Violations of laws such as the Federal Food, Drug, and Cosmetic Act, the Social Security Act (including the Anti-Kickback Law), the Public Health Service Act and the Federal False Claims Act, and any regulations promulgated under the authority of the preceding, may result in jail sentences, fines or exclusion from federal and state programs, as may be determined by Medicare, Medicaid and the Department of Health and Human Services and other regulatory authorities as well as by the courts. There can be no assurance that our activities will not come under the scrutiny of regulators and other government authorities or that our practices will not be found to violate applicable laws, rules and regulations or prompt lawsuits by private citizen "relators" under federal or state false claims laws.

For example, under the Anti-Kickback Law and similar state laws and regulations, the offer or payment of anything of value for patient referrals, or in return for purchasing, leasing, ordering or arranging for or recommending the purchase, lease, or ordering of any time or service reimbursable in whole or in part by a federal health care program is prohibited.  This places constraints on the marketing and promotion of products and on common business arrangements, such as discounted terms and volume incentives for customers in a position to recommend or choose products for patients, such as physicians and hospitals, and these practices can result in substantial legal penalties, including, among others, exclusion from the Medicare and Medicaid programs. Arrangements with referral sources such as purchasers, group purchasing organizations, physicians and pharmacists must be structured with care to comply with applicable requirements. Also, certain business practices, such as payments of consulting fees to healthcare providers, sponsorship of educational or research grants, charitable donations, interactions with healthcare providers that prescribe products for uses not approved by the FDA and financial support for continuing medical education programs, must be conducted within narrowly prescribed and controlled limits to avoid any possibility of wrongfully influencing healthcare providers to prescribe or purchase particular products or as a reward for past prescribing. Under the Patient Protection and Affordable Care Act and the companion Health Care and Education Reconciliation Act, which together are referred to as the healthcare reform law, such payments by pharmaceutical manufacturers to United States healthcare practitioners and academic medical centers must be publicly disclosed. A number of states have similar laws in place. Additional and stricter prohibitions could be implemented by federal and state authorities. Where such practices have been found to be improper incentives to use such products, government investigations and assessments of penalties against manufacturers have resulted in substantial damages and fines. Many manufacturers have been required to enter into consent decrees or orders that prescribe allowable corporate conduct.

Failure to satisfy requirements under the Federal Food, Drug, and Cosmetic Act can also result in penalties, as well as requirements to enter into consent decrees or orders that prescribe allowable corporate conduct. In addition, while regulatory authorities generally do not regulate physicians' discretion in their choice of treatments for their patients, they do restrict communications by manufacturers on unapproved uses of approved products or on the potential safety and efficacy of unapproved products in development. Companies in the United States, Canada and the European Union cannot promote approved products for other indications that are not specifically approved by the competent regulatory authorities (e.g., FDA in the United States), nor can companies promote unapproved products. In limited circumstances, companies may disseminate to physicians information regarding unapproved uses of approved products or results of studies involving investigational products. If such activities fail to comply with applicable regulations and guidelines of the various regulatory authorities, we may be subject to warnings from, or enforcement action by, these authorities. Furthermore, if such activities are prohibited, it may harm demand for our products. Promotion of unapproved drugs or devices or unapproved indications for a drug or device is a violation of the Federal Food, Drug, and Cosmetic Act and subjects us to civil and criminal sanctions. Furthermore, sanctions under the Federal False Claims Act have recently been brought against companies accused of promoting off-label uses of drugs, because such promotion induces the use and subsequent claims for reimbursement under Medicare and other federal programs. Similar actions for off-label promotion have been initiated by several states for Medicaid fraud. The healthcare reform law significantly strengthened provisions of the Federal False Claims Act, the Anti-Kickback Law that applies to Medicare and Medicaid, and other health care fraud provisions, leading to the possibility of greatly increased qui tam suits by relators for perceived violations. Violations or allegations of violations of the foregoing restrictions could materially and adversely affect our business.

We may be required to report detailed pricing information, net of included discounts, rebates and other concessions, to the Centers for Medicare & Medicaid Services, or CMS, for the purpose of calculating national reimbursement levels, certain federal prices and certain federal and state rebate obligations. Inaccurate or incomplete reporting of pricing information could result in liability under the False Claims Act, the federal Anti-Kickback Law and various other laws, rules and regulations.

We will need to establish systems for collecting and reporting this data accurately to CMS and institute a compliance program to assure that the information collected is complete in all respects. If we report pricing information that is not accurate to the federal government, we could be subject to fines and other sanctions that could adversely affect our business. If we choose to pursue clinical development and commercialization in the European Union or otherwise market and sell our products outside of the United States, we must obtain and maintain regulatory approvals and comply with regulatory requirements in such jurisdictions. The approval procedures vary among countries in complexity and timing. We may not obtain approvals from regulatory authorities outside the United States on a timely basis, if at all, which would preclude us from commercializing products in those markets.

In addition, some countries, particularly the countries of the European Union, regulate the pricing of prescription pharmaceuticals. In these countries, pricing discussions with governmental authorities can take considerable time after the receipt of marketing approval for a product. To obtain reimbursement or pricing approval in some countries, we may be required to conduct a clinical trial that compares the cost-effectiveness of their product candidate to other available therapies. Such trials may be time-consuming and expensive, and may not show an advantage in efficacy for our products. If reimbursement of our products is unavailable or limited in scope or amount, or if pricing is set at unsatisfactory levels, in either the United States or the European Union, we could be adversely affected.

Also, under the United States Foreign Corrupt Practices Act, or FCPA, the United States has increasingly focused on regulating the conduct by United States businesses occurring outside of the United States, generally prohibiting remuneration to foreign officials for the purpose of obtaining or retaining business. To enhance compliance with applicable health care laws, and mitigate potential liability in the event of noncompliance, regulatory authorities, such as the United States Health and Human Services Department Office of Inspector General, or OIG, have recommended the adoption and implementation of a comprehensive health care compliance program that generally contains the elements of an effective compliance and ethics program described in Section 8B2.1 of the United States Sentencing Commission Guidelines Manual. Increasing numbers of United States-based pharmaceutical companies have such programs. In the future, we may need to adopt healthcare compliance and ethics programs that would incorporate the OIG's recommendations, and train our applicable employees in such compliance. Such a program may be expensive and may not assure that we will avoid compliance issues.

The manufacturing processes for plasma-based biologics are complex and involve biological intermediates that are susceptible to contamination.

Plasma is a raw material that is susceptible to damage and contamination and may contain human pathogens, any of which would render the plasma unsuitable as raw material for further manufacturing. For instance, improper storage of plasma, by us or third-party suppliers, may require us to destroy some of our raw material. If unsuitable plasma is not identified and discarded prior to the release of the plasma to the manufacturing process, it may be necessary to discard intermediate or finished product made from that plasma or to recall any finished product released to the market, resulting in a charge to cost of goods sold. The manufacture of our plasma products is an extremely complex process of fractionation, purification, filling and finishing. Our products can become non-releasable or otherwise fail to meet our stringent specifications or regulatory agencies' specifications through a failure in one or more of these process steps. We may detect instances in which an unreleased product was produced without adherence to our manufacturing procedures or plasma used in our production process was not collected or stored in a compliant manner consistent with our cGMP or other regulations. Such an event of noncompliance would likely result in our determination that the implicated products should not be released or maybe replaced or withdrawn from the market and therefore should be destroyed. Once manufactured, our plasma-derived products must be handled carefully and kept at appropriate temperatures. Our failure, or the failure of third parties that supply, ship or distribute our products, to properly care for our products may require that those products be destroyed. Even if handled properly, biologics may form or contain particulates or have other issues or problems after storage which may require products to be destroyed or recalled. While we expect to write off small amounts of work-in-progress in the ordinary course of business due to the complex nature of plasma, our processes and our products, unanticipated events may lead to write-offs and other costs materially in excess of our expectations and the reserves we have established for these purposes. Such write-offs and other costs could cause material fluctuations in our profitability.

Furthermore, contamination of our products could cause investors, consumers, or other third parties with whom we conduct business to lose confidence in the reliability of our manufacturing procedures, which could adversely affect our sales and profits. In addition, faulty or contaminated products that are unknowingly distributed could result in patient harm, threaten the reputation of our products and expose us to product liability damages and claims from companies for whom we do contract manufacturing.

Our ability to continue to produce safe and effective products depends on the safety of our plasma supply and manufacturing processes against transmittable diseases.

Despite overlapping safeguards, including the screening of donors and other steps to remove or inactivate viruses and other infectious disease causing agents, the risk of transmissible disease through blood plasma products cannot be entirely eliminated. For example, since plasma-derived therapeutics involves the use and purification of human plasma, there has been concern raised about the risk of transmitting human immunodeficiency virus, or HIV, prions, West Nile virus, H1N1 virus or "swine flu" and other blood-borne pathogens through plasma-derived products. There are also concerns about the future transmission of H5N1 virus, or "bird flu." In the 1980s, thousands of hemophiliacs worldwide were infected with HIV through the use of contaminated Factor VIII. Other producers of Factor VIII, though not us, were defendants in numerous lawsuits resulting from these infections. New infectious diseases emerge in the human population from time to time. If a new infectious disease has a period during which time the causative agent is present in the bloodstream but symptoms are not present, it is possible that plasma donations could be contaminated by that infectious agent. Typically, early in an outbreak of a new disease, tests for the causative agent do not exist. During this early phase, we must rely on screening of donors (e.g., for behavioral risk factors or physical symptoms) to reduce the risk of plasma contamination. Screening methods are generally less sensitive and specific than a direct test as a means of identifying potentially contaminated plasma units. During the early phase of an outbreak of a new infectious disease, our ability to manufacture safe products would depend on the manufacturing process' capacity to inactivate or remove the infectious agent. To the extent that a product's manufacturing process is inadequate to inactivate or remove an infectious agent, our ability to manufacture and distribute that product would be impaired. If a new infectious disease were to emerge in the human population, the regulatory and public health authorities could impose precautions to limit the transmission of the disease that would impair our ability to procure plasma, manufacture our products or both. Such precautionary measures could be taken before there is conclusive medical or scientific evidence that a disease poses a risk for plasma-derived products. In recent years, new testing and viral inactivation methods have been developed that more effectively detect and inactivate infectious viruses in collected plasma. There can be no assurance, however, that such new testing and inactivation methods will adequately screen for, and inactivate, infectious agents in the plasma used in the production of our products.

We could become supply-constrained and our financial performance would suffer if we cannot obtain adequate quantities of FDA-approved source plasma with proper specifications.

In order for plasma to be used in the manufacturing of our products, the individual centers at which the plasma is collected must be licensed by the FDA, and approved by the regulatory authorities of any country in which we may wish to commercialize our products.  When we open a new plasma center, and on an ongoing basis after licensure, it must be inspected by the FDA for compliance with cGMP and other regulatory requirements. An unsatisfactory inspection could prevent a new center from being licensed or risk the suspension or revocation of an existing license. We do not and will not have adequate source plasma to manufacture RI-002. Therefore, we are reliant on purchasing normal source plasma to manufacture RI-002. We can give no assurances that normal source plasma will be available to us on commercially reasonable terms or at all. In order to maintain a plasma center's license, its operations must continue to conform to cGMP and other regulatory requirements. In the event that we determine that plasma was not collected in compliance with cGMP, we may be unable to use and may ultimately destroy plasma collected from that center, which would be recorded as a charge to cost of goods. Additionally, if non-compliance in the plasma collection process is identified after the impacted plasma has been pooled with compliant plasma from other sources, entire plasma pools, in-process intermediate materials and final products could be impacted. Consequently, we could experience significant inventory impairment provisions and write-offs which could adversely affect our business and financial results. We plan to increase our supplies of plasma for use in the manufacturing processes through increased purchases of plasma from third party suppliers as well as collections from our existing ADMA plasma collection centers. This strategy is dependent upon our ability to maintain a cGMP-compliant environment in both plasma centers and to expand production and attract donors to both centers. There is no assurance that the FDA will inspect and license our unlicensed plasma collection centers in a timely manner consistent with our production plans. If we misjudge the readiness of a center for an FDA inspection, we may lose credibility with the FDA and cause the FDA to more closely examine all of our operations. Such additional scrutiny could materially hamper our operations and our ability to increase plasma collections. Our ability to expand production and increase our plasma collection centers to more efficient production levels may be affected by changes in the economic environment and population in selected regions where ADMA operates its current or future plasma centers, by the entry of competitive plasma centers into regions where ADMA operates such centers, by misjudging the demographic potential of individual regions where ADMA expects to expand production and attract new donors, by unexpected facility related challenges, or by unexpected management challenges at selected plasma centers.

Our ability to commercialize our products, alone or with collaborators, will depend in part on the extent to which reimbursement will be available from governmental agencies, health administration authorities, private health maintenance organizations and health insurers and other healthcare payers, and also depend upon the approval, timing and representations by the FDA or other governmental authorities for our product candidates. As the FDA BLA review process is ongoing, we are subject to information requests and communications from the FDA on a routine basis and may not have clarity on any or all specific aspects of the approval timing, language, name, claims and any other future requirements that may be imposed by the FDA or other governmental agencies, for marketing authorization and ultimately financial reimbursement for patient utilization.

Our ability to generate product revenues will be diminished if our products sell for inadequate prices or patients are unable to obtain adequate levels of reimbursement. Significant uncertainty exists as to the reimbursement status of newly approved healthcare products, as well as to the timing, language, specifications and other details pertaining to the approval of such products. Healthcare payers, including Medicare, are challenging the prices charged for medical products and services. Government and other healthcare payers increasingly attempt to contain healthcare costs by limiting both coverage and the level of reimbursement for products. Even if one of our product candidates is approved by the FDA, insurance coverage may not be available, and reimbursement levels may be inadequate, to cover such product. If government and other healthcare payers do not provide adequate coverage and reimbursement levels for one of our products, once approved, market acceptance of such product could be reduced. Prices in many countries, including many in Europe, are subject to local regulation and certain pharmaceutical products, such as plasma-derived products, are subject to price controls in several of the world's principal markets, including many countries within the European Union. In the United States, where pricing levels for our products are substantially established by third-party payors, including Medicare, if payors reduce the amount of reimbursement for a product, it may cause groups or individuals dispensing the product to discontinue administration of the product, to administer lower doses, to substitute lower cost products or to seek additional price-related concessions. These actions could have a negative effect on financial results, particularly in cases where our products command a premium price in the marketplace, or where changes in reimbursement induce a shift in the site of treatment. The existence of direct and indirect price controls and pressures over our products could materially adversely affect our financial prospects and performance.

The new biosimilar pathway established as part of the healthcare reform may make it easier for competitors to market biosimilar products.

The healthcare reform law also introduced a biosimilar pathway that will permit companies to obtain FDA approval of generic versions of existing biologics based upon reduced documentation and data requirements deemed sufficient to demonstrate safety and efficacy than are required for the pioneer biologics. The new law provides that a biosimilar application may be submitted as soon as 4 years after the reference product is first licensed, and that the FDA may not make approval of an application effective until 12 years after the reference product was first licensed. With the likely introduction of biosimilars in the United States, we expect in the future to face greater competition from biosimilar products, including a possible increase in patent challenges. The FDA has reported meeting with sponsors who are interested in developing biosimilar products, and is developing regulations to implement the abbreviated regulatory review pathway.

The implementation of the healthcare reform law in the United States may adversely affect our business.

Through the March 2010 adoption of the healthcare reform law in the United States, substantial changes are being made to the current system for paying for healthcare in the United States, including programs to extend medical benefits to millions of individuals who currently lack insurance coverage. The changes contemplated by the healthcare reform law are subject to rule-making and implementation timelines that extend for several years, and this uncertainty limits our ability to forecast changes that may occur in the future. However, implementation has already begun with respect to certain significant cost-saving measures under the healthcare reform law, for example with respect to several government healthcare programs that may cover the cost of our future products, including Medicaid, Medicare Parts B and D, and these efforts could have a materially adverse impact on our future financial prospects and performance. For example, with respect to Medicaid, in order for a manufacturer's products to be reimbursed by federal funding under Medicaid, the manufacturer must enter into a Medicaid rebate agreement with the Secretary of the United States Department of Health and Human Services, and pay certain rebates to the states based on utilization data provided by each state to the manufacturer and to CMS, and pricing data provided by the manufacturer to the federal government. The states share this savings with the federal government, and sometimes implement their own additional supplemental rebate programs. Under the Medicaid drug rebate program, the rebate amount for most branded drug products was previously equal to a minimum of 15.1% of the Average Manufacturer Price, or AMP, or the AMP less Best Price, whichever is greater. Effective January 1, 2010, the healthcare reform law generally increases the size of the Medicaid rebates paid by manufacturers for single source and innovator multiple source (brand name) drug product from a minimum of 15.1% to a minimum of 23.1% of the AMP, subject to certain exceptions, for example, for certain clotting factors, the increase is limited to a minimum of 17.1% of the AMP. For non-innovator multiple source (generic) products, the rebate percentage is increased from a minimum of 11.0% to a minimum of 13.0% of AMP.  In 2010, the healthcare reform law also newly extended this rebate obligation to prescription drugs covered by Medicaid managed care organizations. These increases in required rebates may adversely affect our future financial prospects and performance.  In order for a pharmaceutical product to receive federal reimbursement under the Medicare Part B and Medicaid programs or to be sold directly to U.S. government agencies, the manufacturer must extend discounts to entities eligible to participate in the 340B drug pricing program.  The required 340B discount on a given product is calculated based on the AMP and Medicaid rebate amounts reported by the manufacturer.  As the 340B drug pricing is determined based on AMP and Medicaid rebate data, the revisions to the Medicaid rebate formula and AMP definition described above could cause the required 340B discount to increase.

Effective in 2011, the healthcare reform law imposed an annual, nondeductible fee on any entity that manufactures or imports certain branded prescription drugs and biologic agents, apportioned among these entities according to their market share in certain government healthcare programs. These fees may adversely affect our future financial prospects and performance.  The healthcare reform law established the Center for Medicare and Medicaid Innovation within CMS to test innovative payment and service delivery models to lower Medicare and Medicaid spending, potentially including prescription drug spending. Funding has been allocated to support the mission of the Center for Medicare and Medicaid Innovation through 2019.

The healthcare reform law also creates new rebate obligations for our products under Medicare Part D, a partial, voluntary prescription drug benefit created by the United States federal government primarily for persons 65 years old and over. The Part D drug program is administered through private insurers that contract with CMS. Beginning in 2011, the healthcare reform law generally requires that in order for a drug manufacturer's products to be reimbursed under Medicare Part D, the manufacturer must enter into a Medicare Coverage Gap Discount Program agreement with the Secretary of the United States Department of Health and Human Services, and reimburse each Medicare Part D plan sponsor an amount equal to 50% savings for the manufacturer's brand name drugs and biologics which the Part D plan sponsor has provided to its Medicare Part D beneficiaries who are in the "donut hole" (or a gap in Medicare Part D coverage for beneficiaries who have expended certain amounts for drugs). The Part D plan sponsor is responsible for calculating and providing the discount directly to its beneficiaries and for reporting these amounts paid to CMS's contractor, which notifies drug manufacturers of the rebate amounts it must pay to each Part D plan sponsor. The rebate requirement could adversely affect our future financial performance, particularly if contracts with Part D plans cannot be favorably renegotiated or the Part D plan sponsors fail to accurately calculate payments due in a manner that overstates our rebate obligation. Regarding access to our products, the healthcare reform law established and provided significant funding for a Patient-Centered Outcomes Research Institute to coordinate and fund comparative effectiveness research (“CER”). While the stated intent of CER is to develop information to guide providers to the most efficacious therapies, outcomes of CER could influence the reimbursement or coverage for therapies that are determined to be less cost-effective than others. Should any of our products be determined to be less cost effective than alternative therapies, the levels of reimbursement for these products, or the willingness to reimburse at all, could be impacted, which could materially impact our future financial prospects and results. Future changes to the healthcare reform law in the United States could potentially exacerbate some or all of these risk and introduce additional risks to our business.

Developments in the worldwide economy may adversely impact our business.

The difficult economic environment may adversely affect demand for our products. RI-002, our current product candidate, is expected to be sold to hospitals, specialty pharmacies and clinicians in the United States. As a result of loss of jobs, patients may lose medical insurance and be unable to purchase supply or may be unable to pay their share of deductibles or co-payments. Hospitals adversely affected by the economy may steer patients to less costly therapies, resulting in a reduction in demand, or demand may shift to public health hospitals, which may purchase at a lower government price. While to date we cannot directly trace any material reduction in demand to the recession, if economic conditions do not improve, the impact may become material.

Risks Relating to our Finances, Capital Requirements and Other Financial Matters

We are a late-stage company with a history of operating losses that are expected to continue and we are unable to predict the extent of future losses, whether we will generate significant revenues or whether we will achieve or sustain profitability.

We are a late stage company and our prospects must be considered in light of the uncertainties, risks, expenses and difficulties frequently encountered by similarly situated companies. We have generated net losses in all periods since our inception in June 2004, including losses of approximately $19.5 million and $18.0 million for the years ended December 31, 2016 and 2015, respectively.  We have an accumulated deficit of $106.9 million since inception. We expect to make substantial expenditures and incur increasing operating costs in the future and our accumulated deficit will increase significantly as we expand commercial development, infrastructure, manufacturing and inventory planned requirements and clinical trial activities for our product candidates. Our losses have had, and are expected to continue to have, an adverse impact on our working capital, total assets and stockholders' equity. Because of the risks and uncertainties associated with product development, we are unable to predict the extent of any future losses, whether we will ever generate significant revenues or if we will ever achieve or sustain profitability.

Although our financial statements have been prepared on a going-concern basis, we must raise additional capital during the second half of 2017 to fund our operations in order to continue as a going concern.

CohnReznick LLP, our independent registered public accounting firm for the fiscal year ended December 31, 2016, has included an explanatory paragraph in their opinion that accompanies our audited consolidated financial statements as of and for the year ended December 31, 2016, indicating that our current liquidity position raises substantial doubt about our ability to continue as a going concern. If we are unable to improve our liquidity position we may not be able to continue as a going concern.  If we are unable to continue as a going concern, we may have to liquidate our assets and may receive less than the value at which those assets are carried on our financial statements. We may also be forced to make reductions in spending, including delaying or curtailing our clinical development, trials or commercialization efforts, or seek to extend payment terms with our vendors and licensing partners. Our ability to raise or borrow the capital needed to improve our financial condition may be hindered by a variety of factors, including market conditions and the availability of such financing on acceptable terms, if at all. If we are unable to obtain sufficient funding, our business, prospects, financial condition and results of operations will be materially and adversely affected and we may be unable to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might result if we are unable to continue as a going concern and, therefore, may be required to realize our assets and discharge our liabilities other than in the normal course of business which could cause our security holders to suffer the loss of all or a substantial portion of their investment in our company.

Assuming the Transaction is not consummated, we anticipate that our principal sources of liquidity will only be sufficient to fund our activities as currently conducted and financial obligations into the second half of 2017. In order to have sufficient cash to fund our operations thereafter, we will need to raise additional equity or debt capital by the end of the second half of 2017 in order to continue as a going concern, and we cannot provide any assurance that we will be successful in doing so. This time frame may change based upon the timing of our commercial manufacturing scale up activities and the timing of the closing of the Transaction.  If our assumptions underlying our estimated expenses prove to be wrong, we may have to raise additional capital sooner than the second half of 2017.  These assumptions may also change based upon the timing of the completion of the Transaction, anticipated during the first half of 2017, of which funds received from Biotest at the closing of the Transaction are expected to be sufficient to fund operations into the first quarter of 2018.

While we expect that, if the Transaction is consummated, our cash and cash equivalents will be sufficient to fund the combined company into the first quarter of 2018, we may need to obtain additional capital to fund our operations. Failure to obtain this necessary capital when needed may force us to delay, limit or terminate our product development efforts or other operations.

Assuming the consummation of the Transaction, we expect that our cash and cash equivalents will be sufficient to fund the operations of the combined company into the first quarter of 2018. However, this estimate is based on a number of assumptions that may prove to be wrong, and changing circumstances beyond our control may cause capital to be consumed more rapidly than currently anticipated. As a result, the operating plan of the combined company may change due to factors currently unknown to us, and we may need to seek additional funds sooner than planned, through public or private financings. Additional funding may not be available to us on acceptable terms or at all. In addition, the terms of any financing may adversely affect the holdings or the rights of our stockholders. In addition, the issuance of additional shares by us, or the possibility of such issuance, may cause the market price of our common stock to decline.

We require additional funding and may be unable to raise capital when needed, which would force us to delay, curtail or eliminate one or more of our research and development programs or commercialization efforts.

Our operations have consumed substantial amounts of cash since inception. During the years ended December 31, 2016 and 2015, we incurred research and development expenses of approximately $7.7 million and $7.0 million, respectively. We expect to continue to spend substantial amounts on product development, including commercialization activities, procuring raw material plasma, manufacturing, conducting potential future clinical trials for our product candidates and purchasing clinical trial materials from our suppliers. We anticipate that, based upon our projected revenue and expenditures, our current cash and cash equivalents, short term investments will be sufficient to fund our operations, as currently conducted, into the second half of 2017. This time frame may change based upon the timing of the closing of the Transaction, and how aggressively we execute on our operational initiatives.  If our assumptions underlying our estimated expenses prove to be wrong, we may have to raise additional capital sooner than the second half of 2017.  These assumptions may also change based upon the timing of the completion of the Transaction, anticipated during the first half of 2017, of which funds received from Biotest at the closing of the Transaction are expected to be sufficient to fund operations into the first quarter of 2018.  We have based this estimate, however, on assumptions that may prove to be wrong, and we could spend our available financial resources much faster than we currently expect. Until such time, if ever, as we can generate a sufficient amount of product revenue and achieve profitability, we expect to seek to finance future cash needs through equity or debt financings or corporate collaboration and licensing arrangements. If we are unable to raise additional capital, we will have to delay, curtail or eliminate our product development, including conducting clinical trials for our product candidates and purchasing clinical trial materials from our suppliers, as well as future commercialization efforts.

Our loan and security agreement with Oxford Finance LLC (“Oxford”) is subject to acceleration in specified circumstances, which may result in Oxford taking possession and disposing of any collateral. We became obligated to begin making payments of principal and interest on February 1, 2017.

On June 19, 2015, we entered into a Loan and Security Agreement, or LSA, with Oxford for up to $21.0 million and refinanced our existing loan with Hercules Technology Growth Capital, Inc. (“Hercules”).  The first tranche of $16.0 million from the Oxford loan was primarily used to repay our existing facility with Hercules.  In May 2016, we amended the LSA with Oxford and we borrowed an additional $4.0 million, bringing the total principal amount borrowed to $20.0 million.  The LSA bears interest at a rate per annum equal to the greater of (i) 7.80% and (ii) the sum of (a) the three month U.S. LIBOR rate (as reported in The Wall Street Journal) on the date occurring on the last business day of the month that immediately precedes the month in which the interest will accrue, plus (b) 7.54% on the outstanding principal balance.  We became obligated to begin to repay the principal over 36 months beginning February 1, 2017, unless accelerated as a result of certain events of default.  A final payment equal to 8.95% of the funded loan amount is due at the earlier of loan maturity or prepayment.  In addition, a facility fee of $105,000 was paid at closing.  In the event we elect to prepay the loan, we are obligated to pay a prepayment charge corresponding to a percentage of the principal amount of the loan, with such percentage being: (i) for a prepayment made on or after the funding date of the applicable term loan through and including the first anniversary of its funding date, an amount equal to 3.00% of the principal amount of the term loan prepaid; (ii) for a prepayment made after the first anniversary of the funding date of the applicable term loan through and including the second anniversary of such funding date, an amount equal to 2.00% of the principal amount of such term loan prepaid; and (iii) for a prepayment of a term loan made after the second anniversary of its funding date and prior to its maturity date, an amount equal to 1.00% of the principal amount of the term loan prepaid.  The loan matures no later than January 1, 2020.  The loan is secured by our assets, except for our intellectual property (which is subject to a negative pledge).  Events of default under the agreement include, but are not limited to: (i) insolvency, liquidation, bankruptcy or similar events; (ii) failure to pay any debts due under the LSA or other loan documents on a timely basis; (iii) failure to observe any covenant or secured obligation under the LSA or other loan documents, which failure, in most cases, is not cured within 10 days of written notice by lender; (iv) occurrence of any default under any other agreement between us and the lender, which is not cured within 10 days; (v) occurrence of an event that could reasonably be expected to have a material adverse effect;  (vi) material misrepresentations; (vii) occurrence of any default under any other agreement involving indebtedness or the occurrence of a default under any agreement that could reasonably be expected to have a material adverse effect; and (viii) certain money judgments are entered against us or a certain portion of its assets are attached or seized. Remedies for events of default include acceleration of amounts owing under the LSA and Oxford taking immediate possession of, and selling, any collateral securing the loan.

Raising additional funds by issuing securities or through licensing or lending arrangements may cause dilution to our existing stockholders, restrict our operations or require us to relinquish proprietary rights.

To the extent that we raise additional capital by issuing equity securities, the share ownership of existing stockholders will be diluted. Any future debt financing may involve covenants that restrict our operations, including limitations on our ability to incur liens or additional debt, pay dividends, redeem our stock, make certain investments and engage in certain merger, consolidation or asset sale transactions, among other restrictions. In addition, if we raise additional funds through licensing arrangements or the disposition of any of our assets, it may be necessary to relinquish potentially valuable rights to our product candidates, or grant licenses on terms that are not favorable to us.

Our cash, cash equivalents and short-term investments could be adversely affected if the financial institutions in which we hold our cash, cash equivalents and short-term investments fail.

We regularly maintain cash balances at third-party financial institutions in excess of the Federal Deposit Insurance Corporation, or FDIC, insurance limit. While we monitor daily the cash balances in the operating accounts and adjust the balances as appropriate, these balances could be impacted, and there could be a material adverse effect on our business, if one or more of the financial institutions with which we deposit fails or is subject to other adverse conditions in the financial or credit markets. To date, we have experienced no loss or lack of access to our invested cash or cash equivalents; however, we can provide no assurance that access to our invested cash and cash equivalents will not be impacted by adverse conditions in the financial and credit markets.

If we fail to maintain proper and effective internal control over financial reporting in the future, our ability to produce accurate and timely financial statements could be impaired, which could harm our operating results, investors' views of us and, as a result, the value of our common stock.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 and related rules, or SOX, our management is required to report on the effectiveness of our internal control over financial reporting. The rules governing the standards that must be met for management to assess our internal control over financial reporting are complex and require significant documentation, testing and possible remediation. To comply with the requirements of being a reporting company under the Securities Exchange Act of 1934, as amended, or the Exchange Act, we have been required to upgrade, and may need to implement further upgrades to our systems, including information technology, implement additional financial and management controls, reporting systems and procedures and hire additional accounting and finance staff.

ADMA intends to apply its own internal control framework, including its information technology, financial and management controls, reporting systems and procedures and accounting and finance staff to the BPC Therapy Business Unit. However, there can be no assurance that we will maintain adequate internal control over financial reporting in the future. Any failure to implement controls or other difficulties encountered in the future could cause investors to lose confidence in the reliability of our financial statements, which could negatively impact our business, financial condition, results of operations and cash flows.

Our ability to use our Net Operating Loss carryforwards (NOLs) may be limited.

We have incurred substantial losses during our history. As of December 31, 2016, we had reported federal and state NOLs of $87.8 million and $75.2 million, respectively. The $87.8 million and $75.2 million in federal and state NOLs, respectively, will begin to expire at various dates beginning in 2027. Under the provisions of the Internal Revenue Code, changes in our ownership, in certain circumstances, will limit the amount of federal NOLs that can be utilized annually to offset future taxable income. In particular, Section 382 of the Internal Revenue Code imposes limitations on a company’s ability to use NOLs upon certain changes in ownership. ADMA’s past issuances of stock and mergers and acquisitions have resulted in ownership changes within the meaning of Section 382. As a result, the utilization of portions of its net operating losses may be subject to annual limitations. We expect that the consummation of the Transaction will result in an ownership change within the meaning of Section 382, which will result in additional material limitations on our ability to utilize NOLs. As a result of such limitations, we expect that we will not fully utilize our existing NOLs before they expire. We may experience ownership changes in the future as a result of subsequent shifts in our stock ownership that we cannot predict or control that could result in further limitations being placed on our ability to utilize our federal NOLs.

 If we cease to be a “smaller reporting company” in the future, we will be required to obtain an auditor’s attestation on the effectiveness of our internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act of 2002. Complying with this requirement will increase our accounting costs, and any delay or difficulty in satisfying this requirement could adversely affect our future results of operations and our stock price.

As a smaller reporting company, we are exempt from Section 404(b) of the Sarbanes-Oxley Act of 2002, which requires an independent registered public accounting firm to test the internal control over financial reporting of public companies, and to report on the effectiveness of such controls. If our status as a smaller reporting company changes, we may be required to comply with this auditor attestation requirement. We expect that compliance with this requirement would increase our financial compliance costs and make our audit process more time consuming and costly.

Risks Related to our Common Stock

Existing ADMA stockholders will have a diluted ownership and voting interest after the Transaction, will exercise less influence over management of the combined company and may have conflicting interests with Biotest and its affiliates.

Pursuant to the terms of the Purchase Agreement, it is anticipated that we will issue shares of our common stock to Biotest stockholders representing approximately 50% less one share of the outstanding shares of capital stock of the combined company as of immediately following completion of the Transaction.  Accordingly, the issuance of shares of our common stock (representing 25% of our common stock and additional shares of our non-voting common stock representing the balance of such 50% less one share  issuance) to Biotest in connection with the Transaction will reduce significantly the relative voting power of each share of our common stock held by our current stockholders. Consequently, our stockholders as a group will have significantly less influence over the management and policies of the combined company after the completion of the Transaction than prior to completion of the Transaction.

ADMA is issuing capital stock in the Transaction equal to fifty percent (50%), less one share, of the issued and outstanding ADMA capital stock (calculated as of immediately following the closing of the Transaction and on a post-closing issuance basis), consisting of (x) 4,295,580 shares of ADMA common stock representing twenty-five percent (25%) of the issued and outstanding common stock of ADMA and (y) 8,591,160 shares of ADMA non-voting common stock representing the balance of the Biotest Equity Interest, which is convertible into common stock of ADMA upon the occurrence of certain specified events as further described in “The Charter Proposal.” As a result, existing ADMA stockholders will own in the aggregate a significantly smaller percentage of the combined company than they currently own. Immediately after the effective time of the Transaction, ADMA’s current stockholders will own approximately 50.01% of the capital stock and approximately 75% of the common stock of the combined company. This dilution will decrease the ability of our current stockholders to influence the election of directors and other matters. In addition, our current stockholders will experience dilution in their interest in our earnings per share.

In addition, the standstill provisions in the Stockholders Agreement restricting Biotest from engaging in certain actions with respect to ADMA and its common stock will terminate early (subject to certain exceptions) upon occurrence of certain events, including if any “person” (as such term is defined in the Stockholders Agreement) or “group” (as such term is defined in Section 13(d)(3) of the Exchange Act) (other than Biotest and its affiliates) acquires equity interests of ADMA equal to 20% or more of the outstanding capital stock of ADMA.

As consideration for the Transaction, Biotest will also receive certain nomination rights with respect to our Board (including the right to nominate a director and a Board observer, and, under certain circumstances, a second director). In addition, during the standstill period, (a) in the event of the death or permanent disability of Adam Grossman, Biotest will have the right to nominate three qualified candidates as the replacement CEO of ADMA and the Board will appoint one of such three candidates as the new CEO of ADMA, and (b) Biotest will have a similar right to nominate candidates as a successor CEO to the initial replacement CEO.

As a result of the foregoing, Biotest will exercise significant influence over our management and policies, and our existing stockholders will have less influence over the management and policies of the combined company than they currently exercise over the management and policies of ADMA. Moreover, Biotest and/or its affiliate will become a creditor of ADMA in connection with the Transaction and, in such capacity, may have interests which conflict with other stockholders. We also cannot anticipate any future effects that the proposed acquisition by Creat Group Corporation may have on Biotest. The foregoing factors may result in a material adverse effect on ADMA and its stockholders.

The market price of our common stock may be volatile after the consummation of the Transaction and may fluctuate in a way that is disproportionate to our operating performance.

The market price of our common stock following the consummation of the Transaction may vary significantly from their prices on the date the Purchase Agreement was executed, the date of this proxy statement, or the date on which our stockholders vote on the Transaction. Such volatility may result in substantial losses for our stockholders.

Our stock price may experience substantial volatility as a result of a number of factors, including:

•	the closing and consummation, or failure thereof, of the Transaction;
•	sales or potential sales of substantial amounts of our common stock;
•	delay or failure in initiating or completing preclinical or clinical trials or unsatisfactory results of these trials;
•	delay in FDA approval for RI-002;
•	the timing of acceptance, reimbursement and sales of RI-002;
•	announcements about us or about our competitors, including clinical trial results, regulatory approvals or new product introductions;
•	developments concerning our licensors or product manufacturers;
•	litigation and other developments relating to our patents or other proprietary rights or those of our competitors;
•	conditions in the pharmaceutical or biotechnology industries;
•	governmental regulation and legislation;
•	variations in our anticipated or actual operating results; and
•	change in securities analysts’ estimates of our performance, or our failure to meet analysts’ expectations.

Many of these factors are beyond our control. The stock markets in general, and the market for pharmaceutical and biotechnology companies in particular, have historically experienced extreme price and volume fluctuations. These fluctuations often have been unrelated or disproportionate to the operating performance of these companies. These broad market and industry factors could reduce the market price of our common stock, regardless of our actual operating performance.

The market price of our common stock following the Transaction may decline as a result of the Transaction.

The market price of our common stock may decline as a result of the Transaction for a number of reasons, including if:

•	investors react negatively to the prospects of the combined organization’s business and prospects from the Transaction;
•	third parties may seek to terminate and/or renegotiate their relationships with us as a result of the Transaction, whether pursuant to the terms of their existing agreements with us or otherwise;
•	the effect of the Transaction on the combined organization’s business and prospects is not consistent with the expectations of financial or industry analysts; or
•	the combined organization does not achieve the perceived benefits of the Transaction as rapidly or to the extent anticipated by financial or industry analysts.

Upon closing and consummation of the Transaction, Biotest or other stockholders will be a significant stockholder.  Future sales, or the perception of future sales, of our common stock by Biotest may negatively impact our stock price and impair our ability to raise capital in the future.

Upon consummation of the Transaction, the Biotest stockholders will receive newly issued shares of ADMA capital stock representing an economic interest equal to 50% of the outstanding ADMA capital stock, less one share. Also, we will be entering into a Registration Rights Agreement with the Biotest stockholders in connection with the closing of the Transaction. If the Biotest stockholders sell, or the market perceives that the Biotest stockholders intend to sell, a substantial portion of their interest in ADMA in the public market, the market price of our common stock could decline significantly. Although the shares held by the Biotest stockholders will be subject to lock-up periods and contractual volume limitations on resales pursuant to the Stockholders Agreement, such lock-up periods will expire six-months after the closing of the Transaction.

Any sales of substantial amounts of our common stock in the public market, including sales or distributions of shares by Biotest or its affiliate(s), or the perception that such sales or distributions might occur, could harm the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities.

We have never paid and do not intend to pay cash dividends in the foreseeable future.  As a result, capital appreciation, if any, will be your sole source of gain.

We have never paid cash dividends on any of our capital stock and we currently intend to retain future earnings, if any, to fund the development and growth of our business. In addition, the terms of existing and future debt agreements may preclude us from paying dividends. As a result, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.

Our affiliates control the majority of our shares of common stock. Provisions in our certificate of incorporation, our by-laws and Delaware law might discourage, delay or prevent a change in control of our company or changes in our management and, therefore, depress the trading price of our common stock.

Provisions of our certificate of incorporation, our by-laws and Delaware law may have the effect of deterring unsolicited takeovers or delaying or preventing a change in control of our company or changes in our management, including transactions in which our stockholders might otherwise receive a premium for their shares over then current market prices. Prior to the consummation of the Transaction, our directors and executive officers and their affiliates beneficially owned approximately 51% of the outstanding shares of our common stock. Following the consummation of the Transaction, our directors and executive officers and their affiliates will beneficially own 25.5% of the outstanding shares of our common stock. In addition, these provisions may limit the ability of stockholders to approve transactions that they may deem to be in their best interests. These provisions include:

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the inability of stockholders to call special meetings; and the ability of the Board to designate the terms of and issue new series of preferred stock without stockholder approval, which could include the right to approve an acquisition or other change in our control or could be used to institute a rights plan, also known as a poison pill, that would work to dilute the stock ownership of a potential hostile acquirer, likely preventing acquisitions that have not been approved by the Board; and

•
classification of the Board and limitation on filling of vacancies could make it more difficult for a third party to acquire, or discourage a third party from seeking to acquire, control of our company.

In addition, Section 203 of the Delaware General Corporation Law prohibits a publicly-held Delaware corporation from engaging in a business combination with an interested stockholder, generally a person which together with its affiliates owns, or within the last three years, has owned 15% of our voting stock, for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner.  The existence of the forgoing provisions and anti-takeover measures could limit the price that investors might be willing to pay in the future for shares of our common stock. They could also deter potential acquirers of our company, thereby reducing the likelihood that you could receive a premium for your common stock in an acquisition. In addition, as a result of the concentration of ownership of our shares of common stock, our stockholders may from time to time, observe instances where there may be less liquidity in the public markets for our securities.

If we fail to adhere to the listing requirements of NASDAQ, we may be subject to delisting. As a result, our stock price may decline and our common stock may be delisted.  If our common stock were no longer listed on NASDAQ, the liquidity of the trading market for our common stock would be impaired.

Our common stock currently trades on the NASDAQ Capital Market under the symbol “ADMA.” If we fail to adhere to NASDAQ's listing criteria, including with respect to stock price, our market capitalization and stockholders’ equity, our common stock may be delisted. This would impair the liquidity of the trading market for our common stock. Although we currently satisfy the listing criteria for NASDAQ, if our stock price declines dramatically, we could be at risk of falling below NASDAQ continuing listing criteria.

We are an “emerging growth company,” and elect to comply with reduced public company reporting requirements applicable to emerging growth companies, which could make our common stock less attractive to investors.

We are an “emerging growth company,” as defined by the JOBS Act. The JOBS Act contains provisions that, among other things, reduce certain reporting requirements for qualifying public companies.  As an “emerging growth company,” we may, under Section 7(a)(2)(B) of the Securities Act, delay adoption of new or revised accounting standards applicable to public companies until such standards would otherwise apply to private companies.   We may continue to take advantage of this extended transition period until the first to occur of the date that we (i) are no longer an “emerging growth company” or (ii) affirmatively and irrevocably opt out of this extended transition period.

We could be an emerging growth company until December 31, 2018, which is the last day of the fiscal year following the fifth anniversary of the first sale of our common equity securities pursuant to an effective registration statement under the Securities Act. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1 billion or we issue more than $1 billion of non-convertible debt in any three-year period, we would cease to be an emerging growth company prior to the end of such five-year period.

We have elected to take advantage of the benefits of this extended transition period.  Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.  Until the date that we are no longer an “emerging growth company” or affirmatively and irrevocably opt out of the exemption provided by Securities Act Section 7(a)(2)(B), upon issuance of a new or revised accounting standard that applies to our financial statements and that has a different effective date for public and private companies, we will disclose the date on which adoption is required for non-emerging growth companies and the date on which we will adopt the recently issued accounting standard. As an emerging growth company, we are also exempt from the requirement to have our independent auditors provide an attestation report on our internal control over financial reporting.

We cannot predict if investors will find our common stock less attractive as a result of our reliance on these exemptions. If some investors find our common stock less attractive as a result of any choice we make to reduce disclosure, there may be a less active trading market for our common stock and our stock price may be more volatile.

Ownership of our common stock on a post-Transaction basis will be highly concentrated, and it may prevent our stockholders from influencing significant corporate decisions and may result in conflicts of interest that could cause the combined company’s stock price to decline.

Upon completion of the Transaction, Biotest, together with current members of the Board, are expected to beneficially own or control a majority of our Company.  On a post-Transaction basis, Biotest will own 12,886,740 shares of our common stock, consisting of 4,295,580 voting shares of our common stock and 8,591,160 nonvoting shares of our common stock, representing 50% less one share of our capital stock outstanding, and the current members of the Board will own 5,991,740 voting shares of our common stock.  Accordingly, these directors, executive officers and their affiliates and stockholders, acting individually or as a group, will have substantial influence over the outcome of a corporate action of the combined company requiring stockholder approval, including the election of directors, any merger, consolidation or sale of all or substantially all of the combined company’s assets or any other significant corporate transaction.  These stockholders also may exert influence in delaying or preventing a change in control of the combined company, even if such change in control would benefit the other stockholders of the combined company.  In addition, the significant concentration of stock ownership may affect adversely the market value of the combined company’s common stock due to investors’ perception that conflicts of interest may exist or arise.

The limited market and low trading volume of our common stock, together with the significant ownership position of Biotest following consummation of the Transaction, could have adverse effects on the combined company or cause a change of control of the combined company to be less likely without the support of Biotest.

Because of the limited market and generally low volume of trading in the Company’s common stock, the market price of the common stock could be more likely to be affected by broad market fluctuations, general market conditions, fluctuations in our operating results, changes in the market’s perception of our business, and announcements made by the Company, its competitors or parties with whom the Company has business relationships. If Biotest were to sell substantial amounts of the Company’s common stock, if permitted to do so under agreements with the Company and applicable law following the consummation of the Transaction, or investors perceive that these sales could occur, the market price of the Company’s common stock could be adversely affected.  The lack of liquidity in the Company’s common stock may also make it difficult for us to issue additional securities for financing or other purposes, or to otherwise arrange for any financing we may need in the future. Finally, we may experience other adverse effects, including, without limitation, the loss of confidence in us by current and prospective suppliers, customers, employees and others with whom we have or may seek to initiate business relationships.

Such limited liquidity in our common stock together with Biotest’s significant ownership interest in our Company following consummation of the Transaction, representation on our Board, and other rights pursuant to the Stockholders Agreement following the completion of the Transaction, may make a change of control of the combined company less likely without the support of Biotest.  This influence of Biotest may also have the effect of discouraging offers to acquire the Company or the opportunity to receive a control premium in connection therewith because any such consummation would likely require the consent of Biotest.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make forward-looking statements in this proxy statement. These forward-looking statements relate to outlooks or expectations for earnings, revenues, expenses or other future financial or business performance, strategies or expectations, or the impact of legal or regulatory matters on business, results of operations or financial condition. Specifically, forward-looking statements may include statements relating to (among other things):

•	the structure, timing and completion of the Transaction;

•	the capitalization, liquidity, resources and ownership structure of the combined company;

•	the nature, strategy and focus of the combined company;

•	the safety, efficacy and projected development timeline and commercial potential of any product candidates;

•	the expected benefits and potential value created by the Transaction;

•	future economic conditions or performance;

•	management and governance structure of the combined company;

•	approval and closing of the Transaction;

•	voting by ADMA’s stockholders in connection with matters relating to the Transaction; and

•	our belief and assumptions underlying any of the foregoing.

These statements relate to future events and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under “Risk Factors” beginning on page 17 and elsewhere in this proxy statement and the risk factors disclosed in our fiscal 2016 Annual Report on Form 10-K.

Any forward-looking statement included or incorporated by reference in this proxy statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, industry and future growth. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements speak only as of the dates such statements are made. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

This proxy statement contains and/or incorporates by reference estimates, projections and other information concerning our industry, our business and the markets for certain drugs, including data regarding the estimated size of those markets, their projected growth rates and the incidence of certain medical conditions. Information that is based on estimates, forecasts, projections or similar methodologies is inherently subject to uncertainties, and actual events or circumstances may differ materially from events and circumstances reflected in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from reports, research surveys, studies and similar data prepared by third parties, industry, medical and general publications, government data and similar sources. In some cases, we do not expressly refer to the sources from which this data is derived. In that regard, when we refer to one or more sources of this type of data in any paragraph, you should assume that other data of this type appearing in the same paragraph is derived from the same sources, unless otherwise expressly stated or the context otherwise requires.

Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in reports filed with the SEC by ADMA. See “Where You Can Find Additional Information” beginning on page 139.

INFORMATION ABOUT THE PARTIES TO THE TRANSACTION

ADMA Biologics, Inc. (“ADMA,” “we,” “us,” “our” or the “Company”) is a late-stage biopharmaceutical company that develops, manufactures, and intends to market specialty plasma-based biologics for the treatment and prevention of certain infectious diseases. Our targeted patient populations include immune-compromised individuals who suffer from an underlying immune deficiency disorder or who may be immune-suppressed for medical reasons. In order to produce plasma-derived therapeutics that can be administered to patients, raw material plasma is collected from healthy donors at plasma collection facilities licensed by the U.S. Food and Drug Administration (the “FDA”). ADMA operates two source plasma collection facilities located in Norcross and Marietta, Georgia, which facilities provide us with a portion of our plasma requirements. These facilities are licensed by the FDA and certain foreign regulators. Our lead product candidate, RI-002, is intended for the treatment of Primary Immune Deficiency Disease (“PIDD”), and has completed a pivotal Phase III clinical study. In the third quarter of 2015, we submitted and the FDA accepted for review, a Biologics License Application (“BLA”), for RI-002 for the treatment of PIDD. RI-002 is enriched with standardized high levels of naturally occurring polyclonal antibodies as well as high levels of antibodies targeted to Respiratory Syncytial Virus (“RSV”). ADMA’s common stock is listed on the NASDAQ Capital Market, under our trading symbol “ADMA”. ADMA’s principal executive office is located at 465 State Route 17 South, Ramsey, NJ, 07446 and its telephone number is (201) 478-5552.

Biotest Pharmaceuticals Corporation (“Seller”) is a U.S. subsidiary of Biotest AG (“Biotest”), a German-based global provider of plasma protein therapies worldwide. Seller researches and manufactures biotherapeutic products with a specialization in immunology and hematology. Seller employs approximately 900 people.  Seller operates a state-of-the-art manufacturing facility in Boca Raton, Florida (the “Boca Facility”), where it manufactures two proprietary immune globulin products, Nabi-HB® and BIVIGAM®, as well as performs contract manufacturing services for certain third parties. Seller has in its pipeline hepatitis C immune globulin. Seller is also one of the top global providers of source and specialty plasma. It owns and operates a number of plasmapheresis (and plasma collection) centers in the United States. Seller’s principal executive office is located at 5800 Park of Commerce Blvd., N.W., Boca Raton, FL 33487. On April 7, 2017, Biotest and Creat Group Corporation, a Chinese investment group that invests in the plasma industry, entered into a Business Combination Agreement under which Creat has agreed to make a voluntary public takeover offer for all outstanding publicly-traded ordinary and preference shares of Biotest.

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The unaudited pro forma combined financial statements presented below are derived from the historical financial statements of the Company and the BPC Therapy Business Unit, adjusted to give effect to the Transaction. To produce the pro forma financial information, the Company used the purchase method of accounting and allocated the purchase price using its best estimates. The unaudited pro forma combined financial statements should be read in conjunction with the accompanying notes and the respective historical financial information from which it was derived, including:

•
The historical financial statements and the accompanying notes of the Company as of and for the years ended December 31, 2016 and 2015, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, incorporated by reference herein.

•
The historical carve-out financial statements and the accompanying notes of the BPC Therapy Business Unit as of and for the years ended December 31, 2016 and 2015, included elsewhere in this proxy statement.

The unaudited pro forma combined balance sheet as of December 31, 2016 gives effect to the Transaction as if it had occurred on December 31, 2016. The unaudited pro forma combined statements of operations for the year ended December 31, 2016 gives effect to the Transaction as if it had occurred on January 1, 2016.

The pro forma adjustments are preliminary and have been made solely for informational purposes. The actual results reported by the Company in periods following the Transaction may differ significantly from that reflected in these unaudited pro forma combined financial statements for a number of reasons, including but not limited to cost savings from operating efficiencies, synergies, and the impact of the incremental costs incurred in integrating the BPC Therapy Business Unit. As a result, the pro forma combined financial statements are not intended to represent and does not purport to be indicative of what the combined financial condition or results of operations of the Company and the BPC Therapy Business Unit would have been had the Transaction been completed on the applicable dates. In addition, the pro forma combined financial statements do not purport to project the future financial condition and results of operations of the Company or the BPC Therapy Business Unit. In the opinion of management, all necessary adjustments to the unaudited pro forma financial information have been made.

The pro forma combined financial statements are based on various assumptions, including assumptions relating to the consideration paid and the allocation thereof to the assets acquired and liabilities assumed from the BPC Therapy Business Unit. The pro forma assumptions and adjustments are described in the accompanying notes presented on the following pages. Pro forma adjustments are those that are directly attributable to the Transaction, are factually supportable and, with respect to the unaudited pro forma combined statements of operations, are expected to have a continuing impact on the consolidated results. The final consideration paid and the allocation thereof may differ from that reflected in the pro forma combined financial statements after final valuation procedures are concluded and estimates are refined. The unaudited pro forma combined financial statements do not reflect any cost savings from operating efficiencies or synergies that could result from the Transaction or any potential reorganization and restructuring expenses.

ADMA BIOLOGICS, INC. AND THE BPC THERAPY BUSINESS UNIT
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2016

	ADMA Biologics, Inc.	The BPC Therapy Business Unit	Pro Forma Adjustments	Footnote Reference	Pro Forma ADMA Biologics, Inc.
Statement of Operations Data:
REVENUES:
Product revenue	$10,518,203	$76,505,037	$(460,000)	A1	$86,563,240
License and other revenue	142,834	-	-		142,834
Total Revenues	10,661,037	76,505,037	(460,000)		86,706,074
COST OF GOODS SOLD
Total Cost of Goods Sold	6,360,761	106,944,127	1,482,846	A2	114,787,734
GROSS MARGIN	4,300,276	(30,439,090)	(1,942,846)		(28,081,660)
OPERATING EXPENSES:
Research and development	7,688,238	5,414,784	(460,000)	A1	12,643,022
Plasma centers	5,447,691	-	-		5,447,691
Amortization of intangibles	-	-	1,430,614	A3	1,430,614
General and administrative	8,494,742	28,237,172	(1,900,000)	A4	34,831,914
TOTAL OPERATING EXPENSES	21,630,671	33,651,956	(929,386)		54,353,241
LOSS FROM OPERATIONS	(17,330,395)	(64,091,046)	(1,013,460)		(82,434,901)
OTHER INCOME (EXPENSE):
Interest income	50,317	7,447	-		57,764
Interest expense	(2,239,569)	(157,176)	900,000	A16	(3,296,745)
Other income	4,496	7,445	-		11,941
OTHER EXPENSE, NET	(2,184,756)	(142,284)	900,000		(3,227,040)
LOSS BEFORE INCOME TAXES	(19,515,151)	(64,233,330)	(1,913,460)		(85,661,941)
Provision for income taxes	-	(20,575)	-		(20,575)
NET LOSS	$(19,515,151)	$(64,253,905)	$(1,913,460)		$(85,682,516)
NET LOSS PER COMMON SHARE,
Basic and Diluted	$(1.61)				$(3.42)
WEIGHTED AVERAGE SHARES
OUTSTANDING, Basic and Diluted	12,153,407				25,040,147

See Notes to Unaudited Pro Forma Combined Financial Statements.

ADMA BIOLOGICS, INC. AND THE BPC THERAPY BUSINESS UNIT
UNAUDITED PRO FORMA COMBINED BALANCE SHEET AS OF DECEMBER 31, 2016

	ADMA Biologics, Inc.	The BPC Therapy Business Unit	Pro Forma Adjustments	Footnote Reference	Pro Forma ADMA Biologics, Inc.
ASSETS
Current Assets:
Cash and Cash Equivalents	$9,914,867	$-	$27,500,000	A5	$37,414,867
Short-Term Investments	5,390,184	-	-		5,390,184
Accounts Receivable	1,018,027	26,042,226	(26,042,226)	A6	1,018,027
Inventories	5,020,146	21,674,325	(10,840,992)	A7	15,853,479
Prepaid Expenses and Other Current Assets	313,914	2,122,035	(2,122,035)	A8	313,914
Total Current Assets	21,657,138	49,838,586	(11,505,253)		59,990,471
Property and Equipment at Cost, Net	2,000,784	20,911,334	7,462,682	A9	30,374,800

Other Assets:
Intangible Assets, net	-	127,876	20,090,817	A10	20,218,693
Long-term Deposits	-	506,178	(506,178)	A11	-
Deposits	27,163	-	-		27,163
Assets to be transferred to BPCTU (LHI Plasma Centers)	-	-	1,907,817	A12	1,907,817
Total Other Assets	27,163	634,054	21,492,456		22,153,673

TOTAL ASSETS	$23,685,085	$71,383,974	$17,449,885		$112,518,944

LIABILITIES AND STOCKHOLDERS' (DEFICIENCY) EQUITY
Current Liabilities:
Accounts Payable	$2,564,681	$16,677,500	$(16,677,500)	A13	$2,564,681
Accrued Expenses	2,385,356	4,221,994	(1,536,994)	A17	5,070,356
Provisions	-	17,500,000	(17,500,000)	A14	-
Current Portion of Note Payable	6,111,111	-	-		6,111,111
Current Portion of Deferred Revenue	145,154	-	-		145,154
Current Portion of Leasehold Improvement Loan	16,559	-	-		16,559
Total Current Liabilities	11,222,861	38,399,494	(35,714,494)		13,907,861
Notes Payable, Net of Debt Discount	12,321,640	-	-		12,321,640
End of Term Liability, Notes Payable	1,790,000	-	-		1,790,000
Deferred Revenue	2,690,033	-	-		2,690,033
Deferred Rent Liability	98,116	-	-		98,116
Leasehold Improvement Loan	19,697	-	-		19,697

Other Liabilities	-	67,970	(67,970)	A15	-
BPCTU Debt	-	-	15,000,000	A16	15,000,000
Purchase Price Payable on January 1, 2019 (2 Plasma Centers)	-	-	12,621,844		12,621,844
TOTAL LIABILITIES	28,142,347	38,467,464	(8,160,620)		58,449,191

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' (DEFICIENCY) EQUITY
Common Stock $0.0001 par value	1,289	-	1,289		2,578
Additional Paid-In Capital	102,476,267	-	61,210,726		163,686,993
Accumulated Deficit	(106,934,818)	-	(2,685,000)		(109,619,818)
Net Invested Equity	-	32,916,510	(32,916,510)		-
TOTAL STOCKHOLDERS' (DEFICIENCY) EQUITY	(4,457,262)	32,916,510	25,610,505		54,069,753
TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIENCY) EQUITY	$23,685,085	$71,383,974	$17,449,885		$112,518,944

See Notes to Unaudited Pro Forma Combined Financial Statements.

NOTES TO UNAUDITED, PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma combined financial information describes the pro forma effect of our acquisition of the BPC Therapy Business Unit on our balance sheet and statement of operations as of and for the year ended December 31, 2016. Our unaudited, pro forma combined financial statements reflect the elimination of all intercompany balances between us and the BPC Therapy Business Unit.

(1) ACQUISITION OF CERTAIN ASSETS FROM BIOTEST

On January 21, 2017, the Company and its wholly-owned subsidiary, ADMA BioManufacturing, LLC, a Delaware limited liability company (“Buyer”), entered into a definitive Master Purchase and Sale Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”) with Seller, and for certain limited purposes set forth in the Purchase Agreement, Biotest AG (“Biotest”) and Biotest US Corporation, a Delaware corporation and subsidiary of Biotest (together with Biotest, the “Biotest Guarantors”), pursuant to which Buyer has agreed to acquire certain assets and assume certain liabilities constituting the therapy business of Seller (the “BPC Therapy Business Unit”). We refer to the foregoing transactions and the other transactions contemplated by the Purchase Agreement collectively in this proxy statement as the “Transaction.”

The BPC Therapy Business Unit has two FDA-approved marketed biopharmaceutical products, Nabi-HB® (“Nabi-HB®”) and Bivigam® (“Bivigam®”).  These products are manufactured at the BPC Therapy Business Unit’s plasma fractionation facility located in Boca Raton, Florida (the “Boca Facility”).  The facility is FDA-licensed and certified by the German Health Authorities.  In addition to Nabi-HB® and Bivigam®, the facility also provides contract manufacturing for certain clients, including the sale of intermediate by-products to Biotest.  Nabi-HB® is a hyperimmune globulin that is rich in antibodies to the hepatitis B virus.  Nabi-HB® is indicated for the treatment of acute exposure to blood containing hepatitis B surface antigen (“HBsAg”), prenatal exposure to infants born to HBsAg-positive mothers, sexual exposure to HBs-AG-positive persons and household exposure to persons with acute hepatitis B virus infection.  Bivigam® is an Immune Globulin Intravenous (Human), 10% Liquid, indicated for the treatment of primary humoral immunodeficiency.  In December 2016, the BPC Therapy Business Unit temporarily suspended the commercial production of Bivigam® in order to focus on the completion of planned improvements to the process.

Sale of the BPC Therapy Business Unit

Pursuant to the Purchase Agreement, Seller agreed to sell certain assets of the BPC Therapy Business Unit to ADMA in exchange for an equity interest in ADMA equal to 50% less one share of the issued and outstanding ADMA capital stock immediately following the closing of the transaction, which consists of 4,295,580 common voting shares and 8,591,160 non-voting common shares.  Seller will provide funding to ADMA at closing in the form of $12.5 million in cash and a $15.0 million unsecured loan. The term of the loan will be five years with 6% interest. The $15.0 million principal will be due at the end of the five year term. Furthermore Seller will provide a firm equity commitment to invest an additional $12.5 million in future equity financings of ADMA.

Included in the assets to be sold at closing are Nabi-HB®, Bivigam®, Seller’s contract manufacturing agreements, the Boca Facility, as well as its investigational product Civacir. The acquisition also will include most of Seller’s corporate shared services group assets (other than accounts receivable) and Seller’s Boca Raton, Florida headquarters and real properties (other than a parcel of undeveloped land). Seller will retain all accounts receivable, all raw material plasma or intermediate inventories, its plasma centers and all related plasma center assets, and both center and corporate employees that directly support the plasma centers. If inventories the BPC Therapy Business Unit sold at closing are less than $5.0 million, a cash payment will be made to ADMA for the difference.

The Purchase Agreement also provides that, at the closing of the transaction, Seller and ADMA will enter into the following agreements: (i) a Transition Services Agreement pursuant to which each of Seller and ADMA agree to provide transition services to the other party, including services related to finance, human resources, information technologies, and clinical and regulatory for a period of up to 24 months after closing; as well as agreements to lease certain laboratory space within the Boca Facility to Seller for a period of up to 24 months after closing, and (ii) a Plasma Supply Agreement pursuant to which, Seller will supply hyperimmune plasma to ADMA for the manufacture of Nabi-HB®.

On January 1, 2019, as consideration for all of the above, ADMA will deliver to Seller two of ADMA’s plasma centers in Georgia for no additional consideration.

The Purchase Agreement may be terminated by either ADMA or Seller if the closing has not occurred by September 30, 2017, or upon the occurrence of certain specified events. In addition, if the Purchase Agreement is terminated because of a determination by ADMA’s board of directors to accept an acquisition proposal that is a “Superior Transaction” as defined in the Purchase Agreement, then ADMA has agreed to pay Seller a termination fee of $2.5 million. If the Purchase Agreement is terminated because ADMA’s stockholders do not approve the transaction, (a) ADMA must pay Seller its reasonable expenses incurred in connection with the Purchase Agreement (up to a maximum amount of $2.5 million). The closing is subject to certain closing conditions, including, but not limited to, ADMA stockholder approval of the transaction, consents, if required, to the assignment of specified material contracts, the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, if applicable, and certain other specified conditions.

(2) PURCHASE PRICE ALLOCATION

Preliminary Purchase Consideration:

Issuance of common stock (voting and non-voting) 12,886,740 shares at $4.75 per share	$61,212,015
Transfer of two FDA, GHA and MFDS licensed plasma collection centers	12,621,844
Estimated preliminary purchase price	$73,833,859

The fair value of the Company’s common stock was calculated using the Company’s closing Nasdaq Capital Markets quoted price of $4.75 as of February 27, 2017. Upon closing of the transaction, fair value will be based upon the quoted price on the date of closing.

Preliminary Purchase Consideration Allocation:

The following table summarizes the allocation of the preliminary purchase consideration to the assets acquired and liabilities assumed on December 31, 2016 based on their preliminary estimated fair values:

Cash	$12,500,000
Inventory	10,833,333
Land and building	19,189,000
Equipment	11,092,833
Intangible rights to Nabi-HB®	6,538,419
Intangible rights to intermediate sales	2,460,673
Intangible rights to contract manufacturing agreement	1,015,207
Total value received from BPC Therapy Unit	63,629,465
Goodwill	10,204,394
Estimated preliminary purchase price	$73,833,859

The preliminary purchase price was allocated to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values at the date of acquisition. The excess of the purchase price over the estimated fair value of the assets acquired and liabilities assumed amounted to $10,204,393, which was allocated to goodwill. We expect that substantially all of the amount allocated to goodwill will not be deductible for tax purposes.

The allocation of the estimated purchase price is preliminary because the proposed purchase has not yet been completed. The purchase price allocation will remain preliminary until ADMA’s management determines the fair value of assets acquired and liabilities assumed. The final determination of the purchase price allocation is anticipated to be completed as soon as practicable after the completion of the transactions and will be based on the fair value of assets acquired and liabilities assumed as of the closing date. The final amounts allocated to assets acquired and liabilities assumed could differ significantly from the amounts presented in the unaudited pro forma combined financial statements.

(3) PRO FORMA ADJUSTMENTS

I.  Unaudited Pro Forma Combined Statements of Operations of ADMA Biologics, Inc.

(A1)	To record the elimination of certain manufacturing services provided by the BPC Therapy Business Unit to ADMA during the year ended December 31, 2016.

(A2)	To record depreciation of building and equipment related to the manufacturing of the BPC Therapy Business Unit based upon purchase price allocation.

(A3)	To record annual amortization of the intangible rights to Nabi-HB®, intermediate sales and contract manufacturing provided to third parties over a period of seven years.

(A4)	To reduce expenses for transaction costs primarily attributed to legal, financial, due diligence consulting.

II. Unaudited Pro Forma Combined Balance Sheets of ADMA Biologics, Inc.

(A5)	To record $12,500,000 of capital contribution and $15,000,000 of a note payable provided by Seller upon the closing of the transaction.

(A6)	To eliminate Seller’s accounts receivable in accordance with the Purchase Agreement.

(A7)	To adjust the inventory balance to account for $5,000,000 of finished goods and consumable inventory with a step up valuation of $5,833,333.

(A8)	To eliminate Seller’s prepaid expenses and other current assets in accordance with the Purchase Agreement.

(A9)
To record the value of land and building appraised at $19,189,000 and equipment estimated value of $11,092,833. Also, reclass assets to be transferred to Seller on January 1, 2019, the leasehold improvements of ADMA Biologics two FDA, GHA, MFDS licensed plasma collection centers of $1,907,817.

(A10)
To record the intangible value rights to Nabi-HB® of $6,538,419, the intangible rights of intermediate sales of $2,460,673, the intangible rights of contract manufacturing agreement with a third party of $1,015,207, and the goodwill assigned as part of this transaction’s purchase price of $10,204,394.

(A11)	To eliminate Seller’s long-term deposits in accordance with the Purchase Agreement.

(A12)	To record the value of the leasehold improvement assets of the two FDA, GHA, MFDS licensed plasma collection centers to be transferred to Seller on January 1, 2019.

(A13)	To eliminate Seller’s accounts payable in accordance with the Purchase Agreement.

(A14)	To eliminate Seller’s contract termination provisions in accordance with the Purchase Agreement.

(A15)	To eliminate Seller’s other liabilities in accordance with the Purchase Agreement.

(A16)
To record the $15,000,000 note payable to Seller as part of the payment received by ADMA upon the closing of the transaction.  Such note is payable in full five years from the date of the receipt of funds, with interest payments of 6% payable semi-annually in arrears in accordance with the Purchase Agreement.

(A17)	To eliminate Seller’s accrued expenses and to record $2,685,000 of transactions costs to be incurred and not accrued as of December 31, 2016.

THE TRANSACTION

The discussion in this proxy statement of the Transaction and the principal terms of the Purchase Agreement is subject to, and is qualified in its entirety by reference to, the Purchase Agreement. The full text of the Purchase Agreement is attached hereto as Annex A, and is incorporated into this proxy statement by reference.

Background of the Transaction

As part of ADMA’s ongoing corporate development and commitment to enhancing shareholder value, the Board, along with ADMA management, regularly reviews ADMA’s long-term goals and strategic objectives.  During September 2015, in connection with such ongoing review, ADMA engaged Paul, Weiss, Rifkind, Wharton & Garrison LLP (“Paul, Weiss”) to serve as legal counsel to ADMA.  Paul, Weiss provided the Board in early October 2015 with a presentation detailing the Board’s corporate governance and fiduciary duties under Delaware law, including the Board’s fiduciary duties with respect to any potential transactions and other strategic alternatives that the Board might consider pursuing on behalf of ADMA.  During the fourth quarter of 2015, the ADMA Board and management along with the assistance of Paul Weiss and the Company’s other strategic advisors continued to explore and consider different strategic alternatives to try and enhance shareholder value.

Pursuant to existing agreements between ADMA and BPC, BPC has manufactured certain of ADMA’s investigational product candidates, including ADMA’s lead product candidate, RI-002, at BPC’s Boca Facility, and as a result of this arrangement, ADMA provides regular updates to BPC regarding developments related to RI-002 and BPC similarly provides ADMA with updates regarding BPC’s manufacturing operations and regulatory status at the Boca Facility.  The parties also regularly discuss ADMA’s plans to procure raw material inventory and drug substance manufacturing from BPC and the cost structure for BPC’s manufacturing of RI-002 at the Boca Facility.  Additionally, the parties regularly discuss quality assurance and regulatory affairs and various other opportunities for collaboration between ADMA and BPC related to RI-002, including the FDA approval process and RI-002’s future commercialization.  In connection with such scheduled update meetings, on February 10, 2016, Adam Grossman, ADMA’s Chief Executive Officer, Brian Lenz, ADMA’s Chief Financial Officer, and James Mond, ADMA’s Chief Medical and Scientific Officer, were extended an invitation to visit various senior members of Biotest AG’s management team in Germany, including Bernhard Ehmer, Biotest’s Chief Executive Officer, Michael Ramroth, Biotest’s Chief Financial Officer, Martin Reinecke, Biotest’s Senior Vice President of Plasma Alliances and Protein Supply, in order to continue to discuss general collaboration and pricing between ADMA and Biotest.  At the end of such meeting, Mr. Ehmer informed ADMA management that Biotest AG management was interested in exploring the divestiture of the BPC Therapy Business Unit to ADMA. No further deal terms were discussed at such meeting.

Shortly following the February 10, 2016 meeting, Messrs. Grossman and Lenz provided the Board with an update on their meetings with Biotest AG management, including the proposal by Biotest of the sale to ADMA of the BPC Therapy Business Unit.  The Board instructed ADMA management to explore such a possible transaction further and conduct preliminary due diligence so that the Board could assess a potential Transaction.  Messrs. Grossman and Lenz subsequently met with a number of potential financial advisors along with ADMA’s outside corporate legal counsel, Dentons LLP (“Dentons”), and Paul Weiss to discuss the possibility of acquiring the BPC Therapy Business Unit as well as alternative strategic options.

On March 10, 2016, Messrs. Grossman and Lenz again met with Biotest management in Germany to further discuss the potential sale of the BPC Therapy Business Unit to ADMA. At such meeting, the parties discussed entering into a confidentiality agreement with respect to the Transaction as well as the potential high-level deal terms of the Transaction, which the parties agreed should be incorporated into a written non-binding indication of interest (the “LOI”) to be prepared with the assistance of the parties’ respective legal counsel and financial advisors and presented to their respective board of directors.  Upon their return from Germany, Messrs. Grossman and Lenz provided the ADMA Board with an overview of the meetings in Germany and the Board instructed ADMA management to proceed with the preparation of the confidentiality agreement relating to the Transaction and the non-binding LOI and continuing to conduct due diligence on the BPC Therapy Business Unit assets.  Over the course of the next two months, ADMA management, representatives of the ADMA Board and Paul Weiss continued to discuss the deal terms and worked to prepare the LOI, and ADMA management continued their preliminary investigative due diligence of the BPC Therapy Business Unit.

On April 6, 2016, ADMA, Biotest AG and BPC entered into a customary confidential disclosure agreement regarding the Transaction.  On April 15, 2016, Messrs. Grossman and Mond held a video conference with representatives of Biotest management to discuss the key business terms of the initial draft LOI.  On May 4, 2016, Messrs. Lenz, Ramroth and Reinecke met via video conference to discuss certain other high-level business terms in the initial draft LOI and then, on May 24, 2016, Messrs. Grossman, Lenz, Ehmer, Ramroth and Reinecke met again in Germany to continue the discussions regarding the potential deal terms for the proposed Transaction. Following such meeting, ADMA management provided the ADMA Board with an update of the ongoing discussions and progress on the LOI.

On June 7, 2016, the Board, along with Messrs. Lenz and Mond, met in New York to discuss the proposed deal terms outlined in the draft LOI. At such Board meeting, to allow the Board to continue to evaluate the proposed Transaction and gain an understanding of the due diligence conducted to date and financial requirements of the BPC Therapy Business Unit, Mr. Lenz provided the Board with valuation and financial due diligence considerations for the BPC Therapy Business Unit.

On June 24, 2016, Messrs. Grossman and Lenz, along with representatives from Paul Weiss, met with Biotest management and representatives from Biotest’s outside legal counsel, Greenberg Traurig, LLP (“Greenberg”), at Greenberg’s office in New York to discuss certain of the key outstanding issues in the draft LOI.  Shortly following the June 24 meeting, Mr. Grossman provided the Board with an overview of such meeting and an update on the draft LOI and proposed Transaction, including a report on the due diligence conducted by ADMA to date, and the Board instructed ADMA management to continue with the discussions and negotiations of the LOI and due diligence.

As discussed above in the “Risk Factors” section of this proxy statement and as previously disclosed in ADMA’s public filings with the SEC, on July 29, 2016, ADMA received a Complete Response Letter (“CRL”) from the FDA in connection with ADMA’s application for FDA approval of RI-002.  Based on ADMA’s receipt of the CRL and the underlying concerns of the FDA outlined therein (which include certain manufacturing issues at the Boca Facility), the Board, along with ADMA management, determined that the terms of the draft LOI as of such time should be revised to reflect certain updated assumptions regarding the BPC Therapy Business Unit, and ADMA management and the ADMA Board engaged in detailed discussions regarding the modifications required for ADMA to be in a position to move forward with the negotiation of the draft LOI and the strategic Transaction.

On August 25, 2016, Messrs. Grossman and Lenz, along with representatives from Paul Weiss (participating by phone), met with Messrs. Ehmer, Ramroth and Reinecke and representatives from Greenberg in Boca Raton, FL to discuss the impact of the CRL and the proposed revisions to the draft LOI and potential Transaction.  Following the meeting, a revised draft of the non-binding LOI reflecting the discussions during such meeting was exchanged between the parties and circulated to the respective boards of directors of ADMA and Biotest AG.

On September 9, 2016, the Board held a regularly scheduled meeting, at which representatives of Dentons, Paul Weiss and Messrs. Lenz and Mond participated.  The proposed Transaction and draft non-binding LOI were discussed in detail, as well as, among other things, the due diligence conducted to date, the strategic rationale for the proposed Transaction, the proposed structure and terms of the proposed Transaction, the addition of a Biotest representative to the Board following consummation of the proposed Transaction, the potential timeline of the proposed Transaction and potential synergies and benefits of the proposed Transaction. At the meeting, Paul Weiss provided the Board with a presentation on the Board’s fiduciary duties and answered questions from the Board.  Following discussion, the Board unanimously approved the non-binding LOI, which was executed by the parties promptly thereafter.  The Board then also discussed the potential engagement of PJT Partners Inc. (“PJT”) and Raymond James Financial (“Raymond James”), along with a list of certain other investment banks, as potential financial advisors in connection with the Transaction.

On September 22, 2016, Messrs. Grossman and Lenz, along with representatives from Paul Weiss and Raymond James, engaged in a conference call with Mr. Reinecke and Ms. Ileana Carlisle, BPC’s Chief Executive Officer, along with representatives from Greenberg and Credit Suisse (financial advisor to Biotest), to discuss the proposed timeline for the confirmatory due diligence process in connection with the Transaction.

On September 28, 2016, Messrs. Lenz and Mond met with the Board in New York, where the Board was provided with an update from ADMA management on the status of the proposed Transaction, including the due diligence process, as well as a projected timeline for the proposed Transaction and completion of confirmatory due diligence.

From October 5 through October 7, 2016, Messrs. Adam Grossman, Jerrold Grossman, Lenz, Elms and Goldstein met with representatives from various investment banks, including Raymond James and PJT Partners, to discuss each advisor’s M&A capabilities in the pharmaceutical and biotechnology industries, a high level overview of the potential Transaction as contemplated by the non-binding LOI and each investment bank’s projected timeline and fee structure for an advisory process and fairness opinion in connection with the Transaction.

On October 14, 2016, ADMA’s management provided the Board with an update on the status of the potential Transaction and confirmatory due diligence and the Board also discussed the engagement of one or more financial advisory firms ADMA in connection with the proposed Transaction to provide a fairness opinion and to assist with the negotiation and diligence of financial aspects of the Transaction.  The Board determined to engage Raymond James given the firm’s prior expertise in the industry and their experience working with ADMA on its previous financings. The Board also determined to continue to consider other financial advisory firms.

On October 20, 2016, the executive management teams of both ADMA and BPC met in Orlando, FL to discuss the status and next steps for the proposed Transaction.  Following these discussions, on October 21, 2016, ADMA provided Biotest, BPC and certain of their outside advisors with access to a secure online data room that contained certain confirmatory and confidential information and documentation related to ADMA’s business.

On October 27, 2016, the ADMA Board met and was provided with an update on the progress of the proposed Transaction as well as a proposed timeline for completing the confirmatory due diligence process, negotiating and finalizing definitive Transaction documentation and signing and closing the proposed Transaction.  At such Board meeting, the ADMA Board also discussed the engagement of a second financial advisor.

On October 31, 2016, ADMA management, along with representatives from Paul Weiss and Raymond James, held a conference call with Mr. Reinecke and Ms. Carlisle, along with representatives from Greenberg and Credit Suisse (financial advisor to Biotest).  The parties discussed the status and timeline for the Transaction and later that day, Biotest made its secure online data room available to ADMA and its advisors, and over the course of the next several weeks, ADMA and its external advisors and consultants continued to conduct detailed confirmatory due diligence on the BPC Therapy Business Unit, including by reviewing materials made available in BPC’s data room.

At a regularly scheduled Board meeting on November 10, 2016, the Board, along with Messrs. Lenz and Mond, discussed the engagement of PJT Partners to provide financial advisory services in connection with the proposed Transaction.  After the Board discussed the M&A capabilities and transaction experience of PJT in the pharmaceutical and biotechnology industries, the Board approved the engagement of PJT, with the understanding that PJT would provide general strategic advice and financial advisory services, while Raymond James would provide a fairness opinion in connection with the proposed Transaction.  Additionally, ADMA management provided the Board with a general status update on the proposed Transaction and due diligence conducted to date.

On November 17, 2016, Messrs. Grossman and Lenz met with members of the Biotest management team and representatives from Credit Suisse in Newark, NJ.  During this meeting, the Biotest team and Credit Suisse responded to questions from Messrs. Grossman and Lenz related to ADMA’s ongoing business due diligence and ADMA management responded to questions from Biotest management pertaining to ADMA’s potential future plans for the combined business.

On November 18, 2016, Messrs. Grossman, Lenz and Mond, along with representatives from Paul Weiss, PJT Partners and Raymond James met with Messrs. Ehmer, Ramroth, Reinecke, and Georg Floß, Biotest’s Chief Operations Officer, and Ms. Carlisle and Olga Arnold, BPC’s Vice President, Finance, along with representatives from Greenberg and Credit Suisse in Newark, NJ for a presentation by ADMA management regarding ADMA’s business and operations.  The parties also provided updates on their respective due diligence processes in connection with the Transaction as well as developments in their respective business operations.

An initial draft of the Purchase Agreement was provided by Greenberg to ADMA and Paul Weiss on November 7, 2016.  Over the course of the following two months, drafts of the Purchase Agreement and other Transaction documents were exchanged between representatives and advisors of ADMA, Biotest and BPC, and the parties continued to negotiate the terms of the proposed Transaction.  ADMA management provided regular telephonic updates to the Board on the status of such negotiations and the ongoing due diligence process in connection with the Transaction, including on November 22, 2016, at an in-person Board meeting, during which ADMA management provided the Board with an update on the environmental, regulatory, quality assurance, financial and other audits conducted by ADMA and its advisors on the BPC Therapy Business Unit and the Boca Facility.  ADMA management also provided the Board with an overview of certain material and other issues in the draft Purchase Agreement and related transaction documents.

On December 8, 2016, the Board held a special meeting and ADMA management provided the Board with an update on the due diligence process to date, along with key issues identified by ADMA’s various internal teams and outside advisors and consultants.

On December 14, 2016, the Board met again and ADMA management provided the Board with an update on the due diligence process to date, the negotiations of the Purchase Agreement and other terms of the Transaction, as well as an overall update on the timeline and next steps for the Transaction. Additionally, Mr. Grossman presented to the Board a summary of the topics to be discussed at the upcoming meeting with the Biotest AG management team in Germany and responded to questions raised by members of the Board.

On December 15, 2016, representatives of ADMA management met with representatives of Biotest AG management in Germany.  The parties continued to negotiate the outstanding topics in the Purchase Agreement and discussed amending certain of the initial deal terms of the non-binding LOI to reflect developments in the operations of the BPC Therapy Business Unit that occurred after the execution of the non-binding LOI primarily related to the manufacture of BIVIGAM®.  At the conclusion of this meeting, the parties agreed to revise the Purchase Agreement to reflect the updated negotiations, and to conclude their respective due diligence processes over the course of the next few weeks.  ADMA management provided the ADMA Board with an overview of the December 15 meetings and revised business terms of the proposed Transaction and the Board instructed ADMA management to continue negotiations in order to move the Transaction forward.

On December 20 and December 21, 2016, Messrs. Grossman and Lenz, along with representatives from Paul Weiss and PJT Partners, met with Messrs. Ramroth and Reinecke from Biotest AG and Mmes. Carlisle and Arnold from BPC, along with representatives from Greenberg and Credit Suisse, at Paul Weiss’ offices in New York.  The parties engaged in negotiations with respect to several of the outstanding open issues in the draft Purchase Agreement. Throughout the two-day, in-person meetings, Mr. Grossman periodically updated members of the Board by telephone regarding the status and results of the negotiations.

On December 22, 2016, at a special meeting of the ADMA Board, ADMA management, along with representatives from Paul Weiss, provided the Board with an update on the proposed deal terms resulting from ADMA’s negotiations with Biotest on the draft Purchase Agreement at the recent meetings between the parties and the Board was also provided with an update on the confirmatory due diligence of the BPC Therapy Business Unit.  Shortly thereafter Messrs. Grossman and Ehmer engaged in a telephone call to discuss an updated transaction timeline, and the process for agreeing on the open items in the Purchase Agreement in order to move toward signing.

Over the course of the next week, ADMA management coordinated with Paul Weiss, PJT Partners and ADMA’s other advisors on the due diligence process as well as on the open issues to be finalized in the Purchase Agreement.  At a special Board meeting on December 28, 2016, Messrs. Grossman and Lenz provided the Board with an update on the status of ADMA’s investigative and confirmatory due diligence process, as well as the negotiation of the Purchase Agreement and related agreements.  The Board instructed ADMA management to continue to finalize the Purchase Agreement with Biotest and Seller.

Negotiations regarding the draft binding Purchase Agreement continued over the course of the year-end holiday, and on January 5, 2017, at a special Board meeting, representatives from Paul Weiss provided a summary of the updated deal terms of the proposed Transaction and also provided the Board with a presentation on the Board’s fiduciary duties and answered questions from the Board.  PJT Partners provided the Board with its analysis of the financials and comparable precedent transactions in the pharmaceutical and biotechnology industries, and responded to questions from the Board on such analysis, and representatives from Raymond James addressed questions on their views as to the fairness of the consideration in the Transaction, from a financial point of view, to ADMA.  Additionally, Mr. Grossman provided the Board with an update on the overall deal process and due diligence conducted to date by ADMA and its advisors and consultants.

On January 6, 2017, Messrs. Grossman and Ehmer engaged in a telephone call to discuss several of the open items in the Purchase Agreement. Over the course of the next week, ADMA and its advisors completed their confirmatory due diligence and participated in negotiations with Biotest and its advisors regarding the Purchase Agreement, each party’s disclosure schedules and ancillary Transaction documents.

On January 17, 2017, at a special meeting of the Board, Messrs.  Lenz and Mond, along with representatives from Paul Weiss, Dentons, PJT Partners, Raymond James and CohnReznick LLP (ADMA’s independent registered accounting firm), were provided an update from Messrs. Grossman and Elms  on the due diligence site visit to the Boca Facility and Mr. Grossman explained to the Board that ADMA management and outside advisors were in the process of negotiating with ADMA’s senior debt lender (Oxford Finance LLC) to obtain its consent to proceed with the proposed Transaction.  Over the course of the following four days the parties continued to finalize the Purchase Agreement and other ancillary Transaction documents for signing.

The Board held a telephonic meeting on the afternoon of January 20, 2017 to further consider the proposed Transaction and related Transaction agreements.  At the invitation of the Board, ADMA management and representatives of ADMA’s legal and financial advisors participated in the meeting.  Paul Weiss provided the Board with a presentation detailing the Board’s corporate governance duties under Delaware Law in connection with its approval of the proposed Transaction, including the Board’s fiduciary duties and the standards of review that could be applied in connection with the Board’s approval of the Transaction.  Following the presentation on Delaware Law and the fiduciary duties of the Board, representatives from Paul Weiss presented the Board with a detailed review of the material terms and conditions of the proposed Transaction, including the Transaction consideration, representations and warranties, interim operating covenants and other covenants and agreements of the parties, conditions, indemnification obligations, termination rights and information on the purchased assets and assumed liabilities and excluded assets and excluded liabilities.  The ADMA Board instructed ADMA Management and ADMA’s advisors to resolve the remaining open issues and finalize the Purchase Agreement and related Transaction documents.

On the morning of January 21, 2017, Mr. Grossman informed the Board that the parties were in agreement on the Purchase Agreement and other Transaction Documents and that ADMA’s senior debt lender had provided its consent to proceed with the proposed Transaction, and a Board meeting was promptly scheduled for that afternoon.  At the request of the Board, representatives from Paul Weiss provided the Board with an update summary of its fiduciary duties and corporate governance responsibilities and the terms of the proposed Transaction.  At the request of the Board, representatives from Raymond James reviewed and discussed its financial analyses of the proposed Transaction and the consideration to be paid as part of the proposed Transaction.  Raymond James then verbally rendered its fairness opinion to the Board, which was subsequently confirmed in writing that, as of the date of Raymond James’ opinion, and subject to the various assumptions made, procedures followed, matters considered, limitations of the review undertaken, qualifications contained and other matters set forth in Raymond James’ written opinion, the consideration to be paid by ADMA in the proposed Transaction, was fair, from a financial point of view, to ADMA.  The Board thereafter unanimously approved the Purchase Agreement and the proposed Transaction with Biotest and BPC, as well as the public announcement of the Transaction on the morning of January 23, 2017, before the opening of trading of ADMA common stock on the NASDAQ Capital Market.

Following the Board meeting on January 21, 2017, the parties executed and delivered the Purchase Agreement and related Transaction agreements. Before the opening of trading of ADMA common stock on the NASDAQ Capital Market on January 23, 2017, ADMA issued a press release announcing the execution and delivery of the Purchase Agreement and material Transaction terms and held an investor conference call.  Later that day, ADMA filed a Current Report on Form 8-K disclosing the proposed Transaction.

ADMA’s Reasons for the Transaction

At a meeting held on January 21, 2017, the Board unanimously (i) determined that it was advisable, expedient and in the best interests of ADMA, its stockholders and Buyer that ADMA and Buyer each enter into the Purchase Agreement and consummate the Transaction, (ii) approved the Purchase Agreement, the ancillary documents related thereto and the Transaction contemplated thereby, (iii) determined that it was advisable and in the best interests of ADMA and ADMA’s stockholders to amend and restate the Certificate of Incorporation of the Company, as amended and currently in effect, in the form of the Charter, (iv) approved the Charter, (v) directed that the Purchase Agreement and the Transaction and adoption of the Charter be submitted to ADMA’s stockholders for their consideration at a duly called meeting of ADMA’s stockholders and (vi) recommended that ADMA’s stockholders vote in favor of the approval of the Purchase Agreement and the Transaction and the adoption of the Charter.

In making these determinations, the Board consulted with the Company’s management and legal and financial advisors and, in reaching its decision, the Board considered a variety of factors in respect of the Transaction, including the following (not necessarily in order of relative importance):

•
the Board’s knowledge of the Company’s business, assets, financial condition, results of operations and prospects (as well as the risks involved in achieving those prospects), the nature of the Company’s business and the industry and regulatory environment in which the Company operates and competes and the market for ADMA common stock;

•	the historical market prices of ADMA common stock and recent trading activity;

•	that the combined company would be a fully vertically integrated commercial plasma company;

•
management believes that a combination of the ADMA business with the BPC Therapy Business Unit and aconsolidation of operations would improve the margins on RI-002 for ADMA and the profitability of the therapy assets of the BPC Therapy Business Unit and afford significant synergies and financial benefits to both organizations and to ADMA’s stockholders. Management believes the Transaction would allow ADMA to achieve these synergies and financial benefits as ADMA continues executing on its mission by leveraging a fully-integrated platform and control of product development;

•	that the combined company would have the ability to control all aspects of RI-002 manufacturing, regulatory affairs and business operations;

•
ADMA’s lead product candidate, RI-002, is a unique, patented and novel immune globulin, which has successfully completed and met the endpoints in a pivotal Phase III clinical trial in patients with Primary Immune Deficiency Disease (“PIDD”). Data describing the safety, efficacy and product composition of RI-002, which has been presented at various medical conferences and published in peer-reviewed journals, was included in ADMA’s Biologics License Application (“BLA”), which was submitted to the FDA in July 2015. In management’s view, the data are excellent and demonstrates the potential life-changing and life-saving attributes management believes ADMA’s product could provide for patients if approved. ADMA’s application for approval was met with a Complete Response Letter (“CRL”) in July 2016 that identified deficiencies and inspection issues related to certain of its third-party contract manufacturers, including Seller, and requested documentation of corrections for a number of those issues. RI-002 is manufactured in the Boca Facility that ADMA would acquire from Seller in connection with the Transaction. In working with Seller on addressing these outstanding inspection issues over the past several months, it has become apparent to ADMA that it would be advantageous for it to have the ability to control all aspects of RI-002 drug substance manufacturing, regulatory affairs and business operations. Management believes such control would provide the most appropriate and expeditious pathway for ADMA to obtain FDA approval for RI-002 as well as to remediate the FDA Warning Letter at the Boca Facility. Because ADMA would become a fully vertically integrated commercial plasma company, it would no longer be heavily reliant on third-party vendors, and, as such, ADMA would benefit from enhanced development, regulatory, and operational efficiencies.   If the closing of the Transaction occurs, ADMA will have the opportunity to work directly with the FDA in order to resolve the outstanding issues related to the Boca Facility, with the objective of receiving regulatory approval for RI-002 in the most expeditious manner possible;

•	that the combined company would own all commercial rights to two new plasma-derived products with growth potential;

•
as a result of the Transaction, the combined company would own all commercial rights to Nabi-HB® (Hepatitis B Immune Globulin) and BIVIGAM® (Immune Globulin Intravenous, Human). Nabi-HB® is a proven, hyperimmune globulin treatment that has been successfully used for over fourteen years to protect against Hepatitis B infection among newly exposed individuals. The product is manufactured from plasma obtained from vaccinated donors with high titers of human antibodies to Hepatitis B surface antigen (anti-HBs), and has been shown clinically to provide enhanced immunity to people recently exposed to the Hepatitis B virus (HBV).   BIVIGAM® is a human plasma-derived intravenous immune globulin, 10% liquid indicated for the treatment of patients with PIDD. The product contains a wide spectrum of polyclonal antibodies against endemic pathogens, and has demonstrated protection against serious infections in patients with PIDD. With the experience of ADMA’s management team and Board in the plasma products space, management believes that the combined company is ideally positioned to maximize the commercial potential of these products;

•	the Company’s need for liquidity in order to continue as a going concern;

•
although ADMA’s financial statements have been prepared on a going concern basis, ADMA must raise additional capital during the second half of 2017 to fund ADMA’s operations in order to continue as a going concern. CohnReznick LLP, ADMA’s independent registered public accounting firm for the fiscal year ended December 31, 2016, has included an explanatory paragraph in their opinion that accompanies ADMA’s audited consolidated financial statements as of and for the year ended December 31, 2016, indicating that ADMA’s current liquidity position raises substantial doubt about ADMA’s ability to continue as a going concern. If ADMA is unable to improve ADMA’s liquidity position, ADMA may not be able to continue as a going concern.  In connection with the Transaction, ADMA would receive a total of $40,000,000 in committed funding from Biotest entities. This funding is expected to extend ADMA’s cash runway into the first quarter of 2018;

•	the Company’s current research and development platform and the platform it would gain in connection with the Transaction;

•
management believes that the combined company, with the combination of the Purchased Assets and ADMA’s innovative immune globulin-related intellectual property portfolio, creates a platform which should provide ADMA with an expedited and less costly pathway for exploring additional hyperimmune and immunoglobulin product candidates, as well as other potential plasma-derived product opportunities;

•	the value and form of the Transaction consideration to be paid by the Company in the Transaction, taking into account:

•
the oral opinion of Raymond James rendered on January 21, 2017, which opinion was subsequently confirmed in a written opinion to the Board of Directors to the effect that, as of that date and based upon and subject to the qualifications, limitations and assumptions stated in its written opinion, the Transaction consideration to be paid by ADMAin the Transaction was fair, from a financial point of view, to ADMA, and the financial analyses related thereto and prepared by Raymond James and described under “The Transaction—“Opinion of Raymond James & Associates, Inc., Financial Advisor to ADMA” beginning on page 77;

•	that the Transaction is not subject to any financing contingency; and

•	the terms and conditions of the Purchase Agreement including those under “The Transaction—Description of the Purchase Agreement”.

The Board of Directors also considered a number of uncertainties and risks in its deliberations concerning the Transaction and the other transactions contemplated by the Purchase Agreement, including the following (not necessarily in order of relative importance):

•
the fact that, while the Transaction is expected to be completed, there is no assurance that all conditions to the parties’ obligations to complete the Transaction will be satisfied or waived, and, as a result, it is possible that the Transaction might not be completed even if it is approved by the holders of shares of ADMA common stock;

•
that the covenants, limitations and restrictions imposed in the Purchase Agreement on the conduct by the Company of its business prior to completion of the Transaction could have negative effects on the Company, including:

•
restrictions on the conduct of the Company’s business prior to the consummation of the Transaction, including the requirement that the Company conduct its business in the ordinary course, subject to specific limitations, which may delay or prevent the Company from undertaking business opportunities that may arise before the completion of the Transaction and that, absent the Purchase Agreement, the Company might have pursued;

•
restrictions on the ability of the Company to pursue certain acquisitions without the prior consent of Seller, which could delay or prevent the Company from undertaking business opportunities that may arise or certain other action the Company might otherwise take with respect to the operations of the Company pending completion of the Transaction; and

•	the negative impact that may result on the Company’s ability to retain and, if necessary, attract key employees, particularly while the Purchase Agreement is pending;

•
that certain provisions of the Purchase Agreement could have the effect of discouraging third parties from submitting competing acquisition proposals involving the Company, including (a) the restrictions on the Company’s ability to solicit proposals for alternative transactions involving the Company and (b) Seller’s match right, as further described in “The Transaction—Description of the Purchase Agreement—No Solicitation; Buyer Acquisition Proposal”;

•
the risk that the Transaction could be delayed or not completed due to the failure of the Company or Seller to satisfy the conditions to the Transaction, including the failure of the holders of shares of ADMA common stock to approve the Transaction;

•	the potential adverse effect on the Company’s business and the market price of ADMA common stock due to the risk that the Transaction may not be completed on the expected timetable, or at all;

•
the significant costs involved in connection with entering into the Purchase Agreement and completing the Transaction, and the substantial time and effort of ADMA’s management required to complete the Transaction, which may disrupt ADMA’s business operations;

•
that, under certain circumstances, the Company may be required to pay Seller a termination fee in an amount equal to $2,500,000, or reimburse Seller for expenses up to a maximum of $2,500,000, and the effect such payments may have on a potential buyer considering a competing proposal to acquire the Company;

•
the risks, costs and disruptions to the Company’s operations if the Transaction is not completed, including the diversion of management and employee attention, potential employee attrition, and the potential effect on the Company’s business and its vendor relationships; and

•
other risks and uncertainties in the Company’s filings with the SEC, including the risks set forth in “Risk Factors” and the risks set forth in “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 (filed with the SEC on February 24, 2017), See “Where Stockholders Can Find More Information” for further information.

The foregoing discussion of the information and factors considered by the Board of Directors is not intended to be exhaustive but, the Company believes, includes all material factors considered by the Board of Directors.  In view of the wide variety of factors considered and the complexity of these matters, the Board of Directors found it impracticable to, and did not, quantify or otherwise attempt to assign relative weight to each of the specific factors considered in reaching its determination.  Rather, the Board of Directors based its judgment on the total mix of information available to it regarding the overall effect of the Transaction on the Company’s stockholders compared to the overall effect of any alternative transaction.  Accordingly, the judgments of individual directors may have been influenced to a greater or lesser degree by their individual views with respect to different factors.

In reaching the determination described above, the Board of Directors adopted unanimous resolutions, among other things:

•	approving the Transaction as contemplated under the Purchase Agreement;

•	declaring it advisable and in the best interests of the Company and the Company’s stockholders that the Company enter into, execute and deliver the Purchase Agreement; and

•
resolving that the Purchase Agreement and Transaction be submitted to the Company’s stockholders for adoption at an annual or special meeting of the Company’s stockholders held for such purpose, and recommending to the Company’s stockholders that they vote in favor of adoption of the Purchase Agreement, the Transaction and the Charter Prroposal at the annual or special meeting of the Company’s stockholders.

Description of the Purchase Agreement

On January 21, 2017, the Company and its wholly-owned subsidiary, ADMA BioManufacturing, LLC, a Delaware limited liability company (“Buyer”), entered into a definitive Master Purchase and Sale Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”) with Biotest Pharmaceuticals Corporation, a Delaware corporation (“Seller”), and for certain limited purposes set forth in the Purchase Agreement, Biotest AG, a company organized under the laws of Germany and the ultimate parent company of Seller (“Biotest”), and Biotest US Corporation, a Delaware corporation and subsidiary of Biotest (together with Biotest, the “Biotest Guarantors”), pursuant to which Buyer has agreed to acquire certain assets and assume certain liabilities constituting the therapy business of Seller (the “BPC Therapy Business Unit”). We refer to the foregoing transactions and the other transactions contemplated by the Purchase Agreement collectively in this proxy statement as the “Transaction.”.

Transaction Structure

Purchased Assets: Buyer will acquire (a) a U.S.-based Food and Drug Administration (FDA)-licensed immune globulin manufacturing and plasma products production facility consisting of two buildings of approximately 126,000 square feet located on approximately 15 acres of land in Boca Raton, Florida (the “Boca Facility”), and the associated real property (other than certain vacant and undeveloped land further described in “Excluded Assets” below), (b) the exclusive rights to biologics products Nabi-HB® and BIVIGAM® and the investigational product CIVACIR®, (c) in-process inventory with an agreed-upon value of at least $5 million (the “Included Inventory”), (d) certain other properties and assets used exclusively in the BPC Therapy Business Unit, and (e) certain additional assets that relate to both the BPC Therapy Business Unit and Seller’s plasma business, the arrangement with respect to which will be documented in a transition services agreement to be mutually agreed by the parties prior to the closing of the Transaction (each, a “Purchased Asset” and, collectively, the “Purchased Assets”).

Assumed Liabilities: Buyer will assume certain liabilities of Seller related to the BPC Therapy Business Unit, including (without limitation) related to (a) product liabilities, breach of warranty, or similar claims for injury to person or property with respect to the BPC Therapy Business Unit or any product of the BPC Therapy Business Unit,  product complaints, product returns, post-market commitments, recalls, adverse event reporting, product deviation reporting, lookbacks, market withdrawals and field corrections, in each case, to the extent such liabilities relate to products manufactured and sold by Buyer after the closing of the Transaction (other than inventory transferred to Buyer at the closing, which will be allocated 50% to Buyer and 50% to Seller if not traceable to acts or omissions of a particular party), and (b) other regulatory matters, whether related to the pre-closing or post-closing period and including any liabilities related to the products of the BPC Therapy Business Unit, the warning letter issued by the FDA to Seller on  November 25, 2014 in connection with outstanding issues at the Boca Facility (the “FDA Warning Letter”), noncompliance with applicable laws and legal proceedings related to the foregoing, but excluding such liabilities that arise out of any fraud, willful misconduct or intentional misrepresentation by Seller prior to the closing of the Transaction (each, an “Assumed Liability” and, collectively, the “Assumed Liabilities”).

Excluded Assets: Seller will retain (a) all tangible and intangible property and assets exclusively related to the Seller’s plasma business, (b) certain specified contracts, including the product distribution agreement with Kedrion Biopharma, Inc. and a termination agreement related thereto, (c) any refund or credit for taxes attributable to any Excluded Liability or Excluded Assets, (d) all cash on hand and accounts receivable as of the closing of the Transaction, (e) all claims to the extent relating to any Excluded Asset or Excluded Liability, (f) all of the Seller’s benefit plans and insurance policies, (g) certain Retained Information (as defined in the Purchase Agreement) and books and records and all inventory that is not Included Inventory, (h) all other assets (other than the Purchased Assets) of the Seller not used exclusively in the BPC Therapy Business Unit, (i) certain personnel and specified intellectual property and information technology  equipment and systems and such additional assets as are documented in a transition services agreement to be mutually agreed to by the parties prior to the date of the closing of the Transaction, and (j) vacant and undeveloped land consisting of approximately 8.72 acres adjacent to the Boca Facility, which will be subject to (i) restrictions on the development of such land for any purpose that substantially competes with ADMA’s business and (ii) a right of first offer in favor of Buyer on customary terms, in each case, until the earlier of (x) the ten-year anniversary of the closing date of the Transaction or (y) the sale of such vacant and undeveloped land to an unaffiliated third party (each, an “Excluded Asset” and, collectively, the “Excluded Assets”).

Excluded Liabilities: Seller will retain all liabilities other than Assumed Liabilities, including (a) all liabilities related to the Excluded Assets, (b) all liabilities relating to accounts payable accrued prior to the closing of the Transaction, (c) all liabilities under any Assigned Contract (as defined in the Purchase Agreement) arising out of any breach, default or intentional misconduct by Seller prior to the closing of the Transaction, (d) all liabilities related to Seller Plans (as defined in the Purchase Agreement) and employment matters, (e) all liabilities related to BIVIGAM®, Nabi-HB® and RI-002 to the extent such liabilities relate to such products manufactured and sold by Seller prior to the closing of the Transaction (provided that any liability with respect to Included Inventory will be split 50/50 by Buyer and Seller unless such liability is traceable to an act or omission of Buyer or Seller in which case such liability shall be allocated 100% to such party), (f) related to certain rebate charges and wholesaler charges, (g) pre-closing tax and pre-closing environmental liabilities, and (h) all liabilities related to CIVACIR to the extent related to products manufactured, evaluated and administered in clinical trials prior to the closing of the Transaction (each, an “Excluded Liability” and, collectively, the “Excluded Liabilities”).

Consideration

Stock Consideration: ADMA will issue to Seller an aggregate equity interest in ADMA equal to fifty (50%), less one (1) share, of the issued and outstanding ADMA capital stock (calculated as of immediately following the closing of the Transaction and on a post-closing issuance basis) (the “Biotest Equity Interest”), consisting of (x) 4,295,580 shares of ADMA common stock, which represent twenty-five percent (25%) of the issued and outstanding common stock of ADMA, and (y) representing the balance of the Biotest Equity Interest, 8,591,160 shares of ADMA non-voting common stock, which is convertible into common stock of ADMA upon the occurrence of certain specified events as further described in “The Charter Proposal.”

Warrants: ADMA will issue to Seller warrants, if any, to acquire additional shares of capital stock of ADMA equal to the excess, if any, of (a) the number of shares represented by rights, options and warrants issued by ADMA between September 12, 2016 until the closing of the Transaction, over (b) 184,000 shares. Such warrants will be exercisable for shares of non-voting common stock of ADMA, unless at the time of exercise, (x) the Standstill Period (as defined below) has expired or terminated, or (y) Seller owns less than 30% of the total issued and outstanding shares of common stock of ADMA, in which case Seller can receive (i) shares of common stock which, together with Seller’s existing shares of common stock, constitute up to 30% of the total issued and outstanding shares of common stock of ADMA and (ii) the balance in non-voting common stock. The strike price of such warrants will be equal to the closing price of ADMA common stock on the closing date of the Transaction.

The securities to be issued in the Transaction will be issued in reliance on the registration exemption contained in Section 4(a)(2) of the Securities Act on the basis that the Transaction did not involve a public offering.

Contractual Right to Purchase Preferred Shares: Until the termination of the Standstill Period, the Biotest stockholders will have the right to purchase their pro rata portion of any new preferred shares that ADMA proposes to issue or sell to any third party.

ADMA Plasma Collection Facilities:  Assuming the closing of the Transaction, on January 1, 2019, pursuant to the terms of a separate purchase agreement to be entered into by the parties at the closing of the Transaction, ADMA has agreed to sell, transfer and convey to Seller for no additional consideration, all of its right, title and interest in and to the leases and certain other assets related to the ADMA plasma collection facilities located in Norcross, Georgia and Marietta, Georgia, which assets are subject to a repurchase right in favor of ADMA if within five (5) years after January 1, 2019, the Biotest stockholders and their affiliates own less than 20% of the issued and outstanding capital stock of ADMA, which repurchase right will be exercisable by ADMA within three months of the applicable trigger event. Except for one plasma collection facility that may be developed by ADMA in Kennesaw, Georgia, all plasma collection facilities developed by ADMA after the closing of the Transaction must be at least 20 miles from the two centers to be acquired by Seller.

New Plasma-Based Products:  From the closing date of the Transaction until the earlier to occur of (x) the ten-year anniversary of the closing date of the Transaction and (y) such date as Seller and its affiliates own less than 10% of the issued and outstanding capital stock of ADMA, Seller will have a right of first offer to obtain an exclusive license to market and sell in the European Union, North Africa and certain territories in the Middle East any new plasma-based product developed by ADMA or its affiliates after the closing of the Transaction.

Specialty Plasma Supply Agreement: Upon the closing of the Transaction, the parties will also enter into a ten-year plasma supply agreement, pursuant to which (x) Seller will sell to ADMA high-titer Hepatitis B plasma at a specified price (indexed by inflation) and (y) ADMA will purchase from Seller all Hepatitis B plasma necessary to produce Nabi-HB® unless ADMA requires more than a specified amount, in which case ADMA may use alternative sources for the excess quantity.

Mutual Release: The parties have also agreed to a mutual release with respect to any claims relating to or arising from any breach or default under the existing manufacturing supply and license agreement and master services agreement between ADMA and Seller. The mutual release is effective as of the signing of the Purchase Agreement, and is conditioned on the closing of the Transaction at which time the manufacturing supply and license agreement and master services agreement will terminate and the mutual release will no longer be conditional.

Amendments to other Existing Agreements:  In addition, ADMA and Seller will amend (i) the license agreement to market and sell RSV antibody-enriched intravenous immune globulin in certain foreign territories to delete the right previously granted to ADMA to market, sell and distribute Seller’s Varicella Zoster Immune Globulin in the U.S. or Canada and (ii) the parties’ existing plasma purchase agreement, dated as of November 17, 2011, to extend the term to run until ten years from the closing date of the Transaction.

Prepaid Expenses: Buyer will pay Seller within 12 months of the closing for all reasonable and documented out-of-pocket prepaid expenses and the amount of any credit memoranda or positive balances with vendors under Assigned Contracts (as defined in the Purchase Agreement) as of immediately prior to the closing of the Transaction. The relevant amount will be set forth on a schedule and mutually agreed by the parties prior to the closing of the Transaction. In addition, subject to certain exceptions, Buyer and Seller have agreed to prorate all taxes, rents, business, license or other prepaid fees (including PDUFA fees paid to the FDA) and utility and other charges with respect to Purchased Assets as of the closing of the Transaction. Seller will be responsible for all such expenses and charges allocable to all times up to the closing of the Transaction and Buyer will be responsible for all such expenses and charges allocable to all times after the closing of the Transaction.

Capital Contribution:  At the closing of the Transaction, Seller will make a capital contribution to ADMA of $12,500,000 in respect of the Biotest Equity Interest, which capital contribution will immediately be contributed by ADMA to Buyer.

Subordinated Loan: At the closing of the Transaction, Seller will fund a $15,000,000 unsecured subordinated loan to Buyer, which (a) will bear interest at a rate of 6% per annum, payable semiannually in arrears, (b) have a term of five years and (c) will not be subject to any prepayment penalty or other breakage costs. Such loan will be subordinated to ADMA’s and Buyer’s existing indebtedness as of the signing of the Purchase Agreement (subject to increases in such indebtedness) and any additional indebtedness approved by the Board which is secured only by a mortgage on the owned real property acquired by ADMA in connection with the Transaction. Such loan will rank pari passu with all additional indebtedness approved by the Board that is not secured only by a mortgage on such owned real property and if such additional indebtedness is secured, the loan from the Seller will be secured on a pari passu basis with such additional indebtedness.

Additional Equity Financing(s): At any time after the closing of the Transaction, if ADMA undertakes an underwritten equity financing or a private investment in public equity (“PIPE”) offering involving at least one unrelated third party, Biotest and/or the Seller have agreed to participate in all such financings or offerings on a pro rata basis in accordance with the Biotest Equity Interest up to an aggregate amount equal to $12,500,000; provided, that at the time of such financing or offering, no “event of default” exists under the Company’s loan agreement with Oxford Finance LLC (or any other definitive loan agreement entered into in connection with the refinancing of the Company’s indebtedness under such loan agreement) or would exist thereunder immediately after giving effect to such financing or offering.

Board Nominee(s) and Board Observer:  From and after the closing of the Transaction, Seller will have the right to nominate one board member and designate one board observer, in each case in its reasonable discretion, each of whom will be accepted by the Board absent a good faith objection for a reasonable and compelling reason. Seller will retain such rights until such time as Seller (and its affiliates) no longer hold 10% of the issued and outstanding capital stock of ADMA, at which time Seller will cause its director designee to resign. For so long as Seller holds such rights, if (a) the Board is expanded to nine directors or more or (b) Seller participates in one or more equity financings in which Seller funds to ADMA aggregate gross proceeds of at least $15,000,000, then Seller may nominate a second director to the Board in their reasonable discretion, who will be accepted by the Board absent a good faith objection for a reasonable and compelling reason. ADMA may either procure the resignation of an existing director or increase the size of the board to accommodate the Seller designee(s).

Replacement of CEO:  During the Standstill Period, (a) in the event of the death or permanent disability of Adam Grossman, Seller will have the right to nominate three qualified candidates as the replacement CEO of ADMA and the Board will appoint one of such three candidates as the new CEO of ADMA, upon customary terms and conditions for a CEO of a similarly situated company, and (b) Seller will have a similar right to nominate candidates as a successor CEO to the initial replacement CEO. The standstill will not terminate in the event of the death or permanent disability of Adam Grossman provided that ADMA and the Board comply with these procedures. In no event will Seller’s failure to nominate qualified candidates or otherwise act in accordance with these procedures result in the termination of the standstill.

Representations and Warranties

The representations, warranties and covenants in the Purchase Agreement were made only for the purpose of the Purchase Agreement and solely for the benefit of the parties to the Purchase Agreement and as of specific dates, in accordance with and subject to the terms of the Purchase Agreement, and the Purchase Agreement is not intended to, and does not, confer upon any person other than the parties thereto any rights or remedies thereunder, including the right to rely upon the representations and warranties set forth therein, except as expressly set forth therein. Such representations, warranties and covenants may have been made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, may or may not have been accurate as of any specific date, and may be subject to important limitations and qualifications (including exceptions thereto set forth in disclosure schedules agreed to by the contracting parties) and may therefore not be complete. The representations, warranties and covenants in the Purchase Agreement may also be subject to standards of materiality applicable to the contracting parties that may differ from those generally applicable to public disclosures to stockholders and reports and documents filed with the SEC.  Stockholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of ADMA or Seller or their respective subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in ADMA’s public disclosures.

Representations and Warranties of the Parties

The Purchase Agreement contains various representations and warranties made by ADMA to Seller, and by Seller to ADMA, in each case that are subject, in some cases, to specified exceptions and qualifications. These representations and warranties in the merger agreement relate to, among other things:

•	organization;

•	power and authority;

•	due authorization;

•	enforceability;

•	capitalization;

•	no conflict;

•	no consents required;

•	no actions;

•	no orders;

•	financial statements;

•	indebtedness;

•	no undisclosed liabilities;

•	absence of certain changes;

•	taxes;

•	contracts;

•	customers and suppliers;

•	intellectual property;

•	title to properties;

•	real property;

•	employee benefit plans;

•	employees;

•	insurance;

•	compliance with laws;

•	environmental matters;

•	material permits;

•	inventory;

•	affiliate transactions; and

•	no brokers.

Some of the representations and warranties are qualified as to “materiality” or “Material Adverse Effect.” For the purposes of the Purchase Agreement, “Material Adverse Effect” for each respective party means any change, circumstance, development, effect or occurrence that, individually or in the aggregate, has or would reasonably be expected to be materially adverse to (x) the business, condition (financial or otherwise), assets, liabilities, operations or results of operations of such party and its subsidiaries, taken as a whole, or (y) the ability of such party to consummate the Transaction; provided, however, the foregoing clause (x) excludes any change, circumstance, development, effect or occurrence to the extent resulting or arising from:

A.	events, circumstances, changes or effects that generally affect the industries in which such party operates (including the pharmaceutical and blood-related products industries),

B.	general economic or political conditions in the United States or Germany or events, circumstances, changes or effects affecting the U.S. or German securities markets generally,

C.	changes caused by a material worsening of current conditions caused by acts of terrorism or war (whether or not declared) occurring in the United States or Germany after the date hereof,

D.	changes arising from the announcement of the Transaction or the announcement of the execution of the Purchase Agreement, the commercial agreements, the equity documents or the other agreements,

E.	any change in accounting practices or policies of such party as required by GAAP,

F.	any changes in law after the date hereof,

G.
any failure to meet any projections, forecasts, guidance, estimates, milestones, budgets or financial or operating predictions of revenue, earnings, cash flow or cash position (provided, that the underlying causes of such failure may, if they are not otherwise excluded from the definition of “Material Adverse Effect,” be taken into account in determining whether a Material Adverse Effect has occurred),

H.	the Complete Response Letter received by ADMA in July 2016 from the FDA, or

I.	the acquisition by Buyer of the Purchased Assets and Assumed Liabilities;

provided, that the matters described in clauses (A), (B), (C), (E) and (F) will be taken into account in determining whether a “Material Adverse Effect” has occurred to the extent any such matter has a disproportionate and adverse impact on the business, condition (financial or otherwise), assets, liabilities, operations or results of operations of such party and its subsidiaries, taken as a whole, relative to other participants in the same business as such party.

Covenants

The Purchase Agreement also contains customary covenants and agreements, including covenants and agreements of: Seller to conduct the BPC Therapy Business Unit in the ordinary course until the Transaction is completed or terminated and to not take certain actions relating to the BPC Therapy Business Unit during the interim period between signing of the Purchase Agreement and closing of the Transaction, without ADMA’s prior consent not to be unreasonably withheld, conditioned or delayed; ADMA to conduct its business in the ordinary course until the Transaction is completed or terminated and to not take certain actions relating to the ADMA business during the interim period between signing of the Purchase Agreement and closing of the Transaction, without Seller’s prior consent not to be unreasonably withheld, conditioned or delayed; Seller not to compete with ADMA and Buyer in the therapy business as conducted by Seller at the time of the closing of the Transaction for a period of five (5) years following the closing date of the Transaction; Seller and the Biotest Guarantors not to solicit ADMA’s or Buyer’s employees for one (1) year following the closing date of the Transaction; ADMA and Buyer not to solicit Seller’s or the Biotest Guarantors’ employees for one (1) year following the closing date of the Transaction; and Seller not to interfere with ADMA’s and Buyer’s customers in the therapy business for five (5) years following the closing date of the Transaction.

No Solicitation; Buyer Acquisition Proposal

Pursuant to the Purchase Agreement, Seller and the Biotest Guarantors agreed not to, directly or indirectly, solicit any offers for the acquisition of any equity interests in Seller or the sale of all or any portion of the Purchased Assets or the BPC Therapy Business Unit, or negotiate, discuss, entertain or approve any offer or indication of interest with respect to any such acquisition or sale or undertake any transactions similar to the Transaction.

Pursuant to the Purchase Agreement, ADMA agreed, subject to certain exceptions, to not, (i) solicit, initiate, knowingly encourage or knowingly facilitate any inquiries or the making of any offer or proposal regarding any Alternative Transaction Proposal (as defined in the Purchase Agreement), (ii) approve, endorse or recommend any Alternative Transaction Proposal, (iii) withdraw, modify or amend the ADMA Recommendation (as defined in the Purchase Agreement) in a manner adverse to Seller in connection with any Alternative Transaction Proposal (any action described in clause (ii) or (iii), an “Adverse Recommendation Change”), (iv) execute or enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar contract, agreement or understanding or (v) resolve, agree or publicly propose to do any of the foregoing.

If ADMA receives an Alternative Transaction Proposal after the date of the Purchase Agreement and prior to obtaining approval of the Transaction Proposal by the stockholders of ADMA, then ADMA may provide or give access to the person or group making such Alterative Transaction Proposal (the “Potential Acquiror”) information relating to ADMA (so long as any written material non-public information provided by ADMA to such Potential Acquiror has previously been made available to Seller or is made available to Seller prior to or concurrently with the time it is made available to such Potential Acquiror), and enter into discussions or negotiations with such Potential Acquiror; provided, however, that each of the following conditions are met: (i) such Potential Acquiror (A) entered into a confidentiality agreement with ADMA prior to the date of the Purchase Agreement or (B) if entered into after such date, such Potential Acquiror executes a confidentiality agreement with terms no less favorable in the aggregate to ADMA than those contained in the confidentiality agreement with Seller, (ii) the Board determines in good faith (after consultation with ADMA’s outside financial advisor and outside counsel) that such Alternative Transaction Proposal constitutes or could reasonably be expected to lead to a Superior Transaction (as defined in the Purchase Agreement) and (iii) ADMA has provided  Seller with prior written notice, (A) that information has been requested or discussions or negotiations have been sought to be initiated relating to an Alternative Transaction Proposal, (B) of the identity of the Potential Acquiror and any other terms of such request, inquiry or Alternative Transaction Proposal as would be material to an evaluation of such Alternative Transaction Proposal and (C) of its intent to take any such action.

In addition, after the date of the Purchase Agreement and prior to obtaining approval of the Transaction Proposal by the stockholders of ADMA, the Board may make an Adverse Recommendation Change and, subject to the payment by ADMA to Seller of a $2,500,000 termination fee, enter into an agreement with respect to a Superior Transaction, if and only if (i) ADMA is not in breach of its obligations under the Purchase Agreement in connection with such Adverse Recommendation Change; (ii) the Board determines in good faith (after consultation with ADMA’s outside legal counsel) that the failure to make the Adverse Recommendation Change would be inconsistent with the fiduciary duties of the Board under applicable laws; (iii) ADMA has given Seller prior written notice of its intention to make an Adverse Recommendation Change at least three days prior to making any Adverse Recommendation Change which prior written notice shall include all of the material terms and conditions of such Alternative Transaction, and, if available, the current draft agreement reflecting such terms and conditions; (iv) the Board determines in good faith (after consultation with its outside financial advisor and outside legal counsel) that such Alternative Transaction Proposal constitutes a Superior Transaction; and (v) (A) during the three day period described in clause (iii), the Board allows Seller to propose an amendment to the terms of the Purchase Agreement and negotiates in good faith with Seller with respect to any such proposed amendment, and (B) after which period the Board determines in good faith (after consultation with ADMA’s outside financial advisor and outside legal counsel), after considering such proposed amendment and negotiations, if any, that such Alternative Transaction Proposal continues to be a Superior Transaction.

Indemnification

The Purchase Agreement contains customary indemnification obligations made by the parties thereto, including, among other things, any losses arising from breaches of its representations, warranties, covenants and agreements in the Purchase Agreement. In addition, ADMA will indemnify Seller after the closing of the Transaction for any Assumed Liability, and Seller will indemnify ADMA after the closing of the Transaction for any Excluded Asset or Excluded Liability. The representations and warranties (other than fundamental representations and tax representations) survive for 15 months following the closing of the Transaction, fundamental representations survive indefinitely, tax representations survive until the date that is 30 days following the applicable statute of limitations, covenants to be performed on or prior to the closing of the Transaction survive for 15 months following the closing of the Transaction, and post-closing covenants survive in accordance with their terms or if no term is specified, indefinitely. Each party’s indemnification obligations with respect to (a) its representations and warranties (other than its fundamental representations, which include representations related to organization, due authorization, organizational documents, no conflicts; enforceability, title; sufficiency, the contract with Kedrion Biopharma Inc., brokers etc., ownership of ADMA securities and ADMA capitalization) are subject to a $25,000 mini-basket and $750,000 true deductible and (b) its representations, warranties and pre-closing covenants are subject to a $25,000,000 cap.  Causes of action arising from either party’s fraud or willful misconduct are not subject to the foregoing limitations on indemnification.

Conditions to Closing

The consummation of the Transaction is subject to the satisfaction of certain conditions, including approval of the Transaction Proposal and the Charter Proposal by the stockholders of ADMA. The Transaction is not subject to any financing conditions. There can be no assurance as to when the closing conditions will be satisfied, if at all.

Guarantee

The Biotest Guarantors jointly and severally guaranteed to ADMA the prompt performance of, compliance with and satisfaction of all obligations of Seller under the Purchase Agreement, subject only to the defenses Seller would have under the Purchase Agreement other than equitable defenses of Seller, which are not available to the Biotest Guarantors (the “Guarantee”). ADMA is generally required to pursue claims against Seller and the Biotest Guarantors at the same time. The Biotest Guarantors will reimburse ADMA for all reasonable costs and expenses in connection with the enforcement of the Guarantee to the extent that ADMA prevails in such enforcement. ADMA or Buyer will reimburse the Biotest Guarantors for all reasonable costs and expenses in connection with the enforcement of the Guarantee to the extent that ADMA fails to prevail in such enforcement. The Guarantee survives the closing of the Transaction.

Termination of the Purchase Agreement and Termination Fee

In addition to customary termination provisions, subject to certain limitations, either ADMA or Seller may terminate the Purchase Agreement if the Transaction has not been consummated by September 30, 2017. A termination of the Purchase Agreement under certain customary circumstances relating to (i) the Board’s exercising its “fiduciary out” right will entitle Seller to receive from ADMA a termination fee in an amount equal to $2,500,000 or (ii) ADMA’s failure to obtain the requisite stockholder approval will entitle Seller to receive expense reimbursement in an amount up to $2,500,000. In no event is Seller entitled to both a termination fee and expense reimbursement.

Stockholders Agreement

Upon the closing of the Transaction, ADMA and Seller will also enter into a Stockholders Agreement (the “Stockholders Agreement”), pursuant to which Seller will be (i) subject to lock-up restrictions, contractual volume limitations on resales and certain standstill provisions, (ii) granted the right to nominate one director for election to the Board,  designate one observer to the Board, and under certain circumstances, nominate an additional director to the Board, as described below, and (iii) granted certain contractual rights to participate in certain issuances of preferred shares by the Company and rights to nominate candidates to replace Adam Grossman as the chief executive officer of ADMA (in the event of the death or permanent disability of Adam Grossman), from which the Board will select such replacement, subject to the Board’s fiduciary duties, as further described below.

Lock-Up Period; Volume Limitations

Subject to certain limited exceptions, sales by Seller of any equity interests of ADMA will be subject to a lock-up for six months after the closing of the Transaction. For three years after the end of such six-month period, subject to certain limited exceptions, under the Stockholders Agreement, sales by Seller of equity interests of ADMA may not exceed 15% of the issued and outstanding common stock of ADMA in any twelve-month period; provided, however, that if the market capitalization of ADMA increases to double the market capitalization of ADMA immediately following the closing of the Transaction, then Seller may sell common stock of ADMA of up to 20% of the issued and outstanding common stock of ADMA in any twelve-month period; provided, further, that (x) if the market capitalization of ADMA increases to triple the market capitalization of ADMA immediately following the closing of the Transaction, or (y) upon the one-year anniversary of Seller holding less than a 25% economic interest in ADMA, then Seller may sell equity interests of ADMA at any time (subject to applicable securities laws).

Standstill

Seller will be subject to a customary standstill for the shorter of (x) five years after the FDA terminates or rescinds the warning letter issued by the FDA to Seller on November 25, 2014 in connection with outstanding issues at the manufacturing facility in Boca Raton, Florida (the “FDA Warning Letter”), and (y) seven years after the closing of the Transaction, or until the standstill is earlier terminated as described below (the “Standstill Period”). During the standstill period, (a) Seller will not, directly or indirectly, acquire any capital stock of ADMA which would result in Seller owning in excess of (i) 50%, less one share, of the total issued and outstanding shares of capital stock of ADMA or (ii) 30% of the total issued and outstanding shares of common stock of ADMA, in each case, on a pro forma basis after giving effect to such transaction, and (b) Seller will be subject to other customary standstill restrictions against gaining control of ADMA. The standstill will terminate early upon occurrence of any of the following: (A) any “person” (as such term is defined in the Stockholders Agreement) or “group” (as such term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (other than Biotest and its affiliates) acquires equity interests of ADMA equal to 20% or more of the outstanding capital stock of ADMA (other than the Grossman family, any trusts or affiliates of the Grossman family, Aisling Capital II LP,  Biomark Capital Fund IV LP or any of the affiliates of the foregoing in connection with an equity financing in which Biotest has a right to participate but elects not to participate with respect to at least one-half of its pro rata portion of such financing); (B) six months after Seller holds less than 25% of the issued and outstanding capital stock of ADMA; (C) Adam Grossman voluntarily leaves the employ of ADMA (other than for “good reason” or, except as described in “Governance – Replacement of CEO” below, as a result of death or permanent disability) or is terminated for “cause” or (D) ADMA ceases to be a reporting company under the Exchange Act.

Contractual Right to Purchase Preferred Shares

Until the termination of the Standstill Period, Seller will have the right to purchase its pro rata (determined based on Biotest’s beneficial ownership of all outstanding equity securities of ADMA as of the applicable date of determination) portion of any new preferred shares that ADMA proposes to issue or sell to any party.

Board Nominee(s) and Board Observer

Seller will have the right to nominate one board member and designate one board observer in its reasonable discretion, each of whom will be accepted by the Board absent a good faith objection for a reasonable and compelling reason. Seller will retain such rights until such time as Seller (and its affiliates) no longer holds 10% of the issued and outstanding capital stock of ADMA, at which time Seller will cause their director designee to resign. For so long as Seller holds such rights, if (a) the Board is expanded to nine directors or more or (b) Seller participates in one or more equity financings in which Seller contributes to ADMA aggregate gross proceeds of at least $15,000,000, then Seller may nominate a second director to the Board in their reasonable discretion, who will be accepted by the Board absent a good faith objection for a reasonable and compelling reason. ADMA may either procure the resignation of an existing director or increase the size of the board to accommodate the Seller designee(s).

Replacement of CEO

During the Standstill Period, (a) in the event of the death or permanent disability of Adam Grossman, Seller will have the right to nominate three qualified candidates as the replacement chief executive officer, or CEO, of ADMA and the Board will appoint one of such three candidates as the new CEO of ADMA, upon customary terms and conditions for a CEO of a similarly situated company, and (b) Seller will have a similar right to nominate candidates as a successor CEO to the initial replacement CEO. The standstill will not terminate in the event of the death or permanent disability of Adam Grossman provided that ADMA and the Board comply with these procedures. In no event will Seller’s failure to nominate qualified candidates or otherwise act in accordance with these procedures result in the termination of the standstill.

A copy of the form of Stockholders Agreement is attached to this proxy statement as Annex C.

The Registration Rights Agreement

At the closing of the Transaction, we will enter into a registration rights agreement (the “Registration Rights Agreement”) with Seller and/or certain of its affiliates, pursuant to which Seller and/or its affiliate(s) will have, among other things, certain registration rights under the Securities Act with respect to its shares of ADMA common stock, and will agree to certain transfer restrictions, as further described below.

Seller will have the right to demand (up to a maximum of three times) that we file a registration statement for the resale of its shares of ADMA common stock or request that the resale of its shares of ADMA common stock be covered by a registration statement that we are otherwise filing, in each case, to the extent its shares of our common stock were: (i) issued previously and owned by Seller; (ii) issued or issuable (directly or indirectly) upon conversion and/or exercise of any of our capital stock (which may include, for the avoidance of doubt, non-voting common stock, warrants and options) as part of the consideration paid to Seller in connection with the Transaction; (iii) issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clauses (i) and (ii) above); and (iv) otherwise acquired by Seller pursuant to the terms of the Stockholders Agreement or the Purchase Agreement, the shares described in clauses (i) through (iv) being referred to herein as “registrable securities”; provided, however, that any such registrable securities shall cease to be registrable securities upon the earliest to occur of: (a) the date on which such securities are disposed of pursuant to an effective registration statement; (b) the date on which such securities are disposed of in reliance on Rule 144 under the Securities Act; or (c) the date on which such securities become eligible for resale without volume or manner-of-sale restrictions pursuant to Rule 144 under the Securities Act, as reasonably determined by ADMA.

The holders of registrable securities will be entitled to certain demand registration rights starting six months after the date of the Registration Right Agreement. The holders of at least a majority of the registrable securities may request that we register all or a portion of their registrable shares, subject to certain specified exceptions. Such request for registration must cover at least a majority of the registrable securities then outstanding and have an anticipated aggregate offering price to the public that would reasonably be expect to exceed $10 million. ADMA will not be obligated to effect, or to take any action to effect, any registration pursuant to the shareholder’s demand registration rights on more than three occasions.

If we propose to register for offer and sale any of our securities under the Securities Act in a registered offering, either for our own account or for the account of other security holders, the holders of these registrable shares will be entitled to certain “piggyback” registration rights allowing them to include their registrable shares in such registration, subject to certain marketing and other limitations. As a result, whenever we propose to file a registration statement under the Securities Act, including a registration statement on Form S-3 as discussed below, other than with respect to (i) a registration on Form S-8 or otherwise relating to the sale of securities to employees of ADMA or its affiliates pursuant to a stock option, stock purchase, or similar plan, (ii) a registration on Form S-4 or otherwise relating to a transaction governed by SEC Rule 145; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the registrable securities; or (iv) a registration in which the only common stock being registered is common stock issuable upon conversion or exchange of debt securities that are also being registered, subject to limitations that the underwriters may impose on the number of shares included in the registration, to include their registrable shares in the registration.

The holders of registrable securities will also be entitled to certain registration rights on Form S-3. A holder of registrable shares may make a request that we register for offer and sale their registrable shares on Form S-3 if we are qualified to file a registration statement on Form S-3 at the time of such request, subject to certain specified exceptions. The aggregate public offering price of the registrable shares covered by any such requested registration on Form S-3 must have an anticipated aggregate offering price to the public that would reasonably be expected to exceed $10 million.

The foregoing registration rights will be subject to certain cut-back provisions and further restrictions contained in the Registration Rights Agreement. A copy of the form of the Registration Rights Agreement is attached to this proxy statement as Annex D.

Voting Agreements

On January 21, 2017, in connection with the execution and delivery of the Purchase Agreement, Seller, ADMA and the following stockholders: Aisling Capital II, LP, Biomark Capital Fund IV LP, Jerrold Grossman, Adam Grossman, Maggro LLC, The Genesis Foundation, Hariden LLC and Areth II LLC (the “Voting Agreement Stockholders”) entered into separate voting agreements (collectively, the “Voting Agreements,” and together with the Purchase Agreement, the Registration Rights Agreement and the Stockholders Agreement described below, the “Agreements”). The shares subject to the Voting Agreements represent approximately 50.59% of the issued and outstanding voting securities of ADMA as of the date of execution of such agreements. The Voting Agreements generally require that the Voting Agreement Stockholders: (i) vote all of their shares of ADMA voting stock (the “Voting Agreement Shares”) in favor of the Purchase Agreement and all transactions contemplated by the Purchase Agreement; (ii) vote against any alternative transaction; (iii) not transfer their Voting Agreement Shares during the term of the Voting Agreements or enter into any other voting agreement, voting trust or similar agreement with respect to any of their Voting Agreement Shares and (iv) not take any action that would constitute a violation of the non-solicitation provisions of the Purchase Agreement if taken by ADMA, its representatives or affiliates, with the limitations and exceptions to such provisions of the Purchase Agreement that are applicable to ADMA, its representatives or affiliates being similarly applicable to the Voting Agreement Stockholders.  The Voting Agreements include a cap of 25% on the aggregate voting percentage covered by all such agreements, taken together, if, in response to a “Superior Transaction” (as defined in the Purchase Agreement) received by the Board, the Board makes an “Adverse Recommendation Change” (as defined in the Purchase Agreement) in accordance with Section 6.8 of the Purchase Agreement and it does not terminate the Purchase Agreement. The Voting Agreements terminate upon the first to occur of (i) the closing date of the Transaction, (ii) the termination of the Voting Agreements by mutual consent of the parties thereto, (iii) the termination of the Purchase Agreement, (iv) September 30, 2017 and (v) any amendment, modification or waiver to the Purchase Agreement that changes the form, timing or amount of the purchase price or other consideration contemplated by the Purchase Agreement.

A copy of the form of Voting Agreement is attached to this proxy statement as Annex E.

Projected Financial Information

The Company’s senior management does not, as a matter of course, make public projections as to future performance or earnings, including projections for the current fiscal year, and is especially wary of making projections for extended earnings periods due to the unpredictability of the underlying assumptions and estimates.  However, financial forecasts prepared by management (which forecasts are referred to herein as the “Company financial projections”) were made available to the Board in connection with their consideration of the Transaction and to Raymond James and PJT in connection with their respective engagements as financial advisors to the Board.

We have summarized certain Company financial projections below to give the Company’s stockholders access to certain non-public information provided to Raymond James and PJT for purposes of considering and evaluating the Transaction and not to influence the Company’s stockholders’ decision whether to vote for or against any proposals presented herein.

None of ADMA, Buyer, Biotest, Seller, or any of their respective affiliates or representatives assumes any responsibility for the validity, reasonableness, accuracy or completeness of the Company financial projections, nor do they make any representation or warranty regarding the Company financial projections.

The Company has not made any representation concerning the Company financial projections to Biotest or Seller in the Purchase Agreement or otherwise.  None of the Company, Buyer, Biotest, Seller or any of their affiliates intends to, and each of them disclaims any obligation to, update, revise or correct the Company financial projections to reflect the occurrence of future events, even if any or all of the assumptions underlying the Company financial projections are shown to be in error, except as may be required in order to comply with applicable law. The inclusion of the Company financial projections should not be regarded as an indication that the Company, Buyer, Biotest, Seller or anyone who received the projections then considered, or now considers, the projections to be a reliable prediction of future events, and this information should not be relied upon as such.

The Company financial projections were prepared by the Company’s management for internal purposes.  The Company financial projections were not prepared with a view to public disclosure or complying with GAAP, the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.  These non-GAAP financial measures were presented because management believed they could be useful indicators of the Company’s projected future operating performance and cash flow.  The Company financial projections included in this proxy statement should not be considered in isolation, or in lieu of, the Company’s operating and other financial information determined in accordance with GAAP.  In addition, because non-GAAP financial measures are not determined consistently by all companies, the non-GAAP measures presented in these Company financial projections may not be comparable to similarly-titled measures of other companies.

ADMA’s independent registered public accounting firm has not examined, compiled or performed any procedures with respect to the financial projections presented in this proxy statement, and it has not expressed any opinion or any other form of assurance of such information or the likelihood that ADMA may achieve the results contained in the Company financial projections, and accordingly assumes no responsibility for them and disclaims any association with them.  The ultimate achievability of the Company financial projections included herein is also subject to numerous risks and uncertainties, including, but not limited to, the risks and uncertainties described in “Cautionary Note Regarding Forward-Looking Statements” beginning on page 45, as well as those described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and subsequent filings made with the SEC.  Readers of this proxy statement are strongly cautioned not to place undue reliance on the Company financial projections set forth below in this proxy statement.

The Company financial projections reflect numerous estimates and assumptions with respect to industry performance, general business, economic, competitive, regulatory, market and financial conditions, as well as matters specific to the Company’s business.  Many of these matters are beyond the Company’s control and such matters create significant uncertainty around the Company financial projections.  As a result, there can be no assurances that the projected results will be realized or that actual results will not be significantly higher or lower than projected. Because the Company financial projections cover multiple years, such information by its nature becomes less reliable with each successive year.

Additionally, we have a limited operating history and have not yet been able to successfully commercialize our lead product candidate, RI-002.  As a result, our operating history provides an inherently limited basis for our management to assess our current ability or the ability of the combined company to commercialize our product candidates or otherwise become profitable in the future, which further limits the reliability of the Company financial projections included herein.

The Company financial projections should be evaluated, if at all, in conjunction with the historical financial statements and other information contained in the Company’s public filings with the SEC, including this proxy statement.  The Company’s stockholders are cautioned not to place undue, if any, reliance on the Company financial projections. The Company financial projections do not take into account any circumstances or events occurring after the date they were prepared, including the announcement of the Transaction.  There can be no assurances that the announcement of the Transaction will not affect the Company’s business.

Summary of Company Financial Projections

The following table presents certain information included in the Company’s unaudited financial forecasts:

($ in millions)
ADMA	2017E	2018E	2019E	2020E	2021E	2022E

Total Revenues	$9.9	$12.0	$12.2	$12.4	$42.1	$73.5
EBITDA(2)	(13.1)	(15.3)	(15.4)	(16.7)	(11.0)	0.3
Free Cash Flow(3)	(13.2)	(15.5)	(15.5)	(16.8)	(13.2)	(2.0)

($ in millions)

New ADMA (Combined Company)(1)	2017E	2018E	2019E	2020E	2021E	2022E

Total Revenues	$41.1	$64.9	$101.6	$147.0	$191.4	$242.0
EBITDA(2)	(20.1)	(9.2)	18.7	48.4	79.5	118.5
Free Cash Flow(3)	(32.9)	(29.0)	5.0	21.5	32.1	55.0

Projections of total revenues were calculated according to US GAAP. EBITDA and free cash flow projections are not calculated in accordance with US GAAP and should not be considered substitutes for comparable GAAP measures, such as net income and net cash provided by operating activities.

(1)	Assumes consummation of the Transaction in accordance with the Purchase Agreement.

(2)	EBITDA represents earnings before interest, taxes, depreciation, and amortization.

(3)	Free cash flow represents cash flows from operating activities, net operating loss tax provisions, capital expenditures and changes in working capital.

Opinion of Raymond James & Associates, Inc., Financial Advisor to ADMA

Pursuant to an engagement letter dated October 11, 2016, ADMA retained Raymond James to render to the Board an opinion addressing the fairness, from a financial point of view, to ADMA of the consideration to be paid by ADMA in a potential sale transaction.  In connection with that engagement, the Board requested that Raymond James evaluate the fairness, from a financial point of view, to ADMA of the consideration to be paid by ADMA pursuant to the Purchase Agreement.

At the ADMA Board meeting on January 21, 2017, representatives of Raymond James rendered its oral opinion, which was subsequently confirmed by delivery of a written opinion (the “Opinion”) to the Board dated January 21, 2017, as to the fairness, as of such date, from a financial point of view, to ADMA of the consideration to be paid by ADMA in the Transaction pursuant to the Purchase Agreement, based upon and subject to the assumptions made, procedures followed, matters considered, limitations of the review undertaken and qualifications contained in such Opinion.

The full text of the written opinion of Raymond James, dated January 21, 2017, which sets forth, among other things, the assumptions made, procedures followed, matters considered, and qualifications and limitations on the review undertaken by Raymond James in connection with its Opinion is attached with the consent of Raymond James as Annex F to this proxy statement.  The summary of Raymond James’ Opinion contained in this document is qualified in its entirety by reference to the full text of Raymond James’ Opinion.  ADMA’s stockholders are encouraged to read Raymond James’ Opinion carefully and in its entirety for a discussion of the procedures followed, assumptions made, other matters considered and limits of the review undertaken by Raymond James in connection with Raymond James’ Opinion.

Raymond James provided its Opinion for the information and assistance of the ADMA Board (solely in its capacity as such) in connection with, and solely for the purpose of, the Board’s consideration of whether the consideration to be paid by ADMA in the Transaction pursuant to the Purchase Agreement was fair, from a financial point of view, to ADMA.  The Opinion of Raymond James does not address any other aspect or implication of the Transaction or any voting, support or other agreement, arrangement or understanding entered into in connection with the Transaction or otherwise, including without limitation the Commercial Agreements, Equity Documents and Other Agreements (each as defined in the Purchase Agreement).  The Raymond James Opinion does not constitute a recommendation to (a) the Board or any stockholder regarding how the Board, such stockholder or any other person should vote or otherwise act on the Transaction, if required, and (b) whether or not any stockholder should enter into a voting, stockholders’ or affiliates’ agreement with respect to the Transaction or any other matter.

In connection with the preparation of its Opinion, Raymond James, among other things:

•	reviewed the financial terms and conditions as stated in the draft of the Purchase Agreement dated January 17, 2017, the most recent draft made available to Raymond James;

•	reviewed 10-K and 10-Q filings of ADMA;

•
reviewed certain information related to the operations, financial condition and prospects, of ADMA and the combined company with the therapy business of the Seller included (“New ADMA”) made available to us by ADMA, including, but not limited to, financial projections of ADMA and New ADMA prepared by the management of ADMA, as approved for our use by management of ADMA (the “Projections”);

•	reviewed financial, operating and other information regarding ADMA and the industry in which it operates;

•	reviewed certain financial and stock market data of selected public companies that Raymond James deemed to be relevant;

•	performed a discounted cash flow analysis of ADMA and a discounted cash flow analysis of New ADMA based upon the Projections;

•	reviewed the current and recent market prices and trading volume for ADMA’s common stock;

•	conducted such other financial studies, analyses and inquiries, and considered such other information and factors, as Raymond James deemed appropriate;

•
reviewed the Real Property Appraisal Report dated October 26, 2016, provided to us by the Seller, relating to the real property located at 5800 and 5900 Park of Commerce Boulevard, Boca Raton, FL 33487 (the “Appraisal Report”); and

•
discussed with members of the senior management of ADMA certain information relating to the aforementioned and any other matters which Raymond James deemed relevant to its inquiry, including (without limitation) certain non-public historical information related to the operations, financial condition and prospects of the therapy business unit of the Seller for the fiscal periods ended December 31, 2014, December 31, 2015 and September 30, 2016, in each case made available to us by ADMA.

With ADMA’s consent, Raymond James assumed and relied upon the accuracy and completeness of all information supplied by or on behalf of ADMA, Seller and/or the Biotest Guarantors, or otherwise reviewed by or discussed with Raymond James, and Raymond James did not undertake any duty or responsibility to, nor did Raymond James, independently verify any of such information.  Other than the Appraisal Report, Raymond James did not make or obtain any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of ADMA, the Seller, or the Biotest Guarantors, nor was Raymond James furnished with any such evaluation or appraisal.  With respect to the Projections reviewed by or discussed with Raymond James, Raymond James, with ADMA’s consent, assumed that the Projections were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of management of ADMA.  With respect to other information and data including without limitation the Appraisal Report made available to or reviewed by Raymond James, Raymond James, with ADMA’s consent, assumed that such information, data and Appraisal Report were reasonably prepared in good faith by the party preparing such information, data or report and that they provided a reasonable basis upon which Raymond James could form its Opinion.  Raymond James relied upon ADMA to advise Raymond James promptly if any information previously provided became inaccurate or was required to be updated during the period of its review and has assumed that all such information was complete and accurate in all material respects.  Raymond James expressed no opinion with respect to the Projections or the assumptions on which they were based and did not in any respect assume any responsibility for the accuracy thereof.
Raymond James assumed that the final form of the Purchase Agreement will not differ in any material respects from the draft that Raymond James reviewed, and that the Transaction will be consummated in accordance with the terms of the Purchase Agreement (as qualified in the disclosure schedules thereto) without waiver or amendment of any conditions thereto.  Furthermore, Raymond James assumed, in all respects material to its analysis, that the representations and warranties of each party contained in the Purchase Agreement were true and correct and that each party will perform all of the covenants and agreements required to be performed by it under the Purchase Agreement without being waived.  Raymond James relied upon and assumed, without independent verification, that (i) the Transaction would be consummated in a manner that complies in all respects with all applicable international, federal and state statutes, rules and regulations, and (ii) all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction would be obtained and that no delay, limitations, restrictions or conditions would be imposed or amendments, modifications or waivers made that would have an effect on the Transaction or ADMA that would be material to its analysis or Opinion.

ADMA informed Raymond James and Raymond James assumed for purposes of its Opinion at ADMA’s direction, that for U.S. federal income tax and any applicable foreign, state or local tax purposes (a) the Transaction are a single integrated transaction, (b) the purchase and sale of the Purchased Assets, the Closing Date Capital Contribution and the transfer of the ADMA Biocenters are a taxable transaction, and (c) the transfer of the ADMA Biocenters constitutes deferred consideration in an “open” transaction.

Raymond James expressed no view, and its Opinion does not address the underlying business decision of ADMA to effect the Transaction or the structure or tax consequences of the Transaction.  In addition, Raymond James’ Opinion does not address the relevant merits of the Transaction as compared to any other alternative business transaction or other alternatives, or whether or not such alternatives could be achieved or are available.  Raymond James did not recommend any specific purchase price for the Transaction or that any specific purchase price constituted the only appropriate consideration for the Transaction.  Raymond James’ Opinion is limited to the fairness to ADMA, as of the Opinion’s date and solely from a financial point of view, of the consideration to be paid by ADMA.  Subsequent developments may affect the conclusions expressed in Raymond James’ Opinion if such Opinion had been rendered at a later date and Raymond James disclaims any obligation to advise any person of any change in any manner affecting its Opinion that may come to its attention after the date of the Opinion.  Raymond James expressed no opinion with respect to any other reasons (legal, business, or otherwise) that may support the decision of the board to approve or consummate the Transaction.  Furthermore, no opinion, counsel or interpretation was intended by Raymond James on matters that require legal, accounting, regulatory or tax advice.  Raymond James assumed that such opinions, counsel or interpretations had been or would be obtained from appropriate professional sources.  Furthermore, Raymond James relied, with the consent of the Board, on the fact that ADMA was assisted by legal, accounting, regulatory and tax advisors, and, with the consent of the Board relied upon and assumed the accuracy and completeness of the assessments by ADMA and its advisors, as to all legal, accounting, regulatory and tax matters with respect to ADMA and the Transaction.

Raymond James’ Opinion addresses only the fairness from a financial point of view to ADMA, as of the date of the Opinion, of the consideration to be paid by ADMA as described in the Purchase Agreement.  Raymond James did not express any view on, and its Opinion did not address, any other term or aspect of the Purchase Agreement or the Transaction or any term or aspect of any other agreement or instrument contemplated by the Purchase Agreement or entered into or amended in connection with the Transaction, the Consideration, the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of any party to the Transaction, or such class of persons, in connection with the Transaction whether relative to the proposed consideration or otherwise.  Raymond James was not requested to opine as to, and its Opinion did not express an opinion as to or otherwise address, among other things: (1) the fairness of the Transaction to the holders of any class of securities, creditors or other constituencies of ADMA, or to any other party, or (2) the fairness of the Transaction to any one class or group of ADMA’s or any other party’s security holders or other constituents vis-à-vis any other class or group of ADMA’s or such other party’s security holders or other constituents (including, without limitation, the allocation of any consideration to be received in the Transaction amongst or within such classes or groups of security holders or other constituents).  Raymond James expressed no opinion as to the prices at which ADMA shares or ordinary shares of Biotest will trade at any time or as to the impact of the Transaction on the solvency or viability of ADMA, Seller, Biotest AG, Biotest US Corporation or New ADMA or the ability of ADMA, Seller, Biotest AG, Biotest US Corporation or New ADMA to pay their respective obligations when they come due.  Raymond James did not consider any potential legislative or regulatory changes currently being considered or recently enacted by the United States Congress or the SEC, or any other foreign or domestic legislative or regulatory bodies, or any changes in accounting methods or generally accepted accounting principles that may be adopted by the SEC or the Financial Accounting Standards Board.
Financial Analyses

The following summarizes the financial analyses reviewed by Raymond James with the ADMA Board at its meeting on January 21, 2017 and which were considered by Raymond James in rendering its Opinion.  Considering such data without the full narrative description of the financial analyses could create a misleading or incomplete view of Raymond James’ financial analyses.

In arriving at its Opinion, Raymond James did not attribute any particular weight to any analysis or factor considered by it and the order of the analyses described below does not represent the relative importance or weight of any of these.  Rather, Raymond James made qualitative judgments as to the significance and relevance of each analysis and factor.  Accordingly, Raymond James believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering all analyses, would create an incomplete view of the process underlying its Opinion.
The description below explains Raymond James’ methodology for evaluating the fairness, from a financial point of view, to ADMA of the proposed consideration to be paid by ADMA in the Transaction pursuant to the Purchase Agreement.  No company used in the analyses described below is identical or directly comparable to ADMA or New ADMA, and the summary set forth below does not purport to be a complete description of the analyses or data presented by Raymond James.

Selected Companies Analysis of ADMA.  Raymond James analyzed the equity values of nine publicly-traded specialty pharmaceutical companies with market capitalizations under $200 million and for which the company’s lead product was non-oncologic and either in the Phase 3 stage of development or had an application on file with the FDA, that Raymond James deemed relevant (the “Selected ADMA Comparable Companies”).  The Selected ADMA Comparable Companies were:

•	Clearside BioMedical, Inc.
•	Axsome Therapeutics, Inc.
•	Albireo Pharma, Inc.
•	Palatin Technologies, Inc.
•	Adamis Pharmaceuticals Corporation
•	MediWound Ltd.
•	Catalyst Pharmaceuticals, Inc.
•	Intec Pharma Ltd.
•	Tenax Therapeutics, Inc.

Raymond James reviewed the mean, median, 25th percentile and 75th percentile of the implied equity values of the Selected ADMA Comparable Companies to derive a range of illustrative equity values for ADMA.  The results of the Selected ADMA Comparable Companies analysis are summarized below:

	Implied Equity Value of as 12/30/16 ($ in millions)
	25th Percentile	Median	Mean	75th Percentile
Implied ADMA Equity Value ($)	$68.0	$87.1	$97.0	$111.6

(1)	Represents 50% of total equity value of New ADMA.

Selected Companies Analysis of New ADMA.  Raymond James analyzed the relative valuation multiples of 12 publicly-traded specialty pharmaceutical companies with latest twelve month (“LTM”) revenues under $350 million, over 200 employees, market capitalizations under $1,750 million and that had at least one FDA approved product, that it deemed relevant (the “Selected New ADMA Comparable Companies”). The Selected New ADMA Comparable Companies were:

•	Emergent BioSolutions Inc.
•	Pacira Pharmaceuticals, Inc.
•	Supernus Pharmaceuticals, Inc.
•	Acorda Therapeutics, Inc.
•	ProMetic Life Sciences Inc.
•	Momenta Pharmaceuticals, Inc.
•	INSYS Therapeutics, Inc.
•	Rockwell Medical, Inc.
•	Spectrum Pharmaceuticals, Inc.
•	Arena Pharmaceuticals, Inc.
•	Kamada Ltd.
•	ImmunoGen, Inc.

Raymond James reviewed the mean, median, 25th percentile and 75th percentile of the total enterprise value / 2016E revenue multiples of the Selected New ADMA Comparable Companies which it then applied to New ADMA’s 2021E revenue, as provided in the Projections, to derive a range of illustrative equity values for New ADMA.  The projected future values were discounted using rates ranging from 9.6% to 11.7%, which reflected the estimated weighted average cost of capital associated with executing New ADMA’s business plan, in order to derive an estimated present equity value for New ADMA.  Raymond James then used this range of illustrative equity values for New ADMA to calculate the implied value of the ADMA stockholders’ 50% ownership of New ADMA.  Raymond James then compared these implied ownership values to the implied value of the ADMA stockholders’ 100% ownership of ADMA before the Transaction.  The results of the Selected New ADMA Comparable Companies analysis are summarized below:

	Implied Enterprise Value / 2021E Revenue Analysis of as 12/30/16 ($ in millions)
	25th Percentile	Median	Mean	75th Percentile
Implied Equity Value to ADMA’s Shareholders(1) ($)	$118.0	$160.4	$207.5	$228.4

(1)	Represents 50% of total equity value of New ADMA.

Discounted Cash Flow Analysis of ADMA.  Raymond James estimated a range of equity values for ADMA based upon the present value of ADMA’s estimated unlevered free cash flows for fiscal years ended December 31, 2017 through December 31, 2031.  Raymond James used unlevered free cash flows, defined as earnings before interest, after taxes, plus depreciation, plus amortization, less capital expenditures, less investment in working capital.  The discounted cash flow analysis was based on the Projections.  In performing this discounted cash flow analysis, Raymond James utilized discount rates ranging from 10.7% to 13.1%, which were selected based on the capital asset pricing model and the estimated weighted average cost of capital of the Selected ADMA Comparable Companies.  Consistent with the periods included in the Projections, Raymond James used calendar year 2031 as the final year for the analysis and applied perpetuity growth rates ranging from 2.5% to 3.5%, in order to derive a range of terminal values for ADMA in 2031.  The resulting range of present enterprise values was adjusted by ADMA’s current capitalization to arrive at a range of present equity values for ADMA.  This discounted cash flow analysis was based upon certain assumptions described above regarding the Projections and discussions held with the management of ADMA.

Raymond James reviewed the range of implied equity values derived in the discounted cash flow analysis to derive a range of illustrative equity values for ADMA.  The results of the discounted cash flow analysis are summarized below:

	Implied Equity Value of as 12/30/16 ($ in millions)
	Minimum	Median	Mean	Maximum
Implied ADMA Equity Value ($)	$30.1	$49.6	$51.9	$78.8

Discounted Cash Flow Analysis of New ADMA.  Raymond James estimated a range of equity values for New ADMA based upon the present value of New ADMA’s estimated unlevered free cash flows for fiscal years ended December 31, 2017 through December 31, 2026.  Raymond James used unlevered free cash flows, defined as earnings before interest, after taxes, plus depreciation, plus amortization, less capital expenditures, less investment in working capital.  The discounted cash flow analysis was based on the Projections.  In performing this discounted cash flow analysis, Raymond James utilized discount rates ranging from 9.6% to 11.7%, which were selected based on the capital asset pricing model and the estimated weighted average cost of capital of the Selected New ADMA Comparable Companies.  Consistent with the periods included in the Projections, Raymond James used calendar year 2026 as the final year for the analysis and applied multiples, total enterprise value / 2016E revenue multiples ranging from 3.2x to 3.9x, in order to derive a range of terminal values for New ADMA in 2026.  The resulting range of present equity values was adjusted by New ADMA’s anticipated capitalization to arrive at a range of present equity values for New ADMA.  This discounted cash flow analysis was based upon certain assumptions described above regarding the Projections and discussions held with the management of ADMA.

Raymond James reviewed the range of implied equity values derived in the discounted cash flow analysis to derive a range of illustrative equity values for New ADMA.  Raymond James then used this range of illustrative equity values for New ADMA to calculate the implied equity value to ADMA’s stockholders.  Raymond James then compared these implied ownership values to the implied equity values of the ADMA stockholders’ ownership of ADMA.  The results of the discounted cash flow analysis are summarized below:

	Implied Equity Value of as 12/30/16 ($ in millions)
	Minimum	Median	Mean	Maximum
Implied Equity Value to ADMA’s Shareholders(1) ($)	$224.5	$265.4	$266.2	$312.4

(1)	Represents 50% of total equity value of New ADMA.

Additional Considerations.  The preparation of a fairness opinion is a complex process and is not susceptible to a partial analysis or summary description and the summary above does not purport to be a complete description of the analyses performed by Raymond James.  Raymond James believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering the analyses taken as a whole, would create an incomplete view of the process underlying its Opinion.  In addition, Raymond James considered the results of all such analyses and did not assign relative weights to any of the analyses, but rather made qualitative judgments as to significance and relevance of each analysis and factor, so the ranges of valuations resulting from any particular analysis described above should not be taken to be the view of Raymond James as to the actual value of ADMA or New ADMA.

In performing its analyses, Raymond James made numerous assumptions with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are beyond the control of ADMA, the New ADMA or any other parties to the Transaction.  The analyses performed by Raymond James are not necessarily indicative of actual values, trading values or actual future results which might be achieved, all of which may be significantly more or less favorable than suggested by such analyses.  Such analyses were provided to the Board (solely in its capacity as such) and were prepared solely as part of the analysis of Raymond James of the fairness, from a financial point of view, to ADMA of the consideration to be paid by ADMA in connection with the proposed Transaction pursuant to the Purchase Agreement.  The analyses do not purport to be appraisals or to reflect the prices at which companies may actually be sold, and such estimates are inherently subject to uncertainty.  The Opinion of Raymond James was one of many factors taken into account by the ADMA Board in making its determination to approve the Transaction.  Neither Raymond James’ Opinion nor the analyses described above should be viewed as the only factor considered by the Board or ADMA management’s views with respect to ADMA, Seller, or other parties to the Transaction or the Transaction.

Raymond James’ Opinion was necessarily based upon market, economic, financial and other circumstances and conditions existing and disclosed to it on January 21, 2017. Raymond James assumed no responsibility for updating, revising or reaffirming its Opinion after the date of its Opinion. Raymond James relied upon and assumed, without independent verification, that there had been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of ADMA, Seller, the Biotest Guarantors, or New ADMA since the respective dates of the Projections or the most recent financial statements and other information, financial or otherwise, provided to Raymond James that would be material to its analyses or its Opinion, and that there was no information or any facts that would make any of the information reviewed by Raymond James incomplete or misleading in any material respect.

The ADMA Board did not impose any limitations on Raymond James with respect to the investigations made or procedures followed in rendering Raymond James’ opinion.  In selecting Raymond James, the ADMA Board considered, among other things, the fact that Raymond James is a reputable investment banking firm with substantial experience advising companies in the life sciences sector and in providing strategic advisory services in general, and Raymond James’ familiarity with ADMA and its business.  Raymond James, as part of its investment banking services, regularly provides valuation services in connection with mergers, acquisitions, sales and distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

During the two years preceding the date of Raymond James’ written Opinion, Raymond James provided certain services to ADMA, including underwriting an equity offering in April 2016 as sole bookrunning manager and an equity offering in March 2015 as sole bookrunning manager, for both of which it has been paid a fee.  Furthermore, Raymond James may provide investment banking, financial advisory and other financial services to ADMA or other participants in the Transaction in the future, for which Raymond James may receive compensation. For services rendered in connection with the delivery of its Opinion, ADMA paid Raymond James a customary investment banking fee in the amount of $650,000 upon delivery of its Opinion. No portion of Raymond James’ fee is contingent upon consummation of the Transaction. ADMA also agreed to reimburse Raymond James for its expenses incurred in connection with its services, including the fees and expenses of its counsel, and will indemnify Raymond James against certain liabilities arising out of its engagement. The delivery of Raymond James’ Opinion was approved by an opinion committee of Raymond James.

Raymond James is actively involved in the investment banking business and regularly undertakes the valuation of investment securities in connection with public offerings, private placements, business combinations and similar transactions.  In the ordinary course of business, Raymond James may trade in the securities of ADMA or Biotest AG for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.  As noted above, Raymond James may provide investment banking, financial advisory and other financial services to ADMA or other participants in the Transaction in the future, for which Raymond James may receive compensation.

Anticipated Accounting Treatment of the Transaction

The Transaction will be accounted for using the acquisition method of accounting in accordance with ASC 805. United States generally accepted accounting principles (“GAAP”) require that one of the two parties in the Transaction be designated as the acquirer for accounting purposes based on the evidence available. ADMA will be treated as the acquiring entity for accounting purposes. In identifying ADMA as the acquiring entity, the parties to the Transaction took into account a variety of factors, including, but not limited to, the assets to be acquired, the benefits and synergies of the combined operations, the structure of the Transaction and the other transactions contemplated by the Purchase Agreement relative to the outstanding share ownership of ADMA.

The allocation of the purchase price to the assets acquired reflected in the unaudited pro forma combined financial statements is based on preliminary estimates using assumptions ADMA management believes are reasonable based on currently available information and an analysis performed by an independent third-party valuation firm in conjunction with ADMA’s management to assess such asset values as of the date of filing. Due to the preliminary nature of this valuation, certain asset values are based on a preliminary assessment using data available to ADMA management at the time of this filing for purposes of the unaudited pro forma combined financial statements. Upon consummation of the purchase transaction, such valuation will be finalized, with the final purchase price and fair value assessment of assets and liabilities based on a detailed analysis that has not yet been consummated.

Regulatory Approvals

The consummation of the Transaction does not require compliance with any material federal or state regulatory requirements or any other special regulatory approvals.

Federal Securities Law Consequences

The securities to be issued in the Transaction will be issued in reliance on the registration exemption contained in Section 4(a)(2) of the Securities Act, on the basis that the offer and sale of such securities does not involve a public offering.

NO DISSENTERS’ RIGHTS OR APPRAISAL RIGHTS

Dissenter rights and appraisal rights are not available to holders of equity securities of the Company in connection with the proposed Transaction.

THE BPC THERAPY BUSINESS UNIT

Overview

The BPC Therapy Business Unit is part of Seller, a company headquartered in the United States with its registered office at 5800 Park of Commerce Blvd NW, Boca Raton, Florida 33487. Seller is a wholly owned subsidiary of Biotest, a public company located in Dreieich, Germany, whose preference shares are listed in the SDAX on the Frankfurt Stock Exchange (ETR: BIO).

The BPC Therapy Business Unit researches and manufactures biotherapeutic products with a specialization in immunology plasma protein products in the field of Primary Immune Deficiency (“PID”) and various hyperimmune (“IG”) products which are antibody specific to high titer for treatment of modality.  The BPC Therapy Business Unit manufacturing facility located in Boca Raton was licensed by the FDA in October 2001 to produce commercial immune globulin products. Additionally, the facility has been certified by the German Health Authorities (“GHA”), and by the Plasma Protein Therapeutic Association (“PPTA”) Quality Standards of Excellence, Assurance and Leadership (“QSEAL”) program since 2008. The QSEAL standards surpass those of the regulatory agencies that define the minimum acceptability of plasma protein products. This facility underwent an extensive modernization and expansion, which was completed in July 2011. The changes expanded the manufacturing capacity and improved the compliance of the facility with current Good Manufacturing Practices (“cGMPs”). For plasma protein therapy products, the objective of cGMP compliance is to minimize risk, while maintaining adequate production to meet the therapeutic needs of patients. Through the use of scientifically sound design, the BPC Therapy Business Unit plant achieves a high level of quality.

In November 2014, the BPC Therapy Business Unit received a warning letter from the FDA (the “FDA Warning Letter”) following an inspection of the Boca Raton manufacturing facility in the third quarter of that year, primarily related to its quality systems. The FDA revisited the facility in January 2016, but did not resolve the FDA Warning Letter. The BPC Therapy Business Unit is still permitted to manufacture existing products; however, approvals for new products or changes that do not provide for process improvements cannot be obtained while the FDA Warning Letter remains unresolved. As a result, the FDA has advised that only submissions that represent improvements to the BPC Therapy Business Unit compliance status would be approved. Therefore, it is a primary goal of the BPC Therapy Business Unit to remediate the observations and deficiencies that led to the issuance of the FDA Warning Letter.

As part of these remediation activities, controls over certain steps in manufacturing are being optimized. In December 2016, the BPC Therapy Business Unit temporarily suspended the commercial production of Bivigam® in order to focus on the completion of planned improvements to the process. Consequently it was communicated to the customers that Bivigam® will no longer be available for sale or distribution for at least the remainder of 2017.

Products

The BPC Therapy Business Unit has two FDA-approved plasma derived products, Nabi-HB® (Hepatitis B Immune Globulin (Human)) (“Nabi-HB®”) and BIVIGAM® (Immune Globulin Intravenous (Human), 10% Liquid) (“Bivigam®”).

Nabi-HB® is a hyperimmune globulin that is rich in antibodies to the hepatitis B virus. Nabi-HB® is a purified human polyclonal antibody product collected from plasma donors who have been previously vaccinated with a hepatitis B vaccine. When administered, the hepatitis B antibody contained in Nabi-HB® binds to the Hepatitis B virus and triggers its clearance by the body’s immune system. Nabi-HB® has a well-documented record of long-term safety and effectiveness since its initial market introduction. Nabi-HB® is indicated for the treatment of acute exposure to blood containing hepatitis B surface antigen (“HBsAg”), prenatal exposure to infants born to HBsAg-positive mothers, sexual exposure to HBsAg positive persons and household exposure to persons with acute hepatitis B virus infection. Hepatitis B is a potentially life-threatening liver infection caused by the hepatitis B virus. It is a major global health problem. It can cause chronic infection and puts people at high risk of death from cirrhosis and liver cancer.

Bivigam® is an Immune Globulin Intravenous (Human), 10% Liquid, indicated for the treatment of primary humoral immunodeficiency. This includes, but is not limited to, agammaglobulinemia, common variable immunodeficiency (“CVID”), Wiskott-Aldrich syndrome and severe combined immunodeficiency (“SCID”). These primary immunodeficiencies (“PIs”) are a group of genetic disorders. Initially thought to be very rare, it is now believed that as many as one in every 1,200-2,000 people has some form of PI. Bivigam® contains a broad range of antibodies similar to those found in normal human plasma. These antibodies are directed against bacteria and viruses, and help to protect PI patients against serious infections. Bivigam® is a purified, sterile, ready-to-use preparation of concentrated human immunoglobulin G (“IgG”) antibodies. Antibodies are proteins in the human immune system that work to defend against disease. FDA approval for Bivigam® was received on December 19, 2012, and sales commenced in the first quarter of 2013. In December 2016, the BPC Therapy Business Unit temporarily suspended the commercial production of Bivigam® in order to focus on the completion of planned improvements to the process.

In addition to Nabi-HB® and Bivigam®, the BPC Therapy Business Unit also provides contract manufacturing services for third-party clients. The BPC Therapy Business Unit currently contracts manufacturing for Sanofi Pasteur, part of the Sanofi-Aventis Group, to fractionate human plasma used for the production of Imogam® Rabies-HT (Rabies Immune Globulin (Human) USP Heat Treated) and for ADMA to contract manufacture their lead innovative product candidate, RI-002. The BPC Therapy Business Unit also sells intermediates primarily to Biotest. The manufacture of immunoglobulins produces certain byproducts, several of which are sold to Biotest as intermediates and to a lesser extent to other third parties.

Manufacturing and Supply

In order to produce plasma-derived immunoglobulins products, raw material plasma is collected from human donors and then manufactured into specialized products. Plasma is collected from healthy donors at FDA-licensed plasma donation centers. Source plasma is collected at any one of over 400 FDA-licensed donation centers located throughout the US, using a process called automated plasmapheresis. This sterile, self-contained, automated process separates red blood cells and other cellular components in the blood, which are then returned to the donor. Source plasma obtained by plasmapheresis is tested and must be negative for antibodies to human immunodeficiency virus types 1 and 2 (HIV-1/2), HBsAg and hepatitis C virus (“HCV”), using FDA-licensed serological test procedures. The BPC Therapy Business Unit obtains a portion of is plasma requirements for the manufacturing of its FDA-approved products from Seller’s plasma collection network. For the BPC Therapy Business Unit’s contract manufacturing services, a portion of the plasma requirements are met by Seller and a portion are provided by third-party customers.

After receipt of the source plasma into the BPC Therapy Business Unit’s manufacturing facility, the frozen plasma is thawed and pooled and goes through a process called “fractionation.” This process is referred to as the Cohn method or cold ethanol method of fractionation. The process was invented in the 1940’s by E.J. Cohn. During cold ethanol fractionation, classes of proteins are precipitated and removed by centrifugation or filtration. Fractionation process includes the following steps; precipitation and adsorption, depth filtration, centrifugation and chromatography. Because of the human origin of the raw material and the thousands of donations required in the fractionation process, the major risk associated to plasma products is the transmission of blood-borne infectious pathogens. These purification processes have the potential to reduce the viral load. The manufacturing process also utilizes a multistep viral removal/inactivation system, which further increases the safety of the BPC Therapy Business Unit’s products. The following manufacturing processes have been validated for their capability to eliminate or inactivate viruses: precipitation during cold ethanol fractionation, solvent/detergent treatment, and nanofiltration. Incorporation of these processes in the manufacturing process ensures that the BPC Therapy Business Unit’s products comply with the requirements of the FDA and are safe and efficacious.

Research and Development

 Civacir® is an investigational human polyclonal antibody product that contains antibodies against Hepatitis C Virus (“HCV”). Civacir was developed to prevent reinfection with Hepatitis C disease in HCV-positive liver transplant patients. Positive interim results from the phase III study were presented at the International Liver Congress in Vienna in April 2015. However, the expected market potential of Civacir has been reduced considerably due to highly effective oral therapies introduced in the market over the past few years. These antiviral therapies have reduced the post-liver transplant reinfection rate significantly. Due to the recent market developments and required further investment, the decision was made not to move forward with any further activities related to the commercialization and approval of Civacir.

The BPC Therapy Business Unit currently has no other investigational products in development.

Marketing, Sales and Distribution

As it relates to sales of Nabi-HB®, the BPC Therapy Business Unit sells through independent distributors, drug wholesalers acting as sales agents, specialty pharmacies and other alternate site providers. In the United States, third-party drug wholesalers ship a significant portion of Nabi-HB® through their distribution centers. These centers are generally stocked with adequate inventories to facilitate prompt customer service. Sales and distribution methods include frequent contact by sales and customer service representatives, automated communications via various electronic purchasing systems, circulation of catalogs and merchandising bulletins, direct-mail campaigns, trade publication presence and advertising.

The BPC Therapy Business Unit sales and marketing strategy for Bivigam® has significantly changed since its initial launch in 2013. Initially, the BPC Therapy Business Unit focused on selling Bivigam® directly to infusion centers using a specialized direct sales force. However, after not realizing the expected sales volumes, the BPC Therapy Business Unit sales strategy shifted towards utilizing a limited network of specialty distributors. On January 19, 2016, the BPC Therapy Business Unit entered into an agreement with Kedrion Biopharma Inc. (“Kedrion”), providing Kedrion with exclusive distribution rights of Bivigam® in the United States, and eliminated the internal sales force at that time. However, due to unforeseeable delays in the contractually required ramp-up of the manufacturing of Bivigam® experienced by Seller in 2016, the contract was terminated on January 17, 2017 (see Note 9 of the Carve-Out Financial Statements for further details). As a result of the termination of the Kedrion agreement, the BPC Therapy Business Unit plans on re-entering the market upon successful completion of the planned improvements to the Bivigam® process. The future sales and marketing strategy for Bivigam® is still to be determined.

Pharmaceutical Pricing and Reimbursement

All sales of the BPC Therapy Business Unit commercial products in the United States depend in part on the availability of reimbursement from third-party payers. Third-party payers include government health programs, managed care providers, private health insurers and other organizations. The BPC Therapy Business Unit products are reimbursed or purchased under several government programs, including Medicaid, Medicare Parts B and D, the 340B/Public Health Service (“PHS”) program, and pursuant to the BPC Therapy Business Unit contract with the Department of Veterans Affairs. Medicaid is a joint state and federal government health plan that provides covered outpatient prescription drugs for low-income individuals. Under Medicaid, drug manufacturers pay rebates to the states based on utilization data provided by the states.

Government Regulations

The BPC Therapy Business Unit operations and the products manufactured or sold by the BPC Therapy Business Unit are subject to extensive regulation by numerous government agencies. The FDA in the United States, the GHA in Europe, and other government agencies inside and outside of the United States, establish and regulate the requirements covering the testing, safety, effectiveness, manufacturing, labeling, promotion and advertising, distribution and post-market surveillance of the BPC Therapy Business Unit products. The BPC Therapy Business Unit must obtain specific approval from the FDA prior to marketing and selling its products. Even after the BPC Therapy Business Unit obtains regulatory approval to market a product, the product and the BPC Therapy Business Unit manufacturing processes and quality systems are subject to continued review by the FDA. State agencies in the United States also regulate the BPC Therapy Business Unit facilities, operations, employees, products and services within their respective states. The BPC Therapy Business Unit and its facilities are subject to periodic inspections and possible administrative and legal enforcement actions by the FDA and other regulatory agencies in the United States. Such actions may include warning letters (such as the FDA Warning Letter discussed above under “Overview”), product recalls or seizures, monetary sanctions, injunctions to halt manufacture and distribution of products, civil or criminal sanctions, refusal of a government to grant approvals or licenses, and restrictions on operations or withdrawal of existing approvals and licenses. The BPC Therapy Business Unit takes great strides to ensure safety and efficacy of its products by improving the effectiveness of quality systems, and if necessary removing products not meeting specifications or applicable requirements from the market.

The BPC Therapy Business Unit is also subject to various laws inside and outside the United States concerning its relationships with healthcare professionals and government officials, price reporting and regulation, the promotion, sales and marketing of its products and services, the importation and exportation of its products, the operation of its facilities and distribution of its products. In the United States, the BPC Therapy Business Unit is subject to the oversight of the FDA, Office of the Inspector General within the Department of Health and Human Services (“OIG”), the Center for Medicare/Medicaid Services (“CMS”), the Department of Justice (“DOJ”), Environmental Protection Agency, Department of Defense and Customs and Border Protection in addition to others. For example, since the BPC Therapy Business Unit supplies products and services to healthcare providers that are reimbursed by federally funded programs, such as Medicare, the BPC Therapy Business Unit is subject to regulation by CMS and enforcement by OIG and DOJ.

Competition

The plasma products industry is highly competitive with ever-changing dynamics. The BPC Therapy Business Unit faces, and will continue to face, competition from both U.S.-based and foreign manufacturers  of plasma-derived therapies, some of which have lower cost structure, greater capital, manufacturing facilities, resources for research and development, and marketing capabilities. In addition to competition from other large worldwide plasma products providers, the BPC Therapy Business Unit faces local competition from smaller entities. These competitors may include: Baxter HealthCare Corporation, CSL Behring, Grifols Biologicals, and Octapharma. Moreover, plasma-derived therapies generally face competition from non-plasma products and other courses of treatment.

Employees

The BPC Therapy Business Unit currently has approximately 219 employees, approximately 21% of whom are full-time employees whose services are shared (“Shared Services”) between the BPC Therapy Business Unit and the plasma business of Seller. These Shared Services employees are located within Executive Management, Information Technology, Human Resources, Finance, Legal and Supply Chain departments. The costs associated with these Shared Services have been allocated to the BPC Therapy Business Unit using methodologies established by Seller’s management and considered to be a reasonable reflection of the utilization of services needed to operate the BPC Therapy Business Unit. The existing 219 employees within the BPC Therapy Business Unit reflect a workforce reduction of 60 employees, resulting from changes implemented as part of restructuring activities necessary to streamline its operations (see Note 16 of the Carve-Out Financial Statements for further details). Further, the BPC Therapy Business Unit intends to use clinical research organizations (“CROs”), third parties and consultants to perform the BPC Therapy Business Unit post-marketing commitments.

Corporate Information

The BPC Therapy Business Unit is part of Biotest Pharmaceuticals Corporation, a company headquartered in the United States with its registered office at 5800 Park of Commerce Blvd NW, Boca Raton, Florida 33487. Seller is a wholly owned subsidiary of Biotest, a public company located in Dreieich, Germany, whose preference shares are listed in the SDAX on the Frankfurt Stock Exchange (ETR: BIO). Seller was formed on December 4, 2007 as part of the Biotest acquisition of Nabi Biopharmaceuticals Biologics business unit (the “Nabi Biologics SBU”). Seller maintains a website at www.biotestpharma.com; however, the information on, or that can be accessed through such website is inclusive of the entire operations of Seller, and not exclusive to the BPC Therapy Business Unit.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF THE BPC THERAPY BUSINESS UNIT

Results of Operations

The following discussion and analysis of the BPC Therapy Business Unit’s financial condition and results of operations as of and for the years ended December 31, 2016 and 2015; should be read in conjunction with the Carve-Out Financial Statements and Notes thereto and with the information contained under “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” beginning on pages 17 and 45, respectively, of this proxy statement.  The Carve-Out Financial Statements include allocations for certain corporate expenses incurred by Seller on behalf of the BPC Therapy Business Unit. Management believes the assumptions underlying the allocations in the Carve-Out Financial Statements of the BPC Therapy Business Unit are reasonable; however, the BPC Therapy Business Unit’s financial position, results of operations, and cash flows may have been materially different if it was operated as a stand-alone entity as of and for the periods presented.

Year Ended December 31, 2016 Compared to Year Ended December 31, 2015

Summary Table

The following table presents a summary of the BPC Therapy Business Unit’s results of operations for the year ended December 31, 2016 compared to the year ended December 31, 2015:

	For the Years Ended December 31,
	2016	2015
Revenues, net	$76,505,037	$70,291,531
Cost of products sold	106,944,127	83,909,545
Gross loss	(30,439,090)	(13,618,014)
Selling, general and administrative expenses	28,237,172	26,891,160
Impairment charges	—	14,408,517
Research and development expenses	5,414,784	8,120,197
Operating loss	(64,091,046)	(63,037,888)
Financing costs	(157,176)	—
Interest income	7,447	9,308
Other income, net	7,445	62,101
Loss from continuing operations before income taxes	(64,233,330)	(62,966,479)
Provision for income taxes	(20,575)	(23,227)
Loss from continuing operations	(64,253,905)	(62,989,706)
Income from discontinued operations	—	2,994,385
Net loss	$(64,253,905)	$(59,995,321)

Revenue

The BPC Therapy Business Unit recorded revenue of $76.5 million during the year ended December 31, 2016 compared to $70.3 million during the year ended December 31, 2015. Revenue by product was as follows:

	For the Years Ended December 31,
	2016	2015
Bivigam®	$48,003,407	$49,628,471
Nabi-HB®	7,688,119	7,835,719
Contract manufacturing and other	7,758,494	3,551,909
Biotest revenues	13,055,017	9,275,432
Total revenues	$76,505,037	$70,291,531

Biotest  revenues in the table above consist of intermediates which are a by-product primarily from the Bivigam® production.  The increase in revenues of $6.2 million from the year ended December 31, 2015 primarily reflects additional volumes of contract manufacturing and intermediate sales, partially offset by lower pricing for Bivigam®. The increase in intermediates that are sold to Biotest, relate to increased volumes of Bivigam® sold under the Kedrion distribution agreement. Please refer to Note 9 of the BPC Therapy Business Unit Carve-Out Financial Statements for further details on this agreement. Furthermore, in 2016, the BPC Therapy Business Unit began to sell more significant volumes of intermediates to third parties. These sales of $2.2 million for 2016 are included in the contract manufacturing and other line. The decrease in Bivigam® revenues, relates to the lower pricing associated with the Kedrion agreement, as Bivigam® sales volume increased by 29% over the year ended December 31, 2015. The lower transfer price in the Kedrion agreement took into consideration the selling and distribution costs that were eliminated by granting the distribution rights to Kedrion.

Cost of Products Sold

Cost of products sold was $106.9 million for the year ended December 31, 2016, an increase of $23.0 million from $83.9 million for the year ended December 31, 2015.  Approximately $13.4 million of the increase in cost of products sold was related to the increased volumes. As noted above, Bivigam® volumes were up 29% over the prior year but the additional volume was more than offset by lower pricing on the revenue line.

Inventory provisions included in cost of products sold were $27.6 million recorded in the year ended December 31, 2016, compared to inventory provisions of $21.2 million recorded in the year ended December 31, 2015. Inventory provisions in 2016 include $9.8 million in lower of cost or market adjustments to Bivigam® as well as $9.9 million associated with Bivigam® validation batches. As part of the remediation of the FDA Warning Letter received in the fourth quarter of 2014, controls over certain steps in manufacturing are being optimized, and the BPC Therapy Business Unit manufactured validation batches under these revised processes. These modifications did not produce the expected results, resulting in the $9.9 million in write-offs. The inventory provision for 2016 also includes certain batches not approved for sale due to process changes that were not approved by the FDA as a result of the outstanding inspectional issues at the Boca Facility. These batches were written off completely due to the uncertainty around the eventual resolution of these inspectional issues and the limited dating remaining on the product. All the inventory write-offs in 2016 resulted in no Bivigam® inventory on hand as of December 31, 2016. Furthermore in December 2016, the BPC Therapy Business Unit temporarily suspended the production of Bivigam® in order to focus on the completion of planned improvements to the process and it is uncertain when production of Bivigam® will resume. As a result it was communicated, to customers that Bivigam® will not be available for sale or distribution at least through the end of 2017.

Inventory provisions in 2015 were largely influenced by a buildup of Bivigam® inventory during 2014. As a result, $7.9 million of short-dated inventory was written off in 2015, as the product had expiration dates in the first quarter of 2016. Also included in the 2015 inventory provisions was a write off of $3.8 million of inventory due to contamination of a raw material purchased from a supplier, as well as $2.6 million of Bivigam® conformance lots produced as part of the development of a new formulation. The intention of the new formulation was to make improvement to the existing product, pending review of the data and subsequent approval by the FDA. The test data did not support the expected results and after discussions with the FDA, a decision to not pursue the approval of the new formulation was reached and the inventory was written off. The year ended December 31, 2015 also included lower of cost or market adjustments on Bivigam® inventory of $4.1 million.

In addition to the factors discussed above, cost of goods sold was also influenced by higher unabsorbed manufacturing costs in 2016 compared to 2015. During 2016 there was a ramp up in staffing levels in order to be able to meet the anticipated production requirements of the Kedrion distribution agreement. Ultimately there was no increase in production, so the incremental costs were expensed in the period. After the termination of the Kedrion agreement, in the first quarter of 2017, the staffing levels of the BPC Therapy Business Unit were reduced to be more in line with the levels in 2015. Please refer to Note 16 of the BPC Therapy Business Unit Carve-Out Financial Statements for additional information.

Selling, General and Administrative Expenses

Selling, general and administrative expenses increased by $1.3 million, from $26.9 million in the year ended December 31, 2015 to $28.2 million in the year ended December 31, 2016. Selling, marketing and distribution expenses were a large component in both years, comprising $22.8 million in 2016 and $21.6 million in 2015. The amount in 2016 included the $17.5 million termination fee associated with the Kedrion distribution agreement. The amount in 2015 included expenses associated with the revised commercialization strategy for Bivigam®. The initial launch of Bivigam® was more focused on selling directly to infusion centers; however, Seller was not able to achieve the expected volumes with this approach. At the end of 2014 and into 2015 the strategy shifted towards utilizing more specialty distributors. This caused a significant increase in fees paid to the specialty distributors for distribution, customer service, sales data reporting, advertising, telemarketing and other services, with fees paid to specialty distributors totaling $12.2 million in 2015.

General and administrative expenses increased by $0.1 million, from $5.3 million in the year ended December 31, 2015, to $5.4 million in the year ended December 31, 2016. Relocation and recruiting expenses, which are considered general and administrative expenses, increased from $0.7 million in 2015 to $0.9 million in 2016 due to the planned ramp up in the production of the BPC Therapy Business Unit as well as several key management organizational changes made in 2016.

Impairment Charges

The impairment charge of $14.4 million in 2015 relates to the write-off of capitalized costs associated with Civacir. Civacir is an investigational human polyclonal antibody product that contains antibodies against Hepatitis C virus (HCV). Civacir was developed with the intent to prevent reinfection with Hepatitis C disease in HCV-positive liver transplant patients. Positive interim results from the phase III study were presented at the International Liver Congress in Vienna in April 2015. However the expected market potential of Civacir has been reduced considerably due to highly effective oral therapies introduced in the market over the past few years. These antiviral therapies have reduced the post-liver transplant reinfection rate significantly. Furthermore, there is still a considerable capital investment required to produce Civacir commercially, related to the development of a viral inactivation facility. Due to the recent market developments and required further investment, the decision was made not to move forward with the technical requirements associated with the viral inactivation facility. The intangible asset related to Civacir of $11.1 million was written-off in 2015, as well as all HCV plasma raw material of $2.7 million and all capitalized engineering work surrounding the technical expansion of $0.6 million.

Research and Development Expenses (“R&D”)

R&D expenses were $5.4 million for the year ended December 31, 2016, a decrease of $2.7 million from $8.1 million for the year ended December 31, 2015.  The decrease in R&D expenses during 2016 compared to 2015 is primarily attributable to the Phase III study associated with Civacir. Clinical trial and other Civacir related expenses were $1.3 million in the year ended December 31, 2016, compared to $4.5 million in the year ended December 31, 2015. As discussed in the impairment section above, an impairment charge was recorded in 2015 as the technical expansion requirements were halted and a decision was made not to move forward with the project. All patients had already been enrolled in the clinical trial, therefore these expenses carried forward into 2016. The BPC Therapy Business Unit currently does not expect to incur additional expenditures for Civacir in 2017; however there are certain post-marketing commitments related to Bivigam® which are expected to be ongoing. Expense associated with the initial set-up and planning for these Bivigam® trials were $0.9 million in the year ended December 31, 2016; while no expenses related to the post-marketing studies were incurred in the year ended December 31, 2015.

Other Income (Expense); Interest Expense

Non-operating expenses, including interest expenses, were $0.1 million in the year ended December 31, 2016, as the 2016 period included the assigned annual cost of the guarantee to the Kedrion agreement by Biotest. Since the BPC Therapy Business Unit is a group within Seller, the BPC Therapy Business Unit is dependent upon Seller for all of its working capital and financing requirements. Accordingly, the transfers of financial resources between Seller and the BPC Therapy Business Unit are reflected as a component of invested equity in lieu of cash, intercompany debt, and equity accounts. Therefore the results of the BPC Therapy Business Unit do not have any borrowing costs associated with its cash requirements.

Loss from Continuing Operations before Income Taxes

Loss from continuing operations before income taxes was $64.2 million for the year ended December 31, 2016, an increase of $1.2 million from $63.0 million for the year ended December 31, 2015, for the reasons previously stated.

Provision for Income Taxes

The BPC Therapy Business Unit has a valuation allowance against all of its deferred tax assets including all NOLs. Therefore there is no tax benefit recognized associated with the losses in 2016 or 2015. The provisions in both years of less than $0.1 million are associated with taxes required in certain state jurisdictions.

Income from Discontinued Operations

Income from discontinued operations in 2015 relate to a separate manufacturing suite within the Boca Facility that was used to manufacture tregalizumab (BT-061), a monoclonal antibody  that was a development product of Biotest for treatment of rheumatoid arthritis. In April 2015, Biotest announced that the Phase IIb trial for BT-061 did not meet its primary endpoint. Biotest subsequently notified Seller that the contract manufacturing services related to BT-061 were no longer required. Biotest provided Seller a termination fee of $13.2 million, and Seller consequently wrote down all assets dedicated to the BT-061 production to no value. Currently this area of the Boca Facility remains idle.

Net Loss

Net loss was $64.3 million for the year ended December 31, 2016, an increase of $4.3 million from $60.0 million for the year ended December 31, 2015, for the reasons previously stated.

Net Cash Used in Operating Activities

Net cash used in operating activities was $11.2 million for year ended December 31, 2016. The net loss for this period was higher than net cash used in operating activities by $53.0 million. This was primarily attributable to a decrease in inventories of $36.9 million, of which $38.9 million was associated with Bivigam® due to the production issues encountered in 2016. Additionally there was a provision of $17.5 million recorded related to the termination of the Kedrion distribution agreement, which was settled in the first quarter of 2017.

Net cash used in operating activities was $20.5 million for the year ended December 31, 2015. The net loss for this period was higher than net cash used in operating activities by $39.4 million, which was primarily attributable to non-cash expenses of $17.8 million associated with depreciation, amortization and impairment charges. Additionally inventories decreased $21.5 million, largely associated with inventory provisions recorded in the period. Cash provided by discontinued operations of $10.6 million, largely consisting of the termination fee for manufacturing of BT-061, was offset by an increase in accounts receivable of $11.1 million, primarily related to the additional Bivigam® sales.

Net Cash Used in Investing Activities

Net cash used in investing activities was $1.4 million and $2.8 million for the years ended December 31, 2016 and 2015, respectively. In both periods the cash used was largely for capital expenditures.

Net Cash Provided by Financing Activities

Net cash provided by financing activities totaled $12.6 million for the year ended December 31, 2016 and $23.3 million for the year ended December 31, 2015 and consisted entirely of funding provided by Seller.

Liquidity and Capital Resources

Historically all financial needs of the BPC Therapy Business Unit have been provided by the Plasma Strategic Business Unit of Seller and Biotest. On January 20, 2017, Seller entered into a definitive agreement with ADMA to sell certain assets of the BPC Therapy Business Unit to ADMA. Refer to Note 15 to the BPC Therapy Business Unit’s Carve-Out Financial Statements for additional details on this transaction.  Upon the closing of the anticipated Transaction, the funding requirements of the BPC Therapy Business Unit will need to be satisfied by ADMA.

The BPC Therapy Business Unit has experienced net losses and negative cash flows from operations and expects these conditions to continue at least through the foreseeable future. In particular there are several challenges in the upcoming year, which raise substantial doubt about its ability to operate as a going concern as a stand-alone business. Foremost, the BPC Therapy Business Unit needs to remediate the concerns expressed in a Warning Letter received from the FDA in November 2014, following an inspection of the Boca Raton manufacturing facility in the third quarter of that year. The FDA revisited the facility in January 2016, but did not close out the FDA Warning Letter. As part of the remediation activities, controls over certain steps in manufacturing are being optimized. The initial validation batches of Bivigam® manufactured under certain of these revised processes did not produce the expected results. This resulted in substantial inventory write-offs in 2016 and the decision to temporarily suspend the commercial production of Bivigam® in December 2016. It was communicated to customers that Bivigam® will not be available for sale or distribution for at least the remainder of 2017.

There is uncertainty as to whether the BPC Therapy Business Unit will be able to operate at a profitable level in the future given the relatively small size of the BPC Therapy Business Unit and competitive environment in which it operates. Furthermore, there is no assurance and no definitive timeline as to when or if the FDA Warning Letter will be resolved by the FDA. These factors could have a material adverse effect on our Company.

As of December 31, 2016, the BPC Therapy Business Unit had working capital of $11.4 million, a decrease of $51.6 million from $63.0 million at December 31, 2015. The decrease in working capital includes $36.9 million related to inventories, which includes a decrease in Bivigam® inventories of $38.9 million due to the issues in production discussed above. As of December 31, 2016, there was no Bivigam® inventory on hand.

Recent Accounting Pronouncements

In January 2017, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2017-01, Business Combinations (Topic 805), Clarifying the Definition of a Business, which provides additional guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses.  The guidance is effective for public entities for annual periods beginning after December 15, 2017, including interim periods within that period.  The adoption of this guidance is not expected to have a material impact on the BPC Therapy Business Unit’s Carve-Out Financial Statements.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), which requires lessees to recognize assets and liabilities for the rights and obligations created by most leases on their balance sheet. The guidance is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. Early application is permitted. ASU 2016-02 requires modified retrospective adoption for all leases existing at, or entered into after, the date of initial application, with an option to use certain transition relief. The BPC Therapy Business Unit is currently evaluating the impact the standard may have on its financial reporting and related disclosures.

In November 2015, the FASB issued ASU No. 2015-17, Income Taxes (Topic 740), Balance Sheet Classification of Deferred Taxes, which includes amendments that require deferred tax liabilities and assets be classified as non-current in a classified statement of financial position. The amendments in this ASU are effective for financial statements issued for annual periods beginning after December 15, 2017, and interim periods within annual periods beginning after December 15, 2018. Earlier application is permitted as of the beginning of an interim or annual reporting period. The standard was elected to be early-adopted for both periods presented in the attached BPC Therapy Business Unit Carve-Out Financial Statements. The adoption of this ASU did not have a material impact on the BPC Therapy Business Unit's Carve-Out Financial Statements or related disclosures.

The attached Carve-Out Financial Statements consider the application of Accounting Standards Update or ASU No. 2015-11, Inventory (Topic 330): Simplifying the Measurement of Inventory, issued by the FASB in July 2015.  The standard requires entities to measure most inventory “at the lower of cost and net realizable value,” thereby simplifying the current guidance under which an entity must measure inventory at the lower of cost or market (market in this context is defined as one of three different measures, one of which is net realizable value). The standard was elected to be early-adopted since it aligns with the guidance under International Financial Reporting Standards (“IFRS”).  Seller’s historical financial statements are prepared in accordance with IFRS.

In August 2014, the FASB issued ASU No. 2014-15, Presentation of Financial Statements-Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern, which defines management’s responsibility to assess an entity’s ability to continue as a going concern, and to provide related footnote disclosures if there is substantial doubt about its ability to continue as a going concern. The pronouncement is effective for annual reporting periods ending after December 15, 2016 with early adoption permitted. The adoption of this guidance did not have a material impact on the BPC Therapy Business Unit’s Carve-Out Financial Statements.

In May 2014, FASB issued ASU No. 2014-09, Revenue from Contracts with Customers, which requires that an entity recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to its customers. In order to achieve this core principle, an entity should apply the following steps: (1) identify the contract(s) with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations in the contract; and (5) recognize revenue when (or as) the entity satisfies a performance obligation. This update will replace existing revenue recognition guidance under U.S. GAAP when it becomes effective for the BPC Therapy Business Unit beginning January 1, 2018, with early adoption permitted in the first quarter of 2017. The updated standard will permit the use of either the retrospective or cumulative effect transition method. The BPC Therapy Business Unit is currently evaluating the impact of this update on its financial reporting.

Critical Accounting Policies and Estimates

This Management’s Discussion and Analysis of Financial Condition and Results of Operations is based on the BPC Therapy Business Unit’s Carve-Out Financial Statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America, or GAAP. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. These estimates and assumptions are evaluated on an ongoing basis, including those described below. The estimates are based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. These estimates and assumptions form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results and experiences may differ materially from these estimates.

Some of the estimates and assumptions require difficult, subjective and/or complex judgments about matters that are inherently uncertain and, as a result, actual results could differ from those estimates. Due to the estimation processes involved, the following summarized accounting policies and their application are considered to be critical to understanding the BPC Therapy Business Unit business operations, financial condition and results of operations.

Allocation of Shared Expenses

The BPC Therapy Business Unit and Plasma Strategic Business Unit are the two operating segments of Seller. Currently the business units share resources in a number of areas, including Executive Management, Information Technology, Human Resources, Finance, Legal and Supply Chain. The costs associated with these services and support functions have been allocated to the BPC Therapy Business Unit using methodologies established by Seller’s management and considered by Seller’s management to be a reasonable reflection of the utilization of services needed to operate the BPC Therapy Business Unit. For additional information on these cost allocations, refer to Note 3 of the BPC Therapy Business Unit Carve-Out Financial Statements.

Inventory Provisions

The BPC Therapy Business Unit has had considerable manufacturing problems over the past several years, and as a result, inventory provisions are a significant component of cost of goods sold. There is heavy reliance placed on the quality systems of the BPC Therapy Business Unit to determine whether a batch is releasable for final commercial sale. In a number of cases, this determination is made well after the original loss event occurred. This is primarily due to the number of investigations and testing required when a product does not meet specifications. A substantial amount of judgment is also required in assessing whether or not a batch requires a write-off prior to the completion of the investigations and testing. Further, significant assumptions have to be made in regards to future sales levels, when determining if and when provisions associated with product nearing its expiration should be recorded.

Fair Value Measurements Associated with Impairments

The BPC Therapy Business Unit recorded several impairments in 2015 and 2014. This required the impaired assets to be written down to their fair value. Fair value is the price that would be received to sell an asset in an arm’s length transaction between market participants. It is a market-based measurement, rather than an entity-specific measurement. In the case of the Civacir impairment recorded in 2015, the measurement was more straight-forward as the assets associated with the Civacir product were dedicated assets with no alternative use. Therefore the assets were written down to no value. In the case of the Boca land and facilities, reflected on the opening balance sheet of the BPC Therapy Business Unit’s Carve-Out Financial Statements, the BPC Therapy Business Unit obtained an appraisal of the properties from an independent third-party. Further, all the equipment in the Boca Facility on the opening balance sheet of the BPC Therapy Business Unit's Carve-Out Financial Statements was written down to no value, due to their very specialized nature.

Net Product Sales

The BPC Therapy Business Unit estimates allowances for revenue dilution items related to the BPC Therapy Business Unit’s marketed products using a combination of information received from third parties, including market data, inventory reports from the BPC Therapy Business Unit’s wholesaler customers, and historical information and analysis that the BPC Therapy Business Unit performs. Medicaid rebates include significant assumptions on the activity in the sales channel after a product is sold, as the time between the initial sale of product to a wholesaler or distributor and when the product might be claimed through a rebate must be estimated.  Chargeback allowances require less estimates, as inventory data from the wholesaler customers is provided on a monthly basis. These inventory reports, as well as the historical purchasing patterns of group purchasing organizations are the basis of estimating the sales that are expected to be adjusted by a chargeback credit. The remaining revenue dilution items; prompt pay, distributor discounts and other discounts and incentive buys are more directly tied into the initial sale, therefore these estimates are more straightforward. We do not estimate a returns reserve, as the BPC Therapy Business Unit’s policy limits returns to damaged product or shipping errors.

THE TRANSACTION PROPOSAL

ADMA’s stockholders are being asked to approve the Transaction, including the Stock Issuance and the other transactions and agreements contemplated by the Purchase Agreement as described under “The Transaction.”

Vote Required

Pursuant to the Purchase Agreement and to satisfy the applicable rules of NASDAQ, the adoption of the Transaction Proposal, which includes the Transaction and the Stock Issuance, requires approval by the affirmative vote of the holders of a majority of the outstanding shares of ADMA’s common stock. Pursuant to Section 271(a) of the DGCL, the sale of the Transferred ADMA Biocenters in connection with the Transaction Proposal requires approval by the affirmative vote of the holders of a majority of the outstanding shares of ADMA’s common stock.

In accordance with the Voting Agreement, stockholders representing 50.59% of the issued and outstanding voting securities of ADMA as of the date of execution of such agreement have agreed to vote in favor of the Transaction Proposal. The Voting Agreement includes a cap of 25% on the aggregate voting percentage covered by all such agreements, taken together, if, in response to a “Superior Transaction” (as defined in the Purchase Agreement) received by the Board, the Board makes an “Adverse Recommendation Change” (as defined in the Purchase Agreement) in accordance with Section 6.8 of the Purchase Agreement and it does not terminate the Purchase Agreement.

Consequences if the Transaction Proposal is Not Approved

Approval of the Transaction Proposal is a condition to the consummation of the Transaction. If the Transaction Proposal is not approved, the Transaction will not be consummated. The Company would also be subject to a termination fee or expense reimbursement for failure to obtain approval of the Transaction Proposal. See “The Transaction—Description of the Purchase Agreement—Termination of the Purchase Agreement and Termination Fee”).

Board Recommendation

After careful consideration, the Board determined that the Transaction Proposal is advisable and in the best interests of ADMA and its stockholders. On the basis of the foregoing, the Board has approved and declared advisable the Transaction Proposal and recommends that you vote “FOR” the Transaction Proposal.

THE CHARTER PROPOSAL

We are proposing to amend and restate our certificate of incorporation to make the following change. The amended and restated certificate of incorporation (the “Charter”) is attached as Annex B and is incorporated into this proxy statement by reference. You are encouraged to read the Charter in its entirety.

The Charter Proposal

Our existing certificate of incorporation provides that the total number of shares of capital stock that we are authorized to issue is 85,000,000. We are proposing to amend the certificate of incorporation to allow ADMA to issue 8,591,160 additional shares that will be designated as a new class of non-voting common stock.  The non-voting common stock is intended to have the same rights and privileges and rank equally, share ratably and be identical in all respect to ADMA’s common stock as to all matters except that the non-voting common stock will not have voting rights. The non-voting common stock is convertible into common stock:

•
upon the earliest to occur of (1) the expiration or earlier termination of the Standstill Period (as defined in the Stockholders Agreement), (2) immediately prior to the consummation of any Liquidation Event (as defined in the Stockholders Agreement) and (3) immediately prior to the taking of any action by the Board or earlier record date for any vote of stockholders in connection with any insolvency, voluntary or involuntary bankruptcy, liquidation or assignment for the benefit of creditors of the Company or termination of the Company’s status as a reporting company under the Exchange Act;

•	upon consummation of a Permitted Sale (as defined in the Charter);

•
at the option of the holder thereof, if (1) it is the subject of a legally binding sale agreement to be sold in a transaction constituting a Permitted Sale, (2) it is required to be registered under the Securities Act pursuant to the terms of such sale agreement, (3) the common stock into which such share otherwise would automatically convert upon the consummation of such Permitted Sale constitutes a “Registrable Security” under the Registration Rights Agreement, (4) the holder delivers a legally binding agreement not to vote the common stock into which such share is converted until the earlier of the consummation of such Permitted Sale or the termination of the Standstill Period, and (5) the holder follows certain other notice procedures necessary to exercise its optional conversion rights;

•
at the option of the holder thereof, if (1) it intends and irrevocably commits to the Company to use its reasonable efforts to sell such common stock in the public market within sixty days of such notice and such sale constitutes a Permitted Sale (a “Market Sale”); (2) it has executed and delivered to the Company a legally binding written agreement enforceable by the Company that, prior to the earlier of (A) the consummation of such Market Sale and (B) the expiration or earlier termination of the Standstill Period in accordance with and pursuant to the terms and conditions of the Stockholders Agreement, such holder shall not vote any of the common stock issued to such holder upon conversion of such converted share of non-voting common stock; (3) such Market Sales shall be conducted in compliance with all applicable requirements of the Securities Act; and (4) it follows certain other notice procedures necessary to exercise its optional conversion rights; and

•
at the option of the holder thereof, if (1) the Company issues additional shares of common stock (a “Dilutive Issuance”), (2) as a result of such Dilutive Issuance, the percentage of the voting power of the Company represented by all shares of common stock held by Biotest immediately following the Dilutive Issuance is lower than the voting percentage of all shares of common stock held by Biotest immediately prior to the Dilutive Issuance, and (3) the holder follows certain other notice procedures necessary to exercise its optional conversion rights; provided, however, that the maximum number of shares of non-voting common stock that may be converted in respect of a Dilutive Issuance is the number of shares that, upon conversion, results in the voting percentage of all shares of common stock held by Biotest immediately following such conversion being equal to the voting percentage of all shares of common stock held by Biotest immediately prior to the Dilutive Issuance.

The Charter also contains the below changes and new provisions and articles:

•
conforming and clarifying changes to the terms of the common stock, including regarding the requirements as to equal payment of dividends on the common stock as on the non-voting common stock, subdivisions and combinations of outstanding shares of common stock and non-voting common stock, and relative priority in any dissolution, liquidation or winding up of the Company;

•
a new provision setting a minimum and maximum size of the Board of not less than five and not more than 11 members, with the then-authorized number within such range continuing to be fixed by or in the manner provided in the by-laws, but subject to the rights of holders of any series of preferred stock to elect additional directors;

•
a new provision requiring that any newly created directorships or vacancies on the Board may be filled only by the Board, but subject to the rights of holders of any series of preferred stock and to the terms and conditions of the Stockholders Agreement;

•
a new Article IX limiting the indemnification and advancement rights that the Company is obligated to provide to current and former directors and officers, as opposed to all persons that the Company has the power to indemnify as currently provided in Section 8 of the Charter. In addition, the new Article IX specifies that these mandatory indemnification and advancement rights do not extend to proceedings (or parts thereof) initiated by the current or former director or officer unless the commencement of such proceeding (or part thereof) was authorized by the Board. The new Article IX also contains various procedures and other matters relating to these indemnification and advancement rights not previously specified in the existing certificate of incorporation; and

•
a new Article XI designating the Court of Chancery of the State of Delaware (or, if that court lacks jurisdiction, the Superior Court of the State of Delaware or, if that court also lacks jurisdiction, the U.S. District Court for the District of Delaware) as the sole and exclusive forum for stockholders to bring any derivative action on behalf of the Company, and action asserting a claim of breach of fiduciary duty owned by any current or former director, officer, employee or agent of the Company to the Company or the Company’s stockholders, any action asserting a claim arising under the DGCL or the Company’s Charter or bylaws, or any action asserting a claim governed by the internal affairs doctrine.

Reasons for the Charter Proposal

The creation of and the terms of the non-voting common stock were the subject of negotiation between the Company and Biotest in connection with the Transaction, and (assuming stockholders approve the Charter Proposal) all of the authorized shares of non-voting common stock will be issued to Biotest as part of the consideration paid by the Company in connection with the Transaction.

The conforming changes to the terms of the common stock were necessary to effect various equal treatment provisions for the non-voting common stock insisted on by Biotest during the negotiations referred to above.

The other changes to the existing certificate of incorporation regarding the size of the Board, power to fill newly created directorships and vacancies, indemnification and advancement rights, and the exclusive forum selection provision, were determined by the Board to be desirable and in the best interests of the Company and its stockholders. Because stockholder approval of the Charter is necessary to create the non-voting common stock in connection with the Transaction, the Board deemed it advisable to propose these additional, desirable revisions to the existing certificate of incorporation as part of the same amendment process.

Consequences if the Charter Proposal is Not Approved

If the Charter is not approved, the existing certificate of incorporation of the Company, as amended to date, will remain in full force and effect and the Transaction will not be consummated. The Company would also be subject to a termination fee or expense reimbursement for failure to obtain approval of the Charter Proposal (see The Transaction—The Purchase Agreement—Termination of the Purchase Agreement and Termination Fee).

Vote Required

Pursuant to Section 242(b)(1) of the DGCL and the Purchase Agreement, the adoption of the Charter Proposal requires approval by the affirmative vote of the holders of a majority of the outstanding shares of ADMA’s common stock.

Approval of the Charter Proposal is a condition to the completion of the Transaction. If the Charter Proposal is approved, the Company plans to adopt the Charter even if the Transaction is not successfully consummated.

In accordance with the Voting Agreement, stockholders representing 50.59% of the issued and outstanding voting securities of ADMA as of the date of execution of such agreement have agreed to vote in favor of the Charter Proposal. The Voting Agreement includes a cap of 25% on the aggregate voting percentage covered by all such agreements, taken together, if, in response to a “Superior Transaction” (as defined in the Purchase Agreement) received by the Board, the Board makes an “Adverse Recommendation Change” (as defined in the Purchase Agreement) in accordance with Section 6.8 of the Purchase Agreement and it does not terminate the Purchase Agreement.

Board Recommendation

After careful consideration, the Board determined that the Charter Proposal is advisable and in the best interests of ADMA and its stockholders. On the basis of the foregoing, the Board has approved and declared advisable the Charter Proposal and recommends that you vote “FOR” the Charter Proposal.

THE 2014 PLAN PROPOSAL

We are proposing to amend and restate our 2014 Plan to authorize additional shares for issuance under the 2014 Plan, as well as increase the additional shares to be authorized under the “evergreen” provision of our 2014 Plan. The amended 2014 Plan is attached as Annex G and is incorporated into this proxy statement by reference. You are encouraged to read the amended and restated 2014 Plan in its entirety.

The 2014 Plan Proposal

On March 15, 2017, our Board unanimously approved (subject to stockholder approval), and recommended that the stockholders approve, the amendment and restatement of the 2014 Plan to (i) authorize an additional 2,000,000 shares for issuance under the 2014 Plan, increasing our remaining shares reserved for issuance (i.e., not subject to outstanding awards) under the 2014 Plan and the 2007 Employee Stock Option Plan from 334,940 to 2,334,940, and (ii) modify the 2014 Plan’s evergreen provision such that the annual increase in each calendar year from 2018 through 2022 to such reserve will be equal to 4% of our outstanding shares of common stock at the end of the preceding fiscal year, or any lesser number of shares of common stock determined by the Board; provided, however, that no more than an aggregate of 10,000,000 shares of common stock may be issued pursuant to incentive stock options intended to qualify under Section 422 of the Internal Revenue Code. The Board believes that this increase is necessary to ensure an adequate reserve of shares for grants of future equity-based awards under the 2014 Plan, which represent a key element in our ability to attract and retain key executives and employees. In addition, stockholder approval of the amendment and restatement of the 2014 Plan will also include approval of the performance criteria and performance-based provisions of the 2014 Plan, so that we may make grants under the 2014 Plan that are intended to qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code, further details of which are included below. The performance criteria under the amended and restated 2014 Plan are generally consistent with the criteria that were previously approved by our stockholders under the 2014 Plan prior to the amendment and restatement described herein. If our stockholders approve the amendment and restatement of the 2014 Plan, the amendment and restatement will be effective as of the date of such stockholder approval. If our stockholders do not approve the amendment and restatement, the 2014 Plan will remain in effect in its current form.

As of the Record Date, there were a total of 1,689,687 shares subject to outstanding awards under the 2014 Plan and the 2007 Employee Stock Option Plan and 334,940 remaining shares of stock reserved for issuance under the 2014 Plan and the 2007 Employee Stock Option Plan.

The following description of the 2014 Plan is a summary, does not purport to be a complete description of the 2014 Plan, and is qualified in its entirely by the full text of the 2014 Plan.

Description of the 2014 Plan

Purpose

The 2014 Plan includes comprehensive provisions for the grant of various types of equity-based and cash awards intended to give to the Board and the Company’s Compensation Committee (the “Compensation Committee”) flexibility to (i) allow selected employees of and consultants to the Company and its subsidiaries to acquire or increase equity ownership in the Company, thereby strengthening their commitment to the success of the Company and stimulating their efforts on behalf of the Company, and to assist the Company and its subsidiaries in attracting new employees, officers and consultants and retaining existing employees and consultants; (ii) provide annual cash incentive compensation opportunities that are competitive with those of other peer corporations; (iii) optimize the profitability and growth of the Company and its subsidiaries through incentives which are consistent with the Company’s goals; (iv) provide grantees with an incentive for excellence in individual performance; (v) promote teamwork among employees, consultants and non-employee directors; and (vi) attract and retain highly qualified persons to serve as non-employee directors and to promote ownership by such non-employee directors of a greater proprietary interest in the Company, thereby aligning such non-employee directors’ interests more closely with the interests of the Company’s stockholders.

General

The 2014 Plan covers the grant of awards to employees (including officers), non-employee consultants and non-employee directors of the Company or affiliates of the Company. Awards under the 2014 Plan may consist of shares of common stock for delivery in settlement of awards (including incentive stock options) or cash awards.

Administration of the 2014 Plan

The 2014 Plan is administered by the Compensation Committee of the Board or by the full Board. The Board or the Compensation Committee may delegate any or all of its administrative authority to the Chief Executive Officer or to a management committee except with respect to awards to executive officers who are subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and awards that are intended to comply with the performance-based exception to tax deductibility limitations under Section 162(m) of the Internal Revenue Code. In addition, the full Board must serve as the Compensation Committee with respect to any awards to non-employee directors.

The stock delivered to settle awards made under the 2014 Plan may be authorized and unissued shares or treasury shares, including shares repurchased by the Company for purposes of the 2014 Plan. If any shares subject to any award granted under the 2014 Plan (other than a substitute award) are forfeited or otherwise terminated without delivery of such shares (or if such shares are returned to the Company due to a forfeiture restriction under such award), the shares subject to such awards will again be available for issuance under the 2014 Plan. However, any shares that are withheld or applied as payment for shares issued upon exercise of an award or for the withholding or payment of taxes due upon exercise of the award will continue to be treated as having been delivered under the 2014 Plan and will not again be available for grant under the 2014 Plan.

If a dividend or other distribution (whether in cash, shares of common stock or other property), recapitalization, forward or reverse stock split, subdivision, consolidation or reduction of capital, reorganization, merger, consolidation, scheme of arrangement, split-up, spin-off or combination involving the Company or repurchase or exchange of shares or other securities of the Company, or other rights to purchase shares of the Company’s securities or other similar transaction or event affects the common stock of the Company such that the Compensation Committee determines that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits (or potential benefits) provided to grantees under the 2014 Plan, the Compensation Committee may make an equitable change or adjustment as it deems appropriate in the number and kind of securities subject to awards (whether or not then outstanding) and the related exercise price relating to an award.

The maximum number of shares of common stock that may be subject to awards granted to any individual in a single calendar year may not exceed one million shares. In addition, the maximum value of all awards to be settled in cash or property other than the Company’s common stock that may be granted to any individual in a single calendar year may not exceed $1.0 million. These limitations apply to the calendar year in which the awards are granted and not the year in which such awards settle.

Types of Awards

The 2014 Plan permits the granting of any or all of the following types of awards to all grantees:

•	stock options, including incentive stock options (“ISOs”);

•	stock appreciation rights (“SARs”);

•	restricted stock;

•	deferred stock and restricted stock units; and

•	other stock-based awards.

Generally, awards under the 2014 Plan may be granted for no consideration other than prior and future services. Awards granted under the 2014 Plan may, in the discretion of the Compensation Committee, be granted alone or in addition to, in tandem with or in substitution for, any other award under the 2014 Plan or other plan; provided, however, that if a SAR is granted in tandem with an ISO, the SAR and ISO must have the same grant date and term and the exercise price of the SAR may not be less than the exercise price of the ISO. The material terms of each award will be set forth in a written award agreement between the grantee and the Company.

Stock Options and SARs. The Compensation Committee may award grants of SARs and stock options (including ISOs except that an ISO may only be granted to an employee of the Company or one of its subsidiary corporations). A stock option allows a grantee to purchase a specified number of shares of common stock at a predetermined price per share (the “exercise price”) during a fixed period measured from the date of grant. A SAR entitles the grantee to receive the excess of the fair market value of a specified number of shares on the date of exercise over a predetermined exercise price per share. The exercise price of an option or a SAR will be determined by the Compensation Committee and set forth in the award agreement but the exercise price may not be less than the fair market value of a share of common stock on the grant date. The term of each option or SAR is determined by the Compensation Committee and set forth in the award agreement, except that the term may not exceed 10 years. Options may be exercised by payment of the purchase price through one or more of the following means: payment in cash (including personal check or wire transfer), by delivering shares of the Company’s common stock previously owned by the grantee, or with the approval of the Compensation Committee, by delivery of shares of common stock acquired upon the exercise of such option or by delivering restricted shares. The Compensation Committee may also permit a grantee to pay the exercise price of an option through the sale of shares acquired upon exercise of the option through a broker-dealer to whom the grantee has delivered irrevocable instructions to deliver sales proceeds sufficient to pay the purchase price to the Company.

Restricted Shares. The Compensation Committee may award restricted shares consisting of shares of common stock which remain subject to a risk of forfeiture and may not be disposed of by grantees until certain restrictions established by the Compensation Committee lapse. The vesting conditions may be service-based (i.e., requiring continuous service for a specified period) or performance-based (i.e., requiring achievement of certain specified performance objectives) or both. A grantee receiving restricted shares will have all of the rights of a stockholder, including the right to vote the shares and the right to receive any dividends, except as otherwise provided in the award agreement. Upon termination of the grantee’s affiliation with the Company during the restriction period (or, if applicable, upon the failure to satisfy the specified performance objectives during the restriction period), the restricted shares will be forfeited as provided in the award agreement.

Restricted Stock Units and Deferred Stock. The Compensation Committee may also grant restricted stock unit awards and/or deferred stock awards. A deferred stock award is the grant of a right to receive a specified number of shares of common stock at the end of specified deferral periods or upon the occurrence of a specified event, which satisfies the requirements of Section 409A of the Internal Revenue Code. A restricted stock unit award is the grant of a right to receive a specified number of shares of common stock upon lapse of a specified forfeiture condition (such as completion of a specified period of service or achievement of certain specified performance objectives). If the service condition and/or specified performance objectives are not satisfied during the restriction period, the award will lapse without the issuance of the shares underlying such award.

Restricted stock units and deferred stock awards carry no voting or other rights associated with stock ownership. The award agreement will provide whether grantees may receive dividend equivalents with respect to restricted stock units or deferred stock, and if so, whether such dividend equivalents are distributed when credited or deemed to be reinvested in additional shares of restricted stock units or deferred stock.

Other Stock-Based Awards. In order to enable the Company to respond to material developments in the area of taxes and other legislation and regulations and interpretations thereof, and to trends in executive compensation practices, the 2014 Plan authorizes the Compensation Committee to grant awards that are valued in whole or in part by reference to or otherwise based on the Company’s securities. The Compensation Committee determines the terms and conditions of such awards, including consideration paid for awards granted as share purchase rights and whether awards are paid in shares or cash.

Awards may be settled in cash, stock, other awards or other property, in the discretion of the Compensation Committee.

Awards Meeting the Performance-Based Compensation Exception Under Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code provides that the Company is not entitled to claim a tax deduction for compensation in excess of $1.0 million to the chief executive officer and the 3 other highest paid officers of the Company (other than the chief financial officer) in any tax year. For purposes of applying this deduction limit, the Company may exclude performance-based compensation that meets certain conditions. If the Compensation Committee decides to grant an award that meets the “performance-based” exception under Section 162(m) of the Internal Revenue Code, it will require satisfaction of pre-established objective performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria, as a condition for the grant of any such incentive award or for the exercise or settlement of any such incentive award granted under the 2014 Plan.

The performance measure(s) that may be used for purposes of any awards (other than stock options or SARs) that are intended to satisfy the “performance-based” exception to tax deductibility limitations under Section 162(m) will be chosen from among the following: the attainment by a share of common stock of a specified fair market value for a specified period of time or within a specified period of time; earnings per share; earnings per share from continuing operations; total stockholder return; return on assets; return on equity; return on capital; earnings before or after taxes, interest, depreciation, and/or amortization; return on investment; interest expense; cash flow; cash flow from operations; revenues; sales; costs; assets; debt; expenses; inventory turnover; economic value added; cost of capital; operating margin; gross margin; net income before or after taxes; operating earnings either before or after interest expense and either before or after incentives or asset impairments; attainment of cost reduction goals; revenue per customer; customer turnover rate; asset impairments; financing costs; capital expenditures; working capital; strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets, and goals relating to acquisitions or divestitures; objective measures of customer satisfaction, aggregate product price and other product price measures; safety record; service reliability; debt rating; and achievement of business and operational goals, such as market share, new products, and/or business development. The applicable performance measure for options and SARs is the appreciation in the value of the stock after the date of grant.

Applicable performance measures may be applied on a pre- or post-tax basis, may be expressed in absolute or relative levels and may be based upon a set increase, set positive result, maintenance of the status quo, set decrease, or set negative result. Any one or more performance measures may apply to a grantee, a department, unit, division, or function within the Company or any one or more of its affiliates, and may apply either alone or relative to the performance of other businesses or individuals (including industry or general market industries). In addition, the Compensation Committee may provide that the formula for such award may include or exclude certain items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts and any unusual, nonrecurring gain or loss.

The Compensation Committee has the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals; provided, however, that awards which the Compensation Committee intends to qualify for the performance-based exception to the tax deduction limitations under Section 162(m) of the Internal Revenue Code may not be adjusted upward unless the Compensation Committee intends to amend the award to no longer qualify for the performance-based exception. The Compensation Committee retains the discretion in all events to adjust such awards downward.

Number of Shares Available for Grant Under the 2014 Plan-Evergreen Provision

The maximum number of shares reserved for delivery under the 2014 Plan as of the amendment date, giving effect to the proposed amendment to the 2014 Plan, shall be:

(a)           2,334,940 shares, less any shares available as of such date for issuance under the Company’s 2007 Employee Stock Option Plan; plus

(b)           an annual increase to be added as of the first day of the Company’s fiscal year, beginning in 2018 and occurring each year thereafter through 2022, equal to 4% of the outstanding shares of common stock as of the end of the Company’s immediately preceding fiscal year, or any lesser number of shares of common stock determined by the Board; provided, however, that no more than an aggregate of 10,000,000 shares of common stock may be issued pursuant to incentive stock options intended to qualify under Section 422 of the Internal Revenue Code.

Change of Control

If there is a merger or consolidation of the Company with or into another corporation or a sale of substantially all of its stock (a “Corporate Transaction”) and the outstanding awards are not assumed by surviving company (or its parent company) or replaced with economically equivalent awards granted by the surviving company (or its parent company), the Compensation Committee would be able to cancel any outstanding awards that are not vested and nonforfeitable as of the consummation of such Corporate Transaction (unless the Compensation Committee accelerates the vesting of any such awards) and with respect to any vested and nonforfeitable awards, the Compensation Committee may either (i) allow all grantees to exercise options and SARs within a reasonable period prior to the consummation of the Corporate Transaction and cancel any outstanding options or SARs that remain unexercised upon consummation of the Corporate Transaction, or (ii) cancel any or all of such outstanding awards (including options and SARs) in exchange for a payment (in cash, or in securities or other property) in an amount equal to the amount that the grantee would have received (net of the exercise price with respect to any options or SARs) if the vested awards were settled or distributed or such vested options and SARs were exercised immediately prior to the consummation of the Corporate Transaction. If an exercise price of the option or SAR exceeds the fair market value of the Company’s common stock and the option or SAR is not assumed or replaced by the surviving company (or its parent company), such options and SARs will be cancelled without any payment to the grantee.

Transferability

Except as otherwise provided in an award agreement, awards under the 2014 Plan are exercisable only by a grantee during his or her lifetime, and may not generally be assigned, alienated, pledged, attached, sold, or otherwise transferred or encumbered by a grantee (other than by will or the laws of distribution, or pursuant to a qualified domestic relations order).

Term of the 2014 Plan; Amendment

The 2014 Plan will remain in effect until the earlier of February 21, 2023, or the date that all shares subject to the 2014 Plan have been purchased or acquired, and the restrictions on all restricted shares granted under the plan shall have lapsed. The Board may alter, amend, suspend, discontinue, or terminate the 2014 Plan in whole or in part at any time; however, any amendment or alteration is subject to the approval of our stockholders if such amendment is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which our shares may then be listed or quoted. No termination, amendment, or modification of the 2014 Plan shall adversely affect in any material way any award previously granted under the 2014 Plan without the grantee’s written consent, unless otherwise specifically permitted in the 2014 Plan or in an award agreement.

Federal Income Tax Consequences

The discussion below is a summary of the federal income tax consequences that may result in connection with a grantee’s participation in the 2014 Plan and is based on current statutes, regulations and interpretations, all of which are subject to change, possibly with retroactive effect. The description does not include foreign, state or local income tax consequences. In addition, the description is not intended to address specific tax consequences applicable to an insider (directors, executive officers or greater than 10 percent stockholders of the Company).

Incentive Stock Options (ISOs). In general, an employee of the Company (or any subsidiary corporation) will not recognize federal taxable income upon the grant or the exercise of an ISO, and the Company will not be entitled to an income tax deduction upon the grant or the exercise of an ISO. For purposes of the alternative minimum tax, however, a grantee will be required to treat an amount equal to the difference between the fair market value of the common stock on the date of exercise over the exercise price as an item of adjustment in computing his or her alternative minimum taxable income. If the grantee does not dispose of the common stock received pursuant to the exercise of an ISO within two years after the date of the grant of the ISO or within one year after the date of exercise of the ISO, a subsequent disposition of the common stock generally will result in long-term capital gain or loss to such individual with respect to the difference between the amount realized on the disposition and the exercise price of the option. The Company will not be entitled to any income tax deduction as a result of such disposition.

If the grantee disposes of the common stock acquired upon exercise of the ISO within two years after the date of the grant of the ISO or within one year after the date of exercise of the ISO, then in the year of such disposition, the grantee generally will recognize ordinary income, and the Company will be entitled to an income tax deduction in an amount equal to the lesser of: (1) the excess of the fair market value of the common stock on the date of exercise over the exercise price; or (2) the amount realized upon disposition over the exercise price. Any gain in excess of such amount recognized by the eligible employee as ordinary income will be taxed to the eligible employee as short-term or long term capital gain (depending on the period of time the eligible employee held the common stock). To the extent that an employee exercises an ISO more than three months after he or she is no longer an employee of the Company or any of its subsidiary corporations, the ISO will no longer be treated as an ISO and will be subject to taxation as a non-statutory option.

Non-Statutory Options. A grantee will not recognize any federal taxable income upon the grant of a non-statutory option, and the Company will not be entitled to an income tax deduction at the time of such grant. Upon the exercise of a non-statutory option, the grantee generally will recognize ordinary income and the Company will be entitled to take an income tax deduction in an amount equal to the excess of the fair market value of the common stock on the date of exercise over the exercise price. Upon a subsequent sale of the common stock by the grantee, he or she will recognize short-term or long-term capital gain or loss (depending on the period of time the grantee held the common stock).

Stock Appreciation Rights (SARs). A grantee will recognize ordinary income for federal income tax purposes upon the exercise of an SAR for cash, common stock or a combination of cash and common stock, and the amount of income that the grantee will recognize will equal the sum of the amount of cash, if any, and the fair market value of the common stock, if any, that he or she receives as a result of such exercise. The Company generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the grantee in the same taxable year in which the grantee recognizes such income.

Restricted Stock. A grantee is not subject to any federal income tax when restricted stock is granted, nor is the Company entitled to an income tax deduction at such time, unless the restrictions on the common stock do not represent a “substantial risk of forfeiture” or the stock is “transferable,” each within the meaning of Section 83 of the Internal Revenue Code. Common stock that is subject to a substantial risk of forfeiture within the meaning of Section 83 of the Internal Revenue Code is considered to be “transferable” if the transferee would not be subject to such risk of forfeiture after such transfer. The grantee will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares of common stock determined on the date the restricted stock is no longer subject to a substantial risk of forfeiture or becomes transferable, whichever comes first, over the amount, if any, paid for such shares. The Company will receive a corresponding tax deduction (provided that the restricted stock is not otherwise subject to the limitations of Section 162(m) of the Internal Revenue Code), when the grantee recognizes ordinary income with respect to such restricted stock.

Deferred Stock, Restricted Stock Units and Other Stock-Based Awards. A grantee will not recognize any federal taxable income upon the grant of deferred stock, restricted stock units or other stock-based awards, and the Company will not be entitled to an income tax deduction at the time of such grant. Upon settlement of deferred stock, restricted stock units or other stock-based awards in cash, the grantee will include the amount paid as ordinary income in the year the payment was received; if payment is made in stock, the grantee will include as ordinary income in the year of receipt an amount equal to the fair market value of the shares received. In each case, the Company will receive a corresponding tax deduction (provided that the award is not otherwise subject to the limitations of Section 162(m) of the Internal Revenue Code), when the amount is recognized by the grantee as ordinary income. At the time of a subsequent sale or disposition of any shares of the Company’s common stock issued in connection with such an award, any gain or loss will be treated as long-term or short-term capital gain or loss, depending on the holding period from the date the shares were received.

Excise Tax on Parachute Payments. Parachute payments are payments to employees or independent contractors who also are officers, stockholders or highly compensated individuals that are contingent upon a change in ownership or control of the Company. In certain circumstances the grant, vesting, acceleration or exercise of options or other incentive awards could be treated as contingent on a change in ownership or control for purposes of determining the amount of a parachute payment. All or a portion of that parachute payment may be considered an excess parachute payment. If an individual were found to have received an excess parachute payment, he or she would be subject to a special 20 percent excise tax on the amount of the excess parachute payments, and the Company would not be allowed to claim any deduction with respect to such payments.

Limitations on Deductions. Section 162(m) of the Internal Revenue Code limits the federal income tax deductibility of compensation paid to our chief executive officer and any of our three other most highly compensated executive officers (other than the chief financial officer) serving on the last day of the fiscal year and listed as “named executive officers” in our proxy statement (“covered employees”). The limit is generally $1.0 million. Compensation that qualifies as performance-based compensation is excluded from the $1.0 million deductibility cap of Section 162(m) of the Internal Revenue Code and therefore remains fully deductible by the Company. Stock options and SARs granted under the 2014 Plan will qualify as such performance-based compensation. The Compensation Committee may also condition other awards intended to qualify as performance-based compensation upon achievement of pre-established performance goals granted to Company employees whom the Committee expects to be covered employees at the time the compensation is received. Generally, time-vested awards under the 2014 Plan, such as restricted stock and time-vested stock units, will not qualify as performance-based compensation, so that compensation paid to covered employees in connection with such awards, to the extent it and other compensation subject to the Code Section 162(m) deductibility cap exceed $1.0 million in a given year, may not be deductible by the Company.

A number of requirements must be met in order for particular compensation to qualify as performance-based, including a requirement that the performance measures used to measure performance must be approved by our stockholders. Accordingly, we are seeking stockholder approval of the performance measures described above under the heading “Awards Meeting the Performance-Based Compensation Exception Under Section 162(m) of the Internal Revenue Code” in order to permit awards to comply with the performance-based compensation requirements of Code Section 162(m). Although the 2014 Plan permits the Compensation Committee to grant incentive awards that will meet the performance-based exception, there can be no assurance that all such awards under the 2014 Plan will meet the performance-based exception or that all awards will be fully deductible under all circumstances.

Deferred Compensation Under Section 409A of the Internal Revenue Code. Any award that is deemed to be a deferral arrangement (excluding certain exempted short-term deferrals) will be subject to Section 409A of the Internal Revenue Code. Section 409A generally imposes accelerated inclusion in income and tax penalties on the recipient of deferred compensation that does not satisfy the requirements of Section 409A. Options, SARs and restricted stock granted under the 2014 Plan will typically be exempt from Section 409A. Other awards, such as deferred stock, may result in the deferral of compensation depending on their terms. Awards that may result in the deferral of compensation are intended to be structured to meet applicable requirements under Section 409A.

Equity Compensation Plan Information

The following table provides information as of December 31, 2016, with respect to our equity compensation plans under which our equity securities are authorized for issuance:

Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans excluding securities reflected in column (a) (c)
Equity compensation plans approved by security holders	1,535,187	$7.90	368,086
Equity compensation plans not approved by security holders	—	—	—
Total	1,535,187	$7.90	368,086

New Plan Benefits

The Company has not approved any awards that are conditioned upon stockholder approval of the amendment and restatement of the 2014 Plan. Awards under the 2014 Plan are determined by the Compensation Committee (or the Board) in its discretion; therefore, it is not possible to predict the awards that will be made to particular officers or directors in the future under the 2014 Plan.

Stock Awards Previously Granted Under the 2014 Plan and the 2007 Employee Stock Option Plan

The following table sets forth information on awards granted under the 2014 Plan and the 2007 Employee Stock Option Plan since their adoption and includes shares subsequently forfeited.

Name and Position	Stock Options (# of shares covered)
Adam S. Grossman Director, President, and Chief Executive Officer	583,224
Dr. James Mond Chief Scientific Officer and Chief Medical Officer	242,546
Brian Lenz Chief Financial Officer	192,472
All current executive officers as a group	1,018,242
All non-employee directors as a group	412,353
All employees as a group (excluding executive officers)	105,000

Reasons for the 2014 Plan Proposal

As noted above, the Board believes that the increase in our share reserve under the 2014 Plan is necessary to ensure an adequate reserve of shares for grants of future equity-based awards under the 2014 Plan, which represent a key element in our ability to attract and retain key executives and employees. In addition, stockholder approval of the amendment and restatement of the 2014 Plan will also include approval of the performance criteria and performance-based provisions of the 2014 Plan, so that we may make grants under the 2014 Plan that are intended to qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code, further details of which are described above.

Consequences if the 2014 Plan Proposal is Not Approved

If the 2014 Plan Proposal is not approved, the 2014 Plan will remain in effect in its current form.

Interests of Certain Persons in the 2014 Plan Proposal

As noted above, our executive officers and our non-employee directors are eligible to receive discretionary grants under the 2014 Plan and thus have an interest in the approval of the amendment and restatement of the 2014 Plan.

Vote Required

The 2014 Plan Proposal requires the affirmative vote of the holders of a majority of the shares of common stock present in person, by remote communication, or represented by proxy at the Annual Meeting and entitled to vote thereon, in order to be approved. This means that the number of votes cast “FOR” must exceed the combined number of votes “AGAINST” and abstentions (which will each have the same effect as an “AGAINST” vote).

Approval of the 2014 Plan Proposal is not a condition to the completion of the Transaction. Approval or disapproval of the 2014 Plan Proposal will have no effect on the approval or disapproval of the Transaction.

In accordance with the Voting Agreement, stockholders representing 50.59% of the issued and outstanding voting securities of ADMA as of the date of execution of such agreement have agreed to vote in favor of the Charter Proposal.

Board Recommendation

After careful consideration, the Board determined that the 2014 Plan Proposal is advisable and in the best interests of ADMA and its stockholders. On the basis of the foregoing, the Board has approved and declared advisable the 2014 Plan Proposal and recommends that you vote “FOR” the 2014 Plan Proposal.

THE CLASS I DIRECTOR ELECTION PROPOSAL

The Company’s bylaws provide that the authorized number of directors of the Company shall not be less than one nor more than nine.  Seven directors are currently serving on the Board. The Board is authorized to increase or decrease the total number of directors within the limitations prescribed by the Company’s bylaws.  The Company’s bylaws and certificate of incorporation divides the Board into three classes with staggered three year terms.

At the Annual Meeting, the stockholders will be asked to elect two directors to serve for three-year terms expiring at the annual meeting of stockholders in 2020. The Class I directors, whose terms of office will expire at the Annual Meeting in 2017, are Dov A. Goldstein, M.D. and Bryant E. Fong.  If each director is elected, the total number of directors comprising the Company’s Board will remain at seven directors, effective immediately following the Annual Meeting.

The Board has nominated, upon the recommendation of our Governance and Nominations Committee, Dov A. Goldstein, M.D. and Bryant E. Fong.  Proxies solicited by the Board will, unless otherwise directed, be voted to elect the two nominees named below.  Each nominee is currently serving as a director of the Company and has indicated a willingness to continue to serve for the term to which they are nominated, if elected.  In case any nominee is not a candidate at the Annual Meeting, the proxies named in the enclosed form of proxy intend to vote in favor of the remaining nominee and to vote for a substitute nominee in their discretion in such class, as they shall determine. Set forth below is certain information about the nominees for election as directors, including each nominee’s age and length of service as a director of the Company, principal occupation and business experience for at least the past five years and the names of other publicly held companies on whose boards the director serves or has served in the past five years.  Other than with respect to Jerrold B. Grossman, who is the father of Adam S. Grossman, our President and Chief Executive Officer and a Class II Director, there are no family relationships among any of our directors, nominees for director and executive officers.

NOMINEES FOR A THREE YEAR TERM EXPIRING AT THE 2020 ANNUAL MEETING

Dov A. Goldstein, M.D., 49 - Director

Dr. Goldstein has been a director of the Company since 2007.  Dr. Goldstein has been a partner at Aisling Capital since 2008 and was employed as a principal at Aisling Capital from 2006 to 2008.  Dr. Goldstein served as the Chief Financial Officer of Loxo Oncology, Inc. between July 2014 and January 2015, and has been its acting Chief Financial Officer since January 2015.  From 2000 to 2005, Dr. Goldstein served as Chief Financial Officer of Vicuron Pharmaceuticals, Inc., which was acquired by Pfizer, Inc. in September 2005.  Prior to joining Vicuron, Dr. Goldstein was Director of Venture Analysis at HealthCare Ventures.  Dr. Goldstein also completed an internship in the Department of Medicine at Columbia-Presbyterian Hospital.  Dr. Goldstein serves as a director of Cempra, Inc. and Esperion Therapeutics, Inc.  Dr. Goldstein received a B.S. from Stanford University, an M.B.A. from Columbia Business School and an M.D. from Yale School of Medicine.  ADMA believes that Dr. Goldstein’s medical training and his experience in the biopharmaceutical industry as a venture capital investor, as an executive of Vicuron and a member of the boards of directors of other biopharmaceutical companies, as well as his valuable perspective on ADMA’s business, give him the qualifications and skills to serve as a director.

Bryant E. Fong, 44 - Director

Mr. Fong, who became a director of the Company in May 2012, has over 20 years of experience in the life sciences industry.  Mr. Fong is a founding Managing Director and General Partner at Biomark Capital Fund, a life sciences private equity firm formed in 2013.  Prior to BioMark Capital, Mr. Fong was a Managing Director and General Partner of Burrill & Company, where he spent almost 16 years investing in and managing investments in private and public companies in the biotechnology industry.  Some of Mr. Fong’s most notable investments include Pharmasset (VRUS), Novadaq Technologies (NVDQ), Galapagos (GLPG), Ceptaris Therapeutics and Ferrokin Biosciences.  In addition, Mr. Fong has played key roles in the formation of a number of portfolio companies including serving as Nora Therapeutic’s first president and founder and initial CEO of i2Dx.  Prior to joining Burrill & Company, Mr. Fong held positions as a research scientist with two early stage biotechnology companies located in the San Francisco Bay Area.  Mr. Fong currently serves on the boards of directors of a number of private life science companies.  Mr. Fong earned his B.S. with honors in Molecular and Cell Biology-Biochemistry from the University of California, Berkeley.  He was nominated by Biomark Capital to serve on the Board of Directors because of his extensive experience in the biotechnology industry.

Vote Required

Assuming the presence of a quorum at the Annual Meeting, the election of a Class I director requires the affirmative vote of a plurality of the shares present in person, by remote communication, or represented by proxy and entitled to vote. Thus, the two nominees with the greatest number of votes will be elected.

Board Recommendation

After careful consideration, the Board determined that election of each of the nominees for director named above is advisable and in the best interests of ADMA and its stockholders. On the basis of the foregoing, the Board has approved and declared advisable the election of each of the nominees for director named above and recommends that you vote “FOR” the election of each of the nominees for director named above.

CLASS II DIRECTORS CONTINUING IN OFFICE UNTIL THE 2018 ANNUAL MEETING

Steven A. Elms, 53 - Chairman

Mr. Elms has been a director of the Company since 2007.  Mr. Elms serves as a Managing Partner at Aisling Capital, which he joined in 2000.  Previously, he was a Principal in the Life Sciences Investment Banking Group of Hambrecht & Quist.  During his five years at Hambrecht & Quist, Mr. Elms was involved in over 60 financing and merger and acquisition transactions, helping clients raise in excess of $3.3 billion in capital.  Prior to joining Hambrecht & Quist, Mr. Elms traded mortgage-backed securities at Donaldson, Lufkin & Jenrette.  His previous healthcare sector experience includes over two years as a pharmaceutical sales representative for Marion Laboratories and two years as a consultant for The Wilkerson Group.  Mr. Elms currently serves on the boards of directors of Cidara Therapeutics, Inc., Loxo Oncology, Inc. and Pernix Therapeutics Holdings Inc.  Mr. Elms received a B.A. in Human Biology from Stanford University and an M.B.A. from Kellogg Graduate School of Management at Northwestern University.  Mr. Elms was chosen to serve on the Board of Directors because of his valuable experience in the investment banking industry, particularly with respect to strategic and financing transactions.

Adam S. Grossman, 40 - Founder, Director, President and Chief Executive Officer

Mr. Grossman has been a director of the Company since 2007, has served as the Company’s President and Chief Executive Officer since October 2011 and as the Company’s President and Chief Operating Officer between 2007 and October 2011.  Mr. Grossman has over 20 years of experience in the blood and plasma industry.  Prior to founding the Company, Mr. Grossman was the Executive Vice President of National Hospital Specialties and GenesisBPS, a position he held between 1994 and 2011.  He has experience in launching new products, building and managing national and international sales forces, managing clinical trials and completing numerous business development transactions.  Previously, he worked at MedImmune, Inc., where he worked on marketing teams for RSV and CMV immunoglobulins and at the American Red Cross, where he launched new products with the Biomedical Services division.  Mr. Grossman received a B.S. in Business Administration, with a specialization in International Business and Marketing, from American University.  Mr. Grossman is the son of Dr. Jerrold B. Grossman, our Vice Chairman.  Mr. Grossman was chosen to serve on the Board because, as the Company’s Chief Executive Officer, he is able to provide the Board with critical insight into the day-to-day operations of the Company.

Eric I. Richman, 56 - Director

Mr. Richman has been a director of the Company since 2007.  Mr. Richman served as the President and Chief Executive Officer of PharmAthene, Inc. between October 2010 and March 2015.  He served as the President and interim Chief Executive Officer of PharmAthene between May and October 2010, as President and Chief Operating Officer between March and May 2010 and as Senior Vice President, Business Development and Strategic Planning between August 2003 and March 2010.  He has also served on PharmAthene’s board of directors since May 2010.  Prior to joining PharmAthene, Mr. Richman held various commercial and strategic positions of increasing responsibility over a 12 year period at MedImmune, Inc. from its inception and was Director, International Commercialization at that company.  Mr. Richman served as director of Lev Pharmaceuticals and Chairman of its Commercialization Committee and served as a director of American Bank.  Mr. Richman received a Bachelor of Science in Biomedical Science from the Sophie Davis School of Biomedical Education and a Master of Business Administration from the American Graduate School of International Management.  Mr. Richman was chosen to serve on the Board of Directors because of his experience in the development and commercialization of plasma-derived products and experience as an executive officer of PharmAthene.

CLASS III DIRECTORS CONTINUING IN OFFICE UNTIL THE 2019 ANNUAL MEETING

Jerrold B. Grossman D.P.S., 69 - Founder and Vice Chairman

Dr. Grossman has been a director of the Company since 2007 and has over 35 years of experience in the blood and plasma industry.  He served as the Chief Executive Officer of ADMA, on a part-time basis, between 2007 and October 2011.  He is the founder and Chief Executive Officer of Technomed, Inc. (formerly National Hospital Specialties), a wholesaler of specialty biological and pharmaceutical products, and has served as Chief Executive Officer of that company since 1980.  Additionally, Dr. Grossman is the founder and President of GenesisBPS, a medical device firm specializing in blood collection and processing equipment, and has served as President of that company since 1990.  Previously, he has held positions at the New York Blood Center, Immuno-U.S., Inc. and previously served as the Chairman of the Board of Bergen Community Blood Services.  Currently, Dr. Grossman is a member of the New Jersey Blood Bank Task Force and a founder and director of the New Jersey Association of Blood Bank Professionals.  He was a founder and former director of Pascack Bancorp, Inc. which was acquired by Lakeland Bancorp, Inc. in January 2016 and is currently a member of the Corporate Advisory Council of Lakeland Bancorp Inc.  Dr. Grossman has also provided consulting services to various government agencies and international organizations.  He received a B.A. in Economics and Finance from Fairleigh Dickinson University, an M.B.A. from Fairleigh Dickinson University, and his D.P.S. in Business Management from Pace University.  Dr. Grossman is the father of Adam S. Grossman, our President and Chief Executive Officer.  He was chosen to serve on the Board of Directors because of his role as our founder and past CEO, as well as his more than 35 years of experience serving a variety of companies and associations in the blood and plasma industry.

Lawrence P. Guiheen, 66 - Director

Mr. Guiheen, who became a director of the Company in July 2012, has over 25 years of experience in the blood and plasma industry.  Since July 2013, Mr. Guiheen has been Chief Commercial Officer of Kedrion BioPharma, Inc., based in Barga, Italy and Fort Lee, New Jersey.  Kedrion markets therapies globally for hemophilia, hemolytic disease of the newborn, immune and neurological disorders.  Prior to July 2013, Mr. Guiheen was principal of Guiheen and Associates, a consulting group that specialized in biopharmaceutical, pharmaceutical and medical device commercialization.  Before July 2011, Mr. Guiheen was with Baxter Healthcare Corporation for over 30 years.  Most recently he held the positions of General Manager Global Hemophilia Franchise (from December 2010), President of Global BioPharmaceuticals for Baxter Healthcare’s BioScience Division (March 2010 - December 2010) and President of BioPharmaceuticals US (January 2004 - March 2010).  Mr. Guiheen had been a member of the BioScience Senior Management Team for over 14 years and has extensive experience leading global and domestic commercial organizations in the plasma and recombinant therapies.  Mr. Guiheen is past Chairman of the Global Board of Directors for the Plasma Proteins Therapeutics Association (PPTA) and a past member of the Board of Directors of California Healthcare Institute (CHI).  Mr. Guiheen holds a Bachelor of Arts degree in business administration from Rutgers University.  Mr. Guiheen was chosen to serve on the Board of Directors because of his extensive experience in the plasma and pharmaceutical industries.

THE AUDITOR RATIFICATION PROPOSAL

Our Audit Committee has appointed CohnReznick LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017.  In connection with this appointment, CohnReznick LLP will examine and report to stockholders on the consolidated financial statements of the Company and its subsidiaries for 2017.

Although stockholder ratification of the appointment of our independent registered public accounting firm is not required by our bylaws or otherwise, the Board has put this proposal before the stockholders because it believes that seeking stockholders’ ratification of the Audit Committee’s appointment of our independent registered public accounting firm is good corporate practice.  This vote is only advisory, however, because the Audit Committee has the sole authority to retain and dismiss our independent registered public accounting firm.  If the appointment of CohnReznick LLP is not ratified, the Audit Committee will evaluate the basis for the stockholders’ vote when determining whether to continue the firm’s engagement.  Even if the appointment is ratified, the Audit Committee in its sole discretion may direct the appointment of a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company and its stockholders.

Representatives of CohnReznick LLP are expected to be present at the Annual Meeting and are expected to be available to respond to appropriate questions from stockholders.  They also will have the opportunity to make a statement if they desire to do so.

Vote Required

The Auditor Ratification Proposal requires the affirmative vote of the holders of a majority of the shares of common stock present in person, by remote communication, or represented by proxy at the Annual Meeting and entitled to vote thereon, in order for each such proposal to be approved. This means that the number of votes cast “FOR” must exceed the combined number of votes “AGAINST” and abstentions (which will each have the same effect as an “AGAINST” vote).

Board Recommendation

After careful consideration, the Board determined that ratification of the Audit Committee’s appointment of CohnReznick LLP as our independent registered public accounting firm for 2017 is advisable and in the best interests of ADMA and its stockholders. On the basis of the foregoing, the Board has approved and declared advisable the ratification of the Audit Committee’s appointment of CohnReznick LLP as our independent registered public accounting firm for 2017 and recommends that you vote “FOR” the ratification of the Audit Committee’s appointment of CohnReznick LLP as our independent registered public accounting firm for 2017.

Audit and Other Fees

The following table summarizes the aggregate fees billed for professional services rendered to us by CohnReznick LLP, our registered independent public accounting firm, during the fiscal years ended December 31, 2015 and 2016. A description of these fees and services follows the table.

	2015	2016
Audit Fees (1)	$229,023	$257,176
Audit-Related Fees (2)	-	219,351
Tax Fees (3)	27,250	60,096
All Other Fees (4)	-	-
TOTAL	$256,273	$536,623

__________
(1) Fees for audit services in 2015 and 2016 consisted of fees billed for professional services rendered for the audit of the Company’s consolidated annual financial statements included in our Annual Report on Form 10-K, the review of the interim consolidated financial statements included in our Quarterly Reports on Form 10-Q, the professional services rendered relating to the Company in connection with public offerings of securities, related comfort letters and services that are normally provided by our independent registered public accountants in connection with statutory and regulatory filings or engagements.

(2) Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.”  This category includes fees related to due diligence services performed in connection with the Company’s proposed Transaction.

(3) Tax fees consist of fees billed for services including, but not limited to, assistance with tax compliance and the preparation of tax returns, tax consultation services, assistance in connection with tax audits and tax advice related to mergers, acquisitions and dispositions.

(4) There were no fees for the category “All Other Fees” for each of the fiscal years ended December 31, 2015 and 2016.

The Audit Committee has considered whether the provision of these services by CohnReznick LLP is compatible with maintaining the independence of CohnReznick LLP. Further, all of the services provided by CohnReznick LLP in 2015 and 2016 were approved in advance in accordance with the Audit Committee’s pre-approval policies and procedures described below. The Audit Committee did not rely on the waiver of pre-approval procedures permitted with respect to de minimis non-audit services under the applicable rules of the SEC for its approval of any of the services provided by CohnReznick LLP in 2015 and 2016.

Pre-Approval of Audit and Permissible Non-Audit Services

Our Audit Committee requires pre-approval of all audit and non-audit services in one of two methods.  Under the first method, the engagement to render the services would be entered into pursuant to pre-approval policies and procedures established by the Audit Committee, provided (i) the policies and procedures are detailed as to the services to be performed, (ii) the Audit Committee is informed of each service, and (iii) such policies and procedures do not include delegation of the Audit Committee’s responsibilities under the Exchange Act to the Company’s management.  Under the second method, the engagement to render the services would be presented to and pre-approved by the Audit Committee (subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act that are approved by the Audit Committee prior to the completion of the audit).  The Chairman of the Audit Committee has the authority to grant pre-approvals of audit and permissible non-audit services by the independent registered public accounting firm, provided that all pre-approvals by the Chairman must be presented to the full Audit Committee at its next scheduled meeting.  The Audit Committee considers, among other things, whether the provision of such audit or non-audit services is consistent with applicable regulations regarding maintaining auditor independence, whether the provision of such services would impair the independent register public accounting firm’s independence and whether the independent registered public accounting firm are best positioned to provide the most effective and efficient service.

Report of the Audit Committee

The following Report of the Audit Committee shall not be deemed incorporated by reference into any of our filings under the Securities Act of 1933 or the Exchange Act, except to the extent we specifically incorporate it by reference therein.

The Audit Committee reviews our financial reporting process on behalf of our Board.  Management has the primary responsibility for the financial statements, the reporting process and maintaining our system of internal control over financial reporting.  Our independent registered public accounting firm was engaged to audit and express opinions on the conformity of our financial statements to generally accepted accounting principles in the United States.

The Audit Committee of the Board has:

•	Reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2016 with management;

•	Discussed with CohnReznick LLP the matters required to be discussed in accordance with Auditing Standard No. 16, as issued by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T; and

•
Received written disclosures and a letter from CohnReznick LLP regarding its independence as required by applicable requirements of the PCAOB regarding CohnReznick LLP communications with the Audit Committee and the Audit Committee further discussed with CohnReznick LLP their independence.  The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and CohnReznick LLP, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 for filing with the SEC.

Submitted by the members of the Audit Committee:

Eric I. Richman, Chairman
Lawrence P. Guiheen
Bryant E. Fong

ADMA CORPORATE GOVERNANCE

Director Independence

Our Board has determined that each of Mr. Richman, Dr. Goldstein, Mr. Fong and Mr. Guiheen are independent as that term is defined under the applicable independence listing standards of NASDAQ.

Nominating Rights

Our Board includes members who are designated nominees of certain of our stockholders.  Bryant E. Fong is currently the designated nominee of Biomark Capital Fund IV LP, or Biomark, Steven Elms is currently the designated nominee of Aisling, and Dr. Jerrold B. Grossman is currently the designated nominee of Hariden, LLC, or Hariden, an entity controlled by Adam S. Grossman.  In February 2012, we completed a private placement (the “2012 Financing”).  As lead investors in the 2012 Financing, each of Biomark, Aisling and Hariden are entitled to designate one nominee to our Board for as long as it owns 50% of the shares of common stock that it owned immediately following the closing of the 2012 Financing.

Board Leadership Structure and Role in Risk Oversight

Our Board evaluates its leadership structure and role in risk oversight on an ongoing basis.

Our Board is composed of seven directors, of whom four are independent in accordance with the applicable NASDAQ independence listing standards.  Presently, the Board has the following standing committees:  Audit Committee, Compensation Committee, and Governance and Nominations Committee.  Each of the standing committees is comprised solely of independent directors.  In accordance with Nasdaq rules, our Audit Committee is responsible for overseeing risk management and updates the full Board periodically.

To assure effective and independent oversight of management, our Board currently operates with the roles of President and Chief Executive Officer and Chairman of the Board separated in recognition of the differences between these two roles in the management of the Company.  Although our Board does not have a policy as to whether the same individual may serve as both Chairman and President and Chief Executive Officer, or if the roles must be separate, our Board believes that its current leadership structure provides the most effective leadership model for our Company, as it promotes balance between the Board’s independent authority to oversee our business and the President and Chief Executive Officer and his management team who manage the business on a day-to-day basis.  The President and Chief Executive Officer has overall responsibility for all aspects of our operation, while the Chairman has a greater focus on governance of the Company, including oversight of the Board. We believe this balance of shared leadership between the two positions is a strength for the Company.  As our Chairman, Mr. Elms calls and chairs regular and special meetings of the Board, chairs and presides at annual or special meetings of stockholders, provides meaningful input into the agenda of Board meetings, authorizes the retention of outside advisors, consultants and legal counsel who report directly to the Board and consults frequently with committee chairs.  Additionally, by permitting more effective monitoring and objective evaluation of the Chief Executive Officer’s performance, this structure increases the accountability of the Chief Executive Officer.  A separation of the Chief Executive Officer and Chairman roles also prevents the former from controlling the Board’s agenda and information flow, thereby reducing the likelihood that the Chief Executive Officer would abuse his power.

The Board, acting primarily through the Audit Committee, is also responsible for oversight of our risk management practices, while management is responsible for the day-to-day risk management processes. This division of responsibilities is the most effective approach for addressing the risks facing the Company, and the Company’s board leadership structure supports this approach. Through our President and Chief Executive Officer, and other members of management, the Board receives periodic reports regarding the risks facing the Company. In addition, the Audit Committee assists the Board in its oversight role by receiving periodic reports regarding our risk and control environment.

The Compensation Committee also reviews the Company’s compensation practices to confirm that they do not create risks likely to have a material adverse effect on the Company. This review includes comparing the compensation practices of the Company with peer companies in the life sciences sector as well as insuring that the compensation packages of key executives are tied to the long-term success of the Company and therefore correlated to increases in stockholder value.

Meetings of the Board and its Committees

The Board held a total of 15 meetings during the fiscal year ended December 31, 2016. During the fiscal year ended December 31, 2016, no incumbent director attended fewer than 75% of the aggregate of all meetings of the Board held during the period in which he served as a director and the total number of meetings held by the committee on which he served during the period.  Members of our Board are invited and encouraged to attend each annual meeting of stockholders, and each director attended the prior annual meeting of stockholders held on June 7, 2016.

Board Committees

Our Board currently has three standing committees: an Audit Committee, a Compensation Committee and a Governance and Nominations Committee.  These committees, their principal functions and their respective memberships are described below.

Audit Committee

The members of our Audit Committee are Eric I. Richman (Chairman), Lawrence P. Guiheen and Bryant E. Fong.  The composition and responsibilities of the Audit Committee, as reflected in its charter, are intended to be in accordance with applicable rules of the SEC for corporate audit committees and listing requirements of Nasdaq.  Our Board has determined that each Audit Committee member meets the definition of an independent director as defined by the applicable Nasdaq listing standards and the additional independence criteria for members of audit committees specified in the Nasdaq listing standards and Rule 10A-3 under the Exchange Act.  Our Board has determined that Mr. Richman, the chairman of the Audit Committee, qualifies as an “audit committee financial expert,” as such term is defined by SEC rules.

The Audit Committee was established in accordance with section 3(a)(58)(A) of the Exchange Act.  The primary functions of the Audit Committee are to: (i) review the financial reports and other financial information prepared by the Company for submission to any governmental or regulatory body or the public and monitor the integrity of such financial reports; (ii) review the Company’s systems of internal controls established for finance, accounting, legal compliance and ethics; (iii) review the Company’s accounting and financial reporting processes generally and the audits of the financial statements of the Company; (iv) monitor compliance with legal regulatory requirements; (v) monitor the independence and performance of the Company’s registered independent public accounting firm; and (vi) provide effective communication between the Board, senior and financial management and the Company’s registered independent public accounting firm.  The Audit Committee meets regularly with our independent registered public accounting firm without management present, and from time to time with management in separate private sessions, to discuss any matters that the Audit Committee or these individuals believe should be discussed privately with the Audit Committee, including any significant issues or disagreements that may arise concerning our accounting practices or financial statements. In addition, the Audit Committee assists the Board in its oversight role by receiving periodic reports regarding our risk and control environment.

The Audit Committee is also responsible for addressing matters of accounting policy with our independent registered public accounting firm register public accounting firm register public accounting firm.  In discharging its role, the Audit Committee is empowered to investigate any matter within the scope of its responsibilities with full access to all of our books, records, facilities and personnel.  The Audit Committee also has the power to retain special legal, accounting and other advisors as it deems necessary to carry out its duties.

The Audit Committee held four meetings during the year ended December 31, 2016.  A copy of the Audit Committee’s charter is posted on our website at www.admabiologics.com.

Compensation Committee

The members of our Board’s Compensation Committee are Dr. Goldstein (Chairman), Mr. Richman and Mr. Fong.  Our Board has determined that all members of the Compensation Committee are independent directors as defined by the applicable Nasdaq listing standards.  Each member of the Compensation Committee also qualifies as an outside director within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code.

The Compensation Committee is responsible for ensuring that the Company’s compensation program is:  (i) effective in attracting and retaining the Company’s President and Chief Executive Officer, the Company’s other executive officers, the Company’s other officers and the Company’s non-management directors; (ii) administered fairly and in our stockholders’ interests; and (iii) in compliance with the applicable compensation rules, regulations and guidelines promulgated by Nasdaq, the SEC, and other laws, as amended from time to time.  The Compensation Committee reviews and recommends to the Board appropriate executive compensation policies, compensation of the directors and officers, and executive and employee benefit plans and programs, and is responsible for overseeing such policies, compensation, plans and programs approved by the Board, and where appropriate, by our stockholders.  In connection with its evaluations and determinations in 2016, the Compensation Committee retained the services of Arthur J. Gallagher & Co., or AJG, a nationally known executive compensation and benefits consulting firm, to advise it on various matters related to executive and director compensation and compensation programs.  AJG may also from time to time advise management, with the Compensation Committee’s consent.  AJG was hired by and reports to the Compensation Committee.  Pursuant to its charter, the Compensation Committee has the power to hire and fire such consultants and to engage other advisors.

Compensation of our President and Chief Executive Officer, including salary, bonus, stock options and certain other arrangements, is recommended to the Board for determination, by the Compensation Committee.  The President and Chief Executive Officer, or any other officer for whom compensation is being discussed or determined, is not permitted to be present at meetings at which their respective compensation or performance is discussed or determined.

Under the Compensation Committee Charter, our President and Chief Executive Officer and our Chairman of the Board may recommend to the Compensation Committee individual compensation awards for our officers.  The Compensation Committee would then have to review the recommendation and make its own recommendation to the Board.

The Compensation Committee may also form, and delegate its authority to, subcommittees or other committees of the Board when deemed appropriate.  In addition, the Compensation Committee may retain special legal counsel, compensation or other consultants to advise it on compensation matters or as it deems appropriate.

The Compensation Committee held one meeting during the year ended December 31, 2016.  A copy of the Compensation Committee’s charter is posted on our website at www.admabiologics.com.

Governance and Nominations Committee

The members of our Board’s Governance and Nominations Committee are Mr. Guiheen (Chairman), Mr. Fong and Mr. Richman.  Our Board has determined that all members of the Governance and Nominations Committee are independent directors as defined by the applicable Nasdaq listing standards.

The Governance and Nominations Committee’s role and responsibilities are set forth in the Governance and Nominations Committee’s written charter and include (i) evaluating and making recommendations to the full Board the persons to be nominated for election as directors at any meeting of stockholders and the persons to be elected by the Board to fill any vacancies on the Board; (ii) developing and recommending to the Board a set of corporate governance principles applicable to the Company; and (iii) overseeing the evaluation of the Board through annual assessment by the Governance and Nominations Committee of the performance of each member of the Board.  In evaluating independence of directors, the Governance and Nominations Committee considers many factors and has taken the position that a director could be considered independent despite being affiliated with a significant shareholder.

In identifying candidates for membership on the Board, the Governance and Nominations Committee takes into account all factors it considers appropriate, which may include (a) ensuring that the Board, as a whole, is diverse and consists of individuals with various and relevant career experience, relevant technical skills, industry knowledge and experience, financial expertise (including expertise that could qualify a director as a “audit committee financial expert,” as that term is defined by the rules of the SEC), local or community ties; and (b) minimum individual qualifications, including strength of character, mature judgment, familiarity with the Company’s business and industry, independence of thought and an ability to work collegially.  The Governance and  Nominations Committee also may consider the extent to which the candidate would fill a present need on the Board.

The Company is of the view that the continuing service of qualified incumbents promotes stability and continuity in the board room, contributing to the ability of the Board to work as a collective body, while giving the Company the benefit of the familiarity and insight into the Company’s affairs that its directors have accumulated during their tenure.  Accordingly, the process of the Governance and Nominations Committee for identifying nominees reflects the Company’s practice of re-nominating incumbent directors who continue to satisfy the Governance and Nominations Committee’s criteria for membership on the Board, whom the Governance and Nominations Committee believes continue to make important contributions to the Board and who consent to continue their service on the Board.  The Governance and Nominations Committee will identify and/or solicit recommendations for new candidates when there is no qualified and available incumbent.

The Governance and Nominations Committee will consider nominees recommended by stockholders.  There are no differences in the manner in which the committee evaluates nominees for director based on whether the nominee is recommended by a stockholder.  Stockholders who would like to have our Governance and Nominations Committee consider their recommendations for nominees for the position of director should submit their recommendations, in a timely manner, in accordance with the procedures set forth below, in writing to: Corporate Secretary, ADMA Biologics, Inc., 465 State Route 17 South, Ramsey, New Jersey 07446.

For nominations, a stockholder’s notice must include: (i) as to each person whom the stockholder proposes to nominate for election as a director, (A) the name, age, business address and residential address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of stock of the Company that are beneficially owned by such person, (D) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the rules and regulations of the SEC promulgated under the Exchange Act, and (E) the written consent of the nominee to be named in the proxy statement as a nominee and to serve as a director if elected; and (ii) as to the stockholder giving the notice, (A) the name, business address, and residential address, as they appear on our stock transfer books, of the nominating stockholder, (B) a representation that the nominating stockholder is a stockholder of record and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (C) the class and number of shares of stock of the Company beneficially owned by the nominating stockholder, and (D) a description of all arrangements or understandings between the nominating stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the nominating stockholder.

The Governance and Nominations Committee held one meeting during the year ended December 31, 2016.  A copy of the Governance and Nominations Committee’s charter is posted on our website at www.admabiologics.com.

Code of Ethics

We are committed to quality, innovation and above all, ethical professional conduct.  Our Code of Ethics and Business Conduct Standards, or the Code, applies to all directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions, and contains the general guidelines for conducting the business of the Company and its subsidiaries and affiliates.

It is the policy of the Company to conduct its business in a matter that meets the highest ethical and moral standards to comply strictly with all laws and regulations governing its operations.  The overall purpose of the Code is to ensure compliance of general guidelines for conducting the business of the Company consistent with the understanding of Company personnel of the Company’s standards of ethical business practices, laws, rules and regulations.  The Code includes provisions relating to compliance with all laws and regulations governing its operations, compliance with Regulation FD promulgated under the Exchange Act, conduct regarding business activity (including conflicts of interest, corporate opportunities, gratuities, gifts and favors, insider trading and tipping, communications, acting in the best interest of the Company, confidentiality, fair dealing, antitrust, accuracy of financial records and representations and Company’s commitment to providing a safe, orderly, diverse and tolerant work environment that is free of any discrimination or harassment ), conduct regarding outside activity (including responsible citizenship and political activity), conduct regarding the Company’s facilities and property (including professional and personal use of the Company’s information systems and assets), waivers of the Code, and encourages contact with the Company’s Corporate Compliance Officer.

All of our directors, officers and employees are expected to be familiar with the Code and to adhere to those principles and procedures set forth in the Code that apply to them.  The Company has posted the Code, and will post any amendments to the Code, as well as any waivers that are required to be disclosed by the rules of the SEC, on the Company’s website at www.admabiologics.com.

Stockholder Communications

Any stockholder or other interested party who wishes to communicate directly with the Board as a group or any individual member of the Board, including any of our independent directors, should write to:  The Board, c/o ADMA Biologics, Inc., 465 State Route 17 South, Ramsey, New Jersey 07446, Attention:  Corporate Secretary.

Relevant communications will be distributed to any or all directors as appropriate depending on the facts and circumstances outlined in the individual communication.  In accordance with instructions from the Board, the Corporate Secretary reviews all correspondence, organizes the communications for review by the Board and distributes such communications to the full Board, to the independent directors or to one or more individual members, as appropriate.  In addition, at the request of the Board, communications that do not directly relate to our Board’s duties and responsibilities as directors will be excluded from distribution.  Such excluded items include, among others, “spam,” advertisements, mass mailings, form letters, and email campaigns that involve unduly large numbers of similar communications; solicitations for goods, services, employment or contributions; and surveys.  Additionally, communications that appear to be unduly hostile, intimidating, threatening, illegal or similarly inappropriate will also be screened for omission.  Any excluded communication will be made available to any director upon his or her request.

THE ADJOURNMENT PROPOSAL

The Adjournment Proposal, if adopted, will allow the Board to adjourn the Annual Meeting to a later date or dates to solicit additional proxies, in the event that there are not sufficient votes at the time of the Annual Meeting to approve any of the other proposals presented. The Adjournment Proposal will only be presented to our stockholders in the event that, based on the tabulated votes, there are not sufficient votes at the time of the Annual Meeting to approve one or more of the proposals presented at the Annual Meeting. In no event will the Board adjourn the Annual Meeting or consummate the Transaction beyond the date by which it may properly do so under our certificate of incorporation and Delaware law.

Vote Required

The Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares of common stock present in person, by remote communication, or represented by proxy at the Annual Meeting and entitled to vote thereon, in order for each such proposal to be approved. This means that the number of votes cast “FOR” must exceed the combined number of votes “AGAINST” and abstentions (which will each have the same effect as an “AGAINST” vote). Adoption of the Adjournment Proposal is not conditioned upon the adoption of any of the other proposals.

Board Recommendation

The Board unanimously recommends that stockholders vote “FOR” the Adjournment Proposal.

MARKET PRICE AND DIVIDEND INFORMATION OF SECURITIES

Price Range of Securities

ADMA’s common stock trades on NASDAQ under the symbol “ADMA”. The table below provides the high and low closing prices of our common stock for the periods indicated, as reported by NASDAQ. Biotest is a private company and its common and preferred stock are not publicly traded.

ADMA Common Stock

	High	Low
Fiscal Year 2017
First quarter	$5.46	$4.49
Fiscal Year 2016 (ended December 31, 2016)
Fourth quarter	$7.22	$4.42
Third quarter	$7.98	$5.23
Second quarter	$8.78	$6.04
First quarter	$8.26	$4.36
Fiscal Year 2015 (ended December 31, 2015)
Fourth quarter	$9.85	$8.12
Third quarter	$9.96	$8.25
Second quarter	$9.31	$7.61
First quarter	$11.43	$7.70

On January 20, 2017, the last trading day prior our entry into the Purchase Agreement, the reported closing price for our common stock was $5.06 per share. On April 21, 2017, the latest practicable trading date before the mailing of this proxy statement, the reported closing price for our common stock was $4.56. You are encouraged to obtain current market quotations for shares of our common stock in connection with voting your shares of our common stock.

As of the close of business on the Record Date, there were 12,886,741 shares of our common stock issued and outstanding and entitled to vote, held by seven stockholders of record. The number of holders is based upon the actual number of holders registered in our records at such date and excludes holders of shares in “street name” or persons, partnerships, associations, corporations or other entities identified in security positions listings maintained by depository trust companies.

Dividend Policy

We have never declared or paid any cash dividend on our common stock and do not currently intend to do so for the foreseeable future.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of our outstanding shares of common stock to file with the SEC initial reports of ownership and reports of changes in ownership in our common stock and other equity securities. Specific due dates for these records have been established, and we are required to report in this proxy statement any failure in 2016 to file by these dates. To our knowledge, based solely on a review of the copies of such reports furnished to us and representations that no other reports were required, there were no reports required under Section 16(a) of the Exchange Act that were not timely filed during the fiscal year ended December 31, 2016.

ADMA SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth information regarding the beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act) of our common stock as of February 28, 2017, except as noted below, by:

•	each of our directors;

•	each of our named executive officers (as defined in Item 402(m)(2) of Regulation S-K);

•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock; and

•	all of our directors and executive officers as a group.

Shares of our common stock subject to options, warrants, or other rights currently exercisable or exercisable within 60 days of February 28, 2017 are deemed to be beneficially owned and outstanding for purposes of computing the share ownership and percentage of the person holding such options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other person.  Except as indicated in the footnotes below, each holder listed below possesses sole voting and investment power with respect to their shares and such holder’s address is c/o ADMA Biologics, Inc., 465 State Route 17 South, Ramsey, New Jersey 07446.  An asterisk (*) denotes less than 1%.  The information is not necessarily indicative of beneficial ownership for any other purpose.  Percentage ownership calculations for beneficial ownership are based on 12,886,741 shares of common stock outstanding as of February 28, 2017.  This table does not give effect to any transactions by any of the persons below that have occurred after February 28, 2017.

	Shares Beneficially Owned Prior to the Consummation of the Transaction		Shares Beneficially Owned Upon the Consummation of the Transaction
Name of Beneficial Owner	Number	Percent (1)	Number	Percent (2)

Dr. Jerrold B. Grossman (3)	212,646	1.64%	212,646	*
Adam S. Grossman (4)	1,286,712	9.65%	1,286,712	4.83%
Steven A. Elms (5)	3,690,761	28.46%	3,690,761	14.23%
Dov A. Goldstein, M.D. (6)	3,690,761	28.46%	3,690,761	14.23%
Eric I. Richman (7)	69,102	*	69,102	*
Bryant E. Fong (8)	1,474,599	11.41%	1,474,599	5.71%
Lawrence P. Guiheen (9)	47,295	*	47,295	*
Brian Lenz (10)	143,761	1.10%	143,761	*
James Mond, M.D., Ph.D. (11)	185,670	1.42%	185,670	0.71%
All directors and executive officers as a group (9 persons)	10,801,307	76.78%	10,801,307	38.39%

Owners of more than 5% of our common stock
Biotest Pharmaceuticals Corporation (12)	-	-%	4,295,580	25.00%
Aisling Capital II LP (13)	3,690,761	28.46%	3,690,761	14.23%
Biomark Capital Fund IV LP (14)	1,474,599	11.41%	1,474,599	5.71%
Consonance Capital Management LP (15)	1,273,933	9.89%	1,273,933	4.95%
Broadfin Capital, LLC (16)	1,113,293	8.64%	1,113,293	4.32%
Perceptive Advisors LLC (17)	721,102	5.60%	721,102	2.80%

* Less than 1%.

___________
(1) Based on 12,886,741 shares of common stock outstanding.

(2) Based on 25,773,481 shares of common stock outstanding.

(3) 38,294 shares are owned by the Genesis Foundation (“Genesis”).  Dr. Grossman is the President of Genesis, the Vice Chairman of the Company’s Board and Hariden’s designee for nomination to the Company’s Board.  Also includes options to purchase 106,319 shares of common stock but does not include options to purchase 12,542 shares of common stock, which have not vested and will not vest within 60 days.

(4) 580,957 shares are owned by Hariden, LLC (“Hariden”) and 262,711 shares are owned by Areth, LLC (“Areth”).  Mr. Grossman is the managing member of Hariden, a control person of Areth, and is a director and the President and Chief Executive Officer of the Company.  Also includes options to purchase 443,044 shares of common stock but does not include options to purchase 140,180 shares of common stock which have not vested and will not vest within 60 days.

(5) Amount includes options to purchase 41,295 shares, but does not include options to purchase 12,542 shares of common stock which have not vested and will not vest within 60 days.  Amount also includes options to purchase 41,295 shares (and excludes options to purchase 12,542 shares, which have not vested and will not vest within 60 days) held by Dr. Goldstein for the benefit of Aisling.  Mr. Elms is the Chairman of the Company’s Board and Aisling’s designee for nomination to the Company’s Board.  As a Managing Member of Aisling Partners, a control person of Aisling (see footnote 11), and as a member of the six member investment committee of Aisling’s General Partner, Mr. Elms may be deemed to be the beneficial owner of shares of common stock owned of record by Aisling.  The address for Mr. Elms is 888 Seventh Avenue, 12th Floor, New York, NY 10106.

(6) Amount includes options to purchase 41,295 shares, but does not include options to purchase 12,542 shares of common stock which have not vested and will not vest within 60 days.  Amount also includes options to purchase 41,295 shares (and excludes options to purchase 12,542 shares, which have not vested and will not vest within 60 days) held by Mr. Elms for the benefit of Aisling. Dr. Goldstein is a member of the six member investment committee of Aisling GP (as defined below) and, as such, Dr. Goldstein may be deemed to be the beneficial owner of shares of common stock owned of record by Aisling (see footnote 11).  Dr. Goldstein disclaims beneficial ownership of Aisling’s investment in the Company, except to the extent of his pecuniary interest therein.  The address for Dr. Goldstein is 888 Seventh Avenue, 12th Floor, New York, NY 10106.

(7) Amount includes options to purchase 65,602 shares of common stock but does not include options to purchase 12,542 shares of common stock which have not vested and will not vest within 60 days.  Mr. Richman is a director of the Company.

(8) Amount includes options to purchase 41,295 shares (and excludes options to purchase 12,542 shares, which have not vested and will not vest within 60 days) held for the benefit of Biomark.  Mr. Fong is a director of the Company and is Biomark’s designee for nomination to the Company’s Board.  Mr. Fong is a founding Managing Director and General Partner at Biomark.  The address for Mr. Fong is c/o Biomark Capital Fund IV GP LLC, 537 Steamboat Rd., Suite 200, Greenwich, CT 06830.

(9) Amount includes options to purchase 41,295 shares, does not include options to purchase 12,542 shares, which have not vested and will not vest within 60 days, and includes 1,000 shares held beneficially by the Guiheen Trust.  Mr. Guiheen is joint trustee of the Guiheen Trust.  Mr. Guiheen is a director of the Company.

(10) Amount includes options to purchase 135,261 shares, but does not include options to purchase 57,211 shares, which have not vested and will not vest within 60 days.  Mr. Lenz is the Vice President and the Chief Financial Officer of the Company.

(11) Amount includes options to purchase 182,281 shares, but does not include options to purchase 60,265 shares, which have not vested and will not vest within 60 days.  Dr. Mond is the Executive Vice President, Chief Scientific Officer and Chief Medical Officer of the Company.

(12) Amount includes 4,295,580 shares of ADMA common stock.  This amount does not include 8,591,160 shares of ADMA non-voting common stock or the 8,591,160 shares of ADMA common stock underlying the 8,591,160 shares of ADMA non-voting common stock to be issued to Biotest or its affiliate in connection with the Transation, which are convertible into common stock of ADMA upon the occurrence of certain specified events as further described in “The Charter Proposal.” The address of Biotest Pharmaceuticals Corporation is 5800 Park of Commerce Blvd., N.W., Boca Raton, FL 33487.”

(13) The shares directly held by Aisling are deemed to be beneficially owned by Aisling Capital Partners, LP (“Aisling GP”), as general partner of Aisling, and Aisling Capital Partners, LLC (“Aisling Partners”), as general partner of Aisling GP, and may be deemed to be beneficially owned by each of the individual managing members of Aisling Partners.  The individual managing members (collectively, the “Managers”) of Aisling Partners are Dr. Andrew Schiff, Mr. Elms and Mr. Dennis Purcell.  Aisling GP, Aisling Partners, and the Managers may share voting and dispositive power over the shares owned of record by Aisling.  Dr. Goldstein disclaims beneficial ownership of Aisling’s investment in the Company, except to the extent of his pecuniary interest therein.  The address for Aisling GP, Aisling Partners, and the Managers is 888 Seventh Avenue, 12th Floor, New York, NY 10106.  The information in the preceding sentences is based on Aisling’s Schedule 13D/A filed with the SEC on January 25, 2017.  Amount includes options to purchase an aggregate of 82,590 shares held by Mr. Elms and Dr. Goldstein for the benefit of Aisling, but does not include options to purchase an aggregate of 25,084 shares held by Mr. Elms and Dr. Goldstein for the benefit of Aisling, which have not vested and will not vest within 60 days.  See also footnotes 4 and 5.

(14) The shares directly held by Biomark are deemed to be beneficially owned by Biomark Capital Fund IV GP LLC (“Biomark GP”), and each of the individual managing directors of Biomark GP.  The individual managing director (the “Manager”) of Biomark GP, who is a member of the investment committee of Biomark GP, is David S. Wetherell.  Biomark GP and the Manager may share voting and dispositive power over the shares owned of record by Biomark.  The address for Biomark GP and the Managers is c/o Biomark Capital Fund IV GP LLC, 537 Steamboat Rd., Suite 200, Greenwich, CT 06830.  The information in the preceding sentences is based on Biomark’s Schedule 13D/A filed with the SEC on January 30, 2017. Amount includes options to purchase 41,295 shares of common stock held by Mr. Fong for the benefit of Biomark, but does not include options to purchase 12,542 shares held by Mr. Fong for the benefit of Biomark, which have not vested and will not vest within 60 days.  See also footnote 7.

(15) The address of Consonance Capital Management LP is 1370 Avenue of the Americas, Suite 3301, New York, NY 10019.  Share ownership reported above is based on a Form 13G/A filed by Consonance Capital Management LP on February 13, 2017.

(16) The address of Broadfin Capital, LLC is 300 Park Avenue, 25th Floor, New York, NY 10022.  Share ownership reported above is based on a Form 13G/A filed by Broadfin Capital, LLC on February 13, 2017.

(17)  The address of Perceptive Advisors LLC is 51 Astor Place, 10th Floor, New York, NY 10003.  Share ownership reported above is based on a Form 13G filed by Perceptive Advisors LLC on February 14, 2017.

ADMA EXECUTIVE OFFICERS AND DIRECTOR AND OFFICER COMPENSATION

Director Compensation

The following table sets forth the compensation paid to non-executive directors for the year ended December 31, 2016.

Name	Fees Earned or Paid in Cash ($) (1)	Option Awards ($) (2), (3)	Total ($)
Steven A. Elms (4)	64,000	26,411	90,411
Dr. Jerrold B. Grossman	64,000	26,411	90,411
Dov A. Goldstein, M.D. (4)	44,000	26,411	70,411
Eric I. Richman	58,000	26,411	84,411
Bryant E. Fong (5)	51,000	26,411	77,411
Lawrence P. Guiheen	52,000	26,411	78,411

(1) The amounts reflected in this column represent the cash fees earned by non-executive directors for services during 2016.  Fees earned are based on membership on the Board, committee membership and committee leadership positions.  Please refer to our general policy on compensation of the members of our Board below in the section entitled “General Policy Regarding Compensation of Directors.”

(2) The amounts in this column represent the aggregate grant date fair value for stock option awards issued during 2016 computed in accordance with FASB ASC Topic 718.  Please see footnote (2) to the Summary Compensation Table below for relevant assumptions made.  As of December 31, 2016, the aggregate number of option awards outstanding (vested and unvested) for Mr. Elms was 43,837, for Dr. Grossman was 108,861, for Dr. Goldstein was 43,837, for Mr. Richman was 68,144, for Mr. Fong was 43,837 and for Mr. Guiheen was 43,837.  These options vest in equal monthly installments over a 24-month period following the date of grant.

(3) On January 28, 2016, the Company issued to each non-executive director an option to purchase 9,000 shares of the Company’s common stock.  Each option granted to such non-executive directors has an exercise price of $5.96, the closing price of the Company’s common stock on NASDAQ on January 28, 2016, and vests in 24 equal monthly installments, becoming fully vested on the second anniversary of the date of grant. Each option shall terminate on the earlier of (i) February 14, 2027 and (ii) the first anniversary of such director’s ceasing to serve on the Board.

(4) Board fees and option grants paid to Mr. Elms and Dr. Goldstein are assigned to Aisling.

(5) Board fees and option grants paid to Mr. Fong are assigned to Biomark.

General Policy Regarding Compensation of Directors

Pursuant to a Board-approved compensation program, in 2016, each director of the Company was paid an annual cash retainer of $34,000.  The Chairman and Vice-Chairman were each paid an additional fee of $30,000.  The Chairman of the Audit Committee, the Chairman of the Compensation Committee and the Chairman of the Governance and Nominations Committee were each paid $15,000, $10,000 and $10,000, respectively.  Members of the Audit Committee, the Compensation Committee and the Governance and Nominations Committee were each paid a retainer of $8,000, $5,000 and $4,000, respectively.

On February 14, 2017, the Board approved a Board compensation program pursuant to which each director of the Company will be paid an annual cash retainer of $35,020.  The Chairman and Vice-Chairman will each be paid an additional fee of $30,900.  The Chairman of the Audit Committee, the Chairman of the Compensation Committee and the Chairman of the Governance and Nominations Committee will each be paid $15,450, $10,300 and $10,300, respectively.  Members of the Audit Committee, the Compensation Committee and the Governance and Nominations Committee will each be paid a retainer of $8,240, $5,150 and $4,120, respectively.  The Company will disburse to each member of the Board 50% of each member’s annual Board and Committee fees on January 1 and the remaining 50% on July 1 of each year.

Option grant awards to non-employee directors are determined by the Board in its sole, good faith discretion.  On February 14, 2017, the Compensation Committee, after consultation with a compensation consultant, recommended to the Board, and the Board approved, the grant of options to purchase 10,000 shares of common stock to each of its non-executive directors.  Each option granted to such non-executive directors has an exercise price of $5.00, the closing price of the Company’s common stock on NASDAQ on January 28, 2016, and vests in 24 equal monthly installments, becoming fully vested on the second anniversary of the date of grant.  Each option shall terminate on the earlier of (i) February 14, 2027 and (ii) the first anniversary of such director’s ceasing to serve on the Board.

Information regarding compensation for those of our directors who are also employees is set forth in the Executive Compensation - Summary Compensation Table below.

Executive Officers

Adam S. Grossman, 40 - Founder, Director, President and Chief Executive Officer

Mr. Grossman has been a director of the Company since 2007, has served as the Company’s President and Chief Executive Officer since October 2011 and as the Company’s President and Chief Operating Officer between 2007 and October 2011.  Mr. Grossman has over 20 years of experience in the blood and plasma industry.  Prior to founding the Company, Mr. Grossman was the Executive Vice President of National Hospital Specialties and GenesisBPS, a position he held between 1994 and 2011.  He has experience in launching new products, building and managing national and international sales forces, managing clinical trials and completing numerous business development transactions.  Previously, he worked at MedImmune, Inc., where he worked on marketing teams for RSV and CMV immunoglobulins and at the American Red Cross, where he launched new products with the Biomedical Services division.  Mr. Grossman received a B.S. in Business Administration, with a specialization in International Business and Marketing, from American University.  Mr. Grossman is the son of Dr. Jerrold B. Grossman, our Vice Chairman.

Brian Lenz, 44 – Vice President, Chief Financial Officer

Mr. Lenz joined the Company as its Vice President and Chief Financial Officer in May 2012.  Mr. Lenz was previously employed by CorMedix Inc., a developmental-stage pharmaceutical and medical device company, where he held the position of Chief Financial Officer from February 2010 and Chief Operating Officer and Chief Financial Officer from January 2012 to May 2012.  Prior to joining CorMedix, Mr. Lenz was the Chief Financial Officer of Arno Therapeutics from July 2008 to February 2010, the Chief Financial Officer of VioQuest Pharmaceuticals from April 2004 to June 2008, the Controller of Chiral Quest, Inc., a subsidiary of VioQuest Pharmaceuticals, from October 2003 to March 2004, the Controller of Smiths Detection from July 2000 to October 2003, and a senior auditor at KPMG LLP from October 1998 to July 2000.  Mr. Lenz received a B.S. from Rider University; an M.B.A. from Saint Joseph’s University and is a licensed Certified Public Accountant.

James Mond, M.D., Ph.D., 71 – Executive Vice President, Chief Scientific Officer and Chief Medical Officer

Dr. Mond joined the Company as the Executive Vice President, Chief Scientific Officer and Chief Medical Officer in July 2012.  Dr. Mond was most recently Chief Scientific Officer and Executive Vice President at Biosynexus, where he was responsible for the preclinical and clinical development of three drug candidates from December 1999 through June 2011.  Biosynexus engaged in immunological and non-immunologic approaches to treat and prevent staphylococcus infections.  Dr. Mond also functioned as its Chief Medical Officer and had involvement with the Food and Drug Administration in designing clinical studies.  While at Biosynexus, Dr. Mond served as Chief Medical Officer for a Phase III clinical trial that was run in 93 neonatal intensive care units in Europe and North America.  Prior to that time, he was professor of Medicine, Rheumatology and Immunology at the Uniformed Services University of the Health Sciences in Bethesda, Maryland, actively practicing internal medicine, rheumatology and teaching medical students.  Dr. Mond’s laboratory invented a vaccine technology that was licensed to GlaxoSmithKline and is currently the basis of a number of pediatric vaccines that are commercialized globally.  Dr. Mond also led the laboratory of Immunology at the Uniformed Services University of the Health Sciences and authored 168 papers published in peer reviewed scientific journals and 20 invited articles and book chapters.  He has over 20 issued patents in the area of vaccines.  Dr. Mond received his M.D and Ph.D. from the New York University Medical School.

Executive Compensation

Summary Compensation Table

The following table sets forth, for the periods indicated, all of the compensation awarded to, earned by or paid to (i) each individual serving as the Company’s principal executive officer during the last completed fiscal year; and (ii) each other individual who served as an executive officer at the conclusion of the fiscal year ended December 31, 2016 and who received in excess of $100,000 in compensation during such fiscal year (collectively referred to as the “named executive officers”).

Name and Principal Position	Year	Salary	Stock Options (1)	Non-Equity Incentive Plan Compensation (2)	Other Compensation (3)	Total
Adam S. Grossman	2016	$492,757	$51,847	$212,400	$7,950	$764,954
Director, President and Chief Executive Officer (4)	2015	$476,539	$547,912	$211,200	$7,950	$1,243,601

Dr. James Mond	2016	$360,177	$20,606	$122,500	$7,950	$511,233
Executive Vice President, Chief Scientific Officer and Chief Medical Officer (5)	2015	$347,115	$258,842	$122,500	$7,950	$736,407

Brian Lenz	2016	$360,177	$17,553	$122,500	$7,950	$508,180
Vice President and Chief Financial Officer (6)	2015	$346,539	$216,070	$122,500	$7,950	$693,059

(1) The amount reflected in the table represents the aggregate grant-date fair value of options computed in accordance with FASB ASC Topic 718 (formerly FAS 123R).  We estimate the fair value of each option on the grant date using the Black-Scholes model with the following assumptions:  To determine the risk-free interest rate, we utilized the U.S. Treasury yield curve in effect at the time of grant with a term consistent with the expected term of our awards.  The expected term of the options granted is in accordance with Staff Accounting Bulletin 107 which is based on the average between vesting term and contractual term.  The expected dividend yield reflects our current and expected future policy for dividends on our common stock.  The expected stock price volatility for our stock options was calculated by examining a pro rata percentage of historical volatilities for similar publicly traded industry peers, along with the trading history for our common stock.  We will continue to analyze the expected stock price volatility and expected term assumptions.  We have not experienced any material forfeitures of stock options and as such, have not established a forfeiture rate.  Since the stock options currently outstanding are primarily held by our senior management and directors, we will continue to evaluate the effects of such future potential forfeitures, as they may arise, to evaluate our estimated forfeiture rate.  The material terms of the options held are described in the footnotes to the Outstanding Equity Awards at Fiscal-Year End table.

(2) Reflects annual bonuses for 2016, which were paid in February 2017, and annual bonuses for 2015, which were paid in February 2016.  Annual bonuses are determined based on the target bonuses established in each named executive officers’ employment agreement (described below), subject to achievement of pre-established performance goals.

(3) Other compensation consists entirely of employer contributions to employee accounts under our 401(k) plan in which our employees are entitled to participate.  Such amounts were earned for services performed in the prior year.

(4) Mr. Grossman has served as our President and Chief Executive Officer since October 2011.

(5) Dr. Mond has served as our Executive Vice President, Chief Scientific Officer and Chief Medical Officer since July 2012.

(6) Mr. Lenz has served as our Vice President and Chief Financial Officer since May 2012.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding unexercised options held by each of the named executive officers as of December 31, 2016.

Option Awards

Number of Securities
Underlying Unexercised
Options

Name	Number of Shares Underlying Exercisable Options	Number of Shares Underlying Unexercisable Options (1)	Option Exercise Price	Option Expiration Date

Adam S. Grossman	42,021	-	$2.68	7/16/2017
Director, President and Chief Executive Officer	269,410	-	$7.56	2/13/2022
	70,343	28,966	$8.50	2/21/2024
	28,750	31,250	$10.80	1/30/2025
	11,812	28,688	$9.37	10/9/2025
	-	16,984	$5.96	1/28/2026

Dr. James Mond	134,705	-	$7.56	7/18/2022
Executive Vice President, Chief Scientific Officer and Chief Medical Officer	20,960	8,631	$8.50	2/21/2024
	10,541	11,459	$10.80	1/30/2025
	7,875	19,125	$9.37	10/9/2025
	-	6,750	$5.96	1/28/2026

Brian Lenz	84,190	-	$7.56	5/1/2022
Vice President and Chief Financial Officer	27,647	11,385	$8.50	2/21/2024
	8,625	9,375	$10.80	1/30/2025
	6,708	16,292	$9.37	10/9/2025
	-	5,750	$5.96	1/28/2026

(1) With respect to option grants that have unvested options outstanding, each option grant vests over four years, with 25% vesting on the first anniversary of the grant date and the remaining 75% vesting in equal monthly installments over the following 36 months of continued employment, subject to accelerated vesting upon certain terminations of employment in connection with a change in control (as described below under “Agreements with Executive Officers”).

Agreements with Executive Officers

President and Chief Executive Officer

On January 28, 2016, the Company entered into an amended and restated employment agreement with our President and Chief Executive Officer, Adam S. Grossman, for an initial term of three years, with automatic three year renewal periods unless notice is provided 90 days in advance of the expiration of the then-current term.  The amended and restated employment agreement provides that Mr. Grossman is (i) entitled to a base salary of $480,000 annually, (ii) eligible for an annual cash bonus with a target equal to 50% of Mr. Grossman’s base salary, based upon the attainment of certain performance objectives mutually agreed to by the Board and Mr. Grossman; and (iii) eligible to participate in our standard benefits package.  Mr. Grossman’s amended and restated employment agreement further provides, in the event (i) that Mr. Grossman is terminated by the Company “without cause” (as such term is defined under the amended and restated agreement), (ii) that Mr. Grossman resigns for “good reason” (as such term is defined under the amended and restated agreement), or (iii) of any termination resulting from a “change of control” (as such term is defined under the amended and restated agreement) in which the existing employment agreement is not assumed by the successor to the Company, he would be entitled to (in addition to any accrued but unpaid benefits) (A) a severance payment equal to one year of base salary plus “target bonus” (as such term is defined under the amended and restated agreement) payable in 12 monthly, equal installments after termination or, if such termination is immediately preceding or within two years following a change of control, a severance payment equal to 18 months’ base salary plus one and a half times the “target bonus” payable in a lump sum, (B) prior year target bonus (if unpaid), and (C) accelerated vesting of stock options granted to Mr. Grossman on January 28, 2016, as described in the following sentence.  If Mr. Grossman (x) is terminated “without cause” or Mr. Grossman resigns for “good reason,” in either case immediately preceding or within two years after a “change in control,” such stock options will accelerate in full, and (y) is terminated “without cause” or Mr. Grossman resigns for “good reason” (or if Mr. Grossman dies or become disabled), and clause (x) does not apply, the portion of such stock options that would have vested on or before the first anniversary of such termination had Mr. Grossman remained employed will accelerate.  Furthermore, any payments, awards, benefits or distributions due to Mr. Grossman under the amended and restated agreement as a result of a transaction described in Section 280G(b)(2)(A)(i) of the Code, may be subject to a cutback as set forth in the amended and restated agreement.

The amended and restated employment agreement also contains a mutual nondisparagement covenant and customary noncompetition, nonsolicitation, confidentiality, and intellectual property covenants.

Executive Vice President, Chief Scientific Officer and Chief Medical Officer

On January 28, 2016, the Company entered into amended and restated employment agreement with our Executive Vice President, Chief Scientific Officer and Chief Medical Officer, James Mond, M.D., Ph.D., for an initial term of three years, with automatic three year renewal periods unless notice is provided 90 days in advance of the expiration of the then-current term.  The amended and restated employment agreement provides that Dr. Mond is (i) entitled to a base salary of $350,000 annually, (ii) eligible for annual bonus payments of up to 35% of his then-current base salary, based upon the achievement of certain milestones as mutually agreed by our President and Chief Executive Officer and Dr. Mond and approved by the Compensation Committee, and (iii) eligible to participate in our standard benefits package.

Pursuant to the amended and restated agreement, if a “change in control” (as such term is defined under the amended and restated agreement) occurs and the successor to the Company does not assume the amended and restated agreement or, within 12 months following such change in control, Dr. Mond is terminated “without cause” (as such term is defined under the amended and restated agreement) or Dr. Mond resigns for “good reason” (as such term is defined under the amended and restated agreement), Dr. Mond would be entitled to (in addition to any accrued but unpaid benefits) (i) continued base salary and health insurance and welfare benefits for a period of 12 months (except that such health insurance and welfare benefit continuation will cease if Dr. Mond begins regular, full-time employment with another employer and is eligible to commence benefits coverage with such employer), (ii) the annual bonus for the period ending December 31 in which such termination or resignation occurs, and (iii) accelerated vesting of all stock options granted to him prior to or after the date of the amended and restated agreement.  (If the Company terminates Dr. Mond “without cause” or Dr. Mond terminates his employment for “good reason,” in each case absent a “change in control,” Dr. Mond would receive only the payments described in clause (i) for a period of six months following the date of such termination.)  If Dr. Mond is terminated as a result of his death, Dr. Mond’s estate would continue to receive his base salary for 60 days following such termination.  Furthermore, any payments, awards, benefits or distributions due to Dr. Mond under the amended and restated agreement as a result of a transaction described in Section 280G(b)(2)(A)(i) of the Code, may be subject to a cutback as set forth in the amended and restated agreement.

The amended and restated employment agreement also contains a mutual nondisparagement covenant and customary noncompetition, nonsolicitation, confidentiality, and intellectual property covenants.

Vice President and Chief Financial Officer

On January 28, 2016, the Company entered into an amended and restated employment agreement with our Vice President and Chief Financial Officer, Mr. Lenz, for an initial term of three years, with automatic three year renewal periods unless notice is provided 90 days in advance of the expiration of the then-current term.  The amended and restated employment agreement provides that Mr. Lenz is (i) entitled to a base salary of $350,000 annually, (ii) eligible for annual bonus payments of up to 35% of his then-current base salary, based upon the achievement of certain milestones as mutually agreed by our President and Chief Executive Officer and Mr. Lenz and approved by the Compensation Committee, (iii) eligible to participate in our standard benefits package, and (iv) entitled to reimbursement for expenses associated with the maintenance of his CPA license and customary continuing professional education courses.

Pursuant to the amended and restated agreement, if a “change in control” (as such term is defined under the amended and restated agreement) occurs and the successor to the Company does not assume the amended and restated agreement or, within 12 months following such change in control, Mr. Lenz is terminated “without cause” (as such term is defined under the amended and restated agreement) or Mr. Lenz resigns for “good reason” (as such term is defined under the amended and restated agreement), Mr. Lenz would be entitled to (in addition to any accrued but unpaid benefits) (i) continued base salary and health insurance and welfare benefits for a period of 12 months (except that such health insurance and welfare benefit continuation will cease if Mr. Lenz begins regular, full-time employment with another employer and is eligible to commence benefits coverage with such employer), (ii) the annual bonus for the period ending December 31 in which such termination or resignation occurs, and (iii) accelerated vesting of all stock options granted to him prior to or after the date of the amended and restated agreement.  (If the Company terminates Mr. Lenz “without cause” or Mr. Lenz terminates his employment for “good reason,” in each case absent a “change in control,” Mr. Lenz would receive only the payments described in clause (i) for a period of six months following the date of such termination.)  If Mr. Lenz is terminated as a result of his death, Mr. Lenz’s estate would continue to receive his base salary for 60 days following such termination.  Furthermore, any payments, awards, benefits or distributions due to Mr. Lenz under the amended and restated agreement as a result of a transaction described in Section 280G(b)(2)(A)(i) of the Code, may be subject to a cutback as set forth in the amended and restated agreement.

The amended and restated employment agreement also contains a mutual nondisparagement covenant and customary noncompetition, nonsolicitation, confidentiality, and intellectual property covenants.

Retirement Benefits

The only retirement benefit that the Company offers is our 401(k) plan, which is available to all employees.  The Company currently provides a 3% match on an employee’s contributions to the plan, up to the applicable limit set forth in the Internal Revenue Code.

CERTAIN ADMA RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Our Board is responsible for reviewing and approving all material transactions with any related party on a continuing basis.  Related parties can include any of our directors or officers, holders of 5% or more of our voting securities and their immediate family members.  We may not enter into a related person transaction unless our Board has reviewed and approved such transaction.  We believe the transactions set forth below were executed on terms no less favorable to us than we could have obtained from unaffiliated third parties.

See “Executive Officers and Director and Officer Compensation” above for a discussion of director compensation, executive compensation and our named executive officers’ employment agreements.

2016 Offering

In connection with the Company’s April 2016 public offering of its common stock (the “2016 Offering”), on May 3, 2016: (i) Adam S. Grossman purchased 200,000 shares of common stock of the Company through an entity he controls, (ii) Dr. Jerrold Grossman purchased 45,770 shares of common stock of the Company through an entity he controls, (iii) Brian Lenz purchased 2,500 shares of common stock of the Company, and (iv) Dr. James Mond purchased 770 shares of common stock of the Company, all at the public offering price of $6.50 (collectively, the “Purchases”). On April 22, 2016, the Board of Directors of the Company approved a waiver of the Company’s Code of Conduct and Ethics, related to its Insider Trading Compliance Program, to allow for the Purchases in the 2016 Offering by the above individuals.

Shared Services Agreement and Other Arrangements

Our executive offices are located in approximately 4,200 square feet of space at 465 State Route 17 South, Ramsey, New Jersey. Currently we operate under a Shared Services Agreement with Areth, LLC for the office, warehouse space and certain related services and have the ability to cancel this agreement upon 30 days’ notice.  Areth, LLC is a company controlled by Dr. Jerrold B. Grossman, our Vice Chairman, and Adam S. Grossman, our President and Chief Executive Officer, and we pay monthly fees for the use of such office space and for other information technology, general warehousing and administrative services.  Rent under the shared services agreement is $16,000 per month.

We maintain deposits and other accounts at Pascack Bankcorp, a bank of which Dr. Grossman served as a director through January 2016, and which was approximately 5%-owned by members of the Grossman family.  Pascack Bankcorp was acquired by Lakeland Bancorp, Inc. in January 2016 and Dr. Grossman is currently a member of the Corporate Advisory Council of Lakeland Bancorp Inc.

INDEPENDENT AUDITORS

We expect that CohnReznick LLP will continue as our independent registered public accounting firm pending the consummation of the Transaction.

The audited financial statements of ADMA for the years ended December 31, 2016 and 2015, incorporated by reference into this proxy statement have been so incorporated in reliance on a report of CohnReznick LLP, an independent registered public accounting firm, incorporated by reference herein given on the authority of said firm, as experts in auditing and accounting.

The audited financial statements of the BPC Therapy Business Unit for the year ended December 31, 2016, appearing in this proxy statement have been audited by CohnReznick LLP, an independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The audited financial statements of the BPC Therapy Business Unit for the year ended December 31, 2015, appearing in this proxy statement have been audited by Rödl Langford de Kock LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS

Pursuant to the rules of the SEC, ADMA and service providers that ADMA employs to deliver communications to its stockholders are each permitted to deliver to two or more stockholders sharing the same address a single copy of the proxy statement. Upon written or oral request, ADMA will deliver a separate copy of the proxy statement to any stockholder at a shared address to which a single copy of the proxy statement was delivered and who wishes to receive separate copies in the future. Stockholders receiving multiple copies of the proxy statement may likewise request that ADMA deliver single copies of the proxy statement in the future. Stockholders may notify ADMA of their requests by calling or writing ADMA at its principal executive offices at (201) 478-5552 or 465 State Road 17, Ramsey, New Jersey 07446.

STOCKHOLDER PROPOSALS AND OTHER INFORMATION

Deadline for Submission of Stockholder Proposals and Recommendations for Director

Any stockholder proposal submitted to us pursuant to SEC Rule 14a-8 under the Exchange Act for inclusion in our proxy materials for the 2018 annual meeting of stockholders must have been received by us no later than the close of business on December 27, 2017.

In order for a stockholder to nominate a person for election to the Board or bring other business before the 2018 annual meeting of stockholders, the stockholder must comply with the advance notice provisions of our bylaws, which require that the stockholder deliver written notice to the Secretary and comply with the other requirements set forth in the bylaws. Specifically, we must receive this notice not less than 90 days and not greater than 120 days prior to the first anniversary of the preceding year’s annual meeting. In the event that the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so received not earlier than the close of business on the one hundred twentieth 120th day prior to such annual meeting and not later than the close of business on the later of the ninetieth 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

ANNUAL REPORT

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 is included with these proxy materials.  A copy of our Annual Report (on Form 10-K), including the financial statements included therein, is also available without charge on our website (www.admabiologics.com) or upon written request to us at c/o ADMA Biologics, Inc., 465 State Route 17 South, Ramsey, New Jersey 07446, Attention:  Corporate Secretary.

HOUSEHOLDING OF MEETING MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers, banks and nominees) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single Notice or set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies and intermediaries. Under this process, stockholders of record who have the same address and last name will receive a single envelope containing the Notice for all stockholders having that address. The Notice for each stockholder will include that stockholder’s unique control number needed to vote his or her shares.

If you would like to receive a separate Notice, please contact our investor relations department at our offices located at 465 State Route 17 South, Ramsey, New Jersey 07446; telephone (201) 478-5552.

For those stockholders who have the same address and last name and who request to receive a printed copy of the proxy materials by mail, we will send only one copy of such materials to each address unless one or more of those stockholders notifies us, in the same manner described above, that they wish to receive a printed copy for each stockholder at that address.

If you are a beneficial owner, you can request information about householding from your broker, bank or nominee.

EXPENSES AND SOLICITATION

All costs of solicitation of proxies will be borne by us.  In addition to solicitations by mail, certain of our directors, officers and regular employees, without additional remuneration, may solicit proxies in person or by telephone or telegraph.  The Company may elect to engage outside professionals to assist it in the distribution and solicitation of proxies at a fee to be borne by the Company.  Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket costs.  Solicitation by our officers and employees may also be made of some stockholders in person or by mail, telephone or telegraph following the original solicitation.

OTHER MATTERS

The Board does not know of any matters to be presented at the Annual Meeting other than those listed in the Notice of Annual Meeting of Stockholders that accompanies this proxy statement. However, if other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their best judgment on such matters insofar as the proxies are not limited to the contrary.

To the extent that information contained in this proxy statement is within the knowledge of persons other than our management, we have relied on such persons for the accuracy and completeness thereof.

This proxy statement and our annual report on Form 10-K is available in the “Investors” section of our website at www.admabiologics.com. Alternatively, upon the receipt of a written request from any stockholder entitled to vote at the forthcoming Annual Meeting, we will mail, at no charge to the stockholder, a copy of our annual report on Form 10-K, including the financial statements and schedules required to be filed with the SEC pursuant to Rule 13a-1 under the Exchange Act, for the Company’s most recent fiscal year. Requests from beneficial owners of our voting securities must set forth a good faith representation that, as of the record date for the Annual Meeting, the person making the request was the beneficial owner of securities entitled to vote at such meeting. Written requests for such report should be directed to:

If you would like us to send you a copy of the exhibits listed on the exhibit index of the annual report on Form 10-K, we will do so upon your payment of our reasonable expenses in furnishing a requested exhibit.

You are asked to advise us if you intend to attend the Annual Meeting. For directions to the Annual Meeting, please call the Company at (201) 478-5552.

You are urged to complete, sign, date and return your proxy card promptly to make certain your shares will be voted at the Annual Meeting. For your convenience, a return envelope is enclosed requiring no additional postage if mailed in the United States.

By Order of the Board of Directors,

/s/ Adam S. Grossman Adam S. Grossman President and Chief Executive Officer

Dated:  April 26, 2017

WHERE YOU CAN FIND ADDITIONAL INFORMATION AND INCORPORATION BY REFERENCE

We are subject to the informational requirements of the Exchange Act, and are required to file reports, any proxy statements and other information with the SEC. Any reports, statements or other information that we file with the SEC, including this proxy statement, may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of this material can also be obtained upon written request from the Public Reference Section of the SEC at its principal office in Washington, D.C. 20549, at prescribed rates or from the SEC’s website on the Internet at www.sec.gov, free of charge. Please call the SEC at 1-800-SEC-0330 for further information on public reference rooms.

We have not authorized anyone to provide you with information that differs from that contained in this proxy statement. You should not assume that the information contained in this proxy statement is accurate as on any date other than the date of the proxy statement, and neither the mailing of this proxy statement to our stockholders nor the consummation of the Transaction shall create any implication to the contrary.

This proxy statement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any such offer or solicitation in such jurisdiction.

This proxy statement incorporates by reference our Annual Report on Form 10-K for the year ended December 31, 2016 that we previously filed with the SEC (File No. 001-36728); provided, however, that we are not incorporating by reference Part III thereof and any documents, portions of documents or information deemed to have been furnished and not filed in accordance with SEC rules.

In addition, we are incorporating by reference herein any future filings we make with the SEC under Section 11, 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the date of the Annual Meeting. Such documents are considered to be a part of this proxy statement, effective as of the date such documents are filed. In the event of conflicting information in these documents, the information in the latest filed document should be considered correct.

You can obtain any of the documents listed above from the SEC, through the website of the SEC at the address described above or from ADMA by requesting them in writing or by telephone at the following address:

ADMA BIOLOGICS, INC.
465 State Route 17 South
Ramsey, New Jersey 07446
Attention: Office of the Secretary
Telephone: (201) 478-5552

INDEX TO THE BPC THERAPY BUSINESS UNIT HISTORICAL FINANCIAL STATEMENTS

Independent Auditor’s Report

To The Board of Directors
Therapy Business Unit of Biotest Pharmaceuticals Corporation

We have audited the accompanying carve-out financial statements of Therapy Business Unit of Biotest Pharmaceuticals Corporation, which comprise the carve-out balance sheet as of December 31, 2016, and the related carve-out statements of operations, changes in invested equity and cash flows for the year then ended, and the related notes to carve-out financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these carve-out financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of carve-out financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these carve-out financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the carve-out financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the carve-out financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the carve-out financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the carve-out financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the carve-out financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the carve-out financial statements referred to above present fairly, in all material respects, the financial position of Therapy Business Unit of Biotest Pharmaceuticals Corporation as of December 31, 2016, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Uncertainty Regarding Going Concern

The accompanying carve-out financial statements have been prepared assuming that Therapy Business Unit of Biotest Pharmaceuticals Corporation will continue as a going concern. As discussed in Note 2 to the carve-out financial statements, Therapy Business Unit of Biotest Pharmaceuticals Corporation has experienced net losses and negative cash flows from operations and expects these conditions to continue for the foreseeable future. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans regarding these matters are also described in Note 2. The carve-out financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to that matter.

/s/ CohnReznick LLP
Roseland, New Jersey
March 14, 2017

Rödl & Partner

Rödl Langford de Kock LLP

Certified Public Accountants

55 West Monroe Street
Suite 2900
Chicago Illinois 60603 USA
Phone  + 1-312-857-1950
Fax  + 1-312-419-9185
E-Mail  info@roedlusa.com
Internet  www.roedl.com/us

INDEPENDENT AUDITORS’ REPORT

To:	The Board of Directors Therapy Business Unit of Biotest Pharmaceuticals Corporation

We have audited the accompanying carve-out financial statements of the Therapy Business Unit of Biotest Pharmaceuticals Corporation, which comprise the carve out balance sheet as of December 31, 2015, and the related carve-out statements of operations, changes in invested equity and cash flows for the year then ended, and the related notes to the carve out financial statements.

Management's Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these carve out financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of carve out financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility
Our responsibility is to express an opinion on these carve-out financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the carve-out financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the carve-out financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the carve out financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the carve-out financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the carve-out financial statements.

Represented by Rödl & Partner International in:
Austria, Azerbaijan, Belarus, Brazil, Bulgaria, Croatia, Cuba, Cyprus, Czech Republic, Estonia, Ethiopia, Finland, France, Georgia, Germany, Hong Kong, Hungary, India, Indonesia, Iran, Italy, Kazakhstan, Kenya, Latvia, Lithuania, Malaysia, Mexico, Moldova, Myanmar, People’s Republic of China, Philippines, Poland, Romania, Russian Federation, Serbia, Singapore, Slovakia, Slovenia, South Africa, Spain, Sweden, Switzerland, Thailand, Turkey, Ukraine, United Arab Emirates, United Kingdom, United States of America, Vietnam

Rödl & Partner

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the carve-out financial statements referred to above present fairly, in all material respects, the financial position of the Therapy Business Unit of Biotest Pharmaceuticals Corporation as of December 31, 2015, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Uncertainty Regarding Going Concern
The accompanying carve-out financial statements have been prepared assuming that the Therapy Business Unit of Biotest Pharmaceuticals Corporation will continue as a going concern. As discussed in Note 2 to the carve-out financial statements, the Therapy Business Unit of Biotest Pharmaceuticals Corporation has experienced net losses and negative cash flows from operations and expects these conditions to continue for the foreseeable future. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans regarding these matters are also described in Note 2. The carve-out financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to that matter.

/s/ Rödl Langford de Kock LLP
Chicago, Illinois,
  March 14, 2017

THERAPY BUSINESS UNIT OF BIOTEST PHARMACEUTICALS CORPORATION
CARVE-OUT BALANCE SHEETS

	December 31, 2016	December 31, 2015
ASSETS
Current Assets:
Accounts receivable, net	$26,042,226	$18,313,386
Inventories	21,674,325	58,600,339
Prepaid expenses and other current assets	2,122,035	2,170,960
Total Current Assets	49,838,586	79,084,685
Property, plant and equipment, net	20,911,334	21,159,755
Intangible assets, net	127,876	254,538
Long-term deposits	506,178	246,398
TOTAL ASSETS	$71,383,974	$100,745,376
LIABILITIES AND INVESTED EQUITY
Current Liabilities:
Accounts payable	$16,677,500	$6,722,808
Accrued expenses	4,221,994	9,409,147
Contract termination liability	17,500,000	—
Total Current Liabilities	38,399,494	16,131,955
Other liabilities	67,970	27,768
TOTAL LIABILITIES	38,467,464	16,159,723
Commitments and contingencies
Net invested equity	32,916,510	84,585,653
TOTAL LIABILITIES AND INVESTED EQUITY	$71,383,974	$100,745,376

See notes to the carve-out financial statements

THERAPY BUSINESS UNIT OF BIOTEST PHARMACEUTICALS CORPORATION
CARVE-OUT STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2016	2015
Revenues, net	$76,505,037	$70,291,531
Cost of products sold	106,944,127	83,909,545
Gross loss	(30,439,090)	(13,618,014)
Selling, general and administrative expenses	28,237,172	26,891,160
Impairment charges	—	14,408,517
Research and development expenses	5,414,784	8,120,197
Operating loss	(64,091,046)	(63,037,888)
Financing costs	(157,176)	—
Interest income	7,447	9,308
Other income, net	7,445	62,101
Loss from continuing operations before income taxes	(64,233,330)	(62,966,479)
Provision for income taxes	(20,575)	(23,227)
Loss from continuing operations	(64,253,905)	(62,989,706)
Income from discontinued operations	—	2,994,385
Net loss	$(64,253,905)	$(59,995,321)

See notes to the carve-out financial statements

THERAPY BUSINESS UNIT OF BIOTEST PHARMACEUTICALS CORPORATION
CARVE-OUT STATEMENTS OF CHANGES IN INVESTED EQUITY

Balance at December 31, 2014	$121,251,958
Net loss	(59,995,321)
Net funds provided by BPC	23,329,016
Balance at December 31, 2015	84,585,653
Net loss	(64,253,905)
Net funds provided by BPC	12,584,762
Balance at December 31, 2016	$32,916,510

See notes to the carve-out financial statements

THERAPY BUSINESS UNIT OF BIOTEST PHARMACEUTICALS CORPORATION
 CARVE-OUT STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2016	2015
Cash flows from operating activities
Loss from continuing operations	$(64,253,905)	$(62,989,706)
Non-cash expenses, continuing operations
Depreciation	2,003,474	3,102,894
Amortization	159,264	260,637
Impairment charges	—	14,408,517
(Gain)/loss on disposal of assets	(8,240)	18,397
Changes in operating assets and liabilities
Accounts receivable	(7,728,840)	(11,125,954)
Inventories	36,926,014	21,525,655
Prepaid expenses and other assets	(210,855)	157,699
Accounts payable	9,954,692	(468,439)
Accrued expenses and other liabilities	11,925,162	3,917,918
Net cash used in continuing operations	(11,233,234)	(31,192,382)
Net cash provided by discontinued operations	—	10,646,421
Net cash used in operating activities	(11,233,234)	(20,545,961)
Cash flows from investing activities
Proceeds from sale of assets	8,240	750
Capital expenditures, continuing operations	(1,359,768)	(2,342,611)
Capital expenditures, discontinued operations	—	(441,194)
Net cash used in investing activities	(1,351,528)	(2,783,055)
Cash flows from financing activities
Net funds provided by BPC	12,584,762	23,329,016
Net change in cash and cash equivalents	—	—
Cash and cash equivalents at beginning of year	—	—
Cash and cash equivalents at end of year	$—	$—
Supplemental cash flow information Included in operating cash flows
Interest received	$7,447	$9,308
Fee paid for Parent guarantee	152,177	—
Income taxes paid	20,575	23,227
Noncash investing activities
Increase in accruals for capital expenditures	427,887	36,570

See notes to the carve-out financial statements

THE BPC THERAPY BUSINESS UNIT’S
NOTES TO CARVE-OUT FINANCIAL STATEMENTS

1.      ORGANIZATION AND BUSINESS

The Therapy Business Unit of Biotest Pharmaceuticals Corporation (the “BPC Therapy Business Unit”) researches and manufactures biotherapeutic products with a specialization in immunology plasma protein products in the field of Primary Immune Deficiency (“PID”) and various hyperimmune (“IG”) products which are antibody specific to high titer for treatment of modality.  The BPC Therapy Business Unit is part of Biotest Pharmaceuticals Corporation (“Seller”), a company headquartered in the United States with its registered office at 5800 Park of Commerce Blvd NW, Boca Raton, Florida 33487. Seller is a wholly owned subsidiary of Biotest AG (“Biotest”), a company located in Dreieich, Germany, whose preference shares are listed in the SDAX on the Frankfurt Stock Exchange (ETR: BIO).

The BPC Therapy Business Unit has two FDA-approved marketed biopharmaceutical products, Nabi-HB® (“Nabi-HB®”) and Bivigam® (“Bivigam®”).  These products are manufactured at the BPC Therapy Business Unit’s plasma fractionation facility located in Boca Raton, Florida (the “Boca Facility”).  The facility is FDA-licensed and certified by the German Health Authorities.  In addition to Nabi-HB® and Bivigam®, the facility also provides contract manufacturing for certain clients, including the sale of intermediate by-products to Biotest.  Nabi-HB® is a hyperimmune globulin that is rich in antibodies to the hepatitis B virus.  Nabi-HB® is indicated for the treatment of acute exposure to blood containing hepatitis B surface antigen (“HBsAg”), prenatal exposure to infants born to HBsAg-positive mothers, sexual exposure to HBs-AG-positive persons and household exposure to persons with acute hepatitis B virus infection.  Bivigam® is an Immune Globulin Intravenous (Human), 10% Liquid, indicated for the treatment of primary humoral immunodeficiency.  FDA approval for Bivigam® was received on December 19, 2012, and sales commenced in the first quarter of 2013.  On January 19, 2016, Seller entered into a cooperation agreement with Kedrion Biopharma Inc. (“Kedrion”) for the distribution of Bivigam® in the United States.  However due to unforeseeable delays in the contractually required ramp up of the manufacturing of Bivigam® experienced by Seller in 2016, the contract was terminated on January 17, 2017 (see Note 9 for further details). In addition, in December 2016, the BPC Therapy Business Unit temporarily suspended the commercial production of Bivigam® in order to focus on the completion of planned improvements to the process.

2.      GOING CONCERN

The BPC Therapy Business Unit has experienced net losses and negative cash flows from operations and expects these conditions to continue at least through the foreseeable future. In particular there are several challenges in the upcoming year, which raise substantial doubt about its ability to operate as a going concern as a stand-alone business. Foremost, the BPC Therapy Business Unit needs to remediate the concerns expressed in a Warning Letter received from the FDA in November 2014, following an inspection of the Boca Raton manufacturing facility in the third quarter of that year. The FDA revisited the facility in January 2016, but did not close out the FDA Warning Letter. As part of the remediation activities, controls over certain steps in manufacturing are being optimized. The BPC Therapy Business Unit manufactured validation batches under certain of these revised processes, however these modifications did not produce the expected results. Therefore, the BPC Therapy Business Unit recorded $9.9 million of inventory write-downs due to the uncertainty of gaining approval of this product for sale. In December 2016, the BPC Therapy Business Unit temporarily suspended the commercial production of Bivigam® in order to focus on the completion of planned improvements to the process and it is uncertain when or if production of Bivigam® will resume. Consequently the Bivigam® distribution agreement with Kedrion was terminated on January 17, 2017 and it was communicated to the customers that Bivigam® will no longer be available for sale or distribution for at least the remainder of 2017.

As of December 31, 2016, the BPC Therapy Business Unit had working capital of $11.4 million, a decrease of $51.6 million from $63.0 million at December 31, 2015. The decrease in working capital includes $36.9 million related to inventories, which primarily relates to a decrease in Bivigam® inventories of $38.9 million due to the issues in production. As of December 31, 2016 there was no Bivigam® inventory on hand. Net working capital as of December 31, 2016 also includes a provision of $17.5 million related to the failure to supply and termination obligation associated with the Kedrion distribution agreement, which was settled in January 2017. On January 21, 2017 BPC entered into a definitive agreement with ADMA Biologics, Inc. (“ADMA”) to sell certain assets of the BPC Therapy Business Unit to ADMA. Refer to Note 15 for additional details on this transaction. Upon the closing of the anticipated transaction, the funding requirements of the BPC Therapy Business Unit will need to be satisfied by ADMA. Furthermore, there is uncertainty as to if the BPC Therapy Business Unit will be able to operate at a profitable level in the future given the relatively small size of the BPC Therapy Business Unit and competitive environment in which it operates. Further there is no assurance and no definitive timeline on when or if the FDA Warning Letter will be resolved. These factors could have a materially adverse effect on our Company. The accompanying carve-out financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts and the classification of liabilities that might be necessary from the outcome of this uncertainty.

3.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The following comprises the BPC Therapy Business Unit’s significant accounting policies:

Basis of presentation

These carve-out financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and  have been carved out from the financial statements of Seller using the historical assets and liabilities, results of operations and cash flows of Seller attributable to the BPC Therapy Business Unit. The carve-out financial statements include allocations for certain corporate expenses incurred by Seller on behalf of the business, for further information see Corporate expense allocations below. Management believes the assumptions underlying the carve-out financial statements of the BPC Therapy Business Unit are reasonable; however, the BPC Therapy Business Unit’s financial position, results of operations, and cash flows may have been materially different if it was operated as a stand-alone entity as of December 31, 2016 and 2015 and for the periods presented. As a group within Seller, the BPC Therapy Business Unit is dependent upon Seller for all of its working capital and financing requirements. Accordingly, the transfers of financial resources between Seller and the BPC Therapy Business Unit are reflected as a component of invested equity in lieu of cash, intercompany debt, and equity accounts.

Concentration of significant customers and accounts receivable

Trade accounts receivable is composed of the following:

	December 31, 2016	December 31, 2015
Trade accounts receivable	$24,700,883	$14,074,179
Related party trade accounts receivable	1,345,641	4,242,407
Allowance for doubtful accounts	(4,298)	(3,200)
Total accounts receivable, net	$26,042,226	$18,313,386

Biotest is a significant customer of the BPC Therapy Business Unit, representing 17% and 13% of revenues for the years ended 2016 and 2015, respectively. For further information on related party transactions please refer to Note 10.

As a result of the Kedrion agreement (see Note 9), third-party revenues of the BPC Therapy Business Unit were more concentrated in 2016. Revenues from the top three customers comprised 85% and 55% of third-party revenues for the years ended December 2016 and 2015, respectively. These customers represented 96% and 34% of the accounts receivable balances as of December 31, 2016 and 2015, respectively. The December 31, 2016 balance included $8.1 million of past due receivables related to the Kedrion distribution agreement, which was offset in January 2017 as part of the termination of that agreement against the termination fee and other payables due to Kedrion. If the financial condition or operations of these customers were to deteriorate, the results of the BPC Therapy Business Unit could be adversely affected. Credit terms to these customers range from 30 to 60 days. The BPC Therapy Business Unit evaluates and monitors the credit worthiness of each customer on a case-by-case basis and does not require collateral on specific accounts receivable. Allowances are maintained for potential credit losses.

Inventories

Inventories are stated at the Lower of Cost or Market (“LCM”) with cost determined on the First-in-First-Out (“FIFO”) method. Finished goods inventories include all Nabi-HB®, Bivigam® and contract manufacturing batches that have completed the manufacturing processes. For Nabi-HB® and Bivigam® that is after completion of fill and packaging, for contract manufacturing that is after the manufacturing process at the Boca Facility. Not all finished goods are immediately available for sale, as there is a quality release process for each batch which also needs to be completed. Intermediates which are by-products of the Bivigam® and contract manufacturing processes are considered work in process inventory.

Property, plant and equipment

The BPC Therapy Business Unit’s corporate offices and manufacturing facilities are located in Boca Raton, Florida. The BPC Therapy Business Unit owns the facilities and land. In 2014, the BPC Therapy Business Unit wrote these assets down to the fair value, based on an independent appraisal which valued the properties at approximately $20 million. The land is not depreciated. The building, building improvements and building systems have continued to depreciate based on their new carrying values over their remaining useful lives. The original useful lives used for buildings, building improvements and building systems are 50 years, 25 years and 10 years, respectively. Also in 2014, the BPC Therapy Business Unit recorded an impairment charge on all of its manufacturing equipment. This equipment was written down to no value based on its very specialized nature. The remaining property and equipment are furniture, fixtures and general corporate assets which continue to depreciate over their useful lives which range from 3 to 8 years. There was no interest cost capitalized as part of property, plant and equipment for the years ended December 31, 2016 and 2015.

Intangible assets

Seller capitalized the value of acquired in-process R&D intangibles as of December 4, 2007, the date the assets referred to as the Nabi Biologics SBU were acquired from Nabi Biopharmaceuticals. Included in these values were $2.8 million related to Bivigam® and $11.0 million related to Civacir (for further information on Civacir see the “Research and development costs” section below). Bivigam® was placed in service in January 2013 when commercial sales commenced, and was subsequently part of the impaired assets written off in 2014. Civacir was tested for impairment annually, until the value was written off in 2015. Refer to Note 7 for further information on this impairment.

Also capitalized as an intangible asset as of December 4, 2007 was a value for Nabi-HB®. The Nabi-HB® intangible was amortized over its useful life of 7 years and therefore was fully amortized by December 31, 2014. As of December 31, 2016 and 2015, other intangible assets consist solely of internally developed software, which are generally amortized over useful lives of 3 to 5 years.

Impairment of long-lived assets

Long-lived assets are evaluated for impairment whenever events or changes in circumstances indicate the asset’s carrying value may not be recoverable. The BPC Therapy Business Unit recognizes an impairment loss if, and only if, the carrying amount of a long-lived asset (asset group) is not recoverable from the sum of the undiscounted cash flows expected to result from the use and eventual disposal of the asset. If it is determined that an asset is impaired, the amount of the impairment is equal to the difference between the carrying amount of the long-lived asset and the fair value of the asset. Fair value is the price that would be received to sell an asset in an arm’s length transaction between market participants. It is a market-based measurement, rather than an entity-specific measurement. Therefore highly specialized manufacturing equipment, with no alternative use is assumed to have no fair value.

Financial instruments

The carrying amounts of financial instruments including accounts receivable, accounts payable and other accrued liabilities approximated fair value for all periods presented because of the relatively short-term maturity of these instruments.

Revenue recognition

Revenue is recognized when title and risk of loss are transferred to the customer. For Nabi-HB® and Bivigam® sales, this occurs when the product reaches the customer’s destination. For sales of intermediates to Biotest title typically transfers when the product is delivered to a third-party warehouse in Kentucky. With all other contract manufacturing, the title transfers to the customer when they pick it up at the Boca Facility. As the BPC Therapy Business Unit maintains a significant risk of loss throughout the contract manufacturing process, contract manufacturing revenue is not recognized until the product is released and title transfers to the customer.  Nabi-HB® revenue is net of estimated customer prompt pay discounts, contractual allowances in accordance with managed care agreements known as chargebacks, rebates, customer returns and other wholesaler fees. Bivigam® revenue in 2016 was net of set discounts per the Kedrion distribution agreement.

Revenues for the following periods were:

	For the Years Ended December 31,
	2016	2015
Bivigam®	$48,003,407	$49,628,471
Nabi-HB®	7,688,119	7,835,719
Contract manufacturing and other	7,758,494	3,551,909
Biotest revenues*	13,055,017	9,275,432
Total revenues	$76,505,037	$70,291,531

* Biotest revenues are a related-party transaction; refer to Note 10 for additional information.

Corporate expense allocations

In addition to the BPC Therapy Business Unit, Seller also operates plasma collection centers located throughout the United States. Many of the staff at the Boca Raton offices can be designated as either supporting the BPC Therapy Business Unit or the plasma business. There are separate quality, regulatory, sales and facilities departments that can be directly assigned along with all direct manufacturing departments. Additionally, the research and development departments are only needed for the BPC Therapy Business Unit. The services which are shared between the two segments relate to Executive Management, Information Technology, Human Resources, Finance, Legal and Supply Chain. The costs associated with these services and support functions have been allocated to the BPC Therapy Business Unit using methodologies established by the Seller’s management and considered to be a reasonable reflection of the utilization of services needed to operate the BPC Therapy Business Unit. Certain synergies would be lost if the BPC Therapy Business Unit and plasma business were separated. The majority of these allocations are based on estimates of how the employees in those departments typically spend their time.

Expense allocations for the following periods were:

	For the Years Ended December 31,
	2016	2015
Allocated to the BPC Therapy Business Unit	$7,889,714	$7,505,372
Allocated to plasma business	5,044,191	4,183,714
Total shared general and administrative services	$12,933,905	$11,689,086

The corporate offices are also a shared asset. However, these offices are included in the proposed Transaction (see Note 15); therefore the majority of the facility and building expenses are reflected in the BPC Therapy Business Unit. Only the expenses associated with certain specified laboratory space has been allocated to the plasma business, as it is assumed this space will be leased back to the plasma business for as long as two years after the closing of the proposed Transaction. General office space used by employees dedicated to the plasma business would be vacated more quickly; therefore the BPC Therapy Business Unit reflects the expense of the remaining building and facilities costs. Included in facility costs are metrology, qualification, engineering, automation and electrical departments, which are almost fully dedicated to the BPC Therapy Business Unit.

Building and facility expenses for the following periods were:

	For the Years Ended December 31,
	2016	2015
Allocated to the BPC Therapy Business Unit	$9,632,086	$8,860,280
Allocated to plasma business	543,495	530,862
Total building and facility expenses	$10,175,581	$9,391,142

The financial information included herein may not reflect the financial position, the results of operations and cash flows of the BPC Therapy Business Unit in the future or had the BPC Therapy Business Unit been a separate, stand-alone entity during the periods presented. For example as a subsidiary of Biotest, Seller (and, as a result, the BPC Therapy Business Unit) does not require the same level of compliance costs that a stand-alone business would require.

Unabsorbed manufacturing expense

Unabsorbed manufacturing expenses, a component of cost of products sold, were $11.7 million and $7.5 million for the years ended December 31, 2016 and 2015, respectively. Unabsorbed manufacturing expenses include the expense of the manufacturing plant for any time period that the plant is operating at less than 75% of capacity.

Process development and other cost of products sold

Also included in cost of products sold are expenses related to process development as well as scientific and technical operations when these groups work on issues related to marketed products. When those groups work on issues related to new products in development, the expenses are classified as research and development. Additionally, expenses associated with remediating the issues noted in the FDA Warning Letter are expensed as incurred as part of cost of products sold. Process development and other costs expensed as incurred in cost of products sold totaled $4.5 million and $5.5 million for the years ended December 31, 2016 and 2015, respectively.

Shipping and handling costs

Seller includes the costs related to the shipment of products to customers as part of selling, general and administrative expenses. The BPC Therapy Business Unit utilizes a third party logistics company (“3PL”) to distribute its two marketed products. The shipping and handling expenses are included with the other services provided by the 3PL related to storage, inventory management as well as customer service support. In total, these expenses were $0.2 million and $0.3 million for the years ended December 31, 2016 and 2015, respectively.

Selling, marketing and distribution expenses

Included in selling, general and administrative expenses in the carve-out statements of operations are selling, marketing and distribution expenses of $22.8 million and $21.6 million for the years ended December 31, 2016 and 2015, respectively. Included in selling, marketing and distribution expenses for the year ended December 31, 2016 is the $17.5 million fee associated with the termination of the Bivigam® distribution agreement. There was also a considerable amount of expense in 2015, as in that year a revised commercialization strategy for Bivigam® was implemented. The initial launch of Bivigam® was more focused on selling directly to infusion centers; however Seller was not able to achieve the expected volumes with this approach. At the end of 2014 and into 2015 the strategy shifted towards utilizing more specialty distributors. This shift caused a significant increase in fees paid to the specialty distributors for distribution, customer service, sales data reporting, advertising, telemarketing and other services; with fees paid to specialty distributors totaling $12.2 million in 2015.

Research and development costs

Seller expenses all research and development costs as incurred. Costs of clinical trial material are expensed to research and development once production of the material commences. Costs incurred over the past several years are largely related to the clinical trial of Civacir. Civacir® is an investigational human polyclonal antibody product that contains antibodies against Hepatitis C Virus (“HCV”). Civacir was being developed to prevent reinfection with Hepatitis C disease in HCV-positive liver transplant patients. Please also see Note 7 related to an impairment charge in 2015 associated with this product. The clinical trial continued into 2016, as all patients had been enrolled when the decision was made to not invest further into the product.

Use of estimates

The preparation of financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The carve-out financials include significant estimates related to the allocation of corporate expenses. Seller is also required to make significant estimates regarding the valuation of inventory and the allowance for the valuation of future tax benefits.

Income taxes

The BPC Therapy Business Unit does not file separate tax returns but rather is included in the income tax returns filed by Seller in various domestic jurisdictions. For purposes of these historical carve-out financial statements, the tax position of the BPC Therapy Business Unit was determined from the financial information carved out of the financial statements of Seller, including allocations deemed necessary by Seller’s management as though the BPC Therapy Business Unit was filing its own tax return.

The annual tax rate is based on income, statutory tax rates and tax planning opportunities available to the BPC Therapy Business Unit in the various jurisdictions in which it operates. Seller’s income tax rate is significantly affected by a full valuation allowance on all its deferred tax assets.

Deferred tax assets represent amounts available to reduce income taxes payable on taxable income in future years. Such assets arise because of temporary differences between the financial reporting and tax bases of assets and liabilities, as well as from net operating loss and tax credit carryforwards. The recoverability of these future tax deductions and credits is evaluated by assessing the adequacy of future expected taxable income from all sources, including reversal of taxable temporary differences, forecasted operating earnings and available tax planning strategies. These sources of income rely heavily on estimates that are based on a number of factors, including historical experience and short-range and long-range business forecasts. To the extent deferred tax assets are not expected to be realized, a valuation allowance is recorded.

Uncertain tax positions are recognized and measured in accordance with GAAP, pursuant to which the tax benefit from an uncertain tax position is only recognized if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such positions are then measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. Seller does not have any uncertain tax positions. However, if one were to arise, a liability for unrecognized tax benefits resulting from uncertain tax positions taken or expected to be taken in a tax return would be reported. GAAP further requires that a change in judgment related to the expected ultimate resolution of uncertain tax positions be recognized in earnings in the period in which such change occurs. Interest and penalties, if any, related to unrecognized tax benefits would be recognized in income tax expense.

Segment Reporting

The BPC Therapy Business Unit consists of a single operating segment and has no operations outside the U.S.

New Accounting Pronouncements

In January 2017, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2017-01, Business Combinations (Topic 805), Clarifying the Definition of a Business, which provides additional guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses.  The guidance is effective for public entities for annual periods beginning after December 15, 2017, including interim periods within that period.  The adoption of this guidance is not expected to have a material impact on the BPC Therapy Business Unit’s Carve-Out Financial Statements.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), which requires lessees to recognize assets and liabilities for the rights and obligations created by most leases on their balance sheet. The guidance is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. Early application is permitted. ASU 2016-02 requires modified retrospective adoption for all leases existing at, or entered into after, the date of initial application, with an option to use certain transition relief. The BPC Therapy Business Unit is currently evaluating the impact the standard may have on its carve-out financial statements and related disclosures.

In November 2015, the FASB issued ASU No. 2015-17, Income Taxes (Topic 740), Balance Sheet Classification of Deferred Taxes, which includes amendments that require deferred tax liabilities and assets be classified as non-current in a classified statement of financial position. The amendments in this ASU are effective for financial statements issued for annual periods beginning after December 15, 2017, and interim periods within annual periods beginning after December 15, 2018. Earlier application is permitted as of the beginning of an interim or annual reporting period. The standard was elected to be early-adopted for both periods presented in the BPC Therapy Business Unit’s carve-out financial statements. The adoption of this ASU did not have a material impact on the BPC Therapy Business Unit’s Carve-Out Financial Statements or related disclosures.

These financial statements consider the application of Accounting Standards Update or ASU No. 2015-11, Inventory (Topic 330): Simplifying the Measurement of Inventory, issued by the FASB in July 2015.  The standard requires entities to measure most inventory “at the lower of cost and net realizable value,” thereby simplifying the current guidance under which an entity must measure inventory at the lower of cost or market (market in this context is defined as one of three different measures, one of which is net realizable value). The standard was elected to be early-adopted since it aligns with the guidance under International Financial Reporting Standards (“IFRS”).  Seller’s historical financial statements are prepared in accordance with IFRS.

In August 2014, the FASB issued ASU No. 2014-15, Presentation of Financial Statements-Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern, which defines management’s responsibility to assess an entity’s ability to continue as a going concern, and to provide related footnote disclosures if there is substantial doubt about its ability to continue as a going concern. The pronouncement is effective for annual reporting periods ending after December 15, 2016 with early adoption permitted. The adoption of this guidance did not have a material impact on the BPC Therapy Business Unit’s carve-out financial statements.

In May 2014, FASB issued ASU No. 2014-09, Revenue from Contracts with Customers, which requires that an entity recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to its customers. In order to achieve this core principle, an entity should apply the following steps: (1) identify the contract(s) with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations in the contract; and (5) recognize revenue when (or as) the entity satisfies a performance obligation. This update will replace existing revenue recognition guidance under U.S. GAAP when it becomes effective for the BPC Therapy Business Unit beginning January 1, 2018, with early adoption permitted in the first quarter of 2017. The updated standard will permit the use of either the retrospective or cumulative effect transition method. The BPC Therapy Business Unit is currently evaluating the impact of this update on our carve-out financial statements.

4.           INVENTORIES

The components of net inventories are as follows:

	December 31, 2016	December 31, 2015
Finished goods	$2,412,456	$27,244,130
Work in process	8,565,840	22,553,760
Raw materials	10,696,029	8,802,449
Total inventories, net	$21,674,325	$58,600,339

The expense related to inventory provisions included in cost of products sold on the carve-out statements of operations consists of the following:

	For the Years Ended December 31,
	2016	2015
LCM provisions	$9,770,573	$4,110,883
Optimization batches	9,905,831	—
Short-dated provisions	—	7,922,595
Other specific loss events	7,950,176	9,164,350
Inventory provisions	$27,626,580	$21,197,828

Seller must write down the value of Bivigam® inventories to reflect them at lower of cost or market value, resulting in the LCM provisions detailed above. The write-offs associated with the optimization batches are related to the process optimization efforts which are discussed in further detail in Note 2. The short-dated provisions in 2015 arose from a build up of Bivigam® inventory; where the BPC Therapy Business Unit reserved the portion that it would not be able to sell prior to its expiration in the first quarter of 2016. Other specific loss events relate to issues in manufacturing or at Seller’s contract filler, which caused certain batches not to meet specifications. Specific loss events in 2016 include certain batches not approved for sale due to process changes that were not approved by the FDA as a result of the outstanding inspectional issues at the Boca Facility. Specific loss events in 2015 include $3.8 million in losses related to one event associated with contamination of a raw material purchased from a supplier.

In addition to the inventory provisions above, there is a $2.7 million charge reflected in the impairment charges in 2015 related to the write-down of all HCV plasma. See Note 7 for further details.

5.           PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment and related accumulated depreciation are summarized as follows:

	December 31, 2016	December 31, 2015
Land, buildings and related assets:
Land	$11,731,738	$11,731,738
Buildings, building improvements and building systems	10,658,641	10,218,806
Accumulated depreciation	(2,707,266)	(1,877,737)
Land, buildings and related assets, net	19,683,113	20,072,807
Machinery and equipment	2,750,553	2,073,325
IT equipment	1,965,879	1,927,543
Furniture, fixtures and other	837,330	823,063
Accumulated depreciation	(4,674,178)	(3,758,585)
All other assets, net	879,584	1,065,346
Construction in process	348,637	21,602
Property, plant and equipment, net	$20,911,334	$21,159,755

Depreciation expense was $2.0 million and $3.1 million for the years ended December 31, 2016 and 2015, respectively.

The asset impairment charge recorded in 2015 related to construction in process during 2015. Refer to Note 7 for further details. Property and equipment associated with the monoclonal antibody contract manufacturing facility are not included above as these balances are included in assets of discontinued operations.  Refer to Note 14 for further details. The balances above reflect an impairment of the BPC Therapy Business Unit recognized in 2014. This impairment included a write-down of the Boca Raton land and buildings to its recently appraised value of approximately $20 million. The appraisal was performed with assistance from an independent appraisal firm and utilized an analysis of market conditions, including an analysis of similar properties, price levels, market rents and associated metrics as well as an analysis of the highest and best use of the properties. As the available information included similar properties within an active real estate market, the primary inputs would be considered Level 2 within the fair value hierarchy as defined in ASC 820, Fair Value Measurements.  Also included in the impairment was a write-down of the equipment in the IgG facility to no value, due to the very specialized nature of that equipment. There were no Level 1 or Level 2 inputs available, and since the equipment is so specialized, any arm’s length transaction involving the equipment was deemed to be a remote possibility.

Construction in process is mainly equipment that has been purchased which still needs to undergo all the qualification and validation procedures to be able to be placed in service.

6.           INTANGIBLE ASSETS

Intangible assets are as follows:

	December 31, 2016	December 31, 2015
Software intangibles	$3,892,133	$3,859,531
Amortization of software intangibles	(3,764,257)	(3,604,993)
Intangible assets, net	$127,876	$254,538

Amortization expense was $0.2 million and $0.3 million for the years ended December 31, 2016 and 2015, respectively. Amortization expense will be $0.1 million in 2017.

7.           IMPAIRMENT CHARGES

The impairment charges on the carve-out statements of operations for the year ended December 31, 2015 are further detailed below:

Property, plant and equipment	$576,521
Intangibles	11,090,000
Inventories	2,741,996
Total Impairment Charges	$14,408,517

These impairment charges relate to the write-off of capitalized costs associated with Civacir. Civacir is an investigational human polyclonal antibody product that contains antibodies against Hepatitis C virus (HCV). Civacir was developed with the intent to prevent reinfection with Hepatitis C disease in HCV-positive liver transplant patients. Positive interim results from the phase III study were presented at the International Liver Congress in Vienna in April 2015. However the expected market potential of Civacir has been reduced considerably due to highly effective oral therapies introduced in the market over the past few years. These antiviral therapies have reduced the post-liver transplant reinfection rate significantly. Furthermore, there is still a considerable capital investment required to produce Civacir commercially, related to the development of a viral inactivation facility. Due to the recent market developments and required further investment, the decision was made not to move forward with the technical requirements associated with the viral inactivation facility. The intangible asset related to Civacir of $11.1 million was written-off in 2015, as well as all HCV plasma raw material of $2.7 million and all capitalized engineering work surrounding the technical expansion of $0.6 million.

8.           ACCRUED EXPENSES

Accrued expenses consist of the following:

	December 31, 2016	December 31, 2015
Sales deductions	$2,029,845	$2,232,931
Employee compensation and benefits	1,855,255	1,503,341
Distributor fee for service	—	5,294,373
All other	336,894	378,502
Accrued expenses	$4,221,994	$9,409,147

9.           CONTRACT TERMINATION LIABILITY

On January 19, 2016, Seller entered into an agreement with Kedrion providing Kedrion with exclusive distribution rights to Bivigam® in the United States. The initial five years of the agreement, through December 2020, had minimum purchase commitments of 1 million grams of Bivigam® for 2017, 1.2 million grams for 2018 and 1.4 million grams per year for 2019 and 2020. As discussed in Note 2, the BPC Therapy Business Unit has had manufacturing issues while manufacturing validation batches of Bivigam® as part of the remediation to the FDA Warning Letter received by the FDA. In December 2016, the BPC Therapy Business Unit temporarily suspended the commercial production of Bivigam® in order to focus on the completion of planned improvements to the process and it is uncertain when or if production of Bivigam® will resume. As a result on December 30, 2016, Seller notified Kedrion of their intent to terminate the Bivigam® distribution contract due to its manufacturing issues. A termination agreement was agreed to on January 17, 2017, and the provision recorded as of December 31, 2016 reflects the agreed upon termination fee of $17.5 million. This termination fee is included in selling, general and administrative expenses for the year ended December 31, 2016. As of December 31, 2016, the BPC Therapy Business Unit had $21.0 million and $12.2 million in accounts receivable and accounts payable, respectively, related to the Kedrion distribution agreement. As a result of the termination agreement, all outstanding receivables and payables were offset and a net termination payment of $7.9 million was made to Kedrion in January 2017.

10.           RELATED PARTY TRANSACTIONS

Corporate expense allocations

The BPC Therapy Business Unit is one segment of Seller; therefore shared corporate services such as information technology, legal services, accounting and finance, human resources and supply chain were allocated to the BPC Therapy Business Unit as discussed in Note 3 under corporate expense allocations.

Purchase of plasma

The BPC Therapy Business Unit obtains a portion of is plasma requirements for the manufacturing of Bivigam® and all the plasma requirements for the manufacturing of Nabi-HB® from the plasma segment of Seller. Such purchases totaled $3.5 million and $8.9 million for the years ended December 31, 2016 and 2015, respectively. The decline in the purchases from the plasma segment of Seller largely represents a shift to utilizing more plasma supplied by third parties for the requirements of the Boca Facility. For the years ended December 31, 2016 and 2015, third-party plasma provided 83% and 56% of the requirements of the Boca Facility, respectively. The plasma inventory from Seller’s plasma segment is not transferred to the BPC Therapy Business Unit until production commences, likewise there is no outstanding liability associated with the purchases, as it is settled immediately.

Sale of intermediates

The manufacture of immunoglobulins produces certain by-products, of which several are sold to Biotest as intermediates. These intermediates are further manufactured at Biotest’s facility in Germany. Revenues and accounts receivable balances associated with these intermediates sales are shown in the carve-out financial statements as if they were made to a third-party. The sales to Biotest included in the carve-out statements of operations as revenue are as follows:

	For the Years Ended December 31,
	2015	2014
Biotest revenues	$13,055,017	$9,275,432

The portion of accounts receivables included in the carve-out balance sheets due from Biotest are shown below. Terms on the trade receivables are net 30 days.

	December 31, 2016	December 31, 2015
Biotest accounts receivable	$1,345,641	$4,242,407

Parent guarantee

Included in financing costs for the year ended December 31, 2016 is $150,000 related to Biotest’s guarantee of the BPC Therapy Business Unit’s obligations under the Kedrion agreement, which has now been terminated as previously described.

Discontinued operations

All activities associated with the production of monoclonal antibodies in 2015 were also related party transactions as the materials were produced for and sold to Biotest. For additional detail on the monoclonal antibody transactions, please refer to Note 14.

Subsequent events

Seller has entered into a purchase agreement with ADMA to sell certain of the assets comprising the BPC Therapy Business Unit. Please refer to Note 15 for more details on this pending transaction. ADMA will be a related party if the transaction discussed in Note 15 is consummated. The BPC Therapy Business Unit performs contract manufacturing services for ADMA, and also purchases plasma from ADMA for use in the manufacturing of Bivigam®. Please see Note 11, ADMA Biologics agreements, for further information regarding the financial impact of these agreements on the carve-out financial statements.

11.           COMMITMENTS AND CONTINGENCIES

Operating leases

The BPC Therapy Business Unit has two warehouse leases in Boca Raton for additional storage space of raw materials, spare parts and other supplies. These leases expire on December 31, 2017 and July 31, 2018, respectively. Additionally in September 2016, Seller entered into a lease for 36 months for certain specialized equipment related to process development. This lease expires in August 2019. Lease expense for both 2016 and 2015 was approximately $0.1 million per year. The minimum lease payments per year are as follows:

2017	$136,681
2018	81,140
2019	28,239
$246,060

ADMA Biologics agreements

Seller has several agreements with ADMA which would be amended or terminated upon consummation of the sale of the BPC Therapy Business Unit (please see Note 15), including an agreement whereby Seller manufactures an immunoglobulin product for ADMA, using plasma that ADMA supplies. Revenues associated with this product included in the BPC Therapy Business Unit’s carve-out statements of operations are $0.5 million and $0.2 million for the years ended December 31, 2016 and December 31, 2015, respectively. Furthermore, Seller purchases normal source plasma from ADMA which it utilizes in the production of Bivigam®. Purchases under this agreement totaled $8.7 million and $7.0 million for the years ended December 31, 2016 and December 31, 2015, respectively.

Sanofi manufacturing agreement

Seller has an agreement with Sanofi Pasteur S.A. (“Sanofi”) related to the fractionation of plasma provided by Sanofi. The agreement terminates on December 31, 2020, with 2020 being a wind-down year. All other years have minimum production requirements as well as a payment due to Sanofi of $1.5 million per year if a minimum of 11 batches are not manufactured in that year.

Contract filler agreement

Seller has an agreement with a third party to fill and package its commercial products, Nabi-HB® and Bivigam®.  On December 20, 2016, notice was received from the contract filler that the agreement had expired and will need to be renegotiated prior to April 1, 2017 to avoid any interruption in the services provided.  The contract filler is the only provider approved by the FDA to fill and package these products.  Seller disagrees with the contract filler’s interpretation of the expiration of the contract and believes that the agreement remains in effect.  However, in the event that Seller had to renegotiate a new agreement, the terms under a new agreement may not be as favorable as the current agreement and there can be no assurances that a new agreement will be reached.  At this time, the BPC Therapy Business Unit is not able to determine the materiality of such change in terms.

Post-marketing Commitments

In connection with the approval of the Biologics License Application (“BLA”) for Bivigam®, on December 19, 2012, Seller committed to perform two additional post-marketing studies. The first is a pediatric study to evaluate the efficacy and safety of Bivigam® in children and adolescents, and the second is a post-authorization safety study to further assess the potential risk of hypotension and hepatic and renal impairment in Bivigam®-treated patients with Primary Humoral Immunodeficiency. These studies are currently still pending completion, and the costs of the studies will be expensed as they are incurred. Seller currently expects both studies to be completed by the end of 2021. However, the timing of the completion of these studies is dependent upon the availability of Bivigam® and the completion of the planned manufacturing process improvements.

12.           EMPLOYEE BENEFIT PLANS

Seller sponsors a 401(k) savings plan covering all eligible employees. All full-time employees are eligible to participate in the plan after 90 days of service. Part-time employees are eligible to participate after 1,000 hours of service. The plan is a safe-harbor 401(k) plan. Seller makes a safe harbor matching contribution equal to 100% of the participant’s salary deferrals that do not exceed 4% of the participant’s eligible compensation. The safe harbor matching contributions are 100% vested. The carve-out financials of the BPC Therapy Business Unit include $0.7 million of 401(k) match expenses for each of the years ended December 31, 2016 and 2015.

13.           INCOME TAXES

The BPC Therapy Business Unit is a business unit of the Biotest U.S. Corporation and Subsidiaries consolidated group and its U.S. taxable income is included in the consolidated U.S. federal income tax return of Biotest U.S. Corporation and Subsidiaries as well as in returns filed by Biotest U.S. Corporation and Subsidiaries with certain state and local taxing jurisdictions. The income tax liability has been computed and presented herein under the “separate return method,” as if the BPC Therapy Business Unit were a separate tax paying entity, as modified by the benefits-for-loss approach. As such, the operating losses and other tax attributes are characterized as utilized when those attributes have been utilized by other members of the Biotest U.S. Corporation and Subsidiaries consolidated group. The benefits-for-loss approach does not have an impact on income tax expense. Additionally, a calculation has not been performed with respect to the benefit received for the use of tax attributes by the remainder of the members within the Biotest U.S. Corporation and Subsidiaries consolidated group since the above mentioned method is used herein. The provision for income taxes is comprised of the following:

	For the Years Ended December 31,
	2016	2015
Current:
State income taxes	$20,575	$23,227
Deferred tax expense	—	—
Provision for income taxes	$20,575	$23,227

The difference between the actual provision for income taxes and the provision computed by applying the federal statutory rate of 34% to income before taxes is primarily the result of a full valuation allowance on all of the BPC Therapy Business Unit’s deferred tax assets. The following is a reconciliation of the difference between the actual provision for income taxes and the provision computed by applying the federal statutory rate:

	For the Years Ended December 31,
	2016	2015
Provision computed at federal statutory rate	34.00%	34.00%
State taxes, net of federal benefit	4.46%	4.47%
Change in valuation allowance	-38.49%	-38.51%
Total	-0.03%	-0.04%

Deferred tax assets and liabilities are recognized for the future tax consequences of differences between the carrying amounts of assets and liabilities and their respective tax bases using enacted tax rates in effect for the year in which the differences are expected to reverse. Significant deferred tax assets and liabilities consist of the following:

	As of December 31,
	2016	2015
Deferred tax assets:
Net operating losses and credit carryforwards	$21,737,271	$14,192,440
Accruals and allowances	7,726,461	1,838,305
Inventory	9,857,111	7,629,915
Fixed and intangible assets	26,383,194	27,862,523
Other	42,468	60,580
Total deferred tax assets	65,746,505	51,583,763
Valuation allowance	(65,746,505)	(51,583,763)
Net deferred tax assets	$—	$—

As of December 31, 2016, Biotest U.S. Corporation and Subsidiaries Consolidated Group’s federal and state net operating loss carryforwards for income tax purposes were approximately $44.0 million and $1.6 million, respectively as calculated under the “benefits-for-loss” approach noted above. If not utilized, the federal net operating loss carryforwards begin to expire in 2032, and the state net operating loss carryforwards begin to expire in 2026. As of December 31, 2016, Biotest U.S. Corporation and Subsidiaries Consolidated Group’s federal tax credit carryforwards for income tax purposes were approximately $5.7 million. If not utilized, the federal tax credit carryforwards will begin to expire in 2028.

If the proposed Transaction discussed in Note 15 is consummated, it is expected that all of the federal and state net operating loss carryforwards and all the federal tax credit carryforwards discussed in the preceding paragraph would remain for the benefit of the Biotest U.S. Corporation and Subsidiaries.

As of December 31, 2016 and December 31, 2015, the BPC Therapy Business Unit maintained a valuation allowance with respect to all of the deferred tax assets as it did not believe they would be realized. The BPC Therapy Business Unit does not have any unrecognized tax benefits as of December 31, 2016 and December 31, 2015, respectively.

Biotest U.S. Corporation and Subsidiaries files income tax returns in the United States of America federal jurisdiction and in various state jurisdictions. Generally, federal and state income tax returns are subject to examination by the Internal Revenue Service for three years from the filing date.

14.           DISCONTINUED OPERATIONS

When Biotest acquired the assets referred to as the Nabi Biologics SBU in December 2007 from Nabi Biopharmaceuticals, a portion of the Boca Facility was not being utilized. Over the next several years, Seller prepared the facility to manufacture monoclonal antibodies, specifically tregalizumab (BT-061), a development product of Biotest for treatment of rheumatoid arthritis. In June 2011, Biotest entered into an agreement with AbbVie for collaboration of the development and commercialization of BT-061. However in April 2015, Biotest announced that the Phase IIb trial did not meet its primary endpoint. Shortly thereafter, in June 2015, AbbVie exercised their rights to opt-out of the collaboration agreement. Biotest subsequently notified Seller that the contract manufacturing services related to BT-061 were no longer required. Biotest provided Seller a termination fee of $13.2 million, and Seller consequently wrote down all assets dedicated to the BT-061 production to no value.

Net income from discontinued operations for the year ended December 31, 2015 consisted of the following:

Revenues	$4,005,399
Termination fee	13,247,063
Income from discontinued operations	17,252,462
Cost of products sold	3,662,987
Impairment of property and equipment	3,134,417
Impairment of intangibles	2,335
Unabsorbed manufacturing expenses	7,458,338
Operating expenses	14,258,077
Income from discontinued operations	$2,994,385

15.           SALE OF BPC THERAPY BUSINESS UNIT

On January 21, 2017, Seller announced that it entered into a definitive agreement (“Purchase Agreement”) with ADMA to sell certain assets of the BPC Therapy Business Unit to ADMA in exchange for an equity interest in ADMA equal to 50% less one share of the issued and outstanding ADMA capital stock immediately following the closing of the transaction. Seller will provide funding to ADMA at closing in the form of $12.5 million in cash and a $15.0 million unsecured loan. The term of the loan will be five years with 6% interest. The $15.0 million principal will be due at the end of the five year term. Furthermore Biotest will provide a firm equity commitment to invest an additional $12.5 million in future equity financings of ADMA.

Included in the assets to be sold at closing are Nabi-HB®, Bivigam®, Seller’s contract manufacturing agreements, the Boca Facility, as well as its investigational product Civacir. The acquisition also will include most of Seller’s corporate shared services group assets (other than accounts receivable) and Seller’s Boca Raton, Florida headquarters and real properties (other than a parcel of undeveloped land). Seller will retain all accounts receivable, all raw material plasma or intermediate inventories, its plasma centers and all related plasma center assets, and both center and corporate employees that directly support the plasma centers. If inventories the BPC Therapy Business Unit sold at closing are less than $5.0 million, a cash payment will be made to ADMA for the difference.

The Purchase Agreement also provides that, at the closing of the transaction, Seller and ADMA will enter into the following agreements: (i) a Transition Services Agreement pursuant to which each of Seller and ADMA agree to provide transition services to the other party, including services related to finance, human resources, information technologies, and clinical and regulatory for a period of up to 24 months after closing; as well as agreements to lease certain laboratory space within the Boca Facility to Seller for a period of up to 24 months after closing, and (ii) a Plasma Supply Agreement pursuant to which, Seller will supply hyperimmune plasma to ADMA for the manufacture of Nabi-HB®.

On January 1, 2019, as consideration for all of the above, ADMA will deliver to Seller two of ADMA’s plasma centers in Georgia for no additional consideration.

The Purchase Agreement may be terminated by either ADMA or Seller if the closing has not occurred by September 30, 2017, or upon the occurrence of certain specified events. In addition, if the Purchase Agreement is terminated because of a determination by the Board to accept an acquisition proposal that is a “Superior Transaction” as defined in the Purchase Agreement, then ADMA has agreed to pay BPC a termination fee of $2.5 million. If the Purchase Agreement is terminated because ADMA’s stockholders do not approve the transaction, (a) ADMA must pay Seller its reasonable expenses incurred in connection with the Purchase Agreement (up to a maximum amount of $2.5 million). The closing is subject to certain closing conditions, including, but not limited to, ADMA stockholder approval of the transaction, consents, if required, to the assignment of specified material contracts and certain other specified conditions.

16.           OTHER SUBSEQUENT EVENTS

On February 6, 2017, Seller implemented a number of changes to restructure its workforce and streamline its operations to better focus its resources on a path towards a stronger future. These restructuring activities resulted in a workforce reduction of 60 employees and a severance charge of $1.1 million, which will be paid in the first quarter of 2017. The reductions were needed as a result of the manufacturing issues encountered in 2016 and relate entirely to the BPC Therapy Business Unit. As a result, the BPC Therapy Business Unit will be able to focus on remediating the issues still unaddressed with the FDA Warning Letter received in 2014. Also in the first quarter of 2017, certain key employees of Seller were offered retention incentives to remain with Seller through the end of 2017. As a result $0.4 million will be recognized as additional incentive expenses in 2017, over the course of the retention period.

ANNEXES

Annex A:	Purchase Agreement

Annex B:	Form of Amended and Restated Charter

Annex C:	Form of Stockholders Agreement

Annex D:	Form of Registration Rights Agreement

Annex E:	Form of Voting Agreement

Annex F:	Opinion and Consent of Raymond James & Associates, Inc., Financial Advisor to ADMA

Annex G:	Form of Amended and Restated ADMA Biologics, Inc. 2014 Omnibus Incentive Compensation Plan

Annex H:	Consent of CohnReznick LLP

Annex I:	Consent of Rödl Langford de Kock LLP

Annex J:	Consent of CohnReznick LLP

FOLD AND READ THE REVERSE SIDE

ADMA BIOLOGICS, INC.
465 State Route 17 South
Ramsey, New Jersey 07446

For The Annual Meeting To Be Held May 25, 2017

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF THE COMPANY

The undersigned hereby constitutes and appoints Adam S. Grossman and Brian Lenz, and each of them, attorneys and agents, with full power of substitution, to vote as proxy all the shares of common stock, par value $0.0001 per share, of ADMA Biologics, Inc. (the “Company”) of which the undersigned is the record holder, standing in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held at 9:00 a.m. Eastern Time on May 25, 2017 at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP at 1285 Avenue of the Americas, New York, NY 10019, and at any adjournment or postponement thereof, in accordance with the instructions noted below, and with discretionary authority with respect to such other matters as may properly come before such meeting or any adjournment or postponement thereof. Receipt of notice of such meeting and the proxy statement dated April 26, 2017 are hereby acknowledged.

This Proxy will be voted in accordance with the stockholder’s specifications hereon. In the absence of any such specification, this Proxy will be voted “For” each of the proposals.

If any other business is presented at the Annual Meeting, this proxy will be voted by the above-named proxies at the direction of a majority of the Board. At the present time, the Board knows of no other business to be presented at the Annual Meeting. In addition, if the Annual Meeting is required to be adjourned for any reason, this proxy will be voted by the above-named proxies at the direction of a majority of the Board.

(Continued, and to be marked, dated and signed, on the other side)

FOLD AND READ THE REVERSE SIDE

PROXY

Please mark your votes like this ☒

The undersigned hereby revokes any proxies heretofore given and directs said attorneys to act or vote as follows:

1. To approve the Transaction Proposal (including the Transaction, the Stock Issuance and the sale of the Transferred ADMA Biocenters);	☐ For	☐ Against	☐ Abstain
2. To approve the Charter Proposal;	☐ For	☐ Against	☐ Abstain
3. To approve the 2014 Plan Proposal;	☐ For	☐ Against	☐ Abstain
4. To elect two Class I directors to serve on the Company’s Board of Directors for a term of three years, until their successors are duly elected and qualified;	☐ Vote FOR all two nominees listed (except as marked)		☐ Vote WITHHOLD AUTHORITY to vote for all two nominees listed

Class I Directors
01 Dov A. Goldstein, M.D
02 Bryant E. Fong

FOR all nominees listed, except that authority to vote withheld for the following nominee(s): Write the number(s) of the nominee(s) in the box provided to the right.

5. To ratify the appointment of CohnReznick LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017; and	☐ For	☐ Against	☐ Abstain
6. To approve the Adjournment Proposal.	☐ For	☐ Against	☐ Abstain

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Date

Signature

Signature

NOTE:  When shares are held by joint tenants, both should sign. When signing as attorney, trustee, administrator, executor, guardian, etc., please indicate your full title as such. If a corporation, please sign in full corporate name by President or other authorized officer, giving full title as such. If a partnership, please sign in full partnership name by authorized person.

Please complete and date this proxy and return it promptly

in the enclosed postage-prepaid envelope.

ANNEX A
EXECUTION VERSION

MASTER PURCHASE AND SALE AGREEMENT

by and among

BIOTEST PHARMACEUTICALS CORPORATION,

ADMA BIOMANUFACTURING, LLC,

ADMA BIOLOGICS, INC., and

solely for the purposes of Sections 6.7, 8.13, 8.14 and ARTICLE XII,

BIOTEST AG

and

BIOTEST US CORPORATION

Dated as of January 21, 2017

TABLE OF CONTENTS

Page

ARTICLE I
DEFINITIONS

1.1	Definitions	1
1.2	Other Definitional Provisions	1

ARTICLE II
PURCHASE AND SALE

2.1	Purchase and Sale of Purchased Assets	3
2.2	Excluded Assets	3
2.3	Assumed Liabilities	5
2.4	Excluded Liabilities	6
2.5	Consent of Third Parties	8
2.6	Purchase Price; Additional Consideration	8
2.7	Included Inventory	10
2.8	Tax Matters.	10
2.9	No Set-Off	12
2.10	Risk of Loss	12

ARTICLE III
CLOSING

3.1	Closing	12
3.2	Transactions at Closing	13

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF SELLER

4.1	Organization	17
4.2	Due Authorization	17
4.3	Organizational Documents	17
4.4	No Conflicts; Enforceability	17
4.5	Title; Sufficiency	18
4.6	Included Inventory	18
4.7	Intellectual Property	18
4.8	Litigation	20
4.9	Government Consents	20
4.10	Third Party Consents	20
4.11	Taxes	20
4.12	Real Property	22
4.13	[Intentionally Omitted]	24
4.14	Environmental, Safety and Health	24
4.15	Employee Benefit Plans	25

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4.16	Compliance with Laws	25
4.17	Regulatory Matters	25
4.18	Contracts	28
4.19	Financial Statements; Indebtedness; No Undisclosed Liabilities	30
4.20	Absence of Certain Changes	31
4.21	Brokers, Etc.	32
4.22	Employees	32
4.23	Customers and Suppliers	34
4.24	Insurance	34
4.25	Affiliate Transactions	35
4.26	Ownership of ADMA Securities	35
4.27	Information Supplied	35
4.28	Investment Purpose	35
4.29	Independent Investigation	36
4.30	Disclaimer	36

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF ADMA AND BUYER

5.1	Organization	38
5.2	Due Authorization	38
5.3	No Conflicts; Enforceability	39
5.4	Consents	39
5.5	Government Authorizations	40
5.6	Litigation	40
5.7	Compliance with Laws	40
5.8	ADMA SEC Documents	41
5.9	Capitalization	42
5.10	Intellectual Property	42
5.11	Taxes	43
5.12	Real Property	44
5.13	Personal Property and Equipment	45
5.14	Environmental, Safety and Health	45
5.15	Employee Benefit Plans	46
5.16	Regulatory Matters	47
5.17	Contracts	50
5.18	Financial Statements; No Undisclosed Liabilities	52
5.19	Absence of Certain Changes	52
5.20	Employees	53
5.21	Customers and Suppliers	54
5.22	Brokers, Etc.	55
5.23	ADMA Disclosure Documents	55
5.24	Insurance	55
5.25	Affiliate Transactions	55
5.26	Independent Investigation	56
5.27	Disclaimer	57

ARTICLE VI
COVENANTS PRIOR TO CLOSING

6.1	Access to Information	57
6.2	Conduct of the Biotest Therapy BU	58
6.3	Conduct of the ADMA Business	61
6.4	Required Notices, Approvals and Consents	64
6.5	HSR Act; Other Antitrust Laws	65
6.6	Proxy Statement; ADMA Stockholders’ Meeting	67
6.7	Exclusivity	68
6.8	No Solicitation; Buyer Acquisition Proposals	68
6.9	Shared Use Assets; Transition Activities	69
6.10	Notifications	70
6.11	Further Assurances; Further Documents	70
6.12	Termination of Affiliate Transactions	71
6.13	Issuance of Warrants	71
6.14	Conditional Release	71

ARTICLE VII
CONDITIONS TO CLOSING

7.1	Conditions Precedent to Obligations of ADMA, Buyer and Seller	72
7.2	Conditions Precedent to ADMA’s and Buyer’s Obligations	72
7.3	Conditions Precedent to Seller’s Obligations	73
7.4	Frustration of Closing Conditions	74

ARTICLE VIII
ADDITIONAL COVENANTS

8.1	Confidentiality; Publicity	74
8.2	Availability of Records	75
8.3	Use of Trade or Service Marks	75
8.4	Notification of Customers	75
8.5	NDC Numbers; Rebate Charges and Wholesaler Charges	76
8.6	Post-Closing Actions	76
8.7	Accounts Receivable	77
8.8	Regulatory Matters	77
8.9	Website Information	78
8.10	Tax Matters	79
8.11	Undeveloped Real Property	80
8.12	New Plasma Based Products	81
8.13	Non-Competition; Non-Solicitation	82
8.14	Biotest Firm Commitment for Additional Equity Financings	83

ARTICLE IX
EMPLOYEE MATTERS

9.1	Employee Covenants	83
9.2	Employee Information	85
9.3	Hired Employee Restrictive Covenants	85

ARTICLE X
TERMINATION AND SURVIVAL

10.1	Termination	85
10.2	Procedure and Effect of Termination; Termination Fee	87

ARTICLE XI
INDEMNIFICATION

11.1	Survival of Representations, Warranties and Covenants	88
11.2	Indemnification by Seller	89
11.3	Indemnification by ADMA and Buyer	90
11.4	Calculation of Losses; Treatment of Indemnification Payments	91
11.5	Termination of Indemnification	92
11.6	Indemnification Procedures	92
11.7	Sole Remedy; No Additional Representations	94
11.8	Limitations on Liability	94

ARTICLE XII
MISCELLANEOUS

12.1	Assignment; Binding Effect	95
12.2	Expenses	96
12.3	Notices	96
12.4	Severability	97
12.5	Amendment; Entire Agreement	98
12.6	No Third-Party Beneficiaries	98
12.7	Waiver	98
12.8	Governing Law; Consent to Jurisdiction	98
12.9	Waiver of Jury Trial	99
12.10	Injunctive Relief	100
12.11	Headings	100
12.12	Counterparts	100
12.13	Construction	100
12.14	Schedules	100
12.15	Guarantee	101
12.16	Non-Recourse	103

ANNEX AND EXHIBITS

Annex A	Definitions

EXHIBIT 1.1(A)	ADMA’s Amended COI

EXHIBIT 1.1(B)	Biocenters Purchase Agreement

EXHIBIT 1.1(C)	Hepatitis B Plasma Supply Agreement

EXHIBIT 1.1(D)	First Amendment to License Agreement (RSV immunoglobulin)

EXHIBIT 1.1(E)	Fourth Amendment to Plasma Purchase Agreement

EXHIBIT 1.1(F)	Termination of the Manufacturing and Supply Agreement and Master Services Agreement

EXHIBIT 1.1(G)	Stockholders Agreement

EXHIBIT 1.1(H)	Subordination Agreement

v

MASTER PURCHASE AND SALE AGREEMENT

THIS MASTER PURCHASE AND SALE AGREEMENT (this “Agreement”), dated as of January 21, 2017 (the “Execution Date”), is entered into by and among BIOTEST PHARMACEUTICALS CORPORATION, a Delaware corporation (“Seller”), ADMA BIOMANUFACTURING, LLC, a Delaware limited liability company (“Buyer”), ADMA BIOLOGICS, INC., a Delaware corporation (“ADMA”) and, solely for the purposes of Sections, 6.7, 8.13, 8.14, and ARTICLE XII, BIOTEST AG, a company organized under the laws of Germany (“Biotest”), and BIOTEST US CORPORATION, a Delaware corporation (together with Biotest, the “Biotest Guarantors”).  Each of Seller, Buyer, ADMA and the Biotest Guarantors are sometimes referred to herein, individually, as a “Party” and, collectively, as the “Parties.”

RECITALS

WHEREAS, Seller owns or has the right to use certain assets used in the development, testing, manufacture, contract services manufacturing, distribution, marketing and sale of Products that comprise the therapy business unit of Seller (the “Biotest Therapy BU”);

WHEREAS, (i) subject to the terms and conditions of this Agreement, Seller wishes to sell the Purchased Assets and assign the Assumed Liabilities to Buyer, and Buyer wishes to purchase the Purchased Assets and assume the Assumed Liabilities from Seller and (ii) the Parties desire to engage in the other transactions as set forth herein and in the Commercial Agreements, the Other Agreements and the Equity Documents, in each case, subject to the terms and conditions set forth herein and therein; and

WHEREAS, in connection with the execution and delivery of this Agreement by the Parties, certain ADMA stockholders have entered into voting and support agreements, dated as of the date hereof, with Seller and ADMA.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants, agreements and provisions set forth herein and in the Commercial Agreements, the Other Agreements and the Equity Documents, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I
DEFINITIONS

1.1           Definitions.  Except as otherwise expressly provided, capitalized terms used in this Agreement shall have the meanings set forth in Annex A.

1.2           Other Definitional Provisions.

(a)           When a reference is made in this Agreement to an Article, Section, Exhibit, Schedule, Recital or Preamble, such reference is to an Article, Section, Exhibit, Schedule, Recital or Preamble of or to this Agreement unless otherwise indicated.

(b)           The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(c)           A term defined in the singular has a comparable meaning when used in the plural, and vice versa.

(d)           Words of one gender include each other gender.

(e)           References to a Person are also to such Person’s heirs, executors, personal representatives, administrators, successors and permitted assigns; provided, however, that nothing contained in this clause (e) is intended to authorize any assignment or transfer not otherwise permitted by this Agreement.

(f)           The term “dollars” and “$” mean United States dollars.

(g)           The word “including” means “including without limitation” and the words “include” and “includes” have corresponding meanings.

(h)           Any information or materials shall be deemed provided, supplied, made available or delivered to ADMA, Buyer or Seller, as applicable, if such information or materials have been delivered to ADMA, Buyer or Seller, as applicable, or any of such Party’s Affiliates or respective Representatives in paper or electronic form or by posting of the applicable material in the respective Data Room, in each case at least one (1) Business Day prior to the date of this Agreement.

(i)           References herein to a Person in a particular capacity or capacities shall exclude such Person in any other capacity.

(j)           With respect to the determination of any period of time, the word “from” means “from and including” and each of the words “to” and “until” means “to but excluding”.

(k)           The word “or” shall be disjunctive but not exclusive.

(l)           References herein to any Law shall be deemed to refer to such Law as amended, reenacted, supplemented or superseded in whole or in part and in effect from time to time and also to all rules and regulations promulgated thereunder.

(m)           References herein to any Contract mean such Contract as amended, supplemented or modified (including any waiver thereto) in accordance with the terms thereof.

(n)           “Extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if”.

(o)           If the last day for the giving of any notice or the performance of any action required or permitted under this Agreement is a day that is not a Business Day, then the time for the giving of such notice or the performance of such action shall be extended to the next succeeding Business Day.

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ARTICLE II
PURCHASE AND SALE

2.1           Purchase and Sale of Purchased Assets.  At the Effective Time, on the terms and subject to the conditions hereof and in consideration of the Purchase Price to be paid to Seller by Buyer and ADMA (on behalf of Buyer), as applicable, Seller will irrevocably and forever sell, convey, transfer, assign and deliver (A) to ADMA, an amount in cash to satisfy the payment for the par value of the Biotest Equity Interest, and (B) to Buyer, free and clear of all Encumbrances other than the Permitted Encumbrances, and Buyer will purchase, take delivery of and acquire from Seller, all of Seller’s right, title and interest in and to the following Assets, in each case, wherever located or by whomever possessed:

(a)           all Assets of Seller used exclusively in the operation of the Biotest Therapy BU, including the (i) Assigned Contracts, (ii) Included Inventory, (iii) BTBU Prepaid Expenses, (iv) BTBU Goodwill, (v) BTBU Licenses to the extent legally transferable, (vi) Registrations, subject to Section 8.8, (vii) Promotional Materials, (viii) Applicable Permits to the extent legally transferrable, (ix) BTBU Equipment, (x) the BTBU Personal Property Leases, (xi) BTBU Records, (xii) all rights of Seller in the BTBU Intellectual Property, (xiii) BTBU Owned Real Property, (xiv) the BTBU Real Property Leases and (xv) the R&D Assets;

(b)           the exclusive right, title and interest in and to the Products, including the right to manufacture, develop, market, distribute, commercialize and control all regulatory affairs with respect to the Products;

(c)           the CIVACIR Development Project;

(d)           any refund or credit of Taxes attributable to any Assumed Tax Liability; provided, that the Parties acknowledge and agree that this Agreement is not intended to, and shall not be construed to, result in the transfer of Seller’s net operating losses or similar loss items that may be used or carried forward to offset gains or income in future Tax years (“NOLs”));

(e)           subject to the terms and conditions of the Transition Services Agreement, the Buyer Shared Use Assets; and

(f)           all other Assets of Seller that are used in or held exclusively for the operation of the Biotest Therapy BU (foregoing clauses (a) through (f), collectively, the “Purchased Assets”), including (x) all goodwill relating thereto, and (y) all rights, claims and credits in and to all warranties, guarantees, indemnities, causes of action and similar rights with respect to Actions (A) related to Assumed Liabilities or (B) except as provided in Section 2.2(h), related to Purchased Assets, whether known or unknown, contingent or absolute, wherever located or by whomever possessed, other than to the extent relating to the Excluded Assets or Excluded Liabilities.

2.2           Excluded Assets.  Notwithstanding Section 2.1, the Parties acknowledge and agree that Seller is not selling, conveying, transferring, delivering or assigning to Buyer any rights whatsoever to those Assets described below or those assets specifically listed on Schedule 2.2 (collectively, the “Excluded Assets”), in each case, wherever located or by whomever possessed, and Buyer is not purchasing, taking delivery of or acquiring from or through Seller any rights whatsoever in or to the Excluded Assets from Seller:

3

(a)           all Assets of Seller not used exclusively in the operation of the Biotest Therapy BU other than the Purchased Assets and the Buyer Shared Use Assets;

(b)           the Undeveloped Real Property;

(c)           the Excluded Intellectual Property, subject only to the rights granted to Buyer under the Commercial Agreements and the Other Agreements (including rights to use certain Seller Marks for the transition period pursuant to the terms of the Transition Services Agreement);

(d)           all cash, cash equivalents, checking and savings accounts and marketable securities and similar items of Seller;

(e)           all Accounts Receivable;

(f)           any refund or credit of Taxes attributable to (i) any Excluded Asset or (ii) any Liability for Taxes allocated to Seller pursuant to the provisions of Section 8.10; provided, that the Parties acknowledge and agree that this Agreement is not intended to, and shall not be construed to, result in the transfer of Seller’s NOLs;

(g)           all Seller Insurance Policies;

(h)           subject to Section 8.6 and as otherwise set forth in the Transition Services Agreement, all rights, claims and credits of Seller to the extent relating to any Excluded Asset or any Excluded Liability, including any such items arising under the Seller Insurance Policies, and all guarantees, warranties, indemnities and similar rights with respect to Actions  or otherwise in favor of Seller to the extent relating to any Excluded Asset or any Excluded Liability;

(i)           all rights of Seller or any of its Affiliates under this Agreement, the Commercial Agreements, the Other Agreements and the Equity Documents;

(j)           copies of Retained Information;

(k)           all Inventory that is not Included Inventory, including the Nonconforming Inventory;

(l)           subject to the terms and conditions of the Transition Services Agreement, the Seller Shared Use Assets;

(m)           all employment-related documentation relating to employees of Seller or any of its Affiliates, except such documentation relating to Hired Employees and as provided in Section 9.2;

(n)           all Seller Plans and assets related thereto;

4

(o)           all right, title and interest to, under and in respect of the Kedrion Contract, the Kedrion Termination Agreement and each of the Contracts identified on Schedule 1.1(b) as not to be assigned to Buyer or otherwise not constituting Assigned Contracts; and

(p)           Seller’s minute books, stock records, seals, and other corporate governance documentation.

Seller shall have the right to remove Excluded Assets from the BTBU Owned Real Property prior to the Effective Time.  Schedule 2.2(A) sets forth those Excluded Assets that will remain on the BTBU Owned Real Property and which will be removed by Seller after the Effective Time in accordance with the Lease.  Each of Buyer and Seller shall, at the request of another Party and at the sole cost and expense of Seller, take all actions such other Party may reasonably request to help facilitate the physical transfer of any Excluded Assets set forth on Schedule 2.2(A) from any BTBU Real Property; provided, that such actions do not unreasonably interfere with the business operations of Buyer.

2.3           Assumed Liabilities.  As of the Effective Time, on the terms and subject to the conditions hereof, and as additional consideration for the Purchased Assets, Buyer shall assume, subject to the respective conditions thereof, the following Liabilities of Seller set forth in this Section 2.3, in each case, as such Liabilities exclusively relate to the Biotest Therapy BU and the Purchased Assets (collectively, the “Assumed Liabilities”):

(a)           all Liabilities, to the extent arising prior to or after the Effective Time, under any Assigned Contract, but excluding any Liability arising out of any breach, default or intentional misconduct by Seller under any Assigned Contract prior to the Effective Time;

(b)           all Liabilities in respect of Hired Employees and beneficiaries of Hired Employees but only to the extent related to the period after the Effective Time, except as otherwise provided in Article IX;

(c)           all Liabilities arising out of or relating to any product liability, breach of warranty or similar claim for injury to person or property with respect to the Biotest Therapy BU or any Product to the extent such Liabilities relate to Products manufactured and sold by Buyer after the Effective Time; provided, however, that any such Liabilities that relate to Included Inventory (including all Actions relating to any such Liabilities) shall be allocated fifty percent (50%) to Buyer and fifty percent (50%) to Seller; provided, further, that notwithstanding the foregoing, (A) to the extent such Liabilities are traceable to acts or omissions of Seller prior to the Effective Time, such Liabilities shall be Excluded Liabilities and (B) to the extent such Liabilities are traceable to acts or omissions of Buyer or any of its Affiliates after the Effective Time, such Liabilities shall be Assumed Liabilities;

(d)           all Liabilities arising out of or relating to the ownership of the Registrations with respect to the Biotest Therapy BU or any Product, including the responsibility for all product complaints, post-market commitments, recalls, adverse event reporting, product deviation reporting, lookbacks, market withdrawals and field corrections, to the extent such Liabilities relate to Products manufactured and sold by Buyer after the Effective Time; provided, however, that any such Liabilities that relate to Included Inventory (including all Actions relating to any such Liabilities) shall be allocated fifty percent (50%) to Buyer and fifty percent (50%) to Seller; provided, further, that notwithstanding the foregoing, (A) to the extent such Liabilities that relate to Included Inventory are traceable to acts or omissions of Seller prior to the Effective Time, such Liabilities shall be Excluded Liabilities and (B) to the extent such Liabilities that relate to Included Inventory are traceable to acts or omissions of Buyer or any of its Affiliates after the Effective Time, such Liabilities shall be Assumed Liabilities;

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(e)           except with respect to allocation of product Liabilities as set forth in Sections 2.3(c), (d) and (f), all other Liabilities arising prior to and after the Effective Time that relate to or arise from the enforcement of applicable Laws by the FDA and all other regulatory matters, in each case with respect to the Purchased Assets, the Biotest Therapy BU and  the Products, including the FDA Warning Letter, noncompliance with applicable Laws and/or Actions related to the foregoing, but excluding any Liability arising out of any fraud, willful misconduct or intentional misrepresentation by Seller in connection with such matters prior to the Effective Time;

(f)           all Liabilities arising out of or relating to the return of any Products manufactured and sold by Buyer after the Effective Time; provided, however, that any such Liabilities that relate to Included Inventory (including all Actions relating to any such Liabilities) shall be allocated fifty percent (50%) to Buyer and fifty percent (50%) to Seller; provided, further, that notwithstanding the foregoing, (A) to the extent such Liabilities are traceable to acts or omissions of Seller prior to the Effective Time, such Liabilities shall be Excluded Liabilities and (B) to the extent such Liabilities are traceable to acts or omissions of Buyer or any of its Affiliates after the Effective Time, such Liabilities shall be Assumed Liabilities;

(g)           except for Medicaid Rebate Charges, all Liabilities for Rebate Charges and Wholesaler Charges requested on or after the date 120 days following the Closing Date;

(h)           all Liabilities for Medicaid Rebate Charges requested on or after the date 270 days following the Closing Date;

(i)           all Liabilities for Taxes allocated to Buyer pursuant to the provisions of Section 8.10 (“Assumed Tax Liabilities”);

(j)           except for the Liabilities that are the responsibility of Seller under the Lease, all Liabilities relating to or arising from the ownership, use, occupancy and operation of the Real Property after the Effective Time to the extent related to the period after the Effective Time; and

(k)           all other Liabilities arising from the operation and ownership of the Purchased Assets and the Biotest Therapy BU after the Effective Time to the extent related to the period after the Effective Time, other than the Excluded Liabilities.

2.4           Excluded Liabilities.  Notwithstanding anything to the contrary in this Agreement, other than the Assumed Liabilities, (x) none of ADMA, Buyer or any of their respective Affiliates shall assume or have any responsibility or Liability for any of Seller’s Liabilities, and (y) Seller shall retain and shall be responsible for paying, performing and discharging when due, all of Seller’s Liabilities, whether or not related to the Biotest Therapy BU or the Purchased Assets, of whatever kind and nature, primary or secondary, direct or indirect, absolute or contingent, known or unknown, and whether or not accrued, including the following Liabilities set forth below (collectively, the “Excluded Liabilities”):

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(a)           any Liabilities arising out of or related to the Excluded Assets;

(b)           any Liability of Seller for the Accounts Payable;

(c)           any Liabilities arising out of or related to all Seller Plans;

(d)           all Liabilities under any Assigned Contract arising out of any breach, default or intentional misconduct by Seller thereunder prior to the Effective Time;

(e)           all Liabilities (except for the Assumed Liabilities set forth in Section 2.3(b)) in respect of any current or former employee, director, officer, consultant, or independent contractor of Seller relating to employment or termination of employment, including, but not limited to, any claim for severance or termination pay or Liability under WARN, any collective bargaining agreement, workers’ compensation claims and occupational health claims, breach of contract, unlawful termination, overtime pay, unpaid wages or salary, vacation or time off (or pay in lieu thereof), or any violation of any Law relating to minimum wages or maximum hours of work;

(f)           all Liabilities arising out of or relating to any product liability, breach of warranty or similar claim for injury to person or property with respect to the Biotest Therapy BU or any Product, to the extent such Liabilities relate to Products manufactured or sold by Seller prior to the Effective Time; provided, however, that any such Liabilities that relate to Included Inventory (including all Actions relating to any such Liabilities) shall be allocated fifty percent (50%) to Buyer and fifty percent (50%) to Seller; provided, further, that  notwithstanding the foregoing, (A) to the extent such Liabilities are traceable to acts or omissions of Seller or any of its Affiliates prior to the Effective Time, such Liabilities shall be Excluded Liabilities and (B) to the extent such Liabilities are traceable to acts or omissions of Buyer or any of its Affiliates after the Effective Time, such Liabilities shall be Assumed Liabilities;

(g)           except for Medicaid Rebate Charges, all Liabilities for Rebate Charges and Wholesaler Charges requested prior to the date 120 days following the Closing Date;

(h)           all Liabilities for Medicaid Rebate Charges requested prior to the date 270 days following the Closing Date;

(i)           all Liabilities for Taxes allocated to Seller pursuant to the provisions of Section 8.10;

(j)           all Liabilities of Seller or any predecessor arising under Environmental, Safety and Health Laws, to the extent arising out of or related to the ownership or operations of the Biotest Therapy BU at any time prior to the Effective Time; and

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(k)           all Liabilities related to the CIVACIR Development Project to the extent such Liabilities relate to actions taken or products manufactured, evaluated and administered in clinical trials prior to the Effective Time.

2.5           Consent of Third Parties.  As of the Effective Time, Seller shall assign (or cause to be assigned) to Buyer, and Buyer will assume, each Assigned Contract and BTBU Real Property Lease, in each case to the extent permitted by, and in accordance with, applicable Law and the terms of such Assigned Contract or BTBU Real Property Lease.  Notwithstanding anything herein to the contrary, if the assignment or assumption of all or any portion of any rights or obligations under any Assigned Contract or BTBU Real Property Lease shall require the consent of any other party thereto or any other third party that has not been obtained prior to the Effective Time or if an attempted assignment thereof would be ineffective (such Assigned Contracts and BTBU Real Property Leases, the “Delayed Contracts”), this Agreement shall not constitute an agreement to assign, license, sublicense, lease, sublease, convey or otherwise transfer any rights or obligations under any such Delayed Contract to the extent an attempted assignment without any such consent would constitute a breach or violation thereof or an attempted assignment thereof would be ineffective.  In order, however, to seek to provide Buyer the full realization and value of each Delayed Contract, (a) Seller and Buyer shall reasonably cooperate to obtain any consents necessary for the assignment of any Delayed Contracts as soon as practicable after the Closing, provided that neither Party shall be required to make any material payments in connection therewith and (b) with respect to each Delayed Contract, from and after the Effective Time until the earlier of: (i) the date on which the necessary consent(s) have been obtained, or (ii) the date on which such Delayed Contract has expired or been terminated, Seller shall (x) hold such Delayed Contract for the use and benefit of Buyer, (y) treat such Delayed Contract in the Ordinary Course of Business, and (z) take such other actions as are reasonably necessary to provide to Buyer the benefits under such Delayed Contract (with Buyer being entitled to all the gains thereunder and subject to, and responsible for, all Assumed Liabilities thereunder (as if such Delayed Contract were an Assigned Contract or BTBU Real Property Lease under Section 2.3(a)), including paying over to Buyer the amount of any and all payments and reimbursements received by Seller relating to or arising out of the Delayed Contract, other than such payments and reimbursements as constitute Accounts Receivable.

2.6           Purchase Price; Additional Consideration.

(a)           In addition to any other amounts due hereunder, in consideration of the sale, assignment, conveyance, license, transfer and delivery of the Purchased Assets under this Article II, upon the Closing, (i) Buyer shall assume the Assumed Liabilities, (ii) ADMA shall deliver, or cause to be delivered, to Seller an aggregate equity interest in ADMA equal to fifty percent (50%), less one (1) share, of the issued and outstanding ADMA Capital Stock (calculated as of immediately following the Closing and on a post-Closing issuance basis) (the “Biotest Equity Interest”), comprised of (x) such number of validly issued, fully paid and non-assessable shares of ADMA Common Stock representing twenty-five percent (25%) of the issued and outstanding ADMA Common Stock (calculated as of immediately following the Closing and on a post-Closing issuance basis) and (y) such number of validly issued, fully paid and non-assessable shares of ADMA NV Capital Stock representing the balance of such Biotest Equity Interest and (iii) ADMA shall agree to sell, transfer and convey to Seller for no additional consideration, all of its right, title and interest in and to that certain biocenter of ADMA located in Norcross, Georgia and that certain biocenter of ADMA located in Marietta, Georgia (collectively, the “ADMA Biocenters”), in each case on January 1, 2019 and otherwise pursuant to the terms and conditions of the Biocenters Purchase Agreement to be entered into by the Parties at Closing (collectively, the “Purchase Price”).

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(b)           As part of the Closing, all Taxes, rents, business, license or other prepaid fees (including PDUFA fees paid to the FDA) and utility and other charges with respect to Purchased Assets shall be prorated as of the Effective Time (provided, that, with respect to any Taxes, such proration shall be determined in accordance with Section 8.10).  Such prorations shall be based on the most recent financial information available to Seller as of the Closing Date (provided, however, that with respect to real property taxes relating to the BTBU Owned Real Property, proration shall be based on the most recent tax information available with the Palm Beach County, Florida tax appraiser taking into account the maximum available discount for early payment and the parties shall make further adjustments at such time as the tax information for the fiscal year period during which Closing occurs is available).  Seller shall be responsible for all such expenses and charges allocable to all times up to the Effective Time and Buyer shall be responsible for all such expenses and charges allocable to all times after the Effective Time (provided, that, with respect to any Taxes, such allocation shall be determined in accordance with Section 8.10). Seller shall provide to Buyer at least five (5) Business Days prior to the Closing Date a schedule describing in reasonable detail all such prorated amounts and the Parties shall settle such amounts in good faith at Closing.

(c)           In addition, on or prior to the first anniversary of the Closing and based on a payment schedule mutually agreed by Buyer and Seller, Buyer shall pay to Seller the amount of all reasonably documented out-of-pocket BTBU Prepaid Expenses and the amount of any credit memoranda or positive balances with vendors under Assigned Contracts as of immediately prior to the Closing, in each case as set forth on the schedule described in the immediately following sentence.  Seller shall mutually agree with Buyer in writing, at least five (5) days prior to the Closing Date, on a schedule describing in reasonable detail all such BTBU Prepaid Expenses, credit memoranda and balances with vendors, in each case subject to reimbursement in accordance with this Section 2.6(c).

(d)           In addition, at the Closing, Seller will enter into a definitive loan agreement and fund a loan to Buyer in the principal amount of $15,000,000 in immediately available funds (the “Subordinated Loan”), which Subordinated Loan will (i) not be secured by any of the assets of ADMA, Buyer or any of their respective Affiliates, (ii) bear interest at a rate of 6% per annum, payable semiannually in arrears on each of the six month and twelve month anniversary date of the Closing during each year such loan is outstanding, (iii) have a term of 5 years with the full principal amount of such loan being due and payable by Buyer or ADMA in immediately available funds on such fifth anniversary of the Closing Date (or earlier upon a Liquidation Event (as defined in the Stockholders Agreement)), (iv) be subordinated only to (A) all of ADMA’s and Buyer’s Indebtedness for borrowed money existing as of the Execution Date and at the Closing Seller, ADMA and Buyer will enter into the Subordination Agreement with Oxford relating to such Indebtedness, which Subordination Agreement will permit the cash payment of interest in accordance with the terms and conditions of the Subordinated Loan as long as there is no “event of default” outstanding under the Loan Agreement, (B) any additional Indebtedness for borrowed money approved by ADMA’s Board of Directors and incurred by ADMA or Buyer following the Closing which is secured solely by a mortgage on the BTBU Owned Real Property included in the Purchased Assets, and (C) any refinancing of ADMA’s and Buyer’s Indebtedness for borrowed money as expressly provided for under the Subordination Agreement, (v) rank pari passu with all additional Indebtedness for borrowed money approved by ADMA’s Board of Directors and incurred by ADMA or Buyer following the Closing which is otherwise not secured by a mortgage on BTBU Owned Real Property included in the Purchased Assets as described in clause (iv) above, provided that, if such pari passu Indebtedness in this clause (v) is secured, then the Subordinated Loan shall also be secured on a pari passu basis, (vi) not have any prepayment penalty or other breakage or similar cost for the early prepayment of such loan, and (vii) otherwise be on customary terms to be mutually agreed by the Parties.

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(e)           In addition, at the Closing, Seller shall deliver or cause to be delivered to ADMA, as a capital contribution in respect of the Biotest Equity Interest, a wire transfer of immediately available funds in the amount of $12,500,000 to such bank account as designated by ADMA in writing at least two (2) Business Days prior to the Closing (the “Closing Date Capital Contribution”).  Upon receipt, ADMA shall immediately contribute the Closing Date Capital Contribution to Buyer.

2.7           Included Inventory.  At the Effective Time, Seller shall deliver to Buyer the Included Inventory as part of the Purchased Assets, which Included Inventory shall have a value (valued at the lower of cost or fair market value) at the Effective Time of between $5,000,000 and $6,000,000, with such final value being agreed in writing by Seller and Buyer at least five (5) Business Days prior to the Closing. To the extent that the agreed value of the Included Inventory at the Effective Time is less than $5,000,000, then at the Closing, Seller shall make a cash payment to Buyer, by wire transfer of immediately available funds to such bank account as shall be designated in writing by Buyer, or provide a written binding credit memorandum to offset costs of the Buyer and its Affiliates under the Commercial Agreements following the Closing in connection with the Buyer’s or its Affiliate’s purchase of future source or hyperimmune plasma inventory from Seller or its Affiliates, in either case, in an amount equal to such shortfall in the value of the Included Inventory as of the Effective Time.

2.8           Tax Matters.

(a)           For U.S. federal income tax purposes, and any applicable state or local tax purposes, Buyer and Seller agree that the Transactions contemplated herein are a single integrated transaction.  For U.S. federal income tax purposes, Buyer and Seller shall treat (i) the transactions as a taxable contribution by Seller of the Purchased Assets and the Closing Date Capital Contribution to ADMA in exchange for the Biotest Equity Interest and the ADMA Biocenters, and (ii) the ADMA Biocenters as deferred consideration in an “open” transaction.  The parties shall file their U.S. federal, state and local Tax Returns in a manner consistent with the foregoing unless otherwise required by a change in Law after the date hereof or a Final Determination.

(b)           Within forty five (45) days after the Closing Date, Buyer shall prepare and deliver to Seller, a schedule allocating the Purchase Price (other than the value of the ADMA Biocenters) and the amount of Assumed Liabilities, to the extent properly taken into account in determining Seller’s amount realized under the Code, among the Purchased Assets, the Closing Date Capital Contribution and the going concern value of the Biotest Therapy BU in a manner consistent with the Code (the “Allocation Schedule”). Seller shall notify Buyer in writing of any reasonable objections within thirty (30) days after receipt of the proposed Allocation Schedule and shall set forth the basis for such objections in reasonable detail.  To the extent Seller does not object in writing within such thirty (30) day period to the proposed Allocation Schedule as delivered by Buyer, Seller shall be deemed to have accepted such proposed Allocation Schedule, and such proposed Allocation Schedule shall be final.  The Parties shall endeavor in good faith to resolve any dispute regarding the proposed Allocation Schedule within thirty (30) days after Buyer’s receipt of Seller’s notice of objections.  If the Parties are unable to resolve the disputed matters within such thirty (30) day period, the Parties shall jointly select a nationally recognized independent accounting firm (which firm shall not be the then-regular auditors of either Party) (the “Accounting Firm”) to resolve the matters in dispute (in a manner consistent with this Section 2.8 and consistent with any matters not in dispute) and any decision by such Accounting Firm shall be final. The costs of the Accounting Firm shall be allocated between Buyer, on the one hand, and Seller, on the other hand, based upon the percentage by which the portion of the contested amount not awarded to each of Buyer and Seller bears to the amount actually contested by such Party. For example, if Seller claims that the appropriate adjustments are $1,000 greater than the amount determined by Buyer and if the Accounting Firm ultimately resolves the dispute by awarding to Seller $300 of the $1,000 contested, then the fees, costs and expenses of the Accounting Firm will be allocated 30% (i.e., 300 ÷ 1,000) to Buyer and 70% (i.e., 700 ÷ 1,000) to Seller.  After Buyer and Seller are in agreement on the Allocation Schedule or the Allocation Schedule has otherwise been finally determined pursuant to this Section 2.8(b), the Allocation Schedule shall be binding on the Parties (such final Allocation Schedule, the “Final Allocation”), unless otherwise required by a Final Determination. The Final Allocation shall be adjusted to reflect any purchase price adjustment pursuant to this Agreement.  The provisions of this Section 2.8(b) shall apply mutatis mutandis with respect to such adjustments to the Final Allocation.

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(c)           Within fifteen (15) days after the transfer of the ADMA Biocenters pursuant to the Biocenters Purchase Agreement, Buyer shall prepare and deliver to Seller, a schedule setting forth the fair market value of the ADMA Biocenters and any other assets transferred or liabilities assumed pursuant to the Biocenters Purchase Agreement, to the extent properly taken into account in determining Seller’s amount realized under the Code, as of the date of such transfer (such fair market value, the “Biocenters FMV” and such schedule, the “Biocenters FMV Schedule”). Seller shall notify Buyer in writing of any reasonable objections within thirty (30) days after receipt of the proposed Biocenters FMV Schedule and shall set forth the basis for such objections in reasonable detail.  To the extent Seller does not object in writing within such thirty (30) day period to the proposed Biocenters FMV Schedule as delivered by Buyer, Seller shall be deemed to have accepted such proposed Biocenters FMV Schedule, and such proposed Biocenters FMV Schedule shall be final.  The Parties shall endeavor in good faith to resolve any dispute regarding the proposed Biocenters FMV Schedule within thirty (30) days after Buyer’s receipt of Seller’s notice of objections.  If the Parties are unable to resolve the disputed matters within such thirty (30) day period, or such longer period as they may agree, each shall report the value of the ADMA Biocenters as it determines appropriate.

(d)           If the Biocenters FMV Schedule becomes final and binding on the Parties, within thirty (30) days Buyer shall prepare and deliver to Seller a schedule allocating the Biocenters FMV among the Purchased Assets, the Closing Date Capital Contribution and the going concern value of the Biotest Therapy BU in a manner consistent with the Code and giving effect to the Final Allocation (the “Buyer Biocenter Allocation Schedule”) and Seller shall prepare and deliver to Buyer a schedule allocating the Biocenters FMV among the ADMA Biocenters and any other assets transferred or liabilities assumed pursuant to the Biocenters Purchase Agreement, to the extent properly taken into account in determining Seller’s amount realized under the Code, in a manner consistent with the Code (the “Seller Biocenter Allocation Schedule”, and together with the Buyer Biocenter Allocation Schedule, the “Biocenter Allocation Schedules”). The provisions of this Section 2.8(d) shall apply mutatis mutandis with respect to the Biocenter Allocation Schedules (the final and binding Biocenter Allocation Schedules, the “Final Biocenter Allocations”).

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(e)           In accordance with Section 1060 of the Code and the Treasury Regulations promulgated thereunder, Buyer and Seller agree, unless otherwise required by a Final Determination, to file all Tax Returns (including IRS Form 8594 and any supplemental or amended IRS Form 8594) in accordance with the Final Allocation and Final Biocenter Allocations).  Buyer and Seller shall cooperate in the filing of any forms (including IRS Form 8594 under Section 1060 of the Code) with respect to such Final Allocation and Final Biocenter Allocations, including any amendments to such forms required pursuant to this Agreement with respect to any adjustment to the Final Allocation and Final Biocenter Allocations.

2.9           No Set-Off.  Except with respect to the credit memorandum contemplated under Section 2.7, no Party shall have the right to set off any amount to which such Party is entitled hereunder for indemnification or otherwise against any payment such Party is required to make under the Commercial Agreements.

2.10           Risk of Loss.  Until the Effective Time, any loss of or damage to the Purchased Assets from fire, flood, casualty or any other similar occurrence shall be the sole responsibility of Seller and Seller shall be solely responsible for maintaining or procuring adequate insurance to protect the Purchased Assets against any such loss.  As of the Effective Time, title to the Purchased Assets shall be transferred to Buyer.  After the Effective Time, Buyer shall bear all risk of loss associated with the Purchased Assets and shall be solely responsible for procuring adequate insurance to protect the Purchased Assets against any such loss, in each case except as otherwise set forth in the Transition Services Agreement.

ARTICLE III
CLOSING

3.1           Closing.  Upon the terms and subject to the conditions of this Agreement, the Closing shall be held on a date to be specified by the Parties (such date, the “Closing Date”) to be no later than the third (3rd) Business Day after all of the conditions set forth in Article VII have been satisfied (other than those conditions which by their nature are normally satisfied at the Closing, but subject to the satisfaction of such conditions at the Closing) or waived, and shall take place and be deemed to have occurred at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP located at 1285 Avenue of the Americas, New York, New York 10019, unless the Parties otherwise agree.  The Parties will exchange (or cause to be exchanged) at the Closing the funds, agreements, instruments, certificates and other documents, and do, or cause to be done, all of the things respectively required of each Party as specified in Section 3.2.  Except as otherwise requested in writing by a Party hereto, all Closing transactions shall be effectuated by electronic delivery of the closing items specified in Section 3.2, signed by a duly authorized officer on behalf of the applicable Party as provided for in the applicable document(s) being signed by each such Party.  The Closing shall be deemed to have occurred at 12:01 a.m., New York time on the Closing Date (the “Effective Time”).

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3.2           Transactions at Closing.  At the Closing, subject to the terms and conditions hereof:

(a)           Seller’s Actions and Deliveries.  Simultaneous with ADMA’s and Buyer’s actions and deliveries under Section 3.2(b), Seller shall deliver or cause to be delivered to Buyer or ADMA (as the case may be) the following documents, certificates and instruments and payment and all documents, certificates and instruments required to be delivered by Seller at Closing pursuant to the terms of the Commercial Agreements, the Other Agreements and the Equity Documents, all in form and substance reasonably satisfactory to ADMA and Buyer:

(i)           Documents of Title.  Duly executed special warranty deeds, necessary transfer tax returns, bills of sale, assignments of leases (with landlord consent, if required), copyrights, trademarks and patents and all other instruments of sale, assignment and transfer, in the form and substance required by applicable Law (including in recordable form, where appropriate) and as reasonably required by Buyer, as are necessary or appropriate to sell, assign and transfer to Buyer and to vest in Buyer good and marketable title (and insurable, in the case of the BTBU Owned Real Property) to the Purchased Assets and the Assumed Liabilities, and a valid leasehold interest in the BTBU Leased Real Property, free and clear of all Encumbrances other than Permitted Encumbrances including certificates of title or origin (or like documents) with respect to all vehicles and other equipment included in the Purchased Assets for which a certificate of title or origin (or like document) is required in order for title thereto to be transferred to Buyer, in each case, duly executed by Seller.

(ii)           Title Insurance Documents. Affidavits and indemnities in customary form, as reasonably required by Buyer’s title insurer to induce such insurer to issue owner’s policies of title insurance for the BTBU Owned Real Property with customary endorsements and subject only to Permitted Encumbrances.

(iii)           Other Agreements.  Executed counterparts of each of the Other Agreements to which Seller or any Affiliate of Seller is a party.

(iv)           Commercial Agreements.  Executed counterparts of each of the Commercial Agreements to which Seller or any Affiliate of Seller is a party.

(v)           Equity Documents.  Executed counterparts of each of the Equity Documents to which Seller or any Affiliate of Seller is a party.

(vi)           Registration Transfer Documents.  All such filings and submissions of Seller to the FDA or any other Governmental Authority, duly executed by Seller, as are necessary to transfer the rights to the Registrations (to the extent so transferable) to Buyer or for the FDA to reissue the Product BLAs to Buyer, including the Seller Registration Transfer Letter.

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(vii)           Consents.  The consents, waivers, authorizations and approvals from Governmental Authorities or from any other Person that are required in connection with the execution, delivery and performance by Seller and the Biotest Guarantors of this Agreement, the Commercial Agreements, the Other Agreements and the Equity Documents and the consummation by Seller and the Biotest Guarantors of the Transactions, including the assignment to Buyer of the Purchased Assets and Assumed Liabilities, which consents, waivers, authorizations and approvals are set forth on Schedule 3.2(a)(vii) (collectively, the “Required Consents”).

(viii)           FIRPTA Certificate.  A duly executed certificate (in form and substance reasonably acceptable to Buyer) pursuant to Treasury Regulations Section 1.1445-2(b)(2) certifying under penalties of perjury that Seller is not a “foreign person” for U.S. federal income tax purposes.

(ix)           Releases of Encumbrances.  Such documents and instruments (including mortgage releases) as are required to evidence that, effective as of the Closing Date, all Encumbrances on or affecting the Purchased Assets or the Real Property, other than Permitted Encumbrances, have been released.

(x)           Special Permits and Licenses.  All such filings and submissions of Seller, duly executed by Seller, as are necessary to transfer the rights to all special permits or licenses (to the extent transferable under applicable Law) which are required in connection with the operation of the Biotest Therapy BU (including any and all permits required pursuant to Environmental, Safety and Health Laws).

(xi)           Officer’s Certificate.  A certificate of a duly authorized officer of Seller certifying as to the matters set forth in Sections 7.2(a), 7.2(b) and 7.2(c).

(xii)           Good Standings.  A complete and accurate copy of a certificate of good standing of Seller from the Secretary of State of each of the State of Delaware and the State of Florida as of a date reasonably close to (and in no event more than ten (10) days prior to) the Closing Date.

(xiii)           Charter Documents.  Complete and accurate copies of the Certificate of Incorporation and Bylaws of Seller certified by the Secretary of State of the State of Delaware, or Seller’s Secretary.

(xiv)           Consents and Resolutions.

(A)           Complete and accurate copies of resolutions of the board of directors of Seller and the Seller Stockholder Approval, in each case, authorizing the execution, delivery and performance by Seller of this Agreement, the Commercial Agreements, the Other Agreements and the Equity Documents and the consummation by Seller and the Biotest Guarantors of the Transactions, certified by the Secretary of Seller, as of the Closing Date, as having been duly and validly adopted and being in full force and effect on the Closing Date.

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(B)           Complete and accurate copies of resolutions of the board of directors of Biotest and Biotest US, in each case, authorizing the execution, delivery and performance by Biotest or Biotest US, as applicable, of this Agreement.

(xv)           Incumbency Certificate.  A certificate from the Secretary of Seller as to the incumbency and signatures of its officers who will execute documents at the Closing or who have executed this Agreement, the Commercial Agreements, the Other Agreements or the Equity Documents.

(xvi)           Closing Cash Payment.  A wire transfer of immediately available funds of the Closing Date Capital Contribution to such bank account as designated by ADMA in writing at least two (2) Business Days prior to the Closing.

(xvii)           Subordinated Loan.  (A) A definitive loan agreement in form and substance reasonably acceptable to the Parties evidencing the terms of the Subordinated Loan, signed by Seller, and a wire transfer of immediately available funds of the Subordinated Loan to such bank account of Buyer as designated by Buyer in writing at least two (2) Business Days prior to the Closing, and (B) a definitive Subordination Agreement, signed by Seller.

(xviii)           Other Items.  Such other documents, instruments and certificates of Seller and its Affiliates as may be reasonably necessary to effect or evidence the Transactions.

(b)           ADMA’s and Buyer’s Actions and Deliveries.  Simultaneous with Seller’s actions and deliveries under Section 3.2(a), ADMA or Buyer, as applicable, shall deliver or cause to be delivered to Seller the following documents, certificates and instruments and all documents, certificates and instruments required to be delivered by ADMA or Buyer at Closing pursuant to the terms of the Commercial Agreements, the Other Agreements and the Equity Documents, all in form and substance reasonably satisfactory to Seller:

(i)           Share Certificates or Book-Entry Shares.  At the election of ADMA, either share certificates or shares represented by book-entry (solely if ADMA’s Board has provided by resolution that all shares of ADMA Common Stock and/or ADMA NV Capital Stock, as applicable, included in the Biotest Equity Interest shall be uncertificated shares, as provided in §158 of the DGCL), in either case representing the shares of ADMA Common Stock and ADMA NV Capital Stock to be delivered in respect of the Purchase Price in accordance with Section 2.6(a).

(ii)           Other Agreements.  Executed counterparts of each of the Other Agreements to which ADMA, Buyer or any of their respective Affiliates is a party.

(iii)           Commercial Agreements.  Executed counterparts of each of the Commercial Agreements to which ADMA, Buyer or any of their respective Affiliates is a party.

(iv)           Equity Documents.  Executed counterparts of each of the Equity Documents to which ADMA, Buyer or any of their respective Affiliates is a party.

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(v)           Registration Transfer Documents. All such filings and submissions of Buyer to the FDA or any other Governmental Authority, duly executed by Buyer, as are necessary in connection with the transfer of the rights to the Registrations from Seller to Buyer (to the extent so transferable), or reissuance of the Product BLAs to Buyer, including the Buyer Registration Transfer Letter.

(vi)           Officer’s Certificate.  A certificate of a duly authorized officer of ADMA certifying as to the matters set forth in Sections 7.3(a), 7.3(b) and 7.3(c).

(vii)           Good Standing.  A complete and accurate copy of a certificate of good standing of each of ADMA and Buyer from the Secretary of State of the State of Delaware, as of a date reasonably close to (and in no event more than ten (10) days prior to) the Closing Date.

(viii)           Consents and Resolutions.

(A)           Complete and accurate copies of resolutions of the board of directors of ADMA and the ADMA Stockholder Approval, in each case, authorizing the execution, delivery and performance by ADMA of this Agreement, the Commercial Agreements, the Other Agreements and the Equity Documents to which ADMA is party, and providing that all Shares of ADMA Common Stock and/or ADMA NV Capital Stock included in the Biotest Equity Interest shall be uncertificated, and the consummation by ADMA of the Transactions, certified by the Secretary of ADMA.

(B)           Complete and accurate copies of resolutions of ADMA, as the sole member of Buyer, authorizing the execution, delivery and performance by Buyer of this Agreement, the Commercial Agreements, the Other Agreements and the Equity Documents to which Buyer is party and all instruments and documents to be delivered by Buyer in connection herewith and therewith, and the consummation by Buyer of the Transactions, certified by the Secretary of Buyer.

(ix)           Organizational Documents.  Complete and accurate copies of ADMA’s Amended COI and the Bylaws of ADMA certified by the Secretary of State of the State of Delaware, or ADMA’s Secretary, as applicable.  Complete and accurate copies of Buyer’s Certificate of Formation and the operating agreement of Buyer, certified by the Secretary of State of the State of Delaware, or Buyer’s Secretary, as applicable.

(x)           Incumbency Certificate.  A complete and accurate copy of a certificate from the Secretary of each of ADMA and Buyer as to the incumbency and signatures of its officers who will execute documents at the Closing or who have executed this Agreement, the Commercial Agreements, the Other Agreements or the Equity Documents.

(xi)           Subordinated Loan Agreement.  (A) A definitive loan agreement in form and substance in accordance with Section 2.6(d) and otherwise reasonably acceptable to the Parties evidencing the terms of the Subordinated Loan, signed by Buyer and ADMA, and (B) a definitive Subordination Agreement, signed by ADMA and Buyer.

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(xii)           Other Items.  Such other documents, instruments and certificates of ADMA or Buyer as may be reasonably necessary to effect or evidence the Transactions.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF SELLER

Except as set forth in the corresponding sections of the Seller Disclosure Schedules and subject to Section 12.14, Seller hereby represents and warrants to ADMA and Buyer as follows:

4.1           Organization.  Seller is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware.  Seller has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as such business is presently conducted.  Seller is duly qualified to do business as a foreign corporation in each jurisdiction in which such qualification or licensing is necessary under applicable Law, except where the failure to be so qualified or licensed would not be material to Seller.

4.2           Due Authorization.  Seller has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Other Agreements, the Equity Documents and the other instruments, documents and certificates contemplated hereby and thereby, including the sale, transfer and delivery of the Purchased Assets and the assignment of the Assumed Liabilities. The execution and delivery of this Agreement, the Other Agreements and the Equity Documents and the other instruments, documents (other than the Commercial Agreements) and certificates contemplated hereby and thereby, and the performance of all of its obligations hereunder and thereunder have been duly and validly authorized by Seller, and Seller has taken, or will take prior to Closing, all such corporate actions as may be necessary, proper or advisable to authorize the execution and delivery of this Agreement, the Other Agreements, the Equity Documents and the other instruments, documents (other than the Commercial Agreements) and certificates contemplated hereby and thereby and the consummation of the Transactions, so that Seller will have the full right, power and authority to deliver the Purchased Assets to Buyer and to perform all of its obligations under this Agreement, the Other Agreements, the Equity Documents and the other instruments, documents (other than the Commercial Agreements) and certificates contemplated hereby and thereby.

4.3           Organizational Documents.  Seller has made available to Buyer copies of its Certificate of Incorporation and Bylaws, and all such copies are true, complete and correct as of the date hereof.

4.4           No Conflicts; Enforceability.

(a)           The execution, delivery and performance by Seller of this Agreement, the Other Agreements and the other instruments, documents (excluding the Commercial Agreements) and certificates contemplated hereby and thereby, and the consummation of the Transactions, do not and will not (a) violate, conflict with or result in the breach of or a default under any provision of the Certificate of Incorporation or Bylaws of Seller, (b) assuming that all of the consents, approvals, authorizations and permits set forth on Schedule 4.9 have been obtained and the applicable filings under the HSR Act have been made and any waiting periods thereunder have terminated or expired, violate or conflict with any Law applicable to Seller, (c) violate, conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party the right to accelerate, terminate, modify or cancel, or, other than the Required Consents or those consents, approvals, authorizations  or permits set forth on Schedule 4.9 and Schedule 4.18(b)(I), require any notice to or consent or waiver of any Person under, any material indenture, mortgage, lease, loan agreement, Material Contract, Registration, other material agreement or any applicable Order, in each case, to which Seller is a party or by which Seller is bound or to which any of its Assets is subject, or (d) result in the creation or imposition of any Encumbrance (other than a Permitted Encumbrance) on any of the Purchased Assets.

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(b)           This Agreement, the Other Agreements, the Equity Documents and the other instruments, documents (excluding the Commercial Agreements) and certificates contemplated hereby and thereby have been duly authorized, executed and delivered by Seller, and, assuming this Agreement, the Other Agreements, the Equity Documents and the other instruments, documents (excluding the Commercial Agreements) and certificates contemplated hereby and thereby constitute the legal, valid and binding obligations of the other parties hereto and thereto, constitute the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms and conditions, except as enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other Laws of general application relating to or affecting creditors’ rights, generally, and by general equitable principles (the “Equitable Exceptions”).  There are no agreements, options, commitments or rights of any Person (other than Buyer) to purchase or otherwise acquire any of the interests of Seller in or to the Purchased Assets, except those entered into in the Ordinary Course of Business for the sale of Inventory.

4.5           Title; Sufficiency.  Schedules 1.1(a) through 1.1(l) and Schedules 4.12(a) and (b) list substantially all of the Purchased Assets.  Seller owns, leases, licenses or has the right to use the Purchased Assets, and has good and marketable title to, a valid leasehold interest in or a valid license (or other similar right) to use, and has the right to sell, convey, transfer, assign and deliver to Buyer, all of the Purchased Assets, free and clear of all Encumbrances other than the Permitted Encumbrances.  Except for the Seller Shared Use Assets and subject to the Transition Services Agreement, the Purchased Assets constitute (i) all of the property and assets used by Seller exclusively for the conduct of the Biotest Therapy BU and (ii) all assets, rights and properties necessary for the conduct of the Biotest Therapy BU as the same is conducted on the date hereof in all material respects, consistent with the past practice of Seller with respect to the Biotest Therapy BU.

4.6           Included Inventory.  The Included Inventory was produced in the Ordinary Course of Business, is cGMP compliant, is free from defect and is of a quantity and quality usable and salable in the Ordinary Course of Business of Seller for the purposes for which they are intended.  All Included Inventory is held in warehouses owned or leased by Seller.

4.7           Intellectual Property.

(a)           The BTBU Intellectual Property includes all the Intellectual Property owned or used by Seller exclusively for the conduct of the business of the Biotest Therapy BU by Seller in the Ordinary Course of Business other than the Excluded Assets.

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(b)           All BTBU Intellectual Property is either exclusively owned by Seller or its Affiliates or used by Seller and its Affiliates pursuant to a valid Contract, in each case, free and clear of any Encumbrances other than Permitted Encumbrances.  Seller has the right to assign such BTBU Intellectual Property free and clear of any Encumbrances or other restrictions other than Permitted Encumbrances and to Seller’s Knowledge, the BTBU Intellectual Property is valid and enforceable, subject to the Equitable Exceptions.

(c)           Schedule 4.7(c) contains a true, correct and complete list of all registrations, applications and issuances of BTBU Intellectual Property owned by Seller, each of which is subsisting, in full force and effect, has not been cancelled, expired, abandoned or otherwise terminated, and all applicable maintenance and renewal filings and fee payments have been duly made and, except as set forth therein, there are no annuities, payments, fees, responses to office actions or other filings required to be made and having a due date with respect to any BTBU Intellectual Property owned by Seller within ninety (90) days after the date of this Agreement.

(d)           (i) None of the BTBU Intellectual Property has been or is the subject of (A) any pending adverse judgment, injunction, order, decree or agreement restricting (x) Seller’s use of such BTBU Intellectual Property in connection with Products or (y) assignment or license of such BTBU Intellectual Property by Seller, or (B) any threatened litigation or claim of infringement made in writing or any pending litigation to which Seller is a party and (ii) to the Knowledge of Seller, there is no unauthorized use, infringement or misappropriation of any of the BTBU Intellectual Property by any third party and Seller has not sent any Person any claim, demand or notice asserting infringement of any BTBU Intellectual Property.

(e)           Except as provided in the Assigned Contracts or as otherwise contemplated by this Agreement, the Commercial Agreements and the Other Agreements, (i) Seller has not granted any licenses to the BTBU Intellectual Property to third parties; (ii) Seller is not party to any agreements with third parties that materially limit or restrict Seller’s use of the BTBU Intellectual Property and (iii) no royalties are paid or payable by Seller on or with respect to any of the BTBU Intellectual Property.

(f)           To Seller’s Knowledge, Seller has not infringed or otherwise misappropriated any Intellectual Property of any other Person.  There is no Action pending or threatened in writing alleging any such infringement or misappropriation or challenging any rights of Seller in or to any BTBU Intellectual Property.  No Person has in the past three (3) years or currently is infringing or otherwise violating any rights of Seller in any BTBU Intellectual Property.

(g)           Seller has taken all reasonably necessary actions consistent with industry standards to protect the secrecy, confidentiality and value of the trade secrets and confidential information of the Biotest Therapy BU and to Seller’s Knowledge, no unauthorized disclosure or use thereof has been made. All of Seller’s current and former employees, officers, contractors and consultants that have created or developed BTBU Intellectual Property have executed valid and enforceable Intellectual Property assignment and confidentiality agreements for the benefit of Seller, as applicable.

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(h)           Seller has taken all reasonably necessary actions consistent with industry standard to protect the confidentiality, integrity and security of the software, databases, information technology systems and equipment, networks and Internet sites included in the Purchased Assets (the “Seller IT Assets”) and all Personal Data and information stored or contained therein or transmitted thereby from loss, unauthorized access or misuse by any Person.  Except to the extent supported by Seller’s IT systems that are not included in the Purchased Assets or by IT systems which constitute Seller Shared Assets or Buyer Shared Assets, the Seller IT Assets operate and perform in all material respects as necessary for the operation of the businesses of the Biotest Therapy BU as currently conducted and there has been no material outage, breach or failure of any Seller IT Assets during the past three (3) years.

4.8           Litigation.  Except as set forth on Schedule 4.8, there is, and since January 1, 2014 there has been, no Action pending or, to the Knowledge of Seller, threatened by any Governmental Authority or any other Person against or with respect to Seller, the Biotest Therapy BU or any of the Purchased Assets at Law or in equity, in each case which would be material to the Biotest Therapy BU or the Purchased Assets or otherwise relating to this Agreement or the Transactions.  Except as set forth on Schedule 4.8, Seller is not subject to any Order nor is Seller a party to any settlement agreement under which Seller has continuing payment or (with respect to any settlement agreement entered into since January 1, 2014) other obligations, in each case relating to the Biotest Therapy BU or the Purchased Assets or otherwise relating to this Agreement or the Transactions, and a true, correct and complete copy of each such settlement agreement to which Seller is a party or by which it or the Purchased Assets are bound has previously been provided by Seller to ADMA and Buyer.

4.9           Government Consents.  Except for the requisite filings under the HSR Act and the expiration or termination of the waiting period under the HSR Act, and all of the filings and other actions set forth on Schedule 4.9 (including the filings contemplated by Sections 3.2(a)(vi) and 3.2(b)(v)), no notice to, filing with, authorization of, exemption by, or consent of, any Governmental Authority (the “Governmental Consents”) is required to be obtained by Seller for Seller to execute, deliver and perform this Agreement, the Other Agreements, the Equity Documents and the other instruments, documents (excluding the Commercial Agreements) and certificates contemplated hereby and thereby or to consummate the Transactions.

4.10           Third Party Consents.  Except for the Governmental Consents and Required Consents, neither the execution and delivery of this Agreement, the Other Agreements, the Equity Documents or the other instruments, documents (excluding the Commercial Agreements) and certificates contemplated hereby and thereby, nor the performance of Seller hereunder or thereunder will require any notice to, filing with, authorization of, exemption by, or consent of any other Person, the failure of which to obtain would materially adversely affect the ability of Buyer to conduct the operations of the Biotest Therapy BU as conducted by Seller as of the date hereof and as of immediately prior to the Effective Time.

4.11           Taxes.  Except as set forth on Schedule 4.11:

(a)           Seller has duly and timely filed (taking into account any extensions of time for such filings that have been properly requested) all material Tax Returns required to be filed with respect to the Biotest Therapy BU and the Purchased Assets or either of them.  All such Tax Returns are true, correct and complete in all material respects. Seller has timely paid and discharged all material Taxes required to be paid with respect to the Biotest Therapy BU and the Purchased Assets or either of them.

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(b)           There are no Encumbrances for Taxes (other than Encumbrances for current Taxes not yet due and payable) on the Purchased Assets.  Seller has timely withheld all material Taxes with respect to the Biotest Therapy BU and/or the Purchased Assets required to have been withheld under applicable Laws and has timely paid over to the appropriate Governmental Authority all amounts required to be so withheld in connection with any amounts paid or owing to any employee, independent contractor, creditor or other third party with respect to the Biotest Therapy BU and/or the Purchased Assets. All employees and independent contractors of the Biotest Therapy BU have been properly classified for Tax purposes, and all IRS Forms W-2 and 1099 required under applicable Law with respect thereto to be filed have timely and properly been completed and filed.

(c)           No Action by any Governmental Authority for the assessment or collection of Taxes with respect to the Biotest Therapy BU and/or the Purchased Assets is outstanding, pending or, to Seller’s Knowledge, has been threatened in writing, and no written claim or deficiency for the assessment or collection of any Taxes with respect to the Biotest Therapy BU and/or the Purchased Assets has been asserted or proposed which written claim or deficiency has not been settled with all amounts determined to have been due and payable having been timely paid (taking into account any granted extension of the due date for payment of such Taxes).

(d)           Seller is not a party to any Contract with respect to the Biotest Therapy BU and/or the Purchased Assets that has resulted or would result, separately or in the aggregate, in the payment of (i) any “excess parachute payment” within the meaning of Section 280G of the Code (or any corresponding provision of state, local or foreign Tax law) or (ii) any amount that will not be fully deductible as a result of Section 162(m) of the Code (or any corresponding provision of state, local or foreign Tax law).

(e)           Seller has disclosed on its U.S. federal income Tax Returns all positions taken therein with respect to the Biotest Therapy BU and/or the Purchased Assets that could give rise to a substantial understatement of U.S. federal income Tax within the meaning of Section 6662 of the Code.  Seller has not participated in a reportable transaction, with respect to the Biotest Therapy BU and/or the Purchased Assets, subject to Treasury Regulation Section 1.6011-4(a) or any transaction that is the same as or substantially similar to one of the types of transactions that the IRS has determined to be a tax avoidance transaction and identified by notice, regulation or other form of published guidance.

(f)           There is no request for a ruling or determination in respect of any Tax relating to the Biotest Therapy BU and/or the Purchased Assets pending before any Governmental Authority.

(g)           Seller is not party to any Tax sharing, Tax allocation, Tax indemnification or other similar agreement relating to the Biotest Therapy BU and/or the Purchased Assets, other than such agreements entered into in the Ordinary Course of Business and not primarily related to Taxes.

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(h)           There is no outstanding waiver of the statute of limitations with respect to Taxes relating to the Biotest Therapy BU and/or the Purchased Assets.

(i)           To the Knowledge of Seller, no Governmental Authority has asserted that Seller was required to file a Tax Return with respect to the Biotest Therapy BU and/or the Purchased Assets in any jurisdiction where Seller has not filed a Tax Return.

(j)           Notwithstanding any other provision of this Agreement, this Section 4.11 sets forth Seller’s sole and exclusive representations and warranties with respect to Taxes.

4.12           Real Property.

(a)           Schedule 4.12(a) contains a true and complete list of the BTBU Owned Real Property (including the street address and a legal description from Seller’s vesting deed) which is all the real property owned in fee by Seller (or to which Seller holds an easement right as identified on Schedule 4.12(a) and used in the operation of the Biotest Therapy BU.  Seller has good, valid, marketable and insurable fee simple title to (or a valid easement right to) each parcel of BTBU Owned Real Property, including all buildings, structures, fixtures and improvements located thereon, in each case, free and clear of all Encumbrances, except (i) Permitted Encumbrances and (ii) other Encumbrances which, individually or in the aggregate, would not reasonably be expected to materially interfere with Seller’s use and enjoyment of such BTBU Owned Real Property for the Biotest Therapy BU.  There are no outstanding contracts, options, rights of first offer, rights of first refusal or other rights in favor of any Person to purchase the BTBU Owned Real Property.  There are no leases, subleases, licenses, concessions or any other Contracts or agreements granting to any Person other than Seller any right to the possession, use, occupancy or enjoyment of any of the BTBU Owned Real Property or any portion thereof.  No BTBU Owned Real Property is subject to any pending or, to Seller’s Knowledge, threatened condemnation proceeding by any Governmental Authority.

(b)           Schedule 4.12(b) contains a true, correct and complete list (including the street address of the demised premises) of all leases, subleases, sub-subleases, licenses and other agreements (collectively, the “BTBU Real Property Leases”) under which Seller leases, subleases, licenses, uses or occupies (whether as landlord, licensor, tenant, licensee, sublandlord, subtenant or by other occupancy arrangement) or has the right to use, occupy, or purchase, now or in the future, any real property that is used primarily in connection with or necessary for the continued operation of the Biotest Therapy BU (the “BTBU Leased Real Property,” and together with the BTBU Owned Real Property, the “Real Property”).  Seller has performed and complied with all material obligations required to be performed or complied with by it in accordance with each BTBU Real Property Lease.  Each BTBU Real Property Lease is valid and binding on Seller and, to the Knowledge of Seller, each other party thereto and is in full force and effect and there is no default or event or condition which, with notice or lapse of time or both, would constitute a material default on the part of Seller or, to Seller’s Knowledge, any other party thereto, and Seller has not assigned, sublet or transferred its leasehold interest.  Seller has a good and valid leasehold interest in each BTBU Real Property Lease free and clear of all Encumbrances, except (i) Permitted Encumbrances and (ii) other Encumbrances which do not materially interfere with Seller’s use and enjoyment of such BTBU Real Property Lease for the Biotest Therapy BU.  To Seller’s Knowledge, Seller has not received any written notice of any pending or threatened condemnation proceeding by any Governmental Authority with respect to the BTBU Leased Real Property.

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(c)           Seller has made available to Buyer true, correct and complete copies of all deeds, BTBU Real Property Leases (including all guaranties related thereto and all amendments, modifications and extensions thereto), title insurance commitments, title insurance policies, surveys and recorded documents that Seller has in its possession and which relates to the Real Property.

(d)           Seller has not received any written notice from any insurance company or board of fire underwriters of any material defects or material inadequacies in or on any Real Property or any part or component thereof that would materially adversely affect the insurability of the Real Property or cause any material increase in the premiums for insurance for the Real Property, that have not been cured or repaired.  Seller currently maintains insurance for the BTBU Leased Real Property in compliance with all BTBU Real Property Leases.

(e)           All work done for Seller and all materials furnished to Seller with respect to any BTBU Owned Real Property have been paid for in full, as and when due, or will be paid in full and discharged by the Closing Date, to the extent then due.

(f)           With respect to the Real Property, except as set forth on Schedule 4.12(f):

(i)           Seller is in exclusive possession thereof and holds all easements, licenses or rights required by applicable Law for use and occupancy as are necessary and material to the conduct of the business of the Biotest Therapy BU thereon as currently conducted;

(ii)           Seller is not a lessor under, or otherwise a party to, any lease, sublease, license, concession or other occupancy agreement pursuant to which Seller has granted to any Person the right to use or occupy all or any portion of the Real Property;

(iii)           All real estate Taxes due and payable with respect to any BTBU Owned Real Property, or for which Seller is responsible with respect to any BTBU Leased Real Property, have been paid in full as and when due; and

(iv)           As required by Florida Law, Seller hereby is disclosing to Buyer that radon is a naturally occurring radioactive gas that, when it is accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from the Palm Beach County public health unit.

(v)           To Seller’s Knowledge, all buildings, structures, improvements, fixtures and systems located on, under or within the BTBU Owned Real Property, (i) are in good operating condition and repair, reasonable wear and tear excepted, and are structurally sound and free of any material defects and (ii) consist of sufficient land, parking areas, sidewalks, driveways and other improvements to permit the continued use of such facilities in the manner and for the purposes to which they are presently devoted.

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(vi)           All of the land, buildings, structures and other improvements owned, leased, licensed or otherwise used or occupied by Seller in the conduct of the Biotest Therapy BU are included in the Real Property included in the Purchased Assets.

4.13           [Intentionally Omitted].

4.14           Environmental, Safety and Health.

(a)           the Purchased Assets and Seller’s operation of the Biotest Therapy BU comply, and have complied for the past three (3) years, in all material respects with Environmental, Safety and Health Laws;

(b)           (A) Seller has obtained and maintained and is in compliance in all material respects with all material permits, licenses and other authorizations that are required pursuant to Environmental, Safety and Health Laws to own, use and occupy the Purchased Assets, operate the Biotest Therapy BU and manufacture the Products, and (B) a list of all such permits, licenses and other authorizations is set forth on Schedule 4.14.

(c)           neither Seller nor its Affiliates has received any written notice of any Environmental Claims with respect to the Purchased Assets, the Biotest Therapy BU or the Products and there are no such Environmental Claims pending or, to Seller’s Knowledge, threatened;

(d)           Seller has not caused any Releases of Hazardous Substances and, to Seller’s Knowledge, no Releases of Hazardous Substances have occurred at, from, in, to, on, or under any BTBU Owned Real Property or BTBU Leased Real Property except in compliance with Environmental, Safety and Health Laws and as would not reasonably be expected to result in material Environmental Claims;

(e)           neither the execution of this Agreement and the Other Agreements nor the consummation of the Transactions shall result in any material obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any of the so-called “transaction-triggered” or “responsible property transfer” Environmental, Safety and Health Laws;

(f)           with respect to the Purchased Assets, the Biotest Therapy BU and the Products, Seller has made available to Buyer copies of all material reports, audits, studies, analyses, tests, correspondence or other documents that Seller has in its possession concerning Seller’s compliance with and liability under the Environmental, Safety and Health Laws; and

(g)           notwithstanding any other provision of this Agreement, this Section 4.14 sets forth Seller’s sole and exclusive representations and warranties with respect to Environmental, Safety and Health Laws, Environmental Claims, and Hazardous Substances.

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4.15           Employee Benefit Plans.

(a)           All Seller Plans are listed on Schedule 4.15(a).

(b)           Each Seller Plan is in material compliance with its terms and with the Code, ERISA and other applicable Laws.  There are no actions, suits, or claims (other than routine, non-contested claims for benefits) pending or, to Seller’s Knowledge, threatened against the Seller Plans, or any administrator or fiduciary thereof, which could result in any material Liability.

(c)           No Seller Plan is, nor does Seller nor any ERISA Affiliate have nor is reasonably expected to have any liability or obligation under (a) a plan subject to Section 412 of the Code and/or Title IV of ERISA or (b) a multiemployer plan as such term is defined under Section 3(37) of ERISA.  No Seller Plan provides, nor has Seller or any of its ERISA Affiliates promised or committed to provide to any BTBU Employee or Other Seller Employee, any post-employment health, medical, or life insurance benefits for any BTBU Employee or Other Seller Employee, except as may be required under COBRA or similar state Laws.

(d)           The transactions contemplated by this Agreement will not be the direct or indirect cause (whether alone or together with any other event contemplated hereby, including a termination of employment) of any amount paid or payable to any BTBU Employee or Other Seller Employee being classified as an excess parachute payment under Section 280G of the Code.

(e)           Notwithstanding any other provisions of this Agreement, this Section 4.15 together with Section 4.22 sets forth Seller’s sole and exclusive representations and warranties with respect to the Seller Plans.

4.16           Compliance with Laws

(b)           Except as set forth on Schedule 4.16(a), Seller is, and since January 1, 2014 Seller has been, in compliance in all material respects with all Laws and Orders of any Governmental Authority applicable to Seller with respect to the operation of the Biotest Therapy BU prior to the Effective Time (“Applicable Laws”).

(c)           To the Knowledge of Seller, none of Seller or any of its Representatives (in each case, acting in the capacity of a Representative of Seller) has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, or (ii) made any direct or indirect unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of, or regulatory requirement promulgated under, the Foreign Corrupt Practices Act of 1977, the U.K. Bribery Act of 2010, or any other anti-corruption, bribery, money laundering or similar Law of any Governmental Authority, whether foreign or domestic.

4.17           Regulatory Matters.  Schedule 1.1(r)-2 sets forth a true, correct and complete list of all Registrations, including BLAs and INDs.  Except as set forth on Schedule 4.17:

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(a)           Seller is the sole and exclusive owner of the Registrations and is the sole and exclusive holder of the BLAs and INDs. The Registrations, BLAs and INDs are in full force and effect and Seller is in compliance with the Registrations, BLAs and INDs, except where noncompliance would not be material to the continued operation of the Biotest Therapy BU. To Seller’s Knowledge, the Registrations, including BLAs and INDs, are the only Registrations necessary to own, lease and operate the business of the Biotest Therapy BU in the Ordinary Course of Business (the “Required Registrations”).

(b)           To Seller’s Knowledge, Seller is in possession of all Required Registrations.  Seller has not received written notice from any Governmental Authority that there are circumstances currently existing which could reasonably be likely to lead to any loss or revocation of any Required Registration or refusal to renew any Required Registration on terms no less advantageous to Seller than the terms of those Required Registrations currently in force.  Seller is in material compliance with all material agreements with a Governmental Authority with respect to the Purchased Assets, which agreements are set forth on Schedule 4.17(b), and Seller has made available to Buyer true, correct and complete copies of all such agreements.

(c)           All equipment that is used in manufacturing of the Products that is required by Applicable Laws to be compliant is, in all material respects, cGMP compliant, the processes that are used in the manufacturing of the Products are, in all material respects, validated, and the establishment at which the Products are manufactured is operated, in all material respects, in compliance with cGMP.

(d)           Seller has, since the date that is five (5) years prior to the Effective Time, conducted the Biotest Therapy BU in compliance, in all material respects, with all Applicable Laws enforced or administered by the FDA, including, without limitation, the Federal Food, Drug, and Cosmetic Act and the Public Health Service Act and their implementing regulations, or any other Governmental Authority prior to the Effective Time with respect to the collection, manufacture, processing, holding, storing, testing, labeling, distribution, marketing, and advertising of the Products, including, without limitation, (i) cGMP, (ii) payment of all application, product, and establishment fees relating to the Products or the establishment at which the Products are manufactured, (iii) recordkeeping and reporting requirements, and (iv) label, labeling, promotional, and advertising requirements.  To Seller’s Knowledge, Seller has filed with the FDA all required notices, supplemental applications and annual or other reports, including adverse experience reports, as applicable, with respect to the Products which are material to the business of the Biotest Therapy BU or the further clinical development of the Products.

(e)           Seller has not, since the date that is five (5) years prior to the Effective Time, received any FDA Form 483, notice of inspectional observations, notice of adverse findings, warning letters, untitled letters or other notices alleging a lack of safety or compliance or violation of any Law from the FDA or any other Governmental Authority.  Seller has not received any notice, since the date that is five (5) years prior to the Effective Time, that the FDA or any similar Governmental Authority has commenced, or to Seller’s Knowledge, threatened to initiate, any Action to enjoin manufacture or distribution of any Product.

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(f)           Seller has not, since the date that is five (5) years prior to the Effective Time, voluntarily or involuntarily initiated, conducted or issued, or caused to be initiated, conducted or issued, any recalls, field notifications, field corrections, market withdrawals or replacements, warnings, “dear doctor” letters, investigator notices, safety alerts or other notice of action relating to an alleged lack of safety, efficacy, or regulatory compliance of any Product manufactured, distributed or marketed by or on behalf of the Biotest Therapy BU.  Seller has made available to Buyer copies of all (i) reports of inspection observations, (ii) establishment inspection reports, (iii) warning letters, as well as any other documents received by Seller from the FDA or any other Governmental Authority relating to the Products that assert ongoing lack of compliance with any Laws (including regulations promulgated by the FDA and any other Governmental Authority) by Seller.

(g)           Neither the Seller nor any of its officers, directors, employees or agents has made an untrue statement of a material fact to the FDA or any other Governmental Authority, with respect to the Products or activities of the Biotest Therapy BU (whether in any submission to such Governmental Authority or otherwise), or failed to disclose a material fact required to be disclosed to the FDA or any other Governmental Authority, with respect to the Products or activities of the Biotest Therapy BU.

(h)           Seller has not been and is not currently the subject of any Action whereby the activities of the Biotest Therapy BU could lead to a debarment, under 21 U.S.C. § 335a or any similar state Law or regulation; exclusion under 42 U.S.C. § 1320a-7 or any similar state Law or regulation; imposition of the Application Integrity Policy by the FDA; or any Action for violation of Laws related to any Federal Health Care Program.

(i)           All studies, tests and non-clinical and clinical trials conducted by, or on behalf of, Seller with respect to the Products are being and have been conducted in material compliance with the protocols and controls pursuant to accepted professional scientific standards and all applicable Laws, including the FDC Act, all regulations promulgated by the FDA relating thereto, including 21 C.F.R. Parts 50, 54, 56, 58 and 312, as amended, and all applicable guidance, including the ICH E6 Guidance, Good Clinical Practice: Consolidated Guidance.  Since the date that is five (5) years prior to the Effective Time, Seller has not received any written notices, correspondence or other communication from any institutional review board, the FDA or any other Governmental Authority, recommending or requiring the termination, suspension or material modification of any ongoing or planned clinical trials related to any Product conducted by, or on behalf of, Seller or the Biotest Therapy BU.

(j)           Seller has a privacy policy (a “Seller Privacy Policy”) regarding the collection, use and protection of Personal Data that is in material compliance with Applicable Laws, and has, prior to the date hereof, provided ADMA and Buyer with true, correct and complete copies of such Seller Privacy Policies as they currently exist.  Since January 1, 2014, to Seller’s Knowledge, (i) Seller has not violated or currently is in violation of its Seller Privacy Policy and (ii) there has not been any unauthorized access or disclosure of any Personal Data in connection with the Biotest Therapy BU.  The execution and delivery of this Agreement and the consummation of the Transactions do not violate the Seller Privacy Policies.

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(k)           Notwithstanding anything to the contrary herein, the representation and warranties made in this Agreement about the matters set forth in Section 4.17, including in connection with the FDA Warning Letter, are solely for disclosure purposes and there shall be no Liability to Buyer or ADMA or any of its Affiliates hereunder by Seller or any of their respective Affiliates with respect to such matters except in the case of fraud, intentional misrepresentation or intentional misconduct by Seller.

(l)           Notwithstanding any other provisions of this Agreement, this Section 4.17 sets forth Seller’s sole and exclusive representations and warranties with respect to healthcare regulatory matters.

4.18           Contracts.

(a)           Schedule 4.18(a) contains a true, correct and complete list of the following Contracts to which Seller is a party and which, in each case, relate exclusively to the operation of the Biotest Therapy BU or the Purchased Assets and which do not constitute Excluded Assets (the “Material Contracts”):

(i)           any consulting agreement or employment agreement that provides for annual compensation exceeding $100,000 per year and which cannot be terminated by Seller without payment or penalty on notice of sixty (60) days or less, or any collective bargaining arrangement with any labor union, and any such agreements currently in negotiation or proposed;

(ii)           any Contract for capital expenditures or the acquisition of fixed assets, in each case, with a cost to Seller in excess of $100,000;

(iii)           any Contract for the purchase, lease, maintenance or acquisition, or the sale or furnishing of, materials, supplies, merchandise, equipment, parts or other property or services requiring remaining aggregate future payments in excess of $100,000, other than purchase orders entered into in the Ordinary Course of Business;

(iv)           any Contract relating to the acquisition or disposition of any business, a material amount of stock or assets of any Person or any real property (whether by merger, sale of stock, sale of assets or otherwise);

(v)           any Contract relating to the guaranty of another Person’s borrowing of money or other obligation, including all notes, mortgages, indentures, guarantees of performance, agreements and instruments for or relating to any lending or borrowing, including assumed Indebtedness, which provides for or would give rise to an Encumbrance on any of the Purchased Assets;

(vi)           other than IP License Agreements, any Contract under which Seller has granted or received a material license or sublicense for any part of the Purchased Assets or under which Seller is obligated to pay or has the right to receive a royalty, license fee or similar payment in an amount in excess of $100,000 per year, with respect to the Purchased Assets;

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(vii)           any Contract related to the Purchased Assets that involves the executory performance of services by Seller on a fixed-price basis with a cost or value in excess of $100,000 per year, other than in the Ordinary Course of Business;

(viii)           any lease, rental or occupancy agreement, installment and conditional sale agreement, and other Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any of the Purchased Assets (other than the BTBU Real Property Leases and leases of personal property with remaining obligations of more than $100,000);

(ix)           any Contract (A) under which Seller has granted or received a material license, sublicense or other right in, to or under any BTBU Intellectual Property or pursuant to which any royalties are paid or payable with respect to any BTBU Intellectual Property, (B) any Contract with a third party that materially limits or restricts Seller’s use of BTBU Intellectual Property or (C) any Contract that contains a settlement, coexistence agreement or covenant not to sue with respect to BTBU Intellectual Property (collectively, the “IP License Agreements”), other than (x) agreements with current or former employees and other Persons regarding the development, appropriation or the non-disclosure of any BTBU Intellectual Property, (y) non-disclosure agreements entered into in the Ordinary Course of Business or (z) licenses for commercially available prepackaged software;

(x)           any joint venture, partnership, joint development, strategic alliance or other similar Contract;

(xi)           any Contract to which any Governmental Authority is a party;

(xii)           any Contract with any current or former officer, director, stockholder or Affiliate of Seller, with any family member of any of the foregoing or with any Affiliate of any such family member, in each case, other than employment agreements;

(xiii)           any Contract containing covenants that purports to restrict the business activities of the Biotest Therapy BU or limits the freedom of the Biotest Therapy BU to engage in any market or line of business or to compete with any Person or that provides for “most favored nations” terms or establishes an exclusive sale or purchase obligation with respect to any Person, any Product or the CIVACIR Development Project, any geographic location or during any period of time at or following the date hereof;

(xiv)           any written warranty, guaranty or other similar undertaking with respect to contractual performance extended by Seller with respect to the Products;

(xv)           any Contract involving any resolution or settlement of any actual or threatened in writing Action pursuant to which Seller has any material unsatisfied obligations or that provides for any continuing (after the Effective Time) injunctive or other non-monetary relief, in each case, other than confidentiality obligations;

(xvi)           any Contract under which Seller has continuing material indemnification obligations to any Person, other than those entered into in the Ordinary Course of Business;

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(xvii)           any Contract pursuant to which a financial grant is provided to Seller in connection with the Biotest Therapy BU; and

(xviii)           any amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing.

(b)           Except as set forth on Schedule 4.18(b)(I), each of the Material Contracts is assignable to Buyer without notice or consent according to its terms.  Prior to the date hereof, Seller has made available to ADMA and Buyer (i) a true, correct and complete copy of each written Material Contract and (ii) a summary of all of the material terms and conditions of each oral Material Contract. Except as set forth on Schedule 4.18(b)(II), with respect to each Material Contract, (x) the Material Contract is legal, valid and binding obligation of Seller and to Seller’s Knowledge, the other parties thereto, enforceable against Seller and to Seller’s Knowledge, the other parties thereto, subject to the Equitable Exceptions, and in full force and effect, (y) Seller is not, and, to Seller’s Knowledge, the other party thereto is not, in breach or default in any material respect of any Material Contract, and to Seller’s Knowledge, no event has occurred that with or without notice or lapse of time or both would constitute such a breach or default by Seller or result in a right of termination, modification or acceleration or the loss of any material benefit under such Material Contract, and (z) Seller has not provided nor received any written notice of any intention to terminate (prior to the end of the term), seek material renegotiation of, or not renew, and neither Seller nor any other party thereto has repudiated in writing any material provision of, such Material Contract.

(c)           Seller and Kedrion have entered into the Kedrion Termination Agreement which provides for a termination of the Kedrion Contract (other than certain customary provisions that by their terms survive such termination) and a mutual release of Seller and Kedrion, in each case effective immediately upon execution and delivery of the Kedrion Termination Agreement by such parties.  Seller has paid to Kedrion all amounts due under the Kedrion Termination Agreement and the Kedrion Termination Agreement has not be modified, rescinded or otherwise revoked and remains in full force and effect.

4.19           Financial Statements; Indebtedness; No Undisclosed Liabilities.

(a)           Seller has delivered to Buyer true, complete and correct copies of (i) the audited balance sheet of the Biotest Therapy BU as of December 31, 2014 and December 31, 2015 (the “Balance Sheet Date”), and the related audited statements of income and of cash flows of the Biotest Therapy BU for the periods then ended, together with all related notes and schedules thereto, accompanied by the report thereon of Seller’s independent auditors (the “Audited Financial Statements”), and (ii) the reviewed balance sheet of the Biotest Therapy BU as of September 30, 2016, and the related reviewed statements of income and of cash flows of the Biotest Therapy BU for the period then ended (the “Interim Financial Statements,” and together with the Audited Financial Statements, the “Financial Statements”).  Each of the Financial Statements is true, complete and correct in all material respects, has been prepared in accordance with GAAP consistently applied (except that the Interim Financial Statements lack footnotes and are subject to normal and recurring year-end audit adjustments, which individually and in the aggregate, are not material) and presented fairly in all material respects the financial position, results of operations and cash flows of the Biotest Therapy BU as at the dates and for the periods indicated therein.

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(b)           At or prior to the Closing, Seller shall have made available to Buyer true, complete and correct copies of Seller’s accruals for Rebate Charges, Wholesaler Charges and Medicaid Rebate Charges as of the Closing Date. Seller’s accruals for Rebate Charges, Wholesaler Charges and Medicaid Rebate Charges have been established and maintained in accordance with GAAP as consistently applied by Seller.

(c)           There is no Indebtedness or other obligation owing by Seller for which the Purchased Assets serve as collateral.   No effective financing statement or other form of lien notice covering all or any part of the Purchased Assets is on file in any recording office, except for those pertaining to Permitted Encumbrances.

(d)           Seller does not have any Liabilities of a type required to be reflected or reserved for on an audited balance sheet of the Biotest Therapy BU prepared in accordance with GAAP or in the notes thereto, except (a) as set forth on Schedule 4.19(d), (b) Liabilities incurred since the Balance Sheet Date in the Ordinary Course of Business, which, individually or in the aggregate, would not reasonably be expected to be material to the Biotest Therapy BU, and (c) Liabilities fully and adequately reflected or explicitly reserved against in the Financial Statements.

4.20           Absence of Certain Changes.  Since the date of the Interim Financial Statements, and except for the contemplated sale of the Biotest Therapy BU to Buyer, (x) Seller has conducted the business of the Biotest Therapy BU in the Ordinary Course of Business, and (y) there has been no Seller Material Adverse Effect, nor, to Seller’s Knowledge, has any event occurred that would reasonably be expected to have a Seller Material Adverse Effect.  Since the date of the Interim Financial Statements, except as set forth on Schedule 4.20, there has not been, nor has Seller committed to, any of the following with respect to the Biotest Therapy BU or the Purchased Assets:

(a)           mortgage, pledge or any other Encumbrance on any of the Purchased Assets, other than Permitted Encumbrances;

(b)           the sale, assignment, transfer, lease or license (other than non-exclusive licenses granted to customers in the Ordinary Course of Business) of any material BTBU Intellectual Property or abandonment or lapse of any material rights in any material BTBU Intellectual Property;

(c)           incident of damage, destruction, casualty or loss, whether or not covered by insurance, to any Purchased Asset, having a replacement cost or fair market value, individually or in the aggregate, in excess of $100,000;

(d)           voluntary or involuntary sale, transfer, surrender, abandonment, waiver, release or other disposition of any kind of any material right or power or any claim, debt, asset or property related to the Biotest Therapy BU or the Purchased Assets having a replacement cost or fair market value, individually or in the aggregate, in excess of $100,000;

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(e)           cancellation, waiver or release of any material debts, rights or claims with respect to the Biotest Therapy BU or the Purchased Assets, except in the Ordinary Course of Business;

(f)           material change in accounting principles, methods or practices (including any change in depreciation or amortization policies or rates) utilized by Seller in respect of the Biotest Therapy BU;

(g)           change in cash management practices or policies (including the timing of collection of receivables and payment of payables and other current liabilities) or change in the maintenance of Seller’s books and records with respect to the Biotest Therapy BU; or

(h)           material increase in salary, bonus or other cash compensation of any Key Employee, other than pursuant to requirements of any Seller Plan, pre-existing Contracts or involving exclusively amounts to be paid by Seller on or prior to the Effective Time.

4.21           Brokers, Etc.  No broker, investment banker, agent, finder or other intermediary acting on behalf of Seller or a Biotest Guarantor under the authority of Seller or a Biotest Guarantor, except for Credit Suisse International (whose fees, costs and expenses shall be paid by Seller and not by Buyer or any of its Affiliates), is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee or costs, expenses or similar payments directly or indirectly in connection with any of the Transactions.

4.22           Employees.

(a)           Seller is not a party to or bound by any collective bargaining or other agreement, arrangement, or relationship with any trade union or other body that governs the BTBU Employees or Other Seller Employees, and no such collective bargaining or other agreement, arrangement, or relationships are being negotiated by Seller that relates to any BTBU Employee or Other Seller Employee.  Seller has no Knowledge of any organizational effort in the past three (3) years nor any demand for recognition or certification or attempt to organize any BTBU Employee or Other Seller Employee by any labor union or other labor organization, and Seller has no Knowledge of any such organizational effort or demand presently being made or threatened by or on behalf of any labor union or other labor organization with respect to BTBU Employees or Other Seller Employees.  Except as would not, individually or in the aggregate, have a Seller Material Adverse Effect, (i) Seller has not engaged in any unfair labor practice with respect to BTBU Employees or Other Seller Employees, (ii) no strike, labor dispute, slow down or work stoppage is pending with respect to BTBU Employees or Other Seller Employees against Seller or, to the Knowledge of Seller, threatened against Seller, and (iii) no union representation question, petition or proceeding exists with respect to the BTBU Employees or Other Seller Employees.

(b)           Schedule 4.22(b) sets forth the following: a true, complete and accurate list of each BTBU Employee and Other Seller Employee, and any contractor engaged by Seller with respect to the Biotest Therapy BU pursuant to an Assigned Contract, his or her date(s) of hire by Seller, position and title (if any), current rate of compensation (including bonuses, commissions and incentive compensation, if any), historical bonuses for the prior three completed bonus years, and in the case of an employee, whether such employee is hourly or salaried, whether such employee is exempt or non-exempt, the number of such employee’s accrued sick days and vacation days, whether such employee is absent from active employment and, if so, the date such employee became inactive, the reason for such inactive status and, if applicable, the anticipated date of return to active employment.  Seller has made available to Buyer all written employee handbooks, policies, programs and arrangements with respect to BTBU Employees or Other Seller Employees.  Seller has not made or agreed to make a material payment, or provided or agreed to provide a material benefit, to a BTBU Employee or Other Seller Employee that would be an Assumed Liability of Buyer from and after the Effective Time in connection with the actual or proposed termination or suspension of employment or variation of any employment Contract.

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(c)           All BTBU Employees and Other Seller Employees are employees at will.  A true and correct copy of any form of non-compete, non-solicitation or confidentiality agreement currently in force with any of the BTBU Employees or Other Seller Employees or consultants of Biotest Therapy BU have been made available to Buyer.  As of the date of this Agreement, no BTBU Employee or Other Seller Employee has given written notice to Seller or any of its Affiliates, and Seller has no Knowledge, that such BTBU Employee or Other Seller Employee intends to terminate his or her employment with Seller.

(d)           Seller has complied in all material respects with all Applicable Laws relating to labor or labor relations, employment practices, terms and conditions of employment, and wages and hours (including employee classification under the FLSA) with respect to BTBU Employees or Other Seller Employees during the past three (3) years, and Seller is not liable for any material arrearage for failure to comply with any such Laws.  Seller is not subject to any pending Actions by any BTBU Employee or Other Seller Employee nor to Seller’s Knowledge is any such Action threatened.  Seller has provided to ADMA and Buyer a copy of each Form I-9 on file with the Seller or its Affiliates with respect to each BTBU Employee or Other Seller Employee.

(e)           To Seller’s Knowledge, each person whom Seller has retained as an independent contractor for the Biotest Therapy BU during the past three (3) years under an Assigned Contract qualifies or qualified as an independent contractor and not as an employee of Seller under the Code and all applicable state Laws.  Neither the execution of this Agreement nor the consummation of the Transactions shall cause Seller to be in breach of any material agreement with any employee, contractor or consultant of the Biotest Therapy BU or cause Seller to be liable to pay any material severance or other material amount to any employee, contractor or consultant of the Biotest Therapy BU.

(f)           No Action is pending or to Seller’s Knowledge threatened against Seller before U.S. Equal Employment Opportunity Commission, any similar state or local agency or any federal or state court concerning employment discrimination or other similar Action involving the BTBU Employees or Other Seller Employees with respect to Biotest Therapy BU.

(g)           Seller has not incurred any Liability under the WARN Act that remains unsatisfied.

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(h)           To the Knowledge of Seller, no BTBU Employee or Other Seller Employee is in material violation of any nondisclosure agreement, fiduciary duty, noncompetition agreement, or other restrictive covenant or other material obligation to a former employer of any such BTBU Employee or Other Seller Employee relating (i) to the ability of such BTBU Employee or Other Seller Employee to be employed by Seller or to perform his or her current job duties and responsibilities or (ii) to the knowledge or use of trade secrets or proprietary information, or any obligations of the same nature contained in any employment agreement.

(i)           Notwithstanding any other provisions of this Agreement, this Section 4.22 together with Section 4.15 sets forth Seller’s sole and exclusive representations and warranties with respect to the employment matters.

4.23           Customers and Suppliers.

(a)           Schedule 4.23(a) lists the ten (10) largest customers (consolidating all affiliated customers into a single customer) (the “Material Customers”) and the ten (10) largest suppliers (excluding all independent contractor service providers) (the “Material Suppliers”) of the Biotest Therapy BU determined based on revenue received or receivable from such customer, or amounts paid or payable to such supplier, as applicable, for the most recent fiscal year and sets forth opposite the name of each such customer or supplier the percentage of the gross sales or payables, as applicable, of the Biotest Therapy BU attributable to each such customer or supplier.

(b)           None of the Material Suppliers has notified Seller in writing that it intends to stop, suspend or decrease the rate of supplying materials, products or services to, or otherwise materially modify its relationship (including with respect to price) with, the Biotest Therapy BU, and none of the Material Customers has notified Seller in writing that it intends to stop, suspend or decrease the rate of buying Products, materials or services from, or otherwise materially modify its relationship (including with respect to price) with, the Biotest Therapy BU.

(c)           Seller has not had a dispute involving in excess of $100,000 with any Material Customer or Material Supplier within the last three (3) years.

4.24           Insurance.  The Purchased Assets, business operations of the Biotest Therapy BU and BTBU Employees and Other Employees are insured under the insurance policies listed on Schedule 4.24, all of which are valid and in full force (the “Seller Insurance Policies”).  Seller has made true, correct and complete copies of all Seller Insurance Policies available to ADMA and Buyer.  The Seller Insurance Policies and all premiums due and payable thereon have been paid in full.  To Seller’s Knowledge, Seller is in compliance in all material respects with the terms and provisions of the Seller Insurance Policies.  Except as disclosed on Schedule 4.24, as of the date hereof, there are no pending claims under any Seller Insurance Policy as to which there has been a written denial of coverage or reservation of rights by the applicable insurer (including with respect to any of the pending or threatened Actions set forth on Schedule 4.8).  Schedule 4.24 also sets forth the claims history for Seller during the past three (3) years (including with respect to insurance obtained but not currently maintained) with respect to the Purchased Assets, business operations of the Biotest Therapy BU and BTBU Employees and Other Employees.  Seller has not received a written notice or, to the Knowledge of Seller, verbal notice that could reasonably be expected to be followed by a written notice of cancellation or non-renewal of any Seller Insurance Policy.

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4.25           Affiliate Transactions.  Except for the ownership interests of each Biotest Guarantor (including all rights to receive dividends and distributions from Seller), employment relationships and the payment of compensation and benefits in the Ordinary Course of Business, as set forth in a Commercial Agreement or an Other Agreement or as disclosed on Schedule 4.25, or Schedule 4.18(a)(xii), (a) Seller is not subject to any Contract with, or involving, the making of any transfer of any Purchased Assets to (i) either Biotest Guarantor or any of its Affiliates (other than Seller), or (ii) any stockholder, officer or director of Seller or either Biotest Guarantor, or any of their respective Affiliates (other than Seller), and (b) none of the Persons described in the foregoing clause (a) has, directly or indirectly, (i) any interest in any Purchased Asset or (ii) any material financial interest in, or is a director, officer or employee of, any Person which is a Material Supplier, Material Customer, lessor, lessee, or competitor of Seller (the Contracts and interests described in the foregoing clauses (a) and (b), collectively, the “Seller Affiliate Transactions”).  Ownership of five percent (5%) or less of any class of securities of a company whose securities are registered under the Exchange Act shall not be deemed to be a financial interest for purposes of this Section 4.25.

4.26           Ownership of ADMA Securities.  None of Biotest, Biotest US, Seller or any of their respective Affiliates owns, of record or beneficially, any Securities of ADMA or is a member of or in any way participates in a “group” (as such term is defined in Section 13(d)(3) of the Exchange Act) with respect to any Securities of ADMA.

4.27           Information Supplied.  Subject to the accuracy of the representations and warranties of ADMA and Buyer set forth in Section 5.23, none of the written information supplied or to be supplied by Seller or any of its Affiliates or Representatives expressly for inclusion or incorporation by reference in the Proxy Statement or any other documents filed or to be filed by ADMA with the SEC in connection with the Transactions (collectively, the “ADMA Disclosure Documents”), will, as of the time such document (or any amendment thereof or supplement thereto) is mailed to ADMA’s stockholders and at the time of the ADMA Stockholders’ Meeting, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.28           Investment Purpose. Seller will be acquiring ADMA Capital Stock for the purpose of investment and not with a view to, or for resale in connection with, the distribution thereof in violation of applicable federal or state securities Laws.  Seller acknowledges that the sale of the ADMA Capital Stock hereunder has not been registered under the Securities Act or any state securities Laws, and that such ADMA Capital Stock may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act, pursuant to an exemption from the Securities Act or in a transaction not subject thereto.  Seller represents that it is an “Accredited Investor” as that term is defined in Rule 501 of Regulation D of the Securities Act.

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4.29           Independent Investigation.  Seller acknowledges and agrees that (a) it and its Representatives have been permitted full and complete access to the books and records, facilities, equipment, Tax Returns, Contracts, ADMA Insurance Policies (or summaries thereof) and other properties and assets of ADMA that it and its Representatives have desired or requested to see or review, and that it and its Representatives have had a full opportunity to meet with the officers and employees of ADMA to discuss the business of ADMA, (b) ADMA has made available to Seller and its Representatives, and Seller has had the opportunity to ask questions of the officers and employees of ADMA and to acquire such additional information about the business and financial condition of ADMA as Seller has requested, and all such information has been received, (c) none of ADMA, Buyer or any other Person has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding ADMA or Buyer furnished or made available to Seller and its Representatives, except as expressly set forth in Article V of this Agreement, the Other Agreements, the Equity Documents and the other instruments, documents (excluding the Commercial Agreements) and certificates contemplated hereby and thereby, and none of ADMA, Buyer or any other Person shall have or be subject to any Liability to Seller or any other Person resulting from Seller’s use of any information, documents or material made available to Seller or any of its Representatives in any “data rooms,” management presentations, due diligence or in any other form in expectation of the Transactions, (d) it is acquiring the ADMA Capital Stock based on the results of its own independent inspections and investigations and the representations and warranties of ADMA and Buyer expressly set forth in this Agreement, the Other Agreements and the Equity Documents and the other instruments, documents (excluding the Commercial Agreements) and certificates contemplated hereby and thereby and not on any representation or warranty of ADMA, Buyer or any of their respective Affiliates not expressly set forth in this Agreement, the Other Agreements, the Equity Documents or the other instruments, documents (excluding the Commercial Agreements) and certificates contemplated hereby and thereby and (e) except in the case of fraud, as otherwise set forth in this Agreement, the Other Agreements, the Equity Documents or the other instruments, documents (excluding the Commercial Agreements) and certificates contemplated hereby and thereby, and except to the extent rights exist under applicable securities Laws, the ADMA Capital Stock are sold “as is, where is” and it accepts the ADMA Capital Stock subject to the applicable terms and conditions of this Agreement, the Other Agreements and the Equity Documents  and the other instruments, documents (excluding the Commercial Agreements) and certificates contemplated hereby and thereby. Any claims Seller may have for breach of representation or warranty shall be based solely on the representations and warranties of Seller expressly set forth in this Agreement,, the Other Agreements and the Equity Documents and the other instruments, documents and certificates contemplated hereby and thereby (other than the Commercial Agreements). ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE, AND ALL OTHER WARRANTIES ARISING UNDER THE UNIFORM COMMERCIAL CODE (OR SIMILAR APPLICABLE FOREIGN LAWS), ARE HEREBY WAIVED BY SELLER.

4.30           Disclaimer.

(a)           EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS ARTICLE IV, THE OTHER AGREEMENTS THE EQUITY DOCUMENTS OR ANY OF THE OTHER INSTRUMENTS, DOCUMENTS (EXCLUDING THE COMMERCIAL AGREEMENTS) OR CERTIFICATES CONTEMPLATED HEREBY OR THEREBY, NONE OF SELLER, EITHER BIOTEST GUARANTOR OR THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES OR REPRESENTATIVES MAKES OR HAS MADE ANY OTHER REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WRITTEN OR ORAL, AT LAW OR IN EQUITY, IN RESPECT OF THE PURCHASED ASSETS, ASSUMED LIABILITIES, REGULATORY MATTERS, PRODUCTS OR THE BIOTEST THERAPY BU, INCLUDING ANY IMPLIED REPRESENTATION OR WARRANTY WITH RESPECT TO (I) MERCHANTABILITY, NON-INFRINGEMENT, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, (II) THE OPERATION OF THE BIOTEST THERAPY BU BY BUYER AFTER THE CLOSING, (III) THE LIKELIHOOD OF SUCCESS OF ANY APPLICATION FOR MARKETING AUTHORIZATION RELATING TO ANY PRODUCT CURRENTLY IN DEVELOPMENT OR FOR WHICH MARKETING AUTHORIZATION HAS NOT YET BEEN GRANTED EITHER IN THE UNITED STATES OR IN ANY OTHER COUNTRY, OR (IV) THE PROBABLE SUCCESS OR PROFITABILITY OF THE BIOTEST THERAPY BU AFTER THE CLOSING.

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(b)           EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS ARTICLE IV, THE OTHER AGREEMENTS, THE EQUITY DOCUMENTS OR ANY OF THE OTHER INSTRUMENTS, DOCUMENTS (EXCLUDING THE COMMERCIAL AGREEMENTS) OR CERTIFICATES CONTEMPLATED HEREBY OR THEREBY, SELLER’S INTERESTS IN THE PURCHASED ASSETS AND THE BIOTEST THERAPY BU ARE BEING TRANSFERRED, RESPECTIVELY, THROUGH THE SALE OF THE PURCHASED ASSETS “AS IS, WHERE IS, WITH ALL FAULTS,” AND EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, THE OTHER AGREEMENTS, THE EQUITY DOCUMENTS OR ANY OF THE OTHER INSTRUMENTS, DOCUMENTS (EXCLUDING THE COMMERCIAL AGREEMENTS) OR CERTIFICATES CONTEMPLATED HEREBY OR THEREBY, SELLER EXPRESSLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, AS TO THE CONDITION, VALUE OR QUALITY OF THE PURCHASED ASSETS, ASSUMED LIABILITIES, PRODUCTS OR THE BIOTEST THERAPY BU AND THE PROSPECTS (FINANCIAL OR OTHERWISE), RISKS AND OTHER INCIDENTS OF THE PURCHASED ASSETS, INCLUDED INVENTORY AND THE BIOTEST THERAPY BU.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF ADMA AND BUYER

Except as set forth in (a) the corresponding sections of the disclosure letter delivered by ADMA to Seller simultaneously with the execution of this Agreement, subject to Section 12.14  (the “ADMA Disclosure Letter”), or (b) the ADMA SEC Documents, other than (i) any disclosures contained or referenced therein under the captions “Risk Factors,” “Forward-Looking Statements,” or “Quantitative and Qualitative Disclosures About Market Risk” and (ii) any other disclosures contained or referenced therein of information, factors or risks that are cautionary, predictive or forward-looking in nature (it being understood that any matter disclosed in any ADMA SEC Document shall be deemed to be disclosed in a section of the ADMA Disclosure Letter only to the extent that it is reasonably apparent on the face of such disclosure in such ADMA SEC Document that such disclosure is applicable to such section of the ADMA Disclosure Letter), ADMA and Buyer each severally represents and warrants to Seller that:

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5.1           Organization.

(a)           ADMA is a corporation, and Buyer is a limited liability company, in each case, duly organized, validly existing and in good standing under the Laws of the State of Delaware.  ADMA has all requisite corporate power and authority, and Buyer has all limited liability company power and authority, in each case, to own, lease and operate its properties and to carry on its business as such business is presently conducted.  ADMA is duly qualified to do business as a foreign corporation in each jurisdiction in which such qualification or licensing is necessary under applicable Law, except where the failure to be so qualified or licensed would not be material to ADMA.

(b)           Buyer is a direct, wholly-owned Subsidiary of ADMA and has been newly formed solely for the purposes of engaging in the Transactions.  Except as set forth on Schedule 5.1(b), as of the date hereof and the Closing Date, Buyer has not engaged in any business activities, conducted any operations or incurred any Liabilities, other than Liabilities that were incurred in connection with the Transactions.

5.2           Due Authorization.  ADMA and Buyer have all requisite organizational power and authority to execute, deliver and, subject to receipt of the ADMA Stockholder Approval, perform its obligations under this Agreement, the Other Agreements and the Equity Documents to which each of them is or will be a party and the other instruments, documents (other than the Commercial Agreements) and certificates contemplated hereby and thereby to which each of them is or will be a party.  The execution and delivery of this Agreement, the Other Agreements, the Equity Documents and the other instruments, documents (other than the Commercial Agreements) and certificates contemplated hereby and thereby, and in the case of ADMA, subject to receipt of the ADMA Stockholder Approval, the performance of all of the obligations of ADMA and Buyer hereunder and thereunder have been duly and validly authorized by ADMA and Buyer, and ADMA and Buyer have taken, or will take prior to Closing, all such corporate or equivalent actions as may be necessary, proper or advisable to authorize the execution and delivery of this Agreement, the Other Agreements, the Equity Documents and the other instruments, documents (excluding the Commercial Agreements) and certificates contemplated hereby and thereby and, in the case of ADMA, subject to receipt of the ADMA Stockholder Approval, the consummation of the Transactions, so that Buyer will have the full right, power and authority to purchase the Purchased Assets from Seller, ADMA will have the full right, power and authority to deliver the Purchase Price to Seller and each of ADMA and Buyer will have the full right, power and authority to perform all its obligations under this Agreement, the Other Agreements, the Equity Documents and the other instruments, documents (excluding the Commercial Agreements) and certificates contemplated hereby and thereby.  The approval of the Transactions by the board of directors of ADMA constitutes approval thereof for purposes of Section 203 of the Delaware General Corporation Law (as amended, the “DGCL”), and such approval represents the only action necessary to ensure that Section 203 of the DGCL does not and will not apply to the execution, delivery and performance of this Agreement, including the consummation of the Transactions.

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5.3           No Conflicts; Enforceability.

(a)           The execution, delivery and performance by ADMA and Buyer of this Agreement,  the Other Agreements, the Equity Documents and the other instruments, documents (excluding the Commercial Agreements) and certificates contemplated hereby and thereby, and the consummation of the Transactions, do not and will not (a) violate, conflict with or result in the breach of or a default under any provision of the Certificate of Incorporation or Bylaws of ADMA or the organizational documents of Buyer, (b) assuming that the ADMA Stockholder Approval and all of the consents, approvals, authorizations and permits set forth on Schedule 5.3(a) have been obtained and the applicable filings under the HSR Act have been made and any waiting periods thereunder have terminated or expired, violate or conflict with any Law applicable to ADMA or Buyer, (c) violate, conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party the right to accelerate, terminate, modify or cancel, or, other than as set forth on Schedule 5.3(a), require any notice to or consent or waiver of any Person under, any material indenture, mortgage, lease, loan agreement, ADMA Material Contract, ADMA Registration, other material agreement or any applicable Order, in each case, to which ADMA or Buyer is a party or by which ADMA or Buyer is bound or to which any of their respective Assets is subject, or (d) result in the creation or imposition of any Encumbrance (other than a Permitted Encumbrance) on any of ADMA’s or Buyer’s Assets.

(b)           This Agreement, the Other Agreements, the Equity Documents and the other instruments, documents (excluding the Commercial Agreements) and certificates contemplated hereby and thereby have been duly authorized, executed and delivered by ADMA and Buyer, and, assuming this Agreement, the Other Agreements, the Equity Documents and the other instruments, documents (excluding the Commercial Agreements) and certificates contemplated hereby and thereby constitute the legal, valid and binding obligations of the other parties hereto and thereto, constitute the legal, valid and binding obligations of ADMA and Buyer, enforceable against ADMA and Buyer in accordance with their respective terms and conditions, subject to the Equitable Exceptions.

5.4           Consents.

(a)           Except for the requisite filings under the HSR Act and the expiration or termination of the waiting period under the HSR Act, and all of the filings and other actions set forth on Schedule 5.4(a) (including filings contemplated by Sections 3.2(a)(vi) and 3.2(b)(v)), any applicable filings required to be made by ADMA under the Exchange Act, any applicable Blue Sky Laws and the rules and regulations of NASDAQ (collectively, the “ADMA Governmental Consents”), and as may be necessary as a result of any facts or circumstances relating solely to ADMA, no notice to, filing with, authorization of, exemption by, or consent of, any Governmental Authority, is required to be obtained by ADMA or Buyer for ADMA and Buyer to execute, deliver and perform this Agreement, the Other Agreements, the Equity Documents and the other instruments, documents (excluding the Commercial Agreements) and certificates contemplated hereby and thereby or to consummate the Transactions.

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(b)           Except for the ADMA Stockholder Approval, the ADMA Governmental Consents and the consents, waivers, authorizations and approvals set forth on Schedule 5.4(b), neither the execution and delivery by ADMA or Buyer of this Agreement, the Other Agreements, the Equity Documents or the instruments, documents (excluding the Commercial Agreements) or certificates contemplated hereby or thereby, nor the performance of ADMA or Buyer hereunder or thereunder will require any notice to, filing with, authorization of, exemption by, or consent of any other Person under any ADMA Material Contract.

5.5           Government Authorizations. Buyer is fully qualified and meets all applicable requirements of Governmental Authorities to accept the transfer of the Registrations, including the reissuance of the Product BLAs to Buyer, as contemplated herein.  Neither ADMA nor Buyer nor any current or former member of ADMA’s or Buyer’s senior management has been cited by a Governmental Authority for violation of such Governmental Authority’s integrity policy, submission of false or misleading data or information, identified as a “Debarred Individual” or debarred by a Governmental Authority, excluded from participation in a Federal Health Care Program by a Governmental Authority, or otherwise cited by a Governmental Authority for engaging in any activities which are cause for criminal or civil penalties.  Neither ADMA nor Buyer has reason to believe that any Governmental Authority will withhold or delay consent to the transfer of the Registrations, including the reissuance of the Product BLAs to Buyer, as contemplated hereunder.

5.6           Litigation.  Except as set forth on Schedule 5.6, there is, and since January 1, 2014 there has been, no Action pending or, to the Knowledge of ADMA, threatened by any Governmental Authority or any other Person against or with respect to ADMA at Law or in equity, in each case which would be material to ADMA or otherwise relating to this Agreement or the Transactions.  Except as set forth on Schedule 5.6, ADMA is not subject to any Order nor is ADMA a party to any settlement agreement under which ADMA has continuing payment or (with respect to any settlement agreement entered into since January 1, 2014) other obligations, and a true, correct and complete copy of each settlement agreement to which ADMA is a party or by which it or its Assets are bound has previously been provided by ADMA to Seller.

5.7           Compliance with Laws.

(a)           Except as set forth on Schedule 5.7, ADMA is, and since January 1, 2014 has been, in compliance in all material respects with all applicable Laws.

(b)           To the Knowledge of ADMA, none of ADMA, any of its Affiliates or any of their respective Representatives (in each case, acting in the capacity of a Representative of ADMA or any of its Affiliates) has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity or (ii) made any direct or indirect unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of, or regulatory requirement promulgated under, the Foreign Corrupt Practices Act of 1977, the U.K. Bribery Act of 2010, or any other anti-corruption, bribery, money laundering or similar Law of any Governmental Authority, whether foreign or domestic.

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5.8           ADMA SEC Documents.

(a)           ADMA has filed or furnished, as applicable, all reports, forms, proxy statements and information statements required to be filed by it with the SEC pursuant to applicable securities statutes, regulations, policies and rules since January 1, 2014 (the reports, forms, proxy statements and information statements filed and furnished since January 1, 2014, collectively, and in each case including all exhibits and schedules thereto, documents incorporated by reference therein and amendments and schedules thereto, the “ADMA SEC Documents”). As of their respective effective dates (in the case of ADMA SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective filing dates (in the case of all other applicable ADMA SEC Documents), each of the ADMA SEC Documents complied as to form in all material respects with the applicable requirements of the Exchange Act and the Securities Act (including the rules and regulations promulgated thereunder), as the case may be.  As of their respective dates (and, if amended, as of the date of such amendment), the ADMA SEC Documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)           All books, records and accounts of ADMA are accurate and complete in all material respects and are maintained in all material respects in accordance with all applicable Laws. ADMA and its Subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) designed to provide reasonable assurances:  (i) that transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP and receipts and expenditures are being made only in accordance with authorizations of management and directors of ADMA; and (ii) regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Assets of ADMA and its Subsidiaries that could have a material effect on its financial statements.

(c)           As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC staff with respect to the ADMA SEC Documents.

(d)           The principal executive officer of ADMA and the principal financial officer of ADMA have made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (including the rules and regulations promulgated thereunder by the SEC and NASDAQ, “SOX”) with respect to the ADMA SEC Documents.  For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in SOX.  Neither ADMA nor any of its Subsidiaries has outstanding, or has arranged any outstanding, “extensions of credit” to directors or executive officers within the meaning of Section 402 of SOX.

(e)           ADMA has complied in all material respects with the applicable listing and corporate governance rules and regulations of NASDAQ.  There is no Action pending or, to ADMA’s Knowledge, threatened in writing against ADMA by NASDAQ with respect to any intention by such entity to prohibit or terminate the listing of the ADMA Common Stock on NASDAQ.

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5.9           Capitalization.  The authorized capital stock of ADMA consists of 75,000,000 shares of ADMA Common Stock and 10,000,000 shares of preferred stock, and in addition, at the Closing, 8,591,160 shares of ADMA NV Capital Stock.  At the close of business on January 20, 2017, (i) 12,886,741 shares of ADMA Common Stock were issued and outstanding and no shares of ADMA NV Capital Stock were issued and outstanding, (ii) no shares of ADMA Common Stock were held by ADMA in its treasury and no shares of ADMA NV Capital Stock were held by ADMA in its treasury and (iii) 2,032,141 shares of ADMA Common Stock were reserved for issuance under employee benefit plans (of which 1,535,187 shares of ADMA Common Stock were subject to outstanding options to purchase shares of ADMA Common Stock granted under such plans). Subject to the receipt of the ADMA Stockholder Approval, all shares of ADMA Common Stock and ADMA NV Capital Stock deliverable pursuant to this Agreement have been duly authorized and, when issued as contemplated by this Agreement, will be validly issued, fully paid, non-assessable and free of preemptive rights except as provided in the Equity Documents.

5.10           Intellectual Property.

(a)           All ADMA Intellectual Property is either exclusively owned by ADMA or its Affiliates or used by ADMA and its Affiliates pursuant to a valid Contract, in each case, free and clear of any Encumbrances other than Permitted Encumbrances.  To ADMA’s Knowledge, the ADMA Intellectual Property is valid and enforceable, subject to the Equitable Exceptions.

(b)           Schedule 5.10(b) contains a true, correct and complete list of all registrations, applications and issuances of ADMA Intellectual Property owned by ADMA or its Affiliates, each of which is subsisting, in full force and effect, has not been cancelled, expired, abandoned or otherwise terminated, and all applicable maintenance and renewal filings and fee payments have been duly made.

(c)           (i) None of the ADMA Intellectual Property has been or is the subject of (A) any pending adverse judgment, injunction, order, decree or agreement restricting ADMA’s or its Affiliates’ use of such ADMA Intellectual Property or (B) any threatened litigation or claim of infringement made in writing or any pending litigation to which ADMA or any of its Affiliates is a party and (ii) to the Knowledge of ADMA, there is no unauthorized use, infringement or misappropriation of any of the ADMA Intellectual Property by any third party and ADMA and its Affiliates have not sent any Person any claim, demand or notice asserting infringement of any ADMA Intellectual Property.

(d)           Except as provided in the ADMA Material Contracts or as otherwise contemplated by this Agreement, the Commercial Agreements and the Other Agreements, (i) ADMA and its Affiliates have not granted any material licenses to the ADMA Intellectual Property to third parties; (ii) ADMA and its Affiliates are not party to any agreements with third parties that materially limit or restrict ADMA’s or its Affiliates’ use of the ADMA Intellectual Property and (iii) no royalties are paid or payable by ADMA or its Affiliates on or with respect to any of the ADMA Intellectual Property.

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(e)            To ADMA’s Knowledge, ADMA has not infringed or otherwise misappropriated any Intellectual Property of any other Person.  There is no Action pending or threatened in writing alleging any such infringement or misappropriation or challenging any rights of ADMA in or to any ADMA Intellectual Property.    No Person has in the past three (3) years or currently is infringing or otherwise violating any rights of ADMA or its Affiliates in any ADMA Intellectual Property.

(f)           ADMA and its Affiliates have taken all reasonably necessary actions consistent with industry standards to protect the secrecy, confidentiality and value of their trade secrets and confidential information and to ADMA’s Knowledge, no unauthorized disclosure or use thereof has been made. All of ADMA’s and its Affiliates’ current and former employees, officers, contractors and consultants that have created or developed ADMA Intellectual Property have executed valid and enforceable Intellectual Property assignment and confidentiality agreements for the benefit of ADMA or its Affiliate, as applicable.

(g)           ADMA and its Affiliates have taken all reasonably necessary actions to consistent with industry standards to protect the confidentiality, integrity and security of the software, databases, information technology systems and equipment, networks and Internet sites included in the ADMA Business (the “ADMA IT Assets”) and all Personal Data and information stored or contained therein or transmitted thereby from loss, unauthorized access or misuse by any Person. The ADMA IT Assets operate and perform in all material respects as necessary for the operation of the businesses of ADMA and its Affiliates as currently conducted and there has been no material outage, breach or failure of any ADMA IT Assets during the past three (3) years.

5.11           Taxes.  Except as set forth on Schedule 5.11:

(a)           ADMA has duly and timely filed (taking into account any extensions of time for such filings that have been properly requested) all material Tax Returns required to be filed. All such Tax Returns are true, correct and complete in all material respects. ADMA has timely paid and discharged all material Taxes required to be paid.

(b)           There are no Encumbrances for Taxes (other than Encumbrances for current Taxes not yet due and payable) on ADMA’s Assets.  ADMA has timely withheld all material Taxes required to have been withheld under applicable Laws and has timely paid over to the appropriate Governmental Authority all amounts required to be so withheld in connection with any amounts paid or owing to any employee, independent contractor, creditor or other third party, and all IRS Forms W-2 and 1099 required under applicable Law with respect thereto to be filed have timely and properly been completed and filed.

(c)           No Action by any Governmental Authority for the assessment or collection of Taxes of ADMA is outstanding, pending or, to ADMA’s Knowledge, has been threatened in writing, and no written claim or deficiency against ADMA for the assessment or collection of any Taxes has been asserted or proposed which written claim or deficiency has not been settled with all amounts determined to have been due and payable having been timely paid (taking into account any granted extension of the due date for payment of such Taxes).

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(d)           ADMA is not a party to any Contract that has resulted or would result, separately or in the aggregate, in the payment of (i) any “excess parachute payment” within the meaning of Section 280G of the Code (or any corresponding provision of state, local or foreign Tax law) or (ii) any amount that will not be fully deductible as a result of Section 162(m) of the Code (or any corresponding provision of state, local or foreign Tax Law).

(e)           ADMA has disclosed on its U.S. federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of U.S. federal income Tax within the meaning of Section 6662 of the Code.  ADMA has not participated in a reportable transaction subject to Treasury Regulation Section 1.6011-4(a) or any transaction that is the same as or substantially similar to one of the types of transactions that the IRS has determined to be a tax avoidance transaction and identified by notice, regulation or other form of published guidance.

(f)           There is no request for a ruling or determination in respect of any Tax pending between ADMA and any Governmental Authority.

(g)           ADMA is not party to any Tax sharing, Tax allocation, Tax indemnification or other similar agreement, other than such agreements entered into in the Ordinary Course of Business and not primarily related to Taxes.

(h)           There is no outstanding waiver of the statute of limitations with respect to Taxes relating to ADMA.

(i)           To the Knowledge of ADMA, no Governmental Authority has asserted that ADMA was required to file a Tax Return in any jurisdiction where ADMA has not filed a Tax Return.

(j)           Notwithstanding any other provision of this Agreement, this Section 5.11 sets forth ADMA’s and Buyer’s sole and exclusive representations and warranties with respect to Taxes.

5.12           Real Property.

(a)           ADMA does not own any real property.

(b)           Schedule 5.12(b) contains a true, correct and complete list of all leases, subleases, sub-subleases, licenses and other agreements (collectively, the “ADMA Real Property Leases”) under which ADMA leases, subleases, licenses, uses or occupies (whether as landlord, tenant, sublandlord, subtenant or by other occupancy arrangement) or has the right to use or occupy now or in the future, any real property other than the ADMA Biocenters (the “ADMA Leased Real Property”).  Each ADMA Real Property Lease is valid and binding on ADMA and, to the Knowledge of ADMA, each other party thereto and is in full force and effect and there is no default or event which, with notice or lapse of time or both, would constitute a material default on the part of ADMA or, to ADMA’s Knowledge, any other party thereto, and ADMA has not assigned, sublet or transferred its leasehold interest.  ADMA has a good and valid leasehold interest in each ADMA Real Property Lease free and clear of all Encumbrances, except (i) Permitted Encumbrances and (ii) other Encumbrances which do not materially interfere with ADMA’s use and enjoyment of such ADMA Real Property Lease.

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(c)           ADMA has made available to Seller true, correct and complete copies of the ADMA Real Property Leases (including all amendments, modifications and extensions thereto thereto).

(d)           ADMA has not received any written notice from any insurance company or board of fire underwriters of any material defects or material inadequacies in or on any ADMA Leased Real Property or any part or component thereof that would materially adversely affect the insurability of the ADMA Leased Real Property or cause any material increase in the premiums for insurance for the ADMA Leased Real Property, that have not been cured or repaired.  ADMA currently maintains insurance for the ADMA Leased Real Property in compliance with all ADMA Real Property Leases.

5.13           Personal Property and Equipment.  Except as disposed of in the Ordinary Course of Business, ADMA has good title to, a valid leasehold interest in, or a valid license (or other similar right) to use, all material items of tangible personal property (including furniture, fixtures, equipment, appliances and inventory), as owned, leased, licensed or otherwise used by ADMA in connection with the ownership or operation of the ADMA Business, free and clear of any Encumbrances other than Permitted Encumbrances.  All material equipment used by ADMA in the Ordinary Course of Business is in adequate working condition and repair and sufficient for the operation of the ADMA Business, as presently conducted (normal maintenance, wear and tear excepted).

5.14           Environmental, Safety and Health.

(a)           ADMA’s operation of the ADMA Business complies, and has complied for the past three (3) years, in all material respects with Environmental, Safety and Health Laws;

(b)            (A) ADMA has obtained and maintained and is in compliance in all material respects with all material permits, licenses and other authorizations that are required pursuant to Environmental, Safety and Health Laws to own, use and occupy its Assets and operate the ADMA Business, and (B) a list of all such material permits, licenses and other authorizations is set forth on Schedule 5.14;

(c)           neither ADMA nor its Affiliates has received any written notice of any Environmental Claims and there are no such Environmental Claims pending or, to ADMA’s Knowledge, threatened;

(d)           ADMA has not caused any Releases of Hazardous Substances and, to ADMA’s Knowledge, no Releases of Hazardous Substances have occurred at, from, in, to, on, or under any ADMA Leased Real Property except in compliance with Environmental, Safety and Health Laws and as would not reasonably be expected to result in material Environmental Claims;

(e)           neither the execution of this Agreement, and the Other Agreements nor the consummation of the Transactions shall result in any material obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any of the so-called “transaction-triggered” or “responsible property transfer” Environmental, Safety and Health Laws;

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(f)           ADMA has delivered to Seller copies of all material reports, audits, studies, analyses, tests, correspondence or other documents available to them concerning their compliance with and liability under the Environmental, Safety and Health Laws;

(g)           notwithstanding any other provision of this Agreement, this Section 5.14 sets forth ADMA’s and Buyer’s sole and exclusive representations and warranties with respect to Environmental, Safety and Health Laws, Environmental Claims, and Hazardous Substances.

5.15           Employee Benefit Plans.

(a)           All ADMA Plans are listed on Schedule 5.15(a).

(b)           Each ADMA Plan is in material compliance with its terms and with the Code, ERISA and other applicable Laws.  Each ADMA Plan intended to qualify under Section 401(a) of the Code (each, an “ADMA Pension Plan”) is subject to a favorable determination letter or opinion letter upon which ADMA is entitled to rely under IRS pronouncements, that such plan is qualified under Section 401(a) of the Code, and, to ADMA’s Knowledge, there have been no amendments or other actions since the date of such determination letters which would cause the loss of such qualified status.  There are no actions, suits, or claims (other than routine, non-contested claims for benefits) pending or to ADMA’s Knowledge, threatened against the ADMA Plans, or any administrator or fiduciary thereof, which could result in any material Liability.

(c)           With respect to material ADMA Plans, ADMA has made available to Seller true, correct and complete copies of the following, to the extent available:

(i)           the ADMA Plan documents (and any applicable trust agreement, investment management agreement, administrative service contract or insurance contract);

(ii)           the most recent IRS determination letter relating to each of the ADMA Pension Plans;

(iii)           the three (3) most recent Annual Reports (Form 5500 Series) and accompanying schedules for each of the ADMA Plans as filed pursuant to applicable Law;

(iv)           the summary plan description (as currently in effect) and any summary of material modification for each of the ADMA Plans;

(v)           the most recent summary annual report furnished for each of the ADMA Plans; and

(vi)           the most recent actuarial valuations, if applicable, and latest financial statements for each of the ADMA Plans.

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(d)           No ADMA Pension Plan is, nor does ADMA nor any ERISA Affiliate of ADMA have nor is reasonably expected to have any liability or obligation under (a) a plan subject to Section 412 of the Code and/or Title IV of ERISA, (b) a multiemployer plan as such term is defined under Section 3(37) of ERISA, or (c) a multiple employer plan as described in Section 413(c) of the Code.

(e)           Full payment as of the Effective Time has been made or adequately provided for on the books and consolidated financial statements of ADMA with respect to: (i) all amounts and premiums which ADMA and any ERISA Affiliate of ADMA are required, under the terms of all ADMA Plans, to have paid as contributions to such ADMA Plans on behalf of the ADMA Employees as of the last day of the most recent fiscal year prior to the Closing Date and (ii) all pro rata amounts which ADMA and any ERISA Affiliate are required to pay as contributions to each such ADMA Plan on behalf of the ADMA Employees for the fiscal year that includes the Closing Date.

(f)           The execution and performance of this Agreement will not (i) constitute a stated triggering event under any ADMA Plan or employment agreement that will result in any material payment (whether of severance pay or otherwise) becoming due to any ADMA Employee, (ii) accelerate the time of payment or vesting or materially increase the amount of compensation due under any ADMA Plan or employment agreement, (iii) cause any individual to accrue or receive additional material benefits, service or accelerated rights to payment or benefits under any ADMA Plan or employment agreement, or (iv) directly or indirectly cause ADMA or any ERISA Affiliate to transfer or set aside any material assets to fund or otherwise provide for benefits to any ADMA Employee.

(g)           The transactions contemplated by this Agreement will not be the direct or indirect cause (whether alone or together with any other event contemplated hereby, including a termination of employment) of any amount paid or payable by ADMA or any ERISA Affiliate of ADMA being classified as an excess parachute payment under Section 280G of the Code.

(h)           Neither ADMA nor any ERISA Affiliate of ADMA is obligated under any ADMA Plan or otherwise to provide medical or death benefits with respect to any employee or former employee of ADMA or its predecessors after termination of employment, except as required under COBRA.

(i)           Notwithstanding any other provisions of this Agreement, this Section 5.15 together with Section 5.20 sets forth ADMA’s and Buyer’s sole and exclusive representations and warranties with respect to the ADMA Plans.

5.16           Regulatory Matters.  Schedule 5.16 sets forth a true, correct and complete list of all of the ADMA Registrations, including the ADMA BLAs and ADMA INDs.  Except as set forth on Schedule 5.16:

(a)           ADMA is the sole and exclusive owner of the ADMA Registrations and is the sole and exclusive holder of the ADMA BLAs and ADMA INDs.  The ADMA Registrations, ADMA BLAs and ADMA INDs are in full force and effect and ADMA is in compliance with the ADMA Registrations, ADMA BLAs and ADMA INDs, except where noncompliance would not be material to the continued operation of the ADMA Business. To ADMA’s Knowledge, the ADMA Registrations, including the ADMA BLAs and ADMA INDs, are the only ADMA Registrations necessary to own, lease and operate the business of the ADMA Business in the Ordinary Course of Business (the “ADMA Required Registrations”).

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(b)           To ADMA’s Knowledge, ADMA is in possession of all ADMA Required Registrations.  ADMA has not received written notice from any Governmental Authority that there are circumstances currently existing which could reasonably be likely to lead to any loss or revocation of any ADMA Required Registration or refusal to renew any ADMA Required Registration on terms no less advantageous to ADMA than the terms of those ADMA Required Registrations currently in force.

(c)           All equipment that is used in the operation of the ADMA Business that is required by applicable Laws to be cGMP compliant is, in all material respects, cGMP compliant, the processes that are used in the manufacturing of ADMA’s products are, in all material respects, validated, and the establishment at which such products are manufactured is operated, in all material respects, in compliance with cGMP.

(d)           ADMA has, since the date that is five (5) years prior to the Effective Time, conducted the ADMA Business in compliance, in all material respects, with all applicable Laws enforced or administered by the FDA, including, without limitation, the Federal Food, Drug, and Cosmetic Act and the Public Health Service Act and their implementing regulations, or any other Governmental Authority prior to the Effective Time with respect to the collection, manufacture, processing, holding, storing, testing, labeling, distribution, marketing, and advertising of the ADMA products, including, without limitation, (i) cGMP, (ii) payment of all application, product, and establishment fees relating to the ADMA products or the establishment at which the ADMA products are manufactured, (iii) recordkeeping and reporting requirements, and (iv) label, labeling, promotional, and advertising requirements.  To ADMA’s Knowledge, ADMA has filed with the FDA all required notices, supplemental applications and annual or other reports, including adverse experience reports, as applicable, with respect to the products which are material to the ADMA Business or the further clinical development of the ADMA products.

(e)           ADMA has not, since the date that is five (5) years prior to the Effective Time, received any FDA Form 483, notice of inspectional observations, notice of adverse findings, warning letters, untitled letters or other notices alleging a lack of safety or compliance or violation of any Law from the FDA or any other Governmental Authority.  ADMA has not received any notice, since the date that is five (5) years prior to the Effective Time, that the FDA or any similar Governmental Authority has commenced, or threatened to initiate, any action to enjoin manufacture or distribution of any ADMA product.

(f)           ADMA has not, since the date that is five (5) years prior to the Effective Time, voluntarily or involuntarily initiated, conducted or issued, or caused to be initiated, conducted or issued, any recalls, field notifications, field corrections, market withdrawals or replacements, warnings, “dear doctor” letters, investigator notices, safety alerts or other notice of action relating to an alleged lack of safety, efficacy, or regulatory compliance of any product manufactured, distributed or marketed by or on behalf of the ADMA Business.  ADMA has made available to Seller copies of all (i) reports of inspection observations, (ii) establishment inspection reports, (iii) warning letters, as well as any other documents received by ADMA from the FDA or any other Governmental Authority relating to the ADMA products that assert ongoing lack of compliance with any Laws (including regulations promulgated by the FDA and any other Governmental Authority) by ADMA.

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(g)           Neither ADMA nor any of its officers, directors, employees or agents has made an untrue statement of a material fact to the FDA or any other Governmental Authority, with respect to the products or activities of the ADMA Business (whether in any submission to such Governmental Authority or otherwise), or failed to disclose a material fact required to be disclosed to the FDA or any other Governmental Authority, with respect to the products or activities of the ADMA Business.

(h)           ADMA has not been and is not currently the subject of any Action whereby the activities of the ADMA Business could lead to a debarment, under 21 U.S.C. § 335a or any similar state Law or regulation; exclusion under 42 U.S.C. § 1320a-7 or any similar state Law or regulation; imposition of the Application Integrity Policy by the FDA; or any Action for violation of Laws related to any Federal Health Care Program.

(i)           All studies, tests and non-clinical and clinical trials conducted by, or on behalf of, ADMA with respect to the ADMA products are being and have been conducted in material compliance with the protocols and controls pursuant to accepted professional scientific standards and all applicable Laws, including the FDC Act, all regulations promulgated by the FDA relating thereto, including 21 C.F.R. Parts 50, 54, 56, 58 and 312, as amended, and all applicable guidance, including the ICH E6 Guidance, Good Clinical Practice: Consolidated Guidance.  Since the date that is five (5) years prior to the Effective Time, ADMA has not received any written notices, correspondence or other communication from any institutional review board, the FDA or any other Governmental Authority, recommending or requiring the termination, suspension or material modification of any ongoing or planned clinical trials related to any ADMA product conducted by, or on behalf of, ADMA or the ADMA Business.

(j)           Each of ADMA and its Affiliates has a privacy policy (an “ADMA Privacy Policy”) regarding the collection, use and protection of Personal Data that is in material compliance with all applicable Laws and has, prior to the date hereof, provided Seller with true, correct and complete copies of such ADMA Privacy Policies as they currently exist.  Since January 1, 2014, neither ADMA nor any of its Affiliates has in the past violated or currently is in violation of its ADMA Privacy Policy.  There has not been any unauthorized access or disclosure of any Personal Data in connection with the operation of the business of ADMA and its Affiliates.  The execution and delivery of this Agreement and the consummation of the Transactions do not violate the ADMA Privacy Policies.

(k)           Notwithstanding anything to the contrary herein, (i) no representation or warranty is made in this Agreement about the matters set forth in the Complete Response Letter received by ADMA in July 2016 from the FDA, and there shall be no Liability to Seller or any of its Affiliates hereunder by ADMA, Buyer or any of their respective Affiliates with respect to such matters, and (ii) the representation and warranties made in this Agreement about the matters set forth in Section 5.16 are solely for disclosure purposes and there shall be no Liability to Seller or any of its Affiliates hereunder by ADMA, Buyer or any of their respective Affiliates with respect to such matters except in the case of fraud, intentional misrepresentation or intentional misconduct by ADMA or Buyer.

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(l)           Notwithstanding any other provisions of this Agreement, this Section 5.16 sets forth ADMA’s and Buyer’s sole and exclusive representations and warranties with respect to healthcare regulatory matters.

5.17           Contracts.

(a)           Schedule 5.17 contains a true, correct and complete list of the following Contracts to which ADMA or any of its Affiliates is a party and which, in each case, relate to the operation of the ADMA Business (the “ADMA Material Contracts”):

(i)           any consulting agreement or employment agreement that provides for annual compensation exceeding $100,000 per year and which cannot be terminated by ADMA or any of its Affiliates without payment or penalty on notice of sixty (60) days or less, or any collective bargaining arrangement with any labor union, and any such agreements currently in negotiation or proposed;

(ii)           any Contract for capital expenditures or the acquisition of fixed assets, in each case, with a cost to ADMA or any of its Affiliates in excess of $100,000;

(iii)           any Contract for the purchase, lease, maintenance or acquisition, or the sale or furnishing of, materials, supplies, merchandise, equipment, parts or other property or services requiring remaining aggregate future payments in excess of $100,000, other than purchase orders entered into in the Ordinary Course of Business;

(iv)           any Contract relating to the acquisition or disposition of any business, a material amount of stock or assets of any Person or any real property (whether by merger, sale of stock, sale of assets or otherwise);

(v)           any Contract relating to the guaranty of another Person’s borrowing of money or other obligation, including all notes, mortgages, indentures, guarantees of performance, agreements and instruments for or relating to any lending or borrowing, including assumed Indebtedness, which provides for or would give rise to an Encumbrance on ADMA’s or any of its Affiliates’ assets;

(vi)           any Contract under which ADMA or any of its Affiliates have granted or received a material license or sublicense for any part of ADMA’s or such Affiliate’s assets (other than ADMA Intellectual Property) or under which ADMA or any of its Affiliates is obligated to pay or has the right to receive a royalty, license fee or similar payment in an amount in excess of $100,000 per year, with respect to ADMA’s Assets (other than ADMA Intellectual Property);

(vii)           any Contract related to ADMA’s or any of its Affiliates’ assets that involves the executory performance of services by ADMA on a fixed-price basis with a cost or value in excess of $100,000 per year, other than in the Ordinary Course of Business;

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(viii)           any lease, rental or occupancy agreement, installment and conditional sale agreement, and other Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any of the Purchased Assets (other than the ADMA Real Property Leases and leases of personal property with remaining obligations of more than $100,000);

(ix)           any Contract (i) under which ADMA or any of its Affiliates has granted or received a material license, sublicense or other right in, to or under any ADMA Intellectual Property or pursuant to which any material royalties are paid or payable with respect to any ADMA Intellectual Property, (ii) any Contract with a third party that materially limits or restricts ADMA’s or any of its Affiliates’ use of ADMA Intellectual Property or (iii) any Contract that contains a settlement, coexistence agreement or covenant not to sue with respect to ADMA Intellectual Property, other than (x) agreements with current or former employees and other Persons regarding the development, appropriation or the non-disclosure of any ADMA Intellectual Property, (y) non-disclosure agreements entered into in the Ordinary Course of Business or (z) licenses for commercially available prepackaged software;

(x)           any joint venture, partnership, or other Contract (other than an agreement with an employee) (however named) involving a sharing of profits, losses, costs, or liabilities by ADMA with any other Person with a cost or value in excess of $100,000 per year;

(xi)           any Contract to which any Governmental Authority is a party;

(xii)           any Contract with any current or former officer, director, stockholder or Affiliate of ADMA, with any family member of any of the foregoing or with any Affiliate of any such family member, in each case, other than employment agreements;

(xiii)           any Contract containing covenants that purports to restrict the business activities of ADMA or limits the freedom of ADMA to engage in any market or line of business or to compete with any Person or that provides for “most favored nations” terms or establishes an exclusive sale or purchase obligation with respect to any Person, any product, any geographic location or during any period of time at or following the date hereof;

(xiv)           any written warranty, guaranty or other similar undertaking with respect to contractual performance extended by ADMA or any of its Affiliates that is, individually or in the aggregate, material to ADMA’s Assets;

(xv)           any Contract involving any resolution or settlement of any actual or threatened in writing Action pursuant to which ADMA or any of its Affiliates has any material unsatisfied obligations or that provides for any continuing injunctive or other non-monetary relief, in each case, other than confidentiality obligations;

(xvi)           any Contract under which ADMA or any of its Affiliates have continuing material indemnification obligations to any Person, other than those entered into in the Ordinary Course of Business;

(xvii)           any Contract pursuant to which a financial grant is provided to ADMA or any of its Affiliates in connection with the ADMA Business; and

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(xviii)           any amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing.

(b)           Prior to the date hereof, ADMA has made available to Seller (i) a true, correct and complete copy of each written ADMA Material Contract and (ii) a summary of all of the material terms and conditions of each oral ADMA Material Contract. With respect to each ADMA Material Contract, (x) the ADMA Material Contract is a legal, valid and binding obligation of ADMA or its Affiliate and to ADMA’s Knowledge, the other parties thereto, enforceable against ADMA or its Affiliate and to ADMA’s Knowledge the other parties thereto, subject to the Equitable Exceptions, and in full force and effect, (y) ADMA or its Affiliate is not, and, to ADMA’s Knowledge, the other party thereto is not, in breach or default in any material respect of any ADMA Material Contract, and to ADMA’s Knowledge, no event has occurred that with or without notice or lapse of time or both would constitute such a breach or default by ADMA or its Affiliate, or result in a right of termination, modification or acceleration or the loss of any benefit under such ADMA Material Contract, and (z) ADMA has not provided nor received any written notice of any intention to terminate (prior to the end of the term), seek material renegotiation of, or not renew or has repudiated in writing any material provision of, such ADMA Material Contract.

5.18           Financial Statements; No Undisclosed Liabilities.

(a)           Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the ADMA SEC Documents, as amended, supplemented or restated, if applicable (the “ADMA Financial Statements”), is true, complete and correct in all material respects, was prepared in accordance with GAAP consistently applied (except as may be indicated in such ADMA Financial Statements and, in the case of unaudited quarterly financial statements, as permitted by Form 10-Q under the Exchange Act), and each, as amended, supplemented or restated, if applicable, presented fairly, in all material respects, the consolidated financial position of ADMA as of the respective dates thereof and the consolidated results of operations and cash flows of ADMA for the respective periods indicated therein (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments which, individually and in the aggregate, are not material).

(b)           ADMA does not have any Liabilities of a type required to be reflected or reserved for on an audited balance sheet prepared in accordance with GAAP or in the notes thereto, except (i) as set forth on Schedule 5.18(b), (ii) Liabilities incurred since the Balance Sheet Date in the Ordinary Course of Business, which, individually or in the aggregate, would not reasonably be expected to be material to ADMA, and (iii) Liabilities fully and adequately reflected or explicitly reserved against in the ADMA Financial Statements.

5.19           Absence of Certain Changes.  Since the date of ADMA’s most recent Form 10-Q for the fiscal period ended September 30, 2016 filed with the SEC and except for the contemplated Transactions, (x) ADMA has conducted its business in the Ordinary Course of Business, and (y) there has been no ADMA Material Adverse Effect, nor, to ADMA’s Knowledge, has any event occurred that would reasonably be expected to have an ADMA Material Adverse Effect.  Since the date of ADMA’s most recent Form 10-Q for the fiscal period ended September 30, 2016 filed with the SEC, except as set forth on Schedule 5.19, there has not been, nor has ADMA committed to, any of the following:

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(a)           mortgage, pledge or any other Encumbrance on any of ADMA’s Assets, other than Permitted Encumbrances;

(b)           the sale, assignment, transfer, lease or license (other than non-exclusive licenses granted to customers in the Ordinary Course of Business) of any material ADMA Intellectual Property or abandonment or lapse of any material rights in any material ADMA Intellectual Property;

(c)           incident of damage, destruction, casualty or loss, whether or not covered by insurance, to the ADMA Business, having a replacement cost or fair market value, individually or in the aggregate, in excess of $100,000;

(d)           voluntary or involuntary sale, transfer, surrender, abandonment, waiver, release or other disposition of any kind of any material right or power, or any claim, debt, asset or property related to the ADMA Business having a replacement cost or fair market value, individually or in the aggregate, in excess of $100,000;

(e)           cancellation, waiver or release of any material debts, rights or claims with respect to the ADMA Business, except in the Ordinary Course of Business;

(f)           material change in accounting principles, methods or practices (including any change in depreciation or amortization policies or rates) utilized by ADMA in respect of the ADMA Business;

(g)           change in cash management practices or policies (including the timing of collection of receivables and payment of payables and other current liabilities) or change in the maintenance of ADMA’s books and records with respect to the ADMA Business; or

(h)           material increase in salary, bonus or other cash compensation of any key employee, other than pursuant to requirements of any ADMA Plan, pre-existing Contracts or involving exclusively amounts to be paid by ADMA on or prior to the Effective Time.

5.20           Employees.

(a)           ADMA is not a party to or bound by any collective bargaining or other agreement, arrangement, or relationship with any trade union or other body that governs ADMA’s employees (the “ADMA Employees”), and no such collective bargaining or other agreement, arrangement, or relationships are being negotiated by ADMA or any of its Affiliates.  ADMA has no Knowledge of any organizational effort in the past three (3) years or demand for recognition or certification or attempt to organize any of ADMA’s employees by any labor union or other labor organization, and neither ADMA nor any of its Affiliates has Knowledge of any such organizational effort or demand presently being made or threatened by or on behalf of any labor union with respect to ADMA’s employees.  Except as would not, individually or in the aggregate, have an ADMA Material Adverse Effect, (i) ADMA and its Affiliates have not engaged in any unfair labor practice with respect to ADMA’s employees and (ii) no strike, labor dispute, slow down or work stoppage is pending with respect to ADMA’s employees against ADMA or, to the Knowledge of ADMA, threatened against ADMA, and (iii) no union representation question, petition or proceeding exists with respect to ADMA’s employees.

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(b)           All of ADMA’s employees are employees at will.  A true and correct copy of any form of non-compete, non-solicitation or confidentiality agreement currently in force with any of ADMA’s employees or consultants have been made available to Seller.

(c)           ADMA has complied in all material respects with all applicable Laws with respect to ADMA’s employees during the past three (3) years relating to labor or labor relations, employment practices, terms and conditions of employment, and wages and hours (including employee classification under the FLSA), and ADMA is not liable for any material arrearage, or any material taxes, costs or penalties for failure to comply with any such Laws. ADMA is not subject to any pending Actions by any ADMA Employee nor to ADMA’s Knowledge is any such Action threatened.

(d)           To ADMA’s Knowledge. each person whom ADMA has retained as an independent contractor during the past three (3) years qualifies or qualified as an independent contractor and not as an employee of ADMA under the Code and all applicable state Laws.  Neither the execution of this Agreement nor the consummation of the Transactions shall cause ADMA to be in breach of any material agreement with any employee, contractor or consultant or cause ADMA to be liable to pay any material severance or other material amount to any employee, contractor or consultant.

(e)           No Action is pending or to ADMA’s Knowledge, threatened against ADMA before the U.S. Equal Employment Opportunity Commission, any similar state or local agency or any federal or state court concerning employment discrimination or other similar Action involving the ADMA Employees.

(f)           Notwithstanding any other provisions of this Agreement, this Section 5.20 together with Section 5.15 sets forth ADMA’s and Buyer’s sole and exclusive representations and warranties with respect to the employment matters.

5.21           Customers and Suppliers.

(a)           Schedule 5.21(a) lists the six (6) largest customers (consolidating all affiliated customers into a single customer) (the “ADMA Material Customers”) and the seven (7) largest suppliers (excluding all independent contractor service providers) (the “ADMA Material Suppliers”) of ADMA determined based on revenue received or receivable from such customer, or amounts paid or payable to such supplier, as applicable, for the most recent fiscal year and sets forth opposite the name of each such customer or supplier the percentage of the gross sales or payables, as applicable, of ADMA attributable to each such customer or supplier.

(b)           None of the ADMA Material Suppliers has notified ADMA in writing that it intends to stop, suspend or decrease the rate of supplying materials, products or services to, or otherwise materially modify its relationship (including with respect to price) with, ADMA, and none of the ADMA Material Customers has notified ADMA in writing that it intends to stop, suspend or decrease the rate of buying products, materials or services from, or otherwise materially modify its relationship (including with respect to price) with, ADMA.

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(c)           ADMA has not had a dispute involving in excess of $100,000 with any ADMA Material Customer or ADMA Material Supplier within the last three (3) years.

5.22           Brokers, Etc.

 No broker, investment banker, agent, finder or other intermediary acting on behalf of ADMA or any of its Affiliates or under the authority of ADMA or any of its Affiliates, except for Raymond James and PJT Partners (whose fees, costs and expenses shall be paid by ADMA and not by Seller or any of its Affiliates), is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee or costs, expenses or similar payments directly or indirectly in connection with any of the Transactions.

5.23           ADMA Disclosure Documents.  Each of the ADMA Disclosure Documents, when filed, distributed or disseminated, as applicable, will comply as to form in all material respects with the applicable requirements of the Exchange Act and other applicable Law governing the preparation, distribution or dissemination of such documents and, at the time of such filing, distribution or dissemination, will not contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The representations and warranties in this Section 5.23 will not apply to statements or omissions included or incorporated by reference in the ADMA Disclosure Documents based upon information supplied to ADMA by Seller or any of its Representatives specifically for use or incorporation by reference therein.

5.24           Insurance.  ADMA, each of its Affiliates and their respective businesses, properties and/or employees are insured under the insurance policies listed on Schedule 5.24, all of which are valid and in full force (the “ADMA Insurance Policies”).  ADMA has made true, complete and correct copies of all ADMA Insurance Policies available to Seller.  The ADMA Insurance Policies and all premiums due and payable thereon have been paid in full.  To ADMA’s Knowledge, ADMA is in compliance in all material respects with the terms and provisions of the ADMA Insurance Policies.  Except as disclosed on Schedule 5.24, as of the date hereof, there are no pending claims under any ADMA Insurance Policy as to which there has been a written denial of coverage or reservation of rights by the applicable insurer (including with respect to any of the pending or threatened Actions set forth on Schedule 5.6).  Schedule 5.24 also sets forth the claims history for ADMA during the past three (3) years (including with respect to insurance obtained but not currently maintained).  ADMA has not received either a written notice or, to the Knowledge of ADMA, verbal notice that could reasonably be expected to be followed by a written notice of cancellation or non-renewal of any ADMA Insurance Policy.

5.25           Affiliate Transactions.  Except for employment relationships and the payment of compensation and benefits in the Ordinary Course of Business or as set forth in a Commercial Agreement or an Other Agreement or as disclosed on Schedule 5.25, (a) ADMA is not subject to any Contract with, or involving the making of any payment, benefit or transfer of assets to, any stockholder, officer or director of ADMA, any immediate family member of any of the foregoing or any of their respective Affiliates (other than ADMA), and (b) none of the Persons described in the foregoing clause (a) has directly or indirectly, (i) any interest in any tangible asset or right of ADMA, or any tangible asset used in the business of ADMA or (ii) any material financial interest in, or is a director, officer or employee of, any Person which is an ADMA Material Supplier, ADMA Material Customer or lessor, lessee or competitor of ADMA.  Ownership of five percent (5%) or less of any class of securities of a company whose securities are registered under the Exchange Act shall not be deemed to be a financial interest for purposes of this Section 5.25.

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5.26           Independent Investigation. ADMA acknowledges and agrees that (a) it and its Representatives have been permitted full and complete access to the books and records, facilities, equipment, Tax Returns, Contracts, Seller Insurance Policies (or summaries thereof) and other properties and assets of Seller that it and its Representatives have desired or requested to see or review, and that it and its Representatives have had a full opportunity to meet with the officers and employees of Seller to discuss the business of Seller, (b) Seller has made available to ADMA and its Representatives, and ADMA has had the opportunity to ask questions of the officers and employees of Seller and to acquire such additional information about the business and financial condition of Seller as ADMA has requested, and all such information has been received, (c) neither Seller nor any other Person has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding Seller or ADMA furnished or made available to ADMA and its Representatives, except as expressly set forth in Article IV of this Agreement,  the Other Agreements, the Equity Documents and the other instruments, documents (excluding the Commercial Agreements) and certificates contemplated hereby and thereby, and neither Seller nor any other Person shall have or be subject to any Liability to ADMA or any other Person resulting from ADMA’s use of any information, documents or material made available to ADMA or any of its Representatives in any “data rooms,” management presentations, due diligence or in any other form in expectation of the Transactions, (d) it is acquiring the Biotest Therapy BU, the Purchased Assets and the Assumed Liabilities based on the results of its own independent inspections and investigations and the representations and warranties of Seller expressly set forth in this Agreement, the Other Agreements, the Equity Documents and the other instruments, documents (excluding the Commercial Agreements) and certificates contemplated hereby and thereby and not on any representation or warranty of Seller or any of its Affiliates not expressly set forth in this Agreement, the Other Agreements, the Equity Documents or the other instruments, documents (excluding the Commercial Agreements) and certificates contemplated hereby and thereby and (e) except in the case of fraud or as otherwise set forth in this Agreement, the Other Agreements, the Equity Documents or the other instruments, documents (excluding the Commercial Agreements) and certificates contemplated hereby and thereby, the Biotest Therapy BU, the Purchased Assets and the Assumed Liabilities are sold “as is, where is” and it accepts the Biotest Therapy BU, the Purchased Assets and the Assumed Liabilities in the condition they are in and at the place where they are located on the Closing, subject to the terms and conditions of this Agreement, the Other Agreements, the Equity Documents and the other instruments, documents (excluding the Commercial Agreements) and certificates contemplated hereby and thereby. Any claims ADMA or Buyer may have for breach of representation or warranty shall be based solely on the representations and warranties of Seller expressly set forth in this Agreement, the Other Agreements, the Equity Documents and the other instruments, documents (excluding the Commercial Agreements) and certificates contemplated hereby and thereby. ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE, AND ALL OTHER WARRANTIES ARISING UNDER THE UNIFORM COMMERCIAL CODE (OR SIMILAR APPLICABLE FOREIGN LAWS), ARE HEREBY WAIVED BY ADMA AND BUYER.

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5.27           Disclaimer.

(a)           EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS ARTICLE V,  THE OTHER AGREEMENTS, THE EQUITY DOCUMENTS OR ANY OF THE OTHER INSTRUMENTS, DOCUMENTS (EXCLUDING THE COMMERCIAL AGREEMENTS) OR CERTIFICATES CONTEMPLATED HEREBY OR THEREBY, NONE OF ADMA, BUYER OR THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES OR REPRESENTATIVES MAKES OR HAS MADE ANY OTHER REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WRITTEN OR ORAL, AT LAW OR IN EQUITY, IN RESPECT OF THE ADMA CAPITAL STOCK OR ADMA BIOCENTERS, INCLUDING ANY IMPLIED REPRESENTATION OR WARRANTY WITH RESPECT TO (I) MERCHANTABILITY, NON-INFRINGEMENT, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, (II) THE OPERATION OF ADMA, BUYER OR THE ADMA BIOCENTERS AFTER THE CLOSING, (III) THE LIKELIHOOD OF SUCCESS OF ANY APPLICATION FOR MARKETING AUTHORIZATION RELATING TO ANY PRODUCT CURRENTLY IN DEVELOPMENT OR FOR WHICH MARKETING AUTHORIZATION HAS NOT YET BEEN GRANTED EITHER IN THE UNITED STATES OR IN ANY OTHER COUNTRY, OR (IV) THE PROBABLE SUCCESS OR PROFITABILITY OF ADMA, BUYER OR THE ADMA BIOCENTERS AFTER THE CLOSING.

(b)           EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS ARTICLE V, THE OTHER AGREEMENTS, THE EQUITY DOCUMENTS OR ANY OF THE OTHER INSTRUMENTS, DOCUMENTS (EXCLUDING THE COMMERCIAL AGREEMENTS) OR CERTIFICATES CONTEMPLATED HEREBY OR THEREBY, ADMA’S INTERESTS IN THE ADMA CAPITAL STOCK AND ADMA BIOCENTERS ARE BEING TRANSFERRED “AS IS, WHERE IS, WITH ALL FAULTS,” AND EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN,  THE OTHER AGREEMENTS, EQUITY DOCUMENTS OR ANY OF THE OTHER INSTRUMENTS, DOCUMENTS (EXCLUDING THE COMMERCIAL AGREEMENTS) OR CERTIFICATES CONTEMPLATED HEREBY OR THEREBY, ADMA AND BUYER EACH EXPRESSLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, AS TO THE CONDITION, VALUE OR QUALITY OF THE ADMA CAPITAL STOCK OR THE ADMA BIOCENTERS AND THE PROSPECTS (FINANCIAL OR OTHERWISE), RISKS AND OTHER INCIDENTS OF ADMA, BUYER OR THE ADMA BIOCENTERS.

ARTICLE VI
COVENANTS PRIOR TO CLOSING

6.1           Access to Information.

(a)           From the Execution Date until the earlier of the Effective Time or the termination of this Agreement pursuant to Section 10.1 and except as otherwise prohibited by applicable Law, Seller shall (i) afford ADMA, Buyer and their respective Representatives reasonable access, during regular business hours and at reasonable agreed-upon times, at ADMA’s sole cost and expense, to Seller’s personnel (subject to advance coordination with Seller), properties and books and records related to the Biotest Therapy BU, (ii) provide to ADMA and Buyer copies of any correspondence from or to the FDA or any other Governmental Authority relating to the CIVACIR Development Project, the Products or the Registrations or otherwise relating to the Biotest Therapy BU, in each case, within three (3) Business Days of receipt of, or three (3) Business Days prior to sending, as the case may be, such correspondence, (iii) furnish to ADMA, Buyer and their respective Representatives such additional information relating to the Biotest Therapy BU as may be reasonably requested and (iv) instruct the Representatives of Seller to cooperate with ADMA, Buyer and their respective Representatives in their investigation of the Biotest Therapy BU; provided, however, that such access shall not unreasonably interfere with Seller’s business and operations. Seller shall permit, ADMA, Buyer and their respective Representatives to perform, at ADMA’s sole cost and expense and without unreasonable interference to Seller’s business and operations, Phase I Environmental Site Assessments, within the scope of ASTM E 1527-13, with respect to the BTBU Owned Real Property as ADMA reasonably deems necessary.

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(b)           From the Execution Date until the earlier of the Effective Time or the termination of this Agreement pursuant to Section 10.1 and except as otherwise prohibited by applicable Law, ADMA shall (i) afford Seller and its Representatives reasonable access, during regular business hours and at reasonable agreed-upon times, at Seller’s sole cost and expense, to ADMA’s personnel, properties and books and records related to the ADMA Business, (ii) furnish to Seller and its Representatives such additional information relating to the ADMA Business as may be reasonably requested and (iii) instruct the Representatives of ADMA to cooperate with Seller and its Representatives in their investigation of the ADMA Business; provided, however, that such access shall not unreasonably interfere with ADMA’s business and operations.

(c)           Any information provided pursuant to this Section 6.1 shall be subject to the terms of the Confidentiality Agreement.

6.2           Conduct of the Biotest Therapy BU.

(a)           From the Execution Date until the earlier of the Effective Time or the termination of this Agreement pursuant to Section 10.1, except as otherwise set forth on Schedule 6.2(a) or as expressly contemplated by this Agreement or consented to in writing by ADMA (not to be unreasonably withheld, conditioned or delayed), Seller shall use commercially reasonable efforts to: (i) operate the Biotest Therapy BU in the Ordinary Course of Business and (ii) preserve in all material respects the Purchased Assets and the business of the Biotest Therapy BU, including the Registrations and including using commercially reasonable efforts to:

(i)           maintain its corporate existence;

(ii)           maintain, preserve and retain good relationships with suppliers, customers, landlords and others having business relationships with the Biotest Therapy BU;

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(iii)           keep available the services of the Key Employees; provided however, that Seller shall have the right to decide in its sole discretion concerning the expenditure of additional funds in connection with the performance of its obligations under this Section 6.2(a)(iii);

(iv)           maintain the Purchased Assets (including the BTBU Owned Real Property) in substantially similar condition and repair in all material respects in the Ordinary Course of Business, maintain in full force and effect, the Seller Insurance Policies for purposes of the Purchased Assets and the BTBU Real Property and, in the event of a casualty, loss or damage to any Purchased Asset prior to the Closing Date, either repair such Purchased Asset so it is in substantially similar or better condition in the Ordinary Course of Business than immediately prior to such casualty, loss or damage, or replace such Purchased Asset with an Asset of the same kind and quality or, if Buyer agrees, in its sole discretion, transfer the proceeds under any Seller Insurance Policy (together with the amount of any deductible or self-insured retention) to Buyer at the Closing;

(v)           continue to make capital expenditures consistent with those contemplated by the capital expenditure budget set forth on Schedule 6.2(a)(v);

(vi)           maintain in full force and effect all BTBU Intellectual Property and registrations and applications therefor, other than abandonments, lapses or expirations of immaterial BTBU Intellectual Property in the Ordinary Course of Business;

(vii)           comply with all material requirements of Applicable Laws and all material contractual obligations of the Biotest Therapy BU;

(viii)           prepare, in the Ordinary Course of Business, and timely file all Tax Returns relating to the Biotest Therapy BU and the Purchased Assets required to be filed by it and pay all material Taxes relating to the Biotest Therapy BU and the Purchased Assets as such Taxes become due and payable in the Ordinary Course of Business; and

(ix)           promptly notify ADMA of any pending Action, or receipt of any notice threatening an Action, concerning federal, state, local or foreign income or franchise Tax matters against or with respect to the Biotest Therapy BU and the Purchased Assets, and not settle or compromise any such Tax matter without obtaining ADMA’s comments in advance concerning such settlement or compromise;

(b)           From the Execution Date until the earlier of the Effective Time or the termination of this Agreement pursuant to Section 10.1, except as set forth on Schedule 6.2(b) or except as necessary to perform its obligations under Section 6.2(a), as expressly contemplated in this Agreement, or as consented to in writing by ADMA (not to be unreasonably withheld, conditioned or delayed), Seller shall not solely with respect to the Purchased Assets, the Assumed Liabilities, the Biotest Therapy BU or the BTBU Employees, as the case may be:

(i)           amend (whether by merger, consolidation or otherwise) its Certificate of Incorporation or Bylaws (or equivalent organizational documents);

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(ii)           grant or announce any increase in the salaries, bonuses or other cash or equity compensation payable by Seller, or otherwise enter into, amend or modify any employment or severance or other agreement or arrangement, to any of the BTBU Employees or Other Seller Employees, other than (A) as required by Law, (B) pursuant to any Seller Plans, programs or agreements existing on the Execution Date, or (C) amounts due from Seller in respect of 2016 bonuses, which shall be paid in the Ordinary Course of Business and in accordance with the Biotest Pharmaceuticals Corporation Bonus Plan Guidelines provided by Seller;

(iii)           cancel or waive any material rights, or pay, discharge, settle or compromise any material Actions of Seller or any material Action involving or against Seller, in each case, relating to the Biotest Therapy BU or the Purchased Assets;

(iv)           to the extent related to the Biotest Therapy BU or the Purchased Assets, (x) adversely alter its customary practices with respect to collection of accounts receivable and payment of accounts payable of the Biotest Therapy BU or billing practices, (y) amend, modify or change in any material respect Seller’s Inventory management practices, or (z) make any material change to its customer pricing, including with respect to the provision of discounts, rebates or allowances, or engage in any promotional sales activity, in each case outside of the Ordinary Course of Business or in a manner that could reasonably be expected to materially interfere with the Buyer’s conduct of the Biotest Therapy BU following the Closing;

(v)           make any capital improvements or alterations or changes to the BTBU Owned Real Property except those necessary to prevent loss of life, personal injury or property damage in emergency situations;

(vi)           sell, lease, license, transfer, convey title (in whole or in part), dispose of any interest in or grant any right to any of the Purchased Assets, the BTBU Leased Real Property or the Biotest Therapy BU, other than sales of Inventory in the Ordinary Course of Business, grants of non-exclusive licenses to Intellectual Property to customers in the Ordinary Course of Business, or pursuant to any Assigned Contract as in effect as of the Execution Date, or except as provided in Section 6.2(b)(xi), permit or allow any of the Purchased Assets, the BTBU Leased Real Property or the Biotest Therapy BU to be subjected to any Encumbrances other than any Encumbrances that exist on the Execution Date (all of which shall be released, satisfied or otherwise discharged as of the Effective Time, other than Permitted Encumbrances);

(vii)           terminate, cancel, modify, amend, fail to renew, renew or waive any right under, any BTBU Real Property Lease, any Material Contract or material Registration or otherwise waive, release or assign any material rights, claims or benefits thereto;

(viii)           enter into any Contract that would be required to be disclosed on Schedule 4.18(a) or that has a term greater than one (1) year and a total value of $100,000 or more;

(ix)           fail to maintain in full force and effect any Seller Insurance Policy in effect, except for any Seller Insurance Policy replaced by a new or successor policy of substantially similar coverage;

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(x)           make any changes to the technology infrastructure (other than normal repairs, maintenance or version updates) in connection with the Biotest Therapy BU or the Purchased Assets;

(xi)           incur any Indebtedness that creates an Encumbrance on the Purchased Assets, other than in the Ordinary Course of Business;

(xii)           enter into any hedging or similar transaction in connection with the Biotest Therapy BU or the Purchased Assets;

(xiii)           agree to take any of the actions specified in this Section 6.2(b), except as expressly contemplated by this Agreement, the Commercial Agreements and the Other Agreements;

(xiv)           (A) make or rescind any election relating to Taxes with respect to the Biotest Therapy BU and/or the Purchased Assets or (B) make any change in any methods or policies or systems of internal accounting controls, keeping of books of account, accounting practices, or material method of Tax accounting, in each case relating to the Biotest Therapy BU and/or the Purchased Assets, unless required by GAAP (under applicable authoritative accounting pronouncements) or applicable Law; or

(xv)           conduct any portion of the Biotest Therapy BU on real property other than the Real Property.

(c)           Each Party acknowledges and agrees that:

(i)           nothing in this Agreement shall give ADMA or Buyer, directly or indirectly, the right to control or direct Seller’s operation of the Biotest Therapy BU prior to the Effective Time;

(ii)           prior to the Effective Time, Seller shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations; and

(iii)           notwithstanding anything to the contrary set forth in this Agreement, no consent of Buyer shall be required with respect to any matter set forth in this Section 6.2 or elsewhere in this Agreement to the extent the requirement of such consent would, upon advice of outside counsel, violate any Antitrust Law.

6.3           Conduct of the ADMA Business.

(a)           From the Execution Date until the earlier of the Effective Time or the termination of this Agreement pursuant to Section 10.1, except as otherwise set forth on Schedule 6.3(a) or as expressly contemplated by this Agreement or consented to in writing by Seller (not to be unreasonably withheld, conditioned or delayed), ADMA shall use commercially reasonable efforts to: (i) operate the ADMA Business in the Ordinary Course of Business and (ii) preserve in all material respects the ADMA Business, including using commercially reasonable efforts to:

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(i)           maintain its corporate existence;

(ii)           maintain, preserve and retain good relationships with suppliers, customers, landlords and others having business relationships with the ADMA Business;

(iii)           keep available the services of its key employees; provided however, that ADMA shall have the right to decide in its sole discretion concerning the expenditure of additional funds in connection with the performance of its obligations under this Section 6.3(a)(iii);

(iv)           maintain ADMA’s Assets in good condition and repair in all material respects, maintain insurance reasonably comparable to that in effect on the date hereof and maintain inventory and supplies at customary operating levels in the Ordinary Course of Business;

(v)           continue to make capital expenditures consistent with those contemplated by the capital expenditure budget set forth on Schedule 6.3(a)(v);

(vi)           maintain in full force and effect all ADMA Intellectual Property and registrations and applications therefor, other than abandonments, lapses or expirations of immaterial ADMA Intellectual Property in the Ordinary Course of Business;

(vii)           comply with all material requirements of applicable Laws and all material contractual obligations of the ADMA Business; and

(viii)           prepare, in the Ordinary Course of Business, and timely file all material Tax Returns required to be filed by it and pay all material Taxes as such Taxes become due and payable in the Ordinary Course of Business.

(b)           From the Execution Date until the earlier of the Effective Time or the termination of this Agreement pursuant to Section 10.1, except as set forth on Schedule 6.3(b) or except as necessary to perform its obligations under Section 6.3(a), as expressly contemplated in this Agreement, or as consented to in writing by Seller (not to be unreasonably withheld, conditioned or delayed), ADMA shall not:

(i)           amend (whether by merger, consolidation or otherwise) its Certificate of Incorporation or Bylaws, other than as contemplated by Section 6.6(b);

(ii)           cancel or waive any material rights, or pay, discharge, settle or compromise any material Actions of ADMA or any material Action involving or against ADMA;

(iii)           (x) adversely alter its customary practices with respect to collection of accounts receivable and payment of accounts payable or billing practices, (y) amend, modify or change in any material respect ADMA’s inventory management practices, or (z) make any material change to its customer pricing, including with respect to the provision of discounts, rebates or allowances, or engage in any promotional sales activity, in each case outside of the Ordinary Course of Business;

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(iv)           enter into, establish or amend any ADMA Plan, other than as required for compliance with Law;

(v)           sell, lease, license, transfer, convey title (in whole or in part), dispose of any interest in or grant any right to any of ADMA’s Assets, other than grants of non-exclusive licenses to Intellectual Property to customers in the Ordinary Course of Business, sales of inventory in the Ordinary Course of Business or pursuant to any Contract as in effect as of the Execution Date, or, except as provided in Section 6.3(b)(x), permit or allow any of ADMA’s Assets to be subjected to any Encumbrances other than any Encumbrances that exist on the Execution Date or Permitted Encumbrances, or negotiate or have any discussions regarding the foregoing;

(vi)           terminate or modify any ADMA Material Contract or otherwise waive, release or assign any material rights, claims or benefits thereto;

(vii)           enter into any Contract that would be required to be disclosed on Schedule 5.17(a) or that has a term greater than one (1) year and a total value of $100,000 or more;

(viii)           fail to maintain in full force and effect any ADMA Insurance Policy in effect, except for any ADMA Insurance Policy replaced by a new or successor policy of substantially similar coverage;

(ix)           make any changes to the technology infrastructure (other than normal repairs, maintenance or version updates) in connection with the ADMA Business;

(x)           incur any Indebtedness that creates any Encumbrance on the Assets of ADMA or incur any additional Indebtedness under the Loan Agreement, other than in the Ordinary Course of Business;

(xi)           enter into any hedging or similar transaction in connection with the ADMA Business;

(xii)           agree to take any of the actions specified in this Section 6.3(b), except as contemplated by this Agreement, the Commercial Agreements, the Other Agreements or the Equity Documents; or

(xiii)           (A) make or rescind any election relating to Taxes or (B) make any change in any methods or policies or systems of internal accounting controls, keeping of books of account, accounting practices, or material method of Tax accounting, unless required by GAAP (under applicable authoritative accounting pronouncements) or applicable Law.

(c)           Each Party acknowledges and agrees that:

(i)           nothing in this Agreement shall give Seller, directly or indirectly, the right to control or direct ADMA’s operation of the ADMA Business;

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(ii)           ADMA shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations; and

(iii)           notwithstanding anything to the contrary set forth in this Agreement, no consent of Seller shall be required with respect to any matter set forth in this Section 6.3 or elsewhere in this Agreement to the extent the requirement of such consent would, upon advice of outside counsel, violate any Antitrust Law.

6.4           Required Notices, Approvals and Consents.

(a)           As soon as reasonably practicable after the Execution Date, Seller, ADMA and Buyer shall (and shall cause their respective Affiliates to) make all filings, notices, petitions, statements, registrations, submissions of information, application or submission of other documents required to be made in order to consummate the Transactions in accordance with Section 6.5.  Seller shall, as promptly as reasonably practicable after the Execution Date, (i) provide all notices to third parties as are required pursuant to the terms of, or as otherwise required by, any of the Assigned Contracts in connection with the assignment of the Assigned Contracts to Buyer, (ii) use its commercially reasonable efforts to (A) obtain all consents required to effect the assignment of the Assigned Contracts and BTBU Real Property Leases to Buyer, (B) obtain any landlord’s estoppel certificates requested by Buyer and in form and substance reasonably acceptable to Buyer from landlords under the BTBU Real Property Leases, and (C) with respect to any BTBU Real Property Lease for which the applicable BTBU Leased Real Property is subject to an existing mortgage, deed of trust or ground lease, obtain any non-disturbance agreements requested by Buyer and in form and substance reasonably acceptable to Buyer, with any related fees of such non-disturbance agreements to be at Seller’s sole cost and expense, (iii) subject to Section 8.8 file or submit, to the FDA or any other Governmental Authority, all such duly executed filings and submissions as are necessary to transfer the rights to the Registrations (to the extent so transferable) to Buyer, or for FDA to reissue the Product BLAs to Buyer, including the Seller Registration Transfer Letter, and (iv) make such filings as are reasonably necessary to transfer, to the extent so transferable from Seller under applicable Law, all special permits or licenses issued by the state or municipality in which each parcel of Real Property is located in connection with the operation of the business of the Biotest Therapy BU (including any permits required pursuant to Environmental, Safety and Health Laws).  Notwithstanding anything to the contrary herein, Seller shall permit ADMA to participate in all correspondence, calls and meetings with the FDA between the Execution Date and the Effective Date to the extent any such correspondence, call or meeting relates to the Biotest Therapy BU or the Purchased Assets.

(b)           Without limiting the generality of the obligations of the Parties set forth in Section 6.4(a) and in furtherance thereof, the Parties hereby acknowledge and agree that with respect to (i) the Althea Contract, if, prior to the Effective Time, Seller cannot obtain the written consent of Althea (and, if necessary, Ajinomoto Althea, Inc.) to assign such Contract as an Assigned Contract hereunder, which assignment agreement will be in form and substance mutually agreeable to the Parties and include an acknowledgement from Althea (and, if necessary, Ajinomoto Althea, Inc.) that the Althea Contract remains in full force and effect in accordance with its terms, then as promptly as practicable following the Effective Time, Seller will use its commercially reasonable efforts to assist and cooperate with Buyer in Buyer’s efforts to negotiate and sign a new written Contract with Althea (and, if necessary, Ajinomoto Althea, Inc.) with respect to the Biotest Therapy BU to supersede the Althea Contract, and (ii) the Sanofi Manufacturing Contract and Sanofi Plasma Contract, (A) Buyer and Seller will use their respective commercially reasonable efforts to receive the written consent of Sanofi to (x) bifurcate the obligations of Seller under the Sanofi Plasma Contract, on the one hand, and the Sanofi Manufacturing Contract, on the other hand, such that, from and after the Closing, the plasma supply obligations of Seller and the product manufacturing obligations of Buyer  will be governed by two separate and independent amended and restated Contracts, the first applicable solely to the plasma supply obligations of Seller, and the second applicable solely to the product manufacturing obligations of Buyer, in each case without containing any cross default, set-off or similar provisions that can be triggered under such new separate and independent Contracts, and (B) if Sanofi does not agree to provide its written consent to the aforementioned bifurcation reasonably in advance of the anticipated Effective Time, then Seller and Buyer will (x) use their respective commercially reasonable efforts to receive the written consent of Sanofi to the assignment to Buyer of the Sanofi Manufacturing Contract at the Closing, which assignment agreement will be in form and substance mutually agreeable to such Parties, and (y) reasonably cooperate and mutually agree in writing, effective as of the Closing, on the fulfillment of the plasma supply obligations of Seller from and after the Closing under the Sanofi Plasma Contract and the product manufacturing obligations of Buyer from and after the Closing under the Sanofi Manufacturing Contract.

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6.5           HSR Act; Other Antitrust Laws.

(a)           As promptly as practicable after the date hereof, ADMA, Buyer and Seller shall use their reasonable best efforts to make, and shall cause their Affiliates to use their reasonable best efforts to make, all filings, notices, petitions, statements, registrations, submissions of information, application or submission of other documents required by any Governmental Authority in connection with the Transactions, including: (i) within twenty (20) Business Days of the Execution Date, any filings, submissions, notification and report forms and related material that may be required under the HSR Act with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice and (ii) any filings required under any other applicable Antitrust Laws.  Subject to restrictions required under applicable Law relating to the exchange of information, each of ADMA, Buyer and Seller shall promptly supply the other with any information as such other Party may reasonably request in order to prepare or make any required filings or applications pursuant to this Section 6.5.  In addition, each of ADMA, Buyer and Seller shall, and shall cause its applicable Affiliates to, request early termination of the applicable waiting period under the HSR Act, use their respective commercially reasonable efforts to obtain such early termination and as promptly as reasonably practicable make any further filings that may be necessary, proper, or advisable in connection with the clearance of the Transactions under the HSR Act.  Buyer and Seller shall each pay one half of all fees due in connection with filings required under the HSR Act.

(b)           Subject to applicable confidentiality restrictions or restrictions required under applicable Law relating to the exchange of information, each of Seller, ADMA and Buyer shall promptly notify the other of the receipt and contents of: (i) any comments or questions from any Governmental Authority in connection with any filings made pursuant hereto or otherwise related to the Transactions and (ii) any requests by any Governmental Authority for additional information or amendments or supplements to any filings made pursuant to any applicable Antitrust Laws and rules and regulations of any Governmental Authority or answers to any questions, or the production of any documents, relating to such additional information, amendments or supplements or any investigation of the Transactions by any Governmental Authority.  Without limiting the generality of the foregoing, each Party shall promptly provide to the other Party (or its respective advisors) upon request copies of all correspondence between such Party and any Governmental Authority relating to the Transactions.  In addition, each Party will keep the other Parties apprised on a reasonably prompt basis of the status of any such inquiry or request.  The Parties may, as they reasonably deem advisable and necessary, designate any competitively sensitive materials provided to the other under this Section as “outside counsel only.”  Such materials and the information contained therein shall be given only to outside counsel of the recipient and will not be disclosed by such outside counsel to employees, officers, or directors of the recipient except with the advance written consent of the Party providing such materials.  In addition, to the extent reasonably practicable and consented to by the applicable Governmental Authority, all discussions, telephone calls, and meetings with a Governmental Authority regarding the filings or the Transactions shall include Representatives of both Buyer and Seller.  Subject to applicable Law, the Parties will reasonably consult and cooperate with each other in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, and proposals, made or submitted to any Governmental Authority regarding the Transactions by or on behalf of any Party.

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(c)           No Party shall take any action that could reasonably be expected to materially and adversely affect the approval of any Governmental Authority of any of the aforementioned filings. Subject to the other terms and conditions of this Section 6.5, the Parties further covenant and agree, with respect to a threatened or pending preliminary or permanent injunction or other order, decree or ruling or statute, rule, regulation or executive order that would materially and adversely affect the ability of the Parties to consummate the Transactions, to use commercially reasonable efforts to prevent or lift the entry, enactment or promulgation thereof, as the case may be.

(d)           Notwithstanding anything herein to the contrary, the Parties understand and agree that commercially reasonable efforts of any party hereto shall not be deemed to include: (i) proposing, negotiating, agreeing to or offering to commit to any sale, divestiture, license, disposition or separation (including by establishing a trust or otherwise) of, or any limitation on any operation or business of, any Party or any of its or its Affiliates’ businesses, assets or properties, (ii) terminating, relinquishing, modifying or waiving existing relationships, ventures, contractual rights, obligations or other arrangements of ADMA, Buyer, Seller or their respective Affiliates, (iii) creating any relationships, ventures, contractual rights, obligations or other arrangements of ADMA, Buyer, Seller or their respective Affiliates, or (iv) proffering or consenting to any other restriction, prohibition or limitation on any of the assets of ADMA, Buyer, Seller or their respective Affiliates, except, in each case, to the extent such action, consent or condition would not reasonably be expected, individually or in the aggregate, to have a Seller Material Adverse Effect or ADMA Material Adverse Effect.  Subject to the other terms and conditions of this Section 6.5, if any objections are asserted with respect to the Transactions under any Law relating to regulatory matters or if any Action is instituted by any Governmental Authority or any private party challenging the Transactions as violative of any Law relating to regulatory matters, each of the Parties shall cooperate with one another and use their respective reasonable best efforts to: (x) oppose or defend against any Action to prevent or enjoin consummation of the Transactions and/or (y) take such action as reasonably necessary to overturn any Action by any Governmental Authority or private party to block consummation of the Transactions, including by defending any Action brought by any Governmental Authority or private party in order to avoid entry of, or to have vacated, overturned or terminated, including by appeal if necessary, any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) that would restrain, prevent or delay the Transactions, or in order to resolve any such objections or challenge as such Governmental Authority or private party may have to such Transactions under such Laws so as to permit consummation of the Transactions.

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6.6           Proxy Statement; ADMA Stockholders’ Meeting.

(a)           Proxy Statement.  As promptly as practicable after the Execution Date, ADMA shall prepare and file with the SEC a preliminary proxy statement relating to the ADMA Stockholders’ Meeting (together with the notice of meeting and any amendments thereof or supplements thereto and including exhibits thereto, the “Proxy Statement”).  Seller shall furnish all information as ADMA may reasonably request in connection with the preparation and filing of the Proxy Statement and any updates to such information, as appropriate.  As promptly as practicable after (x) ADMA receives notice from the SEC that the SEC will furnish no comments on the Proxy Statement, or (y) the clearance of the Proxy Statement by the SEC (if the SEC furnishes comments to the Proxy Statement to ADMA), ADMA shall file a definitive Proxy Statement with the SEC and mail the Proxy Statement to its stockholders and furnish to Seller.  Subject to Section 6.8, the Proxy Statement shall include the ADMA Recommendation.  ADMA will use commercially reasonable efforts to respond to any comments made by the SEC with respect to the Proxy Statement.  ADMA will notify Seller promptly upon receipt of any request by the SEC for amendment of the Proxy Statement, comments thereon or requests by the SEC for additional information.  Before responding to any such comments or requests, ADMA shall provide Seller with a reasonable opportunity to review and comment on any drafts of the Proxy Statement and related correspondence and filings and shall include in such drafts, correspondence and filings all comments reasonably proposed by Seller.  Each of ADMA and Seller agrees promptly to correct any information provided by it for inclusion or incorporation by reference in the Proxy Statement if and to the extent that it shall have become (or shall have become known to be) false or misleading in any material respect.  ADMA further agrees to cause the Proxy Statement, as so corrected, to be filed promptly with the SEC and mailed to its stockholders, in each case, as and to the extent required by applicable Law.

(b)           ADMA Stockholders’ Meeting.  Subject to Section 6.8, ADMA shall call and hold a special meeting of its stockholders, as promptly as practicable following the earlier of the date on which (x) ADMA receives notice from the SEC that the SEC will furnish no comments on the Proxy Statement or (y) the Proxy Statement is cleared by the SEC, in each case, for the purpose of obtaining the ADMA Stockholder Approval (the “ADMA Stockholders’ Meeting”); provided, however, that for the avoidance of doubt, ADMA may postpone, recess or adjourn the ADMA Stockholders’ Meeting: (i) with the consent of Seller; (ii) for the absence of a quorum; or (iii) to allow reasonable additional time for the filing and dissemination to ADMA’s stockholders prior to ADMA’s Stockholder’s Meeting of any supplemental or amended disclosure which the board of directors of ADMA has determined in good faith (after consultation with its outside legal counsel) that the failure to do so would be inconsistent with its fiduciary duties under applicable Laws and for such supplemental or amended disclosure to be disseminated to and reviewed by ADMA’s stockholders prior to the ADMA Stockholders’ Meeting.

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6.7           Exclusivity.  From the Execution Date until the earlier of the Effective Time or the termination of this Agreement pursuant to Section 10.1, neither Seller nor the Biotest Guarantors nor any of their respective Affiliates will, directly or indirectly, solicit any offers for the acquisition of any equity interests in Seller or the sale of all or any portion of the Purchased Assets or the Biotest Therapy BU, or negotiate, discuss, entertain or approve any offer or indication of interest with respect to any such acquisition or sale or undertake any transactions similar to the foregoing transactions.

6.8           No Solicitation; Buyer Acquisition Proposals.

(a)           From the Execution Date until the earlier of the Effective Time or the termination of this Agreement pursuant to Section 10.1, except as specifically permitted by Section 6.8(b), Section 6.8(e) or Section 6.8(f), ADMA shall not, and shall cause its Affiliates and Representatives not to, (i) solicit, initiate, knowingly encourage or knowingly facilitate any inquiries or the making of any offer or proposal regarding any Alternative Transaction Proposal, (ii) approve, endorse or recommend any Alternative Transaction Proposal, (iii) withdraw, modify or amend the ADMA Recommendation in a manner adverse to Seller in connection with any Alternative Transaction Proposal (any action described in clause (ii) or (iii), an “Adverse Recommendation Change”), (iv) execute or enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar contract, agreement or understanding or (v) resolve, agree or publicly propose to do any of the foregoing.

(b)           Notwithstanding Section 6.8(a), if ADMA receives an Alternative Transaction Proposal after the Execution Date and prior to obtaining the ADMA Stockholder Approval, then, in response thereto, ADMA may provide or give access to the Person or group making such Alterative Transaction Proposal (the “Potential Acquiror”) information relating to ADMA (so long as any written material non-public information provided by ADMA to such Potential Acquiror has previously been made available to Seller or is made available to Seller prior to or concurrently with the time it is made available to such Potential Acquiror), and enter into discussions or negotiations with such Potential Acquiror; provided, however, that each of the following conditions are met: (i) such Potential Acquiror (A) entered into a confidentiality agreement with ADMA prior to the date hereof, or (B) if entered into after the date hereof, such Potential Acquiror executes a confidentiality agreement with terms no less favorable in the aggregate to ADMA than those contained in the Confidentiality Agreement, (ii) the board of directors of ADMA determines in good faith (after consultation with ADMA’s outside financial advisor and outside counsel) that such Alternative Transaction Proposal constitutes or could reasonably be expected to lead to a Superior Transaction and (iii) ADMA has provided Seller with prior written notice, (A) that information has been requested or discussions or negotiations have been sought to be initiated relating to an Alternative Transaction Proposal, (B) of the identity of the Potential Acquiror and any other terms of such request, inquiry or Alternative Transaction Proposal as would be material to an evaluation of such Alternative Transaction Proposal and (C) of its intent to take any such action.

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(c)           Without limiting Section 6.8(a), if ADMA or any of its Representatives participates in discussions or negotiations with, or provides or gives access to information to, a Potential Acquiror, ADMA will keep Seller advised on a reasonably current basis of any material developments with respect thereto.

(d)           ADMA shall, and shall cause its Representatives to, immediately cease and cause to be terminated any existing activities, discussions, or negotiations with any Persons other than Seller and its Affiliates conducted prior to the Execution Date with respect to any Alternative Transaction Proposal.

(e)           Notwithstanding Section 6.8(a), at any time prior to obtaining the ADMA Stockholder Approval, the board of directors of ADMA may make an Adverse Recommendation Change and, subject to ADMA’s compliance with Section 10.1(c)(ii), enter into an agreement with respect to a Superior Transaction, if and only if (i) ADMA shall not have breached this Section 6.8 in connection with such Adverse Recommendation Change; (ii) the board of directors of ADMA determines in good faith (after consultation with ADMA’s outside legal counsel) that the failure to make the Adverse Recommendation Change would be inconsistent with the fiduciary duties of the board of directors of ADMA under applicable Laws; (iii) ADMA shall have given Seller prior written notice of its intention to make an Adverse Recommendation Change at least three (3) days prior to making any Adverse Recommendation Change, which prior written notice shall include all of the material terms and conditions of such Alternative Transaction, and, if available, the current draft agreement reflecting such terms and conditions; (iv) the board of directors of ADMA determines in good faith (after consultation with its outside financial advisor and outside legal counsel) that such Alternative Transaction Proposal constitutes a Superior Transaction; and (v) (A) during the three (3) day period described in clause (iii), the board of directors of ADMA allows Seller to propose an amendment to the terms of this Agreement and negotiate in good faith with Seller with respect to any such proposed amendment, and (B) after which period the board of directors of ADMA determines in good faith (after consultation with ADMA’s outside financial advisor and outside legal counsel), after considering such proposed amendment and negotiations, if any, that such Alternative Transaction Proposal continues to be a Superior Transaction.

(f)           Nothing contained in this Section 6.8 shall prohibit ADMA from complying with Rules 14a-9, 14d-9, 14e-2 and Item 1012(a) of Regulation M-A promulgated under the Exchange Act, or from issuing a “stop, look and listen” statement pending disclosure of its position thereunder, or making any required disclosure to ADMA’s stockholders if, in the good faith judgment of the board of directors of ADMA, after consultation with its outside legal counsel, the failure to do so would be inconsistent with its fiduciary duties under applicable Law or such disclosure is otherwise required under applicable Law.

6.9           Shared Use Assets; Transition Activities.

(a)           Between the Execution Date and the Effective Date, each of Buyer and Seller shall prepare a mutually agreeable Schedule 1.1(m) which will (i) list those Assets of Seller (the “Shared Use Assets”) that are currently used in or necessary to both the Biotest Therapy BU and Seller’s Excluded Business and (ii) set forth in Column A those Shared Use Assets that are to be acquired by Buyer at the Effective Time (“Buyer Shared Use Assets”) and in Column B those Shared Use Assets to be retained by Seller (“Seller Shared Use Assets”).

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(b)           Between the Execution Date and the Effective Time, each of Buyer and Seller shall prepare a mutually agreeable Transition Services Agreement, (the “Transition Services Agreement”), to be entered into and effective at the Effective Time, pursuant to which Seller and Buyer shall provide certain transitional services to the other Party with respect to the Shared IT Assets for an initial term of twenty-four (24) months after the Effective Time and such other transitional services which may include finance, human resources and information technology services, in each case, in accordance with the terms and conditions thereof.

6.10           Notifications.  From the Execution Date until the earlier of the Effective Time or the termination of this Agreement pursuant to Section 10.1, subject to applicable Law, Seller, on the one hand, and ADMA or Buyer, on the other hand, shall promptly notify the other Party or Parties in writing of (a) any fact, change, condition, circumstance or occurrence or nonoccurrence of any event of which it is aware that will or is reasonably likely to result in any of the conditions set forth in Article VII to not be satisfied at or prior to the Effective Time and (b) any Action commenced or, to such Party’s Knowledge, threatened, relating to or involving or otherwise affecting such Party or any of its Affiliates which relates to this Agreement or the Transactions; provided, however, that the delivery of any notice pursuant to this Section 6.10 shall not affect any of the representations, warranties, covenants, rights or remedies, or the conditions to the obligations of, the Parties hereunder; provided, further, that the Parties acknowledge and agree that any breach of the obligation to notify pursuant to this Section 6.10 will be treated for all purposes of this Agreement (including satisfaction of the conditions in Article VII and indemnification in Article XI) only as a breach of the underlying representation and warranty and not as an independent breach of a covenant or agreement.

6.11           Further Assurances; Further Documents.

(a)           From the Execution Date until the earlier of the Effective Time or the termination of this Agreement pursuant to Section 10.1, subject to the terms and conditions of this Agreement (including Section 6.5), each of Seller, ADMA and Buyer shall use (and cause their respective Affiliates to use) their respective commercially reasonable efforts, to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, in the most expeditious manner practicable, (i) to satisfy or cause to be satisfied all the conditions precedent that are set forth in Article VII, as applicable to each such Party, (ii) to cause the Transactions to be consummated and (iii) without limiting the generality of the foregoing, to obtain all Required Consents and to make all filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to consummate the Transactions.

(b)           Each of Buyer and Seller shall, and shall cause its respective Affiliates to, at the request of another Party, execute and deliver to such other Party all such further instruments, assignments, assurances and other documents as such other Party may reasonably request in connection with the consummation of the Transactions.

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(c)           Seller shall, and shall cause its Affiliates to, use commercially reasonable efforts to cause their Representatives to provide to ADMA (i) the financial statements of the Biotest Therapy BU, including any applicable accountant’s reports and consents, and (ii) such other financial information as is reasonably necessary to prepare pro forma financial statements, in each case, that ADMA reasonably determines are required in connection with the preparation of the Proxy Statement and any Form 8-K (including amendments thereto), to be filed by or on behalf of ADMA in connection with the Closing.

6.12           Termination of Affiliate Transactions.  Other than any Affiliate Transaction identified in writing by ADMA or Buyer to Seller at least three (3) Business Days prior to the Closing Date, Seller shall and shall cause its Affiliates to take all actions necessary to terminate all Seller Affiliate Transactions between Seller, on the one hand, and one or more of Seller’s Affiliates, on the other hand, at or prior to the Closing in a manner such that neither ADMA nor Buyer has or will have any Liability following the Closing pursuant to any such Seller Affiliate Transaction.

6.13           Issuance of Warrants.  If, during the period between September 12, 2016 and the Closing Date, ADMA issues rights, options or warrants entitling the holder(s) thereof to acquire in the aggregate in excess of 184,000 shares of ADMA Common Stock, at the Closing, ADMA shall issue to Seller warrants (evidenced by an instrument in a form reasonably acceptable to the Seller) entitling the Seller to acquire that number of shares of ADMA NV Capital Stock equal to the excess of (a) the aggregate number of shares of ADMA Common Stock issued between September 12, 2016 and the Closing Date, over (b) 184,000 (such excess, the “Biotest Warrants Amount”); provided, that the instrument evidencing such warrants shall provide that if at the time Seller exercises such warrants to purchase shares of ADMA NV Capital Stock, (x) the Standstill Period has expired or been earlier terminated pursuant to the terms of Article III of the Stockholders Agreement, or (y) Seller and its Affiliates Beneficially Own less than thirty percent (30%) of the issued and outstanding ADMA Common Stock, then ADMA shall issue to Seller upon such exercise (i) such number of shares of ADMA Common Stock which, together with the shares of ADMA Common Stock Beneficially Owned by Seller and its Affiliates as of immediately before such exercise, represents thirty percent (30%) of the issued and outstanding shares of ADMA Common Stock, and (ii) such number of shares of ADMA NV Capital Stock equal to the excess of the Biotest Warrants Amount over the number of shares of ADMA Common Stock issued by ADMA pursuant to the foregoing clause (i).  The instrument evidencing such warrants shall provide that the exercise price of such warrants shall be equal to the closing trading price per share of ADMA Common Stock on the Closing Date.

6.14           Conditional Release.  ADMA and Seller hereby acknowledge and agree that each of the Manufacturing Agreement and the Master Services Agreement will remain in full force in effect until the Effective Time, except as modified by this Section 6.14, and will be terminated at the Effective Time pursuant to the Termination Agreement.  From the Execution Date until the Effective time, each of ADMA and Seller hereby, on behalf of itself and its respective Affiliates, successors and assigns, releases, waives and discharges the other Party of and from any and all claims, counterclaims, liabilities, charges, damages, demands, actions or causes of action, known or unknown, relating to or arising from any breach, default, intentional misrepresentation or intentional misconduct under the Manufacturing Agreement or the Master Services Agreement; provided, however, that the foregoing release, waiver and discharge shall immediately terminate and be of no further force or effect without further action by Seller or ADMA or any other Person if this Agreement is terminated for any reason prior to the Closing in accordance with Article X; provided, further, that except as expressly provided above in this Section 6.14,  nothing in this Section 6.14 shall constitute a waiver of, or otherwise prejudice, any of the Parties’ rights, remedies and defenses with respect to any of the other matters set forth in this Agreement, each of which is hereby expressly reserved and retained in all respects.  Seller and ADMA hereby waive any notice, notice periods or other requirements in the Manufacturing Agreement or Master Services Agreement relating to the termination of such agreements at the Effective Time.

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ARTICLE VII
CONDITIONS TO CLOSING

7.1           Conditions Precedent to Obligations of ADMA, Buyer and Seller.  The respective obligations of ADMA, Buyer and Seller to consummate the Transactions on the Closing Date are subject to the satisfaction or written waiver by such Party, at or prior to the Closing, of the following conditions:

(a)           No Injunctions or Restraints.  No Law, preliminary or permanent injunction or other Order has been issued by any Governmental Authority of competent jurisdiction which enjoins, restrains, prohibits or makes illegal pursuant to applicable Law the performance of all or any part of this Agreement or the consummation of the Transactions on the Closing Date.

(b)           Antitrust Approvals.  Any waiting period (and any extension thereof) under the HSR Act or any other Antitrust Law applicable to the Transactions shall have expired or been terminated.

(c)           ADMA Stockholder Approval.  The ADMA Stockholder Approval shall have been obtained.

(d)           Filing of ADMA’s Amended COI.  ADMA’s Amended COI shall have been properly executed, acknowledged and filed with the Secretary of State of Delaware.

7.2           Conditions Precedent to ADMA’s and Buyer’s Obligations.  ADMA’s and Buyer’s obligations to consummate the Transactions on the Closing Date shall be subject to the satisfaction of each of the following additional conditions, any one or more of which may be waived in writing by ADMA and Buyer in their sole discretion at or prior to the Closing:

(a)           Representations and Warranties.  Each of (i) the Seller Fundamental Representations and the representation and warranty of Seller in clause (y) of the lead-in to Section 4.20 shall be true and correct in all respects as of the Execution Date and as of the Effective Time as though made on and as of the Effective Time (except that those representations and warranties which address matters only as of a particular date need only be true and correct as of such date) and (ii) the other representations and warranties of Seller contained in Article IV shall be true and correct in all respects as of the Execution Date and as of the Effective Time as though made on and as of the Effective Time (except that those representations and warranties which address matters only as of a particular date need only be true and correct as of such date) without regard to any materiality, Seller Material Adverse Effect or similar qualifiers contained within such representations and warranties; provided, however, that the condition in clause (ii) of this Section 7.2(a) shall be deemed satisfied so long as any failure of such representations and warranties to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Seller Material Adverse Effect.  ADMA and Buyer shall have received a certificate signed by a duly authorized officer of Seller certifying as to compliance with the conditions set forth in this Section 7.2(a).

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(b)           Performance.  Seller shall have performed and complied in all material respects with each of the covenants, agreements and obligations Seller is required to perform at or prior to Closing under the terms of this Agreement, the Commercial Agreements, the Other Agreements and the Equity Documents, and delivered or caused to be delivered to ADMA and Buyer at or prior to the Closing each item required to be delivered by Seller under Section 3.2(a).  ADMA and Buyer shall have received a certificate signed by a duly authorized officer of Seller certifying as to compliance with the conditions set forth in this Section 7.2(b).

(c)           No Seller Material Adverse Effect.  Since the date of this Agreement, there shall not have occurred a Seller Material Adverse Effect.  ADMA and Buyer shall have received a certificate signed by a duly authorized officer of Seller certifying as to compliance with the conditions set forth in this Section 7.2(c).

(d)           Open Permits. Seller shall have caused the open permits at the BTBU Owned Real Property set forth on Schedule 7.2(d) other than those relating to ongoing construction (as indicated on such Schedule) to be closed and resolved in a manner that is reasonably satisfactory to Buyer.

(e)           Actions and Documents.  Seller shall have taken all actions to be taken, and delivered to ADMA and Buyer all payments, certificates, instruments and other documents to be delivered, in each case, in accordance with Section 3.2(a).

7.3           Conditions Precedent to Seller’s Obligations.  Seller’s obligation to consummate the Transactions on the Closing Date shall be subject to the satisfaction of each of the following additional conditions, any one or more of which may be waived in writing by Seller in its sole discretion at or prior to the Closing:

(a)           Representations and Warranties.  Each of (i) the ADMA Fundamental Representations and the representation and warranty of ADMA in clause (y) of the lead-in to Section 5.19 shall be true and correct in all respects as of the Execution Date and as of the Effective Time as though made on and as of the Effective Time (except that those representations and warranties which address matters only as of a particular date need only be true and correct as of such date) and (ii) the other representations and warranties of ADMA and Buyer contained in Article V shall be true and correct in all respects as of the Execution Date and as of the Effective Time as though made on and as of the Effective Time (except that those representations and warranties which address matters only as of a particular date need only be true and correct as of such date) without regard to any materiality, ADMA Material Adverse Effect or similar qualifiers contained within such representations and warranties; provided, however, that the condition in clause (ii) of this Section 7.3(a) shall be deemed satisfied so long as any failure of such representations and warranties to be true and correct would not, individually or in the aggregate, reasonably be expected to have an ADMA Material Adverse Effect.  Seller shall have received a certificate signed by a duly authorized officer of ADMA certifying as to compliance with the conditions set forth in this Section 7.3(a).

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(b)           Performance.  ADMA or Buyer, as applicable, shall have performed and complied in all material respects with each of the covenants, agreements and obligations ADMA or Buyer, as applicable, is required to perform at or prior to Closing under the terms of this Agreement, the Commercial Agreements, the Other Agreements and the Equity Documents, and delivered or caused to be delivered to Seller at or prior to Closing each item required to be delivered by ADMA or Buyer, as applicable, under Section 3.2(b).  Seller shall have received a certificate signed by a duly authorized officer of ADMA certifying as to compliance with the conditions set forth in this Section 7.3(b).

(c)           No ADMA Material Adverse Effect.  Since the date of this Agreement, there shall not have occurred an ADMA Material Adverse Effect.  Seller shall have received a certificate signed by a duly authorized officer of ADMA certifying as to compliance with the conditions set forth in this Section 7.3(c).

(d)           Actions and Documents.  Each of ADMA and Buyer shall have taken all actions to be taken, and delivered to Seller all certificates, instruments and other documents to be delivered, in each case, in accordance with Section 3.2(b).

7.4           Frustration of Closing Conditions.  None of ADMA, Buyer or Seller may rely on the failure of any condition set forth in Section 7.1, Section 7.2 or Section 7.3, as the case may be, if such failure was proximately caused by such Party’s failure to comply with any provision of this Agreement.

ARTICLE VIII
ADDITIONAL COVENANTS

8.1           Confidentiality; Publicity.

(a)           The terms of the Confidentiality Agreement shall apply to any information provided to Seller, ADMA or Buyer pursuant to this Agreement.

(b)           The Parties hereby agree to jointly issue a press release as soon as reasonably practicable after the execution of this Agreement, which press release shall not be issued prior to the approval of each of ADMA and Seller.  Any other publication, news release or other public announcement by ADMA or Seller relating to this Agreement or to the performance hereunder shall first be consented to in writing by the other Party (which consent shall not be unreasonably withheld, conditioned or delayed); provided, however, that notwithstanding any contrary term contained herein or in the Confidentiality Agreement, (i) any disclosure that such Party reasonably determines in good faith is required (as advised by the disclosing Party’s outside counsel) by applicable Law, court process or the rules and regulations of any national securities exchange or national securities quotation system may be made without the prior written consent of the other Party and (ii) any Party may issue a press release or public announcement without the prior written consent of the other Party if the contents of such press release or public announcement have previously been made public other than through a breach of this Agreement by the issuing Party.  To the extent practicable and legally permissible, the disclosing Party shall use its reasonable best efforts to give the other Party at least two (2) Business Days advance notice of any disclosure under clause (i) of the immediately preceding sentence, and such other Party may provide any comments on the proposed disclosure during such period (or if a two (2) Business Day period is not practicable, such lesser practicable period, if any), it being understood that the final form and content of any such disclosure, to the extent required, shall be at the final discretion of the disclosing Party.  Notwithstanding the foregoing, neither Seller’s nor any other Party’s consent shall be required with respect to, and this Section 8.1 shall not otherwise restrict, (x) any public statement with respect to or in connection with an Adverse Recommendation Change made in accordance with this Agreement, or (y) ADMA’s or the Seller’s communications with customers, vendors, suppliers, financial analysts, investors and media representatives made in a manner consistent with its past practice regarding matters unrelated to this Agreement and the transactions contemplated hereby in compliance with applicable Law.

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8.2           Availability of Records.  After the Closing, (a) Seller, on the one hand, and Buyer, on the other hand, shall make available to each other Party and its Affiliates and Representatives all BTBU Records in its possession and (b) Seller shall make available to ADMA, Buyer and their respective Affiliates and Representatives all Retained Information, in each case, during normal business hours when reasonably requested.  Each Party shall preserve all such BTBU Records and Retained Information in its possession until the later of: (i) six (6) years after the Closing; (ii) the expiration of all statutes of limitations for assessing or collecting Taxes for periods ending on or prior to the Closing and periods including the Closing Date, including extensions thereof applicable to Seller or Buyer; or (iii) the required retention period under any applicable Laws for all such BTBU Records and Retained Information (it being understood that the Parties shall not be required to provide any Tax Returns to any Person, other than as required by applicable Laws).  Buyer and Seller shall also make available to each other reasonable access, during regular business hours and at reasonable agreed-upon times, at the requesting Party’s sole cost and expense, personnel responsible for maintaining such BTBU Records and Retained Information, in connection with Tax matters, governmental contracts, litigation or potential litigation, each as it relates to Products, the Biotest Therapy BU, Purchased Assets or Assumed Liabilities prior to the Effective Time (with respect to Seller) or from and after the Effective Time (with respect to Buyer), including products liability and general insurance liability; provided, however, that such access shall not unreasonably interfere with the providing Party’s business and operations in the Ordinary Course of Business.

8.3           Use of Trade or Service Marks.  Other than as expressly provided in this Agreement, the Commercial Agreements and/or the Other Agreements, neither Seller, on the one hand, nor ADMA or Buyer, on the other hand, shall use or permit any of its Affiliates or distributors to use any of the other Party’s Trademarks.

8.4           Notification of Customers.  Promptly after the Closing, Buyer and Seller shall jointly notify all customers set forth on Schedule 8.4 of the transfer of the Purchased Assets to Buyer. Buyer and Seller shall agree upon an appropriate notice with respect to the transfer of Rebate Charge and Wholesaler Charge submissions to Buyer after the Closing Date.

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8.5           NDC Numbers; Rebate Charges and Wholesaler Charges.

(a)           NDC Numbers.  Following the Closing Date, Buyer shall, as promptly as practicable, to the extent required by applicable Laws, register with the FDA to obtain its own labeler code and list with the FDA its own NDC numbers with respect to Products and shall use commercially reasonable efforts to have in place as soon as reasonably practicable all resources such that sales can be accomplished under the NDC numbers of Buyer.  Until the later of such time as Buyer has obtained its own NDC numbers for the Products or has sold the Inventory of the Products in Buyer’s possession, but in no event later than a period of twelve (12) months after the Closing, Buyer shall be permitted to sell such Inventory under Seller’s NDC number and Seller shall, in connection therewith, submit any reasonable and necessary forms completed by Buyer to the appropriate Governmental Authorities authorizing Buyer to act as a legal regulatory representative of Seller; provided, that if at the end of such twelve (12) month period Buyer still has any such Inventory that bears Seller’s NDC numbers, then Buyer and Seller shall in good faith agree to extend the period of time during which Buyer can sell such Inventory that bears Seller’s NDC numbers; provided, further, that for the avoidance of doubt Seller shall be permitted to continue to use Seller’s NDC numbers to operate the Excluded Business in the Ordinary Course of Business.  After the expiration of such aforementioned 12-month period (as may be extended in accordance with the first proviso in the immediately preceding sentence), Buyer shall use, or cause to be used, its new NDC numbers on all invoices, orders, drug labels and labeling and other communications with all customers and Governmental Authorities.

(b)           Rebate Charges.  Buyer shall be responsible for processing, or causing to be processed, all Rebate Charges requested on or after the Closing Date, including with respect to any Inventory or Products sold by Seller prior to the Closing Date.  Notwithstanding the foregoing, the Parties acknowledge that the Department of Veterans Affairs National Acquisition Center must approve the removal of the applicable Products from Seller’s Federal Supply Schedule (“FSS”) contract before the responsibility, under such FSS contract, for processing such Rebate Charges or Wholesaler Charges related thereto is transferred from Seller to Buyer.  Promptly after the Closing, the Parties shall pursue the removal of any Products from Seller’s FSS and addition of such Products to Buyer’s FSS contract.  Both before such removal is complete and after such removal, Buyer shall be responsible for processing the FSS Rebate Charges and Wholesaler Charges.  Seller shall reimburse Buyer for all Rebate Charges that are not Assumed Liabilities within thirty (30) days of the receipt by Seller of invoices that describe the requested payments in reasonable detail.

(c)           Wholesaler Charges.  Buyer shall be responsible for processing, or causing to be processed, all Wholesaler Charges requested on or after the Closing Date, including with respect to any Products sold by Seller prior to the Closing Date.  Seller shall reimburse Buyer for all Wholesaler Charges that are not Assumed Liabilities within thirty (30) days of the receipt by Seller of invoices that describe the requested payments in reasonable detail.

8.6           Post-Closing Actions.

(a)           Seller shall deliver to ADMA and Buyer written notice at least ten (10) Business Days prior to bringing any Action against any customer, supplier or business relation of ADMA or Buyer and shall reasonably cooperate with ADMA and Buyer to mitigate any potential for adverse consequences arising from any such Action; provided, that the foregoing shall not prohibit Seller from bringing such Action if the parties are not otherwise able to amicably resolve the applicable dispute prior to the end of such ten (10) Business Day period.

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(b)           If, after the Closing, (i) Seller becomes aware that Seller or an Affiliate thereof is in possession of a Purchased Asset or any other Asset that should have been a Purchased Asset hereunder because it relates exclusively to, or is used exclusively in, the Biotest Therapy BU or (ii) Buyer becomes aware that Buyer or an Affiliate thereof is in possession of an Excluded Asset, each of Seller, ADMA and Buyer shall use (and cause their respective Affiliates to use) their respective commercially reasonable efforts, to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, in the most expeditious manner practicable, to convey, transfer, assign and deliver to Buyer or Seller, as applicable, the Purchased Asset or Excluded Asset, as applicable.  Without limiting the generality of the foregoing, such Parties shall obtain all Required Consents and all other consents, waivers, authorizations and approvals from Governmental Authorities or from any other Person that are not Required Consents but required in connection with the execution, delivery and performance by any Party of this Agreement, the Commercial Agreements, the Other Agreements or the Equity Documents and the consummation by the Parties of the Transactions, and the Parties shall also make all filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to effect such conveyance, transfer, assignment and delivery hereunder.  Each of Buyer and Seller shall, and shall cause its respective Affiliates to, at the request of another Party, execute and deliver to such other Party all such further instruments, assignments, assurances and other documents as such other Party may reasonably request in connection with such conveyance, transfer, assignment and delivery.

8.7           Accounts Receivable.  The Parties acknowledge and agree that all Accounts Receivable shall remain the property of Seller and shall be collected by Seller, subject to Section 8.6(a), subsequent to the Closing.  Any amounts collected by Buyer with respect to Accounts Receivable of Seller will be treated in all respects as the property of Seller and shall be remitted to Seller no later than the last Business Day of the week in which such amount was received by Buyer.

8.8           Regulatory Matters.

(a)           From and after the Closing Date, Buyer, at its cost, shall be solely responsible and liable for (i) taking all actions, paying all fees and conducting all communication with the appropriate Governmental Authority required by Law in respect of the Registrations, including preparing and filing all reports (including adverse drug experience reports, product deviation reports, annual reports, price reports (including Best Price, Average Manufacturer Price, Average Sales Price, Nonfederal Average Manufacturer Price and Industrial Funding Fee) and marketing disclosure reports) with the appropriate Governmental Authority (whether any relevant Products are sold before or after transfer or reissuance of such Registrations) and shall indemnify and hold harmless Seller against any Damages resulting from preparation, calculation or filing (or failure to file) such reports, (ii) submitting all applications for marketing authorizations of new drugs, where such authorizations have not yet been granted, and variation of existing authorizations, (iii) taking all actions and conducting all communication with third parties with respect to Products sold pursuant to such Registrations (whether sold before or after transfer or reissuance of such Registrations), including responding to all complaints in respect thereof, including complaints related to tampering, contamination, or counterfeiting, and (iv) investigating all complaints and adverse drug experiences with respect to Products sold pursuant to such Registrations (whether sold before or after transfer or reissuance of such Registrations).

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(b)           Seller shall provide Buyer with such data as is reasonably necessary to comply with Buyer’s reporting obligations under this Section 8.8 for such period as is reasonably necessary.

(c)           From and after the Closing Date, Seller promptly shall notify Buyer within three (3) Business Days (or such shorter period as is required by Law) if Seller receives a complaint or a report of a material adverse drug experience with respect to Products.  In addition, Seller shall cooperate with Buyer’s reasonable requests and use commercially reasonable efforts to assist Buyer in connection with the investigation of and response to any complaint or adverse drug experience related to Products sold by Seller.  Seller will also promptly inform Buyer within three (3) Business Days if: (i) Seller receives any information concerning deviations, changes of process or flaws that may impact the Products, or (ii) Seller receives any announcement or indication of planned or contemplated audits, inspections, or reviews of documents, sites or facilities by any Governmental Authority.

(d)           From and after the Closing Date, Buyer, at its cost, shall be solely responsible and liable for (i) conducting all voluntary and mandatory recalls of units of Products sold pursuant to such Registrations (whether sold before or after transfer of such Registrations), including recalls required by any Governmental Authority and recalls of units of Products sold by Seller deemed necessary by Seller in its reasonable discretion, (ii) conducting all communications and submitting all required reports to any Governmental Authority concerning the recalls and (iii) notifying customers and consumers about the recalls; provided, however, that Seller shall reimburse Buyer for the reasonable expenses and costs of conducting reasonable recalls, withdrawals, field corrections or lookback disposals subject to Section 2.3(d), including the costs of notifying customers and consumers, the costs associated with shipment of such recalled Products, the price paid for such Products, and reasonable credits extended to customers in connection with the recall.  Seller promptly shall notify Buyer in the event that a recall of Products sold by Seller is necessary.

(e)           Seller and Buyer each agree to prepare and file whatever filings, requests or applications are required or deemed advisable to be filed with any Governmental Authority in connection with the Transactions and transfer and assumption of the Registrations by Buyer, including reissuance of the Product BLAs to Buyer, at the Effective Time, including the filings contemplated by Sections 3.2(a)(vi) and 3.2(b)(v), and to cooperate with one another as reasonably necessary to accomplish the foregoing, including providing written permission to communicate with the FDA with respect to the foregoing.  Seller agrees to provide written authorization to the FDA for Buyer to act as a representative agent for each Product BLA from the Effective Time until such time as the Product BLAs are reissued to Buyer.

8.9           Website Information.  Within twenty (20) days following the Closing Date, and for a period of no less than one hundred eighty (180) days following the Closing Date, Seller shall add to its website the information set forth on Schedule 8.9 relating to the Transaction.

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8.10           Tax Matters.

(a)           All Transfer Taxes (other than as specified in clause (ii) of the following sentence) and the costs of title insurance (including any title premiums) with respect to the transfer of BTBU Owned Real Property shall be shared equally between Buyer and Seller.  Buyer shall pay for (i) the costs to update any surveys with respect to the BTBU Owned Real Property and (ii) Transfer Taxes and other costs payable in connection with any mortgages obtained by Buyer or its lenders, including all costs associated with Buyer’s financing and all costs associated with its due diligence review of the BTBU Owned Real Property. Seller and Buyer shall cooperate in timely making all filings, returns, reports and forms as may be required to comply with the provisions of applicable Law in connection with the payment of any such Transfer Taxes and to obtain a reduction in such Transfer Taxes.

(b)           Taxes imposed with respect to the Purchased Assets with respect to Post-Closing Tax Periods shall be allocated to Buyer, and the remainder of such Taxes shall be allocated to Seller. The amount of any Taxes for a Straddle Period based on or measured by income, gains, receipts or sales that are allocable to the Pre-Closing Tax Period shall be determined based on an interim closing of the books as of the end of the Closing Date, and the remainder of such Taxes for such Straddle Period shall be allocated to the Post-Closing Tax Period. The amount of other Taxes (including, without limitation, real and personal property Taxes) for a Straddle Period allocable to any Pre-Closing Tax Period shall be deemed to be the amount of such Tax for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days in the portion of such Straddle Period ending on the Closing Date and the denominator of which is the number of days in such Straddle Period, and the remainder of such Taxes for such Straddle Period shall be allocated to the Post-Closing Tax Period.

(c)           Until the applicable statutes of limitations (including any extensions) have expired for all Tax periods or portions thereof ending on or before the Closing Date, Buyer, on the one hand, and Seller, on the other hand, shall (i) each provide the other with such assistance as may reasonably be requested by any of them in connection with any Tax, accounting or other financial reporting or services, including the preparation of any return, audit, or other examination by any taxing authority or judicial or administrative proceedings relating to any Liability for Taxes, (ii) each retain and provide the other with any records or other information that may be reasonably relevant to any such Tax, accounting or other financial reporting or services, including relating to any such return, audit or examination, proceeding or determination, and (iii) each provide the other with any final determination of any such audit or examination, proceeding, or determination that affects any amount required to be shown on any Tax Return of the other for any period.  Buyer agrees to provide Seller reasonable access to the documents, books and records included in the Purchased Assets then in the possession of Buyer that relate to periods prior to the Closing Date for the purpose of responding to any claims made against Seller by any Person who is not a party to this Agreement with respect to Excluded Liabilities to the extent that such documents are relevant to such claim and for the purposes of preparation of any Tax Returns by Seller after the Closing and for responding to any audit by a Governmental Authority with respect to Taxes to the extent that such documents are relevant for such purposes, in all cases at Seller’s expense.  Seller agrees to provide Buyer reasonable access to the documents and records not included in the Purchased Assets then in the possession of Seller or its Affiliates that relate to periods prior to the Closing Date for the purpose of responding to any claims made against Buyer by any Person who is not a party to this Agreement to the extent that such documents are relevant to such claim or for any other reasonable purpose relating to Buyer’s operation of the Biotest Therapy BU after the Closing Date.  Seller and Buyer further agree, upon request, to use their best efforts to obtain any certificate or other document from any Governmental Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed.

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8.11           Undeveloped Real Property.

(a)           At any time from and after the Closing Date until the tenth (10th) anniversary of the Closing Date, if Seller intends to market for sale the Undeveloped Real Property, Seller shall give Buyer a written notice of its desire to sell the Undeveloped Real Property, which notice (the “ROFO Notice”) shall specify the all-cash purchase price at which Seller is willing to sell the Undeveloped Real Property (the “Offer Price”) and any other material terms with respect to such intended sale (together with the Offer Price, the “Sale Terms”). Within thirty (30) days after the ROFO Notice is received by Buyer, Buyer shall elect, by written notice to Seller, to either (i) purchase the Undeveloped Real Property on and pursuant to the Sale Terms set forth in the ROFO Notice (a “ROFO Election”) or (ii) waive its right to make the ROFO Election. If Buyer fails to respond within such thirty (30) day period, then Buyer shall be deemed to have waived its right to make a ROFO Election.  If Buyer makes a ROFO Election, Seller and Buyer shall proceed in good faith to enter into a contract of sale reflecting the Sale Terms and such other customary provisions reasonably acceptable to Buyer and Seller and, to diligently consummate the purchase and sale of the Undeveloped Real Property in accordance with such contract of sale.  If Buyer waives or is deemed to have waived its right to make a ROFO Election, then for a period of one hundred eighty (180) days thereafter (the “Sale Period”), Seller shall have the right to market and sell the Undeveloped Real Property to a third-party purchaser that is not an Affiliate of Seller at a price not less than the Offer Price and on terms substantially the same as the Sale Terms set forth in the ROFO Notice (the “Sale Right”). If Seller (x) fails to enter into a bona fide sale contract (which sale contract is expressly subject to the right of Buyer pursuant to this Section 8.11(a)) with a third-party purchaser that is not an Affiliate of Seller (a “Sale Contract”) with respect to the Undeveloped Real Property before the expiration of the Sale Period or (y) enters into a Sale Contract prior to the expiration of the Sale Period, but the sale of the Undeveloped Real Property pursuant to such Sale Contract is not consummated within one hundred twenty (120) days after the date such Sale Contract is executed, then the Sale Right will lapse and Seller may not exercise the Sale Right again without complying again in full with the provisions of this Section 8.11(a).  Buyer’s rights under this Section 8.11(a) shall expire upon the completion of a sale of the Undeveloped Real Property to a third-party that is not an Affiliate of Seller in accordance with this Section 8.11(a).

(b)           Seller agrees that for a period of ten (10) years from and after the Closing Date, without the prior written consent of Buyer, it will not develop the Undeveloped Real Property for a purpose that substantially competes with the ADMA Business (the “Development Restriction”); provided, however, that upon a sale of the Undeveloped Real Property to a third-party purchaser that is not an Affiliate of Seller in accordance with Section 8.11(a), the Development Restriction shall automatically terminate.

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8.12           New Plasma Based Products.  At any time from and after the Closing Date until the earlier of (i) the tenth (10th) anniversary of the Closing Date and (ii) such date that Seller and its Affiliates collectively Beneficially Own ADMA Capital Stock representing less than 10% of the ADMA Capital Stock issued and outstanding (calculated on an As-Converted and Economic Interest Basis) (the “NPBP ROFO Period”), if Buyer or ADMA intends to market for sale and sell any New Plasma Based Products anywhere in the NPBP Territories, Buyer or ADMA shall give Seller a written notice of its desire to so market for sale and sell such New Plasma Based Products, which notice (the “NPBP ROFO Notice”) shall specify the New Plasma Based Product(s) to be marketed and sold, the applicable NPBP Territories such product(s) will be marketed and sold in and the applicable license fee for which Buyer or ADMA is willing to provide Seller with an exclusive license to so market for sale and sell such New Plasma Based Product(s) in such applicable NPBP Territories (the “NPBP License Fee”) and any other material terms with respect to such intended exclusive license arrangement (together with the NPBP License Fee, the “NPBP License Terms”). Within thirty (30) days after the NPBP ROFO Notice is received by Seller, Seller shall elect, by written notice to Buyer or ADMA, as the case may be, to either (i) obtain an exclusive license to market for sale and sell the applicable New Plasma Based Products in all or certain of the identified NPBP Territories and otherwise on and pursuant to the NPBP License Terms set forth in the NPBP ROFO Notice (a “NPBP ROFO Election”) or (ii) waive its right to make the NPBP ROFO Election.  If Seller fails to respond within such thirty (30) day period, then Seller shall be deemed to have waived its right to make an NPBP ROFO Election.  If Seller makes an NPBP ROFO Election, Seller and Buyer or ADMA, as the case may be, shall proceed in good faith to enter into an exclusive license arrangement reflecting the NPBP License Terms and such other customary provisions reasonably acceptable to Buyer or ADMA, as the case may be, and Seller, and to diligently implement such license arrangement.  If Seller waives or is deemed to have waived all or any portion of its right to make an NPBP ROFO Election, then for a period of one hundred eighty (180) days thereafter (the “NPBP License Period”), Buyer and ADMA shall have the right to commence directly marketing for sale and selling, or enter into a license arrangement with a third party that is not an Affiliate of ADMA or Buyer to market for sale and sell, the New Plasma Based Products in the NPBP Territories not elected by Seller in the NPBP ROFO Election for a licensing fee not less than the NPBP License Fee and on terms substantially the same as the NPBP License Terms set forth in the NPBP ROFO Notice (the “NPBP License Right”).  If Buyer and ADMA fail to (x) commence the direct market for sale and sale of the New Plasma Based Products in the applicable NPBP Territories or (y) enter into a bona fide license arrangement with a third-party licensor that is not an Affiliate of Buyer or ADMA (a “NPBP License”) with respect to the New Plasma Based Products in the NPBP Territories, in each case before the expiration of the NPBP License Period, then the NPBP License Right will lapse and Buyer and ADMA may not exercise the NPBP License Right again without complying again in full with the provisions of this Section 8.12.  Seller’s rights under this Section 8.12 shall expire with respect to a particular New Plasma Based Product in the applicable NPBP Territories upon (x) the commencement by ADMA or Buyer of the direct marketing for sale and sale of such New Plasma Based Product or (y) the entering into an exclusive license arrangement with a third-party that is not an Affiliate of Buyer or ADMA, as the case may be, in accordance with this Section 8.12; provided that Seller’s rights under this Section 8.12 shall continue with respect to all other New Plasma Based Products developed thereafter for which Buyer or ADMA desire to market for sale and sell in the NPBP Territories during the NPBP ROFO Period.

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8.13           Non-Competition; Non-Solicitation.

(a)           As a material inducement to ADMA and Buyer to enter into this Agreement, Seller agrees that, for a period commencing on the Closing Date and terminating five  (5) years after the Closing Date, Seller will not directly undertake, participate, be engaged or have any financial or other interest in, or in any other manner advise or assist any other Person in connection with the operation of, a business that is competitive to the Biotest Therapy BU (as conducted as of the Effective Time) anywhere in the world. Ownership of three percent (3%) or less of any class of securities of a company whose securities are registered under the Exchange Act shall not be deemed to be a financial interest for purposes of this Section 8.13(a).  Nothing in this Section 8.13(a) shall prohibit Biotest or Biotest US Corporation, whether directly or indirectly (whether by itself, through an Affiliate (other than Seller), partnership or otherwise), from engaging anywhere in the world in any capacity in any business whatsoever, including any business that is competitive with the Biotest Therapy BU, as conducted by ADMA after the Closing.

(b)           Seller and the Biotest Guarantors agree, for a period of twelve (12) months from the Closing Date, not to directly or indirectly (whether by itself, through an Affiliate, partnership or otherwise), solicit or hire for employment or employ any Hired Employee or any other person who is employed by ADMA or Buyer in the six months prior to such solicitation, offer or hire.  The term “solicit” for employment shall not include general solicitations of employment by use of advertisements in the media that are not specifically directed at employees of ADMA or any of its Affiliates from and after the Closing.

(c)           ADMA and Buyer agree, for a period of twelve (12) months from the Closing Date, not to directly or indirectly (whether by itself, through an Affiliate, partnership or otherwise), solicit or hire for employment or employ any BTBU Excluded Employees or any other person who is employed by Seller or the Biotest Guarantors in the six months prior to such solicitation, offer or hire. The term “solicit” for employment shall not include general solicitations of employment by use of advertisements in the media that are not specifically directed at employees of Seller, the Biotest Guarantors or any of their Affiliates from and after the Closing.

(d)           Seller agrees, for a period of five  (5) years from the Closing Date, not to directly or indirectly (whether by itself, through an Affiliate, partnership or otherwise), solicit, encourage or influence (or attempt to solicit, encourage or influence), any customer of the Biotest Therapy BU (including any Person who has been a customer of the Biotest Therapy BU at any time during the twelve (12) month period before the Closing) to alter, reduce or terminate its business relationship with ADMA, Buyer or any of their respective Affiliates.

(e)           The Parties recognize that the Laws and public policies of the various jurisdictions of the United States may differ as to the validity and enforceability of covenants similar to those set forth in this Section 8.13.  It is the intention of the Parties that the provisions of this Section 8.13 be enforced to the fullest extent permissible under the Laws and policies of each jurisdiction in which enforcement may be sought, and that the unenforceability (or the modification to conform to such Laws or policies) of any provisions of this Section 8.13 shall not render unenforceable, or impair, the remainder of the provisions of this Section 8.13.  Accordingly, if any provision of this Section 8.13 shall be determined to be invalid or unenforceable, such invalidity or unenforceability shall be deemed to apply only with respect to the operation of such provision in the particular jurisdiction in which such determination is made, and as to its enforceability against the Person in question, and not with respect to any other provision or jurisdiction or the enforceability against any other Person. The Parties acknowledge and agree that any remedy at Law for any breach of the provisions of this Section 8.13 would be inadequate, and each of the Parties hereby consents to the granting by any court of an injunction or other equitable relief, without the necessity of actual monetary loss being proved, in order that the breach or threatened breach of such provisions may be effectively restrained.

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8.14           Biotest Firm Commitment for Additional Equity Financings.  If at any time after the Closing ADMA or any of its Affiliates undertakes an underwritten equity financing or a private investment in public equity offering involving at least one party not Affiliated with ADMA, its officers, directors, employees,  their respective family members and their respective Affiliates (an “Unrelated Third Party”), and so long as at such time no “event of default” exists under the Loan Agreement (or any other definitive loan agreement governing Indebtedness to refinance the Indebtedness under the Loan Agreement) or would exist thereunder immediately after giving effect to the equity contribution described below in this Section 8.14, Biotest and/or Seller each hereby covenant and agree to participate in such equity financing or offering pro rata in accordance with the Biotest Equity Interest up to an aggregate amount equal to $12,500,000, which participation shall be on the same terms and conditions offered in such equity financing(s) or offering(s) to the other Unrelated Third Parties participating therein; provided, that the aggregate cap on such firm commitment by Biotest and Seller in all equity financings or offerings by ADMA and its Affiliates shall be equal to $12,500,000; provided, further, that the Parties acknowledge and agree that the timing and terms of any such additional equity financings and offerings shall be determined in the sole discretion of the Board of Directors of ADMA in accordance with the Certificate of Incorporation and Bylaws of ADMA and the Equity Documents.

ARTICLE IX
EMPLOYEE MATTERS

9.1           Employee Covenants.

(a)           Buyer shall offer to employ all BTBU Employees and all Other Seller Employees on an at-will basis and with base salary levels, cash bonus opportunities and employee benefits (excluding equity awards) reasonably comparable to those currently available to such BTBU Employees and all Other Seller Employees, subject to their resignation from employment with Seller.  Any such offers of employment shall be in writing and shall be delivered to such employees at least ten (10) Business Days prior to the Closing (each employee who accepts such offer and becomes employed by Buyer, herein referred to as a “Hired Employee”).  Buyer shall, for a period of six (6) months following the Closing, continue to offer base salary levels, cash bonus opportunities and employee benefits (excluding equity awards) substantially similar to those currently available to such Hired Employees; provided, that nothing herein shall prohibit Buyer from terminating the employment of any such Hired Employee at any time and for any reason.

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(b)           Buyer shall (i) cause any Hired Employee that was covered under a medical or dental plan, disability benefit plan or life insurance plan of the Seller immediately prior to the Closing Date to be covered on the Closing Date by the same or a comparable employee benefit plan, program, or arrangement maintained by Buyer, without limitations based upon pre-existing conditions (and the amount of any expenses incurred prior to the Closing Date under the Seller Plans shall be credited toward satisfaction of deductibles under the benefit plans of Buyer), (ii) recognize the service completed by the Hired Employees for purposes of determining eligibility service and vesting service under any employee benefit plan, program or arrangement maintained by Buyer for their employees on or after the Closing Date (other than for purposes of benefit accruals under any defined benefit pension plans or retiree health plans), and (iii) assume responsibility for the vacation time, personal days and sick leave benefits due to the Hired Employees as of the Closing Date, except, in each of (i), (ii) and (iii), that would result in a duplication of benefits for the same period of service.

(c)           As of the Effective Time, Hired Employees who are participants in the Seller Plan that is intended to meet the requirements of Section 401(k) of the Code (the “Seller’s 401(k) Plan”) shall cease to be eligible for any future contributions to Seller’s 401(k) Plan except with respect to compensation from Seller prior to the Closing and as provided under Seller’s 401(k) Plan, and shall be entitled to a distribution of their account balances under Seller’s 401(k) Plan in accordance with such plan and as permitted by the Code.  Hired Employees who receive an eligible rollover distribution (within the meaning of Section 402(c)(4) of the Code, including a direct transfer of an eligible rollover distribution within the meaning of Section 401(a)(31) of the Code) from Seller’s 401(k) Plan shall, subject to the provisions of Section 402 of the Code, be permitted to make a rollover contribution, including a rollover of any loans outstanding under Seller’s 401(k) Plan, to a plan maintained by Buyer or an Affiliate of Buyer that is intended to meet the requirements of Section 401(k) of the Code.

(d)           Seller shall retain responsibility for and continue to pay all expenses and benefits for each Hired Employee with respect to claims incurred by such Hired Employee or his or her covered dependents under the Seller Plans prior to the Closing Date, including, to the extent applicable, medical, dental, disability, life insurance and workers’ compensation benefits.  Buyer shall be responsible, under its employee benefit plans, for all expenses and benefits with respect to claims incurred by Hired Employees or their covered dependents on or after the Closing Date, including, to the extent applicable, but not limited to, medical, dental, disability, life insurance and workers’ compensation benefits.  Buyer shall be responsible for all workers’ compensation claims relating to any Hired Employee incurred on or after the Closing Date.  For purposes of this paragraph, a claim is deemed incurred (i) in the case of medical or dental benefits, when the services that are the subject of the claim are performed; (ii) in the case of life insurance, when the death occurs; (iii) in the case of long-term disability benefits, when the disability occurs; (iv) in the case of workers’ compensation benefits, when the event giving rise to the benefits occurs; and (v) otherwise, at the time the covered individual becomes entitled to payment of a benefit (assuming that all procedural requirements are satisfied and claims applications properly and timely completed and submitted).

(e)           Without limiting the generality of Section 2.4, Seller shall retain sole responsibility for all Liabilities in respect of continuation coverage of health insurance under COBRA to BTBU Employees, Other Seller Employees and any other current and former employees of Seller and their eligible dependents with respect to “qualifying events” (as defined in Section 4980B of the Code) occurring on or prior to the Closing Date, provided that Seller and its ERISA Affiliates continue to maintain a group health plan after the Closing Date.  Buyer shall be responsible for satisfying all obligations under COBRA with respect to any Hired Employee and their eligible dependents with respect to “qualifying events” occurring after the Closing Date.

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(f)           The provisions of this Section 9.1 are solely for the benefit of the respective parties to this Agreement, and nothing in this Section 9.1 or elsewhere in this Agreement, express or implied, shall confer upon any BTBU Employee or Other Seller Employee (or any beneficiary, dependent, or legal representative thereof), regardless of whether such BTBU Employee or Other Seller Employee becomes a Hired Employee, any rights or remedies of any nature or kind whatsoever, including any right to continued employment by Seller, Buyer, ADMA or any of their respective Affiliates, or to any compensation or benefits of any nature, under or by reason of this Agreement or otherwise. Nothing herein shall require Buyer, ADMA or any of its Affiliates to continue or implement any employee benefits plans or arrangements.

9.2           Employee Information.  Following the Execution Date, Seller shall use commercially reasonable efforts to provide Buyer with information and data reasonably requested by Buyer in connection with Buyer’s rights and obligations under this ARTICLE IX, including exchanging information and data relating to employee benefits and employee benefit plan coverages (except to the extent prohibited by applicable Law).

9.3           Hired Employee Restrictive Covenants.  Seller, on behalf of itself and each other Person that may be a third-party beneficiary to any such agreement, hereby waives any rights it may have following the Closing to enforce any non-competition, non-solicitation, or non-hire obligations of any Hired Employee insofar as such obligations relate to or would otherwise impede or restrict such Hired Employee’s service with Buyer and its Affiliates.

ARTICLE X
TERMINATION AND SURVIVAL

10.1           Termination.

(a)           This Agreement may be terminated at any time at or prior to the Closing as follows:

(i)           by mutual written consent of ADMA and Seller;

(ii)           by written notice by ADMA or Seller, if the Closing has not occurred on or before September 30, 2017 (the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 10.1(a)(ii) shall not be available to any Party whose failure to fulfill any of its covenants, agreements or obligations under this Agreement has been a principal cause of, or resulted in, the Closing failing to occur on or before the Outside Date;

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(iii)           by written notice by ADMA or Seller, if any Governmental Authority of competent jurisdiction shall have enacted, promulgated, enforced or entered any Order, or taken any other action which, in either such case, has become final and non-appealable and has the effect of making consummation of the Transactions illegal or otherwise permanently preventing or prohibiting consummation of the Transactions; provided, however, that the provisions of this Section 10.1(a)(iii) shall not be available to any Party whose failure to fulfill any of its covenants, agreements or obligations under this Agreement has been a principal cause of, or resulted in such Order; or

(iv)           by written notice by ADMA or Seller, if the ADMA Stockholder Approval shall not have been obtained at the ADMA Stockholders’ Meeting or at any adjournment or postponement thereof taken in accordance with this Agreement.

(b)           This Agreement may be terminated by Seller by written notice to ADMA if:

(i)           at any time at or prior to the Closing, there shall have been an inaccuracy in or breach by ADMA or Buyer of any representation or warranty, or a breach by ADMA or Buyer of any covenant or agreement, of ADMA or Buyer, as applicable, set forth in this Agreement, and such inaccuracy or breach (A) would cause the conditions set forth in Section 7.3(a) or 7.3(b) not to be satisfied and (B) (x) is not cured by ADMA or Buyer, as applicable, by the earlier of the Outside Date and the date that is twenty (20) days after written notice thereof, or (y) in the reasonable determination of Seller, is incapable of being cured by ADMA or Buyer, as applicable, prior to the Outside Date; provided, however, that the provisions of this Section 10.1(b)(i) shall not be available to Seller if Seller is then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement and such breach would give rise to a failure of a condition set forth in Section 7.2(a) or 7.2(b) to be satisfied; or

(ii)           at any time prior to the time the ADMA Stockholder Approval is obtained, (A) ADMA has failed to include the ADMA Recommendation in the Proxy Statement, (B) the board of directors of ADMA shall have made an Adverse Recommendation Change, or (C) the board of directors of ADMA approves or recommends a Superior Transaction to ADMA’s stockholders in accordance with Section 6.8; provided, however, that the provisions of this Section 10.1(b)(ii) shall not be available to Seller if Seller is then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement and such breach would give rise to a failure of a condition set forth in Section 7.2(a) or 7.2(b) to be satisfied.

(c)           This Agreement may be terminated by ADMA by written notice to Seller if:

(i)           at any time at or prior to the Closing, there shall have been an inaccuracy in or breach by Seller of any representation or warranty, or a breach by Seller of any covenant or agreement, of Seller, set forth in this Agreement, and such inaccuracy or breach (A) would cause the condition set forth in Section 7.2(a) or 7.2(b) not to be satisfied and (B) (x) is not cured by Seller by the earlier of the Outside Date and the date that is twenty (20) days after written notice thereof, or (y) in the reasonable determination of ADMA, is incapable of being cured by Seller prior to the Outside Date; provided, however, that the provisions of this Section 10.1(c)(i) shall not be available to ADMA if ADMA or Buyer is then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement and such breach would give rise to a failure of a condition set forth in Section 7.3(a) or 7.3(b) to be satisfied; or

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(ii)           at any time prior to the time the ADMA Stockholder Approval is obtained, subject to ADMA’s compliance with the provisions of Section 6.8, the board of directors of ADMA has made an Adverse Recommendation Change in response to a Superior Transaction; provided, however, that ADMA shall substantially concurrently with such termination enter into an agreement with respect to such Superior Transaction and pay to Seller the Termination Fee pursuant to Section 10.2(b) (and any termination pursuant to this Section 10.1(c)(ii) shall not be effective unless and until such Termination Fee has been paid).

10.2           Procedure and Effect of Termination; Termination Fee.

(a)           Upon termination of this Agreement by a Party in accordance with Section 10.1, this Agreement shall become void and of no further force or effect, and except as expressly provided herein, there shall be no Liability on the part of the Parties or their respective direct or indirect equity holders, Affiliates or Representatives. Termination of this Agreement shall terminate all outstanding Liabilities between the Parties arising from this Agreement except those described in Section 8.1, this Section 10.2, Article XII and the Confidentiality Agreement, which shall survive any termination of this Agreement.  Notwithstanding the foregoing, no termination of this Agreement shall release or be construed as releasing any Party from any Liability to another Party for any Losses arising from or relating to a Willful and Material Breach or fraud which may have arisen under this Agreement prior to termination of this Agreement.

(b)           If this Agreement is terminated by ADMA pursuant to Section 10.1(c)(ii), or by Seller pursuant to Section 10.1(b)(ii), then ADMA shall (i) substantially concurrently with such termination (but no later than two (2) Business days after such termination) if pursuant to Section 10.1(c)(ii) or (ii) no later than five (5) Business Days after such termination if such termination is pursuant to Section 10.1(b)(ii), pay, or cause to be paid, to Seller an amount equal to Two Million Five Hundred Thousand Dollars ($2,500,000) (such payment, the “Termination Fee”), by wire transfer of immediately available funds to an account designated by Seller in writing.  Notwithstanding anything to the contrary in this Agreement, in any situation where this Agreement has been terminated and in connection with such termination ADMA is required to pay the Termination Fee, Seller’s receipt of the Termination Fee shall be the sole and exclusive remedy (whether at Law, in equity, in contract, tort or otherwise) of such Party and its Affiliates, as applicable, for (i) any Losses suffered as a result of the failure of the Transactions to be consummated and (ii) any other Losses suffered as a result of or under this Agreement and the Transactions, and upon payment of the Termination Fee in accordance with this Section 10.2(b), none of ADMA, any of its Affiliates or any of their respective equity holders or Representatives shall have any further Liability relating to or arising out of this Agreement or the Transactions, including any obligation to pay any amount with respect to Seller’s expenses in connection with this Agreement, other than Losses arising from fraud by Buyer or ADMA under this Agreement prior to termination.  If this Agreement is terminated pursuant to Section 10.1(a)(iv), then ADMA shall, no later than five (5) Business Days after such termination, pay to Seller, by wire transfer of immediately available funds to an account designated by Seller in writing, an amount equal to Seller’s reasonable and documented out-of-pocket expenses (including reasonable fees and expenses of outside legal counsel) actually incurred in connection with this Agreement and the Transactions in an aggregate amount not to exceed Two Million Five Hundred Thousand Dollars ($2,500,000).  Each of the Parties agrees that the reimbursement of Seller’s expenses pursuant to the immediately preceding sentence is intended to be liquidated damages (and not a penalty) unless the unpaid part of the Termination Fee becomes payable pursuant to the next sentence of this Section 10.2(b).  If, (I) an Alternative Transaction Proposal shall have been publicly made or publicly proposed to ADMA or otherwise publicly announced prior to or at the termination of this Agreement and not subsequently withdrawn, (II) this Agreement is subsequently terminated pursuant to Section 10.1(a)(iv), and (III) within twelve (12) months after the Execution Date, ADMA consummates such Alternative Transaction Proposal, with terms at least as favorable to ADMA in the aggregate as the terms of the Transactions, then ADMA shall, no later than five (5) Business Days after the consummation of such Alternative Transaction Proposal, pay to Seller the excess of the Termination Fee over any amounts already paid to Seller as reimbursement of Seller’s out-of-pocket expenses pursuant to this Section 10.2(b).  For purposes of the foregoing clause (III) only, references in the definition of the term “Alternative Transaction Proposal” to the figure “twenty percent (20%)” shall be deemed to be replaced by “more than fifty percent (50%)”.  For the avoidance of doubt, under no circumstances shall Seller be permitted or entitled to receive both a grant of specific performance and all or any portion of a Termination Fee.

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(c)           Each of the Parties acknowledges that (i) the agreements contained in this Section 10.2 are an integral part of the Transactions and have been agreed to by each of the Parties hereto in order to induce the other Parties to enter into this Agreement and to consummate the Transactions, it being agreed and acknowledged by each of them that the execution of this Agreement by them constitutes full and reasonable consideration for such provisions and (ii) the enforcement of the Termination Fee and/or expense reimbursement pursuant to Section 10.2(b) against ADMA is intended to be liquidated damages (and not a penalty) other than in the case of fraud committed by ADMA.  In the event that ADMA should fail to pay the Termination Fee and/or expense reimbursement when due under this Section 10.2, and, in order to obtain such payment, Seller commences an Action that results in a judgment against ADMA for the Termination Fee and/or expense reimbursement, ADMA shall reimburse Seller for all reasonable and documented out-of-pocket costs and expenses actually incurred or accrued by Seller (including reasonable fees and expenses of outside legal counsel) in connection with such Action.

ARTICLE XI
INDEMNIFICATION

11.1           Survival of Representations, Warranties and Covenants.

(a)           Each of the representations and warranties of ADMA, Buyer and Seller contained in this Agreement and the Other Agreements and the certificates contemplated hereby shall survive the Closing until the fifteen (15)-month anniversary of the Closing Date; provided, however, that (i) the representations and warranties of Seller set forth in Section 4.11 (Taxes) and the representations and warranties of ADMA set forth in Section 4.11 (Taxes) shall survive until thirty (30) days following the expiration of the applicable statute of limitations, and (ii) the representations and warranties of Seller set forth in Sections 4.1 (Organization), Section 4.2 (Due Authorization), Section 4.3 (Organizational Documents), Section 4.4 (No Conflicts; Enforceability), Section 4.5 (Title; Sufficiency), Section 4.18(c) (Kedrion Contract), Section 4.21 (Brokers, Etc.) and Section 4.26 (Ownership of ADMA Securities) (collectively, the “Seller Fundamental Representations”) and the representations and warranties of ADMA set forth in Section 5.1 (Organization), Section 5.2 (Due Authorization), Section 5.3 (No Conflicts; Enforceability), Section 5.9 (Capitalization) and Section 5.22 (Brokers, Etc.) (collectively, the “ADMA Fundamental Representations”) shall survive indefinitely.

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(b)           Each of the covenants and agreements of the Parties set forth in this Agreement and the Other Agreements and the certificates contemplated hereby and thereby that are to be performed on or prior to the Closing Date shall survive the Closing Date until the fifteen (15)-month anniversary of the Closing Date.  Each of the covenants and agreements contained in this Agreement and the Other Agreements and the certificates contemplated hereby and thereby that require by their terms performance or compliance after the Closing Date shall continue in force thereafter in accordance with their terms or if no term is specified, indefinitely.

(c)            For the avoidance of doubt, this Article XI shall not apply to breaches or inaccuracies of any of the representations, warranties, covenants or agreements, or otherwise modify, limit or restrict any of the indemnification obligations, in each case set forth in the Commercial Agreements or the Equity Documents.

11.2           Indemnification by Seller.

(a)           Subject to Sections 11.2(b) and 11.8, from and after the Closing Date, Seller shall indemnify and defend ADMA, Buyer, their respective Affiliates and each of their respective stockholders, Representatives, successors and permitted assigns (collectively, “Buyer Indemnitees”) against, and hold them harmless to the fullest extent permitted by Law from, any and all Losses sustained or incurred by any Buyer Indemnitee, to the extent arising from, in connection with or otherwise with respect to:

(i)           any breach of, or any inaccuracy in, as of the date hereof or as of the Closing Date (or if expressly stated to be made as of a specified date, as of such specified date) any representation or warranty of Seller (other than the Seller Fundamental Representations and the representations under Section 4.17 (other than in the case of intentional misrepresentation)) contained in this Agreement or any of the Other Agreements, or in any certificate delivered hereunder;

(ii)           any breach of, or any inaccuracy in, as of the date hereof or as of the Closing Date (or if expressly stated to be made as of a specified date, as of such specified date) a Seller Fundamental Representation;

(iii)           any breach of any covenant or agreement of Seller or the Biotest Guarantors contained in this Agreement or any of the Other Agreements, or in any certificate delivered hereunder; and

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(iv)           any Excluded Asset or Excluded Liability.

(b)           Seller shall have no indemnification obligations pursuant to Section 11.2(a)(i), unless and until the aggregate amount of Losses incurred or suffered by the Buyer Indemnitees that Seller would otherwise be responsible for under Section 11.2(a)(i) exceeds Seven Hundred and Fifty Thousand Dollars ($750,000) (the “Indemnification Threshold”), at which time Seller shall be obligated to indemnify the Buyer Indemnitees for only such Losses in excess of the Indemnification Threshold; provided, however, that the aggregate Liability of Seller for all Losses of the Buyer Indemnitees under Section 11.2(a)(i), (ii) and (iii) (but solely in the case of clause (iii) with respect to covenants which by their terms are to be fully performed prior to the Closing) shall not in any case exceed Twenty-Five Million Dollars ($25,000,000) (the “Cap”); provided, further, that Seller shall have no indemnification obligations under Section 11.2(a)(i) for any individual Loss (or series of related Losses) unless and until the amount of such Loss (or series of related Losses) exceeds Twenty-Five Thousand Dollars ($25,000) (the “Mini-Claim Deductible”), at which time all such Losses incurred by the Buyer Indemnitees shall be included for purposes of determining whether the Indemnification Threshold has been met.  Nothing in this Agreement (including this Section 11.2) shall be deemed to limit or restrict any of the Buyer Indemnitees’ rights to maintain or recover any Losses at any time in connection with any Action based on fraud or willful misconduct of Seller or any Affiliate of Seller.

11.3           Indemnification by ADMA and Buyer.

(a)           Subject to Section 11.3(b) and Section 11.8, from and after the Closing Date, ADMA and Buyer shall, jointly and severally, indemnify and defend Seller, its Affiliates and each of their respective stockholders, Representatives, successors and permitted assigns (collectively, “Seller Indemnitees”) against, and hold them harmless to the fullest extent permitted by Law from, any and all Losses sustained or incurred by any Seller Indemnitee, to the extent arising from, in connection with, or otherwise with respect to:

(i)           any breach of, or any inaccuracy in, as of the date hereof or as of the Closing Date (or if expressly stated to be made as of a specified date, as of such specified date) any representation or warranty of ADMA or Buyer (other than the ADMA Fundamental Representations and the representations under Section 5.16 (other than in the case of intentional misrepresentation)) contained in this Agreement, or the Other Agreements, or in any certificate delivered hereunder;

(ii)           any breach of, or any inaccuracy in, as of the date hereof or as of the Closing Date (or if expressly stated to be made as of a specified date, as of such specified date) an ADMA Fundamental Representation;

(iii)           any breach of any covenant or agreement of ADMA or Buyer contained in this Agreement or the Other Agreements, or in any certificate delivered hereunder; and

(iv)           any Assumed Liability.

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(b)           Neither ADMA nor Buyer shall have any indemnification obligations pursuant to Section 11.3(a)(i), unless and until the aggregate amount of Losses incurred or suffered by the Seller Indemnitees that ADMA and Buyer would otherwise be responsible for under Section 11.3(a)(i) exceeds the Indemnification Threshold, at which time ADMA and Buyer shall collectively be obligated to indemnify the Seller Indemnitees for only such Losses in excess of the Indemnification Threshold; provided, however, that the aggregate Liability of ADMA and Buyer for all Losses of the Seller Indemnitees under Section 11.3(a)(i), (ii) and (iii) (but solely in the case of clause (iii) with respect to covenants which by their terms are to be fully performed prior to the Closing)  shall not in any case exceed the Cap; provided, further, that neither ADMA nor Buyer shall have any indemnification obligations under Section 11.3(a)(i) for claims for any individual Loss (or series of related Losses) unless and until the amount of such Loss (or series of related Losses) exceeds the Mini-Claim Deductible, at which time all such Losses incurred by the Seller Indemnitees shall be included for purposes of determining whether the Indemnification Threshold has been met.  Nothing in this Agreement (including this Section 11.3) shall be deemed to limit or restrict any of the Seller Indemnitees’ rights to maintain or recover any Losses at any time in connection with any Action based on fraud or willful misconduct of ADMA, Buyer or any their respective Affiliates.

11.4           Calculation of Losses; Treatment of Indemnification Payments.

(a)           The amount of any Loss for which indemnification is provided under Section 11.2(a) or Section 11.3(a) shall be adjusted to take account of any net Tax cost or Tax benefit actually realized by the Indemnified Party or its Affiliates in the form of an increase or reduction in cash Taxes otherwise payable or a cash Tax refund with respect to the taxable year in which the applicable indemnification is received or any prior taxable year by the Indemnitee (or any of its Affiliates) arising from the incurrence or payment of any such Loss.  If any such Tax cost or Tax benefit is incurred or received, as applicable, by an Indemnified Party after an indemnity payment with respect to a Loss has been made, the Indemnified Party shall pay to the Indemnifying Party the amount of such Tax benefit (up to the amount of the Indemnifying  Party’s indemnity payment) and the Indemnifying Party shall pay to the Indemnified Party the amount of such Tax cost.

(b)           The amount of Losses recoverable by an Indemnified Party under Section 11.2(a) or Section 11.3(a) shall be reduced by the amount of any payment received by such Indemnified Party (or an Affiliate thereof) from an insurance carrier or third-party indemnitor with respect to the Losses to which such claim for indemnification relates, net of the cost of collection and any increase in insurance cost directly resulting from such recovery.  If an Indemnified Party (or an Affiliate thereof) receives any insurance payment or third-party indemnity payment with respect to any claim for Losses for which it previously received indemnification from the Indemnifying Party, it shall pay to the Indemnifying Party within thirty (30) days of receiving such insurance payment or third-party indemnity payment the amount of such insurance payment or third-party indemnity payment.

(c)           Any indemnity payment under Section 11.2(a) or Section 11.3(a) shall be treated as an adjustment to the Purchase Price to the maximum extent allowable under applicable Law.

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11.5           Termination of Indemnification.  The obligations of any Indemnifying Party to indemnify and hold harmless any Indemnified Party with respect to any item pursuant to Section 11.2(a) or Section 11.3(a) shall terminate, if at all, at the times specified in Section 11.1; provided, however, that such obligations to indemnify and hold harmless shall not terminate with respect to any item as to which an Indemnified Party shall have, before the expiration of the applicable period, previously made a claim by delivering written notice to the Indemnifying Party of such claim in accordance with the terms of Section 11.6.

11.6           Indemnification Procedures.

(a)           In order for any Buyer Indemnitee or Seller Indemnitee (each, an “Indemnified Party”) to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving an Action by any third Person against the Indemnified Party (a “Third-Party Claim”), such Indemnified Party must notify the Party which may be required to indemnify the Indemnified Party therefor (the “Indemnifying Party”) of such Third-Party Claim in writing (and stating in reasonable detail in light of circumstances then known to such Indemnified Party the basis of such Third-Party Claim) promptly after receipt by such Indemnified Party of notice of the Third-Party Claim; provided, however, that failure by such Indemnified Party to give such notification shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent the Indemnifying Party (i) demonstrates that it has been actually and materially prejudiced as a result of such failure or (ii) forfeits any rights or defenses that would otherwise have been available to the Indemnifying Party but for such failure.  Thereafter, to the extent legally permissible, the Indemnified Party shall deliver to the Indemnifying Party, within five (5) Business Days after the Indemnified Party’s receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third-Party Claim.

(b)           If a Third-Party Claim is made against an Indemnified Party, the Indemnifying Party shall be entitled (i) to participate in the defense thereof, and (ii) if it so chooses, upon written notice delivered to the Indemnified Party within thirty (30) days after receipt of notice of such Third-Party Claim from the Indemnified Party, to assume the defense thereof, in each case, with counsel selected by the Indemnifying Party, which counsel shall be reasonably satisfactory to the Indemnified Party; provided, that the Indemnifying Party shall not be entitled to assume the defense of any Third-Party Claim if any of the conditions set forth in Section 11.6(c) is not satisfied.  Should the Indemnifying Party so elect to assume the defense of a Third-Party Claim, and is permitted to do so under Section 11.6(c), (x) the Indemnifying Party shall not be liable to the Indemnified Party for any legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof, and (y) the Indemnified Party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party shall control such defense (subject to Section 11.6(c)).  The Indemnifying Party shall be liable for the fees and expenses of counsel employed by the Indemnified Party for any period during which the Indemnifying Party has not assumed the defense thereof; provided, however, that the Indemnifying Party will not be required to pay the fees and expenses of more than one counsel for all Indemnified Parties in any jurisdiction in any single Third-Party Claim.  The Indemnifying Party or the Indemnified Party, as the case may be, shall at all times use reasonable efforts to keep the Indemnifying Party or the Indemnified Party, as the case may be, reasonably apprised of the status of any matter the defense of which they are maintaining.  If the Indemnifying Party chooses to defend or prosecute a Third-Party Claim, all the Indemnified Parties shall reasonably cooperate in the defense or prosecution thereof.  Such cooperation shall include the retention and (upon the Indemnifying Party’s request) the provision to the Indemnifying Party of records and information that are reasonably relevant to such Third-Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the Indemnifying Party assumes the defense of a Third-Party Claim, the Indemnified Party shall not admit any Liability with respect to, or settle, compromise or discharge, such Third-Party Claim without the Indemnifying Party’s prior written consent (which consent shall not be unreasonably withheld).  If the Indemnifying Party assumes the defense of a Third-Party Claim, the Indemnified Party shall agree to any settlement, compromise or discharge of such Third-Party Claim if (I) the Indemnifying Party recommends such settlement, compromise or discharge, (II) the Indemnifying Party would be obligated to pay the full amount of the Losses in connection with such Third-Party Claim under the terms of this Agreement and (III) such settlement, compromise or discharge completely and unconditionally releases the Indemnified Party from all Losses in connection with such Third-Party Claim, does not entail any admission of Liability on the part of the Indemnified Party and would not otherwise adversely affect the Indemnified Party.  Any consent to be given by the Buyer Indemnitees under this Section 11.6(b) shall be given by ADMA acting on behalf of the Buyer Indemnitees and any consent to be given by the Seller Indemnitees under this Section 11.6(b) shall be given by Seller acting on behalf of the Seller Indemnitees.

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(c)           Notwithstanding Section 11.6(b), the Indemnifying Party shall not be entitled to control the defense or settlement of any Third-Party Claim if any of the following conditions are not satisfied:

(i)           the Indemnifying Party must diligently defend such Third-Party Claim;

(ii)           the Indemnifying Party must furnish the Indemnified Party with evidence reasonably satisfactory to the Indemnified Party that the financial resources of the Indemnifying Party, in the Indemnified Party’s reasonable judgment, are and will be sufficient (when considering Losses in respect of all other outstanding claims by the Seller Indemnitees or Buyer Indemnitees, as applicable, under this Article XI) to satisfy any Losses relating to such Third-Party Claim;

(iii)           such Third-Party Claim shall not involve criminal actions or allegations of criminal conduct by the Indemnified Party, and shall not involve Actions for specific performance or other equitable relief against the Indemnified Party;

(iv)           such Third-Party Claim would not reasonably be expected to have a material adverse effect on the Indemnified Party’s business and does not relate to its customers, suppliers, vendors or other service providers; and

(v)           there does not exist, in the Indemnified Party’s good faith judgment based on the advice of outside legal counsel, a conflict of interest which, under applicable principles of legal ethics, would reasonably be expected to prohibit a single legal counsel from representing both the Indemnified Party and the Indemnifying Party in such Third-Party Claim.

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(d)           In the event any Indemnified Party should have a claim against any Indemnifying Party under Section 11.2(a) or Section 11.3(a) that does not involve a Third-Party Claim being asserted against or sought to be collected from such Indemnified Party, the Indemnified Party shall deliver notice of such claim with reasonable promptness to the Indemnifying Party and in any event prior to the expiration of the underlying representations and warranties, if applicable.  Such notice shall describe the claim in reasonable detail, and shall indicate the estimated amount, if reasonably practicable, of the Losses that have been or may be sustained by the Indemnified Party in respect of such claim. The failure by any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party from any Liability that it may have to such Indemnified Party under Section 11.2(a) or Section 11.3(a), except to the extent that the Indemnifying Party (i) demonstrates that it has been actually and materially prejudiced by such failure or (ii) forfeits any rights or defenses that would otherwise have been available to the Indemnifying Party but for such failure.  The Indemnifying Party shall have thirty (30) calendar days after its receipt of such notice to respond in writing to such claim. If the Indemnifying Party does not respond in writing within thirty (30) days after its receipt of such notice, such claim specified by the Indemnified Party in such notice shall be conclusively deemed a Liability of the Indemnifying Party under Section 11.2(a) or Section 11.2(b), as applicable, and the Indemnifying Party shall pay the amount of such Liability to the Indemnified Party on demand or, in the case of any notice in which the amount of the claim (or any portion thereof) is estimated, on such later date when the amount of such claim (or such portion thereof) becomes finally determined.  If the Indemnifying Party responds within thirty (30) days and in such response disputes its obligation to indemnify the Indemnified Party with respect to all or part of such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations within thirty (30) days of notice of such dispute from the Indemnifying Party, such dispute shall be resolved in accordance with Section 12.8.

11.7           Sole Remedy; No Additional Representations.  Except as otherwise specifically provided herein and other than (a) Actions of, or causes of action arising from, fraud or willful misconduct, (b) the enforcement of any covenant requiring performance following the Closing, (c) Actions for injunctive relief or specific performance and (d) any of the matters set forth in the Commercial Agreements or Equity Documents, each of which shall be subject to the terms and conditions set forth therein, as applicable, each of ADMA, Buyer and Seller acknowledges and agrees that its sole and exclusive remedy after the Effective Time with respect to any and all Actions and causes of action relating to this Agreement and the Other Agreements and the certificates contemplated hereby and thereby, shall be pursuant to the indemnification provisions set forth in this Article XI or as provided in Sections 12.8, 12.10 or 12.15.

11.8           Limitations on Liability.

(a)           Seller, ADMA and Buyer shall reasonably cooperate with each other in resolving any Action or Liability with respect to which one Party is obligated to indemnify the other under this Agreement, including by making commercially reasonable efforts to mitigate or resolve any such Action or Liability.

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(b)           Upon making any payment to an Indemnified Party in respect of any Losses, the Indemnifying Party, shall, to the extent of such payment, be subrogated to all rights of the Indemnified Party against any third party in respect of the Losses to which such payment relates, but only if the right of action for subrogation would not (i) have an adverse effect in any material respect on the Indemnified Party’s business or (ii) relate to the Indemnified Party’s customers, suppliers, vendors or other service providers.  In the case of either clause (i) or (ii) of the foregoing sentence, the Parties agree that in lieu of such subrogation, the Indemnified Party shall use its commercially reasonable efforts to seek recovery of its applicable indemnifiable Losses from such third party, and any amounts so recovered shall be deducted from the amount of Losses the Indemnified Party is entitled to recover hereunder; provided, however, that in no event shall the Indemnified Party be required to commence any Action against such third party to seek recovery of its applicable indemnifiable Losses from such third party.  If an Indemnifying Party is entitled to be subrogated to the rights of the Indemnified Party under this Section 11.8(b), Indemnified Party and Indemnifying Party shall execute upon request of the Indemnifying Party all instruments reasonably necessary to evidence or further perfect such subrogation rights.

(c)           NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, NO PARTY TO THIS AGREEMENT SHALL BE LIABLE TO OR OTHERWISE RESPONSIBLE TO THE OTHER PARTY OR ANY AFFILIATE OF THE OTHER PARTY FOR LOST REVENUES OR PROFITS OR INCIDENTAL, CONSEQUENTIAL, PUNITIVE, EXEMPLARY OR MULTIPLIED DAMAGES THAT ARISE OUT OF OR RELATE TO THIS AGREEMENT OR ANY ANCILLARY AGREEMENT (OTHER THAN THE EQUITY DOCUMENTS AND THE COMMERCIAL AGREEMENTS WHICH CONTAIN THEIR OWN INDEMNIFICATION PROVISIONS AND TO WHICH THIS SECTION 11.8(C) DOES NOT APPLY) OR THE PERFORMANCE OR BREACH HEREOF OR THEREOF OR ANY LIABILITY RETAINED OR ASSUMED HEREUNDER OR THEREUNDER, EXCEPT TO THE EXTENT THAT SUCH DAMAGES WERE AWARDED OR PAID TO A THIRD PARTY PURSUANT TO A THIRD PARTY CLAIM.

ARTICLE XII
MISCELLANEOUS

12.1           Assignment; Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns; provided, however, that none of ADMA, Seller or Buyer may, directly or indirectly, sell, transfer, assign, license, sublicense, delegate, pledge or otherwise dispose of, whether voluntarily, involuntarily, by operation of Law or otherwise, this Agreement or any of their rights or obligations under this Agreement without the prior written consent of Seller (in the case of assignment by ADMA or Buyer) or ADMA (in the case of assignment by Seller), which consent may be granted, withheld or conditioned at the applicable Party’s sole discretion; provided, further, that any permitted assignment shall protect the other Party’s rights under this Agreement.  Notwithstanding the foregoing, except for ADMA’s obligations with respect to the ADMA Capital Stock hereunder which shall not be assigned, ADMA and Buyer may assign (without relieving it of its obligations under) this Agreement in whole or in part, without the consent of Seller as follows:

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(a)           to any Affiliates of ADMA; and

(b)           solely to make a collateral assignment to Oxford Finance LLC, the existing lender of ADMA as of the Execution Date (“Oxford“) in its capacity as collateral agent  as required under that certain Loan And Security Agreement dated as of June 19, 2015 among Oxford, as collateral agent, the lenders listed on the schedules thereto and ADMA, ADMA Plasma Biologics, Inc. and ADMA Bio Centers Georgia, Inc. as amended by that First Amendment to Loan and Security Agreement dated May 13 , 2016 (the “Loan Agreement”); provided however, Oxford shall waive (i) any and all rights to assert claims for indemnification against Seller or the Biotest Guarantors soley related to, following, or arising from, out of or under, the transactions contemplated by this Agreement; and (ii) any and all rights or claims against Seller and the Biotest Guarantors requiring any of them to invest any additional funds in ADMA or any of its Affiliates at any future date.

12.2           Expenses.  Except as otherwise specified herein, each Party shall bear its own fees, costs and expenses with respect to the Transactions, including the fees, costs and expenses of its financial advisors, accountants and counsel.

12.3           Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when received, if delivered personally, (b) when transmitted by facsimile (with confirmation of transmission) or by e-mail (upon confirmation of receipt), (c) upon receipt, if sent by registered or certified mail (postage prepaid, return receipt requested) and (d) the day after it is sent, if sent for next-day delivery to a domestic address by overnight mail or courier, to the Parties at the following addresses:

If to Seller or Biotest Guarantors, to:

Biotest Pharmaceuticals Corporation
c/o Biotest AG
Landsteinerstr. 5
63303 Dreieich
Germany
Attention: Dr. Michael Ramroth and Dr. Martin Reinecke
Facsimile:
Email: michael.ramroth@biotest.com
martin.reinecke@biotest..com

and to:

Biotest Pharmaceuticals Corporation
5800 Park of Commerce Blvd. NW
Boca Raton, FL 33487
Attention:  Ileana Carlisle, CEO; and Donna Quinn, General Counsel
Facsimile:
Email:    icarlisle@biotestpharma.com
  dquinn@biotestpharma.com

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with copies (which shall not constitute notice) sent concurrently to:

Greenberg Traurig, LLP
3333 Piedmont Road, NE
Suite 2500
Atlanta, Georgia 30305
Attention: Wayne H. Elowe, Esq.
Facsimile: 678.553.2453
Email: elowew@gtlaw.com

If to ADMA or Buyer, to:

ADMA Biologics, Inc.
456 Route 17 South
Ramsey, NJ 07446
Attention: Adam Grossman
Facsimile: 201.478.5553
Email: agrossman@admabio.com

with copies (which shall not constitute notice) sent concurrently to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064
Attention: Ariel J. Deckelbaum, Esq.
Facsimile: 212.757.3990
Email: ajdeckelbaum@paulweiss.com

provided, however, that if any Party shall have designated a different address by notice to the others, then to the last address so designated.  All notices to Seller hereunder shall also be provided to the Biotest Guarantors.

12.4           Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy such determination shall not affect the enforceability of any other term, provision, covenant or restriction of this Agreement or of the remainder of this Agreement which shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any Party.  Upon such determination that any term, provision, covenant or restriction of this Agreement is invalid, void, unenforceable or against regulatory policy, ADMA, Buyer and Seller shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

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12.5           Amendment; Entire Agreement.  This Agreement may not be amended, supplemented or otherwise modified except by an instrument in writing signed by all of the Parties hereto.  This Agreement, the Commercial Agreements, the Other Agreements, the Equity Documents, the instruments, documents and certificates contemplated hereby and thereby, and the Confidentiality Agreement contain the entire agreement of the Parties hereto with respect to the Transactions, superseding all negotiations, prior discussions and prior agreements, both written and oral, made prior to the date hereof.

12.6           No Third-Party Beneficiaries.  This Agreement is solely for the benefit of the Parties hereto and their respective Affiliates and permitted assignees, and no provision of this Agreement shall be deemed to confer upon any Person, other than the Parties, and their respective Affiliates and permitted assignees any remedy, claim, liability, reimbursement, cause of action or other right in excess of those existing without reference to this Agreement, except for the Persons set forth in Article XI and Section 12.16, who are intended third-party beneficiaries of such provisions.

12.7           Waiver.  Waiver of any term or condition of this Agreement by any Party shall only be effective if in writing and shall not be construed as a waiver of any subsequent breach or failure of the same term or condition or a waiver of any other term or condition of this Agreement.  Neither course of conduct nor the failure or delay of any Party to exercise or enforce any right, remedy, condition or part of this Agreement at any time shall be construed as a waiver of that right, remedy, condition or part, nor shall it forfeit any rights to future exercise or enforcement thereof.

12.8           Governing Law; Consent to Jurisdiction.  This Agreement (including any Action or controversy arising out of or relating to this Agreement) shall be governed by the Law of the State of Delaware without regard to conflict of law principles that would result in the application of any Law other than the Laws of the State of Delaware.  Except as otherwise expressly set forth in this Agreement, each of the Parties irrevocably agrees that any Action with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other Party hereto or its successors or assigns, shall (i) in the case of all Parties other than Biotest, be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), and (ii) in the case of Biotest only, be brought and determined exclusively in the courts of the city of Zurich, Switzerland and, if permitted, the Commercial Court of the Canton of Zurich, Switzerland, the place of jurisdiction being Zurich 1.  Each of the Parties irrevocably submits with regard to any such Action for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any Action relating to this Agreement, any of the Other Agreements, any of the instruments, documents (other than the Commercial Agreements and the Equity Documents) and certificates contemplated hereby or thereby or any of the Transactions in any court other than the aforesaid courts.  Each of the Parties irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any Action with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 12.8, (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by applicable Law, any claim that (A) the Action in such court is brought in an inconvenient forum, (B) the venue of such Action is improper or (C) this Agreement, any of the Other Agreements, any of the instruments, documents (other than the Commercial Agreements and the Equity Documents) and certificates contemplated hereby or thereby, or the subject matter hereof or thereof, may not be enforced in or by such courts.  The Parties consent to and grant any of the aforesaid courts’ jurisdiction over the person of such Parties and over the subject matter of such dispute.  Each of the Parties irrevocably appoints Corporation Service Company as its agent for the sole purpose of receiving service of process or other legal summons in connection with any such Action brought in such courts and agrees that it will maintain Corporation Service Company at all times as its duly appointed agent in the State of Delaware for the service of any process or summons in connection with any such Action brought in such courts and, if it fails to maintain such an agent during any period, any such process or summons may be served on it by mailing a copy of such process or summons to it in accordance with, and in the manner provided in, Section 12.3 hereof, with such service deemed effective on the fifth (5th) day after the date of such mailing.  The Parties agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

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12.9           Waiver of Jury Trial.  EACH PARTY (I) ACKNOWLEDGES AND AGREES THAT ANY ACTION THAT MAY ARISE UNDER OR RELATE TO THIS AGREEMENT, ANY OF THE OTHER AGREEMENTS, ANY OF THE INSTRUMENTS, DOCUMENTS (OTHER THAN THE COMMERCIAL AGREEMENTS AND THE EQUITY DOCUMENTS) OR CERTIFICATES CONTEMPLATED HEREBY OR THEREBY OR THE TRANSACTIONS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND (II) HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OF THE OTHER AGREEMENTS, ANY OF THE INSTRUMENTS, DOCUMENTS (OTHER THAN THE COMMERCIAL AGREEMENTS AND THE EQUITY DOCUMENTS) OR CERTIFICATES CONTEMPLATED HEREBY OR THEREBY OR THE TRANSACTIONS.  EACH PARTY (A) CERTIFIES AND ACKNOWLEDGES THAT NO REPRESENTATIVE OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) CERTIFIES AND ACKNOWLEDGES THAT IT AND THE OTHER PARTY HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION OF THIS AGREEMENT, (C) UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER AND (D) MAKES THIS WAIVER VOLUNTARILY.

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12.10           Injunctive Relief.  Subject to Section 10.2, the Parties agree that if any provision of this Agreement, any Other Agreement or any Equity Document is not performed in accordance with its terms or is otherwise breached, irreparable harm will occur and money damages are not an adequate remedy.  Accordingly, notwithstanding anything to the contrary in this Agreement, the Party or Parties not in breach will have the right to injunctive relief, specific performance and other equitable relief to prevent breaches or threatened breaches of this Agreement, the Other Agreements or the Equity Documents and to enforce specifically the terms and provisions hereof and thereof in the applicable court set forth in Section 12.8 with respect to any matters arising out of another Party’s performance of its obligations hereunder or thereunder, this being in addition to any other remedy to which they are entitled at Law or in equity, and the Parties hereby waive, to the fullest extent permitted by applicable Law, any requirement for the posting of any bond or similar collateral in connection therewith.  Each Party agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that (a) the other Party has an adequate remedy at Law or (b) an award of specific performance is not an appropriate remedy for any reason at Law or equity.

12.11           Headings.  The headings of the Articles, Sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part of or to in any way affect the meaning or interpretation of this Agreement.

12.12           Counterparts.  This Agreement may be executed by the Parties manually, by facsimile or by-email as a pdf attachment, in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  This Agreement, any and all agreements and instruments executed and delivered in accordance herewith, along with any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or other means of electronic transmission, shall be treated in all manner and respects and for all purposes as an original signature, agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

12.13           Construction.  The language in all parts of this Agreement shall be construed, in all cases, according to its fair meaning.  The Parties acknowledge that each Party and its counsel have reviewed and revised this Agreement and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting Party shall not be employed in the interpretation of this Agreement.

12.14           Schedules.  The Seller Disclosure Schedules and the ADMA Disclosure Letter are hereby incorporated in and made a part of this Agreement as if set forth in full herein.  The Seller Disclosure Schedules and the ADMA Disclosure Letter contain information required to be disclosed pursuant to, and certain exceptions to, the representations and warranties in Article IV or Article V or the covenants and agreements in Article VI or Article VIII or otherwise pursuant to this Agreement.  Nothing in this Agreement or in the Seller Disclosure Schedules or the ADMA Disclosure Letter constitutes an admission that any information disclosed, set forth or incorporated by reference in the Seller Disclosure Schedules, the ADMA Disclosure Letter or in this Agreement is material, constitutes a Seller Material Adverse Effect or ADMA Material Adverse Effect, as applicable, or is otherwise required by the terms of this Agreement to be so disclosed, set forth or incorporated by reference.  No disclosure in the Seller Disclosure Schedules or the ADMA Disclosure Letter relating to any possible breach or violation of any Contract, Registration or Law shall be construed as an admission or indication to any third party that any such breach or violation exists or has actually occurred.  Any disclosure set forth in any particular section of the Seller Disclosure Schedules or the ADMA Disclosure Letter will be deemed disclosed for any other section of the Seller Disclosure Schedules or the ADMA Disclosure Letter, as applicable, to the extent that the relevance of such item is reasonably apparent on the face of such disclosure.

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12.15           Guarantee.

(a)           To induce ADMA and Buyer to enter into this Agreement, each of the Biotest Guarantors (as primary obligor and not as surety only), jointly and severally, irrevocably, absolutely and unconditionally:

(i)           guarantees to ADMA and Buyer, on the terms and subject to the conditions of this Section 12.15 (this “Guarantee”), the prompt performance of, compliance with and satisfaction of all obligations (including under Section 11.2) of Seller hereunder (collectively, the “Seller’s Guaranteed Obligations”) strictly in accordance with the terms and conditions hereof; and

(ii)           waives any requirement that ADMA or Buyer exhaust any right, remedy or take any action against Seller before proceeding hereunder, provided that ADMA or Buyer shall proceed simultaneously against both Seller and the Biotest Guarantors hereunder unless such Party is not legally permitted to do so as a result of Equitable Exceptions, in which case ADMA or Buyer shall be permitted to proceed solely against the Biotest Guarantors hereunder subject to the terms and conditions set forth herein.

(b)           Each Biotest Guarantor hereby waives all claims of waiver, release, surrender, abstraction or compromise and all set-offs, counterclaims, cross-claims, recoupments and any circumstance which might otherwise constitute a defense available to, or a discharge of, any Biotest Guarantor as a guarantor, including acceptance of this Guarantee and of the Seller’s Guaranteed Obligations, presentment, demand, promptness, diligence, protest, notice of non-performance, default, dishonor, notice of the Sellers’ Guaranteed Obligations incurred and any and all other notices not provided for herein (other than any and all notices to a Biotest Guarantor and Seller required to be provided or otherwise delivered pursuant to this Agreement), and all suretyship defenses generally (other than fraud or willful misconduct by ADMA or Buyer).  Notwithstanding the foregoing, each Biotest Guarantor hereby reserves the right to raise and assert any defenses, claims, counterclaims, set-offs, cross claims, recoupments or limitations (including limitations on and exclusions of certain damages) that could be raised or asserted by Seller, pursuant to this Agreement or applicable Law with respect to any obligation owed or claimed to be owed by Seller to ADMA and Buyer under this Agreement, in each case other than defenses arising from Equitable Exceptions with respect to Seller, and the obligations and Liabilities of each Biotest Guarantor shall be limited thereby.

(c)           Each Biotest Guarantor hereby waives any and all notice of the creation, renewal, extension or accrual of the Seller’s Guaranteed Obligations (other than notices to the Biotest Guarantors and Seller required to be provided or otherwise delivered pursuant to this Agreement) and notice of or proof of reliance by ADMA or Buyer upon this Guarantee or acceptance of this Guarantee.  Each Biotest Guarantor acknowledges that ADMA and Buyer entered into this Agreement in reliance upon this Guarantee.

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(d)           Each Biotest Guarantor agrees to pay the reasonable costs and expenses of ADMA in connection with the enforcement of this Guarantee only to the extent that ADMA prevails in such enforcement.  If ADMA or Buyer elect to enforce this Guarantee against Seller and the Biotest Guarantors, then ADMA and Buyer shall pay the reasonable costs and expenses of the Biotest Guarantors in the event that ADMA or Buyer fails to prevail in such enforcement action; provided, that it is hereby acknowledged and agreed that if ADMA or Buyer pursues an Action against Seller and the Biotest Guarantors and Seller satisfies its obligations hereunder such that the Biotest Guarantors do not have any direct Liability, then ADMA and Buyer will have no liability or obligation to pay the reasonable costs and expenses of the Biotest Guarantors in connection with such Action.

(e)           Each Biotest Guarantor’s undertakings under this Agreement shall remain in full force and effect until final performance in full of the Seller’s Guaranteed Obligations under this Agreement notwithstanding any intermediate payment or performance or the invalidity or unenforceability in whole or in part of any of the Seller’s Guaranteed Obligations.

(f)           The obligations of the Biotest Guarantors hereunder will not be discharged by:  (i) any modification of, or amendment or supplement to, this Agreement approved in writing by the Biotest Guarantors, in each case except to the extent expressly set forth therein, (ii) any change in the structure of Seller; (iii) any insolvency, bankruptcy, reorganization, arrangement, composition, liquidation, dissolution, or similar proceedings with respect to Seller; or (iv) any other occurrence whatsoever, except performance in full of all obligations of Seller in accordance with the terms and conditions of this Agreement.  In the event that any payment to ADMA or Buyer in respect of any Seller’s Guaranteed Obligation is rescinded or must otherwise be returned to a Biotest Guarantor for any reason whatsoever other than the fact that ADMA or Buyer was not in fact entitled to the payment pursuant to the terms and conditions herein, to the extent such amount is actually returned to a Biotest Guarantor, the Biotest Guarantors shall remain fully liable hereunder with respect to such Seller’s Guaranteed Obligation as if such payment had not been made.

(g)           Each Biotest Guarantor represents and warrants to ADMA and Buyer as follows:

(i)           Due Authorization.  Such Biotest Guarantor has all requisite power and authority to execute, deliver and perform its obligations under this Agreement.  The execution and delivery of this Agreement and the performance of all of its obligations hereunder have been duly and validly authorized by such Biotest Guarantor, and such Biotest Guarantor has taken, or will take prior to Closing, all such actions as may be necessary, proper or advisable to authorize the execution and delivery of this Agreement, so that such Biotest Guarantor will have the full right, power and authority to perform all of its obligations under this Agreement.

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(ii)           Enforceability.  This Agreement has been duly authorized, executed and delivered by such Biotest Guarantor, and, assuming this Agreement constitutes the legal, valid and binding obligations of the other Parties, constitutes the legal, valid and binding obligation of such Biotest Guarantor, enforceable against such Biotest Guarantor in accordance with its terms and conditions, subject to the Equitable Exceptions.

(iii)           No Conflicts.  The execution, delivery and performance by such Biotest Guarantor of this Agreement and the consummation of the Transactions do not and will not (A) violate, conflict with or result in the breach of or a default under any provision of the organizational documents of such Biotest Guarantor, (B) violate or conflict with any Law applicable to such Biotest Guarantor, or (C) violate, conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under any agreement or instrument to which such Biotest Guarantor is a party or otherwise bound which would materially adversely affect such Biotest Guarantor’s ability to perform its obligations under this Agreement.

12.16           Non-Recourse.

(a)           Notwithstanding anything that may be expressed or implied in this Agreement or any Other Agreement or any certificate contemplated hereby or thereby, each of ADMA and Buyer, by such Party’s acceptance of the benefits of this Agreement, agrees and acknowledges that, in respect of Seller’s obligations hereunder, no Person other than such Seller or the Biotest Guarantors (Seller and the Biotest Guarantors, together with their respective successors and permitted assigns, collectively, the “Seller Recourse Parties”) shall have any obligation hereunder, or under any Other Agreement or any certificate contemplated hereby or thereby, and that ADMA and Buyer have no rights of recovery hereunder or thereunder against, and no recourse hereunder or thereunder or in respect of any oral representations made or alleged to be made in connection herewith or therewith against, any Seller Party (hereinafter defined) (other than the Seller Recourse Parties), whether by or through attempted piercing of the corporate veil, by or through a claim (whether in tort, contract or otherwise) by or on the behalf of Seller against the Seller Parties (other than the Seller Recourse Parties), by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any Law, or otherwise; it being expressly agreed and acknowledged that no personal Liability whatsoever shall attach to, be imposed on or otherwise be incurred by any Seller Party (other than the Seller Recourse Parties), as such, for any obligations of Seller under this Agreement or any Other Agreement or any certificate contemplated hereby or thereby in respect of any oral representations made or alleged to be made in connection herewith or therewith, or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, such obligations or their creation.  Each Seller Party is expressly intended as a third-party beneficiary of this Section 12.16(a).  For purposes of this Agreement, the “Seller Parties” means Seller’s former, current and future Affiliates, Representatives, shareholders, members, managers, partners, trusts, trustees, beneficiaries and each of their successors and assigns, but, for the avoidance of doubt, excluding the Seller Recourse Parties.

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(b)           Notwithstanding anything that may be expressed or implied in this Agreement or any Other Agreement or any certificate contemplated hereby or thereby, Seller, by its acceptance of the benefits of this Agreement, agrees and acknowledges that, in respect of ADMA’s and Buyer’s obligations hereunder, no Person other than ADMA or Buyer (ADMA and Buyer, together with their respective successors and permitted assigns, collectively, the “ADMA Recourse Parties”) shall have any obligation hereunder or under any Other Agreement or any certificate contemplated hereby or thereby and that Seller has no rights of recovery hereunder or thereunder against, and no recourse hereunder or thereunder or in respect of any oral representations made or alleged to be made in connection herewith or therewith against, any ADMA Party (hereinafter defined) (other than the ADMA Recourse Parties), whether by or through attempted piercing of the corporate veil, by or through a claim (whether in tort, contract or otherwise) by or on the behalf of ADMA or Buyer against the ADMA Parties (other than the ADMA Recourse Parties), by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any Law, or otherwise; it being expressly agreed and acknowledged that no personal Liability whatsoever shall attach to, be imposed on or otherwise be incurred by any ADMA Party (other than the ADMA Recourse Parties), as such, for any obligations of ADMA or Buyer under this Agreement or any Other Agreement or any certificate contemplated hereby or thereby, in respect of any oral representations made or alleged to be made in connection herewith or therewith, or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, such obligations or their creation.  Each ADMA Party is expressly intended as a third-party beneficiary of this Section 12.16(b).  For purposes of this Agreement, the “ADMA Parties” means ADMA’s and Buyer’s former, current and future Affiliates, Representatives, shareholders (other than the Seller Recourse Parties, in their capacity as such), members, managers, partners, trusts, trustees, beneficiaries and each of their successors and assigns, but, for the avoidance of doubt, excluding the ADMA Recourse Parties.

*  *  *  *  *  *  *  *  *  *  *

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IN WITNESS WHEREOF, the parties hereto have caused this Master Purchase and Sale Agreement to be executed by their respective duly authorized officers as of the date first above written.

BIOTEST PHARMACEUTICALS CORPORATION By:_______________________ Name:_____________________ Title:______________________

ADMA BIOLOGICS, INC.

By:_______________________
Name:_____________________
Title:______________________

ADMA BIOMANUFACTURING, LLC

By:_______________________
Name:_____________________
Title:______________________

BIOTEST AG, solely with respect to Sections 6.7, 8.13, 8.14, and Article XII

By:_______________________
Name:_____________________
Title:______________________

By:_______________________
Name:_____________________
Title:______________________

[Signature Page to Master Purchase and Sale Agreement]

BIOTEST US CORPORATION, solely with respect to Sections 6.7, 8.13, 8.14, and Article XII By:_______________________ Name:_____________________ Title:______________________

[Signature Page to Master Purchase and Sale Agreement]

ANNEX A

DEFINITIONS

“Accounting Firm” has the meaning set forth in Section 2.8(a).

“Accounts Payable” means all operating liabilities of Seller with respect to the Biotest Therapy BU, whether or not billed, related to the Products and arising prior to the Effective Time.

“Accounts Receivable” means all accounts receivable of Seller or any of its Affiliates with respect to the Biotest Therapy BU or otherwise, and any unpaid interest, penalties or fees accrued on any such receivables, including any payments received with respect thereto after the Effective Time, the rights to which accrued in the Ordinary Course of Business prior to the Effective Time.

“Action” means any claim, action, demand, suit, arbitration, hearing, charge, complaint, inquiry, audit, proceeding, investigation, examination, litigation, notice or review by or before any Governmental Authority, arbitrator or arbitral panel.

“ADMA” has the meaning set forth in the Preamble.

“ADMA Biocenters” has the meaning set forth in Section 2.6(a).

“ADMA BLA” means the biologic license applications specified in Schedule 1.1(t) including any amendments or supplements thereto, reports, correspondence and other submissions related thereto and the regulatory and clinical files and data pertaining to the foregoing in the possession or control of ADMA as of the Effective Time.

“ADMA Business” means the business of developing, manufacturing, purifying and/or further processing of plasma derivatives and human biologics, as currently conducted by ADMA.

“ADMA Capital Stock” means, collectively, ADMA Common Stock and ADMA NV Capital Stock.

“ADMA Common Stock” means the common stock of ADMA, par value $.0001 per share.

“ADMA Disclosure Documents” has the meaning set forth in Section 4.27.

“ADMA Disclosure Letter” has the meaning set forth in the first sentence of Article V.

“ADMA Financial Statements” has the meaning set forth in Section 5.18(a).

“ADMA Fundamental Representations” has the meaning set forth in Section 11.1(a).

“ADMA Governmental Consents” has the meaning set forth in Section 5.4(a).

[Annex A to Master Purchase and Sale Agreement]

“ADMA IND” means the investigational new drug applications identified on Schedule 1.1(u), including any amendments or supplements thereto, reports, correspondence and other submissions related thereto and the regulatory and clinical files with data pertaining to the foregoing in the possession of ADMA as of the Effective Time, including any and all information, data, know-how, formulations, assays, goodwill, or Intellectual Property contained therein.

“ADMA Insurance Policies” has the meaning set forth in Section 5.24.

“ADMA Intellectual Property” means all Intellectual Property owned, controlled, used or held for use by ADMA or any of its Affiliates, in each case whether registered or not, and in each case wherever such right exists in the world, and including the right to Actions for past infringement.

“ADMA IT Assets” has the meaning set forth in Section 5.10(h).

“ADMA Leased Real Property” has the meaning set forth in Section 5.12(b).

“ADMA Material Adverse Effect” means with respect to ADMA, any change, circumstance, development, effect or occurrence that, individually or in the aggregate, has or would reasonably be expected to be materially adverse to (x) the business, condition (financial or otherwise), Assets, Liabilities, operations or results of operations of ADMA and its Subsidiaries, taken as a whole, or (y) the ability of ADMA to consummate the Transactions; provided, however, the foregoing clause (x) shall exclude any change, circumstance, development, effect or occurrence to the extent resulting or arising from: (a) events, circumstances, changes or effects that generally affect the industries in which ADMA operates (including the pharmaceutical and blood-related products industries), (b) general economic or political conditions in the United States or Germany or events, circumstances, changes or effects affecting the U.S. or German securities markets generally, (c) changes caused by a material worsening of current conditions caused by acts of terrorism or war (whether or not declared) occurring in the United States or Germany after the date hereof, (d) changes arising from the announcement of the Transactions or the announcement of the execution of this Agreement, the Commercial Agreements, the Equity Documents or the Other Agreements, (e) any change in accounting practices or policies of ADMA as required by GAAP, (f) any changes in Law after the date hereof, (g) any failure to meet any projections, forecasts, guidance, estimates, milestones, budgets or financial or operating predictions of revenue, earnings, cash flow or cash position (provided, that the underlying causes of such failure may, if they are not otherwise excluded from the definition of “ADMA Material Adverse Effect,” be taken into account in determining whether an ADMA Material Adverse Effect has occurred, (h) the Complete Response Letter received by ADMA in July 2016 from the FDA, or (i) the acquisition by Buyer of the Purchased Assets and Assumed Liabilities; provided, that the matters described in clauses (a), (b), (c), (e) and (f) shall be included in the term “ADMA Material Adverse Effect” to the extent any such matter has a disproportionate and adverse impact on the business, condition (financial or otherwise), Assets, Liabilities, operations or results of operations of ADMA and its Subsidiaries, taken as a whole, relative to other participants in the same business as ADMA.

“ADMA Material Contracts” has the meaning set forth in Section 5.17.

“ADMA Material Customers” has the meaning set forth in Section 5.21(a).

“ADMA Material Suppliers” has the meaning set forth in Section 5.21(a).

“ADMA NV Capital Stock” means the non-voting convertible capital stock of ADMA, par value $.0001 per share.

“ADMA Parties” has the meaning set forth in Section 12.16(b).

“ADMA Pension Plan” has the meaning set forth in Section 5.15(b).

“ADMA Plan” means all Plans maintained by, contributed to or required to be contributed to by ADMA or any of its ERISA Affiliates or as to which Seller or any of its ERISA Affiliates has any Liability for the benefit of the current and former employees, director and/or consultants of ADMA.

“ADMA Privacy Policy” has the meaning set forth in Section 5.16(j).

“ADMA Real Property Leases” has the meaning set forth in Section 5.12(b).

“ADMA Recommendation” means the recommendation of the board of directors of ADMA to ADMA’s stockholders of the approval of ADMA’s Amended COI and the issuance of ADMA Capital Stock to Seller pursuant hereto.

“ADMA Recourse Parties” has the meaning set forth in Section 12.16(b).

“ADMA Registrations” means the regulatory approvals, authorizations, licenses, applications, agreements, franchises, certificates, applications, consents, confirmations, orders, waivers permits, ADMA BLAs, ADMA INDs and other permissions held by ADMA issued by Governmental Authorities.

“ADMA Required Registrations” has the meaning set forth in Section 5.16(a).

“ADMA SEC Documents” has the meaning set forth in Section 5.8(a).

“ADMA Stockholder Approval” means the approval of the holders of a majority of the outstanding shares of ADMA’s voting stock approving ADMA’s Amended COI and the issuance of shares of ADMA Capital Stock to Seller pursuant to this Agreement.

“ADMA Stockholders’ Meeting” has the meaning set forth in Section 6.6(b).

“ADMA’s Amended COI” means the Amended and Restated Certificate of Incorporation of ADMA in the form of EXHIBIT 1.1(A), attached hereto.

“Adverse Recommendation Change” has the meaning set forth in Section 6.8(a).

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling or Controlled by, or under direct or indirect common Control with, such Person.  For purposes of this definition, the term “Control,” when used with respect to any specified Person, means the power to direct or cause the direction of the management or policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “Controlling” and “Controlled” have correlative meanings.  For the avoidance of doubt, none of Biotest or any of its Subsidiaries shall be deemed an Affiliate of ADMA, Buyer or any of their respective Subsidiaries from and after the Effective Time for purposes of this Agreement.

“Agreement” has the meaning set forth in the Preamble.

“Allocation Schedule” has the meaning set forth in Section 2.8(a).

“Alternative Transaction Proposal” means, any inquiry, proposal or offer by a Person or group other than Seller or its Affiliates, relating to any (i) direct or indirect acquisition (whether by a purchase, sale, transfer, exchange or issuance) of shares of capital stock or other securities, or rights to acquire capital stock or other securities, in a single transaction or series of related transactions, representing at least twenty percent (20%) of the voting power of ADMA (in each case, including by means of a spin-off, split-off or public offering), (ii) merger, consolidation or business combination directly or indirectly involving ADMA representing twenty (20%) or more of the assets of ADMA, (iii) reorganization, recapitalization, liquidation or dissolution directly or indirectly involving ADMA, or (iv) direct or indirect sale, lease, exchange, mortgage, transfer or other disposition, in a single transaction or series of related transactions, of twenty percent (20%) or more of the assets of ADMA, or (v) other transaction having a similar effect to those described in clauses (i) through (iv).

“Althea” means Althea Technologies, Inc.

“Althea Contract” means that certain Master Manufacturing and Supply Services Agreement dated June 11, 2009, by and between Seller and Althea as amended by that certain Amendment #1 to the Master Manufacturing and Supply Services Agreement dated October 7, 2015, by and between Seller and Ajinomoto Althea, Inc.

“Antitrust Laws” means all United States federal and state, and any foreign (including those of the European Union) statutes, rules, regulations, orders, administrative and judicial doctrines, and other Laws relating to antitrust or competition matters, including the HSR Act and all other federal, state and foreign (including those of the European Union) statutes, rules, regulations, orders, administrative and judicial doctrines, and other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

“Applicable Laws” has the meaning set forth in Section 4.16(a).

“Applicable Permits” means the permits, approvals, licenses, franchises or authorizations, including the Registrations, from any Governmental Authority held by Seller or any other Person and used exclusively in the operation of the Biotest Therapy BU, the development, testing, manufacture, contract services manufacturing, distribution, marketing or sale of the Products or any other product or intermediate manufactured in connection with the Biotest Therapy BU, including those set forth on Schedule 1.1(a).

“As-Converted and Economic Interest Basis” has the meaning assigned to such term in the Stockholders Agreement.

“Assets” of any Person means all assets and properties of any kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person, including cash, cash equivalents, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, equipment, inventory, goods and intellectual property.

“Assigned Contracts” means those Contracts related exclusively to the operation of the Biotest Therapy BU or the development, testing, manufacture, contract services manufacturing, distribution, marketing or sale of the Products, including those Contracts listed on Schedule 1.1(b), and any Contract entered into by Seller on or after the Execution Date in accordance with Section 6.2(b).

“Assignment and Assumption Agreement” means the Assignment and Assumption Agreement, to be entered into as of the Closing Date, by and between the Parties in reasonable form and substance mutually agreed by the Parties prior to the Effective Time.

“Assignment and Assumption of Lease Agreement” means the Assignment and Assumption of Lease Agreement with respect to each BTBU Leased Real Property, to be entered into as of the Closing Date, by and among the Parties and the applicable landlord in reasonable form and substance mutually agreed by the Parties prior to the Effective Time.

“Assignment of BTBU Intellectual Property” means the Assignment of BTBU Intellectual Property, dated as of the Closing Date, by and between the Parties in reasonable form and substance mutually agreed by the Parties prior to the Effective Time.

“Assumed Liabilities” has the meaning set forth in Section 2.3.

“Assumed Tax Liabilities” has the meaning set forth in Section 2.3(i).

“Audited Financial Statements” has the meaning set forth in Section 4.19(a).

“Balance Sheet Date” has the meaning set forth in Section 4.19(a).

“Beneficially Own” has the meaning assigned to such term in the Stockholders Agreement.

“Bill of Sale” means the Bill of Sale, dated as of the Closing Date, by and between the Parties, in reasonable form and substance mutually agreed by the Parties prior to the Effective Time.

“Biocenter Allocation Schedule” has the meaning set forth in Section 2.8(d).

“Biocenters FMV” has the meaning set forth in Section 2.8(c).

“Biocenters FMV Schedule” has the meaning set forth in Section 2.8(c).

“Biocenters Purchase Agreement” means that certain Purchase Agreement, to be entered into by Seller, ADMA and ADMA BioCenters Georgia, Inc. at the Closing, substantially in the form of EXHIBIT 1.1(B) attached hereto.

“Biotest” has the meaning set forth in the Preamble.

“Biotest Equity Interest” has the meaning set forth in Section 2.6(a).

“Biotest Guarantors” has the meaning set forth in the Preamble.

“Biotest Therapy BU” has the meaning set forth in the Recitals.

“BLA” means the biologic license applications for Products specified in Schedule 1.1(c) including any amendments or supplements thereto, reports, correspondence and other submissions related thereto and the regulatory and clinical files and data pertaining to the foregoing in the possession or control of Seller as of the Effective Time.

“BTBU Copyrights” means all Copyrights owned, controlled, used or held for use by Seller exclusively in the operation of the Biotest Therapy BU or the development, testing, manufacture, contract services manufacturing, distribution, marketing or sale of the Products.  Schedule 1.1(d) sets forth a true, correct and complete list of all BTBU Copyrights that are registered or the subject of a pending application, including for each the title, author, registration number and date (if applicable), jurisdiction and registered owner.

“BTBU Domain Names” means all domain names owned, controlled, used or held for use by Seller exclusively in the operation of the Biotest Therapy BU or the development, testing, manufacture, contract services manufacturing, distribution, marketing or sale of the Products.  Schedule 1.1(e) sets forth a true, correct and complete list of all BTBU Domain Names, registrant name and organization and expiration date.

“BTBU Employee” means an employee, officer, director, or independent contractor of Seller and whose services are used exclusively in the operation of the Biotest Therapy BU or the development, testing, manufacture, contract services manufacturing, distribution, marketing or sale of the Products, as described on Schedule 1.1(f), in each case other than BTBU Excluded Employees.  The BTBU Employees’ names, job titles and current compensation are set forth on Schedule 1.1(f).

“BTBU Equipment” means all machinery, equipment, motor vehicles, rolling stock, furniture, supplies, office equipment, improvements, parts, the manufacturing tools and test equipment (other than Inventory) owned by Seller and exclusively related to the operation of the Biotest Therapy BU or the development, testing, manufacture, contract services manufacturing, distribution, marketing or sale of the Products, including the monoclonal production and purification facility and equipment and as otherwise set forth on Schedule 1.1(g).

“BTBU Excluded Employees” means those employees, officers, directors, or independent contractors of Seller that are necessary to continue to operate the Excluded Business, as mutually agreed in writing by Seller and Buyer prior to the Closing.

“BTBU Goodwill” means all goodwill associated with the Biotest Therapy BU or the Products.

“BTBU Intellectual Property” means all Intellectual Property owned, controlled, used or held for use by Seller exclusively in the operation of the Biotest Therapy BU or the development, testing, manufacture, contract services manufacturing, distribution, marketing or sale of the Products, including the BTBU Patents, BTBU Copyrights, BTBU Domain Names, BTBU Know-How, BTBU Marks, BTBU Software and BTBU Trade Dress, and all goodwill associated with the Biotest Therapy BU or the Products, in each case whether registered or not, and in each case wherever such right exists throughout the world, and including the right to Actions for past infringement.

“BTBU Know-How” means all research and development information, validation methods and procedures, unpatented inventions, know-how, trade secrets, technical or other data or information, or other materials, methods, procedures, processes, materials, developments or technology, including all biological, chemical, clinical, manufacturing and other information or data, in each case, that is owned, controlled, used or held for use by Seller exclusively in the operation of the Biotest Therapy BU or the development, testing, manufacture, contract services manufacturing, distribution, marketing or sale of the Products.

“BTBU Leased Real Property” has the meaning set forth in Section 4.12(b).

“BTBU Licenses” means all rights and benefits under licenses (including licenses to use computer software), permits, quotas, authorizations, and franchises from any Person used exclusively in the operation of the Biotest Therapy BU or the development, testing, manufacture, contract services manufacturing, distribution, marketing or sale of the Products.

“BTBU Marks” means all Trademarks owned, controlled, used or held for use by Seller exclusively in the operation of the Biotest Therapy BU or the development, testing, manufacture, contract services manufacturing, distribution, marketing or sale of the Products, including all Trademarks utilized by Seller to identify Products and excluding the Seller Marks.  Schedule 1.1(h) sets forth a true, correct and complete list of all (i) BTBU Marks that are registered or the subject of a pending application, including for each the registration number and date (if applicable), serial or application number and filing date, jurisdiction and registered owner and (ii) material unregistered BTBU Marks.

“BTBU Owned Real Property” means the real property owned by Seller and located at 5800 and 5900 Park of Commerce Blvd, NW, Boca Raton, FL 33487, the legal description of which is attached as Schedule 4.12(a), together with all buildings, improvements, fixtures and furniture located thereon and all strips and gores, rights of way, easements, privileges and appurtenances pertaining thereto, including any right, title and interest of Seller in and to any street adjoining any portion of such real property (which real property includes, but is not limited to, a (i) biologics plasma production fractionation and purification facility, (ii) physical plant (including the QC testing laboratories and facilities and warehouses (ambient and cold storage), and (iii) monoclonal production and purification facility and equipment).

“BTBU Patents” means all Patents owned, controlled, used or held for use by Seller exclusively in the operation of the Biotest Therapy BU or the development, testing, manufacture, contract services manufacturing, distribution, marketing or sale of the Products.  Schedule 1.1(i) sets forth a true, correct and complete list of all BTBU Patents that are issued or the subject of a pending application, including for each the patent number and issue date (if applicable), serial or application number and filing date, jurisdiction and registered owner.

“BTBU Personal Property Leases” means all rights and benefits under leases, subleases, sub-subleases, licenses or other agreements under which Seller leases, licenses or uses or has the right to use, now or in the future, any personal property used exclusively in the operation of the Biotest Therapy BU or the development, testing, manufacture, contract services manufacturing, distribution, marketing or sale of the Products.

“BTBU Prepaid Expenses” means all prepaid expenses of Seller consisting of security, utility and other deposits and business and other license fees used exclusively in the operation of the Biotest Therapy BU or the development, testing, manufacture, contract services manufacturing, distribution, marketing or sale of the Products, including those deposits listed on Schedule 1.1(j).

“BTBU Real Property Leases” has the meaning set forth in Section 4.12(b).

“BTBU Records” means to the extent permitted by Law to be transferred by Seller, all books and records used exclusively in the operation of the Biotest Therapy BU or the development, testing, manufacture, contract services manufacturing, distribution, marketing or sale of the Products or otherwise necessary to continue the operations of the Biotest Therapy BU as currently conducted, including copies of all INDs, BLAs, Regulatory Correspondence, material customer and supplier lists, account lists, call data, sales history, call notes, marketing studies, consultant reports, physician databases, cost files and records, distribution records, copies of Tax records, promotional literature and materials, advertising copy, and correspondence (excluding invoices) with respect to the Biotest Therapy BU or the Products, to the extent maintained by Seller, wherever located, and all complaint files, adverse event files and product deviation files with respect to the Biotest Therapy BU or the Products, wherever located; provided, however, that (a) in each case, Seller may redact any Excluded Intellectual Property contained therein that is not used exclusively in the operation of the Biotest Therapy BU or the development, testing, manufacture, contract services manufacturing, distribution, marketing or sale of the Products, which Excluded Intellectual Property shall continue to be owned by Seller and may be otherwise used and exploited by Seller without restriction, (b) Seller may retain: (i) a copy of any such books and records to the extent required by Law or necessary for Tax, accounting, litigation or other valid business purposes; (ii) subject to maintaining the confidentiality of the same, a copy of any such books and records to the extent such books and records relate primarily but not exclusively to the Biotest Therapy BU or the Products; (iii) records and files pertaining exclusively to BTBU Employees who do not become Hired Employees (if any); and (iv) all books, documents, records and files (Y) prepared in connection with or relating to the Transactions, including bids received from other parties and strategic, financial or Tax analyses relating to the divestiture of the Purchased Assets, the Assumed Liabilities, the Products and the Biotest Therapy BU, or (Z) maintained by Seller and/or its representatives, agents or licensees exclusively in connection with or relating to the Excluded Assets (the books and records described in the foregoing clauses (i) through (iv), collectively, the “Retained Information”), (c) any attorney work product, attorney-client communications and other items protected by privilege shall be excluded, and (d) Seller shall be entitled to redact from any such books and records any information that does not relate exclusively to the Biotest Therapy BU or the Products.

“BTBU Software” means all computer software and subsequent versions thereof, including source code, object, executable or binary code, objects, comments, screens, user interfaces, report formats, templates, menus, buttons and icons and all files, data, materials, manuals, design notes and other items and documentation related thereto or associated therewith, owned or licensed by Seller and used exclusively in the operation of the Biotest Therapy BU or the development, testing, manufacture, contract services manufacturing, distribution, marketing or sale of the Products, including the items set forth on Schedule 1.1(k).

“BTBU Trade Dress” means the trade dress, package designs, Products inserts, labels, logos and associated artwork owned by, licensed to or otherwise held by Seller and used exclusively in the operation of the Biotest Therapy BU or the development, testing, manufacture, contract services manufacturing, distribution, marketing or sale of the Products or the packaging therefor, including as set forth on Schedule 1.1(l), but specifically excluding all Seller Marks used thereon.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banks in New York, New York, United States of America are authorized or obligated by Law to be closed.

“Buyer” has the meaning set forth in the Preamble.

“Buyer Biocenter Allocation Schedule” has the meaning set forth in Section 2.8(d).

“Buyer Indemnitees” has the meaning set forth in Section 11.2(a).

“Buyer Registration Transfer Letter” means a Buyer Registration Transfer Letter in a form to be negotiated in good faith by the Parties and mutually agreed prior to the Effective Time.

“Buyer Shared Use Assets” has the meaning set forth in Section 6.9(a).

“Cap” has the meaning set forth in Section 11.2(b).

“cGMP” means current good manufacturing practices as promulgated or enforced by the FDA.

“CIVACIR Development Project” means the inventory, documents, data and research created in connection with the CIVACIR research and development project, including 8,000 liters of Hepatitis C plasma.

“Closing” means the closing of the purchase and sale of the Purchased Assets, assignment and assumption of the Assumed Liabilities and issuance of the ADMA Capital Stock contemplated by this Agreement.

“Closing Date” has the meaning set forth in Section 3.1.

“Closing Date Capital Contribution” has the meaning set forth in Section 2.6(e).

“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985 or similar state Law.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Commercial Agreements” means collectively, (a) the Hepatitis B Plasma Supply Agreement, substantially in the form of EXHIBIT 1.1(C) attached hereto; (b) the First Amendment to License Agreement (RSV immunoglobulin), substantially in the form of EXHIBIT 1.1(D) attached hereto; (c) the Fourth Amendment to Plasma Purchase Agreement between Seller and ADMA, substantially in the form of EXHIBIT 1.1(E) attached hereto; (d) Termination of the Manufacturing and Supply Agreement and Master Services Agreement between Seller and ADMA, substantially in the form of EXHIBIT 1.1(F) attached hereto; (e) the Biocenters Purchase Agreement, substantially in the form of EXHIBIT 1.1(B) attached hereto; and (f) the Lease.

“Confidentiality Agreement” means that certain Confidentiality Agreement, dated as of April 6, 2016, between Seller, Biotest and ADMA (including any amendments or supplements thereto).

“Contracts” means any and all rights and benefits under binding or enforceable commitments, contracts, purchase orders, leases, licenses, easements, permits, instruments, commitments, arrangements, undertakings, practices or other agreements of any nature or description, whether oral or written.

“Control”, “Controlled” or “Controlling” has the meaning set forth in the definition of “Affiliate”.

“Copyrights” means all copyrights, copyrightable works, semiconductor topography and mask work rights, including all rights of authorship, use, publication, reproduction, distribution, performance transformation, moral rights and rights of ownership of copyrightable works, semiconductor topography works and mask works, all registrations, applications and renewals thereof and all rights to register and obtain renewals and extensions of registrations, together with all other interests accruing by reason of international copyright, semiconductor topography and mask work conventions.

“Data Room” means the Internet-based electronic data room maintained by Merrill Corporation, on behalf of either Seller or ADMA, as applicable, in connection with the Transactions.

 “Delayed Contracts” has the meaning set forth in Section 2.5.

“Development Restriction” has the meaning set forth in Section 8.11(b).

“DGCL” has the meaning set forth in Section 5.2.

“Distribution” means any and all activities related to the distribution, marketing, promoting, offering for sale and selling of Products, including advertising, detailing, educating, planning, promoting, conducting reporting, storing, handling, shipping and communicating with Governmental Authorities and third parties in connection therewith.

“Effective Time” has the meaning set forth in Section 3.1.

“Encumbrance” means any security interest, pledge, hypothecation, mortgage, lien, right of others, Action, lease, sublease, license, occupancy agreement, adverse claim or interest, easement, covenant, encroachment, burden, title defect, title retention agreement, voting trust agreement, interest, equity, option, right of first refusal, charge, encumbrance or other restriction or limitation of any nature whatsoever.

“Environmental Claim” means any and all administrative or judicial actions, suits, orders, claims, liens, notices, notices of violations, complaints, requests for information, proceedings, or other communication (written or oral), whether criminal or civil, pursuant to any applicable Environmental, Safety and Health Law by any Person (including any Governmental Authority) alleging, asserting, or claiming any actual or potential (i) violation of or Liability under any Environmental, Safety and Health Law, (ii) violation of any environmental permit, or (iii) Liability for investigatory costs, cleanup costs, removal costs, remedial costs, response costs, natural resource damages, property damage, personal injury, fines, or penalties arising out of, based on or resulting from the presence, Release, or threatened Release into the environment, of any Hazardous Substances at any location, including any off-site location to which Hazardous Substances or materials containing Hazardous Substances or materials containing Hazardous Substances were sent for handling, storage, treatment, or disposal.

“Environmental, Safety and Health Laws” means any and all applicable Laws that relate to protection of the environment, natural resource, and public health and safety, or the imposition of Liability for, or standards of conduct concerning, the manufacture, processing, generation, distribution, use, treatment, storage, disposal, Release, cleanup, transport or handling of Hazardous Substances, including the Comprehensive Environmental Response, Compensation and Liability Act, as amended, Resource Conservation and Recovery Act of 1976, as amended, the Toxic Substances Control Act, as amended, any other so-called “Superfund” or “Superlien” Laws, and the Occupational Safety and Health Act of 1970, as amended, to the extent it relates to the handling of and exposure to hazardous or toxic chemicals, and the state analogues thereto.

“Equitable Exceptions” has the meaning set forth in Section 4.4(b).

“Equity Documents” means (i) ADMA’s Amended COI, to be filed with the Secretary of State of the State of Delaware immediately prior to the Effective Time, (ii) the Stockholders Agreement and (iii) if applicable, the warrant agreement pursuant to which the warrants are issued under Section 6.13.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended or any successor law, and regulations and rules issued pursuant to the Employee Retirement Income Security Act of 1974 or any successor law.

“ERISA Affiliate” of any entity means any other entity (whether or not incorporated) that, together with such entity, would be treated as a single employer under Section 414 of the Code or Section 4001 of ERISA.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Assets” has the meaning set forth in Section 2.2.

“Excluded Business” means Seller’s plasma business and all other businesses of Seller other than the Biotest Therapy BU.

“Excluded Intellectual Property” means all rights, title and interest of Seller in and to Intellectual Property, whether now existing or hereafter developed or acquired (including the Seller Marks), in each case, other than the BTBU Intellectual Property or any Intellectual Property that constitutes Buyer Shared Use Assets.

“Excluded Liabilities” has the meaning set forth in Section 2.4.

“Execution Date” means the date set forth in the Preamble.

“FDA” means the United States Food and Drug Administration, or any successor agency thereto.

“FDA Warning Letter” means that certain Warning Letter issued to Seller by the FDA on November 25, 2014.

“Federal Health Care Program” means any plan or program that provides health benefits, whether directly, through insurance, or otherwise, which is funded directly, in whole or in part, by the United States government (including the Medicare and Medicaid programs).

“Final Allocation” has the meaning set forth in Section 2.8(a).

“Final Biocenter Allocations” has the meaning set forth in Section 2.8(d).

“Final Determination” means (a) with respect to U.S. federal income Taxes, a “determination” as defined in Section 1313(a) of the Code or execution of an IRS Form 870-AD or related or successor forms, and (b) with respect to Taxes other than U.S. federal income Taxes, any final determination of Liability in respect of a Tax that, under applicable Law, is not subject to further appeal, review, or modification through proceedings or otherwise, including the expiration of a statute of limitations or a period for the filing of claims for refunds, amended Tax Returns, or appeals from adverse determinations.

“Financial Statements” has the meaning set forth in Section 4.19(a).

“Finished Goods” means all finished Products that have been released for sale as of the Effective Time in accordance with Seller’s standard practices in the Ordinary Course of Business, applicable Laws and cGMP.

“FLSA” means the Fair Labor Standards Act of 1938, as amended.

“FSS” has the meaning set forth in Section 8.5(b).

“GAAP” means United States generally accepted accounting principles.

“Governmental Authority” means any nation or government, any federal, national, provincial, state, regional, local or other political subdivision thereof, any supranational organization of sovereign states, and any entity, department, commission, bureau, agency, authority, board, court, official or officer, domestic or foreign, exercising executive, judicial, regulatory or administrative functions of or pertaining to government.

“Governmental Consents” has the meaning set forth in Section 4.9.

“Guarantee” has the meaning set forth in Section 12.15(a)(i).

“Hazardous Substance” means any material, substance, waste, compound, pollutant or contaminant listed, defined, designated or classified as hazardous, toxic, flammable, explosive, reactive, corrosive, infectious, carcinogenic, mutagenic or radioactive or otherwise regulated by any Governmental Authority or under any Environmental, Safety and Health Law, including petroleum or petroleum products (including crude oil) and any derivative or by-product thereof, natural gas, synthetic gas and any mixture thereof, or any substance that is or contains polychlorinated biphenyls (PCBs), radon gas, urea formaldehyde, asbestos-containing materials (ACMs), lead, and toxic mold.

“Hired Employee” has the meaning set forth in Section 9.1(a).

“HSR Act” means the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Included Inventory” means units of NABI-HB which qualify as Finished Goods or work-in-progress for which manufacturing has been initiated, but which have not yet been finally approved, packaged, labeled and released for sale, in each case, used or held for use by the Biotest Therapy BU as of the Effective Time, and together with final bulk and all manufacturing filters, buffers, free agents and other supplies used in the manufacture of such Product that can be used in the Ordinary Course of Business and shall exclude any raw material source plasma, Intermediates and Nonconforming Inventory.

“IND” means the investigational new drug applications identified on Schedule 1.1(q), including any amendments or supplements thereto, reports, correspondence and other submissions related thereto and the regulatory and clinical files with data pertaining to the foregoing in the possession of Seller as of the Effective Time, including any and all information, data, know-how, formulations, assays, goodwill, or Intellectual Property contained therein.

“Indebtedness” means, as to any Person, without duplication, (a) all obligations of such Person for borrowed money, including accrued interest thereon (including reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers’ acceptances, whether or not matured), (b) any Liability of such Person for overdrafts and outstanding checks, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable and accrued expenses arising in the Ordinary Course of Business, (d) all interest rate, commodity and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency, (e) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (f) all obligations of such Person under leases which have been or should be, in accordance with GAAP, recorded as capital leases, (g) all indebtedness secured by any Encumbrance on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person and (h) any contingent obligation of such Person.  Indebtedness shall also include accrued interest and any pre-payment penalties, “breakage costs,” redemption fees, costs and expenses or premiums and other amounts owing pursuant to the instruments evidencing Indebtedness, assuming that such Indebtedness is repaid on the Closing Date, whether or not paid at the Closing.

“Indemnification Threshold” has the meaning set forth in Section 11.2(b).

“Indemnified Party” has the meaning set forth in Section 11.6(a).

“Indemnifying Party” has the meaning set forth in Section 11.6(a).

“Intellectual Property” means all of the following, as they exist anywhere in the world: Trademarks, Copyrights, Patents and Software, whether registered or unregistered, and all applications and registrations therefor, know-how, confidential information, trade secrets, inventions, discoveries, analytic models, improvements, processes, techniques, devices, methods, patterns, procedures, databases, designs, business plans, formulations, specifications and any other intellectual property or proprietary rights of any kind, nature or description.

“Interim Financial Statements” has the meaning set forth in Section 4.19(a).

“Inventory” means all Finished Goods, intermediates, raw materials or ingredients used or held for use by the Biotest Therapy BU in connection with the Products as of the Effective Time.

“IP License Agreements” has the meaning set forth in Section 4.18(a)(ix).

“IRS” means the Internal Revenue Service of the United States.

“Kedrion” means Kedrion Biopharma Inc., a Delaware corporation.

“Kedrion Contract” means that certain Amended and Restated Product Distribution Agreement, with an effective date of January 19, 2016, by and between Seller and Kedrion, as amended.

“Kedrion Termination Agreement” means that certain Termination Agreement (Amended and Restated Product Distribution Agreement) dated January 17, 2017, by and between Kedrion and Seller.

“Key Employees” means the employees of Seller set forth on Schedule 1.1(r)-1.

“Knowledge” means, (i) with respect to Seller, the actual knowledge of the Persons set forth on Schedule 1.1(s)(i), after reasonable due inquiry, and (ii) with respect to ADMA, the actual knowledge of the Persons set forth on Schedule 1.1(s)(ii), after reasonable due inquiry.

“Law” means each provision of any currently existing federal, provincial, state, local or foreign law, statute, ordinance, order, code, requirement, rule or regulation, promulgated or issued by any Governmental Authority, as well as any judgments, decrees, injunctions or agreements issued or entered into by any Governmental Authority.

“Lease” means that certain real property lease between Buyer and Seller to be entered into at Closing on terms reasonably acceptable to Buyer and Seller with respect to the use of office space at the BTBU Owned Real Property for 18 months after the Closing and lab space at the BTBU Owned Real Property for 24 months after the Closing.

“Liability” means, collectively, any liability, Indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, known or unknown, choate or inchoate, liquidated or unliquidated, secured or unsecured, direct or indirect, matured or unmatured, due or to become due, or absolute, contingent or otherwise, including any products liability.

“Loan Agreement” has the meaning set forth in Section 12.1.

“Losses” means, with respect to any claim or matter, all losses, expenses, obligations, Taxes and other Liabilities or other damages (whether absolute, accrued, contingent, fixed or otherwise, or whether known or unknown, or due or to become due or otherwise), diminution in value, monetary damages, fines, fees, penalties, interest obligations, deficiencies, losses and expenses (including amounts paid in settlement, interest, court costs, costs of investigators, fees and expenses of attorneys, accountants, financial advisors and other experts, and other expenses of litigation).

“Manufacturing Agreement” means that certain Manufacturing, Supply and License Agreement, dated as of December 31, 2012, between ADMA and Seller (as amended, restated, supplemented or otherwise modified from time to time).

“Master Services Agreement” means that certain Master Services Agreement dated as of November 30, 2007, between ADMA and Seller, including all statements of work thereunder (as amended, restated, supplemented or otherwise modified from time to time).

“Material Contract” has the meaning set forth in Section 4.18(a).

“Material Customer” has the meaning set forth in Section 4.23(a).

“Material Supplier” has the meaning set forth in Section 4.23(a).

“Medicaid” means the tested entitlement program under Title XIX of the Social Security Act that provides federal grants to states for medical assistance based on specific eligibility criteria. (Social Security Act of 1965, Title XIX, P.L. 89-87; 42 U.S.C. 1396 et seq.).

“Medicaid Rebate Charges” means Rebate Charges invoiced by state Medicaid agencies pursuant to a Medicaid Drug Rebate Agreement.

“Mini-Claim Deductible” has the meaning set forth in Section 11.2(b).

“NASDAQ” means the NASDAQ Capital Market or NASDAQ Global Market, wherever the ADMA Common Stock is listed for trading.

“NDC” means the “National Drug Code”, which is the eleven digit code registered by a company with the FDA with respect to a pharmaceutical products.

“New Plasma Based Products” means any new plasma-based product developed by ADMA or its Affiliates after the Closing which for the avoidance of doubt shall not include the Products.

“NOLs” has the meaning set forth in Section 2.1(d).

“Nonconforming Inventory” means units of NABI-HB for which manufacturing has been initiated, but which have not yet been finally packaged, labeled and released for sale, which are not cGMP compliant, are not free from defect at the Effective Time or are not otherwise usable or saleable based on the commercially reasonable determination of the Parties (e.g., following a risk assessment or determination by the Parties that non-conformities are irrelevant to production based on industry standards).

“NPBP License” has the meaning set forth in Section 8.12.

“NPBP License Fee” has the meaning set forth in Section 8.12.

“NPBP License Period” has the meaning set forth in Section 8.12.

“NPBP License Right” has the meaning set forth in Section 8.12.

“NPBP License Terms” has the meaning set forth in Section 8.12.

“NPBP ROFO Election” has the meaning set forth in Section 8.12.

“NPBP ROFO Notice” has the meaning set forth in Section 8.12.

“NPBP ROFO Period” has the meaning set forth in Section 8.12.

“NPBP Territories” means Albania, Andorra, Armenia, Austria, Azerbaijan, Belarus, Belgium, Bosnia and Herzegovina, Bulgaria, Croatia, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Georgia, Germany, Greece, Hungary, Iceland, Ireland, Italy, Kosovo, Latvia, Liechtenstein, Lithuania, Luxembourg, Macedonia, Malta, Moldova, Monaco, Montenegro, The Netherlands, Norway, Poland, Portugal, Romania, Russia, San Marino, Serbia, Slovakia, Slovenia, Spain, Sweden, Switzerland, Taiwan, Turkey, Ukraine, United Kingdom, Bahrain, Iran, Iraq, Qatar, Oman, Jordan, Kuwait, Saudi Arabia, Tunisia and United Arab Emirates.

“Offer Price” has the meaning set forth in Section 8.11(a).

“Order” means any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award of a Governmental Authority.

“Ordinary Course of Business” means the ordinary course of business of Seller or ADMA, as applicable, as conducted by Seller or ADMA, as applicable, consistent with past custom and practice.

“Other Agreements” means, collectively, (a) the Assignment and Assumption Agreement (Sanofi); (b) the Assignment and Assumption Agreement (Althea); (c) the Transition Services Agreement; (d) Assignment and Assumption of Lease Agreement; (e) the Bill of Sale; (f) Assignment of BTBU Intellectual Property; and (g) Termination of Seller Affiliate Transactions, in each case in reasonable form and substance mutually agreed by the Parties prior to the Effective Time.

“Other Seller Employees” means those employees, officers, directors, or independent contractors of Seller who perform legal, finance, accounting, information technology, human resources or other administrative services or functions for the Biotest Therapy BU and for other business units or activities of Seller and whom Buyer agrees to offer employment, as mutually agreed to by Buyer and Seller prior to the Effective Time.

“Outside Date” has the meaning set forth in Section 10.1(a)(ii).

“Oxford” has the meaning set forth in Section 12.1.

“Party” or “Parties” has the meaning set forth in the Preamble.

“Patents” means United States and non-United States issued patents, patent applications, all published or unpublished nonprovisional and provisional patent applications, reexamination  applications and reissues thereof, utility models, certificates of invention and design patents, patent disclosures, invention disclosures and other rights relating to the protection of inventions worldwide (and all rights related thereto, including all reissues, reexaminations, divisions, continuations, continuations-in-part, extensions, renewals  and revivals of any of the foregoing).

“PDUFA” means Prescription Drug User Fee Act, pursuant to which the FDA collects fees from drug manufacturers to fund the drug approval process.

“Permitted Encumbrances” means, with respect to ADMA or Seller, as applicable, (a) statutory liens for current year Taxes not yet due and payable or Taxes being contested in good faith by appropriate proceedings, and for which adequate reserves have been made in accordance with GAAP, in each case, subject to adjustment by the Parties in accordance with this Agreement, (b) mechanics’, carriers’, workers’, repairers’ and other similar liens arising or incurred in the Ordinary Course of Business relating to obligations not yet due and payable on the part of ADMA or Seller, as applicable, or the validity or amount of which is being contested in good faith by appropriate proceedings, and for which adequate reserves have been made in accordance with GAAP, or pledges, deposits or other liens securing the performance of bids, trade contracts, leases or statutory obligations (including workers’ compensation, unemployment insurance or other social security legislation), and (c) Encumbrances listed on Schedule 1.1(p).

“Person” means any individual, corporation, partnership, joint venture, limited liability company, trust or unincorporated organization or Governmental Authority.

“Personal Data” means any information that, alone or in combination with other information held by Seller or any of its Affiliates, or ADMA or any of its Affiliates, as applicable, would allow for the identification of an individual or can be used to identify an individual.

“Plan” means (i) all employee benefit plans as defined in Section 3(3) of ERISA; (ii) all other pension, retirement, profit sharing, group insurance, employment, severance pay, deferred compensation, excess or supplemental benefit, vacation, stock, stock option, phantom stock or other equity-based compensation, bonus, change-in-control, retention, salary continuation, sick leave, disability, death benefit, group insurance, hospitalization, medical, dental, life, Section 125 “cafeteria” or “flexible” benefit, employee loan, educational assistance, fringe benefit and incentive plans, contracts, schemes, programs, funds, commitments, agreements, policies, practices, or arrangements of any kind; and (iii) all other plans, contracts, schemes, programs, funds, commitments, agreements, policies, practices or arrangements providing money, services, property, or other benefits, whether written or oral, formal or informal, qualified or nonqualified, funded or unfunded, and including any that have been frozen or terminated.

“Post-Closing Tax Period” means any taxable period beginning after the Closing Date and the portion of a Straddle Period for which Taxes are allocated to Buyer as set forth in Section 8.10.

“Potential Acquiror” has the meaning set forth in Section 6.8(b).

“Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and the portion of a Straddle Period for which Taxes are allocated to Seller as set forth in Section 8.10.

“Products” means BIVIGAM, NABI-HB, and RI-002.

“Promotional Materials” means the advertising, promotional and media materials, sales training materials (including any related outlines and quizzes/answers, if any), trade show materials (including displays) and videos, including materials containing post-marketing clinical data, if any, reasonably necessary for the commercialization of Products (including Distribution and sales promotion information, market research studies and toll-free telephone numbers) and relating to Products.

“Proxy Statement” has the meaning set forth in Section 6.6(a).

“Purchase Price” has the meaning set forth in Section 2.6(a).

“Purchased Assets” has the meaning set forth in Section 2.1(f).

“R&D Assets” means all research and development information, data and assets related exclusively to the Biotest Therapy BU including all assets related to CIVACIR, an investigational hepatitis CIVIG.

“Real Property” has the meaning set forth in Section 4.12(b).

“Rebate Charges” means amounts claimed by or under, or in respect of, Medicaid, state rebate programs, pharmaceutical benefit management organizations, managed care organizations, and other Persons as rebates under Contracts between such parties and Seller or Buyer, as the context requires.

“Registrations” means the regulatory approvals, authorizations, licenses, applications, agreements, franchises, certificates, applications, consents, confirmations, orders, waivers permits, BLAs, INDs and other permissions held by Seller or any Affiliate of Seller and exclusively relating to the Products and the Biotest Therapy BU issued by Governmental Authorities.

“Regulatory Correspondence” means all applications, submissions, reports or other documents, submitted or required to submitted to the FDA, including but not limited to BLAs, amendments or supplements to any such applications, annual reports, safety reports, including adverse event reports, other periodic reports, and electronic establishment registration and drug listing files, as well as all correspondence received from the FDA, whether in paper or electronic form, and reports of telephone contacts with the FDA.

“Release” means any releasing, spilling, leaking, pumping, pouring, placing, emitting, emptying, discharging, injecting, escaping, leaching, disposing, or dumping into the environment, whether intentional or unintentional, negligent or non-negligent, sudden or non-sudden, accidental or non-accidental.

“Representatives” means, with respect to any Person, the current or former directors, officers, managers, employees, independent contractors, agents, attorneys, advisors, accountants, auditors, consultants and other representatives of such Person.

“Required Consents” has the meaning set forth in Section 3.2(a)(vii).

“Required Registrations” has the meaning set forth in Section 4.17(a).

“Retained Information” has the meaning set forth in the definition of BTBU Records.

“ROFO Election” has the meaning set forth in Section 8.11(a).

“ROFO Notice” has the meaning set forth in Section 8.11(a).

“Sale Contract” has the meaning set forth in Section 8.11(a).

“Sale Period” has the meaning set forth in Section 8.11(a).

“Sale Right” has the meaning set forth in Section 8.11(a).

“Sale Terms” has the meaning set forth in Section 8.11(a).

“Sanofi” means Sanofi Pasteur S.A.,

“Sanofi Manufacturing Contract” means that certain Manufacturing Agreement dated September 30, 2011, by and between Seller and Sanofi, as amended by that certain Amendment #2 to the Manufacturing Agreement dated August 1, 2016.

“Sanofi Plasma Contract” means that certain Plasma Supply Agreement dated January 20, 2009, by and between Seller and Sanofi, as amended by that certain Amendment to Plasma Supply Agreement dated September 30, 2011, as further amended by that certain Second Amendment to Plasma Supply Agreement, dated as of December 5, 2012, as further amended by that certain Third Amendment to Plasma Supply Agreement, dated as of September 24, 2105, as further amended by that certain Fourth Amendment to Plasma Supply Agreement, dated as of August 1, 2016.

“SEC” means the United States Securities and Exchange Commission.

“Securities” means, with respect to any Person, any capital stock of such Person or any security (including any equity security, debt security or hybrid debt-equity security) or obligation convertible into or exercisable or exchangeable for, or giving any other Person any right to subscribe for or acquire, or any options, calls, warrants, restricted shares, deferred share awards, share units, “phantom” awards, dividend equivalents, participations, interests, rights or commitments relating to, or any share appreciation right or other instrument the value of which is determined in whole or in part by reference to the market price or value of, shares of capital stock or earnings of such Person.

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Seller” has the meaning set forth in the Preamble.

“Seller Affiliate Transactions” has the meaning set forth in Section 4.25.

“Seller Biocenter Allocation Schedule” has the meaning set forth in Section 2.8(d).

“Seller Fundamental Representations” has the meaning set forth in Section 11.1(a).

“Seller Indemnitees” has the meaning set forth in Section 11.3(a).

“Seller Insurance Policies” has the meaning set forth in Section 4.23(c).

“Seller IT Assets” has the meaning set forth in Section 4.7(h).

“Seller Marks” means the Trademarks, housemarks, tradenames, and trade dress owned or used by Seller, whether or not registered, set forth on Schedule 1.1(u).

“Seller Material Adverse Effect” means any change, circumstance, development, effect or occurrence that, individually or in the aggregate, has or would reasonably be expected to be materially adverse to (x) the business, condition (financial or otherwise), Assets, Liabilities, operations or results of operations of the Biotest Therapy BU, the Purchased Assets or the Products, taken as a whole, or (y) the ability of Seller to consummate the Transactions; provided, however, the foregoing clause (x) shall exclude any change, circumstance, development, effect or occurrence to the extent resulting or arising from: (a) events, circumstances, changes or effects that generally affect the industries in which Seller operates (including the pharmaceutical and blood-related products industries, or the manufacture or distribution of BIVIGAM), (b) general economic or political conditions in the United States or in Germany or events, circumstances, changes or effects affecting the U.S. or German securities markets generally, (c) changes caused by a material worsening of current conditions caused by acts of terrorism or war (whether or not declared) occurring in the United States or in Germany after the date hereof, (d) changes arising from the announcement of the Transactions or the announcement of the execution of this Agreement, the Commercial Agreements, the Equity Documents or the Other Agreements, (e) any change in accounting practices or policies of Seller as required by GAAP, (f) any changes in Law after the date hereof, or (g) any failure to meet any projections, forecasts, guidance, estimates, milestones, budgets or financial or operating predictions of revenue, earnings, cash flow or cash position (provided, that the underlying causes of such failure may, if they are not otherwise excluded from the definition of “Seller Material Adverse Effect,” be taken into account in determining whether a Seller Material Adverse Effect has occurred); provided, that the matters described in clauses (a), (b), (c), (e) and (f) shall be included in the term “Seller Material Adverse Effect” to the extent any such matter has a disproportionate and adverse impact on the business, condition (financial or otherwise), Assets, Liabilities, operations or results of operations of Seller and its Subsidiaries, taken as a whole, relative to other participants in the same business as Seller.

“Seller Parties” has the meaning set forth in Section 12.16(a).

“Seller Plan” means all Plans under which any current or former BTBU Employee or Other Seller Employee has accrued any benefit or right whatsoever maintained by, contributed to or required to be contributed to by Seller or any of its ERISA Affiliates or as to which Seller or any of its ERISA Affiliates has any Liability.

“Seller Privacy Policy” has the meaning set forth in Section 4.17(j).

“Seller Recourse Parties” has the meaning set forth in Section 12.16(a).

“Seller Registration Transfer Letter” means a Seller Registration Transfer Letter in a form to be negotiated in good faith by the Parties and mutually agreed prior to the Effective Time.

“Seller Shared Use Assets” has the meaning set forth in Section 6.9(a).

“Seller Stockholder Approval” means the approval of Seller’s sole stockholder approving the sale of the Biotest Therapy BU and Purchased Assets pursuant to this Agreement.

“Seller’s 401(k) Plan” has the meaning set forth in Section 9.1(c).

“Seller’s Guaranteed Obligations” has the meaning set forth in Section 12.15(a)(i).

“Shared IT Assets” means those software and SAP systems of Seller used in both the Biotest Therapy BU and the Excluded Business, as mutually agreed by the Parties and set forth on a Schedule to the Transition Services Agreement.

“Shared Use Assets” has the meaning set forth in Section 6.9(a).

“Software” means all software and subsequent versions thereof, including source code, object, executable or binary code, objects, comments, screens, user interfaces, report formats, templates, menus, buttons and icons and all files, data, materials, manuals, design notes and other items and documentation and specifications related thereto or associated therewith.

“SOX” has the meaning set forth in Section 5.8(d).

“Standstill Period” has the meaning assigned to such term in the Stockholders Agreement.

“Stockholders Agreement” means the Stockholders’ Agreement between Seller and ADMA, to be entered into as of the Closing Date, substantially in the form of EXHIBIT 1.1(G), attached hereto.

“Straddle Period” means any Tax period commencing on or before the Closing Date and ending after the Closing Date.

“Subordination Agreement” means the Subordination Agreement by and among Oxford, Seller, ADMA and Buyer, to be entered into as of the Closing Date, substantially in the form of EXHIBIT 1.1(H), attached hereto.

“Subordinated Loan” has the meaning set forth in the Section 2.6(d).

“Subsidiary” means, with respect to any Person, any and all corporations, partnerships, limited liability companies, joint ventures, associations and other entities of which such Person owns, directly or indirectly, more than 50% of the voting securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such entity.

“Superior Transaction” means any bona fide, unsolicited, written Alternative Transaction Proposal which did not result from a breach of Section 6.8(a) that (i) relates to at least fifty percent (50%) of the shares of capital stock or other voting equity securities of ADMA or all or substantially all of the assets of ADMA, and (ii) after taking into account all financial, legal, regulatory and other aspects of such Alternative Transaction Proposal, the board of directors of ADMA has determined in its good faith judgment, after consultation with ADMA’s outside financial advisor and outside counsel, is on terms that are more favorable in the aggregate to the stockholders of ADMA than this Agreement; provided, however, that a Superior Transaction may consist of multiple Alternative Transaction Proposals that are contemplated to be completed substantially concurrently and that, taken together, satisfy all of the requirements set forth in this definition.

“Tax” or “Taxes” means any and all (i) taxes, assessments, levies, tariffs, duties, fees or other charges or impositions in the nature of a tax (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority, including income, estimated income, gross receipts, profits, business, license, occupation, franchise, production, capital stock, real or personal property, sales, use, transfer, value added, ad valorem, employment or unemployment, social security, disability, payroll, alternative or add-on minimum, turnover, leasing, fuel, excess profits, interest equalization, severance, customs, excise, stamp, environmental, commercial rent or withholding taxes, (ii) amounts described in clause (i) above that are liabilities of a consolidated, combined, affiliated or unitary group and for which the relevant party is liable under Section 1.502-6 of the Treasury Regulations, or under any other relevant Law or applicable rule imposing joint and/or several liability for such amounts and (iii) amounts described in clauses (i) or (ii) above for which the relevant party is liable pursuant to any Tax sharing, Tax allocation, Tax indemnification or other similar agreement, other than such agreements entered into in the Ordinary Course of Business and not primarily related to Taxes.

“Tax Return” means any report, return (including any information return), claim for refund, election, estimated Tax filing or payment, request for extension, document, declaration or other information or filing required to be supplied to any Governmental Authority with respect to, or relating to, Taxes, including attachments thereto and amendments thereof.

“Termination Agreement” means the Termination Agreement included in the Commercial Agreements.

“Termination Fee” has the meaning set forth in Section 10.2(b).

“Third-Party Claim” has the meaning set forth in Section 11.6(a).

“Trademark” means trademarks, service marks, certification marks, trade dress, Internet domain names, social media account names, trade names, trade dress, identifying symbols, designs, product names, company names, business or source identifiers, brands, slogans, logos or insignia, whether registered or unregistered, and all common law rights, applications, registrations, renewals and extensions therefor, and all goodwill associated therewith.

“Transactions” means the transactions contemplated by this Agreement, the Commercial Agreements, the Other Agreements and the Equity Documents.

“Transfer Taxes” means any and all transfer, documentary, sales, use, gross receipts, stamp, registration, value added, recording, escrow and other similar Taxes and fees (including any penalties and interest) imposed or assessed as a result of the Transactions (including recording and escrow fees and any real property or leasehold interest transfer and any similar Tax).

“Transition Services Agreement” has the meaning set forth in Section 6.9(b).

“Treasury Regulations” means the U.S. federal income tax regulations, including any temporary or proposed regulations, promulgated under the Code, as such regulations may be amended from time to time.  Any reference herein to a particular provision of the Treasury Regulations means, when appropriate, the corresponding successor provision.

“Undeveloped Real Property” means that certain parcel of real property consisting of 8.72 acres of undeveloped and vacant land in Boca Raton, Florida, adjacent to but not part of the BTBU Owned Real Property, the legal description of which is attached hereto as Schedule 1.1(v).

“Unrelated Third Party” has the meaning set forth in Section 8.14.

“WARN Act” means the Worker Adjustment and Retraining Notification Act, as well as any similar state Law.

“Wholesaler Charges” means amounts claimed by wholesalers of the Products as chargebacks or returns to the wholesaler under contracts between group purchasing organizations, FSS, including FSS contract-related Industrial Funding Fee payments and FSS-contract related chargebacks, and the Public Health Service (collectively, “GPOs”) and Seller and amounts claimed by GPOs as administrative  or marketing fees under contracts between GPOs and Seller.

“Willful and Material Breach” means an action or failure to act by one of the Parties hereto that constitutes a material breach of this Agreement, and such action was taken or such failure occurred with such Party’s willful intention that such action or failure to act would constitute a material breach of this Agreement, and such breach primarily resulted in the failure of any of the conditions set forth in Article VII to be satisfied.

ANNEX B
AGREED FORM

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
ADMA BIOLOGICS, INC.

(Pursuant to Sections 242 and 245 of the
Delaware General Corporation Law)

ADMA Biologics, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1.           The present name of the Corporation is ADMA Biologics, Inc.  The Corporation was originally incorporated under the name R&R Acquisition VI, Inc. by the filing of the Corporation’s original certificate of incorporation with the office of the Secretary of State of the State of Delaware on June 2, 2006.

2.           This Amended and Restated Certificate of Incorporation of the Corporation, which both restates and further amends the provisions of the Corporation’s certificate of incorporation, was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

3.           The Corporation’s certificate of incorporation is hereby amended and restated to read in its entirety as follows:

ARTICLE I
Name

The name of the corporation is ADMA Biologics, Inc. (the “Corporation”).

ARTICLE II
Registered Office; Registered Agent

The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, County of New Castle, Delaware 19808.  The name of its registered agent at such address is the Corporation Service Company.

ARTICLE III
Purpose

The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (as it may be amended from time to time, the “DGCL”).

ARTICLE IV
Capital Stock

Section 4.1           Authorized Shares.  The total number of shares of capital stock which the Corporation shall have authority to issue is 93,591,160, divided into three classes consisting of (a) 75,000,000 shares of common stock at $.0001 par value (the “Common Stock”), (b) 8,591,160 shares of non-voting common stock at $.0001 par value (the “Non-Voting Common Stock”), and (c) 10,000,000 shares of preferred stock at $.0001 par value (the “Preferred Stock”).  The authorized number of shares of Common Stock and Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the stock of the Corporation entitled to vote irrespective of Section 242 of the DGCL.

Section 4.2           Common Stock.  A statement of the designations of the Common Stock and the powers, preferences and relative, participating, optional, special and other rights and qualifications, limitations and restrictions thereof is as follows:

(a)           Voting Rights.  Except as may otherwise be provided in this Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) (including any certificate filed with the Office of the Secretary of State of the State of Delaware setting forth a copy of the resolution or resolutions providing for the issuance of a series of Preferred Stock in accordance with Section 4.4 (such certificate, a “Preferred Stock Designation”)) or by applicable law, each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote.

(b)           Dividends.  Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock, dividends may be declared and paid on the Common Stock out of funds legally available therefor at such times and in such amounts as the Board of Directors of the Corporation (the “Board”) in its discretion shall determine; provided, however, that simultaneously with the declaration and payment of any dividends on the Non-Voting Common Stock, a like dividend in form and amount per share shall also be declared and paid on the Common Stock (except that, if such dividend on the Non-Voting Common Stock is paid in the form of shares of Common Stock or Non-Voting Common Stock or rights or options to acquire Common Stock or Non-Voting Common Stock, the holders of shares of Common Stock shall receive equivalent shares of Common Stock or rights or options to acquire Common Stock, as the case may be).

(c)           Subdivision or Combination.  If the Corporation in any manner subdivides or combines the outstanding shares of Non-Voting Common Stock, the outstanding shares of Common Stock shall be subdivided or combined in the same manner.  The Corporation shall not subdivide or combine the outstanding shares of Common Stock unless a subdivision or combination is made in the same manner with respect to the Non-Voting Common Stock.

(d)           Dissolution, Liquidation or Winding Up.  Upon the dissolution, liquidation or winding up of the Corporation, subject to the rights, if any, of the holders of any outstanding series of Preferred Stock, the holders of the Common Stock shall be entitled to receive the assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares of Common Stock held by them.

Section 4.3           Non-Voting Common Stock.  A statement of the designation of the Non-Voting Common Stock and the powers, preferences and relative, participating, optional, special and other rights and qualifications, limitations and restrictions thereof is as follows:

(a)           Certain Definitions.  For purposes of this Section 4.3 and as used throughout this Certificate of Incorporation: “Registration Rights Agreement” means that certain Registration Rights Agreement, by and among the Corporation and Biotest Pharmaceuticals Corporation or its permitted assignees, dated as of [●], 2017, as it may be amended, restated, supplemented or otherwise modified from time to time; “Stockholders Agreement” means that certain Stockholders Agreement of the Corporation, by and among the Corporation and Biotest Pharmaceuticals Corporation or its permitted assignees, dated as of [●], 2017, as it may be amended, restated, supplemented or otherwise modified from time to time; and each of the terms “Affiliate,” “Biotest Stockholder,” “Business Day,” “Liquidation Event,” and “Standstill Period” has the meaning ascribed to such term in the Stockholders Agreement.

(b)           Voting Rights.  Except as otherwise required by applicable law, shares of Non-Voting Common Stock shall have no voting power and the holders thereof, as such, shall not be entitled to vote on any matter that is submitted to a vote of the stockholders of the Corporation; provided, however, that for so long as any shares of Non-Voting Common Stock are outstanding, the Corporation shall not, without the prior vote of the holders of at least a majority of the shares of Non-Voting Common Stock then outstanding (voting separately as a single class), amend, alter or repeal, whether by merger, consolidation or otherwise (other than in connection with a Liquidation Event (it being understood that the holder of such shares shall participate in such Liquidation Event in all respects as a holder of Common Stock in accordance with Section 4.3(d)(i)(2)), (i) this Section 4.3 or (ii) any other provision of this Certificate of Incorporation to alter or change the powers, preferences, or special rights of the shares of Non-Voting Common Stock in an adverse manner to the powers, preferences or special rights of the shares of Common Stock.

(c)           Dividends.  Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock, dividends may be declared and paid on the Non-Voting Common Stock out of funds legally available therefor at such times and in such amounts as the Board in its discretion shall determine; provided, however, that simultaneously with the declaration and payment of any dividends on the Common Stock, a like dividend in form and amount per share shall also be declared and paid on the Non-Voting Common Stock (except that, if (i) such dividend on the Common Stock is paid in the form of shares of Common Stock or rights or options to acquire Common Stock, (ii) the holders of Non-Voting Common Stock would own more than thirty (30%) percent of the outstanding Common Stock following the issuance of such Common Stock dividend and (iii) the Standstill Period has not expired or been earlier terminated pursuant to and in accordance with the terms and conditions of the Stockholders Agreement, the holders of shares of Non-Voting Common Stock shall receive equivalent shares of Non-Voting Common Stock or rights or options to acquire Non-Voting Common Stock, as the case may be).

(d)           Conversion Rights.

(i)           Automatic Conversion.  Each outstanding share of Non-Voting Common Stock shall automatically convert into and become one fully paid and nonassessable share of Common Stock without the payment of additional consideration by the holder thereof upon the earliest to occur of the following:  (1) the expiration or earlier termination of the Standstill Period pursuant to and in accordance with the terms and conditions of the Stockholders Agreement, (2) immediately prior to the consummation of any Liquidation Event, and (3) immediately prior to (A) the taking of any action by the Board or (B) if earlier, the record date for any vote of the stockholders of the Corporation, in each case, in connection with any insolvency, voluntary or involuntary bankruptcy, liquidation, or assignment for the benefit of creditors of the Corporation or termination of the Corporation’s status as a reporting company under the Securities Exchange Act of 1934, as amended (any of the matters described in this clause (3), an “Insolvency Matter”).  For the avoidance of doubt, if Non-Voting Common Stock is automatically converted pursuant to the foregoing clause (3), the holders of the former shares of Non-Voting Common Stock so converted will have the voting rights of the shares of Common Stock into which such former shares of Non-Voting Common Stock were automatically converted, and will be entitled to vote such shares of Common Stock, to the same extent as all other holders of shares of Common Stock as of the event causing such automatic conversion, including, in the case of automatic conversion pursuant to subclause (B), the right to vote on the Insolvency Matter in respect of which such record date for any vote of the stockholders of the Corporation was set.

(ii)           Conversion In Connection With Permitted Sales.  Upon the consummation of any sale of a share of Non-Voting Common Stock that constitutes a permitted transfer free from any restriction under the terms and conditions of the Stockholders Agreement and each other agreement, arrangement or understanding applicable to such share of Non-Voting Common Stock, including in connection with any Board-approved recapitalization transaction involving the sale of such share or the Common Stock issued upon conversion thereof, in each case other than to an Affiliate of the holder of such share (a “Permitted Sale”), the share of Non-Voting Common Stock so sold shall automatically convert into and become one fully paid and nonassessable share of Common Stock without the payment of additional consideration by the holder thereof.  Notwithstanding the foregoing or anything to the contrary herein, each share of Non-Voting Common Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into one fully paid and nonassessable share of Common Stock if all of the following conditions are met: (1) such share is the subject of a legally binding written agreement between the holder thereof and a non-Affiliate of such holder providing for the sale of such share to such non-Affiliate in a transaction that constitutes a Permitted Sale (such agreement, as it may be amended, restated, supplemented or otherwise modified from time to time, a “Sale Agreement”), (2) the sale of such Common Stock into which such share otherwise automatically would convert upon the consummation of such Permitted Sale pursuant to the foregoing sentence is required to be registered under the Securities Act of 1933, as amended (the “Securities Act”) under the terms and conditions of such Sale Agreement, (3)  such Common Stock into which such share otherwise automatically would convert upon the consummation of such Permitted Sale constitutes a “Registrable Security or “Registrable Securities” under the Registration Rights Agreement, (4) the holder of such share has executed and delivered to the Corporation a legally binding written agreement enforceable by the Corporation that, prior to the earlier of (A) the consummation of such Permitted Sale in accordance with the Sale Agreement and (B) the expiration or earlier termination of the Standstill Period in accordance with and pursuant to the terms and conditions of the Stockholders Agreement, such holder shall not vote or otherwise transfer, without the Board’s prior written consent, any of the Common Stock issued to such holder upon conversion of such converted share of Non-Voting Common Stock, and (5) the holder of such share of Non-Voting Common Stock delivers an Optional Conversion Notice (as defined below) in respect of such share in accordance with Section 4.3(d)(vi) hereof.

(iii)           Conversion in Connection With Market Sales. Notwithstanding the foregoing or anything to the contrary herein, each share of Non-Voting Common Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into one fully paid and nonassessable share of Common Stock if all of the following conditions are met: (1) such holder intends and irrevocably commits to the Corporation to use its reasonable efforts to sell such Common Stock in the public market within sixty (60) days of such notice and such sale constitutes a Permitted Sale (a “Market Sale”); (2) the holder of such share has executed and delivered to the Corporation a legally binding written agreement enforceable by the Corporation that, prior to the earlier of (A) the consummation of such Market Sale and (B) the expiration or earlier termination of the Standstill Period in accordance with and pursuant to the terms and conditions of the Stockholders Agreement, such holder shall not vote any of the Common Stock issued to such holder upon conversion of such converted share of Non-Voting Common Stock; (3) such Market Sales shall be conducted in compliance with all applicable requirements of the Securities Act; and (4) the holder of such share of Non-Voting Common Stock delivers an Optional Conversion Notice (as defined below) in respect of such share in accordance with Section 4.3(d)(vi) hereof.

(iv)           Conversion In Connection With Dilutive Issuances.

(1)           Subject to Section 4.3(d)(iv)(2), during the Standstill Period, each share of Non-Voting Common Stock shall be convertible, at the option of the holder thereof, without the payment of additional consideration by the holder thereof, into one fully paid and nonassessable share of Common Stock if (A) the Corporation issues additional shares of Common Stock (including upon the exercise of any conversion rights of any securities of the Corporation convertible into or exchangeable for shares of Common Stock in accordance with and pursuant to the terms of such convertible or exchangeable securities, but excluding upon the conversion of any Non-Voting Common Stock pursuant to this Section 4.3(d)) (a “Dilutive Issuance”), (B) as a result of such Dilutive Issuance, the percentage of the voting power of the Corporation (the “Voting Percentage”) represented by all of the shares of Common Stock held by the Biotest Stockholder and its Affiliates (together, “Biotest”) immediately following such Dilutive Issuance is lower than the Voting Percentage represented by all of the shares of Common Stock held by Biotest immediately prior to such Dilutive Issuance, and (C) the holder of such share of Non-Voting Common Stock delivers an Optional Conversion Notice (as defined below) in respect of such share in accordance with Section 4.3(d)(vi) hereof within five Business Days after the Corporation provides notice to the Biotest Stockholder (including by giving such notice to any Biotest Designee (as defined in the Stockholders Agreement)) of the consummation of such Dilutive Issuance; provided, however, that the maximum number of shares of Non-Voting Common Stock that may be converted into shares of Common Stock pursuant to this Section 4.3(d)(iv) in respect of any Dilutive Issuance (the “Conversion Cap”) is the number of shares that, upon conversion thereof, results in the Voting Percentage represented by all shares of Common Stock held by Biotest immediately following such conversion being equal to the Voting Percentage represented by all of the shares of Common Stock held by Biotest immediately prior to such Dilutive Issuance; provided, further, that in no event shall Biotest be permitted to hold shares of Common Stock representing a Voting Percentage greater than any applicable limitation thereon set forth in the Stockholders Agreement.

(2)           In connection with each Dilutive Issuance during the Standstill Period, if there is more than one holder of shares of Non-Voting Common Stock and the number of shares of Non-Voting Common Stock the holders of which have elected to exercise their optional conversion rights pursuant to this Section 4.3(d)(iv) in respect of any Dilutive Issuance (the “Conversion Election Shares”) exceeds the Conversion Cap for such Dilutive Issuance, then the conversion rights of the Conversion Election Shares shall be subject to limitation by the Conversion Cap in the aggregate for all such holders and prorated such that each holder of Conversion Election Shares shall be deemed to have exercised its optional conversion rights pursuant to this Section 4.3(d)(iv) in respect of such Dilutive Issuance only as to that number of Conversion Election Shares as is equal to the product of (A) the number of Conversion Election Shares held by such holder, multiplied by (B) a fraction, the numerator of which is the Conversion Cap and the denominator of which is the total number of Conversion Election Shares of all holders electing to exercise their optional conversion rights pursuant to this Section 4.3(d)(iv) in respect of such Dilutive Issuance, and the holder shall be deemed never to have elected to exercise its optional conversion rights pursuant to this Section 4.3(d)(iv) in respect of such Dilutive Issuance with respect to the remainder of such holder’s Conversion Election Shares that such holder was not permitted to convert because of the Conversion Cap and proration rights described herein.

(v)           Mechanics of Automatic Conversion.  Upon the occurrence of any event causing the automatic conversion of any shares of Non-Voting Common Stock pursuant to Section 4.3(d)(i) hereof or the first sentence of Section 4.3(d)(ii) hereof, no further action need be taken to effect such conversion, and any certificates previously representing shares of Non-Voting Common Stock that have been so converted shall thereafter represent the shares of Common Stock into which they have been automatically converted pursuant to Section 4.3(d)(i) hereof or the first sentence of Section 4.3(d)(ii) hereof, as applicable; provided, however, that the Corporation shall not be required to recognize the holder of any former share of Non-Voting Common Stock converted pursuant to the first sentence of Section 4.3(d)(ii) hereof as a holder of the Common Stock into which such share was converted unless and until such holder provides written notice to the Corporation of the occurrence of the Permitted Sale causing such automatic conversion, including evidence reasonably satisfactory to the Corporation that such sale pursuant to which the Non-Voting Common Stock was transferred constitutes a Permitted Sale.  All holders of record of shares of Non-Voting Common Stock shall be sent written notice of the occurrence of any event causing the automatic conversion of such shares pursuant to Section 4.3(d)(i) hereof.  Such notice need not be sent in advance of the occurrence of such event.  No notice shall be required to be sent by the Corporation upon the occurrence of a Permitted Sale causing the automatic conversion of any share of Non-Voting Common Stock pursuant to the first sentence of Section 4.3(d)(ii) hereof.  If at the time of conversion of any shares of Non-Voting Common Stock pursuant to Section 4.3(d)(i) hereof or the first sentence of Section 4.3(d)(ii) hereof there are any declared but unpaid dividends on such shares of Non-Voting Common Stock, the Corporation nevertheless shall pay out of funds legally available therefor such dividends to the holders thereof on the payment date determined by the Board in respect of such dividends.

(vi)           Mechanics of Optional Conversion.  In order for a holder of Non-Voting Common Stock to voluntarily convert shares of Non-Voting Common Stock into shares of Common Stock pursuant to the second sentence of Section 4.3(d)(ii) hereof or Section 4.3(d)(iii) hereof or Section 4.3(d)(iv) hereof, such holder shall (1) deliver written notice (an “Optional Conversion Notice”) to the Corporation in the manner provided by the Stockholders Agreement that such holder elects to convert all or any number of such holder’s shares of Non-Voting Common Stock that are then convertible pursuant to the second sentence of Section 4.3(d)(ii) hereof or Section 4.3(d)(iii) hereof or Section 4.3(d)(iv) hereof, as applicable, and (2) if such holder’s shares of Non-Voting Common Stock are certificated, surrender the certificate or certificates representing such shares of Non-Voting Common Stock at the principal office of the Corporation during usual business hours.  All certificates representing shares of Non-Voting Common Stock surrendered for optional conversion pursuant to the second sentence of Section 4.3(d)(ii) hereof or Section 4.3(d)(iii) hereof or Section 4.3(d)(iv) hereof, as applicable, shall be delivered to the Corporation for cancellation and (subject to Section 4.3(d)(iv)(2) hereof if the number of Conversion Election Shares exceeds the Conversion Cap) canceled by the Corporation.  An Optional Conversion Notice shall (a) state whether the holder is electing to convert such shares pursuant to the second sentence of Section 4.3(d)(ii) hereof or Section 4.3(d)(iii) hereof or Section 4.3(d)(iv) hereof and (b) (I) in the case of optional conversion pursuant to the second sentence of Section 4.3(d)(ii) hereof, attach a copy of the Sale Agreement, provide such additional information as may be reasonably requested by the Corporation to verify that the sale contemplated by the Sale Agreement constitutes a Permitted Sale, that the sale of such shares of Common Stock is required to be registered under the Securities Act pursuant to the Sale Agreement and that such shares of Common Stock constitute Registrable Securities under the Registration Rights Agreement, and contain the legally binding written agreement specified by subclause (4) of such sentence; (II) in the case of optional conversion in connection with a Market Sale pursuant to Section 4.3(d)(iii) hereof, provide such information as may be reasonably requested by the Corporation to verify that such Market Sale constitutes a Permitted Sale and that such Market Sale will comply with all applicable requirements of the Securities Act, and contain the legally binding written agreement specified by subclause (2) of Section 4.3(d)(iii) hereof; or (III) in the case of optional conversion in connection with a Dilutive Issuance pursuant to Section 4.3(d)(iv) hereof, identify the Dilutive Issuance in respect of which conversion rights are being exercised, state the number of shares of Common Stock held by such holder as of the date of the Optional Conversion Notice, immediately prior to such Dilutive Issuance and immediately following such Dilutive Issuance to enable the Corporation to determine the Conversion Cap, and provide such additional information as may be reasonably requested by the Corporation in connection therewith.  No Optional Conversion Notice shall be deemed delivered to the Corporation until such time as the holder delivering the same shall have provided all information required by, and all such additional information reasonably requested by the Corporation pursuant to, subclause (b) of the immediately preceding sentence.  The close of business on the fifth Business Day after the later of the date of delivery to the Corporation of the Optional Conversion Notice and, if applicable, the date of surrender of all certificates representing shares of Non-Voting Common Stock to be converted pursuant to such Optional Conversion Notice shall be the date and time of such conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the specified shares of Non-Voting Common Stock shall be deemed to be outstanding of record as of the Conversion Time.  The Corporation shall, as soon as practicable after the Conversion Time (subject to compliance with the applicable provisions of federal and state securities laws), (x) issue and deliver to such applicable holder a certificate or certificates or a notice of issuance of uncertificated shares, as applicable, representing the number of shares of Common Stock issued at the Conversion Time in accordance with the provisions hereof, (y) issue and deliver new certificates representing any Conversion Election Shares deemed not to have been converted by operation of Section 4.3(d)(iv)(2), if any, certificates for which the holder thereof may have surrendered to the Corporation for cancellation with such holder’s Optional Conversion Notice, and (z) if at such time there are any declared but unpaid dividends on the shares of Non-Voting Common Stock so converted, pay out of funds legally available therefor such dividends to the holders thereof on the payment date determined by the Board in respect of such dividends.

(vii)           Reservation of Shares.  The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Non-Voting Common Stock pursuant to this Section 4.3(d), such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all issued and outstanding shares of Non-Voting Common Stock into shares of Common Stock.

(viii)           No Conversion Tax or Charge.  The issuance or delivery of certificates for Common Stock upon the conversion of shares of Non-Voting Common Stock shall be made without charge to the converting holder of shares of Non-Voting Common Stock for such certificates or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby, and such certificates shall be issued or delivered only in the respective names, as they appear on the books of the Corporation, of the registered holders of the shares of Non-Voting Common Stock converted.

(ix)           Status of Converted Shares.  If any share of Non-Voting Common Stock shall have been converted into Common Stock pursuant to this Section 4.3(d), such share shall, to the fullest extent permitted by law, be cancelled upon such conversion and shall not be reissued as a share of Non-Voting Common Stock, and the Corporation thereafter shall take such action as may be necessary to retire such share and reduce the authorized number of shares of Non-Voting Common Stock accordingly.

(e)           Subdivision or Combination.  If the Corporation in any manner subdivides or combines the outstanding shares of Common Stock, the outstanding shares of Non-Voting Common Stock shall be subdivided or combined in the same manner.  The Corporation shall not subdivide or combine the outstanding shares of Non-Voting Common Stock unless a subdivision or combination is made in the same manner with respect to the Common Stock.

(f)           Redemption.  The shares of Non-Voting Common Stock shall not be redeemed or subject to redemption, whether at the option of the Corporation or any holder thereof, or otherwise.

(g)           Equal Status.  Except as expressly provided in this Article IV, or as required by applicable law, shares of Non-Voting Common Stock and Common Stock shall have the same designations, powers, preferences and relative, participating, optional, special and other rights, and the same qualifications, limitations and restrictions and be identical in all respects as to all matters.

Section 4.4           Preferred Stock.  The Board is hereby expressly authorized, by resolution or resolutions thereof, to provide, out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designations, powers (including voting powers), preferences, and relative, participating, optional, special or other rights, if any, and the qualifications, limitations and restrictions, if any, of the shares of such series.  The powers (including voting powers), designations, preferences and relative, participating, optional, special or other rights, if any, of each series of Preferred Stock, and the qualifications, limitations or restrictions, if any, thereof, may differ from those of any and all other series at any time outstanding.

Section 4.5           Preemptive Rights.  Except as otherwise provided for or fixed pursuant to the terms of this Certificate of Incorporation (including any Preferred Stock Designation) or the Stockholders Agreement, no holder of shares of capital stock of the Corporation shall be entitled to any preemptive right to subscribe for or purchase or receive any part of any new or additional issue of shares of capital stock of the Corporation, or of securities convertible into such shares, whether now or hereafter authorized or whether issued for money, for consideration other than money, or by way of dividend.

ARTICLE V
Duration

The Corporation is to have perpetual existence.

ARTICLE VI
Board of Directors

Section 6.1           Board of Directors.  The business and affairs of the Corporation shall be managed by, or under the direction of, the Board.  Except as otherwise provided for or fixed pursuant to the terms of any Preferred Stock Designation relating to the rights of the holders of any series of Preferred Stock to elect additional directors, the total number of directors constituting the entire Board shall be not less than five (5) nor more than eleven (11), with the then-authorized number of directors being fixed from time to time by, or in the manner provided in the by-laws. Election of directors need not be by ballot unless the by-laws so provide.

Section 6.2           Classified Board.  The Board (other than those directors elected by the holders of any series of Preferred Stock pursuant to the terms of any Preferred Stock Designation (the “Preferred Stock Directors”)) shall be divided into three classes, as nearly equal in number as possible, designated as Class I, Class II and Class III.  The initial term of office of the Class I directors shall expire on the date of the 2014 annual meeting of stockholders, the initial term of office of the Class II directors shall expire on the date of the 2015 annual meeting of stockholders, and the initial term of office of the Class III directors shall expire on the date of the 2016 annual meeting of stockholders.  At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, so that the term of office of one class of directors shall expire in each year.  Each director shall hold office until the expiration of such director’s term of office and until such director’s successor shall have been elected and qualified, or until such director’s earlier resignation, removal or death. In case of any increase or decrease, from time to time, in the number of directors constituting the whole Board (other than Preferred Stock Directors), the number of directors in each class shall be determined by action of the Board.  A director elected by the remainder of the Board to fill a vacancy shall hold office for the remainder of the term of the predecessor director and until such director’s successor has been elected and qualified, or until such director’s earlier resignation, removal or death.

Section 6.3           Vacancies and Newly Created Directorships.  Subject to the rights of the holders of any one or more series of Preferred Stock then outstanding and to the terms and conditions of the Stockholders Agreement, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board resulting from death, resignation, retirement, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board, or by a sole remaining director.  Any director so chosen shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall be elected and qualified.  No decrease in the number of directors shall shorten the term of any incumbent director.

ARTICLE VII
By-laws

The Board shall have the power to adopt, amend or repeal the by-laws of the Corporation.

ARTICLE VIII
Limitation of Liability

To the fullest extent permitted under the DGCL, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.  Any amendment or repeal of this Article VIII shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment or repeal.

ARTICLE IX
Indemnification

Section 9.1           Right to Indemnification.  The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another entity or enterprise, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement (except for judgments, fines and amounts paid in settlement in any action or suit by or in the right of the Corporation to procure a judgment in its favor) actually and reasonably incurred by such Covered Person.  Notwithstanding the preceding sentence, except as otherwise provided in Section 9.3, the Corporation shall be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person only if the commencement of such Proceeding (or part thereof) by the Covered Person was authorized by the Board.

Section 9.2           Prepayment of Expenses.  To the extent not prohibited by applicable law, the Corporation shall pay the expenses (including reasonable and documented out-of-pocket attorneys’ fees) incurred by a Covered Person in defending any Proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article IX or otherwise.

Section 9.3           Claims.  If a claim for indemnification or advancement of expenses under this Article IX is not paid in full within 30 days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense (including reasonable and documented out-of-pocket attorneys’ fees) of prosecuting such claim.  In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

Section 9.4           Nonexclusivity of Rights.  The rights conferred on any Covered Person by this Article IX shall not be exclusive of any other rights that such Covered Person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, the by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 9.5           Other Sources.  The Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another entity or enterprise shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other entity or enterprise.

Section 9.6           Amendment or Repeal.  Any amendment or repeal of the foregoing provisions of this Article IX shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such amendment or repeal.

Section 9.7           Other Indemnification and Prepayment of Expenses.  This Article IX shall not limit the right of the Corporation, to the extent and in the manner permitted by applicable law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

ARTICLE X
Written Consent Prohibited

Except as otherwise provided for or fixed pursuant to any Preferred Stock Designation relating to the rights of holders of any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the corporation must be taken at a duly called annual or special meeting of stockholders of the corporation, and the power of stockholders to consent in writing to the taking of any action, without a duly called meeting and vote, is specifically denied.

ARTICLE XI
Exclusive Forum

Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the DGCL, this Certificate of Incorporation or the by-laws, or (d) any action asserting a claim governed by the internal affairs doctrine shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware lacks jurisdiction over such action or proceeding, the Superior Court of the State of Delaware or, if the Superior Court of the State of Delaware lacks jurisdiction over such proceeding, the U.S. District Court for the District of Delaware) (the “Chosen Court”), in all cases subject to such court having personal jurisdiction over the indispensable parties named as defendants.  To the fullest extent permitted by applicable law, any person who, or entity that, holds, purchases or otherwise acquires an interest in stock of the Corporation shall be deemed to have consented to the personal jurisdiction of the Chosen Court in any proceeding brought to enjoin any action by that person or entity that is inconsistent with the exclusive jurisdiction provided for in this Article XI.  To the fullest extent permitted by applicable law, if any action the subject matter of which is within the scope of this Article XI is filed in a court other than the Chosen Court in the name of any stockholder, such stockholder shall be deemed to have consented to (a) the personal jurisdiction of the Chosen Court in connection with any action brought in such court to enforce this Article XI and (b) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the action as agent for such stockholder.

[Signature Page Follows]

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of the Corporation on this [●] day of [●], 2017.

By:
Name:
Title:

Amended & Restated Certificate of Incorporation

ANNEX C
AGREED FORM

STOCKHOLDERS AGREEMENT

by and among

ADMA Biologics, Inc.,

Biotest Pharmaceuticals Corporation

and

Such other Persons who become party hereto pursuant to Section 4.1(c)

______________________________

Dated: [____________], 2017

______________________________

EXHIBITS

Exhibit A	Form of Acknowledgement and Agreement
Exhibit B	Registration Rights Agreement

i

STOCKHOLDERS AGREEMENT

STOCKHOLDERS AGREEMENT, dated as of [______________], 2017, by and among ADMA Biologics, Inc., a Delaware corporation (the “Company”), Biotest Pharmaceuticals Corporation, a Delaware corporation (the “Biotest Stockholder”), and any other Stockholder (as hereinafter defined) or other Person (as hereinafter defined) who becomes a party hereto pursuant to Section 4.1(c) or otherwise.

WHEREAS, the Company, ADMA BioManufacturing, LLC, a limited liability company formed under the laws of Delaware, the Biotest Stockholder, Biotest AG, a company organized under the laws of Germany, and Biotest US Corporation, a Delaware corporation, have entered into that certain Master Purchase and Sale Agreement, dated as of January [__], 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Master Purchase and Sale Agreement”), pursuant to which the Biotest Stockholder agreed to sell, transfer and deliver to the Company, and the Company agreed to purchase from the Biotest Stockholder, certain assets of the Biotest Stockholder specified in such Master Purchase and Sale Agreement, in consideration for which the Company agreed to issue to the Biotest Stockholder 4,295,580 shares of Common Stock and 8,591,160 shares of Non-Voting Common Stock (each, as hereinafter defined) and to provide such other consideration as specified in the Master Purchase and Sale Agreement; and

WHEREAS, in connection with the issuance of such Common Stock and Non-Voting Common Stock to the Biotest Stockholder, the Company and the Biotest Stockholder are entering into (a) that certain Registration Rights Agreement, dated as of the date hereof, pursuant to which the Biotest Stockholder is granted certain registration rights, upon the terms and subject to the conditions set forth therein, a copy of which is attached hereto as Exhibit B (as amended, restated, supplemented or otherwise modified from time to time, the “Registration Rights Agreement”), and (b) this Agreement, to provide for certain other rights and obligations of the Biotest Stockholder and the other Stockholders with respect to the Company, including certain restrictions on the transfer of the Equity Securities (as hereinafter defined), and to provide for, among other things, certain corporate governance and other rights, all on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.1      Definitions.  As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

“Affiliate” shall mean any Person who is an “affiliate” as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

“Agreement” means this Agreement as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms and conditions hereof.

“Beneficially Own”, “Beneficial Owner” and “Beneficial Ownership” mean, with respect to any securities (including Derivative Instruments), having “beneficial ownership” of such securities for purposes of Rule 13d-3 or 13d-5 under the Exchange Act; provided that any Person shall be deemed to be the Beneficial Owner of, and shall be deemed to Beneficially Own and have Beneficial Ownership of, any securities (including Derivative Instruments) that such Person has the right to acquire, whether or not such right is exercisable immediately; provided, further, that, when used with respect to the Biotest Stockholder, the terms Beneficially Own, Beneficial Owner, and Beneficial Ownership shall include, without duplication, all securities (including Derivative Instruments) otherwise Beneficially Owned by all of the Biotest Stockholder’s Affiliates.

“Board of Directors” means the Board of Directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

“Capital Raise” means the issuance by the Company of Common Stock or other Equity Securities of the Company in a private placement or similar transaction pursuant to which the Company raises additional capital.  For the avoidance of doubt, a “Capital Raise” shall not include (a) the issuance of Common Stock and Non-Voting Common Stock to the Biotest Stockholder, and the payment by the Biotest Stockholder therefor, at the Closing (as defined in the Master Purchase and Sale Agreement), (b)  options to purchase Common Stock or restricted stock which may be issued pursuant to a Stock Option Plan, (c) a subdivision of the outstanding shares of Common Stock into a larger number of shares of Common Stock, (d) Equity Securities of the Company issued upon exercise, conversion or exchange of any Equity Rights of the Company issued (i) prior to the date of this Agreement, (ii) in accordance with the terms of a Stock Option Plan or (iii) in accordance with the terms of this Agreement, (e) Equity Securities of the Company issued in consideration of an acquisition, joint venture, partnership, strategic alliance or other similar transaction (whether pursuant to a stock purchase, asset purchase, merger, joint venture agreement, partnership agreement or other similar agreement or otherwise), approved in writing by the Board of Directors in accordance with the terms of this Agreement, (f) issuances to commercial banks, lessors and licensors in non-equity financing transactions (provided that the foregoing will not include any issuances to private equity or venture capital firms or any private equity division of any investment bank or commercial bank) not exceeding more than five percent (5%) in the aggregate of the outstanding Common Stock on a fully diluted basis in transactions approved in writing by the Board of Directors, or (g) issuances to the public pursuant to an effective registration statement of the Company under the Securities Act.

“Capital Stock” means capital stock of the Company.

“Cause” shall have the meaning ascribed to such term in Adam Grossman’s employment agreement with the Company, as in effect from time to time.

“CEO” means the Chief Executive Officer of the Company from time to time.

“Charter Documents” means the certificate of incorporation and the by-laws of the Company, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with their respective terms and applicable law.

“Closing Date Charter” means the Company’s certificate of incorporation in effect at the Closing (as defined in the Master Purchase and Sale Agreement).

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the “Common Stock” (as defined in the Closing Date Charter) and any other Capital Stock into which such stock is reclassified or reconstituted.

“Confidential Information” means all confidential or proprietary information of, and business or technical information about, the Company, including information relating to its respective financial condition, prospects, affairs, plans, products, assets, properties, intellectual property, analyses, projects, processes, systems, marketing, research or development activities, and all technical or scientific information or know-how of the Company or of any other Person as to which the Company is obligated to maintain confidentiality (in each case, whether such information is written or oral or provided through any electronic, facsimile or computer related communication), furnished by or on behalf of the Company or any of its Representatives prior to, on or following the date hereof; provided, however, that “Confidential Information” shall not include such information that (a) is or becomes available to the general public, other than as a result of a disclosure by the restricted party or its Affiliates or any of their respective Representatives in breach of this Agreement, (b) was available to such restricted party or its Affiliates, or becomes available to such restricted party or its Affiliates, on a non-confidential basis from a source other than the Company or its Representatives; provided, that, the source of such information was not bound by a confidentiality obligation with respect to such information, or otherwise prohibited from transmitting the information to such restricted party or its Affiliates by a contractual, legal or fiduciary obligation, or (c) is independently generated by such restricted party without use of or reference to any proprietary or confidential information of the Company.

“Contract” means any contract, agreement, instrument, undertaking, indenture, commitment, loan, license, settlement, consent, note or other legally binding obligation.

“Control” means, when used with respect to any specified Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other interests, by Contract or otherwise, and the terms “Controlled by” and “under common Control with” shall be construed accordingly.

“Derivative Instrument” means any and all derivative securities (as defined under Rule 16a-1 under the Exchange Act) that increase or decrease in value as the value of any Equity Securities increases or decreases, as the case may be, including a long convertible security, a long call option and a short put option position, in each case regardless of whether (a) such derivative security conveys any voting rights in any Equity Security, (b) such derivative security is required to be, or is capable of being, settled through delivery of any Equity Security or (c) other transactions hedge the value of such derivative security.

“Designation Rights Period” means the period commencing on the date of this Agreement and ending upon the earlier of (a) the first time at which the Biotest Stockholder’s Beneficial Ownership of Capital Stock is less than 10% of the Capital Stock issued and outstanding (calculated on an As-Converted and Economic Interest Basis (as defined in Section 3.1(a)(i))) and (b) such time as the Biotest Stockholder elects, in its sole discretion, to waive any of its designation rights pursuant to Section 6.1 or to remove any of the Biotest Designees then in office.

“Equity Right” means, with respect to any Person, any security (including any equity security, debt security or hybrid debt-equity security) or obligation convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, or any options, calls, warrants, restricted shares, deferred share awards, share units, “phantom” awards, dividend equivalents, participations, interests, rights or commitments relating to, or any share appreciation right or other instrument the value of which is determined in whole or in part by reference to the market price or value of, shares of capital stock or earnings of such Person.  For the avoidance of doubt, Equity Rights of the Company shall include the Non-Voting Common Stock.

“Equity Securities” means Capital Stock and Equity Rights that are directly or indirectly exercisable or exchangeable for or convertible into Capital Stock.  For the avoidance of doubt, Equity Securities shall include Common Stock and the Non-Voting Common Stock.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

 “GAAP” means United States generally accepted accounting principles consistently applied, as in effect from time to time.

“Good Reason” shall have the meaning ascribed to such term in Adam Grossman’s employment agreement with the Company, as in effect from time to time.

“Governmental Authority” means the government of any nation, state, city, locality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or Controlled, directly or indirectly, by any of the foregoing.

“Grossman Family” means Jerrold Grossman, Adam Grossman and their respective spouses, former spouses, siblings, descendants (whether natural or adopted), parents, aunts, uncles and first cousins.

“Group” has the meaning assigned to such term in Section 13(d)(3) of the Exchange Act.

 “Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, claim, lien (statutory or other) or preference, priority, right or other security interest, restriction on use or Transfer, or preferential arrangement of any kind or nature whatsoever (excluding preferred stock and equity-related preferences).

“Liquidation Event” means (a)(i) the merger or consolidation of the Company into or with one or more Persons, (ii) the merger or consolidation of one or more Persons into or with the Company, or (iii) a tender or exchange offer or other business combination if, in the case of the foregoing clauses (i), (ii) or (iii), the stockholders of the Company immediately prior to such merger, consolidation, or business combination, or immediately prior to the commencement of such tender or exchange offer, do not retain a majority of the voting power of the Person surviving or resulting from such merger, consolidation, tender or exchange offer or business combination, (b) the acquisition (whether by purchase, tender or exchange offer, merger or otherwise) by any Person or Group, in one transaction or a series of related transactions, of (i) a majority of the voting power of the Capital Stock or (ii) all or substantially all of the assets of the Company (calculated in accordance with Section 271(c) of the Delaware General Corporation Law), or (c) the dissolution, liquidation or winding up of the Company in accordance with the Charter Documents.

“Non-Voting Common Stock” means the “Non-Voting Common Stock” (as defined in the Closing Date Charter) and any other Equity Securities of the Company (other than Common Stock) into which such stock is reclassified or reconstituted.

“Permanent Disability” shall have the meaning ascribed to the term “Disability” in Adam Grossman’s employment agreement with the Company, as in effect from time to time.

“Person” means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

“Preferred Shares” means authorized shares of preferred stock under the Company’s Charter Documents as such Charter Documents may be amended from time to time.

“Pro Rata Portion” means, with respect to the Biotest Stockholder, on any issuance date for New Preferred Securities and to determine the Biotest Stockholder’s participation right in connection with the issuance of New Preferred Securities, the number of New Preferred Securities to be offered to the Biotest Stockholder equal to the product of (i) the total number of New Preferred Securities to be issued by the Company on such date multiplied by (ii) Biotest Stockholders’ aggregate percentage ownership of the Company determined based on a fraction, (x) the numerator of which is the Biotest Stockholders’ Beneficial Ownership of Capital Stock as of immediately prior to the issuance of the Issuance Notice (calculated on an As-Converted and Economic Interest Basis), and (y) the denominator of which is the issued and outstanding Equity Securities of the Company as of such time.

“Representatives” means, as to any Person, its Affiliates and its and their respective directors, officers, managers, employees, agents, attorneys, accountants, financial advisors and other advisors and representatives.

“Required Information” means, as to any Biotest Designee, (i) the name, age, business address and residence address of such person, (ii) the employer and principal occupation of such person, (iii) a biographical profile of such person, including educational background and business and professional experience, (iv) any other information relating to such person required by the Charter Documents or that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election (even if an election contest is not involved) pursuant to Section 14 of the Exchange Act, and (v) a representation of such person that he or she has reviewed, and if elected to the Board of Directors would be in compliance with, all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Company.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Shares” means all shares of Capital Stock the holders of which are entitled to vote for members of the Board of Directors, now owned or subsequently acquired, however acquired, by a Stockholder.

“Stock Option Plan” means any equity plan, incentive plan or similar arrangement adopted by the Board of Directors from time to time pursuant to which the Company may issue restricted stock and options to purchase shares of Common Stock to officers, directors, employees, consultants and other services providers of the Company.

“Stockholders” means, collectively, the Biotest Stockholder and any Transferee thereof who has agreed to be bound by the terms and conditions of this Agreement in accordance with Section 4.1(c)(i), and the term “Stockholder” shall mean any such Person.

“Subsidiary” means, with respect to any Person, any other Person (a) more than 50% of whose outstanding shares of capital stock or other equity or voting interests representing the right to vote for the election of directors or other managing authority of such other Person are owned or Controlled, directly or indirectly, by such first Person, but such other Person shall be deemed to be a Subsidiary only so long as such ownership or Control exists, or (b) which does not have outstanding shares of capital stock or other equity or voting interests with such right to vote, as may be the case in a partnership, joint venture or unincorporated association, but more than 50% of whose ownership interests representing the right to make the decisions for such other Person is owned or Controlled, directly or indirectly, by such first Person, but such other Person shall be deemed to be a Subsidiary only so long as such ownership or Control exists.

“Transfer” means any direct, indirect or synthetic sale, assignment, pledge, lease, hypothecation, mortgage, gift or creation of any Lien or other disposition or transfer (by operation of law or otherwise, including by means of reference under a Derivative Instrument or by direct or indirect transfer, transfer by means of a Derivative Instrument or issuance of Equity Securities of any Person that is not a natural person), or any offer, Contract or announcement of an intention to do any of the foregoing, and “Transferor” and “Transferee” shall have correlative meanings.  Notwithstanding the foregoing, a change of control of the Biotest Stockholder shall not constitute a Transfer.

1.2      Other Capitalized Terms.  The following terms shall have the meanings specified in the indicated Section of this Agreement.

Term	Section
As-Converted and Economic Interest Basis	3.1(a)(i)
Biotest Designee	6.1(a)(ii)
Biotest Designees	6.1(a)(ii)
Biotest Economic Ownership Cap	3.1(a)(i)
Biotest First Designee	6.1(a)(i)
Biotest Parties	9.1(a)
Biotest Second Designee	6.1(a)(ii)
Biotest Stockholder	Preamble
Board Observer	0
CEO Candidate	0
CEO Candidates	0
Company	Preamble
Compelled Party	9.1(c)
Designation Notice	6.1(e)
Exercise Period	5.1(c)
FDA	3.1(a)
Initial Appointee	6.1(c)
Initial Appointment	6.1(c)
Issuance Notice	5.1(b)

Lock-Up Period	4.1(a)
Master Purchase and Sale Agreement	Recitals
Meeting Materials	0
Meeting Notice	0
New Preferred Securities	5.1(a)
Proxy End Date	0
Registration Rights Agreement	Recitals
Restricted Period	4.1(b)
Similar Company	0
Standstill	0
Standstill Period	3.1(a)

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Each of the parties to this Agreement hereby represents and warrants, severally and not jointly, to each other party to this Agreement that as of the date such party executes this Agreement:

2.1      Existence; Authority; Enforceability.  Such party has the power and authority to enter into this Agreement and to carry out its obligations hereunder.  Such party is duly organized and validly existing under the laws of its jurisdiction of organization, and the execution of this Agreement, and the consummation of the transactions contemplated herein, have been authorized by all necessary action, and no other act or proceeding on its part is necessary to authorize the execution of this Agreement or the consummation of any of the transactions contemplated herein.  This Agreement has been duly executed by such party and constitutes its legal, valid and binding obligations, enforceable against it in accordance with its terms.

2.2      Absence of Conflicts.  The execution and delivery by such party of this Agreement and the performance of its obligations hereunder do not and will not (a) conflict with, or result in the breach of, any provision of the constitutive documents of such party; (b) result in any violation, breach, conflict, default or event of default (or an event which with notice, lapse of time, or both, would constitute a default or event of default), or give rise to any right of acceleration or termination or any additional payment obligation, under the terms of any contract, agreement or permit to which such party is a party or by which such party’s assets or operations are bound or affected; or (c) violate any law applicable to such party.

2.3      Consents.  Other than any consents which have already been obtained, no consent, waiver, approval, authorization, exemption, registration, license or declaration is required to be made or obtained by such party in connection with (a) the execution, delivery or performance of this Agreement or (b) the consummation of any of the transactions contemplated herein.

ARTICLE III

STANDSTILL

3.1      General Standstill Provisions.

(a)           Subject to Section 3.2, from the date hereof until the earliest of (x) the five (5) year anniversary of the date on which the U.S. Food and Drug Administration (the “FDA”) terminates or rescinds that certain Warning Letter issued to the Biotest Stockholder by the FDA on November 25, 2014, (y) the seven (7) year anniversary of the Closing (as defined in the Master Purchase and Sale Agreement), and (z) the termination of the Standstill (as hereinafter defined) pursuant to Section 3.3 (such earliest period, the “Standstill Period”), the Biotest Stockholder and the other Stockholders shall not, and shall cause their respective Affiliates and their respective Representatives (to the extent acting on their behalf) not to, directly or indirectly, without the prior written consent of, or waiver by, the Company:

(i)           acquire, or offer or agree to acquire, of record or beneficially, by purchase or otherwise, any Equity Securities or Derivative Instruments that would result in the Biotest Stockholder and its Affiliates collectively Beneficially Owning more than (A) 50%, less one (1) share, of the issued and outstanding shares of Capital Stock (calculated both on an as-converted to Common Stock basis and, if any outstanding shares of Capital Stock are not convertible into Common Stock, on the basis of such shares’ proportionate claim on the total assets of the Company upon liquidation, dissolution or winding up of the Company (such calculation, the “As-Converted and Economic Interest Basis”, and such cap, the “Biotest Economic Ownership Cap”)) or (B) 30% of the issued and outstanding shares of Common Stock;

(ii)           make or join or become a “participant” (as defined in Instruction 3 to Item 4 of Schedule 14A under the Exchange Act) in (or in any way knowingly encourage) any “solicitation” of “proxies” (as such terms are defined in Regulation 14A under the Exchange Act) or consent to vote any securities of the Company or its Affiliates (including through action by written consent), or otherwise advise or influence any Person with respect to the voting of any securities of the Company or its Affiliates, including by seeking to call a meeting of, or initiating any stockholder proposal for action by, the Company’s stockholders, or seeking to place a representative on the Board of Directors or to remove or suspend any director from the Board of Directors (in each case, other than in respect of the election, appointment or removal of a Biotest Designee in accordance with ARTICLE VI);

(iii)           conduct, fund or otherwise become a participant in any “tender offer” (as such term is used in Regulation 14D under the Exchange Act) involving Equity Securities, in each case not approved in advance in writing by the Board of Directors;

(iv)           form, join, become a member of or in any way participate in a Group (other than a Group that consists solely of the Biotest Stockholder and its Affiliates) with respect to the securities of the Company or any of its Affiliates or otherwise in connection with any transaction or matter described in this Section 3.1; or

(v)           deposit any Equity Securities in a voting trust or similar Contract or subject any Equity Securities to any voting agreement, pooling arrangement or similar arrangement or Contract, or grant any proxy with respect to any Equity Securities (in each case, other than (A) pursuant to this Agreement or (B) to the Company or a Person specified by the Company in a proxy card (paper or electronic) provided to stockholders of the Company by or on behalf of the Company).

(b)           In furtherance of the foregoing, during the Standstill Period, the Biotest Stockholder and the other Stockholders shall not, and shall cause their respective Affiliates and their respective Representatives (to the extent acting on their behalf) not to, directly or indirectly, without the prior written consent of, or waiver by, the Company, (i) seek, either alone or in concert with others, to control or influence, in any manner, the management, policies, Board of Directors or stockholders of the Company or its Affiliates, including by (A) advising, assisting, encouraging, arranging or entering into any discussions, negotiations, agreements or arrangements (whether written or oral) with any third party (including any securityholders of the Company or its Affiliates) with respect to any of the foregoing, or (B) making any proposal, disclosing any plan or taking any action that would require or would reasonably be expected to require the Company or any of its Affiliates to publicly disclose any of the foregoing actions described in this Section 3.1 or the possibility of a business combination, merger or other type of transaction or matter described in this Section 3.1, or (ii) contest the validity of, or seek an amendment, waiver, suspension or termination of, any provision of this Section 3.1 (including this subclause) or Section 7.1 (whether by legal action or otherwise); provided that this clause (ii) shall not prohibit the Biotest Stockholder from making a confidential request to the Company seeking an amendment or waiver of the provisions of this Section 3.1, which the Company may accept or reject in its sole discretion, so long as any such request is made in a manner that does not require public disclosure thereof by any Person.

(c)           A breach of this Section 3.1 by any Affiliate or Representative of the Biotest Stockholder, or by any Representative of any Affiliate of the Biotest Stockholder, shall be deemed a breach by the Biotest Stockholder of this Section 3.1.

(d)           Except as expressly set forth in this Section 3.1, the Standstill shall not otherwise limit the exercise of the Biotest Stockholder’s rights in its capacity as a stockholder of the Company, including the exceptions set forth in Section 3.2.

3.2      Exceptions.  The prohibitions in Section 3.1 (collectively, the “Standstill”) shall not apply to or otherwise restrict:

(a)           the issuance or transfer to, or receipt by, the Biotest Stockholder or any of its Affiliates of securities of the Company as a result of a stock split, stock dividend (or dividend of rights or options respecting stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change approved or recommended in writing by the Board of Directors;

(b)           the manner in which any Biotest Designee may (i) vote on any matter submitted to the Board of Directors or (ii) participate in deliberations or discussions of the Board of Directors (including making suggestions or raising issues to the Board of Directors) in his or her capacity as a member of the Board of Directors; or

(c)           the Biotest Stockholder or any of its Affiliates or its or their respective Representatives in:

(i)           making and submitting to the Company or the Board of Directors any confidential proposal that is intended by the Biotest Stockholder to be made and submitted on a non-publicly disclosed or announced basis;

(ii)           making and submitting to the Company, the Board of Directors or the Company’s stockholders any acquisition proposal (including on a publicly disclosed or announced basis), in each case, following the Company’s entry into a definitive agreement for a negotiated transaction with one or more un-Affiliated third parties that is not the Biotest Stockholder or any of its Affiliates that, if consummated, would result in the acquisition (whether by purchase, tender or exchange offer, merger or otherwise) by such third party or third parties, an entity Controlled by it or them or its or their stockholders (or similar equity holders) of (A) a majority of the voting power of the Capital Stock or (B) assets of the Company or its Subsidiaries having an aggregate market value equal to 50% or more of either the aggregate market value of all of the assets of the Company (calculated on a consolidated basis with its Subsidiaries) or the aggregate market value of all of the Capital Stock outstanding immediately prior to the Company’s entry into such definitive agreement, in each case, as determined in good faith by the Board of Directors; or

(iii)           (A) participating in, or purchasing securities issued or sold by the Company in, a Capital Raise or (B) acquiring Common Stock in open market purchases; provided, however, in the case of either of the foregoing clause (A) or (B), that as a result of such transaction the collective Beneficial Ownership of the Biotest Stockholder and its Affiliates of (I) Capital Stock does not exceed the Biotest Economic Ownership Cap (calculated on as As-Converted and Economic Interest Basis) or (II) Common Stock does not exceed 30% of the issued and outstanding shares of Common Stock.

3.3      Early Termination of the Standstill Period.  The Standstill shall immediately terminate without any further action on the part of any party hereto upon the occurrence of any of the following:

(a)           any Person or Group (in each case, other than the Biotest Stockholder and its Affiliates) acquires (whether through a Capital Raise, open market purchases or sales between existing stockholders of the Company or otherwise) Equity Securities and, immediately following such acquisition, the collective Beneficial Ownership of Capital Stock of such Person or Group equals or exceeds 20% of the issued and outstanding shares of Capital Stock (calculated on an As-Converted and Economic Interest Basis); provided, however, that the Standstill shall not terminate pursuant to this Section 3.3(a) solely by reason of an acquisition in a Capital Raise by (i) any member or members of the Grossman Family, (ii) any trust, corporation, partnership (general or limited) or limited liability company, all of the beneficial or equity interests in which are held by one or more members of the Grossman Family, (iii) Aisling Capital II LP, (iv) Biomark Capital Fund IV LP or (v) any Affiliate of the foregoing, that results in the Beneficial Ownership of any such Person or Group being equal to or exceeding 20% of the issued and outstanding Common Stock (as of immediately following such Capital Raise) if the Biotest Stockholder has a right to participate in such Capital Raise and elects not to acquire a number of shares of Capital Stock that is greater than or equal to the product of (x) the number of shares of Capital Stock issued in connection with such Capital Raise, multiplied by (y) a fraction the numerator of which is the number of shares of Capital Stock collectively Beneficially Owned by the Biotest Stockholder and its Affiliates and the denominator of which is the number of shares of Capital Stock Beneficially Owned collectively by all of the Persons who had the right to participate in such Capital Raise (such Beneficial Ownership being calculated, in each of the numerator and the denominator, as of immediately prior to such Capital Raise), multiplied by (z) one-half (1/2);

(b)           six (6) months after the first date on which the Biotest Stockholder and its Affiliates collectively Beneficially Own less than twenty-five percent (25%) of the issued and outstanding Capital Stock (calculated on an As-Converted and Economic Interest Basis);

(c)           Adam Grossman (i) voluntarily leaves the employ of the Company and all of its Affiliates other than for Good Reason or, subject to Section 6.3, as a result of his death or Permanent Disability or (ii) is terminated for Cause; or

(d)           the Company ceases to be a reporting company under Sections 13 and 15(d) of the Exchange Act.

ARTICLE IV

TRANSFER RESTRICTIONS

4.1      Lock-Up; Volume Limitations.

(a)           For a period of six (6) months from and after the date hereof (the “Lock-Up Period”), except with the prior written consent of the Board of Directors (which consent may be withheld in the sole discretion of the Board of Directors), neither the Biotest Stockholder nor any of its Affiliates shall (i) Transfer any Equity Securities or any options or warrants to purchase any Equity Securities or any securities convertible into, exercisable for, exchangeable for or that represent the right to receive Equity Securities Beneficially Owned by the Biotest Stockholder or any of its Affiliates, (ii) enter into any swap or other agreement that Transfers, in whole or in part, any of the economic consequences of ownership of Equity Securities, whether any such transaction described in clause (i) or (ii) is to be settled by delivery of Equity Securities, in cash or otherwise, or (iii) make any demand for or exercise any right with respect to the registration of any Equity Securities (except for such demands or exercises as will not require or permit any public filing or other public disclosure to be made in connection therewith until after the expiration of the Lock-Up Period).  The Biotest Stockholder hereby represents and warrants that it and each of its Affiliates now has, and, except as contemplated by this Section 4.1, for the duration of the Lock-Up Period will have, good and marketable title to its or their, as applicable, Equity Securities, free and clear of all Liens that could impact the ability of the Biotest Stockholder or any of its Affiliates to comply with the foregoing restrictions.  The Biotest Stockholder agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of any Equity Securities during the Lock-Up Period except in compliance with the foregoing restrictions.

(b)           For a period of three (3) years from and after the expiration of the Lock-Up Period (the “Restricted Period”), the Biotest Stockholder and its Affiliates shall not, in any twelve (12) month period, Transfer Equity Securities collectively representing more than fifteen percent (15%) of the issued and outstanding Common Stock (calculated on an As-Converted and Economic Interest Basis); provided, however, that if the market capitalization of the Company increases to an amount equal to or greater than [__________],1 then the Biotest Stockholder and its Affiliates may Transfer Equity Securities collectively representing up to twenty percent (20%) of the issued and outstanding Capital Stock (but shall not Transfer Equity Securities in excess of such amount) in any twelve (12) month period; provided, further, that from and after the earliest to occur of (x) the market capitalization of the Company increasing to an amount that is equal to or greater than [__________],2 (y) the one (1) year anniversary of the first date on which the Biotest Stockholder and its Affiliates collectively Beneficially Own Equity Securities representing less than twenty-five percent (25%) of the issued and outstanding Capital Stock (calculated on an As-Converted and Economic Interest Basis) and (z) the expiration of the Restricted Period, the Biotest Stockholder and its Affiliates may Transfer any or all of the Equity Securities then held by them at any time or from time to time.

(c)           Notwithstanding anything to the contrary in this Section 4.1, the Biotest Stockholder and its Affiliates shall be permitted to Transfer Equity Securities at any time or from time to time under the following circumstances:

(i)           a Transfer of Capital Stock to an Affiliate of the Biotest Stockholder; provided, however, that, as conditions precedent to the effectiveness of any such Transfer, (A) the Transferee shall agree in writing to be bound by the terms and conditions of this Agreement (including, without limitation, to grant the proxies granted by Section 7.1) to the same extent as if such Transferee were the “Biotest Stockholder” hereunder pursuant to an instrument substantially in the form attached hereto as Exhibit A; (B) the Transferor and the Transferee shall agree in writing that, if at any time subsequent to such Transfer, such Transferee ceases to be an Affiliate of the Biotest Stockholder, then all such Transferred Equity Securities, and all right, title and interest therein, shall, without any further action by any Person, automatically Transfer back to the Transferor (or, if such Transferor is not the Biotest Stockholder and not then an Affiliate of the Biotest Stockholder, back to the Biotest Stockholder), and the Biotest Stockholder hereby agrees to take, and to cause such former Affiliate to take (including through the commencement of an action or similar proceeding to enforce the agreement entered into between the Transferor and such former Affiliate Transferee), all such actions as the Company deems appropriate to document and effect such Transfer back; and (C) the Biotest Stockholder shall give written notice to the Company in the manner provided by Section 10.1 of its or its Affiliate’s intention to make such Transfer not less than ten (10) days prior to effecting such Transfer, which notice shall state the name and address of the Affiliate to whom such Transfer is proposed, the relationship of such Affiliate to the Biotest Stockholder, and the number and kind of Equity Securities proposed to be Transferred to such Affiliate;
________________________
1	Note to Draft: To be an amount that is two times the amount of the market capitalization of the Company at the close of business on the date of the Agreement.

2	Note to Draft: To be an amount that it is three times the amount of the market capitalization of the Company at the close of business on the date of the Agreement.

(ii)           a Transfer that has been approved in advance in writing by the Board of Directors (other than the Biotest Designee(s)) and is effected in accordance with all terms, conditions and limitations, if any, imposed by the Company as conditions to its granting such approval;

(iii)           a Transfer pursuant to and in accordance with the terms of any Liquidation Event that has been approved or recommended in writing by the Board of Directors; or

(iv)           a Transfer to the Company or any Subsidiary of the Company (including pursuant to any “tender offer” (as such term is used in Regulation 14D under the Exchange Act) by the Company or any of its Subsidiaries).

(d)           A breach of this Section 4.1 by any Affiliate of the Biotest Stockholder shall be deemed a breach by the Biotest Stockholder of this Section 4.1.

4.2      Transfers in Compliance with Law.  Notwithstanding any other provision of this Agreement, no Transfer may be made pursuant to this ARTICLE IV unless the Transfer complies in all respects with applicable federal and state securities laws, including the Securities Act.  If requested by the Company, an opinion of counsel to such Transferor shall be supplied to the Company, at such Transferor’s expense, to the effect that such Transfer complies with applicable federal and state securities laws.

4.3      Restricted Transfers Void Ab Initio.  Any attempt to Transfer any Equity Securities or any right, title or interest therein in violation of this ARTICLE IV shall be null and void ab initio.

ARTICLE V

CONTRACTUAL RIGHT TO PURCHASE PREFERRED SHARES; AFTER-ACQUIRED SECURITIES

5.1      Contractual Right to Purchase Preferred Shares.

(a)           Issuance of Preferred Shares. From the date hereof until the termination of the Standstill Period, the Company hereby grants to the Biotest Stockholder the right to purchase its Pro Rata Portion of any new Preferred Shares in any Capital Raise that the Company may from time to time propose to issue or sell to any Person (such aggregate number of Preferred Shares to be issued in the applicable Capital Raise, the “New Preferred Securities”), in each case in accordance with the terms and conditions of this Section 5.1.

(b)           Additional Issuance Notices. The Company shall give written notice (an “Issuance Notice”) of any proposed issuance or sale described in subsection (a) above to the Biotest Stockholder within five (5) Business Days following any meeting of the Board of Directors at which any such issuance or sale is approved. The Issuance Notice shall, if applicable, be accompanied by a written offer from any prospective purchaser seeking to purchase New Preferred Securities and shall set forth the material terms and conditions of the proposed issuance, including:

(i)           the number and description of the New Preferred Securities proposed to be issued and the percentage of the Company's outstanding Equity Securities such issuance would represent;

(ii)           the proposed issuance date, which shall be at least fifteen (15) Business Days from the date of the Issuance Notice; and

(iii)           the proposed purchase price per share of New Preferred Securities.

(c)           Exercise of Right to Purchase Preferred Shares. The Biotest Stockholder shall for a period of ten (10) Business Days following the receipt of an Issuance Notice (the “Exercise Period”) have the right to elect irrevocably to purchase its Pro Rata Portion of the New Preferred Securities at the purchase price set forth in the Issuance Notice by delivering a written notice to the Company.  The Biotest Stockholder’s election must be received by the Company prior to the expiration of the Exercise Period and the failure of the Biotest Stockholder to deliver its written irrevocable election within the Election Period shall be deemed a waiver by the Biotest Stockholder of its right to purchase its Pro Rata Portion of the New Preferred Securities identified in the Issuance Notice.  The closing of any purchase by the Biotest Stockholder  shall be consummated concurrently with the consummation of the issuance or sale described in the Issuance Notice; provided, however, that the closing of any purchase by the Biotest Stockholder may be extended beyond the closing of the transaction in the Issuance Notice to the extent necessary to obtain any required approvals or consents of any Governmental Authority and other required third party approvals or consents (and the Company and the Biotest Stockholder shall use its respective commercially reasonable efforts to obtain such approvals); provided, that the extension pursuant to this clause subsection (c) shall not exceed sixty (60) days.

(d)           Sales to the Prospective Buyer. If the Biotest Stockholder waives its right to purchase its allotment of the New Preferred Securities or elects to purchase within the Election Period and then fails to purchase its allotment of the New Preferred Securities within the time period described in subsection (c), the Company shall be free to complete the proposed issuance or sale of New Preferred Securities described in the Issuance Notice with respect to which the Biotest Stockholder waived or failed to exercise the option set forth in this Section 5.1 on terms no less favorable to the Company than those set forth in the Issuance Notice (except that the amount of New Preferred Securities to be issued or sold by the Company may be reduced).

(e)           Closing of the Issuance. Upon the issuance or sale of any New Preferred Securities in accordance with this Section 5.1, the Company shall deliver to the Biotest Stockholder certificates (if any) evidencing the New Preferred Securities, which New Preferred Securities shall be issued free and clear of any liens (other than those arising hereunder and those attributable to the actions of the Biotest Stockholder), and the Company shall so represent and warrant to the Biotest Stockholder, and further represent and warrant to the Biotest Stockholder that such New Preferred Securities shall be, upon issuance thereof to the Biotest Stockholder and after payment therefor, duly authorized, validly issued, fully paid and non-assessable.  The Biotest Stockholder shall deliver to the Company the purchase price for the New Preferred Securities purchased by it by certified or bank check or wire transfer of immediately available funds. The Biotest Stockholder and the Company shall take all such other actions as may be reasonably necessary to consummate the purchase and sale including, without limitation, entering into such additional agreements as may be necessary or appropriate.

5.2      Review of Financial Alternatives.  Notwithstanding anything contained herein to the contrary, but subject to the proviso to this Section 5.2, during the Standstill Period the Board of Directors of the Company shall not approve the issuance of any Preferred Shares subject to Section 5.1, including to Affiliates of the Company, unless the Board of Directors has satisfied its fiduciary duties under applicable law with respect to the evaluation of financing alternatives which the Board of Directors determinates in good faith are reasonably available following consultation with the Company’s management team and outside financial and legal advisors; provided, however, that it is hereby acknowledged and agreed by the parties hereto that nothing herein shall expand or modify any of the fiduciary duties of the Board of Directors under applicable law.

5.3      After-Acquired Securities.  All of the provisions of this Agreement shall apply to all of the Equity Securities of the Company now owned or which may be issued or Transferred hereafter to the Biotest Stockholder or any of its Affiliates, as applicable, in consequence of any additional issuance, purchase, exchange or reclassification of any of such Equity Securities, corporate reorganization, or any other form of recapitalization, consolidation, merger, share split or share dividend, or which are acquired by the Biotest Stockholder or any of its Affiliates in any other manner.

ARTICLE VI

CORPORATE GOVERNANCE

6.1      Board of Directors.

(a)           During the Designation Rights Period, the Company shall take all actions that may be necessary, and each Stockholder shall vote or cause to be voted all Shares owned by such Stockholder or over which such Stockholder has voting control, to ensure that at all such times the following persons are nominated or renominated for election to (in the case of the Company), elected to (in the case of the Stockholders), and otherwise installed in office as members of the Board of Directors:

(i)           one person designated (in the manner specified in Section 6.1(e)) by the Biotest Stockholder in its reasonable discretion (the “Biotest First Designee”); and

(ii)           if either (x) the size of the Board of Directors is expanded to nine (9) or more members or (y) the Biotest Stockholder and its Affiliates collectively pay the Company at least $15,000,000 in aggregate gross cash proceeds pursuant to one or more Capital Raises, one additional person designated (in the manner specified in Section 6.1(e)) by the Biotest Stockholder in its reasonable discretion (the “Biotest Second Designee” and, together with the Biotest First Designee, the “Biotest Designees” and each, a “Biotest Designee”);

provided, however, that neither the Company nor any Stockholder shall be required to nominate or renominate for election (in the case of the Company), vote in favor of the election of (in the case of a Stockholder), or otherwise act to install in office any Biotest Designee to whom the Board of Directors in good faith objects for a reasonable and compelling reason (which, for avoidance of doubt, may include if the Board of Directors determines in good faith that it would be inconsistent with its fiduciary duties to nominate such person for election or otherwise appoint such person to the Board of Directors); provided, further, that, as conditions precedent to the Company’s and the Stockholders’ obligations under this Section 6.1 to nominate or renominate (in the case of the Company), vote in favor of (in the case of the Stockholders), or otherwise install in office any Biotest Designee, (A) the Biotest Stockholder shall satisfy the requirements of Section 6.1(e) with respect to such Biotest Designee and (B) such Biotest Designee shall be required to deliver to the Company such person’s irrevocable resignation as a director effective upon the earlier to occur of (I) the expiration of the Designation Rights Period and (II) the delivery to the Company of the Biotest Stockholder’s written notice that the Biotest Stockholder wishes to remove such Biotest Designee (the delivery of which notice, for the avoidance of doubt, shall cause the Designation Rights Period to expire).

(b)           In addition, from the date hereof until the earlier of (x) the termination or expiration of the Designation Rights Period, and (y) the termination or expiration of the Standstill  pursuant to Section 3.3, each Stockholder shall vote or cause to be voted all Shares owned by such Stockholder or over which such Stockholder has voting control, to ensure that at all such times the other persons nominated by or on behalf of the Board of Directors are elected to and otherwise installed in office as members of the Board of Directors.

(c)           In connection with the initial election of any Biotest Designee to the Board of Directors (an “Initial Appointee”) in connection with or following the effectiveness of this Agreement or the occurrence of an event first giving rise to the Biotest Stockholder’s right to appoint a Biotest Second Designee (an “Initial Appointment”), the Company shall have the right, in its sole discretion, to procure the resignation of an incumbent member of the Board of Directors (who, in the case of an Initial Appointment of a Biotest Second Designee, shall not be a Biotest First Designee) or to increase the size of the Board of Directors (but subject to the Biotest Stockholder’s right to designate a Biotest Second Designee in accordance with Section 6.1(a)(ii) in the case of an increase to the size of the Board of Directors), and in either case the Company thereafter shall take all such actions as are necessary to cause the Board of Directors to fill the resulting vacancy or new directorship, as applicable, with such Initial Appointee in accordance with the Charter Documents and applicable law; provided, however, if the Charter Documents or applicable law do not permit the Board of Directors to effect an Initial Appointment in such manner, then the Company shall instead nominate the Initial Appointee for election to the Board of Directors at the next annual or special meeting of stockholders of the Company and the Stockholders shall vote in favor of the election of such Initial Appointee in accordance with Section 6.1(a).  In connection with any Initial Appointment effected by filling a vacancy or newly created directorship with an Initial Appointee at a time when the Charter Documents provide for the classification of the Board of Directors into three classes, the Board of Directors shall have the right, to the extent permitted by the Charter Documents and applicable law, to assign such Initial Appointee to any of such classes as the Board of Directors, in its sole discretion, shall determine.

(d)           If at any time during the Designation Rights Period, a vacancy is created on the Board of Directors by reason of the incapacity, death, removal or resignation of a Biotest Designee, then the Biotest Stockholder shall have the right to designate (in the manner specified in Section 6.1(e)) a replacement Biotest Designee.  Provided that the Board of Directors does not in good faith object for a reasonable and compelling reason to such replacement Biotest Designee (which, for the avoidance of doubt, may include if the Board of Directors determines in good faith that it would be inconsistent with its fiduciary duties to nominate such person for election or otherwise appoint such person to the Board of Directors), and provided further that (i) the Biotest Stockholder satisfies the requirements of Section 6.1(e) with respect to such replacement Biotest Designee and (ii) such replacement Biotest Designee first delivers to the Company the irrevocable resignation specified in clause (B) of the final proviso of Section 6.1(a), the Company shall take all action as may be necessary to cause the Board of Directors to fill such vacancy with such replacement Biotest Designee in accordance with the Charter Documents and applicable law or, if the Charter Documents or applicable law do not permit the Board of Directors to appoint such replacement Biotest Designee to the Board of Directors in such manner, then the Company shall instead nominate such replacement Biotest Designee for election to the Board of Directors at the next annual or special meeting of stockholders of the Company and the Stockholders shall vote in favor of the election of such replacement Biotest Designee in accordance with Section 6.1(a).

(e)           To designate a Biotest Designee pursuant to Sections 6.1(a) or 6.1(d), the Biotest Stockholder shall deliver written notice (a “Designation Notice”) to the Company containing the Required Information and such additional information as may be reasonably requested by the Company to enable the Board of Directors to determine whether there is a reasonable and compelling reason for it to object in good faith to such Biotest Designee.  No Designation Notice shall be deemed delivered to the Company until such time as the Biotest Stockholder shall have provided all such additional information reasonably requested by the Company pursuant to the immediately preceding sentence.

6.2      Board Observer.  During the Designation Rights Period, the Biotest Stockholder shall be entitled to designate one (1) person as a board observer (the “Board Observer”); provided, however, that the Company shall not be required to perform any of its obligations under this Section 6.2 in respect of any Board Observer to whom the Board of Directors in good faith objects for a reasonable and compelling reason (which, for the avoidance of doubt, may include if the Board of Directors determines in good faith that it would be inconsistent with its fiduciary duties to permit such person to act as a Board Observer).  The Board Observer shall have the right to attend (in person or telephonically, at his or her discretion) each meeting of the Board of Directors as an observer (and not as a director) and shall not have the right to vote at any such meeting or otherwise act on behalf of the Board of Directors or the Company; provided, however, that the Board Observer may be excluded from all or any portion of any such meeting to the extent that the Board of Directors determines in good faith (a) upon the advice of counsel that such exclusion is required to preserve the attorney-client privilege between the Company or the Board of Directors, on the one hand, and its counsel, on the other hand, or (b) that the respective interests of the Company and its Subsidiaries, on the one hand, and those of the Biotest Stockholder or its Affiliates, on the other hand, as to the matter(s) to be discussed or actions to be taken during such meeting or portion thereof, conflict or could be perceived to conflict.  The Company will send, or cause to be sent, to the Board Observer (x) the notice of the time and place of any such meeting (the “Meeting Notice”) at the same time and in the same manner as the Meeting Notice is sent to the directors and (y) copies of all notices, reports, minutes and other documents and materials (collectively, “Meeting Materials”) provided to the Board of Directors in respect of each such meeting at the same time and in the same manner as they are provided to the directors; provided, however, that: (i) the Company may redact from any Meeting Notice, and may redact or withhold entirely any Meeting Materials, to the extent that the Board of Directors determines in good faith (a) upon the advice of counsel that such redaction or withholding is required to preserve the attorney-client privilege between the Company or the Board of Directors, on the one hand, and its counsel, on the other hand, or (b) that the respective interests of the Company and its Subsidiaries, on the one hand, and those of the Biotest Stockholder or its Affiliates, on the other hand, as to the matter(s) referred to in such redactions or withheld Meeting Materials, conflict or could be perceived to conflict; (ii) the failure to deliver or make available to the Board Observer any Meeting Notice or Meeting Materials shall not affect the validity of any action taken by the Board of Directors at any meeting to which such Meeting Notice or Meeting Materials relate; and (iii) it shall be the obligation of the Biotest Stockholder at all times to provide the Company with current contact information of the Board Observer, and the Company shall not be in breach of this Section 6.2 for failing to provide or make available any Meeting Notice or Meeting Materials to the Board Observer if the Biotest Stockholder has not provided such current contact information, or has provided inaccurate or no longer current contact information, to the Company.  Notwithstanding anything to the contrary herein, prior to any Board Observer being entitled to attend any portion of any meeting of the Board of Directors or to receive any Meeting Notice or Meeting Materials, the Board Observer shall execute and deliver to the Company a customary confidentiality agreement in form and substance reasonably satisfactory to the Company.

6.3      Replacement of CEO.  During the Standstill Period, in the event of the death or Permanent Disability of Adam Grossman at a time when he is the CEO, the Biotest Stockholder shall have the right to nominate three (3) candidates (which candidates shall be, in the good faith determination of the Board of Directors, qualified to serve as the chief executive officer of a company of the Company’s size, stage and industry (a “Similar Company”)) (each such candidate meeting such qualification, a “CEO Candidate” and collectively, the “CEO Candidates”), and the Company shall appoint one of such CEO Candidates, as the replacement CEO on customary terms and conditions (as determined in good faith by the Board of Directors) for a chief executive officer of a Similar Company.  If such initial replacement CEO shall cease to serve as the CEO for any reason during the Standstill Period, the Biotest Stockholder shall have the right to nominate three (3) CEO Candidates, and the Company shall appoint one of such CEO Candidates, as the replacement CEO to such initial replacement CEO on customary terms and conditions (as determined in good faith by the Board of Directors) for a chief executive officer of a Similar Company.  Notwithstanding anything in this Agreement to the contrary, the death or Permanent Disability of Adam Grossman shall not cause the Standstill to terminate pursuant to Section 3.3(c)(i) so long as the Company has complied with its obligations under the two immediately preceding sentences.  For the avoidance of doubt, the failure of the Biotest Stockholder to nominate CEO Candidates or otherwise act in accordance with the procedures described in this Section 6.3 shall not result in the Company being deemed not to have complied with its obligations for purposes of the immediately preceding sentence.

ARTICLE VII

PROXIES

7.1      Irrevocable Proxy and Power of Attorney.  Each Stockholder hereby grants until the Proxy End Date (as hereinafter defined) a proxy over such Stockholder’s Shares, and hereby constitutes and appoints as the proxy holder thereof, and grants a power of attorney in respect thereof to, the Chairman of the Board of Directors, with full power of substitution, with respect to the election of Biotest Designees to the Board of Directors in accordance with Section 6.1 and the other nominees to the Board of Directors supported by the Board of Directors, and hereby authorizes the Chairman of the Board of Directors to represent and vote, if and only if such Stockholder (i) fails to vote, or (ii) attempts to vote (whether by proxy, in person or by written consent) for a nominee to the Board of Directors other than a Biotest Designee or the other nominees to the Board of Directors supported by the Board of Directors, as applicable, all of such Stockholder’s Shares in favor of the election of the Biotest Designees and such other nominees to the Board of Directors supported by the Board of Directors, in each case, as members of the Board of Directors pursuant to and in accordance with the terms and provisions of this Agreement.  Each of the  proxy and power of attorney granted pursuant to the immediately preceding sentence is given in consideration of the agreements and covenants of the Company and the parties in connection with the transactions contemplated by this Agreement and, as such, each is coupled with an interest and shall be irrevocable unless and until the earlier of (x) the termination or expiration of the Designation Rights Period, and (y) the termination or expiration of the Standstill  pursuant to Section 3.3 (the applicable date, the “Proxy End Date”).  Each Stockholder hereby revokes any and all previous proxies or powers of attorney with respect to such Stockholder’s Shares and shall not hereafter, unless and until the Proxy End Date occurs, purport to grant any other proxy or power of attorney with respect to any of such Stockholder’s Shares, deposit any of such Shares into a voting trust or enter into any agreement (other than this Agreement), arrangement or understanding with any person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of such Shares, in each case, with respect to any of the matters set forth herein and other than as otherwise provided in this Agreement or a proxy granted to the Company in connection with a solicitation by the Company.

ARTICLE VIII

STOCK CERTIFICATE LEGEND

8.1      Legend.  A copy of this Agreement shall be filed with the Secretary of the Company and kept with the records of the Company.  Each certificate representing Capital Stock now held or hereafter acquired by the Biotest Stockholder and its Affiliates, or by any Transferee of the Biotest Stockholder or any of its Affiliates pursuant to ARTICLE IV, shall for as long as this Agreement is effective with respect to such Capital Stock bear legends substantially in the following forms, with such modifications or adjustments thereto as may be necessary or appropriate under the circumstances pursuant to applicable laws, rules or regulations or upon the advice of outside counsel:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY FOREIGN JURISDICTION.  THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

THE SALE, ASSIGNMENT, HYPOTHECATION, PLEDGE, ENCUMBRANCE OR OTHER DISPOSITION (EACH A “TRANSFER”) AND VOTING OF ANY OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY THE TERMS OF THAT CERTAIN STOCKHOLDERS AGREEMENT, DATED [__________], 2017, AMONG ADMA BIOLOGICS, INC. (THE “COMPANY”) AND THE STOCKHOLDERS NAMED THEREIN (THE “STOCKHOLDERS AGREEMENT”). A COPY OF THE STOCKHOLDERS AGREEMENT MAY BE INSPECTED AT THE COMPANY’S PRINCIPAL OFFICE.  THE COMPANY WILL NOT REGISTER THE TRANSFER OF SUCH SECURITIES ON THE BOOKS OF THE COMPANY UNLESS AND UNTIL THE TRANSFER HAS BEEN MADE IN COMPLIANCE WITH THE TERMS OF THE STOCKHOLDERS AGREEMENT.

ARTICLE IX

CONFIDENTIALITY

9.1      Confidentiality.

(a)           The Biotest Stockholder shall, and shall direct its Affiliates and its and their respective Representatives, members, stockholders, partners, consultants and trustees (including any Biotest Designees and Board Observers) (the “Biotest Parties”) who have access to Confidential Information to, keep confidential and not disclose any Confidential Information without the prior written consent of the Board of Directors, unless, such disclosure:

(i)           shall be required (on the advice of outside legal counsel) by applicable law;

(ii)           is reasonably required in connection with any tax audit involving the Company or the Biotest Stockholder or its Affiliates;

(iii)           is reasonably required (on the advice of outside legal counsel) in connection with any litigation against the Company or the Biotest Stockholder; or

(iv)           is by any Person acting in his or her capacity as a member of the Board of Directors; provided, however, for the avoidance of doubt, this subclause (iv) shall in no way be deemed an authorization by the Company or the Board of Directors for any member of the Board of Directors to disclose Confidential Information or to waive or restrict the Company’s or its stockholders’ remedies against any member of the Board of Directors for misusing or wrongfully disclosing Confidential Information;

provided, however, that any such disclosure pursuant to clauses (i), (ii) and (iii) shall be subject to Section 9.1(c).

(b)           Confidential Information may be used by the Biotest Stockholder and the Biotest Parties only in connection with Company matters and not for any other purpose.

(c)           In the event that the Biotest Stockholder or any Biotest Party is required by applicable law or legal process to disclose any of the Confidential Information and intends to disclose such Confidential Information pursuant to Section 9.1(a)(i), 9.1(a)(ii) or 9.1(a)(iii) (the “Compelled Party”), such Person shall use reasonable efforts to provide the Company with prompt written notice so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement, and such Compelled Party shall use reasonable efforts to cooperate with the Company in any effort to obtain a protective order or other remedy.  In the event that such protective order or other remedy is not obtained, or that the Company waives compliance with the provisions of this Section 9.1, such Compelled Party shall furnish only that portion of the Confidential Information that is legally required and shall exercise all reasonable efforts to obtain reasonably reliable assurance that the Confidential Information shall be accorded confidential treatment.

(d)           For avoidance of doubt, the Biotest Designees (subject to their fiduciary duties to the Company and its stockholders) and the Board Observer (subject to the terms of the confidentiality agreement referred to in the last sentence of Section 6.2) may, subject to applicable law, disclose Confidential Information to the Biotest Stockholder and its Representatives.

(e)           The obligations of confidentiality in this Article VIII shall survive any termination of this Agreement and shall remain in full force and effect.

ARTICLE X

MISCELLANEOUS

10.1           Notices.  All notices, demands or other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first class mail, return receipt requested, telecopier, email, courier service, or personal delivery:

(a)           if to the Company:

ADMA Biologics, Inc.
465 Route 17 South
Ramsey, New Jersey 07446
Attn:  Adam Grossman
Brian Lenz
Email: agrossman@admabio.com
blenz@admabio.com
Fax:  (201) 478-5553

with copies (which shall not constitute notice) sent concurrently to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064
Attention:  Ariel J. Deckelbaum, Esq.
Facsimile:  212.757.3990
Email:  ajdeckelbaum@paulweiss.com

(b)           if to the Biotest Stockholder:

Biotest Pharmaceuticals Corporation
c/o Biotest AG
Landsteinerstr. 5
63303 Dreieich
Germany
Attention:  Dr. Michael Ramroth and Dr. Martin Reinecke
Facsimile:
Email:  michael.ramroth@biotest.com
martin.reinecke@biotest.com

and to:

Biotest Pharmaceuticals Corporation
5800 Park of Commerce Blvd. NW
Boca Raton, FL 33487
Attention:  Ileana Carlisle, CEO; and Donna Quinn, General Counsel
Facsimile:
Email:    icarlisle@biotestpharma.com
  dquinn@biotestpharma.com

with copies (which shall not constitute notice) sent concurrently to:

Greenberg Traurig, LLP
3333 Piedmont Road, NE
Suite 2500
Atlanta, Georgia 30305
Attention:  Wayne H. Elowe, Esq.
Facsimile:  678.553.2453
Email:  elowew@gtlaw.com

(c)           if to any other Stockholder or other Person who becomes a party hereto pursuant to Section 4.1(c):

at the address, telecopy number or email address shown for such Stockholder on the applicable signature page hereto, to the attention of the person who has signed this Agreement on behalf of such Stockholder.

All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt is mechanically acknowledged, if telecopied; and when receipt is confirmed, if emailed.  Any party may by notice given in accordance with this Section 10.1 designate another address or Person for receipt of notices hereunder.

10.2           Successors and Assigns; Third Party Beneficiaries.  This Agreement shall inure to the benefit of and be binding upon successors and permitted assigns of the parties hereto.  This Agreement is not assignable except in connection with a Transfer of Equity Securities in accordance with this Agreement; provided, however, that under no circumstance may the Biotest Stockholder assign or transfer any of its rights contained in ARTICLE VI.  No Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

10.3           Amendment and Waiver.

(a)           No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the parties hereto at law, in equity or otherwise.

(b)           Any amendment, supplement or modification of or to any provision of this Agreement shall be effective only if it is made or given in writing and signed by (i) the Company, and (ii) the Biotest Stockholder; provided, however, that any amendment, supplement or modification to this Section 10.3 shall require the written consent of the Company and each Stockholder party hereto.  Any such amendment, supplement, modification, waiver or consent provided in accordance with this Section 10.3 shall be binding upon the Company, the Biotest Stockholder and, if applicable, the other Stockholders party hereto.

(c)           Any waiver of any provision of this Agreement, and any consent to any departure by any party from the terms of any provision of this Agreement, shall be effective only if it is made or given in writing and signed by the party against whom such waiver or consent is to be enforced.

10.4           Counterparts.  This Agreement may be executed in any number of counterparts, and by the parties hereto in separate counterparts each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

10.5           Specific Performance.  The parties hereto intend that each of the parties have the right to seek damages or specific performance in the event that any other party hereto fails to perform such party’s obligations hereunder.  Therefore, if any party shall institute any action or proceeding to enforce the provisions hereof, any party against whom such action or proceeding is brought hereby waives any claim or defense therein that the plaintiff party has an adequate remedy at law.  Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement when available pursuant to the terms of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

10.6           Governing Law; Consent to Jurisdiction.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.  The parties hereto irrevocably submit to the exclusive jurisdiction of any state or federal court sitting in the State of Delaware over any suit, action or proceeding arising out of or relating to this Agreement or the affairs of the Company.  To the fullest extent they may effectively do so under applicable law, the parties hereto irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that they are not subject to the jurisdiction of any such court, any objection that they may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  In connection with any such suit, action or proceeding, the parties hereby consent to service of process in the manner specified in Section 10.1 or in any other manner permitted by applicable law.

10.7           Severability.  If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

10.8           Interpretation; Construction.  The headings contained in this Agreement are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.  Unless the context of this Agreement otherwise clearly requires, (a) references made in this Agreement to a Section or Article shall be to a Section or Article, respectively, of this Agreement, (b) references to the plural include the singular, and references to the singular include the plural, (c) words used herein, regardless of the gender specifically used, shall be deemed and construed to include any other gender, masculine, feminine or neuter, as the context requires, (d) the words “include,” “includes” and “including” do not limit the preceding terms or words and shall be deemed to be followed by the words “without limitation,” (e) the terms “hereof,” “herein,” “hereunder,” “hereto” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, (f) the terms “day” and “days” mean and refer to calendar day(s), (g) the terms “year” and “years” mean and refer to calendar year(s), (h) the term “dollar” or “$” means lawful currency of the United States, (i) the terms “writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form, (j) references to any Person include the successors and permitted assigns of that Person and (k) references from or through any date mean, unless otherwise specified, from and including or through and including, respectively.  Unless otherwise set forth herein, any reference in this Agreement to (i) any document, instrument or agreement (including this Agreement) (A) includes and incorporates all exhibits, schedules and other attachments thereto, (B) includes all documents, instruments or agreements issued or executed in replacement thereof and (C) means, subject to the other terms of this Agreement, such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified or supplemented from time to time in accordance with its terms and in effect at any given time, and (ii) a particular law or statute means such law or statute as amended, modified, supplemented or succeeded, from time to time and in effect at any given time, and all rules and regulations promulgated thereunder.  The parties have participated jointly in negotiating and drafting this Agreement.  In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

10.9           Entire Agreement.  This Agreement, the Master Purchase and Sale Agreement, the Registration Rights Agreement and the other agreements contemplated hereby and thereby, together with the exhibits hereto and thereto, are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein.  There are no restrictions, promises, representations, warranties or undertakings, other than those set forth or referred to herein or therein.  This Agreement, the Master Purchase and Sale Agreement, the Registration Rights Agreement and the other agreements contemplated hereby and thereby, together with the exhibits hereto and thereto, supersede all prior agreements and understandings among the parties with respect to such subject matter.

10.10           Term of Agreement; Effect of Termination.  This Agreement shall become effective upon the execution and delivery hereof and shall terminate upon the earlier of (a) the mutual written agreement of each of the parties hereto, (b) the first date upon which neither the Biotest Stockholder nor any of its Affiliates Beneficially Owns any Equity Securities, (c) upon written notice by the Company to the Biotest Stockholder, upon a material breach by the Biotest Stockholder or any of its Affiliates of their respective representations or warranties or covenants or agreements contained herein; provided that such breach shall not have been cured within twenty (20) Business Days after written notice thereof shall have been received by the Biotest Stockholder and (d) the liquidation, dissolution or winding up of the Company.  In the event of any termination of this Agreement, there shall be no further liability or obligation hereunder on the part of any party hereto as to whom the termination is effective, and this Agreement shall thereafter be null and void as to such party; provided, however, that the rights and obligations set forth in or provided for under ARTICLE IX and this ARTICLE X (and any related definitions) shall survive such termination; and provided, further, that nothing contained in this Agreement (including this Section 10.10) shall relieve any party from liability for any willful and intentional breach of any of its representations, warranties, covenants or agreements set forth in this Agreement occurring prior to such termination.

10.11           Further Assurances.  Notwithstanding anything to the contrary herein, each of the parties hereto shall, and shall cause their respective Affiliates to, promptly execute and deliver such other certificates, instruments or other documents and promptly perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Agreement on the date first written above.

Company:

ADMA BIOLOGICS, INC.

By:
Name:
Title:

Signature Page to Stockholders Agreement

BIOTEST STOCKHOLDER:

BIOTEST PHARMACEUTICALS CORPORATION

By:
Name:
Title:

Signature Page to Stockholders Agreement

Exhibit A

ACKNOWLEDGMENT AND AGREEMENT

The undersigned wishes to receive from [insert name] (“Transferor”) certain shares or certain options, warrants or other rights to purchase [insert number, kind, and par value, if applicable] (the “Shares”) of ADMA Biologics, Inc., a Delaware corporation (the “Company”);

The Shares are subject to the Stockholders Agreement, dated [___________], (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), among the Company and the other parties listed on the signature pages thereto;

The undersigned has been given a copy of the Agreement and afforded ample opportunity to read and to have counsel review it, and the undersigned is thoroughly familiar with its terms;

Capitalized terms used herein without definition have the meanings ascribed thereto in the Agreement;

Pursuant to the terms of the Agreement, the Transferor is prohibited from Transferring such Shares and the Company is prohibited from registering the Transfer of such Shares unless and until a Transfer is made in accordance with the terms and conditions of the Agreement and the recipient of such Shares acknowledges the terms and conditions of the Agreement and agrees to be bound thereby; and

The undersigned wishes to receive such Shares and have the Company register the Transfer of such Shares on the Company’s books and records.

In consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce the Transferor to Transfer such Shares to the undersigned and the Company to register such Transfer on the Company’s books and records, the undersigned does hereby acknowledge and agree (i) that he/she/it has been given a copy of the Agreement and afforded ample opportunity to read and to have counsel review it, and the undersigned is thoroughly familiar with its terms, (ii) that the Shares are subject to the terms and conditions set forth in the Agreement, (iii) to be fully bound thereby as the Biotest Stockholder, and (iv) to Transfer the Shares so Transferred back to the Transferor (or to the Biotest Stockholder if the Transferor is not then an Affiliate of the Biotest Stockholder) at or before such time as the Transferee ceases to be an Affiliate of the Biotest Stockholder.

This ________ day of ________, 20__.

STOCKHOLDER COUNTERPART

SIGNATURE PAGE TO THE
STOCKHOLDERS AGREEMENT BY AND AMONG ADMA BIOLOGICS, INC. AND THE
STOCKHOLDERS PARTY THERETO

Name of Stockholder:______________________________________________

Signature:_______________________________________________________

Name/Title of Signatory if Signed
in Representative Capacity:__________________________________________

Address of Stockholder:   ___________________________________________

  ___________________________________________

  ___________________________________________

Signature Page to Stockholders Agreement

Exhibit B

REGISTRATION RIGHTS AGREEMENT

[To Come]

ANNEX D
AGREED FORM

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of [   ●   ], 2017, by and among ADMA Biologics, Inc., a Delaware corporation (the “Company”), and Biotest Pharmaceuticals Corporation, a Delaware corporation (the “Investor”).

RECITALS

WHEREAS, the Company and the Investor are parties to the Stockholders Agreement dated [   ●   ], 2017 (the “Stockholders Agreement”); and

WHEREAS, in order to induce the Company to enter into the Stockholders Agreement, the Investor and the Company hereby agree that this Agreement shall govern the rights of the Investor to cause the Company to register the resale of certain shares of Common Stock held by the Investor.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.           Definitions. For purposes of this Agreement:

“Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

“Beneficially Own”, “Beneficial Owner” and “Beneficial Ownership” mean, with respect to any securities (including derivative instruments), having “beneficial ownership” of such securities for purposes of Rule 13d-3 or 13d-5 under the Exchange Act; provided that any Person shall be deemed to be the Beneficial Owner of, and shall be deemed to Beneficially Own and have Beneficial Ownership of, any securities (including derivative instruments) that such Person has the right to acquire, whether or not such right is exercisable immediately; provided, further, that, when used with respect to the Investor, the terms Beneficially Own, Beneficial Owner, and Beneficial Ownership shall include, without duplication, all securities (including derivative instruments) otherwise Beneficially Owned by all of the Investor’s Affiliates.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

“Common Stock” means shares of the Company’s common stock, par value $0.0001 per share.

“Damages” means any loss, damage, or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, or liability (or any action in respect thereof) arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Registration” means: (i) a registration on Form S-8 or otherwise relating to the sale of securities to employees of the Company or its Affiliate pursuant to a stock option, stock purchase, or similar plan; (ii) a registration on Form S-4 or otherwise relating to a transaction governed by SEC Rule 145; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion or exchange of debt securities that are also being registered.

“Form S-1” means Form S-1 under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

“Form S-3” means Form S-3 under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.

“Holder” means any holder of Registrable Securities who is a party to this Agreement.

“Initiating Holders” means, collectively, Holders who properly initiate a registration request under this Agreement.

“Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

“Pre-Existing Registration Rights Agreements” means the following agreements: (i) the Investor’s Rights Agreement dated as of July 17, 2007, by and among the Company, certain of its stockholders and additional investors party thereto; (ii) the Registration Rights Agreement, dated as of February 13, 2012, by and among R&R Acquisition VI, Inc. and each of the several purchasers party thereto; and (iii) the Warrant Agreement dated as of December 21, 2012, by and among the Company and Hercules Technology Growth Capital, Inc.

“Purchase and Sale Agreement” means the Master Purchase and Sale Agreement dated as of [   ●   ], 2017, by and among the Investor, the Company, ADMA BioManufacturing, LLC, Biotest AG and Biotest US Corporation;

“Registrable Securities” means: (i) the issued and outstanding Common Stock Beneficially Owned by the Investor on the date of this Agreement; (ii) any Common Stock issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company (which may include, for the avoidance of doubt, non-voting capital stock, warrants and options) Beneficially Owned by the Investor on the date of this Agreement; (iii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clauses (i) and (ii) above; and (iv) any other shares of Common Stock acquired by a Holder pursuant to the terms of the Stockholders Agreement or the Purchase and Sale Agreement; provided, however, that any such Registrable Securities shall cease to be Registrable Securities upon the earliest to occur of: (a) the date on which such securities are disposed of pursuant to an effective registration statement; (b) the date on which such securities are disposed of in reliance on SEC Rule 144; or (c) the date on which such securities become eligible for resale without volume or manner-of-sale restrictions pursuant to SEC Rule 144, as reasonably determined by the Company.

“Registrable Securities then outstanding” means the number of shares determined by adding the number of shares of outstanding Common Stock that are Registrable Securities and the number of shares of Common Stock issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities that are Registrable Securities.

“SEC” means the Securities and Exchange Commission.

“SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

“SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

“SEC Rule 415” means Rule 415 promulgated by the SEC under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Section 2.6.

 2.           Registration Rights.

2.1.           Demand Registration.

(a) Form S-1 Demand. If at any time after the six-month anniversary of the date of this Agreement, the Company receives written notice (each, a “Holder Demand Registration Notice”) from Holders of at least a majority of the Registrable Securities then outstanding, requesting that the Company file a Form S-1 registration statement with respect to the resale of outstanding Registrable Securities of such Holders having an anticipated aggregate offering price to the public that would reasonably be expect to exceed $10 million, then the Company shall: (i) within five (5) days after the date such request is received by the Company, send notice thereof (each, a “Company Demand Registration Notice”) to all Holders other than the Initiating Holders; and (ii) use commercially reasonable efforts to, as soon as practicable, file a Form S-1 registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by written notice (each, a “Piggy-Back Registration Notice”) given by each such Holder to the Company within five (5) days of the date the Company Demand Registration Notice is given, and in each case, subject to the limitations set forth herein.

(b) Form S-3 Demand. If at any time after the six-month anniversary of the date of this Agreement, the Company is eligible to use a Form S-3 registration statement and the Company receives a Holder Demand Registration Notice from Holders of at least a majority of the Registrable Securities then outstanding requesting that the Company file a Form S-3 registration statement with respect to the resale of outstanding Registrable Securities of such Holders having an anticipated aggregate offering price to the public that would reasonably be expect to exceed $10 million, then the Company shall: (i) within five (5) days after the date such request is given, send a Company Demand Registration Notice to all Holders other than the Initiating Holders; and (ii) within forty-five (45) days after the date such request is given by the Initiating Holders (or if such day is not a Business Day, then by the end of the next Business Day), file a Form S-3 registration statement under the Securities Act covering all Registrable Securities requested to be included in such registration by any other Holders, as specified by a Piggy-Back Registration Notice given by each such Holder to the Company within five (5) days of the date the Company Demand Registration Notice is given, and in each case, subject to the limitations set forth herein.

(c) Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration  or underwritten offering pursuant to this Agreement a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Company’s Board of Directors it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would: (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material non-public information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under applicable law or a material agreement of the Company, then the Company shall have the right to defer taking action with respect to such filing for a period of not more than one hundred twenty (120) days after the request of the Initiating Holders is received by the Company; provided, however, that the Company may not invoke this right more than twice in any twelve (12) month period; and provided further that the Company shall not register the sale of any equity securities for its own account or that of any other stockholder during such one hundred twenty (120) day period other than an Excluded Registration.

(d) The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.1 under the following circumstances: (i) during the period that is sixty (60) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is one hundred eighty (180) days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or (ii) after the Company has effected three registrations pursuant to Section 2.1. The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.1(a) if the Initiating Holders propose to dispose of Registrable Securities that at such time may instead be registered on Form S-3 pursuant to a request made pursuant to Section 2.1(b). The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.1(b) if the Company has effected any registration pursuant to Section 2.1(b) within the six (6) month period immediately preceding the date of such request. A registration shall not be counted as “effected” for purposes of this Section 2.1(d) until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration, elect not to pay the registration expenses therefore, and forfeit their right to one demand registration statement pursuant to Section 2.6, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Section 2.1(d).

(e) Notwithstanding any other provision of this Agreement, if the SEC informs the Company that, as a result of the application of SEC Rule 415, less than all of the shares of Common Stock sought to be registered for resale in a secondary offering may be registered on a single registration statement, the Company agrees to promptly inform each of the Holders seeking to include Registrable Securities therein, and, following the Company’s good faith efforts to advocate for inclusion of all such Registrable Securities in such registration statement, the Company shall use its commercially reasonable efforts to file amendments to such registration statement as required by the SEC or applicable law or regulation, including the maximum number of shares of Common Stock permitted to be registered by the SEC for such secondary offering. In such circumstances (after including all shares of Common Stock proposed to be sold by other stockholders of the Company pursuant to the Pre-Existing Registration Rights Agreements), the number of Registrable Securities to be registered for resale on such registration statement shall be reduced amongst the Holders on a pro rata basis. The Company shall provide notice of such reduction to such Holders promptly following the determination thereof.

2.2.           Company Registration. If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Holders) any shares of its Common Stock under the Securities Act in connection with the public offering of such shares solely for cash (other than in an Excluded Registration), the Company shall, at such time, promptly give each Holder notice of such registration. Upon the request of each Holder given within seven (7) days after such notice is given by the Company, the Company shall, subject to the provisions of Section 2.3, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Section 2.6.

2.3.           Underwriting Requirements.

(a) (i) If any Holders intend to dispose of Registrable Securities by means of an underwritten offering (each such Holder, an “Underwriting Initiating Holder”), they shall so advise the Company in writing as follows:

(A)if the Underwriting Initiating Holders intend to effect such underwritten offering pursuant to a registration statement that has not yet been filed with the SEC, such Underwriting Initiating Holders shall advise the Company of their intent to effect an underwritten offering and the amount of Registrable Securities they intend to include therein in the Holder Demand Registration Notice they furnish to the Company in accordance with Section 2.1(a) or Section 2.1(b), as applicable (and the Company shall include such information in the applicable Company Demand Registration Notice); or

(B) if the Underwriting Initiating Holders intend to effect such underwritten offering pursuant to a registration statement that has already been filed with the SEC in accordance with Section 2.1(a) or Section 2.1(b) (regardless of whether such registration statement has been declared effective), such Underwriting Initiating Holders shall advise the Company of their intent to effect an underwritten offering and the amount of Registrable Securities that they intend to include therein in a notice (a “Holder Underwriting Notice”) to be received by the Company at least twenty (20) days prior to the anticipated date of commencement of marketing efforts for such underwritten offering. Upon receiving a Holder Underwriting Notice, the Company shall: (I) within five (5) days after such receipt, send a notice (the “Company Underwriting Notice”) to all Holders (other than the Underwriting Initiating Holders) of Registrable Securities included in such registration statement, advising such Holders of the information contained in the Holder Underwriting Notice and of the right of such Holders under this Agreement to participate in the applicable underwritten offering; and (II) shall include in such underwritten offering all Registrable Securities requested to be included in such offering by such other Holders, as specified by written notice (each, a “Piggy-Back Underwriting Notice”) given by each such Holder to the Company within five (5) days of the date the Company Underwriting Notice is given, and in each case, subject to the limitations set forth herein.

(ii)           The Company shall have the right to select the underwriter(s) for any underwritten offering pursuant to this Section 2.3, which shall be reasonably acceptable to a majority in interest of the participating Holders (determined according to each participating Holder’s relative share of Registrable Securities proposed to be included in such underwritten offering according to its Holder Registration Demand Notice, Holder Underwriting Notice, Piggy-Back Registration Notice or Piggy-Back Underwriting Notice, as applicable (each a “Holder Notice”)). In such event, the right of any Holder to include such Holder’s Registrable Securities in such underwritten offering shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall (together with the Company as provided in Section 2.4(e)) enter into an underwriting agreement in customary form with the lead underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Section 2.3, if the underwriter(s) advise(s) the Underwriting Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Underwriting Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwritten offering, which number shall be determined by the Company based on the advice of the underwriter(s), shall be allocated among such Holders of Registrable Securities, including the Underwriting Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities originally proposed to be offered by each Holder in the applicable Holder Notices or in such other proportion as shall mutually be agreed to by all such selling Holders. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

(iii)           Notwithstanding the foregoing, in connection with any proposed underwritten offering pursuant to this Section 2.3, the Company shall have no obligation to prepare or file the applicable registration statement or commence marketing of such offering if: (i) if the anticipated aggregate offering price to the public is not reasonably expected to exceed $10 million; or (ii) the Company has previously commenced marketing of three (3) underwritten offerings pursuant to this Agreement.

(b) In connection with any offering involving an underwriting of shares of the Common Stock pursuant to Section 2.2, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company or other stockholders of the Company. If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then (after including all shares of Common Stock proposed to be sold by the Company and/or other stockholders of the Company pursuant to the Pre-Existing Registration Rights Agreements) the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable to) the number of Registrable Securities owned by each selling Holder or in such other proportions as shall mutually be agreed to by all such selling Holders. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

(c) For purposes of Section 2.1, a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Section 2.3(a), fewer than fifty percent (50%) of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included.

2.4.           Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall:

(a) use commercially reasonable efforts to cause such registration statement to become effective and keep such registration statement effective for a period of up to ninety (90) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that, in the case of any registration of Registrable Securities that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, the Company shall use commercially reasonable efforts to keep the registration statement effective (including by amendment, supplement or replacement) until such Securities are no longer Registrable Securities;

(b) prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all Registrable Securities covered by such registration statement;

(c) furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

(d) use commercially reasonable efforts to register and qualify the Registrable Securities covered by such registration statement under applicable securities laws of states or other jurisdictions; provided, that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(f) use commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(g) provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h) promptly make available for inspection by the selling Holders, any managing underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(i) notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

(j) after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

2.5.           Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration or sale of such Holder’s Registrable Securities.

2.6.           Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements, not to exceed $50,000 (except in the case of a long-form registration on Form S-1, where such limit shall instead be $75,000), of one law firm acting as counsel for the selling Holders (“Selling Holder Counsel”), shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one registration pursuant to Section 2.1(a) or Section 2.1(b), as the case may be; provided further that if, at the time of such withdrawal, the Holders shall have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information then the Holders shall not be required to pay any of such expenses and shall not forfeit their right to one registration pursuant to Section 2.1(a) or Section 2.1(b). All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.

2.7.           Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.8.           Indemnification. If any Registrable Securities are included in a registration statement under this Section 2:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, and stockholders of each such Holder; legal counsel and accountants for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

(b) To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Sections 2.8(b) and 2.8(d) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.

(c) Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.8, to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.8.

(d) To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either: (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 2.8 provides for indemnification in such case; or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 2.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case: (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further, that in no event shall a Holder’s liability pursuant to this Section 2.8(d), when combined with the amounts paid or payable by such Holder pursuant to Section 2.8(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses) paid by such Holder), except in the case of willful misconduct or fraud by such Holder.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f) Unless otherwise superseded by an underwriting agreement entered into in connection with an underwritten public offering, the obligations of the Company and Holders under this Section 2.8 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.

2.9.           Reports Under Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company shall file in a timely manner all reports and other  documents required, if any, to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted thereunder and make available information necessary to comply with SEC Rule 144, if available with respect to resales of the Registrable Securities under the Securities Act, at all times, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by.

2.10.         Registration Rights Subject to Stockholders Agreement. The registration rights granted to any Holder under this Agreement shall only be exercisable to the extent that the transactions contemplated thereby would be permitted by the Stockholders Agreement. To the extent that any actions required to be taken by the Company pursuant to the registration rights granted hereunder would result in a breach of, or conflict with, the terms or conditions of the Stockholders Agreement, the Company shall have no obligation to perform such actions.

3.           Miscellaneous.

3.1.           Successors and Assigns. The rights under this Agreement may only be assigned (but only with all related obligations) by a Holder to a transferee of Registrable Securities that is an Affiliate of a Holder; provided, however, that (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; and (y) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

3.2.           Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.  The parties hereto irrevocably submit to the exclusive jurisdiction of any state or federal court sitting in the State of Delaware over any suit, action or proceeding arising out of or relating to this Agreement.  To the fullest extent they may effectively do so under applicable law, the parties hereto irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that they are not subject to the jurisdiction of any such court, any objection that they may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  In connection with any such suit, action or proceeding, the parties hereby consent to service of process in the manner specified in Section 3.5 or in any other manner permitted by applicable law. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT.  THE SCOPE OF THIS WAIVER IS INTENDED TO INCLUDE CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS.  EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

3.3.           Counterparts; Facsimile. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.4.           Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

3.5.           Notices.

(a)           All notices, demands and other communications pursuant to this Agreement shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt is mechanically acknowledged, if telecopied; and when receipt is confirmed, if e-mailed.  All communications shall be sent to the respective parties to the attention of the following persons at the following addresses:

(i) if to the Company:

ADMA Biologics, Inc.
465 Route 17 South
Ramsey, New Jersey 07446
Attn:  Adam Grossman
Brian Lenz
Email: agrossman@admabio.com
blenz@admabio.com
Fax:  (201) 478-5553

with copies (which shall not constitute notice) sent concurrently to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064
Attention:  David S. Huntington, Esq.
Facsimile:  (212) 492-0124
Email:  dhuntington@paulweiss.com

(ii) if to the Investor:

Biotest Pharmaceuticals Corporation
c/o Biotest AG
Landsteinerstr. 5
63303 Dreieich
Germany
Attention:
Dr. Michael Ramroth (michael.ramroth@biotest.com
and
Dr. Martin Reinecke (martin.reinecke@biotest.com)

And to:

Biotest Pharmaceuticals Corporation

5800 Park of Commerce Blvd. NW
Boca Raton, FL 33487

Attn: Ileana Carlisle, CEO (icarlisle@biotestpharma.com); and Donna Quinn, General Counsel (dquinn@biotestpharma.com)

with copies (which shall not constitute notice) sent concurrently to:

Greenberg Traurig, LLP
3333 Piedmont Road, NE
Suite 2500
Atlanta, Georgia 30305
Attention:  Wayne H. Elowe, Esq.
Phone:  678.553.2249
Email:  elowew@gtlaw.com

(iii) if to any other Person who becomes a party hereto after the original date of this Agreement, at the address, telecopy number or e-mail address shown for such Person on the applicable signature page hereto, to the attention of the person who has signed this Agreement on behalf of such Person.

3.6.           Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding; provided, that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party. The Company shall give prompt notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination, or waiver. Any amendment, termination, or waiver effected in accordance with this section shall be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

3.7.           Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

3.8.           Aggregation of Stock. All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

3.9.           Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such non-breaching or non-defaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ADMA BIOLOGICS, INC.

By:

Name:
(print)

Title:

BIOTEST PHARMACEUTICALS CORPORATION

By:

Name:
(print)

Title:

[Signature Page to Registration Rights Agreement]

ANNEX E
AGREED FORM

VOTING AGREEMENT

VOTING AGREEMENT, dated as of January [●], 2017 (this “Agreement”), by and among Biotest Pharmaceuticals Corporation, a Delaware corporation (“Seller”), ADMA Biologics, Inc., a Delaware corporation (the “Company”), and each of the Persons listed on Schedule 1 hereto (each, a “Stockholder”, and to the extent more than one Person is listed, collectively, the “Stockholders”).  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Purchase Agreement (hereinafter defined).

W I T N E S S E T H:

WHEREAS, concurrently with the execution and delivery of this Agreement, Seller, the Company, ADMA BioManufacturing, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company (“Buyer”), Biotest AG, a company organized under the laws of Germany, and Biotest U.S. Corporation, a Delaware corporation, are entering into that certain Master Purchase and Sale Agreement, dated as of the date of this Agreement (the “Purchase Agreement”), pursuant to which, among other things, (i) Seller wishes to sell the Purchased Assets and assign the Assumed Liabilities to Buyer, and Buyer wishes to purchase the Purchased Assets and assume the Assumed Liabilities from Seller and (ii) the parties thereto desire to engage in the other transactions as set forth therein and in the Commercial Agreements, the Equity Documents and the Other Agreements, in each case, subject to the terms and conditions set forth therein;

WHEREAS, as of the date of this Agreement, each Stockholder is the Beneficial Owner of the number of outstanding shares of voting common stock, par value $0.0001 per share, of the Company (the “Common Stock”), set forth opposite such Stockholder’s name on Schedule 1 hereto, all of which shares such Stockholder controls the right to vote; and

WHEREAS, as a condition to the willingness of Seller to enter into the Purchase Agreement, Seller has required that each Stockholder agree, and each Stockholder has agreed, to enter into this Agreement and abide by the covenants and obligations set forth herein, including with respect to the Covered Shares (as hereinafter defined).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1.           Certain Defined Terms.  For purposes of this Agreement, the following capitalized terms shall have the following meanings:

“Agreement” has the meaning ascribed to it in the Preamble to this Agreement.

“Beneficial Ownership” by a Person of any securities includes ownership by any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (i) voting power which includes the power to vote, or to direct the voting of, such security; and/or (ii) investment power which includes the power to dispose, or to direct the disposition, of such security; and shall otherwise be interpreted in accordance with the term “beneficial ownership” as defined in Rule 13d-3 adopted by the SEC under the Exchange Act.  The terms “Beneficially Own” and “Beneficially Owned” shall have a correlative meaning.

“Buyer” has the meaning ascribed to it in the Recitals to this Agreement.

“Common Stock” has the meaning ascribed to it in the Recitals to this Agreement.

“Company” has the meaning ascribed to it in the Preamble to this Agreement.

“control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), when used with respect to any Person, means the power to direct or cause the direction of the management or policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Covered Shares” means, the Existing Shares Beneficially Owned by a Stockholder and any shares of Common Stock or other voting capital stock of the Company and any securities convertible into or exercisable or exchangeable for shares of Common Stock or other voting capital stock of the Company, in each case that a Stockholder acquires Beneficial Ownership of, on or after the date of this Agreement.

“Existing Shares” means, the number of shares of Common Stock set forth opposite each Stockholder’s name on Schedule 1 hereto.

“Purchase Agreement” has the meaning ascribed to it in the Recitals to this Agreement.

“Other Voting Agreements” means the similar voting agreements entered into by other stockholders of the Company in connection with the transactions contemplated by the Purchase Agreement.

“Permitted Transfer” means either (a) a Transfer by a Stockholder (or an Affiliate thereof) to an Affiliate of such Stockholder; provided that such transferee Affiliate agrees in writing to assume all of such transferring Stockholder’s obligations hereunder in respect of the securities subject to such Transfer and to be bound by, and comply with, the terms of this Agreement, with respect to the Covered Shares subject to such Transfer, to the same extent as such transferring Stockholder is bound hereunder, or (b) a Transfer or series of Transfers, by a Stockholder, of shares of Common Stock in an amount that does not exceed three percent (3%) of the aggregate number shares of Common Stock then issued and outstanding.

“Purchase Agreement” has the meaning ascribed to it in the Recitals to this Agreement.

 “Seller” has the meaning ascribed to it in the Preamble to this Agreement.

“Stockholder” has the meaning ascribed to it in the Preamble to this Agreement.

 “Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of (by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the voting of or sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of (by merger, by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise).

ARTICLE II

VOTING

2.1.           Agreement to Vote.  Each Stockholder hereby agrees that during the term of this Agreement, at the ADMA Stockholders’ Meeting and at any other meeting of the stockholders of the Company, however called, including any adjournment or postponement thereof, and in connection with any written consent of the stockholders of the Company, it shall, in each case to the extent that the Covered Shares are entitled to vote thereon or consent thereto:

(a)           appear at each such meeting or otherwise cause the Covered Shares as to which the Stockholder controls the right to vote to be counted as present thereat for purposes of calculating a quorum; and

(b)           vote (or cause to be voted), in person or by proxy, or deliver (or cause to be delivered) a written consent covering, all of the Covered Shares (i) in favor of the adoption of the Purchase Agreement, (ii) in favor of any action, approval or agreement in furtherance of the transactions contemplated by the Purchase Agreement; and (iii) against any Alternative Transaction Proposal (as defined in the Purchase Agreement); provided that if, in response to a Superior Transaction received by the Company’s board of directors after the date of this Agreement, the Company’s board of directors makes an Adverse Recommendation Change in accordance with Section 6.8 of the Purchase Agreement and it does not terminate the Purchase Agreement, the number of each Stockholder’s Covered Shares (which are entitled to so vote or consent) that are subject to this Section 2.1 shall be reduced (on a pro rata basis with each other stockholder of the Company who executed an Other Voting Agreement to the extent necessary in order that the aggregate number of Covered Shares subject to this Section 2.1 together with all other shares of Common Stock subject to the Other Voting Agreements represents no more than 25% of the Common Stock outstanding at the time of such vote or written consent and entitled to so vote or consent; and provided further, that Section 2.1 shall not require the Stockholder to vote or consent (or cause any Affiliate to vote or consent) in favor of the Purchase Agreement or any of the transactions contemplated thereby, to the extent that the Purchase Agreement has been amended in a manner that is materially adverse in the aggregate to the stockholders of the Company.  Notwithstanding anything herein to the contrary, this Section 2.1(b) shall not require the Stockholder to be present (in person or by proxy) or vote (or cause to be voted) any of the Covered Shares to amend the Purchase Agreement or take any action that could result in the amendment or modification, or a waiver of a provision therein, in any such case, in a manner that (i) changes the form, timing or amount of the Purchase Price or other consideration contemplated by the Purchase Agreement or (ii) extends the Outside Date.

(c)           Notwithstanding the foregoing, each Stockholder shall remain free to vote (or execute consents or proxies with respect to) the Covered Shares with respect to any matter not covered by this Section 2.1 in any manner such Stockholder deems appropriate, provided that such vote (or execution of consents or proxies with respect thereto) would not reasonably be expected to adversely affect, or prevent or delay the consummation of, the transactions contemplated by the Purchase Agreement.

2.2.           No Inconsistent Agreements.  Each Stockholder hereby, represents, covenants and agrees that, except for this Agreement, such Stockholder (a) has not entered into, and shall not enter into at any time while this Agreement remains in effect, any voting agreement, voting trust or similar agreement with respect to any of the Covered Shares of such Stockholder, (b) has not granted, and shall not grant at any time while this Agreement remains in effect, a proxy, consent or power of attorney with respect to any of the Covered Shares of such Stockholder (other than as contemplated by Section 2.1 hereof), and (c) has not taken and shall not knowingly take any action that would constitute a breach hereof, make any representation or warranty of such Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling such Stockholder from performing any of its obligations under this Agreement.

2.3.           Irrevocable Proxy; Power of Attorney.  Without limiting the generality of the foregoing, each Stockholder hereby irrevocably constitutes and appoints Buyer or its designees as its true and lawful attorney and proxy, with full power of substitution and re-substitution, and for, in the name of and on behalf of such Stockholder, and in its stead, to vote or consent, or otherwise to utilize such voting power in the manner contemplated by Sections 2.1(a) and 2.1(b) hereof, as Buyer or its designee shall, in its sole discretion, deem proper with respect to the Covered Shares of such Stockholder.  The proxy and power of attorney granted by this Section 2.3 is irrevocable and coupled with an interest and shall not be affected by the subsequent death, disability or incapacity of such Stockholder.  Each Stockholder hereby revokes all proxies or powers of attorney heretofore made by it with respect to the Covered Shares of such Stockholder.  The proxy and power of attorney granted by this Section 2.3 shall be revoked, terminated and of no further force or effect, automatically and without further action of a Stockholder, upon the termination of this Agreement in accordance with Section 5.1 hereof.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1.           Representations and Warranties of the Stockholders.  Each Stockholder and the Company each severally and not jointly and severally represents and warrants to Seller solely as to itself as follows:

(a)           Organization; Authorization; Validity of Agreement; Necessary Action.  It (other than an individual) is duly organized, validly existing and in good standing under the Law of its jurisdiction of organization.  It has the requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement.  The execution and delivery by each Stockholder and the Company of this Agreement, the performance by it of its respective obligations hereunder and the consummation by it of the transactions contemplated by this Agreement have been duly and validly authorized by such Stockholder and the Company and no other actions or proceedings on the part of the Stockholder or any stockholder or equity holder thereof or the Company or any other Person are necessary to authorize the execution and delivery by it of this Agreement, the performance by it of its obligations hereunder or the consummation by it of the transactions contemplated by this Agreement.  This Agreement has been duly executed and delivered by each Stockholder and the Company and, assuming this Agreement constitutes a valid and binding obligation of the other parties hereto, constitutes a legal, valid and binding agreement of each Stockholder and the Company enforceable against it in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general applicability relating to or affecting creditor’s rights, and to general equitable principles).

(b)           Ownership.  Each Stockholder’s Existing Shares are, and all of the Covered Shares Beneficially Owned by each Stockholder from the date of this Agreement through and on the Closing Date will be, Beneficially Owned by such Stockholder except to the extent such Covered Shares are Transferred after the date of this Agreement pursuant to a Permitted Transfer.  Each Stockholder is the Beneficial Owner of such Stockholder’s Existing Shares, free and clear of any Encumbrances, other than (i) any Encumbrances pursuant to this Agreement and transfer restrictions of general applicability as may be provided under the Securities Act and the “blue sky” laws of the various states of the United States and (ii) any lien granted in connection with a general pledge of Covered Shares to the Stockholder’s prime broker, which does and will not affect the Stockholder’s Beneficial Ownership of the Covered Shares.  As of the date of this Agreement, each Stockholder’s Existing Shares constitute all of the shares of Common Stock Beneficially Owned or owned of record by such Stockholder.  Except to the extent Covered Shares are Transferred after the date of this Agreement pursuant to a Permitted Transfer, each Stockholder is the sole Beneficial Owner and has and will have at all times during the term of this Agreement sole Beneficial Ownership, sole voting power (including the right to control such vote as contemplated herein), sole power of disposition, sole power to issue instructions with respect to the matters set forth in Article II hereof, and sole power to agree to all of the matters set forth in this Agreement, in each case, with respect to all of such Stockholder’s Existing Shares and with respect to all of the Covered Shares Beneficially Owned by such Stockholder at all times during the term of this Agreement.

(c)           Non-Contravention.  The execution, delivery and performance of this Agreement by each Stockholder and the Company do not and will not (i) contravene or conflict with, or result in any violation or breach of, any provision of the certificate of incorporation, bylaws or other comparable governing documents or voting agreement, voting trust or similar agreement, as applicable, of such Stockholder or the Company, (ii) contravene or conflict with, or result in any violation or breach of, any Law applicable to such Stockholder or the Company or by which any of its respective assets or properties is bound, (iii) result in any violation, termination, cancellation or breach of, or constitute a default (with or without notice or lapse of time or both) under, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Stockholder or the Company is a party or by which it or any of its assets or properties is bound or (iv) result in the creation of any Encumbrances upon any of the assets or properties of such Stockholder or the Company, except for any of the foregoing as would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the ability of such Stockholder or the Company to perform its respective obligations hereunder or prevent or materially delay the consummation of the transactions contemplated by this Agreement.

(d)           Consents and Approvals.  The execution and delivery of this Agreement by each Stockholder and the Company does not, and the performance by such Stockholder and the Company of its respective obligations under this Agreement and the consummation by it of the transactions contemplated by this Agreement will not, require such Stockholder or the Company to obtain any consent, approval, authorization or permit of any Governmental Authority, other than compliance with the applicable requirements, if any, of the Exchange Act.

3.2.           Representations and Warranties of Seller.  Seller represents and warrants to each Stockholder and the Company as follows:

(a)           Organization; Authorization; Validity of Agreement; Necessary Action. It is duly organized, validly existing and in good standing under the Law of its jurisdiction of organization.  It has the requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement.  The execution and delivery by Seller of this Agreement, the performance by it of its obligations hereunder and the consummation by it of the transactions contemplated by this Agreement have been duly and validly authorized by Seller and no other actions or proceedings on the part of Seller or any other Person are necessary to authorize the execution and delivery by it of this Agreement, the performance by it of its obligations hereunder or the consummation by it of the transactions contemplated by this Agreement.  This Agreement has been duly executed and delivered by Seller and, assuming this Agreement constitutes a valid and binding obligation of the other parties hereto, constitutes a legal, valid and binding agreement of Seller enforceable against it in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general applicability relating to or affecting creditor’s rights, and to general equitable principles).

(b)           Non-Contravention.  The execution, delivery and performance of this Agreement by Seller do not and will not (i) contravene or conflict with, or result in any violation or breach of, any provision of the certificate of incorporation, bylaws or other comparable governing documents, or voting agreement, voting trust or similar agreement, as applicable, of Seller, (ii) contravene or conflict with, or result in any violation or breach of, any Law applicable to Seller or by which any of its assets or properties is bound, (iii) result in any violation, termination, cancellation or breach of, or constitute a default (with or without notice or lapse of time or both) under, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Seller is a party or by which it or any of its assets or properties is bound or (iv) result in the creation of any Encumbrances upon any of the assets or properties of Seller, except for any of the foregoing as would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the ability of Seller to perform its obligations hereunder or prevent or materially delay the consummation of the transactions contemplated by this Agreement.

(c)           Consents and Approvals.  The execution and delivery of this Agreement by Seller does not, and the performance by Seller of its obligations under this Agreement and the consummation by it of the transactions contemplated by this Agreement will not, require Seller to obtain any consent, approval, authorization or permit of any Governmental Authority, other than (i) compliance with the applicable requirements, if any, of the Exchange Act and (ii) the prior approval of the Purchase Agreement and the transactions contemplated thereby by the Company’s board of directors for purposes of Section 203 of the DGCL.

ARTICLE IV

OTHER COVENANTS

4.1.           Prohibition on Transfers.  During the term of this Agreement, each Stockholder agrees not to Transfer any of the Covered Shares of such Stockholder, Beneficial Ownership thereof or any other interest therein unless such Transfer is a Permitted Transfer.

4.2.           Stock Dividends, etc.  In the event of a reclassification, recapitalization, reorganization, stock split (including a reverse stock split) or combination, exchange or readjustment of shares, or if any stock dividend or stock distribution is declared, in each case affecting the Covered Shares, the terms “Existing Shares” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities of the Company into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

4.3.           Solicitation.

(a)           Each Stockholder hereby (i) acknowledges that it has reviewed and understands the obligations of a Representative of the Company as set forth in Section 6.8 of the Purchase Agreement and (ii) agrees that it will not, and it will use its commercially reasonable efforts to cause its Representatives and Affiliates not to, directly or indirectly, take any action that a Representative of the Company would, at the applicable time, be prohibited from taking under Section 6.8 of the Purchase Agreement. For the avoidance of doubt, for the purposes of this Agreement, the Stockholder shall be deemed to be a Representative of the Company for the purposes of Section 6.8 of the Purchase Agreement.

(b)           Notwithstanding anything to the contrary in this Agreement, each Stockholder shall be permitted to take any actions that a Representative of the Company is permitted to take under Section 6.8 of the Purchase Agreement.

4.4.           Further Assurances.  During the term of this Agreement, from time to time, at Seller’s request and without further consideration, each Stockholder shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to effect the actions and consummate the transactions contemplated by this Agreement.  Without limiting the foregoing, each Stockholder hereby authorizes the Company to publish and disclose in the Proxy Statement and in any other announcement or disclosure required by the SEC such Stockholder’s identity and ownership of the Covered Shares of such Stockholder and the nature of such Stockholder’s obligations under this Agreement; provided, that in advance of any such announcement or disclosure, such Stockholder shall be afforded a reasonable opportunity to review and approve (not to be unreasonably withheld or delayed) such announcement or disclosure.  Except as otherwise required by applicable Law or listing agreement with a national securities exchange or a Governmental Authority, Seller will not make any other disclosures regarding such Stockholder in any press release or otherwise without the prior written consent of such Stockholder (not to be unreasonably withheld or delayed).

ARTICLE V

MISCELLANEOUS

5.1.           Termination.  This Agreement and all obligations, terms and conditions of the parties hereunder shall automatically terminate without any further action required by any Person upon the earliest to occur of: (a) the Closing, (b) the termination of this Agreement by mutual consent of the Company, the Seller and the Stockholder, (c) the date of termination of the Purchase Agreement in accordance with its terms, (d) the Outside Date, and (e) the making of any change, by amendment or modification, or waiver of any provision of the Purchase Agreement in a manner that changes the form, timing or amount of the Purchase Price or other consideration contemplated by the Purchase Agreement, and after the occurrence of any such applicable event, this Agreement shall terminate and be of no further force; provided, however, the provisions of this Section 5.1 and Sections 5.3 through 5.14 shall survive any termination of this Agreement.

5.2.           No Ownership Interest.  Nothing contained in this Agreement shall be deemed to vest in Seller any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares.  All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the Stockholders. Nothing in this Agreement shall be interpreted as creating or forming a “group” with any other Person, including Seller, for the purposes of Rule 13d-5(b)(1) of the Exchange Act or for any other similar provision of applicable law. Except as otherwise provided in this Agreement, Seller shall have no authority to direct any Stockholder in (a) the voting or disposition of any of such Stockholder’s Covered Shares or (b) the performance of such Stockholder’s duties or responsibilities as a stockholder of the Company.

5.3.           Fees and Expenses.  All costs and expenses (including, without limitation, all fees and disbursements of counsel, accountants, investment bankers, experts and consultants to a party) incurred in connection with this Agreement shall be paid by the party incurring such costs and expenses.

5.4.           Notices.  All notices and other communications hereunder shall be in writing and shall be addressed as follows (or at such other address for a party as shall be specified by like notice):

(a)           if to Seller to:

Biotest Pharmaceuticals Corporation
c/o Biotest AG
Landsteinerstr. 5
63303 Dreieich
Germany
Attention: Dr. Michael Ramroth and Dr. Martin Reinecke
Facsimile:
Email: michael.ramroth@biotest.com
martin.reinecke@biotest.com

and to:

Biotest Pharmaceuticals Corporation
5800 Park of Commerce Blvd. NW
Boca Raton, FL 33487
Attention:  Ileana Carlisle, CEO; and Donna Quinn, General Counsel
Facsimile:
Email:    icarlisle@biotestpharma.com
  dquinn@biotestpharma.com

with a copy (which shall not constitute notice) to:

Greenberg Traurig, LLP
3333 Piedmont Road, NE
Suite 2500
Atlanta, Georgia 30305
Attention: Wayne H. Elowe, Esq.
Facsimile: 678.553.2453
Email: elowew@gtlaw.com

(b)           if to the Company to:

ADMA Biologics, Inc.
456 Route 17 South
Ramsey, NJ 07446
Attention:  Adam Grossman
Facsimile:  (201) 478-5553
Email:   agrossman@admabio.com

with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064
Attention:  Ariel J. Deckelbaum, Esq.
Facsimile:  (212) 757-3990
Email:  ajdeckelbaum@paulweiss.com

(c)           if to the Stockholder:  to the Stockholder and its counsel at their respective addresses and facsimile numbers set forth on Schedule 1 hereto.

All such notices or communications shall be deemed to have been delivered and received:  (a) if delivered in person, on the day of such delivery, (b) if by facsimile or electronic mail, on the day on which such facsimile or electronic mail was sent; provided, that receipt is personally confirmed by telephone, (c) if by certified or registered mail (return receipt requested), on the seventh (7th) Business Day after the mailing thereof or (d) if by reputable overnight delivery service, on the second (2nd) Business Day after the sending thereof.

5.5.           Interpretation.  Unless the express context otherwise requires:

(a)           the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

(b)           terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa;

(c)           references herein to a specific Section, Subsection, Recital or Schedule  shall refer, respectively, to Sections, Subsections, Recitals or Schedules of this Agreement;

(d)           wherever the word “include,” “includes” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”;

(e)           references herein to any Person shall include such Person’s heirs, executors, personal representatives, administrators, successors and assigns; provided, however, that nothing contained in this Section 5.5 is intended to authorize any assignment or transfer not otherwise permitted by this Agreement;

(f)           references herein to a Person in a particular capacity or capacities shall exclude such Person in any other capacity;

(g)           with respect to the determination of any period of time, (i) the word “from” means “from and including” and the words “to” and “until” each means “to but excluding” and (ii) time is of the essence;

(h)           the word “or” shall be disjunctive but not exclusive;

(i)           references herein to any Law shall be deemed to refer to such Law as amended, modified, codified, reenacted, supplemented or superseded in whole or in part and in effect from time to time, and also to all rules and regulations promulgated thereunder;

(j)           references herein to any Contract mean such Contract as amended, supplemented or modified (including by any waiver) in accordance with the terms thereof;

(k)           the headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the parties to this Agreement;

(l)           if the last day for the giving of any notice or the performance of any act required or permitted under this Agreement is a day that is not a Business Day, then the time for the giving of such notice or the performance of such action shall be extended to the next succeeding Business Day; and

(m)           the Schedule 1 referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if it were set forth verbatim herein.

5.6.           Counterparts; Effectiveness.  This Agreement may be executed in any number of counterparts, as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Agreement.  Facsimile signatures or signatures received as a pdf attachment to electronic mail shall be treated as original signatures for all purposes of this Agreement. This Agreement shall become effective when, and only when, each party hereto shall have received a counterpart signed by all of the other parties hereto.

5.7.           Entire Agreement.  This Agreement and, to the extent referenced herein, the Purchase Agreement, together with the several agreements and other documents and instruments referred to herein or therein or annexed hereto or thereto, contain all of the terms, conditions and representations and warranties agreed to by the parties relating to the subject matter of this Agreement and supersede all prior or contemporaneous agreements, negotiations, correspondence, undertakings, understandings, representations and warranties, both written and oral, among the parties to this Agreement with respect to the subject matter of this Agreement.

5.8.           Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

(a)           This Agreement shall be governed by, and construed in accordance with, the Law of the State of Delaware, without regard to conflict of laws principles thereof.

(b)           To the fullest extent permitted by Law, each party to this Agreement (a) irrevocably and unconditionally submits to the personal jurisdiction of the Court of Chancery of the State of Delaware (or, if the court of Chancery of the State of Delaware declines to accept jurisdiction over any particular matter, any state or federal court within the State of Delaware), (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that any actions or proceedings arising in connection with this Agreement or the transactions contemplated by this Agreement shall be brought, tried and determined only in the Court of Chancery of the State of Delaware (or, only if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), (d) irrevocably waives any claim of improper venue or any claim that those courts are an inconvenient forum, and (e) agrees that it will not bring any action relating to this Agreement or the transactions contemplated hereunder in any court other than the aforesaid courts.  To the fullest extent permitted by Law, the parties to this Agreement agree that mailing of process, notice or other papers in connection with any such action or proceeding in the manner provided in Section 6.8 or in such other manner as may be permitted by applicable Law, shall be valid and sufficient service thereof.

(c)           EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.  EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED AND UNDERSTANDS THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.8(C).

5.9.           Amendment; Waiver.  This Agreement may not be amended except by an instrument in writing signed by Seller, the Company and the Stockholders.  Each party may waive any right of such party hereunder by an instrument in writing signed by such party and delivered to the other party.

5.10.           Remedies.

(a)           The parties to this Agreement agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties to this Agreement shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery of the State of Delaware (or if the Court of Chancery of the State of Delaware declines to accept jurisdiction over any particular matter, any state or federal court within the State of Delaware), this being in addition to any other remedy at law or in equity, and the parties to this Agreement hereby waive, to the fullest extent permitted by law, any requirement for the posting of any bond or similar collateral in connection therewith.  The parties agree that they shall not object to the granting of injunctive or other equitable relief on the basis that there exists adequate remedy at Law.

(b)           Any and all remedies expressly conferred upon a party to this Agreement shall be cumulative with, and not exclusive of, any other remedy contained in this Agreement, at law or in equity.  The exercise by a party to this Agreement of any one remedy shall not preclude the exercise by it of any other remedy.

5.11.           Severability.  The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions of this Agreement.  If any provision of this Agreement, or the application of that provision to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted for that provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of the invalid or unenforceable provision and (b) the remainder of this Agreement and the application of that provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of that provision, or the application of that provision, in any other jurisdiction.  Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a reasonably acceptable manner so that the transactions contemplated by this Agreement may be consummated as originally contemplated to the fullest extent possible.

5.12.           Successors and Assigns; Third Party Beneficiaries.  Except in connection with a Permitted Transfer, no party to this Agreement may assign or delegate, by operation of law or otherwise, all or any portion of its rights or liabilities under this Agreement without the prior written consent of the other parties to this Agreement, which any such party may withhold in its absolute discretion.  Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.  Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

5.13.           Rules of Construction.  The parties have participated jointly in negotiating and drafting this Agreement.  If an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

5.14.           Stockholder Capacity.  Notwithstanding anything contained in this Agreement to the contrary, the representations, warranties, covenants and agreements made herein by each Stockholder are made solely with respect to such Stockholder and the Covered Shares of such Stockholder.  Each Stockholder is entering into this Agreement solely in its capacity as the Beneficial Owner of such Covered Shares and notwithstanding anything contained in this Agreement to the contrary, nothing herein shall limit, affect or prohibit, or be construed to limit, affect or prohibit, a Stockholder or any of its Representatives or Affiliates, in each case, who is an officer of the Company or a member of the Company’s board of directors from (i) taking any action in his or her capacity as an officer of the Company or a member of the Company’s board of directors, or (ii) taking any actions that a Representative of the Company is permitted to take under Section 6.8 of the Purchase Agreement in his or her capacity as an officer of the Company or a member of the Company’s board of directors.  For the avoidance of doubt, the obligations of each Stockholder under this Agreement are several and not joint with the obligations of any other Stockholder or any stockholder who is a party to the Other Voting Agreements, and such Stockholder shall not be responsible in any way for the performance of any obligations, or the actions or omissions, of any other Stockholder hereunder or any stockholder under the Other Voting Agreements.  Nothing contained herein, and no action taken by the Stockholders pursuant hereto, shall be deemed to constitute the parties as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the parties are in any way acting in concert or as a group with respect to the obligations or the transactions contemplated by this Agreement or the Other Voting Agreements.

[Signature page follows]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties to this Agreement as of the date first written above.

BIOTEST PHARMACEUTICALS CORPORATION

By:
Name:
Title:

ADMA BIOLOGICS, INC.

By:
Name:
Title:

[STOCKHOLDER]

By:
Name:
Title:

[Signature Page to Voting Agreement]

SCHEDULE 1

STOCKHOLDER INFORMATION

Name and Contact Information	Shares of Common Stock

[Stockholder]	[ _____ ]

c/o [Address]

[______________]
[______________]
Attention: [Name]
Facsimile: [Number]

with a copy to:

c/o [Address]

[______________]
[______________]
Attention: [Name]
Facsimile: [Number]

[Stockholder]	[ _____ ]

c/o [Address]

[______________]
[______________]
Attention: [Name]
Facsimile: [Number]

with a copy to:

c/o [Address]
[______________]
[______________]
[______________]
Attention: [Name]
Facsimile: [Number]

ANNEX F

PERSONAL AND CONFIDENTIAL

January 21, 2017

The Board of Directors
ADMA Biologics, Inc.
465 Route 17 S
Ramsey, NJ 07446

Members of the Board of Directors:

We understand that  Biotest Pharmaceuticals Corporation (the “Seller”), ADMA BioManufacturing, LLC (the “Buyer”), ADMA Biologics, Inc., (“ADMA”), Biotest AG (“Biotest”) and Biotest US Corporation (together with Biotest, the “Biotest Guarantors”), propose to enter into a Master Purchase and Sale Agreement, substantially in the form of the draft dated January 17, 2017 (the “Agreement”), pursuant to which, among other things, (i) the Seller will sell to the Buyer and the Buyer will acquire from the Seller (a) all assets of the Seller used in or held exclusively for the operation of the therapy business unit of the Seller, (b) the exclusive right, title and interest in and to BIVIGAM, NABI-HB and RI-002, (c) the exclusive right to manufacture, develop and control all regulatory affairs with respect to BIVIGAM, (d) the inventory, documents, data and research created in connection with the CIVACIR research and development project, (e) any refund or credit of taxes attributable to any Assumed Tax Liability (as defined in the Agreement), and (f) the Buyer Shared Use Assets (as defined in the Agreement) (the foregoing sub-clauses (a) through (f), collectively, the “Purchased Assets”), (ii) at Closing (as defined in the Agreement), the Seller will fund a five-year subordinated term loan to the Buyer in principal amount of $15,000,000 bearing an interest rate of 6% per annum, payable semiannually in arrears, and (iii) the Seller will deliver to ADMA $12,500,000 in cash at Closing to be contributed to the Buyer (the “Closing Date Capital Contribution”) (the transactions referred to in the foregoing clauses (i) through (iii), collectively, the “Transactions”).  In connection with the Transactions, (A) the Seller will assign to the Buyer, and the Buyer will assume from the Seller, certain liabilities which exclusively relate to the therapy business unit of the Seller and the Purchased Assets (the “Assumed Liabilities”), (B) ADMA will deliver, or cause to be delivered, to the Seller, an aggregate equity interest in ADMA equal to fifty percent (50%), less one share, of the issued and outstanding ADMA Capital Stock (as defined below and calculated as of immediately following the Closing and on a post-Closing issuance basis) (the “Biotest Equity Interest”), consisting of:  (x) ADMA Common Stock (as defined below) equal to 25% of the issued and outstanding ADMA Common Stock, and (y) ADMA NV Capital Stock (as defined below) representing the balance of such 50% equity interest, less one share, (C) ADMA will sell, transfer and convey to the Seller for no additional consideration other than $10.00 paid upon consummation, all of its right, title and interest in and to that certain biocenter of ADMA located in Norcross, Georgia and that certain biocenter of ADMA located in Marietta, Georgia (collectively, the “ADMA Biocenters”), in each case on January 1, 2019 and otherwise pursuant to the terms and conditions of certain that Biocenters Purchase Agreement to be entered into by the parties to the Agreement at Closing, and (D) if during the period between September 12, 2016 and the Closing Date (as defined in the Agreement) ADMA issues rights, options or warrants to acquire in the aggregate in excess of 184,000 shares of the common stock of ADMA, par value $0.0001 per share (“ADMA Common Stock”), then ADMA will issue to the Seller at the Closing warrants to acquire that number of shares of ADMA non-voting convertible capital stock, par value $0.0001 per share (“ADMA NV Capital Stock,” together with “ADMA Common Stock,” “ADMA Capital Stock”), equal to the excess of (x) the aggregate number of shares of ADMA Common Stock issued between September 12, 2016 and the Closing Date, over (y) 184,000 (such excess, the “Biotest Warrants Amount”) (the consideration to be delivered by ADMA in the foregoing clauses (A) through (D), collectively and subject to proration and adjustment further provided in the Agreement, the “Consideration”).

The Board of Directors of ADMA (the “Board”) has requested that Raymond James & Associates, Inc. (“Raymond James”) provide an opinion (the “Opinion” or our “Opinion”) to the Board as to whether, as of the date hereof, the Consideration to be paid by ADMA in the Transactions pursuant to the terms of the Agreement is fair, from a financial point of view, to ADMA.

For purposes of this Opinion, we have:

1.	reviewed the financial terms and conditions as stated in the draft of the Agreement dated as of January 17, 2017;

2.	reviewed 10-K and 10-Q filings of ADMA;

3.
reviewed certain information related to the operations, financial condition and prospects, of ADMA and the combined company with the therapy business of the Seller included (“New ADMA”) made available to us by ADMA, including, but not limited to, financial projections of ADMA and New ADMA prepared by the management of ADMA, as approved for our use by management of ADMA (the “Projections”);

4.	reviewed financial, operating and other information regarding ADMA and the industry in which it operates;

5.	reviewed certain financial and stock market data of selected public companies that we deemed to be relevant;

6.	performed a discounted cash flow analysis of ADMA and a discounted cash flow analysis of New ADMA based upon the Projections;

7.	reviewed the current and recent market prices and trading volume for ADMA Common Stock;

8.	conducted such other financial studies, analyses and inquiries and considered such other information and factors as we deemed appropriate;

9.
reviewed the Real Property Appraisal Report dated October 26, 2016, provided to us by the Seller, relating to the real property located at 5800 and 5900 Park of Commerce Boulevard, Boca Raton, FL 33487 (the “Appraisal Report”); and

10.
discussed with members of the senior management of ADMA certain information relating to the aforementioned and any other matters which we have deemed to be relevant to our inquiry, including (without limitation) certain non-public historical information related to the operations, financial condition and prospects of the therapy business unit of the Seller for the fiscal periods ended December 31, 2014, December 31, 2015 and September 30, 2016, in each case made available to us by ADMA.

With your consent, we have assumed and relied upon the accuracy and completeness of all information supplied by or on behalf of ADMA, the Seller and/or the Biotest Guarantors or otherwise reviewed by or discussed with us, and we have undertaken no duty or responsibility to, nor did we, independently verify any of such information.  Other than the Appraisal Report, we have not made or obtained an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of ADMA, the Seller, or the Biotest Guarantors, nor have we been furnished with any such evaluations or appraisals.  With respect to the Projections reviewed by or discussed with us, we have, with your consent, assumed that the Projections have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of management of ADMA.  With respect to other information and data including without limitation the Appraisal Report made available to or reviewed by us, we have with your consent assumed that such information, data and Appraisal Report have been reasonably prepared in good faith by the party preparing such information, data or report and that they provide a reasonable basis upon which we could form our Opinion. We have relied upon ADMA to advise us promptly if any information previously provided became inaccurate or was required to be updated during the period of our review and have assumed that all such information is complete and accurate in all material respects.  We express no opinion with respect to the Projections or the assumptions on which they are based and do not in any respect assume any responsibility for the accuracy thereof.

We have assumed that the final form of the Agreement will not differ in any material respects from the draft reviewed by us, and that the Transactions will be consummated in accordance with the terms of the Agreement without waiver or amendment of any conditions thereto.  Furthermore, we have assumed, in all respects material to our analysis, that the representations and warranties of each party contained in the Agreement (as qualified by the disclosure schedules thereto) are true and correct and that each such party will perform all of the covenants and agreements required to be performed by it under the Agreement without being waived.  We have relied upon and assumed, without independent verification, that (a) the Transactions will be consummated in a manner that complies in all respects with all applicable international, federal and state statutes, rules and regulations, and (b) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Transactions will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have an effect on the Transactions or ADMA that would be material to our analyses or this Opinion.  You have informed us and we have assumed for purposes of our Opinion at your direction, that for U.S. federal income tax and any applicable foreign, state or local tax purposes (a) the Transactions are a single integrated transaction, (b) the purchase and sale of the Purchased Assets, the Closing Date Capital Contribution and the transfer of the ADMA Biocenters are a taxable transaction, and (c) the transfer of the ADMA Biocenters constitutes deferred consideration in an “open” transaction.

Our Opinion is based upon market, economic, financial and other circumstances and conditions existing and disclosed to us as of the date hereof.  We assume no responsibility for updating, revising or reaffirming this Opinion after the date hereof. We have relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of ADMA, Seller, the Biotest Guarantors, or New ADMA since the respective dates of the Projections and the most recent financial statements and other information, financial or otherwise, provided to us that would be material to our analyses or this Opinion, and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading in any material respect.

We express no view as to, and our Opinion does not address, the underlying business decision of ADMA to effect the Transactions or the structure or tax consequences of the Transactions.  In addition, our Opinion does not address the relevant merits of the Transactions as compared to any other alternative business transaction or other alternatives, or whether or not such alternatives could be achieved or are available. We did not recommend any specific amount of consideration or that any specific consideration constituted the only appropriate consideration for the Transactions.  Our Opinion is limited to the fairness, from a financial point of view and as of the date hereof, of the Consideration to be paid by ADMA in the Transactions pursuant to the Agreement, to ADMA.  It should be understood that (i) subsequent developments may affect the conclusions expressed in our Opinion if our Opinion were rendered as of a later date, and (ii) we disclaim any obligation to advise any person of any change in any manner affecting our Opinion that may come to our attention after the date of this Opinion.

We express no opinion with respect to any other reasons, legal, business, or otherwise, that may support the decision of the Board to approve or consummate the Transactions.  Furthermore, no opinion, counsel or interpretation is intended by Raymond James on matters that require legal, accounting, regulatory or tax advice.  It is assumed that such opinions, counsel or interpretations, if applicable, have been or will be obtained from the appropriate professional sources.  Furthermore, we have relied, with the consent of the Board, on the fact that ADMA has been assisted by legal, accounting, regulatory and tax advisors and we have, with the consent of the Board, relied upon and assumed the accuracy and completeness of the assessments by ADMA and its advisors as to all legal, accounting, regulatory and tax matters with respect to ADMA and the Transactions.

This Opinion addresses only the fairness from a financial point of view to ADMA, as of the date hereof, of the Consideration to be paid by ADMA as is described in the Agreement.  We do not express any view on, and our opinion does not address, any other term or aspect of the Agreement or the Transactions or any term or aspect of any other agreement or instrument contemplated by the Agreement or entered into or amended in connection with the Transactions, the Consideration, the fairness of the amount or nature of any compensation to be paid or payable to any officers, directors or employees of any party to the Transactions, or class of such persons, whether relative to the Consideration or otherwise.  We have not been requested to opine as to, and this Opinion does not express an opinion as to or otherwise address, among other things: (i) the fairness of the Transactions to the holders of any class of securities, creditors, or other constituencies of ADMA, or to any other party, or (ii) the fairness of the Transactions to any one class or group of ADMA’s or any other party’s security holders or other constituencies vis-à-vis any other class or group of ADMA’s or such other party’s security holders or other constituents (including, without limitation, the allocation of any Consideration to be received in the Transactions amongst or within such classes or groups of security holders or other constituents).  We are not expressing any opinion as to the prices at which the shares of ADMA Common Stock or ordinary shares of Biotest will trade at any time or as to the impact of the Transactions on the solvency or viability of ADMA, Seller, the Biotest Guarantors or New ADMA or the ability of ADMA, Seller, the Biotest Guarantors or New ADMA to pay their respective obligations when they come due.   We have not considered any potential legislative or regulatory changes currently being considered or recently enacted by the United States Congress, the Securities and Exchange Commission (the “SEC”), or any other foreign or domestic legislative or regulatory bodies, or any changes in accounting methods or generally accepted accounting principles that may be adopted by the SEC or the Financial Accounting Standards Board.

The delivery of this opinion was approved by an opinion committee of Raymond James.

Raymond James has been engaged to render financial advisory services to ADMA in connection with the proposed Transactions and will receive a fee for such services payable upon the delivery of this Opinion, which fee is not contingent upon consummation of the Transactions. In addition, ADMA has agreed to reimburse certain of our expenses and to indemnify us against certain liabilities arising out of our engagement.

Raymond James, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of its business, Raymond James may trade in the securities of ADMA or Biotest for its own account or for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. During the two years prior to the date of this Opinion, Raymond James has provided certain services to ADMA, including underwriting an equity offering in April 2016 as sole book-running manager and underwriting an equity offering in March 2015 as sole book-running manager, for each of which it has been paid a fee. Furthermore, Raymond James may provide investment banking, financial advisory and other financial services to ADMA, Biotest or other participants in the Transactions in the future, for which Raymond James may receive compensation.

It is understood that this Opinion is for the information of the Board (solely in each director’s capacity as such) in evaluating the fairness to ADMA of the Consideration to be paid by ADMA in the Transactions pursuant to the Agreement, and does not address any other aspect or implication of the Transactions or any voting, support or other agreement, arrangement or understanding entered into in connection with the Transactions or otherwise, including without limitation the Commercial Agreements, Equity Documents and Other Agreements (each as defined in the Agreement).  It does not constitute a recommendation to (a) any stockholder regarding how said stockholder should vote on the proposed Transactions, if required, and (b) whether or not any stockholder should enter into a voting, stockholders’ or affiliates’ agreement with respect to the Transactions.  Neither this Opinion nor the services provided by Raymond James in connection herewith may be publicly disclosed or referred to in any manner without our prior written consent; provided, that notwithstanding the foregoing, it is hereby acknowledged and agreed that ADMA may include the full text of this Opinion in any proxy statement and/or registration statement filed by ADMA in connection with the Transactions, and a description, reasonably acceptable to us, of this Opinion, in each case as expressly permitted by the terms of our engagement letter with ADMA.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be paid by ADMA in the Transactions pursuant to the Agreement is fair, from a financial point of view, to ADMA.

Very truly yours,

/s/ RAYMOND JAMES & ASSOCIATES, INC.

RAYMOND JAMES & ASSOCIATES, INC.

ANNEX G
ADMA BIOLOGICS, INC.
2014 OMNIBUS INCENTIVE COMPENSATION PLAN
(as amended and restated on March 15, 2017)

Article 1.
Effective Date, Objectives and Duration

1.1           Effective Date of the Plan. ADMA Biologics, Inc., a Delaware corporation (the “Company”), adopted the 2014 Omnibus Incentive Compensation Plan (the “Plan”) on February 21, 2014 (the “Effective Date”), and the Plan was approved by the Company’s stockholders on June 19, 2014.  The Board approved the amendment and restatement of the Plan on March 15, 2017 (the “Amendment Effective Date”), subject to approval by the Company’s stockholders.  The terms of the Plan are set forth herein.

1.2           Objectives of the Plan. The Plan is intended (a) to allow selected employees of and consultants to the Company and its Affiliates to acquire or increase equity ownership in the Company, thereby strengthening their commitment to the success of the Company and stimulating their efforts on behalf of the Company, and to assist the Company and its Affiliates in attracting new employees, officers and consultants and retaining existing employees and consultants, (b) to provide annual cash incentive compensation opportunities that are competitive with those of other peer corporations, (c) to optimize the profitability and growth of the Company and its Affiliates through incentives which are consistent with the Company’s goals, (d) to provide Grantees with an incentive for excellence in individual performance, (e) to promote teamwork among employees, consultants and Non-Employee Directors, and (f) to attract and retain highly qualified persons to serve as Non-Employee Directors and to promote ownership by such Non-Employee Directors of a greater proprietary interest in the Company, thereby aligning such Non-Employee Directors’ interests more closely with the interests of the Company’s stockholders.

1.3           Duration of the Plan. The Plan commenced on the Effective Date and shall remain in effect, subject to the right of the Board of Directors of the Company (“Board”) to amend or terminate the Plan at any time pursuant to Article 12 hereof, until the earlier of February 21, 2023, or the date all Shares subject to the Plan shall have been purchased or acquired and the restrictions on all Restricted Shares granted under the Plan shall have lapsed, according to the Plan’s provisions.

Article 2.
Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below:

2.1           “Affiliate” means any corporation or other entity, including but not limited to partnerships, limited liability companies and joint ventures, with respect to which the Company, directly or indirectly, owns as applicable (a) stock possessing more than fifty percent (50%) of the total combined voting power of all classes of stock entitled to vote, or more than fifty percent (50%) of the total value of all shares of all classes of stock of such corporation, or (b) an aggregate of more than fifty percent (50%) of the profits interest or capital interest of a non-corporate entity.

2.2           “Award” means Options (including non-qualified options and Incentive Stock Options), SARs, Restricted Shares, Deferred Stock, Restricted Stock Units or Other Stock-Based Awards granted under the Plan.

2.3           “Award Agreement” means either (a) a written agreement entered into by the Company and a Grantee setting forth the terms and provisions applicable to an Award granted under this Plan, or (b) a written statement issued by the Company to a Grantee describing the terms and provisions of such Award, including any amendment or modification thereof. The Committee may provide for the use of electronic, internet or other non-paper Award Agreements and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by the Grantee.

2.4           “Board” means the Board of Directors of the Company.

2.5           “CEO” means the Chief Executive Officer of the Company.

            2.6           “Code” means the Internal Revenue Code of 1986, as amended from time to time. References to a particular section of the Code include references to regulations and rulings thereunder and to successor provisions.

2.7           “Committee” or “Incentive Plan Committee” has the meaning set forth in Section 3.1(a).

2.8           “Compensation Committee” means the compensation committee of the Board.

2.9           “Common Stock” means the common stock, without par value, of the Company.

2.10           “Covered Employee” means a Grantee who, as of the last day of the fiscal year in which the value of an Award is recognizable as income for federal income tax purposes, is a “covered employee,” within the meaning of Code Section 162(m), with respect to the Company.

2.11           “Deferred Stock” means a right, granted under Article 9, to receive Shares at the end of a specified deferral period.

2.12           “Disability” or “Disabled” means, unless otherwise defined in an Award Agreement, or as otherwise determined under procedures established by the Committee for purposes of the Plan:

(a)	Except as provided in (b) below, a disability within the meaning of Section 22(e)(3) of the Code; and

(b)
In the case of any Award that constitutes deferred compensation within the meaning of Section 409A of the Code, a disability as defined in regulations under Code Section 409A. For purpose of Code Section 409A, a Grantee will be considered Disabled if:

(i)
the Grantee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or

(ii)
the Grantee is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Grantee’s employer.

2.13           “Dividend Equivalent” means a right to receive payments equal to dividends or property, if and when paid or distributed, on a specified number of Shares.

2.14           “Effective Date” and “Amendment Effective Date” have the meaning set forth in Section 1.1.

2.15           “Eligible Person” means any employee (including any officer) of, or non-employee consultant to, or Non-Employee Director of, the Company or any Affiliate, or potential employee (including a potential officer) of, or non-employee consultant to, the Company or an Affiliate; provided, however, that solely with respect to the grant of an Incentive Stock Option, an Eligible Person shall be any employee (including any officer) of the Company or any Subsidiary Corporation. Solely for purposes of Section 5.6(b), current or former employees or non-employee directors of, or consultants to, an Acquired Entity who receive Substitute Awards in substitution for Acquired Entity Awards shall be considered Eligible Persons under this Plan with respect to such Substitute Awards.

2.16           “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. References to a particular section of the Exchange Act include references to successor provisions.

2.17           “Exercise Price” means (a) with respect to an Option, the price at which a Share may be purchased by a Grantee pursuant to such Option or (b) with respect to an SAR, the price established at the time an SAR is granted pursuant to Article 7, which is used to determine the amount, if any, of the payment due to a Grantee upon exercise the SAR.

2.18           “Fair Market Value” means a price that is based on the opening, closing, actual, high, low, or the arithmetic mean of selling prices of a Share reported on the established stock exchange, which is the principal exchange upon which the Shares are traded on the applicable date or the preceding trading day. Unless the Committee determines otherwise, if the Shares are traded over the counter at the time a determination of its Fair Market Value is required to be made hereunder, Fair Market Value shall be deemed to be equal to the arithmetic mean between the reported high and low or closing bid and asked prices of a Share on the applicable date, or if no such trades were made that day then the most recent date on which Shares were publicly traded. In the event Shares are not publicly traded at the time a determination of their value is required to be made hereunder, the determination of their Fair Market Value shall be made by the Committee in such manner as it deems appropriate provided such manner is consistent with Treasury Regulation 1.409A-1(b)(5)(iv)(B).

2.19           “Grant Date” means the date on which an Award is granted or such later date as specified in advance by the Committee.

2.20           “Grantee” means a person who has been granted an Award.

2.21           “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code.

2.22           “Including” or “includes” means “including, without limitation,” or “includes, without limitation,” respectively.

2.23           “Management Committee” has the meaning set forth in Section 3.1(b).

2.24           “Non-Employee Director” means a member of the Board who is not an employee of the Company or any Affiliate.

2.25           “Option” means an option granted under Article 6 of the Plan.

2.26           “Other Stock-Based Award” means a right, granted under Article 10 hereof, that relates to or is valued by reference to Shares or other Awards relating to Shares.

2.27           “Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Code Section 162(m) contained in Code Section 162(m)(4)(C) (including the special provisions for options thereunder). Nothing in this Plan shall be construed to mean that an Award which does not satisfy the requirements for performance-based compensation under Code Section 162(m) does not constitute performance-based compensation for other purposes, including Code Section 409A.

2.28           “Performance Measures” has the meaning set forth in Section 4.4.

2.29           “Performance Period” means the time period during which performance goals must be met.

2.30           “Period of Restriction” means the period during which Restricted Shares are subject to forfeiture if the conditions specified in the Award Agreement are not satisfied.

2.31           “Person” means any individual, sole proprietorship, partnership, joint venture, limited liability company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity, or government instrumentality, division, agency, body, or department.

2.32           “Restricted Shares” means Shares, granted under Article 8, that are both subject to forfeiture and are nontransferable if the Grantee does not satisfy the conditions specified in the Award Agreement applicable to such Shares.

2.33           “Restricted Stock Units” are rights, granted under Article 9, to receive Shares if the Grantee satisfies the conditions specified in the Award Agreement applicable to such rights.

2.34           “Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act, as amended from time to time, together with any successor rule.

2.35           “SEC” means the United States Securities and Exchange Commission, or any successor thereto.

2.36           “Section 16 Non-Employee Director” means a member of the Board who satisfies the requirements to qualify as a “non-employee director” under Rule 16b-3.

2.37           “Section 16 Person” means a person who is subject to potential liability under Section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Company.

2.38           “Separation from Service” means, with respect to any Award that constitutes deferred compensation within the meaning of Code Section 409A, a “separation from service” as defined in Treasury Regulation Section 1.409A-1(h). For this purpose, a “separation from service” is deemed to occur on the date that the Company and the Grantee reasonably anticipate that the level of bona fide services the Grantee would perform for the Company and/or any Affiliates after that date (whether as an employee, Non-Employee Director or consultant or independent contractor) would permanently decrease to a level that, based on the facts and circumstances, would constitute a separation from service; provided that a decrease to a level that is 50% or more of the average level of bona fide services provided over the prior 36 months shall not be a separation from service, and a decrease to a level that is 20% or less of the average level of such bona fide services shall be a separation from service. The Committee retains the right and discretion to specify, and may specify, whether a separation from service occurs for individuals providing services to the Company or an Affiliate immediately prior to an asset purchase transaction in which the Company or an Affiliate is the seller who provide services to a buyer after and in connection with such asset purchase transaction; provided, such specification is made in accordance with the requirements of Treasury Regulation Section 1.409A-1(h)(4).

2.39           “Share” means a share of Common Stock, and such other securities of the Company, as may be substituted or resubstituted for Shares pursuant to Section 4.2 hereof.

2.40           “Stock Appreciation Right” or “SAR” means an Award granted under Article 7 of the Plan.

2.41           “Subsidiary Corporation” means a corporation other than the Company in an unbroken chain of corporations beginning with the Company if, at the time of granting the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.42           “Surviving Company” means the surviving corporation in any merger or consolidation, involving the Company, including the Company if the Company is the surviving corporation, or the direct or indirect parent company of the Company or such surviving corporation following a sale of substantially all of the outstanding stock of the Company.

2.43           “Term” of any Option or SAR means the period beginning on the Grant Date of an Option or SAR and ending on the date such Option or SAR expires, terminates, or is cancelled. No Option or SAR granted under this Plan shall have a Term exceeding 10 years.

2.44           “Termination of Affiliation” occurs on the first day on which an individual is for any reason no longer providing services to the Company or any Affiliate in the capacity of an employee, officer or consultant or with respect to an individual who is an employee or officer of or a consultant to an Affiliate, the first day on which such entity ceases to be an Affiliate of the Company; provided, however, that if an Award constitutes deferred compensation within the meaning of Code Section 409A, Termination of Affiliation with respect to such Award shall mean the Grantee’s Separation from Service.

Article 3.
Administration

3.1           Committee.

(a)
Subject to Article 11, and to Section 3.2, the Plan shall be administered by a Committee (the “Incentive Plan Committee” or the “Committee”) appointed by the Board from time to time. Notwithstanding the foregoing, either the Board or the Compensation Committee may at any time and in one or more instances reserve administrative powers to itself as the Committee or exercise any of the administrative powers of the Committee. To the extent the Board or Compensation Committee considers it desirable to comply with Rule 16b-3 or meet the Performance-Based Exception, the Committee shall consist of two or more directors of the Company, all of whom qualify as “outside directors” within the meaning of Code Section 162(m) and Section 16 Non-Employee Directors. The number of members of the Committee shall from time to time be increased or decreased, and shall be subject to such conditions, in each case if and to the extent the Board deems it appropriate to permit transactions in Shares pursuant to the Plan to satisfy such conditions of Rule 16b-3 and the Performance-Based Exception as then in effect.

(b)
The Board or the Compensation Committee may appoint and delegate to another committee (“Management Committee”), or to the CEO, any or all of the authority of the Board or the Committee, as applicable, with respect to Awards to Grantees other than Grantees who are executive officers, Non-Employee Directors, or are (or are expected to be) Covered Employees and/or are Section 16 Persons at the time any such delegated authority is exercised.

(c)
Unless the context requires otherwise, any references herein to “Committee” include references to the Incentive Plan Committee, the Board, or the Compensation Committee to the extent Incentive Plan Committee, the Board, or the Compensation Committee, as applicable, has assumed or exercises administrative powers itself as the Committee pursuant to subsection (a), and to the Management Committee or the CEO to the extent either has been delegated authority pursuant to subsection (b), as applicable; provided that (i) for purposes of Awards to Non-Employee Directors, “Committee” shall include only the full Board, and (ii) for purposes of Awards intended to comply with Rule 16b-3 or meet the Performance-Based Exception, “Committee” shall include only the Incentive Plan Committee or the Compensation Committee.

3.2           Powers of Committee. Subject to and consistent with the provisions of the Plan (including Article 11), the Committee has full and final authority and sole discretion as follows; provided that any such authority or discretion exercised with respect to a specific Non-Employee Director shall be approved by the affirmative vote of a majority of the members of the Board, even if not a quorum, but excluding the Non-Employee Director with respect to whom such authority or discretion is exercised:

(a)	to determine when, to whom, and in what types and amounts Awards should be granted;

(b)
to grant Awards to Eligible Persons in any number and to determine the terms and conditions applicable to each Award (including the number of Shares or the amount of cash or other property to which an Award will relate, any Exercise Price or purchase price, any limitation or restriction, any schedule for or performance conditions relating to the earning of the Award or the lapse of limitations, forfeiture restrictions, restrictions on exercisability or transferability, any performance goals including those relating to the Company and/or an Affiliate and/or any division thereof and/or an individual, and/or vesting based on the passage of time, based in each case on such considerations as the Committee shall determine);

(c)	to determine the benefit payable under any Dividend Equivalent or Other Stock-Based Award and to determine whether any performance or vesting conditions have been satisfied;

(d)
to determine whether or not specific Awards shall be granted in connection with other specific Awards, and if so, whether they shall be exercisable cumulatively with, or alternatively to, such other specific Awards and all other matters to be determined in connection with an Award;

(e)	to determine the Term of any Option or SAR;

(f)
to determine the amount, if any, that a Grantee shall pay for Restricted Shares, whether to permit or require the payment of cash dividends thereon to be deferred and the terms related thereto, when Restricted Shares (including Restricted Shares acquired upon the exercise of an Option) shall be forfeited, and whether such shares shall be held in escrow;

(g)
to determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Shares, other Awards, or other property, or an Award may be accelerated, vested, canceled, forfeited, or surrendered or any terms of the Award may be waived, and to accelerate the exercisability of, and to accelerate or waive any or all of the terms and conditions applicable to, any Award or any group of Awards for any reason and at any time;

(h)
to determine with respect to Awards granted to Eligible Persons whether, to what extent, and under what circumstances cash, Shares, other Awards, other property, and other amounts payable with respect to an Award will be deferred, either at the election of the Grantee or if and to the extent specified in the Award Agreement automatically or at the election of the Committee (whether to limit loss of deductions pursuant to Code Section 162(m) or otherwise);

(i)	to offer to exchange or buy out any previously granted Award for a payment in cash, Shares, or other Award;

(j)	to construe and interpret the Plan and to make all determinations, including factual determinations, necessary or advisable for the administration of the Plan;

(k)	to make, amend, suspend, waive, and rescind rules and regulations relating to the Plan;

(l)	to appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

(m)
to determine the terms and conditions of all Award Agreements applicable to Eligible Persons (which need not be identical) and, with the consent of the Grantee, to amend any such Award Agreement at any time, among other things, to permit transfers of such Awards to the extent permitted by the Plan; provided that the consent of the Grantee shall not be required for any amendment (i) which does not adversely affect the rights of the Grantee, or (ii) which is necessary or advisable (as determined by the Committee) to carry out the purpose of the Award as a result of any new applicable law or change in an existing applicable law, or (iii) to the extent the Award Agreement specifically permits amendment without consent;

(n)	to cancel, with the consent of the Grantee, outstanding Awards and to grant new Awards in substitution therefor;

(o)
to impose such additional terms and conditions upon the grant, exercise, or retention of Awards as the Committee may, before or concurrently with the grant thereof, deem appropriate, including limiting the percentage of Awards which may from time to time be exercised by a Grantee;

(p)
to make adjustments in the terms and conditions of, and the criteria in, Awards in recognition of unusual or nonrecurring events (including events described in Section 4.2) affecting the Company or an Affiliate or the financial statements of the Company or an Affiliate, or in response to changes in applicable laws, regulations, or accounting principles; provided, however, that in no event shall such adjustment increase the value of an Award for a person expected to be a Covered Employee for whom the Committee desires to have the Performance-Based Exception apply;

(q)
to correct any defect or supply any omission or reconcile any inconsistency, and to construe and interpret the Plan, the rules and regulations, and Award Agreement or any other instrument entered into or relating to an Award under the Plan; and

(r)
to take any other action with respect to any matters relating to the Plan for which it is responsible and to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

Any action of the Committee with respect to the Plan shall be final, conclusive, and binding on all persons, including the Company, its Affiliates, any Grantee, any person claiming any rights under the Plan from or through any Grantee, and stockholders, except to the extent the Committee may subsequently modify, or take further action not consistent with, its prior action. If not specified in the Plan, the time at which the Committee must or may make any determination shall be determined by the Committee, and any such determination may thereafter be modified by the Committee. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any Affiliate the authority, subject to such terms as the Committee shall determine, to perform specified functions under the Plan (subject to Sections 4.3 and 5.7(c)).

3.3           No Repricings. Notwithstanding any provision in Section 3.2 to the contrary, the terms of any outstanding Option or SAR may not be amended to reduce the Exercise Price of such Option or SAR or cancel any outstanding Option or SAR in exchange for other Options or SARs with an Exercise Price that is less than the Exercise Price of the cancelled Option or SAR or for any cash payment (or Shares having with a Fair Market Value) in an amount that exceeds the excess of the Fair Market Value of the Shares underlying such cancelled Option or SAR over the aggregate Exercise Price of such Option or SAR or for any other Award, without stockholder approval; provided, however, that the restrictions set forth in this Section 3.3, shall not apply (i) unless the Company has a class of stock that is registered under Section 12 of the Exchange Act or (ii) to any adjustment allowed under Section 4.2.

Article 4.
Shares Subject to the Plan, Maximum Awards, and 162(m) Compliance

4.1           Number of Shares Available for Grants. Subject to this Section 4.1, adjustment as provided in Section 4.2 and except as provided in Section 5.6(b), the maximum number of Shares hereby reserved for delivery under the Plan as of the Amendment Effective Date shall be:

(a)	2,334,940 shares, less any shares available as of such date for issuance under the Company’s 2007 Employee Stock Option Plan; plus

(b)
an annual increase to be added as of the first day of the Company’s fiscal year, beginning in 2018 and occurring each year thereafter through 2022, equal to 4% of the outstanding shares of Common Stock as of the end of the Company’s immediately preceding fiscal year, or any lesser number of shares of common stock determined by the Board; provided, however, that no more than an aggregate of 10,000,000 shares of Common Stock may be issued pursuant to incentive stock options intended to qualify under Section 422 of the Internal Revenue Code.

If any Shares subject to an Award granted hereunder (other than a Substitute Award granted pursuant to Section 5.6(b)) are forfeited or such Award otherwise terminates without the delivery of such Shares, the Shares subject to such Award, to the extent of any such forfeiture or termination, shall again be available for grant under the Plan. For avoidance of doubt, however, if any Shares subject to an Award granted hereunder are withheld or applied as payment in connection with the exercise of an Award or the withholding or payment of taxes related thereto (“Returned Shares”), such Returned Shares will be treated as having been delivered for purposes of determining the maximum number of Shares available for grant under the Plan and shall not again be treated as available for grant under the Plan. Moreover, the number of Shares available for issuance under the Plan may not be increased through the Company’s purchase of Shares on the open market with the proceeds obtained from the exercise of any Options granted hereunder. Upon settlement of an SAR, the number of Shares underlying the portion of the SAR that is exercised will be treated as having been delivered for purposes of determining the maximum number of Shares available for grant under the Plan and shall not again be treated as available for grant under the Plan.

Shares delivered pursuant to the Plan may be, in whole or in part, authorized and unissued Shares, or treasury Shares, including Shares repurchased by the Company for purposes of the Plan.

4.2           Adjustments in Authorized Shares and Awards; Liquidation, Dissolution, or Change of Control.

(a)
Adjustment in Authorized Shares and Awards. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, or other property), recapitalization, forward or reverse stock split, subdivision, consolidation or reduction of capital, reorganization, merger, consolidation, scheme of arrangement, split-up, spin-off, or combination involving the Company or repurchase or exchange of Shares or other securities of the Company or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that any adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) with respect to which Awards may be granted, (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, (iii) the Exercise Price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award, and (iv) the number and kind of Shares of outstanding Restricted Shares, or the Shares underlying any Award of Restricted Stock Units, Deferred Stock or other outstanding Share-based Award. Notwithstanding the foregoing, no such adjustment shall be authorized with respect to any Options or SARs to the extent that such adjustment would cause the Option or SAR (determined as if such Option or SAR was an Incentive Stock Option) to violate Section 424(a) of the Code or otherwise subject any Grantee to taxation under Section 409A of the Code; and provided, further, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

(b)
Merger, Consolidation, or Similar Corporate Transaction. In the event of a merger or consolidation of the Company with or into another corporation or a sale of substantially all of the stock of the Company (a “Corporate Transaction”), unless an outstanding Award is assumed by the Surviving Company or replaced with an equivalent Award granted by the Surviving Company in substitution for such outstanding Award, the Committee shall cancel any outstanding Awards that are not vested and nonforfeitable as of the consummation of such Corporate Transaction (unless the Committee accelerates the vesting of any such Awards) and with respect to any vested and nonforfeitable Awards, the Committee may either (i) allow all Grantees to exercise such Awards of Options and SARs within a reasonable period prior to the consummation of the Corporate Transaction and cancel any outstanding Options or SARs that remain unexercised upon consummation of the Corporate Transaction, or (ii) cancel any or all of such outstanding Awards in exchange for a payment (in cash, or in securities or other property) in an amount equal to the amount that the Grantee would have received (net of the Exercise Price with respect to any Options or SARs) if such vested Awards were settled or distributed or such vested Options and SARs were exercised immediately prior to the consummation of the Corporate Transaction. Notwithstanding the foregoing, if an Option or SAR is not assumed by the Surviving Company or replaced with an equivalent Award issued by the Surviving Company and the Exercise Price with respect to any outstanding Option or SAR exceeds the Fair Market Value of the Shares immediately prior to the consummation of the Corporation Transaction, such Awards shall be cancelled without any payment to the Grantee.

(c)
Liquidation or Dissolution of the Company. In the event of the proposed dissolution or liquidation of the Company, each Award will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. Additionally, the Committee may, in the exercise of its sole discretion, cause Awards to be vested and non-forfeitable and cause any conditions on any such Award to lapse, as to all or any part of such Award, including Shares as to which the Award would not otherwise be exercisable or non-forfeitable and allow all Grantees to exercise such Awards of Options and SARs within a reasonable period prior to the consummation of such proposed action. Any Awards that remain unexercised upon consummation of such proposed action shall be cancelled.

(d)	Deferred Compensation and Awards Intended to Comply With the Performance-Based Exception. Notwithstanding the forgoing provisions of this Section 4.2,

(i)
if an Award (other than an Option or SAR) is intended to comply with the Performance-Based Exception, no payment or settlement of such Award shall be made pursuant to Section 4.2(b) or (c) until the earlier (i) the consummation of a change of control of the Company (as determined by the Committee in its sole discretion) or (ii) the attainment of the Performance Measure(s) upon which the Award is conditioned as certified by the Committee; and

(ii)
if an Award constitutes deferred compensation within the meaning of Code Section 409A, no payment or settlement of such Award shall be made pursuant to Section 4.2(b) or (c), unless the Corporate Transaction or the dissolution or liquidation of the Company, as applicable, constitutes a change in ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company as described in Treasury Regulation Section 1.409A-3(i)(5).

4.3           Compliance with Section 162(m) of the Code.

(a)
Section 162(m) Compliance. To the extent the Committee determines that compliance with the Performance-Based Exception is desirable with respect to an Award, this Section 4.3(a) shall apply. Each Award that is intended to meet the Performance-Based Exception and is granted to a person the Committee believes is likely to be a Covered Employee at the time such Award is settled shall comply with the requirements of the Performance-Based Exception; provided, however, that to the extent Code Section 162(m) requires periodic stockholder approval of performance measures, such approval shall not be required for the continuation of the Plan or as a condition to grant any Award hereunder after such approval is required. In addition, in the event that changes are made to Code Section 162(m) to permit flexibility with respect to the Award or Awards available under the Plan, the Committee may, subject to this Section 4.3, make any adjustments to such Awards as it deems appropriate.

(b)
Annual Individual Limitations. Except as provided in Section 5.6(b), no Grantee may be granted Awards (other than Awards that cannot be settled in Shares) with respect to more than one million Shares in a single calendar year, subject to adjustment as provided in Section 4.2(a). The maximum potential value of Awards to be settled in cash or property (other than Shares) that may be granted in any calendar year to any Grantee shall not exceed $1 mllion for all such Awards.

4.4           Performance-Based Exception Under Section 162(m). Unless and until the Committee proposes for stockholder vote and stockholders approve a change in the general performance measures set forth in this Section 4.4, for Awards (other than Options or SARs) designed to qualify for the Performance-Based Exception, the objective Performance Measure(s) shall be chosen from among the following: the attainment by a Share of a specified Fair Market Value for a specified period of time or within a specified period of time; earnings per Share; earnings per Share from continuing operations; total stockholder return; return on assets; return on equity; return on capital; earnings before or after taxes, interest, depreciation, and/or amortization; return on investment; interest expense; cash flow; cash flow from operations; revenues; sales; costs; assets; debt; expenses; inventory turnover; economic value added; cost of capital; operating margin; gross margin; net income before or after taxes; operating earnings either before or after interest expense and either before or after incentives or asset impairments; attainment of cost reduction goals; revenue per customer; customer turnover rate; asset impairments; financing costs; capital expenditures; working capital; strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets, and goals relating to acquisitions or divestitures; objective measures of customer satisfaction, aggregate product price and other product price measures; safety record; service reliability; debt rating; and achievement of business and operational goals, such as market share, new products, and/or business development. Any applicable Performance Measure may be applied on a pre- or post-tax basis. The Committee may, on the Grant Date of an Award intended to comply with the Performance-Based Exception, and in the case of other grants, at any time, provide that the formula for such Award may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts and any unusual, nonrecurring gain or loss. The levels of performance required with respect to Performance Measures may be expressed in absolute or relative levels and may be based upon a set increase, set positive result, maintenance of the status quo, set decrease, or set negative result. Performance Measures may differ for Awards to different Grantees. The Committee shall specify the weighting (which may be the same or different for multiple objectives) to be given to each performance objective for purposes of determining the final amount payable with respect to any such Award. Any one or more of the Performance Measures may apply to the Grantee, a department, unit, division, or function within the Company or any one or more Affiliates; and may apply either alone or relative to the performance of other businesses or individuals (including industry or general market indices). For Awards intended to comply with the Performance-Based Exception, the Committee shall set the Performance Measures within the time period prescribed by Section 162(m) of the Code.

            The Committee shall have the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals; provided, however, that Awards which are designed to qualify for the Performance-Based Exception may not (unless the Committee determines to amend the Award so that it no longer qualifies for the Performance-Based Exception) be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward). The Committee may not, unless the Committee determines to amend the Award so that it no longer qualifies for the Performance-Based Exception, delegate any responsibility with respect to Awards intended to qualify for the Performance-Based Exception. All determinations by the Committee as to the achievement of the Performance Measure(s) shall be in writing prior to payment of the Award.

In the event that applicable laws change to permit Committee discretion to alter the governing performance measures without obtaining stockholder approval of such changes, and still qualify for the Performance-Based Exception, the Committee shall have sole discretion to make such changes without obtaining stockholder approval.

Article 5.
Eligibility and General Conditions of Awards

5.1           Eligibility. The Committee may in its discretion grant Awards to any Eligible Person, whether or not he or she has previously received an Award; provided, however, that all Awards made to Non-Employee Directors shall be determined by the Board in its sole discretion.

5.2           Award Agreement. To the extent not set forth in the Plan, the terms and conditions of each Award shall be set forth in an Award Agreement.

5.3           General Terms and Termination of Affiliation. The Committee may impose on any Award or the exercise or settlement thereof, at the date of grant or, subject to the provisions of Section 12.2, thereafter, such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine, including terms requiring forfeiture, acceleration, or pro-rata acceleration of Awards in the event of a Termination of Affiliation by the Grantee. Except as may be required under the Delaware General Corporation Law, Awards may be granted for no consideration other than prior and future services. Except as otherwise determined by the Committee pursuant to this Section 5.3, all Options that have not been exercised, or any other Awards that remain subject to a risk of forfeiture or which are not otherwise vested, or which have outstanding Performance Periods, at the time of a Termination of Affiliation shall be forfeited to the Company.

5.4           Nontransferability of Awards.

(a)
Each Award and each right under any Award shall be exercisable only by the Grantee during the Grantee’s lifetime, or, if permissible under applicable law, by the Grantee’s guardian or legal representative or by a transferee receiving such Award pursuant to a qualified domestic relations order (a “QDRO”) as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

(b)
No Award (prior to the time, if applicable, Shares are delivered in respect of such Award), and no right under any Award, may be assigned, alienated, pledged, attached, sold, or otherwise transferred or encumbered by a Grantee otherwise than by will or by the laws of descent and distribution (or in the case of Restricted Shares, to the Company) or pursuant to a QDRO, and any such purported assignment, alienation, pledge, attachment, sale, transfer, or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided, that the designation of a beneficiary to receive benefits in the event of the Grantee’s death shall not constitute an assignment, alienation, pledge, attachment, sale, transfer, or encumbrance.

(c)
Notwithstanding subsections (a) and (b) above, to the extent provided in the Award Agreement, Options (other than Incentive Stock Options) and Restricted Shares, may be transferred, without consideration, to a Permitted Transferee. For this purpose, a “Permitted Transferee” in respect of any Grantee means any member of the Immediate Family of such Grantee, any trust of which all of the primary beneficiaries are such Grantee or members of his or her Immediate Family, or any partnership (including limited liability companies and similar entities) of which all of the partners or members are such Grantee or members of his or her Immediate Family; and the “Immediate Family” of a Grantee means the Grantee’s spouse, children, stepchildren, grandchildren, parents, stepparents, siblings, grandparents, nieces, and nephews. Such Option may be exercised by such transferee in accordance with the terms of the Award Agreement. If so determined by the Committee, a Grantee may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Grantee, and to receive any distribution with respect to any Award upon the death of the Grantee. A transferee, beneficiary, guardian, legal representative, or other person claiming any rights under the Plan from or through any Grantee shall be subject to and consistent with the provisions of the Plan and any applicable Award Agreement, except to the extent the Plan and Award Agreement otherwise provide with respect to such persons, and to any additional restrictions or limitations deemed necessary or appropriate by the Committee.

(d)	Nothing herein shall be construed as requiring the Committee to honor a QDRO except to the extent required under applicable law.

5.5           Cancellation and Rescission of Awards. Unless the Award Agreement specifies otherwise, the Committee may cancel, rescind, suspend, withhold, or otherwise limit or restrict any unexercised Award at any time if the Grantee is not in compliance with all applicable provisions of the Award Agreement and the Plan or if the Grantee has a Termination of Affiliation.

5.6           Stand-Alone, Tandem, and Substitute Awards.

(a)
Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan unless such tandem or substitution Award would subject the Grantee to tax penalties imposed under Section 409A of the Code; provided, further, that if the stand-alone, tandem, or substitute Award is intended to qualify for the Performance-Based Exception, it must separately satisfy the requirements of the Performance-Based Exception. If an Award is granted in substitution for another Award or any non-Plan award or benefit, the Committee shall require the surrender of such other Award or non-Plan award or benefit in consideration for the grant of the new Award. Awards granted in addition to or in tandem with other Awards or non-Plan awards or benefits may be granted either at the same time as or at a different time from the grant of such other Awards or non-Plan awards or benefits; provided, however, that if any SAR is granted in tandem with an Incentive Stock Option, such SAR and Incentive Stock Option must have the same Grant Date and Term and the Exercise Price of the SAR may not be less than the Exercise Price of the Incentive Stock Option.

(b)
The Committee may, in its discretion and on such terms and conditions as the Committee considers appropriate in the circumstances, grant Awards under the Plan (“Substitute Awards”) in substitution for stock and stock-based awards (“Acquired Entity Awards”) held by current or former employees or non-employee directors of, or consultants to, another corporation or entity who become Eligible Persons as the result of a merger or consolidation of the employing corporation or other entity (the “Acquired Entity”) with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the Acquired Entity immediately prior to such merger, consolidation, or acquisition in order to preserve for the Grantee the economic value of all or a portion of such Acquired Entity Award at such price as the Committee determines necessary to achieve preservation of economic value. The limitations of Sections 4.1 and 4.3 on the number of Shares reserved or available for grants shall not apply to Substitute Awards granted under this Section 5.6(b).

5.7           Compliance with Rule 16b-3. The provisions of this Section 5.7 will not apply unless and until the Company has a class of stock that is registered under Section 12 of the Exchange Act.

(a)
Six-Month Holding Period Advice. Unless a Grantee could otherwise dispose of or exercise a derivative security or dispose of Shares delivered under the Plan without incurring liability under Section 16(b) of the Exchange Act, the Committee may advise or require a Grantee to comply with the following in order to avoid incurring liability under Section 16(b) of the Exchange Act: (i) at least six months must elapse from the date of acquisition of a derivative security under the Plan to the date of disposition of the derivative security (other than upon exercise or conversion) or its underlying equity security, and (ii) Shares granted or awarded under the Plan other than upon exercise or conversion of a derivative security must be held for at least six months from the date of grant of an Award.

(b)
Reformation to Comply with Exchange Act Rules. To the extent the Committee determines that a grant or other transaction by a Section 16 Person should comply with applicable provisions of Rule 16b-3 (except for transactions exempted under alternative Exchange Act rules), the Committee shall take such actions as necessary to make such grant or other transaction so comply, and if any provision of this Plan or any Award Agreement relating to a given Award does not comply with the requirements of Rule 16b-3 as then applicable to any such grant or transaction, such provision will be construed or deemed amended, if the Committee so determines, to the extent necessary to conform to the then applicable requirements of Rule 16b-3.

(c)
Rule 16b-3 Administration. Any function relating to a Section 16 Person shall be performed solely by the Committee or the Board if necessary to ensure compliance with applicable requirements of Rule 16b-3, to the extent the Committee determines that such compliance is desired. Each member of the Committee or person acting on behalf of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by any officer, manager or other employee of the Company or any Affiliate, the Company’s independent certified public accountants or any executive compensation consultant or attorney or other professional retained by the Company to assist in the administration of the Plan.

5.8           Deferral of Award Payouts. The Committee may permit a Grantee to defer, or if and to the extent specified in an Award Agreement require the Grantee to defer, receipt of the payment of cash or the delivery of Shares that would otherwise be due by virtue of the lapse or waiver of restrictions with respect to Restricted Stock Units, the lapse or waiver of the deferral period for Deferred Stock, or the lapse or waiver of restrictions with respect to Other Stock-Based Awards. If the Committee permits such deferrals, the Committee shall establish rules and procedures for making such deferral elections and for the payment of such deferrals, which shall conform in form and substance with applicable regulations promulgated under Section 409A of the Code and Article 13 to ensure that the Grantee is not subjected to tax penalties under Section 409A of the Code with respect to such deferrals. Except as otherwise provided in an Award Agreement, any payment or any Shares that are subject to such deferral shall be made or delivered to the Grantee as specified in the Award Agreement or pursuant to the Grantee’s deferral election.

Article 6.
Stock Options

6.1           Grant of Options. Subject to and consistent with the provisions of the Plan, Options may be granted to any Eligible Person in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.

6.2           Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Exercise Price, the Term of the Option, the number of Shares to which the Option pertains, the time or times at which such Option shall be exercisable, and such other provisions as the Committee shall determine.

6.3           Option Exercise Price. The Exercise Price of an Option under this Plan shall be determined in the sole discretion of the Committee but may not be less than 100% of the Fair Market Value of a Share on the Grant Date.

6.4           Grant of Incentive Stock Options. At the time of the grant of any Option, the Committee may in its discretion designate that such Option shall be made subject to additional restrictions to permit it to qualify as an Incentive Stock Option. Any Option designated as an Incentive Stock Option:

(a)	shall be granted only to an employee of the Company or a Subsidiary Corporation;

(b)
shall have an Exercise Price of not less than 100% of the Fair Market Value of a Share on the Grant Date, and, if granted to a person who owns capital stock (including stock treated as owned under Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of capital stock of the Company or any Subsidiary Corporation (a “More Than 10% Owner”), have an Exercise Price not less than 110% of the Fair Market Value of a Share on its Grant Date;

(c)
shall be for a period of not more than 10 years (five years if the Grantee is a More Than 10% Owner) from its Grant Date, and shall be subject to earlier termination as provided herein or in the applicable Award Agreement;

(d)
shall not have an aggregate Fair Market Value (as of the Grant Date) of the Shares with respect to which Incentive Stock Options (whether granted under the Plan or any other stock option plan of the Grantee’s employer or any parent or Subsidiary Corporation (“Other Plans”)) are exercisable for the first time by such Grantee during any calendar year (“Current Grant”), determined in accordance with the provisions of Section 422 of the Code, which exceeds $100,000 (the “$100,000 Limit”);

(e)
shall, if the aggregate Fair Market Value of the Shares (determined on the Grant Date) with respect to the Current Grant and all Incentive Stock Options previously granted under the Plan and any Other Plans which are exercisable for the first time during a calendar year (“Prior Grants”) would exceed the $100,000 Limit, be, as to the portion in excess of the $100,000 Limit, exercisable as a separate option that is not an Incentive Stock Option at such date or dates as are provided in the Current Grant;

(f)
shall require the Grantee to notify the Committee of any disposition of any Shares delivered pursuant to the exercise of the Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to holding periods and certain disqualifying dispositions) (“Disqualifying Disposition”) within 10 days of such a Disqualifying Disposition;

(g)
shall by its terms not be assignable or transferable other than by will or the laws of descent and distribution and may be exercised, during the Grantee’s lifetime, only by the Grantee; provided, however, that the Grantee may, to the extent provided in the Plan in any manner specified by the Committee, designate in writing a beneficiary to exercise his or her Incentive Stock Option after the Grantee’s death; and

(h)
shall, if such Option nevertheless fails to meet the foregoing requirements, or otherwise fails to meet the requirements of Section 422 of the Code for an Incentive Stock Option, be treated for all purposes of this Plan, except as otherwise provided in subsections (d) and (e) above, as an Option that is not an Incentive Stock Option.

Notwithstanding the foregoing and Section 3.2, the Committee may, without the consent of the Grantee, at any time before the exercise of an Option (whether or not an Incentive Stock Option), take any action necessary to prevent such Option from being treated as an Incentive Stock Option.

6.5           Payment of Exercise Price. Except as otherwise provided by the Committee in an Award Agreement, Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares made by any one or more of the following means:

(a)	cash, personal check, or wire transfer;

(b)	delivery of Common Stock owned by the Grantee prior to exercise, valued at their Fair Market Value on the date of exercise;

(c)	with the approval of the Committee, Shares acquired upon the exercise of such Option, such Shares valued at their Fair Market Value on the date of exercise;

(d)	with the approval of the Committee, Restricted Shares held by the Grantee prior to the exercise of the Option, each such share valued at the Fair Market Value of a Share on the date of exercise; or

(e)
subject to applicable law (including the prohibited loan provisions of Section 402 of the Sarbanes Oxley Act of 2002), through the sale of the Shares acquired on exercise of the Option through a broker-dealer to whom the Grantee has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale proceeds sufficient to pay for such Shares, together with, if requested by the Company, the amount of federal, state, local, or foreign withholding taxes payable by Grantee by reason of such exercise.

The Committee may in its discretion specify that, if any Restricted Shares (“Tendered Restricted Shares”) are used to pay the Exercise Price, (x) all the Shares acquired on exercise of the Option shall be subject to the same restrictions as the Tendered Restricted Shares, determined as of the date of exercise of the Option, or (y) a number of Shares acquired on exercise of the Option equal to the number of Tendered Restricted Shares shall be subject to the same restrictions as the Tendered Restricted Shares, determined as of the date of exercise of the Option.

Article 7.
Stock Appreciation Rights

7.1           Issuance. Subject to and consistent with the provisions of the Plan, the Committee, at any time and from time to time, may grant SARs to any Eligible Person either alone or in addition to other Awards granted under the Plan. Such SARs may, but need not, be granted in connection with a specific Option granted under Article 6. The Committee may impose such conditions or restrictions on the exercise of any SAR as it shall deem appropriate.

7.2           Award Agreements. Each SAR grant shall be evidenced by an Award Agreement in such form as the Committee may approve and shall contain such terms and conditions not inconsistent with other provisions of the Plan as shall be determined from time to time by the Committee.

7.3           SAR Exercise Price. The Exercise Price of a SAR shall be determined by the Committee in its sole discretion; provided that the Exercise Price shall not be less than 100% of the Fair Market Value of a Share on the date of the grant of the SAR.

7.4           Exercise and Payment. Upon the exercise of an SAR, a Grantee shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)	The excess of the Fair Market Value of a Share on the date of exercise over the Exercise Price; by

(b)	The number of Shares with respect to which the SAR is exercised.

SARs shall be deemed exercised on the date that written notice of exercise in a form acceptable to the Committee is received by the Secretary of the Company. The Company shall make payment in respect of any SAR within five (5) days of the date the SAR is exercised. Any payment by the Company in respect of a SAR may be made in cash, Shares, other property, or any combination thereof, as the Committee, in its sole discretion, shall determine.

7.5           Grant Limitations. The Committee may at any time impose any other limitations upon the exercise of SARs which, in the Committee’s sole discretion, are necessary or desirable in order for Grantees to qualify for an exemption from Section 16(b) of the Exchange Act.

Article 8.
Restricted Shares

8.1           Grant of Restricted Shares. Subject to and consistent with the provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Shares to any Eligible Person in such amounts as the Committee shall determine.

8.2           Award Agreement. Each grant of Restricted Shares shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Restricted Shares granted, and such other provisions as the Committee shall determine. The Committee may impose such conditions and/or restrictions on any Restricted Shares granted pursuant to the Plan as it may deem advisable, including restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, and/or restrictions under applicable securities laws; provided that such conditions and/or restrictions may lapse, if so determined by the Committee, in the event of the Grantee’s Termination of Affiliation due to death, Disability, or involuntary termination by the Company or an Affiliate without “cause.”

8.3           Consideration for Restricted Shares. The Committee shall determine the amount, if any, that a Grantee shall pay for Restricted Shares.

8.4           Effect of Forfeiture. If Restricted Shares are forfeited, and if the Grantee was required to pay for such shares or acquired such Restricted Shares upon the exercise of an Option, the Grantee shall be deemed to have resold such Restricted Shares to the Company at a price equal to the lesser of (x) the amount paid by the Grantee for such Restricted Shares, or (y) the Fair Market Value of a Share on the date of such forfeiture. The Company shall pay to the Grantee the deemed sale price as soon as is administratively practical. Such Restricted Shares shall cease to be outstanding and shall no longer confer on the Grantee thereof any rights as a stockholder of the Company, from and after the date of the event causing the forfeiture, whether or not the Grantee accepts the Company’s tender of payment for such Restricted Shares.

8.5           Escrow; Legends. The Committee may provide that the certificates for any Restricted Shares (x) shall be held (together with a stock power executed in blank by the Grantee) in escrow by the Secretary of the Company until such Restricted Shares become nonforfeitable or are forfeited and/or (y) shall bear an appropriate legend restricting the transfer of such Restricted Shares under the Plan. If any Restricted Shares become nonforfeitable, the Company shall cause certificates for such shares to be delivered without such legend.

Article 9.
Deferred Stock and Restricted Stock Units

9.1           Grant of Deferred Stock and Restricted Stock Units. Subject to and consistent with the provisions of the Plan, the Committee, at any time and from time to time, may grant Deferred Stock and/or Restricted Stock Units to any Eligible Person, in such amount and upon such terms as the Committee shall determine. Deferred Stock must conform in form and substance with applicable regulations promulgated under Section 409A of the Code and with Article 13 to ensure that the Grantee is not subjected to tax penalties under Section 409A of the Code with respect to such Deferred Stock.

9.2           Vesting and Delivery.

(a)
Delivery With Respect to Deferred Stock. Delivery of Shares subject to a Deferred Stock grant will occur upon expiration of the deferral period or upon the occurrence of one or more of the distribution events described in Section 409A(a)(2) of the Code as specified by the Committee in the Grantee’s Award Agreement for the Award of Deferred Stock. An Award of Deferred Stock may be subject to such substantial risk of forfeiture conditions as the Committee may impose, which conditions may lapse at such times or upon the achievement of such objectives as the Committee shall determine at the time of grant or thereafter. Unless otherwise determined by the Committee, to the extent that the Grantee has a Termination of Affiliation while the Deferred Stock remains subject to a substantial risk of forfeiture, such Deferred Shares shall be forfeited, unless the Committee determines that such substantial risk of forfeiture shall lapse in the event of the Grantee’s Termination of Affiliation due to death, Disability, or involuntary termination by the Company or an Affiliate without “cause.”

(b)
Delivery With Respect to Restricted Stock Units. Delivery of Shares subject to a grant of Restricted Stock Units shall occur no later than the 15th day of the third month following the end of the taxable year of the Grantee or the fiscal year of the Company in which the Grantee’s rights under such Restricted Stock Units are no longer subject to a substantial risk of forfeiture as defined in final regulations under Section 409A of the Code. Unless otherwise determined by the Committee, to the extent that the Grantee has a Termination of Affiliation while the Restricted Stock Units remains subject to a substantial risk of forfeiture, such Restricted Stock Units shall be forfeited, unless the Committee determines that such substantial risk of forfeiture shall lapse in the event of the Grantee’s Termination of Affiliation due to death, Disability, or involuntary termination by the Company or an Affiliate without “cause.”

9.3           Voting and Dividend Equivalent Rights Attributable to Deferred Stock and Restricted Stock Units. A Grantee awarded Deferred Stock or Restricted Stock Units will have no voting rights with respect to such Deferred Stock or Restricted Stock Units prior to the delivery of Shares in settlement of such Deferred Stock and/or Restricted Stock Units. Unless otherwise determined by the Committee, a Grantee will have the rights to receive Dividend Equivalents in respect of Deferred Stock and/or Restricted Stock Units, which Dividend Equivalents shall be deemed reinvested in additional Shares of Deferred Stock or Restricted Stock Units, as applicable, which shall remain subject to the same forfeiture conditions applicable to the Deferred Stock or Restricted Stock Units to which such Dividend Equivalents relate.

Article 10.
Other Stock-Based Awards

The Committee is authorized, subject to limitations under applicable law, to grant such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including Shares awarded which are not subject to any restrictions or conditions, convertible or exchangeable debt securities or other rights convertible or exchangeable into Shares, and Awards valued by reference to the value of securities of or the performance of specified Affiliates. Subject to and consistent with the provisions of the Plan, the Committee shall determine the terms and conditions of such Awards. Except as provided by the Committee, Shares delivered pursuant to a purchase right granted under this Article 10 shall be purchased for such consideration, paid for by such methods and in such forms, including cash, Shares, outstanding Awards, or other property, as the Committee shall determine.

Article 11.
Non-Employee Director Awards

Subject to the terms of the Plan, the Board may grant Awards to any Non-Employee Director, in such amount and upon such terms and at any time and from time to time as shall be determined by the full Board in its sole discretion. Except as otherwise provided in Section 5.6(b), a Non-Employee Director may not be granted Awards with respect to more than 400,000 Shares in a single calendar year, subject to adjustment as provided in Section 4.2(a).

Article 12.
Amendment, Modification, and Termination

12.1           Amendment, Modification, and Termination. Subject to Section 12.2, the Board may, at any time and from time to time, alter, amend, suspend, discontinue, or terminate the Plan in whole or in part without the approval of the Company’s stockholders, except that (a) any amendment or alteration shall be subject to the approval of the Company’s stockholders if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, and (b) the Board may otherwise, in its discretion, determine to submit other such amendments or alterations to stockholders for approval.

12.2           Awards Previously Granted. Except as otherwise specifically permitted in the Plan or an Award Agreement, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Grantee of such Award.

Article 13.
Compliance with Code Section 409A

13.1           Awards Subject to Code Section 409A. The provisions of this Article 13 shall apply to any Award or portion thereof that is or becomes deferred compensation subject to Code Section 409A (a “409A Award”), notwithstanding any provision to the contrary contained in the Plan or the Award Agreement applicable to such Award.

13.2           Deferral and/or Distribution Elections. Except as otherwise permitted or required by Code Section 409A, the following rules shall apply to any deferral and/or elections as to the form or timing of distributions (each, an “Election”) that may be permitted or required by the Committee with respect to a 409A Award:

(a)
Any Election must be in writing and specify the amount being deferred, and the time and form of distribution (i.e., lump sum or installments) as permitted by this Plan. An Election may but need not specify whether payment will be made in cash, Shares, or other property.

(b)
Any Election shall become irrevocable as of the deadline specified by the Committee, which shall not be later than December 31 of the year preceding the year in which services relating to the Award commence; provided, however, that if the Award qualifies as “performance-based compensation” for purposes of Code Section 409A and is based on services performed over a period of at least twelve (12) months, then the deadline may be no later than six (6) months prior to the end of such Performance Period.

(c)
Unless otherwise provided by the Committee, an Election shall continue in effect until a written election to revoke or change such Election is received by the Committee, prior to the last day for making an Election for the subsequent year.

13.3           Subsequent Elections. Except as otherwise permitted or required by Code Section 409A, any 409A Award which permits a subsequent Election to further defer the distribution or change the form of distribution shall comply with the following requirements:

(a)	No subsequent Election may take effect until at least twelve (12) months after the date on which the subsequent Election is made;

(b)
Each subsequent Election related to a distribution upon separation from service, a specified time, or a change in control as defined in Section 13.4(e) must result in a delay of the distribution for a period of not less than five (5) years from the date such distribution would otherwise have been made; and

(c)
No subsequent Election related to a distribution to be made at a specified time or pursuant to a fixed schedule shall be made less than twelve (12) months prior to the date the first scheduled payment would otherwise be made.

13.4           Distributions Pursuant to Deferral Elections. Except as otherwise permitted or required by Code Section 409A, no distribution in settlement of a 409A Award may commence earlier than:

(a)	Separation from Service;

(b)	The date the Grantee becomes Disabled (as defined in Section 2.12(b));

(c)	The Grantee’s death;

(d)
A specified time (or pursuant to a fixed schedule) that is either (i) specified by the Committee upon the grant of the Award and set forth in the Award Agreement or (ii) specified by the Grantee in an Election complying with the requirements of Section 13.2 and/or 13.3, as applicable; or

(e)	A change in control of the Company within the meaning of Treasury Regulation Section 1.409A-3(h)(5).

13.5           Six Month Delay. Notwithstanding anything herein or in any Award Agreement or Election to the contrary, to the extent that distribution of a 409A Award is triggered by a Grantee’s Separation from Service, if the Grantee is then a “specified employee” (as defined in Treasury Regulation Section 1.409A-1(i)), no distribution may be made before the date which is six (6) months after such Grantee’s Separation from Service, or, if earlier, the date of the Grantee’s death.

13.6           Death or Disability. Unless the Award Agreement otherwise provides, if a Grantee dies or becomes Disabled before complete distribution of amounts payable upon settlement of a 409A Award, such undistributed amounts, to the extent vested, shall be distributed as provided in the Grantee’s Election. If the Grantee has made no Election with respect to distributions upon death or Disability, all such distributions shall be paid in a lump sum within 90 days following the date of the Grantee’s death or Disability.

13.7           No Acceleration of Distributions. This Plan does not permit the acceleration of the time or schedule of any distribution under a 409A Award, except as provided by Code Section 409A and/or applicable regulations or rulings issued thereunder.

13.8           Responsibility for Section 409A Taxes and Penalties.  Notwithstanding anything to the contrary contained in this Plan or an Award Agreement issued hereunder, each Grantee is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such Grantee in connection with this Plan or any other plan maintained by the Company (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its Affiliates shall have any obligation to indemnify or otherwise hold such Grantee (or any beneficiary) harmless from any or all of such taxes or penalties.

Article 14.
Withholding

14.1           Required Withholding.

(a)
The Committee in its sole discretion may provide that when taxes are to be withheld in connection with the exercise of an Option or SAR, or upon the lapse of restrictions on Restricted Shares, or upon the transfer of Shares, or upon payment of any other benefit or right under this Plan (the date on which such exercise occurs or such restrictions lapse or such payment of any other benefit or right occurs hereinafter referred to as the “Tax Date”), the Grantee may elect to make payment for the withholding of federal, state, and local taxes, including Social Security and Medicare (“FICA”) taxes, by one or a combination of the following methods:

(i)
payment of an amount in cash equal to the amount to be withheld (including cash obtained through the sale of the Shares acquired on exercise of an Option or SAR, upon the lapse of restrictions on Restricted Shares, or upon the transfer of Shares, through a broker-dealer to whom the Grantee has submitted an irrevocable instructions to deliver promptly to the Company, the amount to be withheld);

(ii)	delivering part or all of the amount to be withheld in the form of Common Stock valued at its Fair Market Value on the Tax Date;

(iii)
requesting the Company to withhold from those Shares that would otherwise be received upon exercise of the Option or SAR, upon the lapse of restrictions on Restricted Stock, or upon the transfer of Shares, a number of Shares having a Fair Market Value on the Tax Date equal to the amount to be withheld; or

(iv)	withholding from any compensation otherwise due to the Grantee.

The Committee in its sole discretion may provide that the maximum amount of tax withholding upon exercise of an Option or SARs, upon the lapse of restrictions on Restricted Shares, or upon the transfer of Shares, to be satisfied by withholding Shares upon exercise of such Option or SAR, upon the lapse of restrictions on Restricted Shares, or upon the transfer of Shares, pursuant to clause (iii) above shall not exceed the minimum amount of taxes, including FICA taxes, required to be withheld under federal, state, and local law. An election by a Grantee under this subsection is irrevocable. Any fractional share amount and any additional withholding not paid by the withholding or surrender of Shares must be paid in cash. If no timely election is made, the Grantee must deliver cash to satisfy all tax withholding requirements.

(b)
Any Grantee who makes a Disqualifying Disposition (as defined in Section 6.4(f)) or an election under Section 83(b) of the Code shall remit to the Company an amount sufficient to satisfy all resulting tax withholding requirements in the same manner as set forth in subsection (a).

14.2           Notification under Code Section 83(b). If the Grantee, in connection with the exercise of any Option, or the grant of Restricted Shares, makes the election permitted under Section 83(b) of the Code to include in such Grantee’s gross income in the year of transfer the amounts specified in Section 83(b) of the Code, then such Grantee shall notify the Company of such election within 10 days of filing the notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code. The Committee may, in connection with the grant of an Award or at any time thereafter, prohibit a Grantee from making the election described above.

Article 15.
Additional Provisions

15.1           Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise of all or substantially all of the business and/or assets of the Company.

15.2           Severability. If any part of the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any other part of the Plan. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

15.3           Requirements of Law. The granting of Awards and the delivery of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any provision of the Plan or any Award, Grantees shall not be entitled to exercise, or receive benefits under, any Award, and the Company (and any Affiliate) shall not be obligated to deliver any Shares or deliver benefits to a Grantee, if such exercise or delivery would constitute a violation by the Grantee or the Company of any applicable law or regulation.

15.4           Securities Law Compliance.

(a)
If the Committee deems it necessary to comply with any applicable securities law, or the requirements of any stock exchange upon which Shares may be listed, the Committee may impose any restriction on Awards or Shares acquired pursuant to Awards under the Plan as it may deem advisable. In addition, if requested by the Company and any underwriter engaged by the Company, Shares acquired pursuant to Awards may not be sold or otherwise transferred or disposed of for such period following the effective date of any registration statement of the Company filed under the Securities Act as the Company or such underwriter shall specify reasonably and in good faith, not to exceed 90 days. All certificates for Shares delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the SEC, any stock exchange upon which Shares are then listed, any applicable securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. If so requested by the Company, the Grantee shall make a written representation to the Company that he or she will not sell or offer to sell any Shares unless a registration statement shall be in effect with respect to such Shares under the Securities Act of 1933, as amended, and any applicable state securities law or unless he or she shall have furnished to the Company, in form and substance satisfactory to the Company, that such registration is not required.

(b)
If the Committee determines that the exercise or nonforfeitability of, or delivery of benefits pursuant to, any Award would violate any applicable provision of securities laws or the listing requirements of any national securities exchange or national market system on which are listed any of the Company’s equity securities, then the Committee may postpone any such exercise, nonforfeitability or delivery, as applicable, but the Company shall use all reasonable efforts to cause such exercise, nonforfeitability or delivery to comply with all such provisions at the earliest practicable date.

15.5           Awards Subject to Claw-Back Policies. Notwithstanding any provisions herein to the contrary, if the Company has a class of stock that is registered under Section 12 of the Exchange Act, all Awards granted hereunder shall be subject to the terms of any recoupment policy currently in effect or subsequently adopted by the Board to implement Section 304 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”) or Section 10D of the Exchange Act (or with any amendment or modification of such recoupment policy adopted by the Board) to the extent that such Award (whether or not previously exercised or settled) or the value of such Award is required to be returned to the Company pursuant to the terms of such recoupment policy.

15.6           No Rights as a Stockholder. No Grantee shall have any rights as a stockholder of the Company with respect to the Shares (other than Restricted Shares) which may be deliverable upon exercise or payment of such Award until such Shares have been delivered to him or her. Restricted Shares, whether held by a Grantee or in escrow by the Secretary of the Company, shall confer on the Grantee all rights of a stockholder of the Company, except as otherwise provided in the Plan or Award Agreement. At the time of a grant of Restricted Shares, the Committee may require the payment of cash dividends thereon to be deferred and, if the Committee so determines, reinvested in additional Restricted Shares. Stock dividends and deferred cash dividends issued with respect to Restricted Shares shall be subject to the same restrictions and other terms as apply to the Restricted Shares with respect to which such dividends are issued. The Committee may in its discretion provide for payment of interest on deferred cash dividends.

15.7           Nature of Payments. Unless otherwise specified in the Award Agreement, Awards shall be special incentive payments to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for purposes of determining any pension, retirement, death or other benefit under (a) any pension, retirement, profit sharing, bonus, insurance, or other employee benefit plan of the Company or any Affiliate, except as such plan shall otherwise expressly provide, or (b) any agreement between (i) the Company or any Affiliate and (ii) the Grantee, except as such agreement shall otherwise expressly provide.

15.8           Non-Exclusivity of Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements for employees or Non-Employee Directors as it may deem desirable.

15.9           Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware, other than its laws respecting choice of law.

15.10           Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Grantee pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give any such Grantee any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Shares, or other property pursuant to any Award which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines.

15.11           Affiliation. Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Grantee’s employment or consulting contract at any time, nor confer upon any Grantee the right to continue in the employ of or as an officer of or as a consultant to the Company or any Affiliate.

15.12           Participation. No employee or officer shall have the right to be selected to receive an Award under this Plan or, having been so selected, to be selected to receive a future Award.

15.13           Military Service. Awards shall be administered in accordance with Section 414(u) of the Code and the Uniformed Services Employment and Reemployment Rights Act of 1994.

15.14           Construction. The following rules of construction will apply to the Plan: (a) the word “or” is disjunctive but not necessarily exclusive, and (b) words in the singular include the plural, words in the plural include the singular, and words in the neuter gender include the masculine and feminine genders and words in the masculine or feminine gender include the other neuter genders.

15.15           Headings. The headings of articles and sections are included solely for convenience of reference, and if there is any conflict between such headings and the text of this Plan, the text shall control.

15.16           Obligations. Unless otherwise specified in the Award Agreement, the obligation to deliver, pay, or transfer any amount of money or other property pursuant to Awards under this Plan shall be the sole obligation of a Grantee’s employer; provided that the obligation to deliver or transfer any Shares pursuant to Awards under this Plan shall be the sole obligation of the Company.

15.17           No Right to Continue as Director. Nothing in the Plan or any Award Agreement shall confer upon any Non-Employee Director the right to continue to serve as a director of the Company.

15.18           Stockholder Approval. All Awards granted on or after the Amendment Effective Date and prior to the date the Company’s stockholders approve the amendment and restatement of the Plan are expressly conditioned upon and subject to approval of such amendment and restatement of the Plan by the Company’s stockholders.

ANNEX H

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Proxy Statement on Schedule 14A of ADMA Biologics, Inc. of our report, which includes an explanatory paragraph relating to the Company’s ability to continue as a going concern,  dated February 24, 2017 on our audits of the consolidated financial statements of ADMA Biologics, Inc. and Subsidiaries as of December 31, 2016 and 2015 and for the years then ended, which report is included in the Annual Report on Form 10-K of ADMA Biologics, Inc. for the year ended December 31, 2016.

/s/ CohnReznick LLP

Roseland, New Jersey April 25, 2017

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ANNEX I

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion, in this Proxy Statement on Schedule 14A of ADMA Biologics, Inc., of our report, which includes an explanatory paragraph relating to the Company’s ability to continue as a going concern, dated March 14, 2017 relating to our audit of the carve-out financial statements of the Therapy Business Unit of Biotest Pharmaceuticals Corporation, which comprise the carve-out balance sheet as of December 31, 2015 and the related carve-out statement of operations, changes in invested equity and cash flow for the year then ended.

/s/ Rödl Langford de Kock LLP

Chicago, IL

April 25, 2017.

I-1

ANNEX J
CONSENT OF INDEPENDENT AUDITOR

We consent to the inclusion in this Proxy Statement on Schedule 14A of ADMA Biologics, Inc. of our report, which includes an explanatory paragraph relating to the Company’s ability to continue as a going concern, dated March 14, 2017 relating to our audit of the carve-out financial statements of Therapy Business Unit of Biotest Pharmaceuticals Corporation, which comprise of the carve-out balance sheet as of December 31, 2016 and the related carve-out statements of operations, changes in invested equity and cash flow for the year then ended.

/s/ CohnReznick LLP

Roseland, New Jersey

April 25, 2017

J-1